FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-131400

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the document that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED OCTOBER 9, 2007, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-131400) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

$2,475,635,000 (Approximate)

Greenwich Capital Commercial Funding Corp.

as Depositor

Goldman Sachs Mortgage Company
Greenwich Capital Financial Products, Inc.

as Sponsors

Commercial Mortgage Trust 2007-GG11

as Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-GG11
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F

We, Greenwich Capital Commercial Funding Corp., have prepared this free writing prospectus in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this free writing prospectus. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations.

The offered certificates will represent interests in, and represent obligations of, the issuing entity only and do not represent the obligations of the depositor, the sponsors or any of their affiliates. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party. The primary assets of the trust will be a pool of multifamily and commercial mortgage loans. The initial balance of the mortgage loans that we expect to transfer to the trust will be approximately $2,687,257,031 as of the cut-off date.

Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, on the 10th day of the month, or if such 10th day is not a business day, on the next succeeding business day, commencing in November 2007. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Offered Certificates—Payments’’ in this free writing prospectus.

You should fully consider the risk factors beginning on page S-43 and on page 14 in the accompanying prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Class	Approximate Initial Certificate Principal Balance	Initial Pass-Through Rate	Pass-Through Rate Description	Principal Window	Expected Ratings S&P/Fitch
A-1(1)	$46,000,000	%	(2)	11/07 – 07/12	AAA/AAA
A-2(1)	$505,344,000	%	(2)	07/12 – 07/13	AAA/AAA
A-3(1)	$37,355,000	%	(2)	06/14 – 09/14	AAA/AAA
A-AB(1)	$47,000,000	%	(2)	07/13 – 01/17	AAA/AAA
A-4(1)	$995,606,000	%	(2)	01/17 – 08/17	AAA/AAA
A-1-A(1)	$249,774,000	%	(2)	05/10 – 08/17	AAA/AAA
A-M	$268,726,000	%	(2)	08/17 – 08/17	AAA/AAA
A-J	$211,622,000	%	(2)	08/17 – 09/17	AAA/AAA
B	$20,154,000	%	(2)	09/17 – 09/17	AA+/AA+
C	$26,873,000	%	(2)	09/17 – 09/17	AA/AA
D	$20,154,000	%	(2)	09/17 – 09/17	AA−/AA−
E	$33,591,000	%	(2)	09/17 – 09/17	A+/A+
F	$13,436,000	%	(2)	09/17 – 09/17	A/A

(Footnotes to table on page S-8)

Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are the underwriters for this offering. The underwriters will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about October 30, 2007.

With respect to this offering, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are acting as co-lead bookrunning managers and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as co-managers.

Goldman, Sachs & Co.

Credit Suisse	JPMorgan

MERRILL LYNCH & CO.	Morgan Stanley

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Commercial Mortgage Pass-Through Certificates, Series 2007-GG11
Geographic Overview of Mortgage Pool

Washington
1 property
$5,000,000
0.2% of total
Nebraska
1 property
$462,250
0.0% of total
Illinois
3 properties
$13,279,750
0.5% of total
North Dakota
2 properties
$1,174,438
0.0% of total
Minnesota
5 properties
$14,561,813
0.5% of total
Wisconsin
3 properties
$47,966,500
1.8% of total
Indiana
2 properties
$5,498,750
0.2% of total
Michigan
2 properties
$4,335,000
0.2% of total
Pennsylvania
2 properties
$8,030,450
0.3% of total
New York
10 properties
$979,373,561
36.4% of total
Vermont
1 property
$36,800,000
1.4% of total
Ohio
4 properties
$20,880,350
0.8% of total
Nevada
5 properties
$39,807,500
1.5% of total
Massachusetts
1 property
$26,000,000
1.0% of total
West Virginia
1 property
$387,000
0.0% of total
Connecticut
2 properties
$31,612,500
1.2% of total
New Jersey
23 properties
$178,184,147
6.6% of total
California
24 properties
$302,378,071
11.3% of total
Maryland
2 properties
$7,067,026
0.3% of total
Utah
1 property
$1,275,407
0.0% of total
Virginia
12 properties
$112,026,273
4.2% of total
Arizona
11 properties
$382,985,150
14.3% of total
North Carolina
11 properties
$57,880,790
2.2% of total
Colorado
6 properties
$55,888,250
2.1% of total
Georgia
2 properties
$26,450,000
1.0% of total
South Carolina
2 properties
$13,277,500
0.5% of total
Hawaii
2 properties
$22,250,000
0.8% of total
New Mexico
1 property
$11,978,448
0.4% of total
Florida
11 properties
$112,738,750
4.2% of total
Oklahoma
8 properties
$22,405,750
0.8% of total
Tennessee
2 properties
$41,550,000
1.5% of total
Alabama
5 properties
$22,381,168
0.8% of total
Kentucky
3 properties
$18,040,188
0.7% of total
Texas
9 properties
$63,330,250
2.4% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

One Liberty Plaza New York, New York

Scottsdale Fashion Square Scottsdale, Arizona

Bush Terminal Brooklyn, New York

885 Third Avenue New York, New York

9000 Sunset Boulevard Los Angeles, California

9000
9000

USFS Industrial Distribution Portfolio — Various

Hyatt Regency Milwaukee — Milwaukee, Wisconsin

HYATT

Alcoa Building — Richmond, Virginia

292 Madison Avenue — New York, New York

Research Park Portfolio — Orlando, Florida

                                       S-2

     Certain Matters Regarding the Master Servicer, the Special Servicer and

     Reductions of Certificate Principal Balances in Connection With Realized

                                       S-3

                 IMPORTANT NOTICE ABOUT THE OFFERED CERTIFICATES

      The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus)
and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

      Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "AUTOMATIC TERMINATION"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

      The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned in this prospectus supplement or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any securities discussed in this free writing prospectus supersedes all prior information regarding such securities.
These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                     IMPORTANT NOTICE ABOUT THE INFORMATION
                    CONTAINED IN THIS FREE WRITING PROSPECTUS

      This free writing prospectus is also referred to as "this prospectus supplement." Information about the offered certificates is contained in two separate documents:

      o     this prospectus supplement, which describes the specific terms of the offered certificates; and

      o     the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

      You should only rely on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                                       S-4

                             EUROPEAN ECONOMIC AREA

      IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY
THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER
THAN:

            (A)   TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE
      IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE
      CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

            (B)   TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF
      AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR: (2) A TOTAL BALANCE
      SHEET OF MORE THAN (EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR
      CONSOLIDATED ACCOUNTS;

            (C)   TO FEWER THAN 100 NATURAL OR LEGAL PERSONS (OTHER THAN
      QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO
      OBTAINING THE PRIOR CONSENT OF THE UNDERWRITERS; OR

            (D)   IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE
      PROSPECTUS DIRECTIVE,

      PROVIDED THAT NO SUCH OFFER OF THE CERTIFICATES SHALL REQUIRE THE ISSUER
OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE
PROSPECTUS DIRECTIVE OR SUPPLEMENT A PROSPECTUS PURSUANT TO ARTICLE 16 OF THE
PROSPECTUS DIRECTIVE.

      FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF THE
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

      EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

                  (I)   (A) IT IS A PERSON WHOSE ORDINARY ACTIVITIES INVOLVE IT
            IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS
            PRINCIPAL OR AGENT) FOR THE PURPOSES OF ITS BUSINESS AND (B) IT HAS
            NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL THE NOTES OTHER THAN
            TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING,
            HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR
            AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT IS REASONABLE
            TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS (AS
            PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES WHERE THE
            ISSUE OF THE NOTES WOULD OTHERWISE CONSTITUTE A

                                       S-5

            CONTRAVENTION OF SECTION 19 OF THE FINANCIAL SERVICES AND MARKETS
            ACT 2000 (THE "FSMA");

                  (II)  IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED
            AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION
            OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING
            OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE
            ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION
            21(1) OF THE FSMA DOES NOT APPLY TO THE TRUST; AND

                  (III) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE
            PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN
            RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE
            UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

      THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN
ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED
ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES
AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER
BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST
NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY
INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES,
INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND
WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

      POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST,
OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT
APPLY TO AN INVESTMENT IN THE TRUST FUND AND THAT COMPENSATION WILL NOT BE
AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

                         HONG KONG, JAPAN AND SINGAPORE

      THE CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER
THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES,
WHETHER AS PRINCIPAL OR AGENT, OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN
OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32) OF
HONG KONG, AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE
CERTIFICATES MAY BE ISSUED, WHETHER IN HONG KONG OR ELSEWHERE, WHICH IS DIRECTED
AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN
HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG)
OTHER THAN WITH RESPECT TO CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED
OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" WITHIN
THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND
ANY RULES MADE THEREUNDER.

      THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
SECURITIES AND EXCHANGE LAW OF JAPAN (THE SECURITIES AND EXCHANGE LAW) AND EACH
UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY CERTIFICATES, DIRECTLY
OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN
(WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON

                                       S-6

RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE
LAWS OF JAPAN), OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY,
IN JAPAN OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE
REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES
AND EXCHANGE LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL
GUIDELINES OF JAPAN.

      THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH
THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND
ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR
INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE CERTIFICATES MAY NOT BE
CIRCULATED OR DISTRIBUTED, NOR MAY THE CERTIFICATES BE OFFERED OR SOLD, OR BE
MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY
OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL
INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF
SINGAPORE (THE "SFA"), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275
OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS
OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

      WHERE THE CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A
RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED
INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE
CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN
ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED
INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN
ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF
THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTEREST IN THAT TRUST SHALL
NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS
ACQUIRED THE NOTES UNDER SECTION 275 EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR
UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275
OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY
OPERATION OF LAW.

                                       S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-GG11 Commercial Mortgage
Pass-Through Certificates, which consist of multiple classes and are referred to in this prospectus supplement as the series 2007-GG11 certificates. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

         SERIES 2007-GG11 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                APPROX. %
                        APPROXIMATE TOTAL      TOTAL CREDIT      APPROX. % OF
                      PRINCIPAL BALANCE OR      SUPPORT AT          INITIAL
                       NOTIONAL AMOUNT AT        INITIAL         MORTGAGE POOL      PASS-THROUGH         APPROX. INITIAL
       CLASS            INITIAL ISSUANCE         ISSUANCE           BALANCE       RATE DESCRIPTION      PASS-THROUGH RATE
--------------------  --------------------     ------------      -------------    ----------------      -----------------

Offered Certificates
      A-1(1)          $         46,000,000       30.000%            1.712%               (2)                    %
      A-2(1)          $        505,344,000       30.000%           18.805%               (2)                    %
      A-3(1)          $         37,355,000       30.000%            1.390%               (2)                    %
      A-AB(1)         $         47,000,000       30.000%            1.749%               (2)                    %
      A-4(1)          $        995,606,000       30.000%           37.049%               (2)                    %
     A-1-A(1)         $        249,774,000       30.000%            9.295%               (2)                    %
        A-M           $        268,726,000       20.000%           10.000%               (2)                    %
        A-J           $        211,622,000       12.125%            7.875%               (2)                    %
         B            $         20,154,000       11.375%            0.750%               (2)                    %
         C            $         26,873,000       10.375%            1.000%               (2)                    %
         D            $         20,154,000        9.625%            0.750%               (2)                    %
         E            $         33,591,000        8.375%            1.250%               (2)                    %
         F            $         13,436,000        7.875%            0.500%               (2)                    %
Non-Offered Certificates
         G            $         33,591,000        6.625%            1.250%               (2)                    %
         H            $         23,513,000        5.750%            0.875%               (2)                    %
         J            $         26,873,000        4.750%            1.000%               (2)                    %
         K            $         36,950,000        3.375%            1.375%               (2)                    %
         L            $          6,718,000        3.125%            0.250%               (2)                    %
         M            $         10,077,000        2.750%            0.375%               (2)                    %
         N            $         10,077,000        2.375%            0.375%               (2)                    %
         O            $          6,718,000        2.125%            0.250%               (2)                    %
         P            $          3,359,000        2.000%            0.125%               (2)                    %
         Q            $          6,719,000        1.750%            0.250%               (2)                    %
         S            $         47,027,030        0.000%            1.750%               (2)                    %
       XP(3)          $                             N/A               N/A            Variable IO                %
       XC(3)          $      2,687,257,030          N/A               N/A            Variable IO                %
        R-I                    N/A                  N/A               N/A                N/A                    N/A
       R-II                    N/A                  N/A               N/A                N/A                    N/A

                        APPROX.
                        WEIGHTED
                      AVERAGE LIFE                           RATINGS
       CLASS            (YEARS)       PRINCIPAL WINDOW      S&P/FITCH
--------------------  ------------    ----------------      ---------

Offered Certificates
      A-1(1)               4.01         11/07 - 07/12        AAA/AAA
      A-2(1)               5.40         07/12 - 07/13        AAA/AAA
      A-3(1)               6.75         06/14 - 09/14        AAA/AAA
      A-AB(1)              7.55         07/13 - 01/17        AAA/AAA
      A-4(1)               9.69         01/17 - 08/17        AAA/AAA
     A-1-A(1)              8.85         05/10 - 08/17        AAA/AAA
        A-M                9.78         08/17 - 08/17        AAA/AAA
        A-J                9.85         08/17 - 09/17        AAA/AAA
         B                 9.86         09/17 - 09/17        AA+/AA+
         C                 9.86         09/17 - 09/17         AA/AA
         D                 9.86         09/17 - 09/17        AA-/AA-
         E                 9.86         09/17 - 09/17         A+/A+
         F                 9.86         09/17 - 09/17          A/A
Non-Offered Certificates
         G                 9.86         09/17 - 09/17         A-/A-
         H                 9.94         09/17 - 10/17       BBB+/BBB+
         J                 9.94         10/17 - 10/17        BBB/BBB
         K                 9.95         10/17 - 11/17       BBB-/BBB-
         L                10.03         11/17 - 11/17        BB+/BB+
         M                10.03         11/17 - 11/17         BB/BB
         N                10.03         11/17 - 11/17        BB-/BB-
         O                10.03         11/17 - 11/17         B+/B+
         P                10.03         11/17 - 11/17          B/B
         Q                10.03         11/17 - 11/17         B-/B-
         S                10.03         11/17 - 11/17         NR/NR
       XP(3)               N/A              N/A              AAA/AAA
       XC(3)               N/A              N/A              AAA/AAA
        R-I                N/A              N/A               NR/NR
       R-II                N/A              N/A               NR/NR

_____________________

(1)   For purposes of making distributions on the class A-1, class A-2, class
      A-3, class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub-pools, sub-pool 1 and sub-pool 2. Sub-pool 1 will consist of 103 mortgage loans, representing approximately 90.7% of the initial mortgage pool balance and includes all mortgage loans other than the mortgage loans secured by multifamily properties. Sub-pool 2 will consist of 19 mortgage loans, representing approximately 9.3% of the initial mortgage pool balance and includes all of the mortgage loans that are secured by multifamily properties. Distributions on the class A-1, class A-2, class A-3, class
      A-AB and class A-4 certificates will generally be based on payments from sub-pool 1 and distributions on the class A-1-A certificates will generally be based on payments from sub-pool 2.

(2)   For any payment date, the pass-through rates on the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class
      B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest

                                       S-8

      rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and to reflect amounts transferred into or out of the interest reserve account)
      as of their respective due dates in the month preceding the month in which the related payment date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average rate specified in clause (ii) or (iv) the weighted average rate specified in clause (ii)
      less a specified percentage.

(3)   The class XP and class XC certificates will not have a principal balance and are sometimes referred to collectively as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The notional amount of each of the interest-only certificates is described in this prospectus supplement under "Description of the Offered
      Certificates--General."

      The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Commercial Mortgage Trust 2007-GG11. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

      The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of October 1, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates, except as described in this prospectus supplement.

      The parties to the pooling and servicing agreement will include us as depositor, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

                                             KEY CERTIFICATE FEATURES

A.  APPROXIMATE PRINCIPAL
    BALANCE OR NOTIONAL
    AMOUNT AT INITIAL ISSUANCE............  The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class
                                            N, class O, class P, class Q and class S certificates will be the series 2007-GG11 certificates with principal balances and are sometimes referred to as the principal balance certificates. Only the class A-1, class A-2, class A-3, class A-AB, class A-4, class
                                            A-1-A, class A-M, class A-J, class B, class C, class D, class E and class F certificates are offered by this prospectus supplement. The table on page S-8 of this prospectus supplement identifies for each of those classes of principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                            This prospectus supplement contains a description of certain features pertaining to the non-offered classes of the series 2007-GG11 certificates. These certificates are not offered by this prospectus supplement and are provided only for informational purposes to prospective purchasers of the offered certificates to assist them in evaluating a prospective purchase of a class of the offered certificates.

                                       S-9

                                            The class XP and class XC certificates will not have principal balances and are sometimes referred to in this prospectus supplement collectively as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The initial notional
                                            amount of the class XP and class XC certificates will be $        and
                                            $2,687,257,030, respectively, although in each case it may be as much as 5% larger or smaller.

                                            The notional amount of the class XP certificates will vary over time and will be determined in accordance with Annex F to this prospectus supplement.

                                            On each payment date, the notional amount of the class XC
                                            certificates will generally equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-3, class A-AB, class
                                            A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class
                                            M, class N, class O, class P, class Q and class S certificates outstanding from time to time.

                                            The class R-I and class R-II certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R-I and class R-II
                                            certificates are not expected to receive any material payments.

                                            See "Description of the Offered Certificates--Payments--Priority of
                                            Payments" below.

B.  TOTAL CREDIT SUPPORT
    AT INITIAL ISSUANCE...................  The respective classes of the series 2007-GG11 certificates, other than the class R-I and class R-II certificates, will entitle their holders to varying degrees of seniority for purposes of--

                                            o     receiving payments of interest and, if and when applicable, payments of principal, and

                                            o     bearing the effects of losses on the underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

                                            The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class XP and class XC certificates will be the most senior classes of certificates. The class S certificates will be the most subordinate class of certificates.

                                            The class R-I and class R-II certificates will be residual interest certificates and will not provide any credit support to the other series 2007-GG11 certificates. The remaining classes of principal balance certificates are listed from top to bottom in the table on page S-8 of this prospectus supplement in descending order of seniority.

                                            The table on page S-8 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates, through the subordination of other classes of the series 2007-GG11 certificates, other than the class XP and class
                                            XC certificates. In the case of each class of offered certificates, the credit support shown in the table on page S-8 of this prospectus supplement

                                      S-10

                                            represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the principal balance certificates that are subordinate to the indicated class.

C.  PASS-THROUGH RATE.....................  Each class of the series 2007-GG11 certificates (other than the class
                                            R-I and class R-II certificates) will bear interest. The table on page S-8 of this prospectus supplement provides the indicated
                                            information regarding the pass-through rate at which each of those classes of the series 2007-GG11 certificates will accrue interest.

                                            The pass-through rates on the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class
                                            K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and to reflect amounts transferred into or out of the interest reserve account) as of their respective due dates in the month preceding the month in which the related payment date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average rate specified in clause
                                            (ii) or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

                                            The pass-through rate applicable to the class XC certificates for each payment date will equal the weighted average of the class XC strip rates, at which interest accrues from time to time on the various components of the class XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be comprised of all or a designated portion of the principal balance of one of the classes of principal balance certificates. In general, the entire principal balance of each class of principal balance certificates will constitute a separate class XC component. However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates is identified under
                                            "Annex F--Terms of the Class XP Certificates," as being part of the notional amount of the class XP certificates immediately prior to any such payment date, then the identified portion of the principal balance of that class will also represent one or more separate class
                                            XC components for purposes of calculating the pass-through rate of the class XC certificates, and the remaining portion of the principal balance of that class will represent one or more separate class XC component for purposes of calculating the pass-through rate of the class XC certificates. For each payment date through and including
                                            the payment date in        , the class XC strip rate for each class
                                            XC component will be calculated as follows:

                                            (1)   if a class XC component consists of the entire principal
                                                  balance or a designated portion of any class of principal
                                                  balance certificates, and if the principal balance does not, in whole or in part, also constitute a class XP component
                                                  immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the weighted average net interest rate on the mortgage loans for the payment date, over (b) the pass-through rate in effect

                                      S-11

                                                  for the payment date for the applicable class of principal balance certificates; and

                                            (2)   if a class XC component consists of the entire principal
                                                  balance or a designated portion of the principal balance of any class of principal balance certificates, and if the designated portion (in whole or in part) of the principal balance also constitutes one or more class XP components immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the weighted average net interest rate on the mortgage loans for the payment date, over
                                                  (b) the sum of (i) the class XP strip rate (as described in
                                                  Annex F) for the applicable class XP component(s), and (ii) the pass-through rate in effect for the payment date for the
                                                  applicable class of principal balance certificates.

                                            For each payment date after the payment date in        , the balance
                                            of each class of principal balance certificates will constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such class XC component for each payment date will equal the excess, if any, of (a) the weighted average net interest rate on the mortgage loans for the related payment date, over (b) the pass-through rate in effect for the payment date for the class of principal balance certificates.

                                            The pass-through rate applicable to the class XP certificates for each payment date will be as set forth on Annex F to this prospectus supplement.

                                            The references to "net interest rates on the mortgage loans" above in this "--Pass-Through Rate" subsection mean, as to any particular mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of:

                                            o     the annual rate at which the related master servicing fee, including any primary servicing fee, is calculated; and

                                            o     the annual rate at which the trustee fee is calculated;

                                            provided that, for each of the mortgage loans that accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of
                                            360-days, in some months, the "related mortgage interest rate"
                                            referred to above in this sentence will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve
                                            30-day months. In addition, interest accrued in January, except during a leap year, or February will be decreased to reflect any amounts transferred into the interest reserve account and interest accrued in March will be increased to reflect any amounts transferred out of the interest reserve account. See "Description of the Offered
                                            Certificates--Interest Reserve Account" in this prospectus supplement.

                                      S-12

D.  WEIGHTED AVERAGE LIFE AND
    PRINCIPAL WINDOW......................  The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-8 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                                            o     the related borrower timely makes all payments on the mortgage loan, and

                                            o     that the mortgage loan will not otherwise be prepaid prior to stated maturity.

                                            The weighted average life and principal window shown in the table on page S-8 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

E.  RATINGS...............................  The ratings shown in the table on page S-8 of this prospectus supplement for the offered certificates are those of Standard &
                                            Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
                                            and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in that table. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding.

                                            The ratings assigned to the respective classes of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the applicable rated final payment date described under "--Relevant Dates and Periods--Rated Final Payment
                                            Date" below.

                                            A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                            For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                      S-13

                                                 RELEVANT PARTIES

ISSUING ENTITY............................  The issuing entity is Commercial Mortgage Trust 2007-GG11, a common law trust fund to be formed on the issue date under the laws of the
                                            State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the master servicer and the special servicer. See "The Issuing Entity" in this prospectus supplement and in the prospectus.

WHO WE ARE/DEPOSITOR......................  Our name is Greenwich Capital Commercial Funding Corp. We are a special purpose Delaware corporation. Our principal offices are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Our
                                            main telephone number is (203) 625-2700. We are an indirect wholly owned subsidiary of The Royal Bank of Scotland Group plc and an affiliate of Greenwich Capital Financial Products, Inc., one of the
                                            sponsors and one of the mortgage loan sellers, and of Greenwich
                                            Capital Markets, Inc., one of the underwriters. We will deposit into the trust the mortgage loans that will back the series 2007-GG11 certificates. See "Greenwich Capital Commercial Funding Corp." in
                                            the accompanying prospectus.

INITIAL MASTER SERVICER...................  Wachovia Bank, National Association, a national banking association, will act as the initial master servicer under the pooling and servicing agreement.

                                            The mortgage loans, except for the mortgage loan secured by the USFS
                                            Industrial Distribution Portfolio properties, will be serviced under the pooling and servicing agreement entered into in connection with the issuance of series 2007-GG11 certificates.

                                            The mortgage loan secured by the USFS Industrial Distribution
                                            Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with the Deutsche Mortgage &
                                            Asset Receiving Corporation COMM 2007-C9 Mortgage Trust Commercial
                                            Mortgage Pass-Through Certificates. The master servicer of the USFS
                                            Industrial Distribution Portfolio loan under that pooling and servicing agreement is KeyCorp Real Estate Capital Markets, Inc., an
                                            Ohio corporation.

                                            See "The Servicers--The Master Servicer" and "Servicing Under the
                                            Pooling and Servicing Agreement--Servicing of the Non-Serviced Loan
                                            Group" in this prospectus supplement.

                                            The master servicer will be primarily responsible for servicing and administering the mortgage loans directly or through sub-servicers:

                                            o     as to which there is no default or reasonably foreseeable
                                                  default that would give rise to a transfer of servicing to the special servicer; and

                                            o     as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out.

                                            In addition, the master servicer will be the party primarily responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement. See "The
                                            Servicers--The Master Servicer" in this prospectus supplement.

                                      S-14

                                            The fee of the master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each underlying mortgage loan (prior to application of those interest payments to make payments on the certificates), and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve
                                            30-day months equal to a rate per annum equal to the administrative fee rate set forth on Annex A of this prospectus supplement (net of the trustee fee rate) and will be computed on the stated principal balance of the related mortgage loan. In addition, the master servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund as additional servicing compensation.

INITIAL SPECIAL SERVICER..................  LNR Partners, Inc., a Florida corporation will act as the initial special servicer under the pooling and servicing agreement.

                                            The mortgage loans, except for the mortgage loan secured by the USFS
                                            Industrial Distribution Portfolio properties, will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of series 2007-GG11 certificates.

                                            The mortgage loan secured by the USFS Industrial Distribution
                                            Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with the Deutsche
                                            Mortgage & Asset Receiving Corporation COMM 2007-C9 Mortgage Trust
                                            Commercial Mortgage Pass-Through Certificates. The special servicer under that pooling and servicing agreement is LNR Partners, Inc., a
                                            Florida corporation. See "The Servicers--The Special Servicer" in this prospectus supplement.

                                            Generally, the special servicer will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a "specially serviced mortgage loan."  See "The Servicers--The Special
                                            Servicer" in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

                                            The special servicing fee will accrue at a rate equal to 0.35% per annum on the stated principal balance of the related specially serviced mortgage loan and will be payable monthly (with a minimum monthly fee of $4,000 for each specially serviced mortgage loan and
                                            REO property).

                                            A workout fee will generally be payable with respect to each specially serviced mortgage loan which has become a "corrected mortgage loan" (which will occur (i) with respect to a specially serviced mortgage loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced mortgage loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced mortgage loan cease to exist in the good faith judgment of the Special Servicer). The workout fee will be calculated by application of a workout fee rate of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and

                                      S-15

                                            payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan.

                                            A liquidation fee will be payable with respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus supplement, with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced mortgage loan will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

                                            The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the
                                            certificates, and may result in shortfalls in payments to series
                                            2007-GG11 certificateholders.

                                            See "Servicing Under the Pooling and Servicing Agreement--Servicing
                                            and Other Compensation and Payment of Expenses" and "Description of
                                            the Offered Certificates--Fees and Expenses" in this prospectus supplement.

INITIAL TRUSTEE...........................  LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of all the series 2007-GG11 certificateholders. See "The Trustee" in this prospectus
                                            supplement. The trustee will also act as authenticating agent and certificate registrar with respect to the certificates. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. In addition, the trustee will be primarily responsible for back up advancing if the master servicer fails to perform its advancing obligations.
                                            Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

                                            The fee of the trustee will be payable monthly on a loan-by-loan basis, and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months, equal to 0.00072% per annum and will be computed on the basis of the stated principal balance of the related mortgage loan. See "Description of the Offered
                                            Certificates--Fees and Expenses" in this prospectus supplement.

SPONSORS..................................  Greenwich Capital Financial Products, Inc., a Delaware corporation and Goldman Sachs Mortgage Company, a New York limited partnership, have each acted as a sponsor with respect to the issuance of the certificates. The sponsors are the entities that organize and initiate the issuance of the certificates by selling mortgage loans to the depositor, which in turn will transfer the mortgage loans to the issuing entity, which will then issue the certificates. See "The
                                            Sponsors, Mortgage Loan Sellers and Originators" in this prospectus supplement.

                                      S-16

MORTGAGE LOAN SELLERS.....................  We will acquire the mortgage loans that are to back the offered certificates, from--

                                            o     Goldman Sachs Mortgage Company, a New York limited partnership, as to 78 mortgage loans, representing approximately 76.6% of the initial mortgage pool balance, of which 62 mortgage loans are in sub-pool 1, representing approximately 75.6% of the initial sub-pool 1 balance, and 16 mortgage loans are in
                                                  sub-pool 2, representing approximately 86.4% of the initial sub-pool 2 balance; and

                                            o     Greenwich Capital Financial Products, Inc., a Delaware
                                                  corporation, as to 44 mortgage loans, representing
                                                  approximately 23.4% of the initial mortgage pool balance, of which 41 mortgage loans are in sub-pool 1, representing
                                                  approximately 24.4% of the initial sub-pool 1 balance, and three mortgage loans are in sub-pool 2, representing
                                                  approximately 13.6% of the initial sub-pool 2 balance.

                                            Greenwich Capital Financial Products, Inc. is an affiliate of the depositor and of Greenwich Capital Markets, Inc., one of the underwriters. Goldman Sachs Mortgage Company is an affiliate of
                                            Goldman, Sachs & Co., one of the underwriters, and Goldman Sachs
                                            Commercial Mortgage Capital, L.P., an originator. See "The Sponsors,
                                            Mortgage Loan Sellers and Originators" in this prospectus supplement.

ORIGINATORS...............................  We are not the originator of any of the mortgage loans that we intend to include in the trust. Each mortgage loan seller or its affiliate originated or co-originated the mortgage loans as to which it is acting as mortgage loan seller. Greenwich Capital Financial
                                            Products, Inc. and Goldman Sachs Commercial Mortgage Capital, L.P.
                                            each originated more than 10% of the mortgage loans in the trust fund. The mortgage loan which is part of a split loan structure secured by the USFS Industrial Distribution Portfolio properties, was co-originated by Goldman Sachs Mortgage Company, German American
                                            Capital Corporation, JPMorgan Chase Bank, N.A., Citigroup Global
                                            Markets Realty Corp. and Morgan Stanley Mortgage Capital Holdings
                                            LLC. See "The Sponsors, Mortgage Loan Sellers and Originators" in
                                            this prospectus supplement.

DIRECTING HOLDERS.........................  The directing holder with respect to the mortgage loans will be as follows:

                                            Non-Split Loans. With respect to the mortgage loans included in the trust that are not part of a split loan structure, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2007-GG11 certificates. The holder of certificates representing a majority interest in the controlling class of the Series 2007-GG11
                                            certificates will have the right to terminate the special servicer with or without cause.

                                            Split Loans - Serviced Pari Passu. With respect to the mortgage loans secured by the Scottsdale Fashion Square and Bush Terminal properties, which are each part of a split loan structure that has one or more non-trust pari passu mortgage loans, the directing holder will be the holder of the certificates representing a majority interest in a designated controlling class of the series 2007-GG11 certificates. With respect to the mortgage loan secured by the One
                                            Liberty Plaza property,

                                      S-17

                                            which is part of a split loan structure that has one or more non-trust pari passu mortgage loans, the directing holder will be the holder or holders of the largest percentage of the outstanding principal balance of all of the mortgage loans in the related loan group.

                                            Split Loans - Non-Serviced Pari Passu. With respect to the mortgage loan secured by the USFS Industrial Distribution Portfolio properties, which is part of a split loan structure that has a non-trust pari passu mortgage loan included in the COMM 2007-C9 trust and multiple non-trust pari passu mortgage loans not included in the
                                            COMM 2007-C9 trust, the directing holder will be the holder of the certificates representing a majority interest in a designated controlling class of the series COMM 2007-C9 certificates.

                                            The directing holder with respect to each mortgage loan will have the right to select a representative that may advise the applicable special servicer on various servicing matters.

                                            For a description of certain rights and powers of the directing holder with respect the mortgage loans, "Servicing Under the Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement.

                                            Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2007-GG11 certificateholders will be the holders of a non-offered class of series 2007-GG11 certificates.

                                            See "Servicing Under the Pooling and Servicing Agreement--The
                                            Directing Holders" in this prospectus supplement.

UNDERWRITERS..............................  Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Credit Suisse
                                            Securities (USA) LLC, J.P. Morgan Securities Inc., Merrill Lynch,
                                            Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co.
                                            Incorporated are the underwriters of this offering. With respect to this offering--

                                            o     Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are
                                                  acting as co-lead bookrunning managers, and

                                            o     Credit Suisse Securities (USA) LLC, J.P. Morgan Securities
                                                  Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and
                                                  Morgan Stanley & Co. Incorporated are acting as co-managers.

                                            Greenwich Capital Markets, Inc. is our affiliate and an affiliate of one of the sponsors, mortgage loan sellers and originators. Goldman,
                                            Sachs & Co. is an affiliate of one of the sponsors, mortgage loan sellers and originators.

SIGNIFICANT OBLIGORS......................  The mortgaged property securing the One Liberty Plaza mortgage loan which represents 13.0% of the initial mortgage pool balance and 14.4%
                                            of the initial sub-pool 1 balance is a "significant obligor" with respect to this offering. The borrower under the One Liberty Plaza mortgage loan is Brookfield Properties OLP Co. LLC. Additionally, a guarantor with respect to certain unfunded obligations related to the mortgaged property securing the One Liberty Plaza mortgage loan,
                                            Brookfield Financial Properties, L.P., is a "significant obligor"
                                            with respect to this offering. See "Annex B--Structural and
                                            Collateral Term Sheet--Ten

                                      S-18

                                            Largest Mortgage Loans--One Liberty Plaza" in this prospectus supplement.

                                            The mortgaged property securing the Scottsdale Fashion Square mortgage loan which represents 12.1% of the initial mortgage pool balance and 13.3% of the initial sub-pool 1 balance is a "significant obligor" with respect to this offering. The borrower under the
                                            Scottsdale Fashion Square mortgage loan is Scottsdale Fashion Square
                                            LLC. See "Annex B--Structural and Collateral Term Sheet--Ten Largest
                                            Mortgage Loans--Scottsdale Fashion Square" in this prospectus supplement.

                                            RELEVANT DATES AND PERIODS

CUT-OFF DATE..............................  The cut-off date for each mortgage loan included in the trust that pays in October 2007 will be its due date in October 2007. The cut-off date for any other mortgage loan included in the trust will be the later of its related date of origination and October 6, 2007.
                                            Each mortgage loan will be considered part of the trust as of the cut-off date. All payments and collections received on the mortgage loans included in the trust after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.

ISSUE DATE................................  The date of initial issuance for the offered certificates will be on or about October 30, 2007.

PAYMENT DATE..............................  Payments on the offered certificates are scheduled to occur monthly, commencing in November 2007. During any given month, the payment date will be the 10th day of the month, or if the 10th day is not a business day, then the business day immediately following the 10th day, provided that the payment date will be at least four business days following the determination date.

DETERMINATION DATE........................  The determination date with respect to any payment date will be the
                                            6th day of the same calendar month as that payment date or, if that
                                            6th day is not a business day, the following business day.

RECORD DATE...............................  The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the series 2007-GG11 certificates at the close of business on each record date will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

COLLECTION PERIOD.........................  Amounts available for payment on the offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. Each collection period--

                                            o     will relate to a particular payment date,

                                            o     will be approximately one month long,

                                      S-19

                                            o     will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin immediately after the cut-off date, and

                                            o     will end on the determination date.

INTEREST ACCRUAL PERIOD...................  The amount of interest payable with respect to the offered certificates on any payment date will be calculated based upon the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the preceding calendar month, however, for purposes of determining the interest due on each class of certificates each interest accrual period will be assumed to consist of 30 days and each year will be assumed to consist of 360-days.

RATED FINAL PAYMENT DATE..................  As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

                                            o     timely receipt of all interest to which each certificateholder is entitled on each payment date, and

                                            o     the ultimate receipt of all principal to which each
                                                  certificateholder is entitled by the related rated final
                                                  payment date, which is the final payment date used by the
                                                  rating agencies in providing their ratings.

                                            The rated final payment date for each class of the offered
                                            certificates is the payment date in        .

ASSUMED FINAL PAYMENT DATE................  With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                                            o     the assumption that each borrower timely makes all payments on its mortgage loan;

                                            o     the assumption that no borrower otherwise prepays its mortgage loan prior to stated maturity; and

                                            o     the other modeling assumptions referred to under "Yield and
                                                  Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

                                            Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                                                    MONTH AND YEAR OF
                                                CLASS           ASSUMED FINAL PAYMENT DATE
                                            --------------  ----------------------------------

                                                 A-1                    July 2012
                                                 A-2                    July 2013
                                                 A-3                  September 2014
                                                 A-AB                  January 2017
                                                 A-4                   August 2017
                                                A-1-A                  August 2017
                                                 A-M                   August 2017
                                                 A-J                  September 2017

                                      S-20

                                                                    MONTH AND YEAR OF
                                                CLASS           ASSUMED FINAL PAYMENT DATE
                                            --------------  ----------------------------------

                                                  B                   September 2017
                                                  C                   September 2017
                                                  D                   September 2017
                                                  E                   September 2017
                                                  F                   September 2017

                                            The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans.

                                      DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS............  We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any greater whole dollar denominations.

                                            You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, in the United
                                            States, or Clearstream Banking, societe anonyme, or Euroclear Bank as operator of the Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered
                                            Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry
                                            Registration" in the accompanying prospectus.

PAYMENTS

A.  GENERAL...............................  The trustee will make payments of interest and principal to the classes of series 2007-GG11 certificateholders in the following order of priority, subject to available funds:

                                            PAYMENT ORDER                  CLASS
                                            -------------           --------------------

                                                 1st                A-1, A-2, A-3, A-AB,
                                                                     A-4, A-1-A, XP, XC*
                                                 2nd                         A-M
                                                 3rd                         A-J
                                                 4th                          B
                                                 5th                          C
                                                 6th                          D
                                                 7th                          E
                                                 8th                          F
                                                 9th                          G
                                                10th                          H
                                                11th                          J
                                                12th                          K
                                                13th                          L
                                                14th                          M
                                                15th                          N
                                                16th                          O
                                                17th                          P

                                      S-21

                                            PAYMENT ORDER                  CLASS
                                            -------------           --------------------

                                                18th                          Q
                                                19th                          S

                                            _____________

                                            *     The specific allocation of principal payments among the class
                                                  A-1, class A-2, class A-3, class A-AB, class A-4 and class
                                                  A-1-A certificates is described under "--C. Payments of
                                                  Principal" below.

                                            For risks associated with owning subordinate certificates see "Risk
                                            Factors--Risks Related to the Offered Certificates."

                                            For purposes of making the required payments on the series 2007-GG11 certificates, for so long as the class A-4 and class A-1-A certificates are outstanding, the master servicer will separately record the receipt of principal and interest received in respect of the mortgage loans in sub-pool 1 and the mortgage loans in sub-pool 2.

                                            Payment of interest to the holders of the class A-1, class A-2, class
                                            A-3, class A-AB, class A-4, class A-1-A, class XP and class XC certificates is to be made concurrently as follows:

                                            o     available funds attributable to the mortgage loans in sub-pool
                                                  1 and/or sub-pool 2 will be used to pay interest to the holders of the class XP and class XC certificates on a pro rata basis in accordance with the interest payable on each of those
                                                  classes of certificates;

                                            o     available funds attributable to the mortgage loans in sub-pool
                                                  1 will be used to pay interest to the holders of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates, on a pro rata basis in accordance with the interest payable on each of those classes of certificates; and

                                            o     available funds attributable to the mortgage loans in sub-pool
                                                  2 will be used to pay interest to the holders of class A-1-A certificates.

                                            provided that, if the foregoing allocation would result in a shortfall in the payment of interest due in respect of any of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class XP and/or class XC certificates, then available funds attributable to the entire mortgage pool will be used to pay interest to the holders of those classes on a pro rata basis in accordance with the respective amounts of interest payable on each of those classes, and without regard to sub-pools.

                                            Payments of principal to the holders of series 2007-GG11 principal balance certificates are to be made as follows:

                                            o     principal collections attributable to the mortgage loans in sub-pool 1 will be used to make payments of principal to the holders of the series 2007-GG11 principal balance certificates other than the class A-1-A certificates in the manner described under "--C. Payments of Principal" below; and

                                      S-22

                                            o     principal collections attributable to the mortgage loans in sub-pool 2 will be used to make payments of principal to the holders of the class A-1-A certificates;

                                            provided that, after the principal balance of the class A-4 certificates is reduced to zero, principal collections attributable to the mortgage loans in sub-pool 1 are to be used to make payments of principal to the holders of the class A-1-A certificates until the principal balance of that class is reduced to zero. Similarly, after the principal balance of the class A-1-A certificates is reduced to zero, principal collections attributable to the mortgage loans in sub-pool 2 will be allocated to the other classes of series 2007-GG11 principal balance certificates in the manner described under "--C.
                                            Payments of Principal" below until the principal balance of each such class is reduced to zero.

                                            The class XP and class XC certificates entitle holders to payments of interest at the related pass-through rate, but do not have principal balances and do not entitle holders to payments of principal.

                                            See "Description of the Offered Certificates--Payments--Priority of
                                            Payments" in this prospectus supplement.

B.  PAYMENTS OF INTEREST..................  Each class of series 2007-GG11 certificates (other than the class R-I and class R-II certificates) will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                                            o     the pass-through rate applicable for the particular class for that interest accrual period,

                                            o     the total principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related payment date, and

                                            o     the assumption that each year consists of twelve 30-day months.

                                            The borrowers under the mortgage loans are generally prohibited under the related mortgage loan documents from making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment
                                            (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment)
                                            on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered
                                            Certificates--Payments--Payments of Interest" in this prospectus supplement, the resulting shortfall, less--

                                            o     the amount of the master servicing fee that would have been payable from that uncollected interest, and

                                            o     in the case of a voluntary prepayment on a non-specially
                                                  serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest
                                                  shortfalls resulting from voluntary prepayments on
                                                  non-specially serviced mortgage loans during the related
                                                  collection period,

                                      S-23

                                            may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2007-GG11 certificates, including the offered certificates, on a pro rata basis in accordance with respective amounts of current accrued interest for those classes.

                                            On each payment date, subject to available funds and the payment priorities described under "--A. General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                            See "Description of the Offered Certificates--Payments--Payments of
                                            Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C.  PAYMENTS OF PRINCIPAL.................  Subject to available funds and the payment priorities described under
                                            "Description of the Offered Certificates--Payments--Priority of
                                            Payments" in this prospectus supplement, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total initial principal balance of their particular class.

                                            The trustee will be required to make payments of principal attributable to the mortgage loans in sub-pool 1 in a specified sequential order to ensure that:

                                            o     no payments of principal will be made to the holders of the class A-1 certificates until the principal balance of the class
                                                  A-AB certificates is reduced to the planned principal balance for the related payment date set forth on Annex G to this
                                                  prospectus supplement;

                                            o     no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the principal balance of the class A-AB certificates is reduced to the
                                                  planned principal balance for the related payment date set forth on Annex G to this prospectus supplement;

                                            o     no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero and the principal balance of the class A-AB certificates is reduced to the
                                                  planned principal balance for the related payment date set forth on Annex G to this prospectus supplement;

                                            o     no payments of principal in excess of the amount necessary to reduce the principal balance of the class A-AB certificates to the planned principal balance set forth on Annex G to this prospectus supplement for the related payment date will be made to the holders of the class A-AB certificates until the total principal balance of the class A-3 certificates is reduced to zero;

                                            o     no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-3 and class A-AB certificates is reduced to zero;

                                      S-24

                                            o     no payments of principal will be made to the holders of the class A-M certificates until the total balance of the class A-4 and class A-1-A certificates is reduced to zero;

                                            o     no payments of principal will be made to the holders of the class A-J certificates until the total balance of the class A-M certificates is reduced to zero;

                                            o     no payments of principal will be made to the holders of the class B, class C, class D, class E and class F certificates until, in the case of each of those classes, the total
                                                  principal balance of all more senior classes of offered
                                                  certificates is reduced to zero; and

                                            o     no payments of principal will be made to the holders of any non-offered class of series 2007-GG11 certificates until the total principal balance of the offered certificates is reduced to zero.

                                            The trustee will be required to make payments of principal attributable to the mortgage loans in sub-pool 2 to the holders of the class A-1-A certificates until reduced to zero.

                                            After the principal balance of the class A-4 certificates is reduced to zero, the trustee will be required to distribute principal collections attributable to the mortgage loans in sub-pool 1 to the holders of the class A-1-A certificates until the principal balance of such class is reduced to zero. Similarly, after the principal balance of the class A-1-A certificates is reduced to zero, the trustee will be required to distribute principal collections attributable to the mortgage loans in sub-pool 2 to the other classes of series 2007-GG11 principal balance certificates in the manner described above until the principal balance of each such class is reduced to zero.

                                            Because of losses on the underlying mortgage loans and/or
                                            default-related or other unanticipated expenses of the trust, the total principal balance of the class A-M, class A-J, class B, class
                                            C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates could be reduced to zero at a time when any two or more of the class A-1, class A-2, class A-3, class A-AB, class A-4 or class A-1-A certificates remain outstanding. See "Risk Factors--The
                                            Investment Performance of Your Offered Certificates Will Depend Upon
                                            Payments, Defaults and Losses on the Underlying Mortgage Loans; and
                                            Those Payments, Defaults and Losses May Be Highly Unpredictable" in
                                            the accompanying prospectus. Under those circumstances, any payments of principal on the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates will be made on a pro rata basis in accordance with their respective principal balances and without regard to sub-pools.

                                            The interest-only certificates and class R-I and class R-II certificates do not have principal balances and do not entitle their holders to payments of principal.

                                      S-25

                                            The total payments of principal to be made on the series 2007-GG11 certificates on any payment date will be a function of--

                                            o     the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master
                                                  servicer or the trustee; and

                                            o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

                                            However, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer or trustee under the COMM 2007-C9 pooling and servicing agreement with respect to the USFS Industrial Distribution Portfolio loan is reimbursed) for advances out of principal collections on the mortgage loans for any advance that it has determined is not recoverable out of collections on the mortgage loan for which those advances were made or for any work-out delayed reimbursement amounts, as described under "Description of the Offered Certificates--Reimbursement of
                                            Advances" in this prospectus supplement, then the total payments of principal to be made on the series 2007-GG11 principal balance certificates on the corresponding payment date will be reduced by the amount of such reimbursement.

                                            See "Description of the Offered Certificates--Payments--Payments of
                                            Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D.  PAYMENTS OF PREPAYMENT
    PREMIUMS AND YIELD
    MAINTENANCE CHARGES...................  If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered
                                            Certificates--Payments--Payments of Prepayment Premiums and Yield
                                            Maintenance Charges" in this prospectus supplement, to--

                                            o     the holders of any of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class
                                                  B, class C, class D, class E, class F, class G, class H, class
                                                  J and class K certificates that are then entitled to receive payments of principal on that payment date, as described in this prospectus supplement from the sub-pool of which the
                                                  mortgage loan is a part, to the extent funds are available, and

                                            o     any remaining amounts to the holders of the class XC
                                                  certificates.

                                      S-26

REDUCTIONS OF CERTIFICATE
    PRINCIPAL BALANCES IN
    CONNECTION WITH LOSSES ON THE
    UNDERLYING MORTGAGE LOANS AND
    DEFAULT-RELATED AND OTHER
    UNANTICIPATED EXPENSES................  Future losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust may cause the total principal balance of the mortgage pool, net of advances of principal, to fall below the total principal balance of the series 2007-GG11 certificates. If and to the extent that losses and expenses on the mortgage loans cause a deficit to exist following the payments made on the series 2007-GG11 certificates on any payment date, the total principal balances of the following classes of series 2007-GG11 certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                                                      REDUCTION ORDER                         CLASS
                                                      ---------------             ----------------------------

                                                           1st                                  S
                                                           2nd                                  Q
                                                           3rd                                  P
                                                           4th                                  O
                                                           5th                                  N
                                                           6th                                  M
                                                           7th                                  L
                                                           8th                                  K
                                                           9th                                  J
                                                           10th                                 H
                                                           11th                                 G
                                                           12th                                 F
                                                           13th                                 E
                                                           14th                                 D
                                                           15th                                 C
                                                           16th                                 B
                                                           17th                                A-J
                                                           18th                                A-M
                                                           19th                   A-1, A-2, A-3, A-AB, A-4 and
                                                                                           class A-1-A

                                            Any reduction to the respective total principal balances of the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances at the time of reduction.

                                            Any losses and expenses that are associated with any mortgage loans with pari passu companion mortgage loans will generally be allocated pro rata among the pari passu mortgage loans secured by the respective properties in accordance with the related intercreditor agreement or co-lender agreement, as applicable. In each case, the portion of such losses and expenses that is allocated to the mortgage loan will be allocated among the series 2007-GG11 certificates in the manner described above.

                                            See "Description of the Offered Certificates--Reductions of
                                            Certificate Principal Balances in Connection With Realized Losses and
                                            Additional Trust Fund Expenses" in this prospectus supplement.

                                      S-27

ADVANCES OF DELINQUENT
    MONTHLY DEBT SERVICE PAYMENTS.........  Except as described below in this subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the mortgage loans, in each case net of related master servicing fees
                                            (which include any applicable primary servicing fees) and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under "Description of the Offered Certificates--Advances of Delinquent
                                            Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                            Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                            In addition, if any of the adverse events or circumstances that we refer to under "Servicing Under the Pooling and Servicing
                                            Agreement--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any mortgage loan or the mortgaged property for that mortgage loan
                                            (excluding the non-serviced mortgage loans), a new appraisal (or, in some cases involving mortgage loans or mortgaged properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that the principal balance of, and other delinquent amounts due under, the mortgage loan, exceed an amount equal to--

                                            o     90% of the new estimated value of that real property, plus

                                            o     certain escrows and reserves and any letters of credit
                                                  constituting additional security for the mortgage loan, minus

                                            o     the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan,

                                            then the amount otherwise required to be advanced with respect to that mortgage loan will be reduced. The reduction will generally be in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances on the mortgage loans will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2007-GG11 certificates then outstanding.

                                            With respect to the USFS Industrial Distribution Portfolio mortgage loan that is in a split loan structure and is being serviced pursuant to a pooling and servicing agreement entered into in connection with another securitization,

                                            o     the master servicer under this pooling agreement is the party that is responsible for making P&I advances for the mortgage loan in that split loan structure that is included in this trust, and

                                      S-28

                                            o     that mortgage loan will be subject to appraisal reduction
                                                  provisions under the COMM 2007-C9 pooling and servicing
                                                  agreement that are similar, but may not be identical, to the appraisal reduction provisions described above.

                                            See "Description of the Offered Certificates--Advances of Delinquent
                                            Monthly Debt Service Payments" and "Servicing Under the Pooling and
                                            Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.............  On each payment date, the trustee will make available to the registered holders of the series 2007-GG11 certificates a monthly payment date statement substantially in the form of Annex E to this prospectus supplement. The trustee's report will detail, among other things, the payments made to the series 2007-GG11 certificateholders on that payment date and the performance of the mortgage loans in the trust and the mortgaged properties. The trustee will also make available to the registered holders of the offered certificates, via its website, initially located at "www.etrustee.net," any such report at our request.

                                            You may also review via the trustee's website or upon reasonable prior notice, at the trustee's offices during normal business hours a variety of information and documents that pertain to the mortgage loans in the trust and the properties securing those mortgage loans.
                                            We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                            See "Description of the Offered Certificates--Reports to
                                            Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION......................  Specified parties to the transaction may terminate the trust by purchasing the remaining trust assets when the total principal balance of the mortgage pool, net of advances of principal, is less than 1.0% of the initial mortgage pool balance. See "Description of the Offered Certificates--Termination" in this prospectus supplement.

REPURCHASE OBLIGATION.....................  Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it, as described in this prospectus supplement under "Description of the
                                            Mortgage Pool--Representations and Warranties."  If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan which, in either case, adversely affects the value of the mortgage loan or the interests of the series
                                            2007-GG11 certificateholders, then that mortgage loan seller will be required to either cure such breach or repurchase the affected mortgage loan from the trust fund. If the related mortgage loan seller opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of that mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Mortgage Pool--Cures and
                                            Repurchases" in this prospectus supplement.

                                      S-29

SALE OF DEFAULTED LOANS...................  After any mortgage loan in the trust has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each holder of certificates of the series 2007-GG11 controlling class.
                                            The special servicer, any single certificateholder or group of series
                                            2007-GG11 certificateholders with a majority interest in the series
                                            2007-GG11 controlling class and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

                                            o     the outstanding principal balance of the mortgage loan,

                                            o     all accrued and unpaid interest on the mortgage loan, other than default interest,

                                            o     all unreimbursed servicing advances with respect to the
                                                  mortgage loan, and

                                            o     all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan.

                                            See "Servicing Under the Pooling and Servicing Agreement--Fair Value
                                            Option" in this prospectus supplement.

                                            In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default exercisable by a subordinate lender or mezzanine lender.

                            THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED PROPERTIES

GENERAL...................................  In this section, "--The Underlying Mortgage Loans and the Mortgaged
                                            Properties," we provide summary information with respect to the mortgage loans that we intend to include in the trust. The trust's primary assets will be 122 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on 171 commercial and multifamily properties, or in the case of six mortgaged properties, the leasehold estate in those properties, or in the case of three mortgaged properties, the fee and leasehold estate in those properties. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                            o     "Description of the Mortgage Pool";

                                            o     "Risk Factors--Risks Related to the Underlying Mortgage Loans";

                                            o     "Annex A--Certain Characteristics of the Underlying Mortgage
                                                  Loans"; and

                                            o     "Annex B--Structural and Collateral Term Sheet."

                                            For purposes of calculating distributions on the respective classes of series 2007-GG11 certificates, the pool of mortgage loans will be divided into the following two sub-pools:

                                      S-30

                                            o     Sub-pool 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing properties. Sub-pool 1 will consist of 103 mortgage loans, with an initial sub-pool 1 balance of
                                                  $2,437,483,031 representing approximately 90.7% of the initial mortgage pool balance.

                                            o     Sub-pool 2, which will consist of all of the mortgage loans that are secured by multifamily and manufactured housing
                                                  properties. Sub-pool 2 will consist of 19 mortgage loans, with an initial sub-pool 2 balance of $249,774,000, representing approximately 9.3% of the initial mortgage pool balance.

                                            Annex A to this prospectus supplement identifies which mortgage loans are included in each of sub-pool 1 and sub-pool 2.

                                            When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note the following:

                                            o     All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                                            o     The sum of the numerical data in any column of any table
                                                  presented in this prospectus supplement may not equal the
                                                  indicated total due to rounding.

                                            o     All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A to this prospectus supplement.

                                            o     If any of the mortgage loans are secured by multiple properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties as set forth in Annex A to this prospectus supplement.

                                            o     When information with respect to mortgaged properties is
                                                  expressed as a percentage of the initial mortgage pool balance or sub-pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Annex A to this prospectus supplement.

                                            o     Certain of the mortgage loans are secured by a mortgaged
                                                  property that also secures one or more other loans that are not included in the trust, which mortgage loans are pari passu in right of payment with the other mortgage loan included in the trust. See "Description of the Mortgage Pool--Split Loan
                                                  Structure" and "--Additional Loan and Property
                                                  Information--Other Financing" in this prospectus supplement.

                                      S-31

                                            o     All information presented in this prospectus supplement with respect to a mortgage loan with one or more pari passu loans was calculated without regard to the related pari passu
                                                  companion loans, unless otherwise indicated.

                                            o     The loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratio, debt-service coverage ratio and loan per square foot/unit for each of the mortgage loans in a split loan structure with pari passu companion loans is the aggregate principal balance of the mortgage loan and the related pari passu companion loans.

                                            o     Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered
                                                  certificates due to changes in the composition of the mortgage pool prior to that date.

                                            o     The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either sub-pool 1 or sub-pool 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of sub-pool 1 and sub-pool 2.
                                                  The general characteristics of each of those sub-pools should also be analyzed when making an investment decision. See
                                                  "--Additional Statistical Information" below.

PAYMENT AND OTHER TERMS...................  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with a fixed rate of interest; provided, however, with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Lambert Office Plaza, representing approximately 0.2% of the initial mortgage pool balance and 0.3% of the initial sub-pool 1 balance, the related interest rate will increase 0.05% if the borrower incurs mezzanine debt that causes the combined LTV ratio to exceed 80%.

                                            The repayment obligation of each of the mortgage loans that we intend to include in the trust is evidenced by a promissory note executed by the related borrower and is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. Except for limited permitted encumbrances, generally described as "Permitted
                                            Encumbrances" in the glossary to this prospectus supplement, each mortgage lien will be a first priority lien.

                                            All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party.

                                            Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that mortgage loan on Annex A to this prospectus supplement.
                                            Except as otherwise described in this prospectus supplement, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                      S-32

                                            The following chart identifies payment dates for the mortgage loans, subject, in some cases, to a next business day convention, and the applicable grace periods:

                                             % OF       NUMBER OF                     NUMBER OF
                            NUMBER OF      INITIAL       MORTGAGE     % OF INITIAL     MORTGAGE      % OF INITIAL
                GRACE       MORTGAGE       MORTGAGE      LOANS IN      SUB-POOL 1      LOANS IN       SUB-POOL 2
DUE DATE      PERIOD(1)       LOANS      POOL BALANCE   SUB-POOL 1      BALANCE       SUB-POOL 2        BALANCE
--------      ---------     ---------    ------------   ----------    ------------    ----------     ------------

   1st           (2)             1           12.1%           1            13.3%            0             0.0%
   1st            5             15            2.8%          14             2.8%            1             3.2%
   1st           (3)             1            2.5%           1             2.8%            0             0.0%
   6th            0            100           47.5%          82            42.4%           18            96.8%
   6th           (4)             3           21.5%           3            23.7%            0             0.0%
   6th           (5)             1           13.0%           1            14.4%            0             0.0%
   6th           (6)             1            0.6%           1             0.6%            0             0.0%

___________________

(1)   As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under the mortgage loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan.

(2)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Scottsdale Fashion
      Square, representing approximately 12.1% of the initial mortgage pool balance and 13.3% of the initial sub-pool 1 balance, the event of default occurs on the fifth business day after borrower's receipt of written notice that the payment is delinquent.

(3)   With respect to the mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as USFS Industrial
      Distribution Portfolio, representing approximately 2.5% of the initial mortgage pool balance and 2.8% of the initial sub-pool 1 balance, the event of default occurs on the tenth business day after borrower's receipt of written notice that the payment is delinquent.

(4)   With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 885 Third Avenue,
      Bush Terminal and 292 Madison Avenue, representing approximately 9.96%,
      9.3% and 2.2% respectively, of the initial mortgage pool balance and
      11.0%, 10.3% and 2.4%, respectively, of the initial sub-pool 1 balance, the event of default occurs on the fifth business day after borrower's receipt of written notice that the payment is delinquent.

(5)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as One Liberty Plaza, representing approximately 13.0% of the initial mortgage pool balance and
      14.4% of the initial sub-pool 1 balance, the event of default occurs on either (a) the fifth business day after receipt of written notice that the payment is delinquent or (b) any date at lender's discretion after borrower's receipt of written notice that the payment is delinquent, but no later than two business days prior to the applicable 2007-GG11 payment date.

(6)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Abilene
      Marketplace, representing approximately 0.6% of the initial mortgage pool balance and 0.6% of the initial sub-pool 1 balance, the borrower has a
      5-day grace period once per calendar year.

                                            The following chart identifies the amortization characteristics for the mortgage loans:

                                                              % OF
                                                            INITIAL    NUMBER OF     % OF     NUMBER OF       % OF
                                                NUMBER OF   MORTGAGE   MORTGAGE     INITIAL    MORTGAGE      INITIAL
                                                MORTGAGE      POOL     LOANS IN    SUB-POOL    LOANS IN     SUB-POOL
                                                  LOANS     BALANCE    SUB-POOL 1  1 BALANCE  SUB-POOL 2    2 BALANCE
                                                ---------   --------   ----------  ---------  ----------    ---------

Interest-Only..............................         54        59.5%        38        56.2%         16         91.7%
Interest-Only then Amortization(1).........         53        36.8%        50        39.8%          3          8.3%
Amortizing Balloon Loans(2)................         15         3.6%        15         4.0%          0          0.0%

__________________

(1)   Interest-only periods range from three to 84 months.

(2)   Does not include partial interest-only loans.

                                      S-33

SPLIT LOAN STRUCTURE......................  Each mortgage loan identified in the table below is or may become part of a split loan structure, comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. The mortgage loans in a split loan structure that are not included in the mortgage pool (also referred to as companion loans) are pari passu in right of payment with the mortgage loan included in the trust.

                                            With respect to the mortgage loans identified in the table below as
                                            One Liberty Plaza, Scottsdale Fashion Square, Bush Terminal and USFS
                                            Industrial Distribution Portfolio, the mortgage loan included in the trust is always pari passu in right of payment with the mortgage loan(s) outside the trust. See "Annex B--Structural and Collateral
                                            Term Sheet--Ten Largest Mortgage Loans--One Liberty Plaza,"
                                            "--Scottsdale Fashion Square," "--Bush Terminal," and "--USFS Industrial
                                            Distribution Portfolio" in this prospectus supplement.

                                            See "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement.

                                                % OF INITIAL                    AGGREGATE
                                                  MORTGAGE     % OF INITIAL     NON-TRUST
                              TRUST MORTGAGE        POOL        SUB-POOL 1    MORTGAGE LOAN      NON-TRUST
      MORTGAGE LOAN            LOAN BALANCE      BALANCE(1)     BALANCE(1)       BALANCE       B NOTE BALANCE
--------------------------    --------------    ------------   ------------   --------------   --------------

One Liberty Plaza             $  350,000,000       13.0%          14.4%       $  500,000,000         N/A
Scottsdale Fashion Square     $  325,000,000       12.1%          13.3%       $  225,000,000         N/A
Bush Terminal                 $  250,000,000        9.3%          10.3%       $   50,000,000         N/A
USFS Industrial
    Distribution Portfolio    $   67,709,413        2.5%           2.8%       $  404,681,837         N/A

                                                CONTROLLING
                              NON-TRUST PARI     POOLING &        INITIAL       INITIAL
                                PASSU LOAN       SERVICING        MASTER        SPECIAL
      MORTGAGE LOAN              BALANCE        AGREEMENT(2)    SERVICER(3)   SERVICER(4)
--------------------------    --------------    ------------    -----------   -----------

One Liberty Plaza             $  500,000,000      2007-GG11       Wachovia        LNR
Scottsdale Fashion Square     $  225,000,000      2007-GG11       Wachovia        LNR
Bush Terminal                 $   50,000,000      2007-GG11       Wachovia        LNR
USFS Industrial
    Distribution Portfolio    $  404,681,837    COMM 2007-C9       KRECM          LNR

(1)   All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

(2)   COMM 2007-C9 refers to the pooling and servicing agreement entered into in connection with the Deutsche Mortgage & Asset Receiving Corporation COMM
      2007-C9 Mortgage Trust Commercial Mortgage Pass-Through Certificates.
      2007-GG11 refers to the pooling and servicing agreement for this transaction.

(3)   Wachovia refers to Wachovia Bank, National Association. KRECM refers to
      KeyCorp Real Estate Capital Markets, Inc.

(4)   LNR refers to LNR Partners, Inc.

OTHER INDEBTEDNESS........................  The mortgage loans generally prohibit the related borrowers from incurring subordinate indebtedness, secured or unsecured, other than debts, including general trade receivables, arising in the ordinary course of business. Certain exceptions are discussed under "Risk
                                            Factors--Risks Related to the Underlying Mortgage Loans--Some of the
                                            Mortgaged Properties Are or May Be Encumbered by Additional Debt" and
                                            "Description of the Mortgage Pool--Additional Loan and Property
                                            Information--Other Financing" in this prospectus supplement. For a description of the existing and permitted mezzanine debt, see
                                            "Description of the Mortgage Pool--Additional Loan and Property
                                            Information--Other Financing" in this prospectus supplement. For a description of the risks relating to other financings, see "Risk
                                            Factors--Risks Related to the Underlying Mortgage Loans--Some of the
                                            Mortgaged Properties Are or May Be Encumbered by Additional Debt" in
                                            this prospectus supplement.

DELINQUENCY STATUS........................  None of the mortgage loans that we intend to include in the trust was
                                            30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

                                      S-34

LOCKBOX TERMS.............................  29 of the mortgage loans, representing approximately 67.4% of the initial mortgage pool balance, all of which mortgage loans are in sub-pool 1, representing approximately 74.3% of the initial sub-pool
                                            1 balance, contain provisions for the payment of all rent and/or other income derived from the related mortgaged properties into a lockbox account.

                                            The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                        MORTGAGE POOL

                                                                                   NUMBER OF   % OF INITIAL
                                                                                   MORTGAGE      MORTGAGE
                                                       TYPE OF LOCKBOX               LOANS     POOL BALANCE
                                            ----------------------------------     ---------   ------------

                                            Hard..............................         22          58.8%
                                            Soft..............................         5            6.7%
                                            Springing.........................         2            1.8%

                                                                          SUB-POOL 1

                                                                                   NUMBER OF
                                                                                    MORTGAGE   % OF INITIAL
                                                                                    LOANS IN    SUB-POOL 1
                                                       TYPE OF LOCKBOX             SUB-POOL 1    BALANCE
                                            ----------------------------------     ----------  ------------

                                            Hard..............................         22          64.9%
                                            Soft..............................         5           7.4%
                                            Springing.........................         2           2.0%

                                            In general, "HARD" means that tenants at the mortgaged property have been instructed to send rent payments directly to the lockbox bank;
                                            "SPRINGING" means that the tenants at the mortgaged property are instructed to send rent payments directly to the lockbox bank upon the occurrence of one or more trigger events specified in the loan documents; "SOFT" means that tenants send or deliver rent payments to the borrower or property manager who is required to send rents to the lockbox account. A more complete description of "soft," "springing"
                                            and "hard" lockbox accounts with respect to the above referenced mortgage loans is set forth under "Description of the Mortgage
                                            Pool--Additional Loan and Property Information--Lockboxes" in this prospectus supplement.

PREPAYMENT LOCK-OUT
    PERIODS AND DEFEASANCE................  All of the mortgage loans (other than the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 18581 Teller Avenue) contain provisions for a prepayment lock-out period that is currently in effect. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part. See
                                            "Description of the Mortgage Pool--Terms and Conditions of the Trust
                                            Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                                      S-35

                                               DEFEASANCE/PREPAYMENT

                                                                                     % OF INITIAL        NUMBER OF
                                              NUMBER OF     AGGREGATE CUT-OFF DATE   MORTGAGE POOL    MORTGAGE LOANS
                                           MORTGAGE LOANS     PRINCIPAL BALANCE         BALANCE        IN SUB-POOL 1
                                           --------------   ----------------------   -------------    --------------

Lockout/Defeasance(1)....................        106           $2,473,012,917            92.0%              89
Lockout/Yield Maintenance................        12            $  117,834,701             4.4%              10
Lockout/Defeasance or Yield Maintenance..         3            $   76,409,413             2.8%               3
Defeasance or Yield Maintenance..........         1            $   20,000,000             0.7%               1

                                            % OF INITIAL        NUMBER OF      % OF INITIAL
                                           SUB-POOL 1 POOL   MORTGAGE LOANS     SUB-POOL 2
                                               BALANCE        IN SUB-POOL 2    POOL BALANCE
                                           ---------------   --------------    ------------

Lockout/Defeasance(1)....................      93.0%               17              83.0%
Lockout/Yield Maintenance................       3.1%                2              17.0%
Lockout/Defeasance or Yield Maintenance..       3.1%                0               0.0%
Defeasance or Yield Maintenance..........       0.8%                0               0.0%

                                            ___________________

                                            (1)   Includes one mortgage loan (secured by the mortgaged properties collectively identified on Annex A to this prospectus supplement as USFS Industrial Distribution Portfolio), representing
                                                  approximately 2.5% of the initial mortgage pool balance and 2.8%
                                                  of the initial sub-pool 1 balance, which permits the borrower to prepay the mortgage loan at any time from the earlier of
                                                  (x) August 1, 2008 and (y) the date each related non-trust pari passu mortgage loan has been securitized, until two years
                                                  following the date each related non-trust pari passu mortgage loan has been securitized, with defeasance permitted thereafter until January 31, 2017.

                                                  Set forth below is information regarding the remaining terms of the lock-out period for the mortgage loans:

                                            Maximum remaining lock-out period....................       117 months

                                            Minimum remaining lock-out period....................         0 months

                                            Weighted average remaining lock-out period...........        95 months

                                            Generally, each of the mortgage loans is freely prepayable with no prepayment premium or yield maintenance premium for a specified open period (generally from one to six months) prior to its maturity date.

PROPERTY, LIABILITY AND OTHER
    INSURANCE.............................  The loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage--

                                            o     property insurance;

                                            o     flood insurance, if the mortgaged property is located in a federally designated flood area;

                                            o     comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property; and

                                            o     business interruption or rent loss insurance.

                                            Substantially all of the mortgage loans that we intend to include in the trust provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property caused by certain acts of terrorism (except that the requirement to obtain terrorism insurance coverage may be subject to the commercial availability of that coverage, the cost of premiums

                                      S-36

                                            and/or whether such hazards are at the time commonly insured against for property similar to the mortgaged properties that are located in the region in which the mortgaged property is located). Most terrorism insurance policies have exclusions for damage caused by nuclear, chemical or biological events.

                                            See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The
                                            Absence of or Inadequacy of Insurance Coverage on the Mortgaged
                                            Properties May Adversely Affect Payments on Your Certificates" and
                                            "Description of the Mortgage Pool--Additional Loan and Property
                                            Information--Property, Liability and Other Insurance" in this prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS...............  The mortgage pool will have the following general characteristics as of the cut-off date:(1)

                                                         MORTGAGE POOL          SUB-POOL 1            SUB-POOL 2
                                                        --------------        --------------         ------------

Initial mortgage pool balance/initial sub-pool
   balances(2)...................................       $2,687,257,031        $2,437,483,031         $249,774,000
Number of mortgage loans.........................                  122                   103                   19
Number of mortgaged properties...................                  180                   161                   19
Maximum cut-off date principal balance...........         $350,000,000          $350,000,000          $34,000,000
Minimum cut-off date principal balance...........           $1,275,407            $1,275,407           $2,550,000
Average cut-off date principal balance...........          $22,026,697           $23,664,884          $13,146,000
Maximum mortgage interest rate...................               7.390%                7.390%               6.432%
Minimum mortgage interest rate...................               5.540%                5.540%               5.830%
Weighted average mortgage interest rate..........               6.123%                6.136%               6.003%
Maximum original term to maturity................           120 months            120 months           120 months
Minimum original term to maturity................            60 months             60 months            60 months
Weighted average original term to maturity.......           108 months            108 months           110 months
Maximum remaining term to maturity...............           120 months            120 months           120 months
Minimum remaining term to maturity...............            56 months             56 months            56 months
Weighted average remaining term to maturity......           106 months            106 months           107 months
Weighted average underwritten debt-service
   coverage ratio(3).............................                1.36x                 1.37x                1.29x
Weighted average cut-off date loan-to-appraised
   value ratio(3)................................                66.4%                 65.7%                72.7%

________________

(1)   The initial mortgage pool balance, the initial sub-pool balances and all other financial and statistical information provided in this prospectus supplement, unless indicated otherwise, are based on the cut-off date principal balances of the mortgage loans in the trust and exclude any subordinate companion loans or pari passu companion loans. See "--The
      Underlying Mortgage Loans and the Mortgaged Properties--General" in this prospectus supplement.

(2)   Subject to a permitted variance of plus or minus 5%.

(3)   The loan amount used for purposes of calculating the loan-to-appraised value ratio and debt-service coverage ratio for each of the mortgage loans with funded pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion loan. Additional adjustments to debt service ratios and loan-to-value ratios for the cross-collateralized mortgage loan group and certain of the mortgage loans with escrows and the mortgage loans with earnout provisions are described in the glossary to this prospectus supplement.

                                      S-37

B.  GEOGRAPHIC CONCENTRATION..............  The tables below show the number of, and percentage of the initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balance secured by, mortgaged properties located in the indicated jurisdiction:

                                                                   ALL MORTGAGED PROPERTIES

                                                                                NUMBER OF         % OF INITIAL
                                                                                MORTGAGED         MORTGAGE POOL
                                                     JURISDICTION               PROPERTIES           BALANCE
                                            ----------------------------        ----------        -------------

                                            New York....................            10                36.4%
                                            Arizona.....................            11                14.3%
                                            California..................            24                11.3%
                                            New Jersey..................            23                 6.6%

                                            The remaining mortgaged properties with respect to the mortgage pool are located throughout 30 other states. No more than 4.2% of the initial mortgage pool balance is secured by mortgaged properties located in any of these other states.

                                                                          SUB-POOL 1

                                                                                NUMBER OF        % OF INITIAL
                                                                                MORTGAGED       SUB-POOL 1 POOL
                                                     JURISDICTION               PROPERTIES          BALANCE
                                            ----------------------------        ----------      ---------------

                                            New York....................            10               40.2%
                                            Arizona.....................            11               15.7%
                                            California..................            21               11.3%
                                            Virginia....................            11                3.7%

                                            The remaining mortgaged properties in sub-pool 1 are located throughout 30 other states. No more than 3.1% of the initial sub-pool 1 balance is secured by mortgaged properties located in any of these other states.

                                                                          SUB-POOL 2

                                                                                NUMBER OF         % OF INITIAL
                                                                                MORTGAGED        SUB-POOL 2 POOL
                                                     JURISDICTION               PROPERTIES           BALANCE
                                            ----------------------------        ----------       ---------------

                                            New Jersey..................             9               49.4%
                                            Florida.....................             3               14.8%
                                            California..................             3               10.9%
                                            Virginia....................             1                9.0%

                                            The remaining mortgaged properties in sub-pool 2 are located throughout three other states. No more than 7.8% of the initial sub-pool 2 balance is secured by mortgaged properties located in any of these other states.

                                      S-38

C.  PROPERTY TYPES........................  The table below shows the number of, and percentage of the initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balance secured by, mortgaged properties predominantly operated for each indicated purpose:

                                              NUMBER OF    % OF INITIAL                         % OF INITIAL
                                              MORTGAGED    MORTGAGE POOL      % OF INITIAL       SUB-POOL 2
                                              PROPERTIES      BALANCE      SUB-POOL 1 BALANCE     BALANCE
                                              ----------   -------------   ------------------   ------------

Office...................................         32           29.7%             32.7%               0.0%
Retail...................................         54           28.4%             31.3%               0.0%
   Retail Mall...........................          2           13.5%             14.8%               0.0%
   Anchored..............................         22            8.5%              9.4%               0.0%
   Shadow Anchored.......................         13            2.7%              2.9%               0.0%
   Unanchored............................          8            2.4%              2.6%               0.0%
   Single Tenant.........................          7            1.2%              1.3%               0.0%
Industrial...............................         46           14.0%             15.4%               0.0%
Land.....................................         13           12.7%             14.0%               0.0%
Multifamily..............................         19            9.3%              0.0%             100.0%
Hospitality..............................          9            5.1%              5.6%               0.0%
Other....................................          1            0.4%              0.5%               0.0%
Self-Storage.............................          6            0.4%              0.5%               0.0%

D.  ENCUMBERED INTERESTS..................  The tables below show the number of, and percentage of the initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balance secured by, mortgaged properties for which the whole or predominant encumbered interest is as indicated:

                                                                   ALL MORTGAGED PROPERTIES

                                                                               NUMBER OF         % OF INITIAL
                                             ENCUMBERED INTEREST IN THE        MORTGAGED         MORTGAGE POOL
                                               MORTGAGED REAL PROPERTY         PROPERTIES           BALANCE
                                            ----------------------------       ----------        -------------

                                            Fee simple..................           171               87.4%
                                            Fee simple and Leasehold....             3               10.8%
                                            Leasehold...................             6                1.8%

                                                                          SUB-POOL 1

                                                                               NUMBER OF
                                                                               MORTGAGED
                                             ENCUMBERED INTEREST IN THE      PROPERTIES IN       % OF INITIAL
                                               MORTGAGED REAL PROPERTY        SUB-POOL 1      SUB-POOL 1 BALANCE
                                            ----------------------------     -------------    ------------------

                                            Fee simple..................           152               86.1%
                                            Fee simple and Leasehold....             3               11.9%
                                            Leasehold...................             6                2.0%

                                                                          SUB-POOL 2

                                                                                NUMBER OF
                                                                                MORTGAGED
                                             ENCUMBERED INTEREST IN THE       PROPERTIES IN       % OF INITIAL
                                               MORTGAGED REAL PROPERTY         SUB-POOL 2      SUB-POOL 2 BALANCE
                                            ----------------------------      -------------    ------------------

                                            Fee simple..................            19               100.0%

                                      S-39

                                            It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the charts above.

                                               OTHER CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES...........  The trustee or its agent will make elections to treat designated portions of the assets of the trust as two separate real estate mortgage investment conduits, or REMICs, under sections 860A through
                                            860G of the Internal Revenue Code of 1986, as amended. Those two
                                            REMICs are as follows:

                                            o     REMIC I, which will consist of, among other things, the
                                                  mortgage loans that are included in the trust; and

                                            o     REMIC II, which will hold the regular interests in REMIC I.

                                            The class R-I and R-II certificates will represent the respective residual interests in those REMICs.

                                            Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

                                            The offered certificates will be treated as regular interests in
                                            REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                                            It is anticipated that the class           certificates will be
                                            issued at a premium and that the class         certificates will be
                                            issued with [a de minimis amount of] original issue discount for federal income tax purposes.

                                            When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                                            o     no mortgage loan in the trust will be prepaid prior to
                                                  maturity, and

                                            o     there will be no extension of maturity for any mortgage loan in the trust.

                                            For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax
                                            Consequences" in each of this prospectus supplement and the accompanying prospectus.

                                      S-40

ERISA ....................................  We anticipate that, subject to satisfaction of the conditions referred to under "Certain ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                            o     Title I of the Employee Retirement Income Security Act of 1974,
                                                  as amended, or

                                            o     section 4975 of the Internal Revenue Code of 1986, as amended,

                                            will be able to invest in the offered certificates without giving rise to a non-exempt prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Greenwich
                                            Capital Markets, Inc. by the U.S. Department of Labor.

                                            If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section
                                            4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal
                                            Revenue Code of 1986, as amended. See "Certain ERISA Considerations"
                                            in this prospectus supplement and "Certain ERISA Considerations" in the accompanying prospectus.

LEGAL INVESTMENT..........................  Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C and class D certificates will be mortgage related securities within the meaning of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as amended.

                                            If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulation authorities, then you may be subject to restrictions on investments in the offered certificates. You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal
                                            Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.................  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                            Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in sub-pool 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in sub-pool 2.

                                      S-41

                                            Holders of the class A-1-A certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in sub-pool 2 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in sub-pool 1.

                                            See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus and "Description of the Mortgage
                                            Pool--Terms and Conditions of the Trust Mortgage Loans" in this prospectus supplement.

                                      S-42

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the relevant legal, tax, accounting and investment expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

      You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

      The Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F
Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates and,
With Respect to Interest Distributions, the Class XP and Class XC Certificates.
If you purchase class A-M, class A-J, class B, class C, class D, class E or class F certificates, then your offered certificates will provide credit support to other classes of series 2007-GG11 certificates with an earlier designation.
As a result, you will receive payments after, and may bear the effects of losses on the underlying mortgage loans before the holders of those other classes of offered certificates.

      When making an investment decision, you should consider, among other things--

      o     the risk profile you seek for your investment compared to the risk profile of each of the offered certificates;

      o     the payment priorities of the respective classes of the series
            2007-GG11 certificates;

      o     the order in which the principal balances of the respective classes of the series 2007-GG11 certificates with principal balances will be reduced in connection with losses and default-related shortfalls on the mortgage loans;

      o     the characteristics and quality of the mortgage loans; and

      o     each of the risk factors described in this prospectus supplement and the accompanying prospectus.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make all Required Payments on
Those Certificates" in the accompanying prospectus.

      The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o     the rate, timing and amount of payments on your offered
            certificates.

                                      S-43

      The rate, timing and amount of payments on your offered certificates will depend on:

      o     the pass-through rate for, and other payment terms of, your offered certificates;

      o     the rate and timing of payments and prepayments and other
            collections of principal on the underlying mortgage loans;

      o     the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

      o     the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      o     the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans;

      o     servicing decisions with respect to the underlying mortgage loans;
            and

      o     the purchase of a mortgage loan whether by (i) a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller or a material defect in the related mortgage loan documents delivered by such mortgage loan seller, (ii) the holder of a related companion loan, (iii) a holder of the fair value purchase option, (iv) a mezzanine lender or (v)
            any other party with a purchase option.

      In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates.

      Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related loan documents. Certain of the mortgage loans also permit prepayment without penalty or premium if, as a result of a mandatory prepayment due to casualty or condemnation, the outstanding principal balance of the mortgage loan is reduced below a specified amount. See "Description of the Mortgaged Pool--Terms and Conditions of the
Trust Mortgage Loans--Prepayment Provisions" and "--Other Prepayment Provisions"
in this prospectus supplement.

      In addition, if the master servicer or the trustee reimburses itself (or the master servicer, the special servicer, the trustee or any fiscal agent under the pooling and servicing agreement for any non-serviced trust loan) out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the series
2007-GG11 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2007-GG11 principal balance certificates. See "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any work-out delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-GG11 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered
Certificates--Reimbursement of Advances" in this prospectus supplement.

      See "Description of the Mortgage Pool," "Servicing Under the Pooling and
Servicing Agreement," "Description of the Offered Certificates--Payments,"
"--Reductions of Certificate Principal Balances in Connection With Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this prospectus supplement. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying prospectus.

                                      S-44

      The Right of the Master Servicer, the Special Servicer and the Trustee to
Receive Interest on Advances and the Right of the Special Servicer to Receive
Special Servicing Compensation May Result in Additional Losses to the Trust
Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.
In addition, under certain circumstances, including delinquency of payment of principal and/or interest, a mortgage loan in the trust will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. Such payments may lead to shortfalls in amounts otherwise distributable on your certificates. Each of the non-serviced loan groups included in the trust is serviced under a pooling and servicing agreement with similar provisions, and interest paid on advances and compensation paid to the applicable special servicer may reduce collections on those mortgage loans.

      The Investment Performance of Your Offered Certificates May Vary
Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans
Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. See "Yield and Maturity Considerations" in the accompanying prospectus.

      You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances or at all. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. See
"Risk Relating to Enforceability of Prepayment Premiums or Defeasance
Provisions" in this prospectus supplement.

      The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans.

      Risks Relating to Enforceability of Prepayment Premiums or Defeasance
Provisions. Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

      Your Lack of Control Over Trust Fund Can Create Risks. You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See
"The Pooling Agreement--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. With respect to each non-serviced mortgage loan included in the trust, these decisions will be made by the master servicer, primary servicer (if any), special servicer or trustee under the applicable pooling and servicing agreement. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                      S-45

      Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Mortgage Loans. On
September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in significant loss of life and massive property damages and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict if or when future terrorist activities may occur in the
United States. It is also impossible to predict the duration of the current military involvement of the United States in Iraq or Afghanistan and whether the
United States will be involved in any other future military actions. See also
"Risk Factors--The Absence of or Inadequacy of Insurance Coverage on the
Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

      The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. Although
exceptions exist, such as in cases where tenants are permitted to self-insure, the mortgage loans that we intend to include in the trust generally require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to a customary deductible) at least equal to the lesser of
(i) the replacement cost of improvements at the mortgaged property or (ii) the outstanding principal balance of the mortgage loan. Notwithstanding the mortgage loan insurance requirements,

      o     a mortgaged property may suffer losses due to risks that are not covered by insurance or for which coverage is inadequate; and

      o     a mortgaged property may be covered under a blanket insurance policy that covers other properties owned by affiliates of the borrower and the amount of coverage available for the mortgaged property will be reduced if insured events occur at such other properties.

      Therefore, insurance proceeds following a casualty may not be sufficient to pay off the entire mortgage loan.

      In addition, 24, 11, nine, five and two mortgaged properties, representing approximately 11.3%, 4.2%, 2.4%, 0.8% and 0.8%, respectively, of the initial mortgage pool balance, are located in California, Florida, Texas, Alabama and
Hawaii, respectively. 21, eight, eight, five and two mortgaged properties in sub-pool 1, representing approximately 11.3%, 3.1%, 1.8%, 0.9% and 0.9%, respectively, of the initial sub-pool 1 balance, are located in California,
Florida, Texas, Alabama and Hawaii, respectively. Three, three and one mortgaged properties in sub-pool 2, representing approximately 14.8%, 10.9% and 7.8%, respectively, of the initial sub-pool 2 balance, are located in Florida,
California and Texas, respectively. Texas, California, Florida, Alabama and
Hawaii have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance in these states or in other states. For instance, with respect to flood insurance, such insurance is typically not included in standard property or casualty policies and such insurance is generally required only if the property is located in a federally designated flood hazard area. Furthermore, the amount of flood insurance required is usually limited to the maximum amount of such insurance available under current federal standards. In addition, flood, windstorm and earthquake insurance is sometimes otherwise capped and/or subject to deductibles, which in some cases may be relatively high. We cannot assure you that all mortgage loans required the borrower to obtain, or that each borrower did obtain, windstorm insurance. This insurance may be inadequate to rebuild the premises or prepay the mortgage loan. In addition, we cannot assure you that acts of nature will occur only in those areas historically at risk for such acts of nature.
Moreover, if reconstruction or major repairs are required, changes in laws may materially affect the borrower's ability to reconstruct or repair the premises, due to, for instance, changes in laws that materially increase the costs of the reconstruction or repairs.

      The terrorist attacks of September 11, 2001 adversely affected the market for casualty insurance coverage, particularly for policies covering acts of terrorism. Following the attacks many reinsurance companies (which assume some of the risk of policies sold by primary insurers) began to eliminate coverage for acts of terrorism from their reinsurance coverage. Without such reinsurance coverage, primary insurance companies had to assume all of the risk of acts of terrorism themselves, causing them to eliminate such coverage from their policies, increase the deductible for acts of terrorism or charge higher premiums for such coverage.

                                      S-46

      In response, in November 2002, Congress passed and the President signed the Terrorism Risk Insurance Act of 2002 ("TRIA") which established a temporary program (the "TERRORISM RISK INSURANCE PROGRAM") intended to ensure that commercial property and casualty insurance for terrorism risk is widely available and affordable by providing a federal risk sharing program to spread the risk of losses in the event of future terrorist attacks among the federal government, insurers and policyholders. Substantially all property and casualty insurers doing business in the United States are required to participate in the program established by TRIA and all terrorism exclusions in effect on the date of enactment of TRIA are void to the extent they would exclude losses covered by
TRIA.

      The Terrorism Risk Insurance Program was originally scheduled to expire on
December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance
Extension Act of 2005 was enacted, which extended the duration of the Terrorism
Risk Insurance Program until December 31, 2007.

      Further, on September 18, 2007, the House of Representatives passed the
Terrorism Risk Insurance Extension Act of 2007, which, if enacted, could extend the duration of the Terrorism Risk Insurance Program for fifteen years.
Additionally, proposed revisions to the Terrorism Risk Insurance Program include the requirement that insurers make available coverage for nuclear, biological, chemical and radiological attacks and the removal of the distinction between foreign and domestic acts of terrorism. Whether or not Congress will enact the
Terrorism Risk Insurance Extension Act of 2007 and whether or not Congress will act prior to December 31, 2007 to extend or modify the Terrorism Risk Insurance
Program remains to be seen. There can be no assurance that TRIA will be extended.

      The Terrorism Risk Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to
United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States
Government.

      In addition, with respect to any act of terrorism occurring after January
1, 2007, no compensation will be paid under the Terrorism Risk Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

      The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

      Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approvals of those types of exclusions in force on November 26, 2002 are also voided.

      There can be no assurance that upon the expiration of the Terrorism Risk
Insurance Program, subsequent terrorism insurance legislation will be passed.
Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

      Certain mortgaged properties are "trophy" buildings in major cities and may be subject to additional risk of terrorist attacks. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain terrorism risk insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of the commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

      Substantially all of the mortgage loans provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property caused by certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost of premiums and/or whether such hazards are at the time

                                      S-47

commonly insured against at properties similar to the mortgaged property that are located in the region in which such mortgaged property is located).
Substantially all of the borrowers have obtained terrorism insurance, although most of the policies have exclusions for damage caused by nuclear, chemical or biological events. In addition in certain cases, terrorism insurance coverage is provided under blanket policies that also cover other properties owned by affiliates of the related borrower and, accordingly, the amount of coverage would be reduced if insured events occur at such other properties. Most insurance policies covering commercial properties such as the mortgaged properties are subject to renewal on an annual basis and there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate.
In addition, depending upon the nature and extent of any damage that a mortgaged property may sustain, the coverage amount may be inadequate to cover a full restoration of such mortgaged property. In the event a mortgaged property securing a mortgage loan is damaged by an act of terrorism or suffers physical damage and the related insurance coverage is inadequate to cover the outstanding balance of the loan, certificateholders will suffer losses on their certificates based on the extent of the shortfall and the payment priority of their certificates. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Property, Liability and Other Insurance" below.

      Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of property:

      o     office,

      o     retail,

      o     multifamily rental,

      o     industrial/warehouse,

      o     self-storage,

      o     hospitality, and

      o     other types (as described below).

      The risks associated with lending on these types of properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

      o     income producing properties that require the successful operation of the related mortgaged property;

      o     the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property, which may be more difficult with respect to a commercial property;

      o     income from, and the market value of, a mortgaged property, which is dependent upon the ability to lease space at the mortgaged property and the length and terms of such leases (many of which have terms that expire prior to the maturity date of the related mortgage loan); and

      o     evaluating the amount of liquidation proceeds that can be obtained from the related mortgaged property, which are more likely to be determined based on a capitalization of the mortgaged property's cash flow than by the absolute value of the mortgaged property and improvements on the mortgaged property.

      Certain other property types such as marinas are subject to various risks which may be in addition to those generally associated with retail establishments. One mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Glen Cove Marina, representing approximately 0.4% of the initial mortgage pool balance and 0.5% of the initial sub-pool 1 balance, is secured by a boating marina. The success of a boating marina is subject to factors such as the changes in demographics and consumer tastes which may negatively impact the appeal of boating as a pastime.
Significant factors affecting the sale of boats include rates of

                                      S-48

employment, income growth, interest rates and general consumer sentiment. In addition, where a boating marina has an on-site service department and/or a boat filling station, it will be necessary for the boating marina to manage and dispose of fuel products and other related boat products. In addition, boating marinas may not be readily convertible to alternative uses.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage
Loans--A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates" in the accompanying prospectus.

      The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus.

      The Mortgaged Property Will Be the Sole Asset Available in an Event of
Default With Respect to an Underlying Mortgage Loan. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults, none of the assets of the borrower (other than the mortgaged property or other collateral pledged as security for the mortgage loan) will be available to satisfy the debt. Even if the related loan documents permit recourse under certain circumstances to the borrower or a guarantor, we have not undertaken an evaluation of the financial condition of any of these persons. In addition, the trust may not be able to ultimately collect amounts due under a recourse obligation or guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, the depositor, any mortgage loan seller, or by any other party. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered
Certificates Will Be Nonrecourse" in the accompanying prospectus.

      Increases in Real Estate Taxes Due to Termination of a PILOT Program or
Other Tax Abatement Arrangements May Reduce Payments to Certificateholders.
Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program)
or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. For example, with respect to the mortgage loan secured by the mortgage property identified on
Annex A to this prospectus supplement as Bush Terminal, representing approximately 9.3% of the initial mortgage pool balance and 10.3% of the initial sub-pool 1 balance, the borrower is entitled to certain tax credits and/or abatements under the Empire Zones Program and the Industrial and Commercial
Incentive Program.

      Tenant Actions May Affect Anticipated Cash Flow at the Property. In
general, the underwritten cash flow for a particular mortgaged property is based on certain assumptions made by the applicable originator(s) in connection with the origination of the mortgage loan, including assumptions related to tenants at the mortgaged property. Unanticipated actions of a tenant may challenge these assumptions and cause a decline in the cash flow at the mortgaged property.

                                      S-49

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--The Successful Operation of a Multifamily or
Commercial Property Depends on Tenants" in the accompanying prospectus.

      Certain Mortgaged Properties Have Restrictions Limiting Uses. Certain of
the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements, historical landmark designations or, in the case of condominiums, condominium declarations or other condominium use restrictions or regulations. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

      Certain Mortgaged Properties Contain Specialty Uses. Certain of the
mortgaged properties are special-use in nature and would require capital expenditures in order to retrofit the space for other users in the event that the existing tenant vacates. For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Glen Cove Marina representing 0.4% of the initial mortgage pool balance and 0.5% of the initial sub-pool 1 balance, the mortgaged property will not be easily converted to other uses due to the unique location and reliance on water uses of a boating marina and the construction requirements of boating marinas. In the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 696 Hampshire Road and
James Center Professional Plaza, representing approximately 0.5% and 0.2%, respectively, of the initial mortgage pool balance and 0.6% and 0.2%, respectively, of the initial sub-pool 1 balance, each of the mortgaged properties includes medical offices or facilities and will not easily be converted to other uses due to the unique construction requirements of the related tenants. In the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Carefree Highway
& 27th Avenue Office, representing approximately 0.1% of the initial mortgage pool balance and 0.2% of the initial sub-pool 1 balance, the mortgaged property includes a fitness center and will not easily be converted to other uses due to the unique construction requirements of the related tenant. See "--In Some
Cases, a Mortgaged Property Is Dependent on a Single Tenant or on One or a Few
Major Tenants" and "--Lending on Income-Producing Real Properties Entails
Environmental Risks" below for certain other risks associated with this mortgaged property.

      In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or on
One or a Few Major Tenants. In the case of 108 mortgaged properties, securing
35.4% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged property. In the case of 62 of those properties, securing 6.5% of the initial mortgage pool balance, the related borrower has leased all or substantially all of the particular mortgaged property to a single tenant.
Accordingly, although the leased space may be re-let at similar rents, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged property.

      With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Ford Motor Credit, representing approximately 0.6% of the initial mortgage pool balance and 0.7% of the initial sub-pool 1 balance, 100% of the related mortgaged property is leased to one tenant, Ford Motor Credit Co., whose lease expires October 31, 2010
(prior to the August 6, 2017 maturity date of the mortgage loan). We cannot assure you that the mortgaged property would be relet on the same terms or at all.

      With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Whole Foods Mill Valley, representing approximately 0.6% of the initial mortgage pool balance and 0.7% of the initial sub-pool 1 balance, 100% of the related mortgaged property is leased to one tenant, Whole Foods Market California, Inc., who is not expected to commence paying rent until February of 2008. There can be no assurance that the timing of such rental payments will not adversely affect cash flow at the related mortgaged property.

                                      S-50

      With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 530 Davis Drive, representing approximately 0.4% of the initial mortgage pool balance and 0.5% of the initial sub-pool 1 balance, 100% of the related mortgaged property is leased to one tenant, Mylan Laboratories, whose lease expires March 31, 2008 (prior to the May 6, 2017 maturity date of the mortgage loan). There can be no assurance that the mortgaged property will be relet on the same terms or at all.

      With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 162 East Main Street, representing approximately 0.2% of the initial mortgage pool balance and 0.3% of the initial sub-pool 1 balance, 100% of the mortgaged property is leased to one tenant, Borders, Inc., whose lease expires January 31, 2013 (prior to the
September 6, 2017 maturity date of the mortgage loan). There can be no assurance that the mortgaged property would be relet on the same terms or at all.

      With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 3060 Kenneth Street, representing approximately 0.1% of the initial mortgage pool balance and 0.2% of the initial sub-pool 1 balance, the three tenants at the related mortgaged property have leases that expire on November 30, 2007, November 30, 2008 and
January 31, 2009, respectively, (prior to the April 6, 2017 maturity date of the mortgage loan). There can be no assurance that the mortgaged property would be relet on the same terms or at all.

      Certain other mortgage loans may have a single or large tenant whose lease expires prior to the maturity of the related mortgage loan. See Annex A to this prospectus supplement for the lease expiration dates for the three largest tenants at each mortgaged property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--The Successful Operation of a Multifamily or
Commercial Property Depends on Tenants," "--Repayment of a Commercial or
Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying
Real Property, Which May Decline Over Time, and the Related Borrower's Ability
to Refinance the Property, of Which There Is No Assurance--Dependence on a
Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral"
and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance"
in the accompanying prospectus.

      Certain Additional Risks Relating to Tenants

      The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases soon after the closing dates of the mortgage loans or relatively near, or soon after, the maturity dates of the mortgage loans. See "--Retail or Office Properties" below and Annex A to this prospectus supplement for the lease expiration dates for the three largest tenants at each mortgaged property. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers.
Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

                                      S-51

      With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

      Certain Mortgaged Properties Contain Theaters. Theater properties are exposed to certain unique risks. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters and in prior years the theater industry experienced a high level of construction of new theaters, reduced attendance and an overall increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.

      The inclusion in the mortgage pool of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A
Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the
accompanying prospectus.

      Retail or Office Properties. 58.0% of the initial mortgage pool balance and 64.0% of the initial sub-pool 1 balance will be secured by mortgage liens on retail or office properties. Repayment of the mortgage loans secured by retail and office properties will be affected by, among other things:

      o     the exercise of termination options by tenants (including the exercise of such options by government-sponsored tenants that typically have a right to terminate their lease at any time or for lack of appropriations);

      o     the timing of lease expirations (many of which lease expirations occur at varying rates, close in time and/or prior to the related mortgage loan maturity date) (see Annex A to this prospectus supplement for the lease expiration dates for the three largest tenants at each mortgaged property);

      o     the ability to renew leases or re-let space on comparable terms;

      o     a concentration of tenants in a particular industry (at one or more of the mortgaged properties), as such properties may be more vulnerable to industry slumps or other economic downturn (and losses may be more severe) than if tenants were in diverse industries;

      o     a concentration of the same tenant at different mortgaged
            properties;

      o     the ability to build new competing properties in the same area as the mortgaged property; and

      o     the financial difficulties or bankruptcy of a tenant (certain of which tenants may currently be, may have been, or may in the future be the subject of a bankruptcy proceeding).

      In addition, in the case of the retail properties located in Nevada,
Hawaii and/or certain other states, the income from, and the market value of, those properties may be adversely affected by any factors affecting the economy of those areas such as a downturn in the tourist industry, nationwide decreases in oil supplies and regional interruptions in travel and transportation.

      54 of the mortgaged properties, securing 28.4% of the initial mortgage pool balance and 31.3% of the initial sub-pool 1 balance, are primarily used for retail purposes. We consider 35 of those retail properties, securing 11.2% of the initial mortgage pool balance, to be anchored or shadow anchored. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants and whose operation is vital in attracting customers to the retail mall or shopping center. A "shadow anchor" is a store or business that materially affects the draw of

                                      S-52

customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that does not secure the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property that is not part of the mortgaged property, the borrower and/or lender may have little or no ability to ensure that any shadow anchor continues operations at or near the mortgaged property. Retail tenants often have co-tenancy provisions permitting them to, among other things, cease operation or reduce their rent in the event an anchor or other significant tenant ceases operations, goes dark or fails to renew its lease. Many tenants at retail properties have co-tenancy provisions in their leases. There can be no assurance that the actions of a significant tenant at a retail center (including a tenant that is not leasing a portion of the mortgaged property) will not have a significant impact on the collateral for the mortgage loan or the related borrower's ability to make its mortgage loan payments. See "--Certain Additional
Risks Relating to Tenants" above and "Description of the Trust Assets--Mortgage
Loans--A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of
Certificates--Retail Properties" in the accompanying prospectus.

      We are aware of the following issues with respect to the mortgage loans we intend to include in the trust that may impact a borrower's ability to repay a mortgage loan secured by a retail property:

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Alcoa
            Building, representing approximately 1.4% of the initial mortgage pool balance and 1.6% of the initial sub-pool 1 balance, the borrower is converting the tenancy of the mortgaged property to a single tenancy by Philip Morris USA, which tenant is only required to pay rent on a particular space as it takes possession of the space. See "Annex B--Structural and Collateral Term Sheet--Ten
            Largest Mortgage Loans--The Alcoa Building" in this prospectus supplement.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as South Park
            Shopping Center, representing approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial sub-pool 1 balance, the second largest tenant at the related mortgaged property, Hancock
            Fabrics, Inc., filed for Chapter 11 bankruptcy protection on or about March 21, 2007. Issues related to the tenant's bankruptcy filing could adversely impact cash flow at the related mortgaged property.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Laniakea
            Plaza, representing approximately 0.4% of the initial mortgage pool balance and 0.4% of the initial sub-pool 1 balance, five of the tenants at the related mortgaged property, representing over 30% of the net rentable area, are in possession of and building out their respective spaces; however, such tenants are not expected to commence paying rent until November 2007.

      We are aware of the following issues with respect to the mortgage loans we intend to include in the trust that may impact a borrower's ability to repay a mortgage loan secured by an office property:

      o     32 of the mortgaged properties, securing 29.7% of the initial mortgage pool balance and 32.7% of the initial sub-pool 1 balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property. See
            "Description of the Trust Assets--Mortgage Loans--A Discussion of
            the Various Types of Multifamily and Commercial Properties that May
            Secure Mortgage Loans Underlying a Series of Certificates--Office
            Properties" in the accompanying prospectus.

      o     With respect to certain office properties, the related mortgaged property is a medical or healthcare office. The performance of a medical or healthcare office property may depend on reimbursement for patient fees from private or government sponsored insurers.
            Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. In addition, medical and healthcare office properties may not be easily converted to other uses.

      Hospitality Properties. Nine of the mortgage loans, representing approximately 5.1% of the initial mortgage pool balance and 5.6% of the initial sub-pool 1 balance, are secured by one or more hospitality properties.
Hospitality properties can be seasonal in nature, which can be expected to cause periodic fluctuations in room and restaurant revenues, occupancy levels, room rates and operating expenses. The economic success of hospitality properties is generally subject to the factors included in "Risk Factors--Repayment of a
Commercial or Multifamily

                                      S-53

Mortgage Loan Depends on the Performance and Value of the Underlying Real
Property, Which May Decline Over Time, and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance" and "Description of the
Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily
and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Certificates--Hospitality Properties" and "--Recreational and Resort Properties"
in the accompanying prospectus.

      Certain mortgage loans included in the trust are secured by hospitality properties that are independent hotels and are not affiliated with a hotel chain. The lack of a franchise affiliation, or of a nationally known franchise affiliation, may adversely affect the performance of a hotel property.

      Multifamily Properties. 19 of the mortgage loans, representing approximately 9.3% of the initial mortgage pool balance, which are all in sub-pool 2, representing 100.0% of the initial sub-pool 2 balance, are secured by one or more multifamily properties. The economic success of multifamily properties is generally subject to the factors included in "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Many Risk Factors are Common to Most or all Multifamily
and Commercial Properties" and "--The Successful Operation of a Multifamily or
Commercial Property Depends on Tenants" in the accompanying prospectus.

      Certain of the multifamily properties may be leased to persons eligible for low income housing tax credits or persons who receive government rent subsidies under various government-funded programs, including the Section 8
Tenant-Based Assistance Rental Certificate Program of the United States
Department of Housing and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided to these tenants will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

      We are aware of the following issues with respect to the mortgage loans we intend to include in the trust that may impact a borrower's ability to repay a mortgage loan secured by a multifamily property:

      For a discussion of certain multifamily properties that are undergoing a renovation, see "--Risks Related to Construction, Redevelopment and Renovation
at the Mortgaged Properties" below.

      Geographic Concentration Risk. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying prospectus.
The mortgaged properties located in any given state may be concentrated in one or more areas within that state. Annex A to this prospectus supplement contains the address for each mortgaged property.

      The tables below show the states with concentrations of mortgaged properties over 5% of the initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balance. With respect to multi-property mortgage loans with properties located in different states, the cut-off date balance and percentage of initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balances are based on the allocated loan amount for such mortgaged property.

                             GEOGRAPHIC DISTRIBUTION

                            ALL MORTGAGED PROPERTIES

                                     NUMBER OF          AGGREGATE CUT-OFF    % OF INITIAL MORTGAGE
           STATE                MORTGAGED PROPERTIES      DATE BALANCE            POOL BALANCE
---------------------------     --------------------    -----------------    ---------------------

New York...................              10               $979,373,561               36.4%
Arizona....................              11               $382,985,150               14.3%
California.................              24               $302,378,071               11.3%
New Jersey.................              23               $178,184,147                6.6%

                                      S-54

                                   SUB-POOL 1

                                     NUMBER OF
                                MORTGAGED PROPERTIES    % OF INITIAL SUB-POOL
           STATE                   IN SUB-POOL 1              1 BALANCE
---------------------------     --------------------    ---------------------
New York ..................              10                     40.2%
Arizona....................              11                     15.7%
California.................              21                     11.3%
Virginia...................              11                      3.7%

                                   SUB-POOL 2

                                     NUMBER OF
                                MORTGAGED PROPERTIES    % OF INITIAL SUB-POOL
           STATE                   IN SUB-POOL 2              2 BALANCE
---------------------------     --------------------    ---------------------
New Jersey ................              9                      49.4%
Florida....................              3                      14.8%
California.................              3                      10.9%
Virginia...................              1                       9.0%

      The Mortgage Pool Will Include Material Concentrations of Balloon Loans.
All of the mortgage loans, representing 100.0% of the initial mortgage pool balance, of which 103 mortgage loans are in sub-pool 1, representing 100.0% of the initial sub-pool 1 balance and 19 mortgage loans are in sub-pool 2, representing 100.0% of the initial sub-pool 2 balance, are balloon loans where the balloon payment is due on the stated maturity date of the mortgage loan. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon the borrower's ability either to refinance the loan or to sell the mortgaged property, which depends on economic and market factors that cannot be predicted. See "Description of the Mortgage Pool--Terms and Conditions
of the Trust Mortgage Loans" in this prospectus supplement and "Risk
Factors--The Investment Performance of Your Offered Certificates Will Depend
Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable--There is an Increased
Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

      The Mortgage Pool Will Include Some Disproportionately Large Mortgage
Loans. The effect of mortgage pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the total mortgage pool balance. See "Description of the Mortgage
Pool--General," "--Cross-Collateralized Mortgage Loans and Multi-Property
Mortgage Loans," "--Mortgage Loans with Affiliated Borrowers" and "Annex
B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--One Liberty
Plaza," "--Scottsdale Fashion Square," "--885 Third Avenue," "--Bush Terminal,"
"--9000 Sunset Boulevard," "--USFS Industrial Distribution Portfolio," "--292
Madison Avenue," "--Hyatt Regency Milwaukee," "--Alcoa Building" and "--Research
Park Portfolio" in this prospectus supplement and "Risk Factors--Loan
Concentration Within a Trust Exposes Investors to Greater Risk of Default and
Loss" in the accompanying prospectus.

      The table below presents information regarding loan concentration for all mortgage loans in the trust:

                                             LOAN CONCENTRATION

                                              AGGREGATE CUT-OFF    % OF INITIAL POOL      % OF THE INITIAL
                                                 DATE BALANCE           BALANCE          SUB-POOL 1 BALANCE
                                              -----------------    -----------------     ------------------

Largest Single Mortgage Loan................     $350,000,000            13.0%                  14.4%
Largest Five Mortgage Loans.................   $1,272,650,000            47.4%                  52.2%
Largest Ten Mortgage Loans..................   $1,519,118,359            56.5%                  62.3%
Largest Related Borrower Concentration......     $326,748,946            12.2%                  13.4%
Next Largest Related Borrower                    $123,350,000
   Concentration............................                              4.6%                   NAP

      The Mortgage Pool Will Include Leasehold Mortgaged Properties. Six
mortgaged properties, representing approximately 1.8% of the initial mortgage pool balance, all of which are in sub-pool 1, representing approximately 2.0% of the initial sub-pool 1 balance, are secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged property, but not by the corresponding fee interest in the property

                                      S-55

that is subject to the ground lease. Because of possible termination of the related ground lease and potential rental payment increases, lending on a leasehold interest in a property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for
Lenders That Are Not Present When Lending on an Actual Ownership Interest in a
Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying prospectus. Each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement.

      Condominium Ownership May Limit Use of the Property and Decision Making
Related to the Property. In the case of the condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. See "Description of the Trust Assets--Mortgage Loans--A Discussion
of the Various Types of Multifamily and Commercial Properties that May Secure
Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

      We are aware of the following items related to the mortgage loans secured by the condominiums or the mortgaged properties that may be converted into condominiums:

      o     In the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 650 Avenue of the Americas, representing approximately 1.0% of the initial mortgage pool balance and 1.1% of initial sub-pool 1 balance, the borrower does not control the condominium association. However, the condominium association cannot amend the condominium declaration in any way that would affect the rights of the lender without lender consent.

      o     In the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Alexan Retail
            Center, representing approximately 0.5% of the initial mortgage pool balance and 0.5% of the initial sub-pool 1 balance, the borrower does not control the condominium association. However, the condominium association cannot amend the condominium declaration in any way that would affect the rights of the lender without lender consent.

      Risks Related to Construction, Redevelopment and Renovation at the
Mortgaged Properties. Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. The construction of improvements on a mortgaged property involves significant risks, including increases in the cost of labor and materials, unavailability or delays in obtaining specified materials, defaults by general contractors and subcontracts, delays in issuance or inability to obtain permits, the greater risk of casualty during construction, the insufficiency of available funds and inability to enforce completion guaranties. We cannot assure you that current or planned construction, redevelopment or renovation will be completed, that such construction, redevelopment or renovation will be completed in the time frame contemplated, or that, when and if construction, redevelopment or renovation is completed, such construction, redevelopment or renovation will improve the operations at, or increase the value of, the subject property.
Failure of any of the foregoing to occur

                                      S-56

could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan in the trust. In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing construction, redevelopment or renovation, the portion of the mortgaged property on which there is construction or renovation may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.
In addition, there may be expansion or other construction located near or at a mortgaged property on premises that are not part of the collateral. For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Scottsdale Fashion Square, representing approximately 12.1% of the initial mortgage pool balance and 13.3%
of the initial sub-pool 1 balance, a portion of the related mortgaged property that is not part of the collateral is undergoing expansion; however, construction may make access to the mortgaged property difficult and may adversely impact the mortgaged property. See "Annex B--Structural and Collateral
Term Sheet--Ten Largest Mortgage Loans--Scottsdale Fashion Square" in this prospectus supplement.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as One Liberty
            Plaza, representing approximately 13.0% of the initial mortgage pool balance and 14.4% of the initial sub-pool 1 balance, the related mortgaged property is subject to approximately $2,800,000 in upgrades, repairs and maintenance. There can be no assurance that the renovation will not adversely affect the related mortgaged property. See "Annex B--Structural and Collateral Term Sheet--Ten
            Largest Mortgage Loans--One Liberty Plaza" in this prospectus supplement.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to the prospectus supplement as Hyatt Regency
            Milwaukee, representing approximately 1.6% of the initial mortgage pool balance and 1.8% of initial sub-pool 1 balance, the related borrower must complete an $18,600,000 renovation of the related mortgaged property by year-end 2008, which includes upgrades to the exterior area, hotel lobby, restaurant, sports bar, guest rooms, computer systems, elevators and fire alarm systems. The renovation is collateralized by a letter of credit in the amount of
            $18,358,000. Several of the guestrooms will be out of service during the renovation and will be non-revenue generating. There can be no assurance that the renovation will not adversely affect the related mortgaged property and the cashflows at the mortgaged property or that the renovation will be completed by the required deadline.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Alcoa
            Building, representing approximately 1.4% of the initial mortgage pool balance and 1.6% of the initial sub-pool 1 balance, the borrower is converting the tenancy of the mortgaged property to a single tenancy by Philip Morris USA, which tenant plans a
            $40,000,000 renovation. We cannot assure you that the related renovation would not adversely affect the mortgaged property. See
            "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage
            Loans--The Alcoa Building" in this prospectus supplement.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to the prospectus supplement as 650 Avenue of the Americas, representing approximately 1.0% of the initial mortgage pool balance and 1.1% of initial sub-pool 1 balance, the related borrower intends on converting basement space to retail use.
            We cannot assure you that the related renovation would not adversely affect the mortgaged property or that such renovation would result in the basement space being rented.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Doubletree
            Hotel Memphis, representing approximately 1.0% of the initial mortgage pool balance and 1.1% of the initial sub-pool 1 balance, the related mortgaged property is subject to an approximately
            $1,700,000 renovation. There can be no assurance that the capital improvements will not adversely affect the related mortgaged property to be completed by the required deadlines.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to the prospectus supplement as Marina Dunes
            Beach Resort, representing approximately 0.5% of the initial mortgage pool balance and 0.6% of initial sub-pool 1 balance, the related mortgaged property is in the midst of an approximately
            $600,000 renovation expected to be completed by the end of 2007.
            There can be no assurance that the renovation will not adversely affect the related mortgaged property or that the renovation will be completed by the required deadline.

                                      S-57

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Venetian
            Apartments, representing approximately 0.4% of the initial mortgage pool balance and 4.0% of the initial sub-pool 2 balance, the borrower is planning a $600,000 renovation of the related mortgaged property. There can be no assurance that the related renovation will not adversely affect the related mortgaged property.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to the prospectus supplement as Hotel
            Metropole, representing approximately 0.3% of the initial mortgage pool balance and 0.4% of initial sub-pool 1 balance, the related mortgaged property is in the midst of an approximately $2,400,000 renovation. There can be no assurance that the renovation will not adversely affect the related mortgaged property.

      Some of the Mortgaged Properties Are Legal Nonconforming Uses or Legal
Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the
Use or Value of a Real Property" in the accompanying prospectus.

      Some of the Mortgaged Properties May Not Comply with the Americans with
Disabilities Act of 1990 or Similar Laws. Some of the mortgaged properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990 or similar state laws.
Compliance, if required, can be expensive. A borrower may be required to comply with other existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws, expenditures of costs associated therewith or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and consequently, its ability to pay its mortgage loan. See "Risk Factors--Compliance with the Americans with
Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage
Loans--Americans with Disabilities Act" in the accompanying prospectus.

      Multiple Mortgaged Properties Are Owned by the Same Borrower, Affiliated
Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in
Part, by the Same Tenant or Affiliated Tenants. Certain mortgage loans may have borrowers that are the same or under common control. In addition, there are tenants who lease space at more than one mortgaged property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. A bankruptcy proceeding of a borrower or a tenant could materially and adversely affect the ability to liquidate the related mortgaged property. See "Risk Factors--Repayment of a Commercial or
Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying
Real Property, Which May Decline Over Time, and the Related Borrower's Ability
to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy
Adversely Affects Property Performance," "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying prospectus.

     The Borrower's Form of Entity May Cause Special Risks. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.
The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to

                                      S-58

the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.
Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                  (i)   operating entities with business distinct from the
            operation of the property with the associated liabilities and risks of operating an ongoing business; or

                  (ii)  individuals that have personal liabilities unrelated to the property.

      However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Borrower Bankruptcy Proceedings Can Delay and
Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying prospectus.

      Some of the Mortgaged Properties Are Owned by Borrowers That Are
Tenants-In-Common. 15 of the mortgage loans, which collectively represent approximately 15.4% of the initial mortgage pool balance (as identified on Annex
A to this prospectus supplement), of which 13 mortgage loans are in sub-pool 1, representing approximately 16.2% of the initial sub-pool 1 balance and two mortgage loans are in sub-pool 2, representing approximately 7.2% of the initial sub-pool 2 balance, have borrowers that own the related mortgaged properties as tenants-in-common. Each tenant in common borrower is a single purpose entity. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). If a tenant in common exercises its right of partition, the related mortgage loan may be subject to prepayment. In order to reduce the likelihood of a partition action, the tenant-in-common borrowers have generally (i) covenanted in their loan documents not to commence a partition action and/or (ii) affirmatively waived their right to seek a partition or covenanted not to exercise their right to commence a partition action under their respective tenant-in-common agreements or it is an event of default under the loan documents to seek to partition the mortgaged property. However, there can be no assurance that, if challenged, a waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. The non-special purpose entity tenant-in-common borrowers are not precluded from commencing a partition action under their organizational documents and have not waived their right to seek a partition action under their organizational documents. As such, there is a greater risk of prepayment as a result of a partition.

      In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. With respect to each of the tenant-in-common loans, the loan documents provide that the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection (or the entire outstanding loan balance) will become full recourse to such tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy. In the event a mortgage loan is cross-collateralized and cross defaulted with a mortgage loan to tenant in common borrowers, the tenant in common concerns discussed above may impact the benefits of the cross-collateralization agreement.

                                      S-59

      Some of the Mortgaged Properties Are or May Be Encumbered by Additional
Debt. Certain mortgaged properties that secure mortgage loans that we intend to include in the trust are or may in the future be encumbered by subordinate debt.
Four of the mortgage loans, which collectively represent approximately 36.9% of the initial mortgage pool balance (as identified on Annex A to this prospectus supplement), all of which mortgage loans are in sub-pool 1, representing approximately 40.7% of the initial sub-pool 1 balance are secured by mortgaged properties that also secure other mortgage loans in a split loan structure, which other mortgage loans (also referred to as companion loans) are pari passu to the mortgage loans included in the mortgage pool. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Other Financing" in
this prospectus supplement. The mortgage loans in each split loan structure are cross-defaulted with each other. See "Description of the Mortgage Pool--Split
Loan Structure" and "Annex B--Structural and Collateral Term Sheet--Ten Largest
Mortgage Loans--One Liberty Plaza," "--Scottsdale Fashion Square," "--Bush
Terminal" and "--USFS Industrial Distribution Portfolio" in this prospectus supplement for a discussion of pari passu companion loans. See also,
"Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement.

      The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged property:

      o     refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

      o     reduced cash flow could result in deferred maintenance at the particular property;

      o     borrower may have difficulty servicing and repaying multiple loans;

      o     if the holder of the other debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular property could be delayed; and

      o     if the mortgaged property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

      Certain mortgage loans may have secured subordinate debt as described under "Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement.

      In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Certain of the mortgage loans may permit the owners of the borrower to pledge their right to distributions from the borrower. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower.

      The Ownership Interests in Some Borrowers Have Been or May Be Pledged to
Secure Debt. Certain borrowers or affiliates of borrowers under certain mortgage loans we intend to include in the trust have pledged or may in the future pledge their interest in the borrower or right to distributions from the borrower as security for a loan. The mortgage loan sellers have informed us that with respect to 23 mortgage loans that we intend to include in the trust, 22 of which are in sub-pool 1 and one of which is in sub-pool 2, representing approximately
21.2% of the initial mortgage pool balance, 22.9% of the initial sub-pool 1 balance and 4.0% of the initial sub-pool 2 balance, certain equity owners of the related borrower have pledged, or are permitted pursuant to the related loan documents to pledge, its equity interest in the related borrower as security for a mezzanine loan. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Other Financing" in this prospectus supplement.

      In general, with respect to the equity pledges described above, the related mezzanine lender has (or, with respect to a future mezzanine loan, that mezzanine lender may have) the option to purchase the mortgage loan if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions in respect of the related mortgage loan, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan.
The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan

                                      S-60

together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in some cases, may exclude any yield maintenance premium, default interest and/or late charges that would have otherwise been payable by the related borrower and, in some cases, may not include a liquidation fee that may be payable by the trust.

      The related mezzanine lender may also have the right to receive notice from the related mortgagee of any borrower default and the right to cure that default after or prior to the expiration of the related borrower's cure period or in some cases for a period extending beyond the related borrower's cure period. The mezzanine lender generally will have a specified period of time, set forth in the related intercreditor agreement, to cure any default. The mezzanine lender may be prohibited from curing monetary defaults for longer than a specified number of months or be subject to other requirements. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

      While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Other Financing" and "Annex B--Structural and Collateral
Term Sheet--Ten Largest Mortgage Loans--Bush Terminal" in this prospectus supplement.

      The mezzanine debt holder with respect to any mezzanine debt and any future mezzanine debt may in the future be an affiliate of the borrower.
Therefore, the interests of the mezzanine debt holder may conflict with your interests.

      The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers (after payments of debt service on the mortgage loan and the mezzanine loan), which in turn could result in the deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. See "Risk Factors--Subordinate or Mezzanine Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate
Financing" in the accompanying prospectus. In a bankruptcy proceeding, the trust would face certain limitations, and the holders of mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties.
See, generally, "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and
Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying prospectus.

      In addition, the borrowers under certain mortgage loans are permitted to pledge direct interests in themselves or issue preferred equity or debt granting similar rights as preferred equity so long as confirmation has been received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates. See
"Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement and "Risk
Factors--Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower
Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying prospectus.

      The Mortgaged Properties that Secure Certain Mortgage Loans also Secure
Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of those Other Mortgage Loans May Conflict with Your Interests. Four mortgage loans, representing approximately 36.9% of the initial mortgage pool balance, all of which are in sub-pool 1, representing approximately 40.7% of the initial sub-pool 1, are each part of a split loan structure, each comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property or properties. Each of such mortgage loans is subject to a co-lender agreement or intercreditor agreement, as applicable, which provides, among other things, that the holder of the mortgage loans that are not included in the trust may have certain rights (i) to advise, consult or consent with the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and/or (ii) replace the special servicer with respect to the mortgage loans in the split loan structure. See
"Description of the Mortgage Pool--Split Loan

                                      S-61

Structure" and "Servicing Under the Pooling and Servicing Agreement--The
Directing Holders" in this prospectus supplement. The holders of the mortgage loans that are not included in the trust may have interests that conflict with your interests. See "--Conflicts of Interest" below.

      Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. If you purchase any of the class A-2, class A-3, class A-AB, class
A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E and class F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life, such as the class A-1 certificates. This is so because the longer mortgage loans are outstanding in a mortgage pool the greater the chances are that a borrower in such mortgage pool will default or prepay a mortgage loan. Such default or prepayment will in turn increase the concentration of all other borrowers, or other loans or property characteristics and therefore a certificate with a longer weighted average life is more likely to be exposed to such increased concentrations. See "Risk Factors--Changes in Pool Composition
Will Change the Nature of Your Investment" in the accompanying prospectus.

      Lending on Income-Producing Real Properties Entails Environmental Risks.
The trust could become liable for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

      With respect to each of the mortgaged properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a
Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment. All of the environmental assessments were completed during the 12-month period ending on the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was or is being performed or an indemnity was obtained in lieu of a Phase II. Phase II investigation typically consists of sampling and/or testing.

      If the environmental assessments identified the presence of material amounts of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. The presence of such materials could result in a claim for damages.

      If the environmental assessments identified potential problems at properties adjacent or otherwise near to the related mortgaged properties, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, or obtain confirmation that a third party is the responsible party. To the extent a third party "responsible party"
was identified, generally the borrower will not be required to take any action regarding potential problems at an adjacent or nearby property.

      In other cases, the environmental testing identified problems at certain of the mortgaged properties. In these cases, unless a state funded program was identified as a source of funding for remediation costs or the related borrower received a "no further action" letter from the relevant governmental department, the related borrower was required to do one or more of the following:

      o     take remedial action if no third party was identified as being responsible for the remediation;

      o     deposit a cash reserve in an amount generally equal to 100% to 125%
            of the estimated cost of the remediation;

      o     monitor the environmental condition and/or carry out additional testing; and/or

      o     obtain an environmental insurance policy (which may contain specific coverage limits and deductibles and which may not be sufficient to cover all losses resulting from certain environmental conditions).

                                      S-62

      In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      Furthermore, any particular environmental assessment may not have tested for or revealed all potentially adverse conditions and there may be material environmental liabilities of which we are not aware. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

      o     the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

      o     the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

      o     any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action; or

      o     the required environmental insurance policy will be obtained.

      Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

      See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and Operation
of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

      The following is a list of environmental issues at certain mortgaged properties that may affect the value and operation of that property:

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to the prospectus supplement as Clearwater
            House, representing approximately 1.1% of the initial mortgage pool balance and 1.2% of initial sub-pool 1 balance, the related mortgaged property has experienced groundwater contamination resulting from historical uses. In October of 2002, a voluntary remediation program was established. The environmental consultant recommended continued groundwater evaluation, including an analysis of an adjacent facility, which had a petroleum release in September of 2006. The consultant also recommended that the related borrower confirm whether or not a shipment of hazardous materials in March of
            2005 originated from the site, which shipment could subject the related mortgaged property to further regulation. There can be no assurance that satisfactory remediation programs will continue at the related mortgaged property or that such property will not be subject to further regulation or contamination. There can be no assurance that the other environmental issues will not adversely affect the related mortgaged property.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to the prospectus supplement as Doubletree
            Hotel Memphis, representing approximately 1.0% of the initial mortgage pool balance and 1.1% of initial sub-pool 1 balance, the groundwater below the parking garage on the related mortgaged property has been contaminated by a plume arising from a leaking underground storage tank on the adjacent property. The adjacent property owner is responsible for the remediation and monitoring of the contaminants in the groundwater. While the environmental consultant indicated that the impacted groundwater is classified as non-drinking water and is not used by the hotel located on the related

                                      S-63

            mortgaged property and, based on the State of Tennessee's exposure modeling, the environmental consultant determined the contamination poses no significant risk to the public health or the environment, there can be no assurance that the current remediation plan will be successful in achieving site-specific cleanup levels as determined by the State of Tennessee or that a no action letter will be issued.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Daibes Ground
            Lease Portfolio, representing approximately 0.6% of the initial mortgage pool balance and 0.6% of the initial sub-pool 1 balance, ten of the 11 related mortgaged properties have experienced some level of groundwater contamination as a result of historic gas station operations. Remedial action was taken with the approval of the New Jersey Department of Environmental Protection ("NJDEP") and
            an environmental indemnity was obtained from the previous owner.
            Additionally, the related mortgaged properties remain subject to groundwater monitoring. Although the required maintenance programs are in place, the NJDEP has not issued no further action letters.
            There can be no assurance that the NJDEP will issue no further action letters, that satisfactory groundwater monitoring will continue or that the related mortgaged properties will not experience further groundwater contamination.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 3060 Kenneth
            Street, representing approximately 0.1% of the initial mortgage pool balance and 0.2% of the initial sub-pool 1 balance, the related mortgaged property has experienced groundwater contamination at levels above regulatory environmental screening levels. The related mortgaged property remains subject to groundwater cleanup and monitoring being performed by third parties not associated with the site. There can be no assurance that satisfactory groundwater cleanup and monitoring will continue or that the related mortgaged property will not experience further groundwater contamination.

      Risks with Respect to Certain Ground Lease Rents. With respect to certain mortgage loans secured by mortgaged properties that are subject to ground leases, the related borrowers may have title to the land, but not the improvements. Title to the improvements may be vested in the lessee under the ground lease. For example, with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 885
Third Avenue and 292 Madison Avenue, representing approximately 9.96% and 2.2%
of the initial mortgage loan balance and 11.0% and 2.4% of the initial sub-pool
1 balance, the borrowers are the lessors under the related ground lease of those mortgaged properties. In each case, the debt service coverage ratio presented in this prospectus supplement is based on the average rent payable under the related ground lease during years 11 through 20. The debt service coverage ratios for the mortgage loans secured by the mortgaged properties identified on
Annex A to this prospectus supplement as 292 Madison Avenue and 885 Third Avenue as of the cut-off date based on the ground rent as of the cut-off date are 0.66x and 0.65x, respectively. The base rent payable by the lessee under those ground leases is $2,450,000 and $11,095,000, respectively, during the first lease year.
In each case, the ground leases are subject to increases. In each case, the sponsors of the related borrowers have provided certain letters of credit with respect to projected shortfalls between ground lease rent and debt service.
There is expected to be a negative difference between the ground rents due and the debt service payments through 2015. See "Annex B--Structural and Collateral
Term Sheet--Ten Largest Mortgage Loans--292 Madison Avenue" and "--885 Third
Avenue" in this prospectus supplement.

      Property Inspectors May Not Adequately Identify Property Conditions and
Such Conditions Could Result in Loss to Certificateholders. In connection with the origination of each mortgage loan, engineering firms inspected each mortgaged property securing all of the mortgage loans that we intend to include in the trust, to assess--

      o     the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

      o     the general condition of the site, buildings and other improvements located at each mortgaged property.

      Except in the case of the mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as Daibes Ground
Lease Portfolio, the mortgaged properties were inspected during the 12-month period preceding the cut-off date. With respect to one mortgage loan secured by the 11 mortgaged properties identified on Annex A to this prospectus supplement as Daibes Ground Lease Portfolio, securing approximately

                                      S-64

0.6% of the initial mortgage pool balance and 0.6% of the initial sub-pool 1 balance, no engineering reports were obtained with respect to the mortgaged properties as the loan is secured by land only.

      In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of
$100,000. In those cases, the related originator generally required the related borrower to fund reserves, obtain a guaranty from the parent or sponsor or deliver letters of credit or other instruments, to cover these costs.

      There can be no assurance that the above-referenced inspections identified all risks related to property conditions at the mortgaged properties securing the mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged properties since that inspection.

      Limitations Related to Multi-property Mortgage Loans and
Cross-Collateralized Mortgage Loans. The mortgage pool will include mortgage loans that are secured by multiple mortgaged properties and mortgage loans cross-collateralized with other mortgage loans, as identified in Annex A to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple properties is to reduce the risk of default or ultimate loss on such mortgage loan or mortgage loans as a result of an inability of any particular mortgaged property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

      o     the release of one or more of the mortgaged properties from the related mortgage lien, and/or

      o     a full or partial termination of the applicable
            cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage
Loans" and "--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage
Loans" and "--Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

      When multiple properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those mortgaged properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the mortgaged property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      For example, the multi-property mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as USFS
Industrial Distribution Portfolio, representing approximately 2.5% of the initial mortgage pool balance, 2.8% of the initial sub-pool 1 balance, are secured by mortgaged properties located in two or more states. Upon a default under these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

      Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.

      No Reunderwriting of the Mortgage Loans. We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, the applicable mortgage loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the series
2007-GG11 certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation

                                      S-65

or warranty has been breached. See "Description of the Mortgage
Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

      Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to (i) perform any construction or renovation work on the property (and then only if the construction was at least 10% complete when default on the loan occurred or became imminent) or (ii) operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject REMIC I to federal, and possibly state or local, tax as described under "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other property types that rely on business income rather than rental income. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2007-GG11 certificates. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.
Such state or local taxes and such extraordinary tax may reduce net proceeds available for distribution with respect to the series 2007-GG11 certificates.

      Prior Bankruptcies. We are not aware of any mortgage loans that we intend to include in the trust as to which a direct principal of the related borrower was a party to a bankruptcy proceeding. However, there can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and
Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying prospectus. In addition, certain tenants at some of the mortgaged properties may have been, may currently be or in the future may become a party to a bankruptcy proceeding, as discussed above under "--Retail or Office
Properties."

      Litigation and Other Matters Affecting the Mortgaged Properties or
Borrowers. There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

      With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Birchwood at Boulder, representing approximately 0.8% of the initial mortgage pool balance and 9.0% of the initial sub-pool 2 balance, the borrower has brought suit to recover a
$750,000 deposit from Universe Holdings Development Corp., LLC for failure to close on a purchase contract for the related mortgaged property. In response,
Universe Holdings Development Corp., LLC has brought suit seeking, among other things, specific performance to require the borrower to sell the mortgaged property. Depositions are scheduled for August 2007 and a hearing is scheduled for October 2007. There can be no assurances that the outcome of the litigation will not affect the related mortgaged property.

      The Prospective Performance of the Commercial and Multifamily Mortgage
Loans Included in the Trust Fund Should Be Evaluated Separately from the
Performance of the Mortgage Loans in any of Our Other Trusts. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of

                                      S-66

economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "STATIC POOL DATA"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.
Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

      Mortgage Electronic Registration Systems (MERS). The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged real properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

      Impact of Current Events on Financial Markets. The impact of recent domestic and international events involving the United States, such as the war in Iraq and terrorist attacks, is uncertain. These events could lead to general economic downturn, including a reduction in travel and personal spending, increased oil prices, loss of jobs and an overall weakened investor confidence.
Among other things, reduced investor confidence may result in substantial volatility in securities markets and a decline in real estate-related investments.

      Furthermore, it is uncertain what effects future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans included in the trust; and/or (e) insurance costs and the availability of insurance coverage for hurricane related losses and terrorist acts.

      As a result of the foregoing, defaults on commercial real estate loans could increase, and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of
a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying prospectus.

CONFLICTS OF INTEREST

      General. The potential for various conflicts of interest exists with respect to the offered certificates, including conflicts of interest among certain of the borrowers, the holders of the loans in a split loan structure, the property or asset managers, the depositor, Goldman, Sachs & Co. and
Greenwich Capital Markets, Inc., in their capacity as co-lead underwriters, and the master servicer and special servicer, who may purchase some of the non-offered certificates.

                                      S-67

      Conflicts of Interest May Arise Between the Trust and the Mortgage Loan
Sellers or Their Affiliates that Engage in the Acquisition, Development,
Operation, Financing and Disposition of Real Estate. Conflicts may arise because the mortgage loan sellers or their affiliates intend to continue to actively acquire, develop, operate, finance or dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, including the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and, particularly in the case of a refinancing or sale of a mortgaged property, timing of distributions with respect to the offered certificates.

      Additionally, certain of the mortgage loans that we intend to include in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

      Conflicts of Interest May Arise in Connection with the Servicing of the
Non-Serviced Mortgage Loans. The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as USFS Industrial
Distribution Portfolio is pari passu with one companion loan that is not an asset of the trust. The USFS Industrial Distribution Portfolio mortgage loan will be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the series 2007-GG11 certificates are issued. The master servicer and the special servicer that are parties to that pooling and servicing agreement will service that mortgage loan according to the servicing standards provided for in that pooling and servicing agreement.
As a result, you will have less control over the servicing of that mortgage loan than you would if it were being serviced by the master servicer and the special server under the pooling and servicing agreement for this transaction. See
"Servicing Under the Pooling and Servicing Agreement--Servicing of the
Non-Serviced Loan Group" in this prospectus supplement.

      With respect to the non-serviced loan group, the holders of one of the pari passu companion loans and the related controlling class of certificateholders of the COMM 2007-C9 trust or operating advisors appointed by them have certain rights to direct or advise the special servicer with respect to certain servicing matters. The interests of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the
Mortgage Pool--Split Loan Structure" in this prospectus supplement.

      The COMM 2007-C9 special servicer may be removed as special servicer for the USFS Industrial Distribution Portfolio loan group with or without cause, in each case by the majority holder of the controlling class of the COMM 2007-C9 trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the COMM 2007-C9 series, the series 2007-GG11 certificates and the certificates of any related pari passu companion loans.

      With respect to the mortgage loan secured by the One Liberty Plaza property, which is part of a split loan structure that has one or more non-trust pari passu mortgage loans, the directing holder will be the holder or holders of the largest percentage of the outstanding principal balance of all of the mortgage loans in the related loan group. The directing holder (or its representative) may terminate an existing special servicer, but only for cause, and appoint a successor to any special servicer that has resigned or been terminated.

      The Special Servicer May Experience a Conflict of Interest in Owning
Certain Classes of Non-Offered Certificates. The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder, and also has the right to direct or advise the special servicer with respect to various servicing matters. The initial special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage

                                      S-68

loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing Under the Pooling and Servicing Agreement--General"
in this prospectus supplement.

      Conflicts Between the Directing Holder and Other Certificateholders. With
respect to each mortgage loan, the directing holder will be one of (i) the holder (or its designee) of certificates representing a majority interest in a designated controlling class of the series 2007-GG11 certificates or (ii) the holder of one or more pari passu mortgage loans (or if such pari passu mortgage loans are assets in a securitization, the holder of certificates representing a majority interest in a designated controlling class of such securitization). See
"Description of the Pooling and Servicing Agreement--The Directing Holders." The
directing holder will generally have the right, subject to certain limitations described in this prospectus supplement, to direct certain actions of the special servicer with respect to the mortgage loans. In addition, the special servicer generally may be removed and replaced by the directing holder, although in the case of the mortgage loan secured by the mortgage property identified as
One Liberty Plaza on Annex A to this prospectus supplement, the special servicer may only be removed for cause. See "Servicing Under the Pooling and Servicing
Agreement--Replacement of the Special Servicer" in this prospectus supplement.
The directing holder may have interests that differ from those of the holders of the series 2007-GG11 certificates (if the directing holder is a holder of a companion loan) or from the holders of other classes of the series 2007-GG11 certificates (if the directing holder is the majority holder of the controlling class) and as a result may direct the special servicer to take actions that conflict with the interest of certain classes of the offered certificates. The directing holder will have no duty or liability to any other certificateholder.

      Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged properties because:

      o     A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

      o     the property managers also may manage additional properties, including properties that may compete with those mortgaged properties; or

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged properties.

      Conflicts Where a Mortgage Loan Seller, Borrower or its Affiliate is a
Tenant at the Mortgaged Property. With respect to mortgage loans where the mortgage loan seller, borrower or an affiliate is a tenant at the mortgaged property, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. There can be no assurance the space "leased" by this borrower affiliate will eventually be occupied by third party tenants.

      In the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 955 Massachusetts Avenue, representing approximately 1.0% of the initial mortgage pool balance and 1.1% of the initial sub-pool 1 balance, the borrower and a credit worthy affiliate controlled by the guarantor have entered into a master lease for 15,075 square feet (16.1% of total square footage) at an annual rent of $560,000 (22.6% of total cash flow). The master lease will terminate when the mortgaged property achieves a net cash flow of $1,825,000 for a period of six consecutive months.

                                      S-69

      In the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Caldwell Square, representing approximately 0.5% of the initial mortgage pool balance and 0.6% of the initial sub-pool 1 balance, the borrower and the guarantor have entered into a master lease for 9,050 square feet (12.8% of total square footage) at an annual rent of $190,050 (15.9% of total cash flow). The master lease will terminate when the mortgaged property achieves 94% occupancy. As of the cut-off date, the debt service coverage ratio for the mortgage loan including the master lease is 1.29x, and the debt service coverage ratio for the mortgage loan excluding the master lease is 1.09x.

      In the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as East West Shops, representing approximately 0.5% of the initial mortgage pool balance and 0.6% of the initial sub-pool 1 balance, as part of the related acquisition the seller entered into a master lease for 5,600 square feet (6.5% of total square footage)
at an annual rent of $89,600 (7.3% of total cash flow). The master lease expires
May 31, 2008.

      In the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Tenaya Quail East, representing approximately 0.4% of the initial mortgage pool balance and 0.4% of the initial sub-pool 1 balance, the borrower and the guarantor have entered into a master lease for 7,231 square feet (13.2% of total square footage) at an annual rent of $178,302 (19.7% of total cash flow). The master lease will terminate when the mortgaged property achieves 95% occupancy.

      In the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 6300 Mae Anne Avenue, representing approximately 0.1% of the initial mortgage pool balance and 0.1% of the initial sub-pool 1 balance, the borrower and the guarantor have entered into a master lease for 1,493 square feet (14.9% of total square footage) at an annual rent of $35,832 (16.3% of total cash flow). The master lease will terminate when the vacant space has been leased for at least $24 psf NNN.

      In the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Family Dollar Building, representing less than 0.1% of the initial mortgage pool balance and 0.1% of the initial sub-pool 1 balance, the borrower and the guarantor have entered into a master lease for 1,760 square feet (11.8% of total square footage) at an annual rent of $22,880 (20.0% of total cash flow). The master lease will terminate when the vacant space has been leased for at least $13 psf NNN.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement, including in Annexes A and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-70

               THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

THE SPONSORS

      Greenwich Capital Financial Products, Inc. and Goldman Sachs Mortgage
Company are the sponsors that have organized and initiated the issuance of the series 2007-GG11 certificates (collectively, the "SPONSORS"). The information set forth in this prospectus supplement concerning the Sponsors and their underwriting standards has been provided by the Sponsors.

      Greenwich Capital Financial Products, Inc.

      General. Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor and a loan seller. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland
Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the
United Kingdom and internationally. GCFP is also an affiliate of Greenwich
Capital Commercial Funding Corp., the depositor, and Greenwich Capital Markets,
Inc., one of the underwriters. The principal offices of GCFP are located at 600
Steamboat Road, Greenwich, Connecticut 06830. The main telephone number of GCFP is (203) 625-2700.

      GCFP's Commercial Mortgage Securitization Program. GCFP has been engaged in commercial mortgage lending since its formation. The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

      o     Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are GCFP's principal loan product and are primarily originated for the purpose of securitization.

      o     Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.
            These loans are primarily originated for securitization, though in certain cases only a senior participation interest in the loan is intended to be securitized.

      o     Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by GCFP and are sold in individual loan sale transactions.

      In general, GCFP does not hold the loans it originates until maturity. As of September 30, 2007, GCFP had a portfolio of commercial mortgage loans in excess of $4.7 billion of assets.

      As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. Currently, GCFP engages in multiple seller transactions as the "GG"
program in which GCFP and Goldman Sachs Mortgage Company generally are mortgage loan sellers.

      Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

                                      S-71

      GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on September 30, 2007, GCFP was the sponsor of 30 commercial mortgage-backed securitization transactions.
Approximately $36.8 billion of the mortgage loans included in those transactions were originated by GCFP. As of September 30, 2007, GCFP originated approximately
$24.7 billion of commercial mortgage loans for the GG program, of which approximately $11.2 billion was included in a securitization for which an affiliate of GCFP acting as depositor, and approximately $13.5 billion was originated for securitization with an unaffiliated entity acting as depositor.

      The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by GCFP for the three years ending on December 31, 2006.

                      FIXED RATE COMMERCIAL MORTGAGE LOANS

                                TOTAL GCFP                   TOTAL GCFP
                                FIXED RATE                   FIXED RATE
                             LOANS ORIGINATED             LOANS SECURITIZED
         YEAR                  (APPROXIMATE)                (APPROXIMATE)
----------------------  ---------------------------  ---------------------------
         2006                  $8.0 billion                 $7.0 billion
         2005                  $7.3 billion                 $7.0 billion
         2004                  $4.3 billion                 $2.7 billion

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

                                TOTAL GCFP                   TOTAL GCFP
                               FLOATING RATE                FLOATING RATE
                             LOANS ORIGINATED             LOANS SECURITIZED
         YEAR                  (APPROXIMATE)                (APPROXIMATE)
----------------------  ---------------------------  ---------------------------
         2006                  $2.87 billion                $1.0 billion
         2005                  $2.0 billion                 $0.8 billion
         2004                  $2.4 billion                 $0.9 billion

      Underwriting Standards.

      General. GCFP originates commercial mortgage loans from its headquarters in Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore,
Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.
All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

      Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

      Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration

                                      S-72

is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

      Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

      Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

      Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

      Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties.
Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

      Debt-service coverage ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt-service coverage ratios and maximum loan-to-value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived using a stressed capitalization rate is considered.
The debt-service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt-service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

      Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

      o     Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this escrow requirement under certain circumstances.

      o     Insurance--If the property is insured under an individual policy
            (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this escrow requirement under certain circumstances.

      o     Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. GCFP relies on information provided by an independent engineer to make this determination. GCFP may waive this escrow requirement under certain circumstances.

                                      S-73

      o     Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

      o     Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

      Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

      Goldman Sachs Mortgage Company

      General. Goldman Sachs Mortgage Company ("GSMC") is a sponsor and a loan seller. GSMC is a New York limited partnership. GSMC is an affiliate, through common parent ownership, of one of the underwriters. GSMC was formed in 1984.
Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE: GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212)
902-1000.

      GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman
Sachs Commercial Mortgage Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. As of September 30, 2007, GSMC has acted as a sponsor and mortgage loan seller on 50 fixed and floating-rate commercial mortgage backed securitization transactions.

      Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed-rate and floating-rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in 1996 through September 30, 2007, GSMC acquired approximately 1,842 fixed- and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $53.8 billion. Approximately 1,659 fixed- and floating-rate commercial mortgage loans with an aggregate original principal balance of approximately $39.3 billion were included in 50 securitization transactions. As of September 30, 2007, GSMC securitized approximately $17.3 billion of fixed-rate commercial mortgage loans through the GG program, of which approximately $8.4 billion was securitized by an affiliate of GSMC acting as depositor, and approximately $8.9 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self-storage properties.

THE MORTGAGE LOAN SELLERS AND ORIGINATORS

      The Mortgage Loan Sellers are Greenwich Capital Financial Products, Inc.
and Goldman Sachs Mortgage Company. The originators are Greenwich Capital
Financial Products, Inc. and Goldman Sachs Commercial Mortgage Capital, L.P., a
Delaware limited partnership ("GSCMC") or their respective affiliates; provided, however, that the mortgage loan secured by the USFS Industrial Distribution
Portfolio properties was co-originated by Goldman Sachs Mortgage Company, German
American Capital Corporation, JPMorgan Chase Bank, N.A., Citigroup Global
Markets Realty Corp. and Morgan Stanley Mortgage Capital Holdings LLC. The
information set forth in this prospectus supplement concerning the Mortgage Loan
Sellers, Originators and their underwriting standards has been provided by the
Mortgage Loan Sellers and Originators.

                                      S-74

      Greenwich Capital Financial Products, Inc. Greenwich Capital Financial
Products, Inc. is a loan seller and originator. See "--The Sponsors--Greenwich
Capital Financial Products, Inc." above.

      Goldman Sachs Mortgage Company. Goldman Sachs Mortgage Company is a loan seller and an originator. See "--The Sponsors--Goldman Sachs Mortgage Company"
above.

      Goldman Sachs Commercial Mortgage Capital, L.P. GSCMC is an originator.
GSCMC is an affiliate of GSMC, one of the loan sellers, originators and sponsors and Goldman, Sachs & Co., one of the underwriters. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.
The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. GSCMC has been an active participant in securitizations of commercial mortgage loans since 1996.
Many of the commercial mortgage loans originated by GSCMC are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or mortgage loan seller. Multiple seller transactions in which GSCMC has participated historically include the "GMAC" program in which GSMC, GMAC Commercial Mortgage
Corporation, Morgan Stanley Mortgage Capital Inc. and German American Capital
Corporation generally were loan sellers and sponsors. Currently, GSCMC engages in multiple seller transactions as the "GG" program in which GSMC and Greenwich
Capital Financial Products, Inc. generally are mortgage loan sellers.

      Between the inception of its commercial mortgage securitization program in
1996 and September 30, 2007, GSCMC or their respective affiliates originated approximately 1,840 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $53.8 billion, of which approximately 1,657 commercial mortgage loans with an aggregate original principal balance of approximately $39.3 billion, was included in 50 securitization transactions. As of September 30, 2007, GSCMC originated approximately $17.3 billion of commercial mortgage loans for the GG program, of which approximately $8.4 billion was included in a securitization for which an affiliate of GSCMC acting as depositor, and approximately $8.9 billion was originated for securitizations with an unaffiliated entity acting as depositor.

                      FIXED RATE COMMERCIAL MORTGAGE LOANS

                 TOTAL GSCMC FIXED RATE LOANS     TOTAL GSCMC FIXED RATE LOANS
     YEAR          ORIGINATED (APPROXIMATE)         SECURITIZED (APPROXIMATE)
--------------  -------------------------------  -------------------------------
     2006                $5.3 billion                     $5.1 billion
     2005                $5.6 billion                     $6.1 billion
     2004                $3.4 billion                     $3.0 billion

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

                TOTAL GSCMC FLOATING RATE LOANS  TOTAL GSCMC FLOATING RATE LOANS
     YEAR          ORIGINATED (APPROXIMATE)         SECURITIZED (APPROXIMATE)
--------------  -------------------------------  -------------------------------
     2006                $2.1 billion                     $0.6 billion
     2005                $1.5 billion                     $0.6 billion
     2004                $1.5 billion                     $0.0 billion

      Underwriting Standards

      Overview. GSCMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC. Therefore, this general description of GSCMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

      Process. The credit underwriting process for each GSCMC loan is performed by a deal team comprised of real estate professionals, which typically includes a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination

                                      S-75

of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see "--Escrow Requirements"
below and "--Third Party Reports--Property Analysis," "--Appraisal and
Loan-to-Value Ratio," "--Environmental Report," "--Physical Condition Report,"
"--Title Insurance Policy" and "--Property Insurance" in this prospectus supplement).

      A member of the GSCMC team or its affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

      The GSCMC deal team or its affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

      After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

      Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

      Debt Service Coverage and LTV Requirements. GSCMC's underwriting standards generally require a minimum debt-service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

      The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each mortgage loan as reported in this prospectus supplement and Annex C. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

      Amortization Requirements. While GSCMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this prospectus supplement and Annex C reflects a calculation on the future (larger) amortizing loan payment. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. GSCMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC commercial mortgage loans.

                                      S-76

      Servicing. Interim servicing for all GSCMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

      Third Party Reports

      General. In addition to the guidelines described above, each of the
Originators generally has established guidelines outlining certain procedures with respect to third party reports with respect to the mortgage loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified. The Mortgage Loans were originated for securitization and were generally originated from August 2006 to the present by the Originators.

      Property Analysis. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

      Appraisal and Loan-to-Value Ratio. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

      Environmental Report. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable
Originator. Each Originator or their designated agents typically review the
Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

      Physical Condition Report. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

      Title Insurance Policy. The borrower is required to provide, and each
Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c)
protection and benefits run to the mortgagee and its successors and assigns, (d)
written on an American Land Title Association ("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e)
if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

                                      S-77

      Property Insurance. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All
Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage;
and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

                                  THE DEPOSITOR

      Greenwich Capital Commercial Funding Corp. will be the depositor for this securitization transaction. We are a direct, wholly owned subsidiary of GCFP and were incorporated in the State of Delaware on November 18, 1999. The principal executive offices of the Depositor are located at 600 Steamboat Road, Greenwich,
Connecticut 06830. Its telephone number is (203) 625-2700.

      We do not have, nor are we expected in the future to have, any significant assets.

      Since our formation, we have acted as depositor with respect to 13 securitization transactions, in an aggregate amount of $19.5 billion. GCFP has acted as sponsor of all of such transactions.

      The Depositor does not engage in any business operations other than securitizing mortgage assets and related activities.

      The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor's duties pursuant to the pooling and servicing agreement include, without limitation, the duty:

      o     to keep in full force its existence, rights and franchises (subject to the right to merge, consolidate or sell substantially all of its assets so long as it receives a rating agency confirmation that such event would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2007-GG11 certificates),

      o     to appoint a successor trustee in the event of the resignation or removal of the trustee,

      o     to provide the trustee with a copy of any private placement memorandum used by the Depositor or an affiliate in connection with the resale of any certificates that have been privately offered,

      o     to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration,

      o     to notify the trustee of certain events that might require reporting under the Securities Exchange Act of 1934, as amended, and

      o     to sign any Annual Report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities Exchange Commission promulgated thereunder, required to be filed by the trust.

      We are required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

                               THE ISSUING ENTITY

      The issuing entity for the certificates will be Commercial Mortgage Trust
2007-GG11. The trust is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The only activities that the trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted underlying mortgage loans and REO Property, issuing the certificates and making distributions and providing reports to series 2007-GG11 certificateholders.
Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investment of funds in the custodial account and other accounts

                                      S-78

maintained under the pooling and servicing agreement in certain short-term high-quality investments. The trust may not lend or borrow money, except that the master servicer (or, if the master servicer fails to do so, the trustee) may make advances of delinquent monthly debt service payments and servicing advances to the trust, but only to the extent such party deems such advances to be recoverable from the related mortgage loan; such advances are intended to be in the nature of a liquidity, rather than a credit, facility. The pooling and servicing agreement may be amended as set forth in the accompanying prospectus under "Description of the Governing Documents--Amendment." The trust administers the underlying mortgage loans through the master servicer and special servicer.
A discussion of the duties of the master servicer and special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "Servicing Under the Pooling and Servicing
Agreement."

      The only assets of the trust other than the underlying mortgage loans and any REO Properties are the custodial accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the custodial account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties and indemnity obligations to the trustee, master servicer and special servicer. The fiscal year of the trust is the calendar year. The trust has no executive officers or board of directors. It acts through the trustee, master servicer and special servicer.

      We are contributing the underlying mortgage loans to the trust. We are purchasing the underlying mortgage loans from the loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Representations and Warranties."

      Since the trust fund is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

                                  THE SERVICERS

THE MASTER SERVICER

      Wachovia Bank, National Association ("WACHOVIA") will act as the initial master servicer under the pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of
America and is a wholly-owned subsidiary of Wachovia Corporation. Wachovia's principal servicing offices are located at NC 1075, 8739 Research Drive URP4,
Charlotte, North Carolina 28262.

      Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on McCracken
Financial Solutions software. Wachovia reports to trustees in the CMSA format.
The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

                                                                  AS OF        AS OF        AS OF        AS OF
COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS                      12/31/2004   12/31/2005   12/31/2006    9/30/2007
-----------------------------------------------------------    ----------   ----------   ----------    ---------

By Approximate Number......................................      15,531       17,641       20,725        24,157
By Approximate Aggregate Unpaid Principal Balance
   (in billions)...........................................      $141.3       $182.5       $262.1        $345.2

      Within this portfolio, as of September 30, 2007, are approximately 20,582 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $285.0 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of September 30, 2007 were located in all
50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin
Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

                                      S-79

      Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

      The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii)
outstanding as of the dates indicated:

                                   APPROXIMATE SECURITIZED
                                  MASTER-SERVICED PORTFOLIO     APPROXIMATE OUTSTANDING     APPROXIMATE OUTSTANDING
            DATE                           (UPB)*               ADVANCES (P&I AND SA)*        ADVANCES AS % OF UPB
-----------------------------  -----------------------------  --------------------------  ---------------------------

      December 31, 2004               $113,159,013,933                $129,858,178                   0.1%
      December 31, 2005               $142,222,662,628                $164,516,780                   0.1%
      December 31, 2006               $201,283,960,215                $162,396,491                   0.1%

______________________
*     "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "SA" means servicing advances.

      Pursuant to an interim servicing agreement between Wachovia and Greenwich
Capital Financial Products, Inc., a sponsor and a loan seller, Wachovia acts as primary servicer with respect to mortgage loans owned by Greenwich Capital
Financial Products, Inc. from time to time, including, prior to their inclusion in the trust, some or all of the mortgage loans being contributed by Greenwich
Capital Financial Products, Inc. There are currently no outstanding servicing advances made by Wachovia on those mortgage loans being contributed by Greenwich
Capital Financial Products, Inc. that were serviced by Wachovia prior to their inclusion in the trust.

      Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                                        FITCH                  S&P
                                 --------------------   -----------------
          Primary Servicer              CPS2+                Strong
          Master Servicer                CMS2                Strong

      The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by
Moody's and "F1+" by Fitch.

      Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation.

      Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

      o     monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

      o     provision of Strategy and Strategy CS software;

      o     identification, classification, imaging and storage of documents;

      o     analysis and determination of amounts to be escrowed for payment of taxes and insurance;

                                      S-80

      o     entry of rent roll information and property performance data from operating statements;

      o     tracking and reporting of flood zone changes;

      o     tracking, maintenance and payment of rents due under ground leases;

      o     abstracting of insurance requirements contained in loan documents;

      o     comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

      o     abstracting of leasing consent requirements contained in loan documents;

      o     legal representation;

      o     assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

      o     maintenance and storage of letters of credit;

      o     tracking of anticipated repayment dates for loans with such terms;

      o     reconciliation of deal pricing, tapes and annexes prior to securitization;

      o     entry of new loan data and document collection;

      o     initiation of loan payoff process and provision of payoff quotes;

      o     printing, imaging and mailing of statements to borrowers;

      o     performance of property inspections;

      o     performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

      o     review of financial spreads performed by sub-servicers;

      o     review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

      o     performance of UCC searches and filing of UCCs.

      Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under "Servicing Under the Pooling and
Servicing Agreement--Custodial Account--General" in this prospectus supplement within the time required by the pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

      Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the servicing standard.

                                      S-81

      There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      The mortgage loans, except for the mortgage loan secured by the USFS
Industrial Distribution Portfolio property, will be serviced by the master servicer under the pooling and servicing agreement. The mortgage loan secured by the USFS Industrial Distribution Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with the Deutsche
Mortgage & Asset Receiving Corporation COMM 2007-C9 Mortgage Trust Commercial
Mortgage Pass-Through Certificates. The master servicer of the USFS Industrial
Distribution Portfolio loan under that pooling and servicing agreement is
KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation.

      The master servicer will be responsible for master servicing of all of the underlying mortgage loans. The master servicer may elect to sub-service some or all of its servicing duties with respect to each of the mortgage loans.

      Certain of the duties of the master servicer and the provisions of the pooling and servicing agreement are set forth in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement." The manner in which collections on the underlying mortgage loans are to be maintained is described in this prospectus supplement under "Servicing Under the Pooling and Servicing
Agreement--Custodial Account." The advance obligations of the master servicer are described under "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement. Certain limitations on the master servicer's liability under the pooling and servicing agreement are described in this prospectus supplement under "Servicing Under the
Pooling and Servicing Agreement--Certain Matters Regarding the Master Servicer,
the Special Servicer and the Depositor" in this prospectus supplement. Certain terms of the pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described under "Servicing
Under the Pooling and Servicing Agreement--Events of Default," "--Rights Upon
Events of Default" and "--Certain Matters Regarding the Master Servicer, the
Special Servicer and the Depositor" in this prospectus supplement.

      The information set forth in this prospectus supplement concerning the master servicer has been provided by the master servicer.

THE SPECIAL SERVICER

      LNR Partners, Inc. ("LNR PARTNERS"), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. ("LNR"), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of LNR
Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida
33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

      o     investing in high-yielding real estate loans, and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
            ("CMBS").

      LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2007-GG11 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over
14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 209 as of June 30, 2007.
More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31,
2001, with a then current face value in excess of $53 billion; (b) 101 domestic
CMBS pools as of December 31, 2002, with a then current face value in excess of
$67

                                      S-82

billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of
December 31, 2004, with a then current face value in excess of $111 billion; (e)
142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion and (g) 149 domestic
CMBS pools as of June 30, 2007 with a then current face value in excess of $241 billion. Additionally, LNR Partners has resolved over $17.8 billion of U.S.
commercial and multifamily loans over the past 14 years, including approximately
$1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.3 billion for the six months ended June 30, 2007.

      LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in
England and Germany. As of June 30, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 30,000 assets in the 50 states, the District of
Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value of approximately $314 billion, all of which are commercial real estate assets.
Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2007-GG11 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

      LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

      LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

      There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2007-GG11 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series
2007-GG11 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2007-GG11 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions. Under certain circumstances,
LNR Partners also has the obligation

                                      S-83

to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

      LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

      No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by
LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

      There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series
2007-GG11 certificateholders.

      LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

      LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates and will be the initial directing holder. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      The mortgage loan secured by the USFS Industrial Distribution Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with the Deutsche Mortgage & Asset Receiving
Corporation COMM 2007-C9 Mortgage Trust Commercial Mortgage Pass-Through
Certificates. The special servicer under that pooling and servicing agreement is
LNR Partners.

      Certain of the duties of the special servicer and the provisions of the pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under "Servicing Under the Pooling and
Servicing Agreement--Modifications, Waivers, Amendments and Consents" and
"--Realization Upon Defaulted Mortgage Loans." Certain limitations on the special servicer's liability under the pooling and servicing agreement are described in this prospectus supplement under "Servicing Under the Pooling and
Servicing Agreement--Certain Matters Regarding the Master Servicer, the Special
Servicer and the Depositor." Certain terms of the pooling and servicing agreement regarding the Special Servicer's removal, replacement, resignation or transfer are described in

                                      S-84

this prospectus supplement under "Servicing of the Underlying Mortgage
Loans--Replacement of the Special Servicer," "Events of Default," "--Rights Upon
Events of Default" and "--Certain Matters Regarding the Master Servicer, the
Special Servicer and the Depositor" in this prospectus supplement.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by the special servicer.

                                   THE TRUSTEE

GENERAL

      LaSalle Bank National Association ("LASALLE") will serve as trustee and custodian under the pooling and servicing agreement pursuant to which the series
2007-GG11 certificates are being issued. LaSalle is a national banking association formed under the federal laws of the United States of America.

      Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO
North America Holding Company, parent company of LaSalle Bank Corporation and
LaSalle Bank, from ABN AMRO Bank N.V. The acquisition included all parts of the
Global Securities and Trust Services Group within LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

      LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 720 commercial mortgage backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of September 30, 2007, LaSalle serves as trustee or paying agent on over 480 commercial mortgage-backed security transactions. The long-term unsecured debt of the trustee is rated "AA+" by S&P, "Aaa" by Moody's and "AA"
by Fitch, Inc. The depositor, the master servicer or the special servicer may maintain other banking relationships in the ordinary course of business with the trustee and its affiliates. The corporate trust office of the trustee responsible for administration of the trust is located for certificate transfer purposes and for all other purposes, at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securities and Trust
Services--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust
Series 2007-GG11 or at such other address as the trustee may designate from time to time.

      In its capacity as custodian under the pooling and servicing agreement,
LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement. LaSalle provides custodial services on over
1100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately six million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each payment date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the payment date to certificateholders and prepare a monthly

                                      S-85

statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

      LaSalle and Greenwich Capital Financial Products, Inc. are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Greenwich Capital Financial Products, Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services to most of the mortgage loans to be sold by Greenwich Capital Financial Products, Inc. to the
Depositor in connection with this securitization. LaSalle is also currently providing custodial services to Goldman Sachs Mortgage Company with respect to most of the mortgage loans to be sold by Goldman Sachs Mortgage Company pursuant to a custodial agreement. The terms of each of these custodial agreements are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      The information set forth under this heading "--General" has been provided by the trustee.

DUTIES OF THE TRUSTEE

      The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the offered certificates or any mortgage loan or related document and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the mortgage loans to the trust, or any funds deposited in or withdrawn from a custodial account or any other account by or on behalf of the depositor, the master servicer or the special servicer. The trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the depositor, the master servicer or the special servicer, and accepted by the trustee in good faith, pursuant to the pooling and servicing agreement. The pooling and servicing agreement provides that no provision of such agreement shall be construed to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that if no event of default has occurred and is continuing, the trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement, and in the absence of bad faith on the part of the trustee, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the trustee and conforming to the requirements of the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, however, the trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

      As compensation for the performance of its routine duties, the trustee will be paid a fee. The trustee fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate, calculated on the basis of a 360-day year consisting of twelve 30-day months equal to
0.00072% per annum, and will be computed on

                                      S-86

the basis of the stated principal balance of the related mortgage loan as of the preceding payment date. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

      The pooling and servicing agreement provides that the trustee will not be liable for an error of judgment made in good faith by a responsible officer of the trustee, unless it shall be proved that the trustee was negligent in ascertaining the pertinent facts. In addition, the trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to at least
25 percent of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the pooling and servicing agreement (unless a higher percentage of voting rights is required for such action). If no event of default shall have occurred and be continuing, the trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of certificates entitled to at least 25 percent of the voting rights; provided, however, that if the payment within a reasonable time to the trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the trustee, not reasonably assured to the trustee by the security afforded to it by the terms of the pooling and servicing agreement, the trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

      The trustee and any director, officer, employee or agent of the trustee, will be entitled to indemnification by the trust, to the extent of amounts held in the custodial account from time to time, for any loss, liability or reasonable out of pocket expense arising out of or incurred by the trustee in connection with any act or omission of the trustee relating to the exercise and performance of any of the powers and duties of the trustee under the pooling and servicing agreement. However, the indemnification will not extend to (i) any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the pooling and servicing agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement or (iii) any loss, liability or expense that constitute allocable overhead. If the indemnification of any loss, liability or reasonable out-of-pocket expenses of the trustee provided in the pooling and servicing agreement is invalid and unenforceable, then the trust fund will contribute to the amount paid or payable by the trustee as a result of such loss, liability or out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the trustee on the other in connection with the actions or omissions which resulted in such loss, liability or out-of-pocket expenses, as well as any other relevant equitable considerations.

      The trustee and any of its respective affiliates may hold certificates in their own names. For purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee. In addition, the trustee will be entitled to execute any of its trusts or powers under the pooling and servicing agreement or perform any of its duties under the pooling and servicing agreement either directly or by or through agents or attorneys; provided, however, that the trustee will remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions under the pooling and servicing agreement; provided, further, that, in the case of an agent appointed to authenticate the certificates, such agent must satisfy certain eligibility requirements set forth in the pooling and servicing agreement.

                                      S-87

      The trustee will at all times be required to be, and will be required to resign if it fails to be,

      o     a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority;

      o     an entity that is not affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be);

      o     a long term unsecured debt rating of at least "Aa3" by Moody's and
            "AA-" by S&P and Fitch (or "A+" by S&P if the short-term unsecured debt rating of the trustee is rated at least "A-1" by S&P)(or, in the case of either Rating Agency, such other rating as shall not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series 2007-GG11 certificates, as confirmed in writing by such Rating Agency);

provided that if the trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000, and if the trustee proposes to the depositor, the master servicer and the special servicer to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the trustee's continuing to act as trustee under the pooling and servicing agreement would not (as evidenced in writing by each
Rating Agency) cause a downgrade, withdrawal or qualification of the then current ratings of any class of series 2007-GG11 certificates, then upon the execution and delivery of such agreement the trustee will not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the series 2007-GG11 certificates are adversely affected by the trustee's continuing to act as trustee under the pooling and servicing agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to us, the master servicer, the special servicer, all series 2007-GG11 certificateholders and the Companion Loan Holders. Upon receiving this notice of resignation, we will be required to promptly appoint a successor trustee acceptable to the master servicer. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, or if the trustee shall fail (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the trustee's reasonable control) to deliver or otherwise make available certain reports and such failure shall continue for five days after receipt of written notice by the trustee of such failure, or if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund, we will be authorized to remove the trustee and appoint a successor trustee acceptable to us and the master servicer. In addition, holders of the certificates entitled to at least 51 percent of the voting rights may at any time, with or without cause, remove the trustee under the pooling and servicing agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the pooling and servicing agreement for services rendered and expenses incurred. The pooling and servicing agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

                                      S-88

      If the trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:

            (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by the Depositor in accordance with the pooling and servicing agreement;

            (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by such certificateholders; and

            (c) out of the trust assets, if such costs and expenses are not paid by the predecessor trustee, as contemplated by the immediately preceding clause (a), within a specified period after they are incurred (except that such predecessor trustee will remain liable to the trust for those costs and expenses).

                              SIGNIFICANT OBLIGORS

      The mortgaged property securing the One Liberty Plaza mortgage loan which represents 13.0% of the Initial Mortgage Pool Balance and 14.4% of the Initial
Sub-pool 1 Balance is a "significant obligor" as such term is used in Section
1101 and 1112 of Regulation AB with respect to this offering. The borrower under the One Liberty Plaza mortgage loan is Brookfield Properties OLP Co. LLC.
Additionally, a guarantor with respect to certain unfunded obligations related to the mortgaged property securing the One Liberty Plaza mortgage loan,
Brookfield Financial Properties, L.P., is a "significant obligor" as such term is used in Section 1101 and 1112 of Regulation AB with respect to this offering.
See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage
Loans--One Liberty Plaza" in this prospectus supplement.

      The mortgaged property securing the Scottsdale Fashion Square mortgage loan which represents 12.1% of the Initial Mortgage Pool Balance and 13.3% of
the Initial Sub-pool 1 Balance is a "significant obligor" as such term is used in Section 1101 and 1112 of Regulation AB with respect to this offering. The borrower under the Scottsdale Fashion Square mortgage loan is Scottsdale Fashion
Square LLC. See "Annex B--Structural and Collateral Term Sheet--Ten Largest
Mortgage Loans--Scottsdale Fashion Square" in this prospectus supplement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the 122 mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage loans will have an Initial
Mortgage Pool Balance as of the cut-off date of $2,687,257,031. However, the actual initial mortgage loan balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the Mortgage Pool or any other mortgage loans are added to the Mortgage Pool. See "--Changes In
Mortgage Pool Characteristics" below.

      For purposes of calculating distributions on the respective classes of the series 2007-GG11 certificates, the mortgage loans will be divided into the following two sub-pools:

      o     Sub-pool 1 will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing properties. Sub-pool 1 will consist of 103 mortgage loans, with an Initial Sub-pool 1 Balance of $2,437,483,031, representing approximately 90.7% of the Initial Mortgage Pool Balance.

      o     Sub-pool 2 will consist of all of the mortgage loans that are secured by multifamily and manufactured housing properties. Sub-pool
            2 will consist of 19 mortgage loans, with an Initial Sub-pool 2
            Balance of $249,774,000, representing approximately 9.3% of the
            Initial Mortgage Pool Balance.

      Annex A to this prospectus supplement identifies which mortgage loans are included in each of sub-pool 1 and sub-pool 2.

                                      S-89

      Four of the mortgage loans, representing approximately 36.9% of the
Initial Mortgage Pool Balance and 40.7% of the Initial Sub-pool 1 Balance, are each part of a split loan structure, comprised of two or more mortgage loans that are secured by the same mortgage instrument on the same mortgaged property or mortgaged properties. See "--Split Loan Structure" below.

      The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the Initial Sub-pool 1
Balance will equal the total cut-off date principal balance of the mortgage loans in sub-pool 1, and the Initial Sub-pool 2 Balance will equal the total cut-off date principal balance of the mortgage loans in sub-pool 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from
$1,275,407 to $350,000,000, and the average of those cut-off date principal balances is $22,026,697.

      Of the mortgage loans to be included in the trust:

      o     77 mortgage loans (the "GSCMC LOANS"), representing approximately
            74.1% of the Initial Mortgage Pool Balance, of which 61 mortgage loans are in sub-pool 1, representing approximately 72.8% of the
            Initial Sub-pool 1 Balance, and of which 16 mortgage loans are in sub-pool 2, representing approximately 86.4% of the Initial Sub-pool
            2 Balance, were originated by Goldman Sachs Commercial Mortgage
            Capital, L.P. ("GSCMC");

      o     44 mortgage loans, representing approximately 23.4% of the Initial
            Mortgage Pool Balance, of which 41 mortgage loans are in sub-pool 1, representing approximately 24.4% of the Initial Sub-pool 1 Balance, and three mortgage loans are in sub-pool 2, representing
            approximately 13.6% of the Initial Sub-pool 2 Balance, were originated by Greenwich Capital Financial Products, Inc. ("GCFP");

      o     One mortgage loan which is part of a split loan structure, representing approximately 2.5% of the Initial Mortgage Pool
            Balance, representing approximately 2.8% of the Initial Sub-pool 1
            Balance, was co-originated by Goldman Sachs Mortgage Company
            ("GSMC"), German American Capital Corporation ("GACC"), JPMorgan
            Chase Bank, N.A. ("JPMORGAN"), Citigroup Global Markets Realty Corp.
            ("CITIGROUP") and Morgan Stanley Mortgage Capital Holdings LLC
            (together with GSCMC, GSMC, GACC, JPMorgan and Citigroup, the
            "ORIGINATORS") and is held by GSMC.

      The GSCMC Loans were originated for sale to, and acquired by, Goldman
Sachs Mortgage Company ("GSMC"). We will acquire the mortgage loans from GCFP and GSMC (collectively, the "MORTGAGE LOAN SELLERS") on or about October 30,
2007. We will cause the mortgage loans that we intend to include in the trust to be assigned to the trustee pursuant to the pooling and servicing agreement.

      Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. That mortgage lien will, in all cases (other than as described in the next sentence), be a first priority lien, subject only to Permitted Encumbrances.

      You should consider each of the mortgage loans that we intend to include in the trust to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, any
Mortgage Loan Seller or any other party.

                                      S-90

      We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

      o     All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

      o     All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on
            Annex A to this prospectus supplement.

      o     If any mortgage loan is secured by multiple mortgaged properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those
            properties.

      o     When information with respect to mortgaged properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial
            Sub-pool 1 Balance, or the Initial Sub-pool 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans included in the trust or the portions of those balances allocated to such properties. We show the allocated loan amount for each individual mortgaged property securing a multi-property mortgage loan on Annex A to this prospectus supplement.

      o     Certain of the mortgage loans included in the trust are secured by properties that also secure one or more other mortgage loans that are not included in the trust, which mortgage loans are pari passu in right to payment with the mortgage loan included in the trust.
            See "Description of the Mortgage Pool--Split Loan Structure" and
            "--Additional Loan and Property Information--Other Financing" in
            this prospectus supplement.

      o     The Initial Mortgage Pool Balance, the Initial Sub-pool 1 Balance and the Initial Sub-pool 2 Balance and all other financial and statistical information provided in this prospectus supplement, unless indicated otherwise, is based on the cut-off date principal balances of the mortgage loans and excludes any subordinate or pari passu mortgage loans.

      o     With respect to the mortgage loans that are part of a Loan Group, the underwritten debt-service coverage ratio was calculated based on the monthly debt service payment due in respect of the mortgage loan included in the trust fund plus the non-trust pari passu mortgage loan(s) in that Loan Group, if any, without regard to the monthly debt service that is due in connection with any subordinate mortgage loan in that Loan Group.

      o     With respect to the mortgage loans that are part of a Loan Group, the cut-off date principal balance used in the calculation of
            Cut-Off Date Loan-to-Appraised Value ratio includes the cut-off date principal balance of the mortgage loan that has been included in the trust plus any related non-trust pari passu mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that Loan Group.

      o     Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the Mortgage Pool prior to that date.

      A description of the underwriting standards of GCFP is set forth above under "The Sponsors, Mortgage Loan Sellers and Originators--Sponsors--Greenwich
Capital Financial Products, Inc.--Underwriting Standards." A description of the underwriting standards of GSCMC is set forth above under "The Sponsors, Mortgage
Loan Sellers and Originators--The Mortgage Loan Sellers and Originators--Goldman
Sachs Commercial Mortgage Capital, L.P."

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors, taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

                                      S-91

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTI-PROPERTY MORTGAGE LOANS

      The Mortgage Pool will include eight mortgage loans, representing approximately 6.7% of the Initial Mortgage Pool Balance, all of which are in sub-pool 1, representing approximately 7.4% of the Initial Sub-pool 1 Balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. In certain cases, in order to minimize the amount of mortgage recording tax due in connection with the transaction, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      With respect to the mortgage loan (the "530 DAVIS LOAN") secured by the mortgaged property identified on Annex A to this prospectus supplement as 530
Davis Drive (the "530 DAVIS PROPERTY"), representing 0.4% of the Initial
Mortgage Pool Balance and 0.5% of the Initial Sub-pool 1 Balance, and the mortgage loan (the "630 DAVIS LOAN") secured by the mortgaged property identified on Annex A to this prospectus supplement as 630 Davis Drive (the "630
DAVIS PROPERTY"), representing 0.2% of the Initial Mortgage Pool Balance and
0.2% of the Initial Sub-pool 1 Balance, which loans are crossed collateralized with each other (each of the 530 Davis Property and 630 Davis Property are sometimes referred to below as a "DAVIS PROPERTY"), in connection with a sale of a Davis Property or an equity interest in the related mortgage borrower under either the 530 Davis Loan or the 630 Davis Loan (each a "DAVIS LOAN"), the cross collateralization will be terminated upon satisfaction of certain conditions set forth in the loan documents, including that (a) a Davis Property is sold (or an interest in the related mortgaged borrower is transferred) to a third party in a bona fide sale (or transfer of interest) and the related Davis Loan is (in the case of a sale) assumed by a purchaser in an assumption transaction permitted under and satisfying the requirements of the related mortgage loan documents, and the bona fide net purchase price (or equivalent price-based valuation pursuant to the loan documents in the case of a transfer of an interest in the related mortgaged borrower) is sufficient to establish a 70% loan-to-purchase price ratio for the related Davis Loan and Davis Property, (b) each Davis Loan and related Davis Property satisfy a 70% loan-to-value ratio, based upon a current appraisal or appraisal update for each Davis Property, and (c) written confirmation of each of the Rating Agencies that such transaction will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. In addition, the cross collateralization may be terminated in connection with the full defeasance of a Davis Loan as described under
"Release Provisions" below.

                                      S-92

MORTGAGE LOANS WITH AFFILIATED BORROWERS

      The mortgage pool includes four separate groups of mortgaged real properties (with a combined Initial Mortgage Pool Balance of at least 1.4%) that are under common ownership and/or control and that secure two or more mortgage loans that are not cross-collateralized, as identified in the following table:

                                                                         COMBINED %    COMBINED % OF   COMBINED % OF
                                                                         OF INITIAL       INITIAL         INITIAL
                                                          NUMBER OF       MORTGAGE      SUB-POOL 1      SUB-POOL 2
                   MORTGAGE LOANS                       MORTGAGE LOANS  POOL BALANCE      BALANCE         BALANCE
-----------------------------------------------------   --------------  ------------   -------------   -------------

885 Third Avenue, 292 Madison Avenue                          2            12.2%           13.4%            0.0%
Bridgewater Meadowbrook Village, Thousand Oaks                9             4.6%
   Village, Canfield Mews, Peachtree Village,
   Birchview Management, Park Avenue at Florham Park,
   Stirling Manor, Arrowgate Village, Rosedale Manor                                        0.0%           49.4%
LA Fitness Tinley Park, LA Fitness - Rowlett, East            4             2.7%
   West Shops, Diamond Run Mall                                                             3.0%            0.0%
Birchwood at Boulder, Acme Commons                            2             1.4%            0.7%            9.0%

      There are other groups of mortgaged properties that are under common ownership and/or control that secure two or more mortgage loans that are not cross-collateralized.

TERMS AND CONDITIONS OF THE TRUST MORTGAGE LOANS

      Due Dates. The following chart identifies the days on which scheduled debt service payments are due with respect to the mortgage loans we intend to include in the trust, subject, in some cases, to a next business day convention, and the applicable grace periods:

                                             % OF       NUMBER OF                      NUMBER OF
                            NUMBER OF      INITIAL       MORTGAGE     % OF INITIAL     MORTGAGE      % OF INITIAL
                GRACE        MORTGAGE      MORTGAGE      LOANS IN      SUB-POOL 1      LOANS IN       SUB-POOL 2
DUE DATE      PERIOD(1)       LOANS      POOL BALANCE   SUB-POOL 1      BALANCE       SUB-POOL 2       BALANCE
--------      ---------     ---------    ------------   ----------    ------------    ----------     ------------

  1st            (2)             1           12.1%            1          13.3%              0            0.0%
  1st             5             15            2.8%           14           2.8%              1            3.2%
  1st            (3)             1            2.5%            1           2.8%              0            0.0%
  6th             0            100           47.5%           82          42.4%             18           96.8%
  6th            (4)             3           21.5%            3          23.7%              0            0.0%
  6th            (5)             1           13.0%            1          14.4%              0            0.0%
  6th            (6)             1            0.6%            1           0.6%              0            0.0%

____________________
(1)   As used in this prospectus supplement, "GRACE PERIOD" is the number of days before a payment default is an event of default under the mortgage loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan.

(2)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Scottsdale Fashion
      Square, representing approximately 12.1% of the initial mortgage pool balance and 13.3% of the initial sub-pool 1 balance, the event of default occurs on the fifth business day after borrower's receipt of written notice that the payment is delinquent.

(3)   With respect to the mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as USFS Industrial
      Distribution Portfolio, representing approximately 2.5% of the initial mortgage pool balance and 2.8% of the initial sub-pool 1 balance, the event of default occurs on the tenth business day after borrower's receipt of written notice that the payment is delinquent.

(4)   With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 885 Third Avenue,
      Bush Terminal and 292 Madison Avenue, representing, approximately 9.96%,
      9.3% and 2.2% respectively, of the initial mortgage pool balance and
      11.0%, 10.3% and 2.4%, respectively, of the initial sub-pool 1 balance, the event of default occurs on the fifth business day after borrower's receipt of written notice that the payment is delinquent.

(5)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as One Liberty Plaza, representing approximately 13.0% of the initial mortgage pool balance and
      14.4% of the initial sub-pool 1 balance, the event of default occurs on either (a) the fifth business day after receipt of written notice that the payment

                                      S-93

      is delinquent or (b) any date at lender's discretion after borrower's receipt of written notice that the payment is delinquent, but no later than two business days prior to the applicable 2007-GG11 payment date.

(6)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Abilene
      Marketplace, representing approximately 0.6% of the initial mortgage pool balance and 0.6% of the initial sub-pool 1 balance, the borrower has a
      5-day grace period once per calendar year.

      Mortgage Rates; Calculations of Interest. Each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity; provided, however, with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Lambert Office Plaza, representing approximately 0.2% of the initial mortgage pool balance and 0.3% of the initial sub-pool 1 balance, the related interest rate will increase 0.05% if the borrower incurs mezzanine debt that causes the combined LTV ratio to exceed 80%.

      The mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, the mortgage interest rates for the mortgage loans included in the trust ranged from 5.540% per annum to 7.390% per annum, and the weighted average of those mortgage interest rates was 6.123% per annum.

      None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

      Balloon Loans. All of the mortgage loans, representing 100% of the Initial
Mortgage Pool Balance, of which 103 mortgage loans are in sub-pool 1, representing 100.0% of the Initial Sub-pool 1 Balance and 19 mortgage loans are in sub-pool 2, representing 100.0% of the Initial Sub-pool 2 Balance, are each characterized by:

      o     an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

      o     a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

      54 of the mortgage loans, representing approximately 59.5% of the Initial
Mortgage Pool Balance of which 38 mortgage loans are in sub-pool 1, representing approximately 56.2% of the Initial Sub-pool 1 Balance and 16 mortgage loans are in sub-pool 2, representing approximately 91.7% of the Initial Sub-pool 2
Balance, are interest-only loans that provide for a balloon payment being due on their respective stated maturity dates.

      53 of the mortgage loans, representing approximately 36.8% of the Initial
Mortgage Pool Balance of which 50 mortgage loans are in sub-pool 1, representing approximately 39.8% of the Initial Sub-pool 1 Balance and three mortgage loans are in sub-pool 2, representing approximately 8.3% of the Initial Sub-pool 2
Balance, are interest-only loans for a period ranging from three months to 84 months, then amortizing.

      15 of the mortgage loans, representing approximately 3.6% of the Initial
Mortgage Pool Balance, of which all mortgage loans are in sub-pool 1, representing approximately 4.0% of the Initial Sub-pool 1 Balance, are amortizing loans that provide for a balloon payment being due on their respective stated maturity dates.

                                      S-94

      Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates.

                                                          POOLED MORTGAGE
                                                               LOANS         SUB-POOL 1     SUB-POOL 2
                                                          ---------------    ----------     ----------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum..............................................           120             120            120
Minimum..............................................            60              60             60
Weighted Average.....................................           108             108            110
REMAINING TERM TO MATURITY (MOS.)
Maximum..............................................           120             120            120
Minimum..............................................            56              56             56
Weighted Average.....................................           106             106            107
ORIGINAL AMORTIZATION TERM (MOS.)(1)
Maximum..............................................           360             360            360
Minimum..............................................           216             216            360
Weighted Average.....................................           358             357            360
REMAINING AMORTIZATION TERM (MOS.)(1)
Maximum..............................................           360             360            360
Minimum..............................................           214             214            360
Weighted Average.....................................           357             357            360

______________________
(1)   Calculation excludes interest-only loans.

      53 mortgage loans, representing approximately 36.8% of the Initial
Mortgage Pool Balance, of which 50 mortgage loans are in sub-pool 1, representing approximately 39.8% of the Initial Sub-pool 1 Balance and three mortgage loans are in sub-pool 2, representing approximately 8.3% of the Initial
Sub-pool 2 Balance, require that payments of interest only be made during a three month to 84 month period following origination of such mortgage loans.
Accordingly, with respect to the calculation of original and remaining amortization terms in the table above, such mortgage loans are assumed to have amortizations terms ranging from 300 months to 360 months.

      Some of the mortgage loans included in the trust provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

      Prepayment Provisions. All of the mortgage loans, other than the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 18581 Teller Avenue, provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by generally one or more of the following:

      o     a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance,

      o     a defeasance period,

      o     a prepayment consideration period, during which voluntary
            prepayments are permitted, subject to the payment of an amount equal to the greater of the prepayment premium specified in the related loan documents and the yield maintenance premium specified in the related loan documents, or

      o     a prepayment consideration period, during which voluntary
            prepayments are permitted, subject to the payment of an amount equal to the greater of the prepayment premium specified in the related loan documents and the yield maintenance premium specified in the related loan documents, followed by a defeasance period during which voluntary principal prepayments are prohibited.

      The following chart sets forth the number of mortgage loans that we intend to include in the trust fund that have each of the defeasance or prepayment provisions described above.

                                      S-95

                              DEFEASANCE/PREPAYMENT

                                                               % OF                    % OF                     % OF
                                 NUMBER       AGGREGATE      INITIAL    NUMBER OF    INITIAL     NUMBER OF    INITIAL
                                   OF       CUT-OFF DATE     MORTGAGE    MORTGAGE   SUB-POOL 1    MORTGAGE    SUB-POOL
                                MORTGAGE      PRINCIPAL        POOL      LOANS IN      POOL       LOANS IN     2 POOL
                                 LOANS         BALANCE       BALANCE    SUB-POOL 1   BALANCE     SUB-POOL 2   BALANCE
                                --------   ---------------   --------   ----------  ----------   ----------   --------

Lockout/Defeasance.........       106      $ 2,473,012,917     92.0%        89        93.0%          17         83.0%
Lockout/Yield Maintenance (1)      12      $   117,834,701      4.4%        10         3.1%           2         17.0%
Lockout/ Defeasance or Yield       3                                         3                        0
   Maintenance.............                $    76,409,413      2.8%                   3.1%                      0.0%
Defeasance or Yield
   Maintenance.............        1       $    20,000,000      0.7%         1         0.8%           0          0.0%

______________________
(1)   Includes one mortgage loan (secured by the mortgaged properties collectively identified on Annex A to this prospectus supplement as USFS
      Industrial Distribution Portfolio), representing approximately 2.5% of the
      Initial Mortgage Pool Balance and 2.8% of the Initial Sub-pool 1 Balance, which permits the borrower to prepay the mortgage loan at any time from the earlier of (x) August 1, 2008 and (y) the date each related non-trust pari passu mortgage loan has been securitized, until two years following the date each related non-trust pari passu mortgage loan has been securitized, with defeasance permitted thereafter until January 31, 2017.

      All of the mortgage loans, other than the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 18581
Teller Avenue, contain provisions for a prepayment lock-out period that is currently in effect. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part.
With respect to the mortgage loans that are in a prepayment lock-out period--

      o     the maximum remaining prepayment lock-out period as of the cut-off date is 117 months;

      o     the minimum remaining prepayment lock-out period as of the cut-off date is 0 months; and

      o     the weighted average remaining prepayment lock-out period as of the cut-off date is 95 months.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under
"--Other Prepayment Provisions" below.

      The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects
of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

      Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust provide for an open prepayment period that generally begins not more than six months prior to stated maturity, although certain mortgage loans secured by multiple properties may permit prepayment in part during the applicable open period based on the allocated loan amount for such parcel and contain restrictions on any partial prepayment (including, for example, satisfaction of a DSCR test).

      Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to

                                      S-96

prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

      Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

      With respect to the mortgage loans secured by the mortgaged properties listed below (the "EARNOUT LOANS"), the amounts specified in the table below were funded into earnout reserves, pending satisfaction of certain conditions, including without limitation, achievement of certain debt-service coverage ratios, loan-to-value ratios, occupancy or other tests. If these tests are met by the borrower by a specified date, these amounts will be released to the borrower. If these tests are not met by the specified target date, these earnout amounts will be used by the related master servicer to prepay the related
Earnout Loan. If these earnout amounts are used to prepay the related Earnout
Loan, the related master servicer will reduce the monthly debt service payments accordingly to account for the new outstanding Earnout Loan balance. The DSCRs and LTVs shown in this prospectus supplement and in Annex A were calculated based on the principal balance of the Earnout Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Earnout Loans. In addition, the LTVs at maturity for the Earnout Loans shown in this prospectus supplement and in the foldout pages on Annex A were calculated based on the as stabilized appraised values and under the assumption that the performance conditions were satisfied and the earnout amounts were released to the related borrower. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan
Amount DSCR" are calculated based on the principal balance of those Earnout
Loans including the related earnout amount. The following table sets forth certain information regarding the Earnout Loans for which the master servicer will be required to use such earnout amount to prepay the related Earnout Loan.
For each of the Earnout Loans, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or
Prepay Date."

                                                                                    % OF INITIAL
                                                                    % OF INITIAL     SUB-POOL 1       FULL LOAN        NET OF
    PROPERTY NAMES              EARNOUT AMOUNT    EARNOUT RESERVE   MORTGAGE POOL    BALANCE(1)       AMOUNT LTV     EARNOUT LTV
-----------------------         --------------    ---------------   -------------   ------------      ----------     -----------

9000 Sunset Boulevard           $   15,000,000    $   15,000,000        3.0%            3.3%             75.5%          61.3%
Alcoa Building                  $   15,545,000    $   15,545,000        1.4%            1.6%             86.6%          51.3%
Conifer Town Center             $    3,100,000    $    3,410,000        0.8%            0.9%             83.4%          71.8%
Abilene Marketplace             $    2,200,000    $    2,420,000        0.6%            0.6%             81.5%          69.8%
Columbus Crossing Shops         $      435,000    $      478,500        0.1%            0.2%             77.6%          68.5%

                                                  NET OF         EARLIEST                    IF PREPAY,
                                   FULL LOAN     EARNOUT      DEFEASANCE OR    DEFEASE/     YIELD MAINT.
    PROPERTY NAMES                AMOUNT DSCR    NCF DSCR     PREPAY DATE(2)    PREPAY       APPLICABLE
-----------------------           -----------    --------     --------------   --------     ------------

9000 Sunset Boulevard                0.93x         1.14x        11/6/2012        N/A            N/A
Alcoa Building                       0.70          1.18         5/31/2009       Prepay          Yes
Conifer Town Center                  0.85          0.99          7/6/2009       Prepay          Yes
Abilene Marketplace                  1.13          1.32         5/31/2010       Prepay          Yes
Columbus Crossing Shops              1.01          1.14          7/1/2009       Prepay          Yes

_______________________
(1)   All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

(2)   The earliest date on which the reserve amounts may be used to prepay.

      With respect to certain mortgage loans (other than the Earnout Loans), certain amounts were escrowed or a letter of credit was established at closing.
Such amounts placed in escrow or letter of credit may be released to the related borrower upon the satisfaction of certain conditions specified in the related mortgage loan documents. In the event such conditions are not satisfied, the related loan documents provide that the lender may hold the escrowed funds or the letter of credit as additional collateral for the related mortgage loan or, after expiration of the related defeasance lockout period, use such amounts or letter credit to partially defease the related mortgage loan. In addition, with respect to certain other mortgage loans with a performance related escrow or reserve, in the event such performance condition is not satisfied, the related loan documents may provide the master servicer with the option to hold such escrow amounts or the letter of credit as additional collateral or use such amounts or letter of credit to partially prepay the mortgage loan. The master servicer may determine, based on the servicing standard, that such amounts should be used to reduce the principal balance of the related mortgage loan.
Unless otherwise indicated in this prospectus supplement or Annex A to this prospectus supplement, all calculations with respect to the mortgage loans with reserves that are not Earnout Loans treat any reserves as fully disbursed.

      Release Provisions. Three multi-property mortgage loans, representing approximately 4.2% of the Initial Mortgage Pool Balance all of which mortgage loans are in Sub-pool 1, representing 4.7% of the Initial Sub-pool 1 Balance, permit the borrower to obtain a release of one or more of its properties from the lien of the mortgage in connection with a partial defeasance following the expiration of the Defeasance Lock-Out Period, subject to the satisfaction of certain conditions, including: (i) the deposit of Government Securities in an amount generally equal to at least 125% of the allocated loan amount of the property or properties to be released (exceptions are listed below),

                                      S-97

(ii) in some cases, satisfaction of certain debt-service coverage ratio tests and (iii) no event of default. In some cases, the loan documents require that the Government Securities be in an amount equal to the greater of (i) the sale or refinancing proceeds and (ii) the specified percentage of the allocated loan amount for such mortgaged property. The following multi-property mortgage loans or cross-collateralized mortgage loans permit the release of a mortgaged property upon partial defeasance or partial prepayment in an amount less than
125% of the allocated loan amount for the mortgaged property to be released:

      o     With respect to the mortgage loan secured by a portfolio of 38 mortgaged properties, identified on Annex A to this prospectus supplement as USFS Industrial Distribution Portfolio, representing approximately 2.5% of the Initial Mortgage Pool Balance and 2.8% of
            the Initial Sub-pool 1 Balance, the loan documents permit the release of one or more individual mortgaged properties from the lien of the mortgage in connection with the sale or transfer of the mortgaged property for fair market value to a third party or any special purpose entity or affiliate thereof, subject to the satisfaction of certain conditions, including among others: (i)
            prepayment in an amount equal to the greater of (x) 90% of the net proceeds from the sale and (y) 110% of the mortgage loan amount allocated to the applicable mortgaged property, which prepayment is in addition to a yield maintenance premium, (ii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties is equal to or greater than the greater of (x)
            the debt service coverage ratio at origination and (y) 80% of the debt service coverage ratio immediately prior to the release, (iii)
            after giving effect to the release, the loan-to-value ratio of the remaining mortgaged properties is equal to or less than the loan-to-value ratio at origination and (iv) the release is permitted at any time from the earlier of (x) August 1, 2008 and (y) the date the entire USFS Industrial Distribution Loan Group has been securitized, until two years following the date the entire USFS
            Industrial Distribution Loan Group has been securitized.

      o     With respect to the mortgage loan secured by a portfolio of three mortgaged properties, identified on Annex A to this prospectus supplement as Research Park Portfolio, representing approximately
            1.4% of the Initial Mortgage Pool Balance and 1.5% of the Initial
            Sub-pool 1 Balance, the loan documents permit the one-time defeasance and release of any one individual mortgaged property from the lien of the mortgage at any time after the second anniversary of the closing date, subject to the satisfaction of certain conditions, including among others: (i) defeasance in an amount equal to 110% of the mortgage loan amount allocated to the applicable mortgaged property and (ii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties is equal to or greater than the greater of (x) the debt service coverage ratio at origination and (y) the lesser of (A) the debt service coverage ratio immediately prior to the release and (B) the debt service coverage ratio at origination increased by 10%.

            In addition, the loan documents permit the defeasance and release of one or more individual mortgaged properties from the lien of the mortgage in connection with the sale or transfer of the mortgaged property for fair market value to a third party or any special purpose entity or affiliate thereof, subject to the satisfaction of certain conditions, including among others: (i) defeasance in an amount equal to the greater of (x) 90% of the net proceeds from the sale and (y) 110% of the mortgage loan amount allocated to the applicable mortgaged property, (ii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties is equal to or greater than the greater of (x) the debt service coverage ratio at origination and (y) 80% of the debt service coverage ratio immediately prior to the release, (iii) after giving effect to the release, the loan-to-value ratio of the remaining mortgaged properties is equal to or less than the loan-to-value ratio at origination, (iv) rating agency confirmation that the release would not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series
            2007-GG11 certificates and (v) the release is permitted at any time from the date the entire USFS Industrial Distribution Loan Group has been securitized until January 31, 2017.

      o     With respect to the mortgage loan (the "530 DAVIS LOAN") secured by the mortgaged property identified on Annex A to this prospectus supplement as 530 Davis Drive (the "530 DAVIS PROPERTY"),
            representing 0.4% of the Initial Mortgage Pool Balance and 0.5% of
            the Initial Sub-pool 1 Balance, and the mortgage loan (the "630
            DAVIS LOAN") secured by the mortgaged property identified on Annex A to this prospectus supplement as 630 Davis Drive (the "630 DAVIS
            PROPERTY"), representing 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Sub-pool 1 Balance, which loans are crossed collateralized with each other (each of the 530 Davis Property and
            630 Davis Property are sometimes referred to below as a "DAVIS
            PROPERTY"), the loan documents permit the full defeasance of one
            Davis Loan and release of the related

                                      S-98

            Davis Property from the lien of the related mortgage and the cross collateralization with the other Davis Loan upon satisfaction of certain conditions set forth in the related loan documents, including that (a) the partial defeasance of the remaining Davis
            Loan that is not fully defeased in an amount equal to 15% of the original principal balance of the fully defeased Davis Loan, and (b)
            the remaining Davis Loan that is not fully defeased and the related
            Davis Property satisfy a 77.5% loan-to-value ratio, based upon a current appraisal or appraisal update for the related Davis
            Property.

      In addition to the partial defeasance and partial prepayment releases permitted with respect to multi-property mortgage loans described above, the following mortgage loans contain provisions permitting a portion of the mortgaged property to be released from the lien of the related mortgage:

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Bush
            Terminal, representing approximately 9.3% of the Initial Mortgage
            Pool Balance and 10.3% of the Initial Sub-pool 1 Balance, the loan documents permit the defeasance and release of certain parcels of the mortgaged property, subject to the satisfaction of certain conditions, including among others: (i) defeasance in an amount equal to the greater of (a) 135% of the mortgage loan amount allocated to the applicable released parcel and (b) 90% of the net proceeds of the sale of the applicable released parcel to an unaffiliated third party in an arm's length transaction, (ii) after giving effect to the release, the debt service coverage ratio for the remaining parcels is equal to the greater of 1.20x and the debt service coverage ratio immediately prior to the release, (iii) after giving effect to the release, the loan-to-value ratio for the remaining parcels is equal to or less than the loan-to-value ratio of the mortgage loan at origination and (iv) rating agency confirmation that the release would not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series 2007-GG11 certificates.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Glen Cove
            Marina, representing approximately 0.4% of the Initial Mortgage Pool
            Balance and 0.5% of the Initial Sub-pool 1 Balance, the related mortgage loan documents permit the related borrower to obtain a release of all or part of an unimproved portion of the mortgaged property from the lien of the mortgage, subject to the satisfaction of certain conditions set forth in the related mortgage loan documents, including among other conditions: (i) the borrower partially defeases the mortgage loan in an amount equal to the greater of (x) 100% of the net sales proceeds from the sale of all or such portion and (y) $4,548,000 (or, in the case of a sale or transfer to an affiliate of the related borrower, $5,685,000), in each case pro-rated based on the relative portion of the amount released; (ii) the debt service coverage ratio of the property after giving effect to the release is not less than the greater of (x) the debt service coverage ratio immediately preceding such release and
            (y) the debt service coverage ratio at closing of the loan; (iii) to the extent the released parcel constitutes 10% or more of the appraised value of the mortgaged property, the borrower delivers an opinion of counsel that the release will not adversely affect the status of any related REMIC trust; and (iv) on the date of such release, the projected gross revenue for the first twelve calendar months thereafter from the mortgaged property generated by executed boat slip agreements and winter boat storage agreements (as of such date) less the gross revenue from such executed boat slip agreements and winter boat storage agreements (as of such date) that would need to be cancelled as a result of the release shall equal or exceed
            $1,600,000.

      In addition, certain mortgage loans provide for the release or substitution of undeveloped land or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process.

      Substitution. With respect to the mortgage loan secured by a portfolio of
38 mortgaged properties, identified on Annex A to this prospectus supplement as
USFS Industrial Distribution Portfolio, representing approximately 2.5% of the
Initial Mortgage Pool Balance and 2.8% of the Initial Sub-pool 1 Balance, the loan documents permit the borrower to obtain the release of one or more individual mortgaged properties at any time by simultaneously substituting other qualified properties in connection with the sale or transfer of the released property for fair market value to a third party or any special purpose entity or affiliate thereof, subject to the satisfaction of certain conditions, including among others: (i) substitutions are limited to mortgaged properties whose allocated mortgage loan amounts do not exceed 30% of the mortgage loan, (ii)
after giving effect to the substitution, the aggregate mortgage loan amounts allocated to the remaining properties located in any single state do not exceed
30% of the mortgage loan, (iii) after giving effect to the substitution, the debt service coverage ratio of the remaining mortgaged

                                      S-99

properties is equal to or greater than the greater of (x) the debt service coverage ratio at origination and (y) 80% of the debt service coverage ratio immediately prior to the substitution, (iv) after giving effect to the release, the loan-to-value ratio of the remaining mortgaged properties is equal to or greater than the lesser of (x) the loan-to-value ratio at origination and (y)
the loan-to-value ratio immediately prior to the substitution and (v) rating agency confirmation that the release would not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series 2007-GG11 certificates.

      Defeasance Loans. 110 of the mortgage loans, representing approximately
95.6% of the Initial Mortgage Pool Balance, of which 93 mortgage loans are in sub-pool 1, representing approximately 96.9% of the Initial Sub-pool 1 Balance, and 17 mortgage loans are in sub-pool 2 balance, representing approximately
83.0% of the Initial Sub-pool 2 Balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, as described above under "--Release Provisions" during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower to obtain a release of all or a portion of the mortgaged property or properties, as applicable, from the lien of the related mortgage during specified periods and subject to specified conditions, by pledging to the holder of the mortgage loan the requisite amount of Government Securities.

      In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

      o     will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

      o     will, in the case of each due date, be in a total amount at least equal to the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date.

      In connection with a defeasance, the related borrower will generally be required to deliver a security agreement granting a first priority security interest in the collateral to the trust, together with an opinion of counsel confirming, among other things, the first priority status of the security interest and a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity, or, in certain circumstances, the expiration of the prepayment lockout period.

      None of the mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

      Although many of the mortgage loans require that the Government Securities used as defeasance collateral consist of U.S. Treasury securities, subject to satisfaction of certain conditions set forth in the related loan documents
(including, in most cases, receipt of confirmation from the Rating Agencies that the use of other Government Securities would not cause a downgrade, withdrawal or qualification of the then-current ratings of any class of certificates), other types of obligations that constitute Government Securities may be acceptable as defeasance collateral.

      Due-on-Sale and Due-on-Encumbrance Provisions. The mortgage loans that we intend to include in the trust generally contain "due-on-sale" and
"due-on-encumbrance" clauses. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions"
subsection, these clauses either:

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged property, or

      o     prohibit the borrower from transferring or encumbering the corresponding mortgaged property without the consent of the holder of the mortgage.

      See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage

                                      S-100

Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

      The mortgage loans that we intend to include in the trust generally permit one or more of the following types of transfers (which transfers will not trigger the "due-on-sale" or "due-on-encumbrance" provisions):

      o     transfers of the corresponding mortgaged property if specified conditions are satisfied, which conditions generally include one or more of the following--

            (i)   the Rating Agencies have confirmed that the transfer will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates;

            (ii)  the transferee or its sponsors satisfies eligible transferee provisions set forth in the loan documents; and/or

            (iii) the transferee is reasonably acceptable to the lender.

      o     a transfer of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to a person or persons affiliated with or otherwise related to the borrower;

      o     transfers by the borrower of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to specified entities or types of entities;

      o     issuance by the borrower of new partnership or membership interests;

      o     changes in ownership between existing shareholders, partners, members or to their respective affiliates, as applicable, of the related borrower;

      o     a transfer of non-controlling ownership interests in the related borrower;

      o     transfers of interests in the related borrower for estate planning purposes or otherwise upon the death or incapacity of a principal;

      o     transfers of undeveloped land or certain portions of the related mortgaged property not considered material in underwriting such mortgage loan;

      o     transfers and pledges of direct or indirect equity interests in borrower to specified entities or types of entities; or

      o     other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

      A detailed presentation of various characteristics of the mortgage loans that we intend to include in the pool, and of the corresponding mortgaged properties, on an individual basis and in tabular format, is shown on Annex A,
Annex B and Annex C to this prospectus supplement. The statistics in the tables and schedules on Annex A, Annex B and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SPLIT LOAN STRUCTURE

      The Mortgage Pool will include four mortgage loans that are each part of a split loan structure, also referred to as a Loan Group. A Loan Group generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Loan Group that

                                      S-101

are outside the trust are pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Loan Group are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective mortgage loans in a Loan Group is reflected in the promissory notes evidencing those loans, an intercreditor agreement, or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Loan Group.

      The following is a brief description of the Loan Groups of which one mortgage loan is included in the trust--

      o     One of the Loan Groups (the "ONE LIBERTY PLAZA LOAN GROUP"), which is secured by the One Liberty Plaza property, consists of pari passu mortgage loans, one of which is included in the trust (the "ONE
            LIBERTY PLAZA TRUST LOAN") and one or more of which is not included in the trust (the "ONE LIBERTY PLAZA PARI PASSU COMPANION LOANS").
            The One Liberty Plaza Trust Loan, representing approximately 13.0%
            of the Initial Mortgage Pool Balance and 14.4% of the Initial
            Sub-pool 1 Balance, is one of the ten largest mortgage loans in the
            Mortgage Pool. For a discussion of that mortgage loan, we refer you to "Annex B--Structural and Collateral Term Sheet--Ten Largest
            Mortgage Loans--One Liberty Plaza."

      o     One of the Loan Groups (the "SCOTTSDALE FASHION SQUARE LOAN GROUP"),
            which is secured by the Scottsdale Fashion Square property, consists of two pari passu mortgage loans, one of which is included in the trust (the "SCOTTSDALE FASHION SQUARE TRUST LOAN") and the other of which is not included in the trust (the "SCOTTSDALE FASHION SQUARE
            PARI PASSU COMPANION LOAN"). The Scottsdale Fashion Square Trust
            Loan, representing approximately 12.1% of the Initial Mortgage Pool
            Balance and 13.3% of the Initial Sub-pool 1 Balance, is one of the ten largest mortgage loans in the Mortgage Pool. For a discussion of that mortgage loan, we refer you to "Annex B--Structural and
            Collateral Term Sheet--Ten Largest Mortgage Loans--Scottsdale
            Fashion Square."

      o     One of the Loan Groups (the "BUSH TERMINAL LOAN GROUP"), which is secured by the Bush Terminal property, consists of pari passu mortgage loans, one of which is included in the trust (the "BUSH
            TERMINAL TRUST LOAN") and one of which is not included in the trust
            (the "BUSH TERMINAL PARI PASSU COMPANION LOAN"). The Bush Terminal
            Trust Loan, representing approximately 9.3% of the Initial Mortgage
            Pool Balance and 10.3% of the Initial Sub-pool 1 Balance, is one of the ten largest mortgage loans in the Mortgage Pool. For a discussion of that mortgage loan, we refer you to "Annex
            B--Structural and Collateral Term Sheet--Ten Largest Mortgage
            Loans--Bush Terminal."

      o     One of the Loan Groups (the "NON-SERVICED LOAN GROUP"), which is secured by the USFS Industrial Distribution Portfolio properties, consists of six pari passu mortgage loans, one of which is included in the trust (the "NON-SERVICED TRUST LOAN") and the remaining loans are not included in the trust (collectively, the "NON-SERVICED
            COMPANION LOANS"). One of the Non-Serviced Companion Loans is owned by the trust fund ("COMM 2007-C9 TRUST") established pursuant to the pooling and servicing agreement related to the Deutsche Mortgage &
            Asset Receiving Corporation COMM 2007-C9 Mortgage Trust Commercial
            Mortgage Pass Through Certificates, among Deutsche Mortgage & Asset
            Receiving Corporation, as depositor, KeyCorp Real Estate Capital
            Markets, Inc., as a master servicer, Capmark Finance Inc., as a master servicer, LNR Partners, Inc., as special servicer, Wells
            Fargo Bank, N.A., as trustee and custodian, and Deutsche Bank Trust
            Company Americas, as certificate administrator and paying agent. The
            Non-Serviced Trust Loan, representing approximately 2.5% of the
            Initial Mortgage Pool Balance and 2.8% of the Initial Sub-pool 1
            Balance, is one of the ten largest mortgage loans in the Mortgage
            Pool. For a discussion of that mortgage loan, we refer you to "Annex
            B--Structural and Collateral Term Sheet--Ten Largest Mortgage
            Loans--USFS Industrial Distribution Portfolio."

      With respect to the Loan Groups identified in the table below as One
Liberty Plaza, Scottsdale Fashion Square, Bush Terminal and USFS Industrial
Distribution Portfolio, and their corresponding pari passu Companion Loans, the mortgage loans in the trust and the corresponding pari passu Companion Loans are always pari passu in right of payment.

      The notes comprising each Loan Group amortize at the same monthly rate and mature at the same maturity date.

                                      S-102

      The table below identifies each of the mortgage loans and its corresponding Companion Loan.

                                                            LOAN GROUPS

                                     % OF                  AGGREGATE                           CONTROLLING
                       TRUST       INITIAL      % OF       NON-TRUST     NON-     NON-TRUST      POOLING
                      MORTGAGE     MORTGAGE    INITIAL      MORTGAGE     TRUST    PARI PASSU        &          INITIAL     INITIAL
                        LOAN         POOL     SUB-POOL 1      LOAN      B NOTE      LOAN        SERVICING      MASTER      SPECIAL
  MORTGAGE LOAN       BALANCE     BALANCE(1)  BALANCE(1)    BALANCE     BALANCE    BALANCE     AGREEMENT(2)  SERVICER(3) SERVICER(4)
------------------  ------------  ----------  ----------  ------------  -------  ------------  ------------  ----------- -----------

One Liberty Plaza   $350,000,000    13.0%       14.4%     $500,000,000    N/A    $500,000,000   2007-GG11     Wachovia       LNR
Scottsdale Fashion
   Square.........  $325,000,000    12.1%       13.3%     $225,000,000    N/A    $225,000,000   2007-GG11     Wachovia       LNR
Bush Terminal.....  $250,000,000     9.3%       10.3%     $ 50,000,000    N/A    $ 50,000,000   2007-GG11     Wachovia       LNR
USFS Industrial
   Distribution                                                                                    COMM
   Portfolio......  $67,709,413      2.5%        2.8%     $404,681,837    N/A    $404,681,837    2007-C9        KRECM        LNR

__________________

(1)   All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

(2)   COMM 2007-C9 refers to the pooling and servicing agreement entered into in connection with the Deutsche Mortgage & Asset Receiving Corporation COMM
      2007-C9 Mortgage Trust Commercial Mortgage Pass-Through Certificates.
      2007-GG11 refers to the pooling and servicing agreement for this transaction.

(3)   Wachovia refers to Wachovia Bank, National Association. KRECM refers to
      KeyCorp Real Estate Capital Markets, Inc.

(4)   LNR refers to LNR Partners, Inc.

      Except for the Non-Serviced Loan Group, the co-lender agreement or intercreditor agreement, as applicable, for each Loan Group generally provides that both the mortgage loan(s) included in the trust and the corresponding
Companion Loan(s) will be serviced and administered pursuant to the pooling and servicing agreement.

      The Non-Serviced Loan Group will be serviced under the COMM 2007-C9 PSA.

      For a discussion regarding the directing holder with respect to the split loans, see "Servicing Under the Pooling and Servicing Agreement--The Directing
Holders" in this prospectus supplement.

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

      Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged properties for the mortgage loans that we intend to include in the trust--

      o     108 of the mortgaged properties, securing 35.4% of the Initial
            Mortgage Pool Balance and 39.0% of the Initial Sub-pool 1 Balance, are each leased to one or more major tenants that each occupy 25% or more of the net rentable area of the particular mortgaged property.

      o     62 of the mortgaged properties, securing 6.5% of the Initial
            Mortgage Pool Balance and 7.2% of the Initial Sub-pool 1 Balance, are entirely or substantially leased to a single tenant.

      o     A number of companies are major tenants at more than one of the mortgaged properties. Annex A to this prospectus supplement identifies the three largest tenants at each mortgaged property. In addition, the tenants listed on Annex A may also be tenants (but not one of the largest three) at other mortgaged properties.

      Loan Purpose. 44 of the mortgage loans that we intend to include in the trust, representing approximately 34.5% of the Initial Mortgage Pool Balance, of which 40 mortgage loans are in sub-pool 1, representing approximately 36.9% of the Initial Sub-pool 1 Balance and four mortgage loans are in sub-pool 2, representing approximately 11.6% of the Initial Sub-pool 2 Balance, were originated in connection with the borrowers acquisition

                                      S-103

of the mortgaged property that secures such mortgage loan and 78 of the mortgage loans that we intend to include in the trust, representing approximately 65.5%
of the Initial Mortgage Pool Balance, of which 63 mortgage loans are in sub-pool
1, representing approximately 63.1% of the Initial Sub-pool 1 Balance and 15 mortgage loans are in sub-pool 2, representing approximately 88.4% of the
Initial Sub-pool 2 Balance, were originated in connection with the borrowers refinancing of a previous mortgage loan.

      Certain tenant leases at the mortgaged properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

      Ground Leases. Six of the mortgaged properties that we intend to include in the trust, representing approximately 1.8% of the Initial Mortgage Pool
Balance and 2.0% of the Initial Sub-pool 1 Balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the corresponding mortgaged property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. Except as discussed below, each ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 20 years after the stated maturity of the related mortgage loan and the related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. To the extent "ground leases" are discussed in this prospectus supplement, the information applies to these air rights leases as well.

      In addition, we are aware of the following items related to the mortgage loans secured by leasehold interests:

      o     With respect to the mortgage loan secured by a fee simple and leasehold interest in the mortgaged property identified on Annex A to this prospectus supplement as 885 Third Avenue, representing approximately 9.96% of the Initial Mortgage Pool Balance and 11.0%
            of the Initial Sub-pool 1 Balance, the ground lessor is not required to obtain the consent of the lender prior to entering into any amendment of the ground lease. However, an amendment of the ground lease without the consent of the lender is an event of default under the related loan documents.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to the prospectus supplement as Aiea Town
            Square, representing approximately 0.4% of the Initial Mortgage Pool
            Balance and 0.5% of Initial Sub-pool 1 Balance, portions of the mortgaged property consist of two separate leasehold interests under two separate ground leases. In the case of each ground lease, the ground lessor is not required to obtain the consent of the lender prior to amending its ground lease. Additionally, with respect to one of the ground leases, the ground lessor is not required to enter into a new ground lease with the lender in the event that the ground lease is terminated. The related borrower has covenanted in the loan documents not to amend or terminate any ground lease without the lender's consent. Additionally, the loan becomes fully recourse to the related borrower and guarantor in the event that any ground lease is amended or terminated without the lender's consent or in the event that any ground lease is terminated for any reason and the ground lessor does not enter into a new lease with the lender.

      Other Financing. The borrowers are generally permitted to incur unsecured trade debt in the ordinary course of business and to the extent a borrower does not meet single-purpose entity criteria, such borrower is generally not restricted from incurring unsecured debt. In addition, the terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds as additional collateral for the benefit of the lender under the related mortgage loan. Such obligations may constitute a contingent reimbursement obligation of the related borrower. However, in most or all such cases, the related issuing bank or surety did not agree to subordination and standstill protection benefiting the lender.

      We are aware of the following borrowers that have incurred or are permitted to incur debt secured by the related mortgaged property:

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Tenaya Quail
            East, representing approximately 0.4% of the Initial Mortgage Pool
            Balance and 0.4% of the Initial Sub-pool 1 Balance, the related borrower is entitled to incur subordinate debt provided certain specified conditions in the related mortgage loan document are satisfied, including among other conditions: (i) the combined loan-to-value ratio does not exceed 75%, (ii) combined debt

                                      S-104

            service coverage ratio is not less than 1.20x, (iii) rating agency confirmation is provided, (iv) approval of the special servicer is obtained and (v) a subordination agreement is executed.

      o     With respect to two mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as
            530 Davis Drive and 630 Davis Drive, representing approximately 0.6%
            of the Initial Pool Balance, the related mortgage borrower may obtain in the future a subordinate mortgage loan secured by a junior lien on the mortgage property, subject to the satisfaction of certain conditions set forth in the related mortgage loan documents, including (a) a combined minimum debt service coverage ratio of
            1.15x based the aggregate debt service for the mortgage loan, any mezzanine loan outstanding under the loan documents, and the subordinate mortgage loan, and (b) a combined loan to value ratio not exceeding 80%, based upon the aggregate balance of the mortgage loan, any mezzanine loan and the subordinate mortgage loan.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Some of
the Mortgaged Properties Are or May Be Encumbered by Additional Debt" in this prospectus supplement.

      Except as disclosed in the previous paragraphs, as disclosed under
"--Split Loan Structure" and in this subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust that have incurred or are permitted to incur debt secured by the related mortgaged property.

      Based on information we received from the related Mortgage Loan Sellers, we are aware of the following borrowers (excluding borrowers that do not meet the single-purpose entity criteria) that have incurred or are permitted to incur unsecured debt (other than unsecured trade debt in the ordinary course of business):

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Doubletree
            Hotel Memphis, representing approximately 1.0% of the initial mortgage pool balance and 1.1% of the initial sub-pool 1 balance, the borrower's acquisition of the property was funded in part by an unsecured loan in the amount of $5,583,058 made to the mortgage borrower by an affiliate equityholder in the mortgage borrower, subject to a subordination and standstill agreement. In addition, future subordinate unsecured loans to the borrower from the equity owners of the borrower are permitted for capital investments subject to certain conditions, including that the total amount of such future unsecured loans that may be outstanding at any one time cannot exceed $4,100,000, and the execution of a subordination and standstill agreement by the equity owner making the unsecured loan.

      Although the mortgage loans generally include restrictions on the pledging of the general partnership and managing member equity interests in the borrower, the mortgage loans generally permit the pledge of less than a controlling interest in the partnership or membership interests in a borrower. Mezzanine debt is secured by direct or indirect ownership interests in a borrower. While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under the mezzanine loan could cause a change in control of the related borrower. Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Based on information received from the related Mortgage Loan
Sellers, we are aware of the following existing mezzanine indebtedness with respect to the mortgage loans:

                                           % OF                               INITIAL
                                         INITIAL     % OF        % OF        PRINCIPAL
                                         MORTGAGE   INITIAL     INITIAL      AMOUNT OF
                           CUT-OFF DATE    POOL    SUB-POOL 1  SUB-POOL 2    MEZZANINE
      MORTGAGE LOAN           BALANCE    BALANCE    BALANCE     BALANCE         DEBT
-------------------------  ------------  --------  ----------  ----------  --------------

Clearwater House           $ 30,000,000    1.1%       1.2%        0.0%     $14,000,000

East West Shops            $ 14,250,000    0.5%       0.6%        0.0%     $ 4,700,000
Laniakea Plaza             $ 10,250,000    0.4%       0.4%        0.0%     $ 2,250,000

Venetian Apartments        $ 10,000,000    0.4%       0.0%        4.0%     $ 4,700,000
SecurCare Self Storage
  Oklahoma City Portfolio  $  8,600,000    0.3%       0.4%        0.0%     $ 1,951,000(6)
Walgreen Madison           $  3,840,000    0.1%       0.2%        0.0%     $   462,107

                                              INTEREST RATE
                              HOLDER OF        ON MEZZANINE   MEZZANINE LOAN   INTERCREDITOR
      MORTGAGE LOAN         MEZZANINE LOAN        LOAN       MATURITY DATE(1)  AGREEMENT(2)
-------------------------  ----------------   -------------  ----------------  -------------

                           Ascent Mezzanine
Clearwater House              REIT, Inc.         5.350(3)%      9/06/2012           Yes
                            One Cleveland
East West Shops              Finance, LLC       13.000%        12/13/2007           Yes
Laniakea Plaza                   GCFP            8.000%(4)      8/06/2017           Yes
                            One Cleveland
Venetian Apartments          Finance, LLC       13.000%         3/20/2008(5)        Yes
SecurCare Self Storage        HVP SCSS I
  Oklahoma City Portfolio  Investor II , LLC     8.000%(7)      6/06/2014           Yes
Walgreen Madison                 GCFP            6.964%          7/6/2017           Yes

_____________________

(1)   Co-terminus with the related mortgage loan maturity date.

                                      S-105

(2)   Includes provisions stating that the mezzanine loan is subordinate to the mortgage loan and that no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon an event of default under the related mortgage loan.

(3)   The interest rate applicable to the related mezzanine loan is 5.350% over one-month LIBOR with respect to each interest period through and including the interest period ending on September 5, 2009 and 5.250% over one-month
      LIBOR with respect to each interest period thereafter through the stated
      maturity of the mezzanine loan.

(4)   The interest rate applicable to the related mezzanine loan is 8.000% with respect to each interest period through and including the interest period ending on August 5, 2008, 10.000% with respect to the interest period commencing on August 6, 2008 through and including the interest period ending on August 5, 2009 and 12.000% with respect to each interest period thereafter through the stated maturity of the mezzanine loan.

(5)   The related mezzanine loan is subject to a six-month extension option.

(6)   The related mezzanine loan has a balance of $72,113,125 of which
      $1,951,000 is allocated to the mortgaged properties securing the related loan.

(7)   To the extent of available net cash flow after payment of debt service on senior mortgages.

      In the case of the above described mortgage loans with existing mezzanine debt the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the mortgage loan from the trust if certain mortgage loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

      With respect to two mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 530 Davis Drive and 630
Davis Drive, representing approximately 0.6% of the Initial Pool Balance and
0.7% of the Initial Sub-pool 1 Balance, an indirect owner of one of the controlling interests in the related mortgage borrower is permitted to obtain a loan from one or more affiliates of other indirect investors in the related mortgaged borrower secured by a pledge of certain indirect ownership interests in the related mortgaged borrower.

      In addition, with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 18581 Teller
Avenue, representing approximately 0.7% of the Initial Mortgage Pool Balance and
0.8% of the Initial Sub-pool 1 Balance, the related mortgage loan documents permit certain entities owning direct or indirect interests in the related borrower to pledge (but not foreclose on) their direct or indirect ownership interest in the related borrower to any institutional lender providing a corporate line of credit or other financing, provided that the value of the mortgaged property which is indirectly pledged as collateral under such financing constitutes no more than 33% of the total value of all assets directly or indirectly securing such financing.

      With respect to the mortgage loans listed in the chart below, the related
Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge its interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and/or a combined minimum debt-service coverage ratio, as listed below:

                                      S-106

                                                                                             ACCEPTABLE
                                                                                            INTERCREDITOR
                                      LOAN CUT-OFF    COMBINED MAXIMUM   COMBINED MINIMUM     AGREEMENT
            MORTGAGE LOAN             DATE BALANCE       LTV RATIO             DSCR          REQUIRED(1)
-----------------------------------   -------------   ----------------   ----------------   -------------

Bush Terminal(2)                       $250,000,000         N/A               1.20x              Yes
9000 Sunset Boulevard                  $ 80,000,000         77%               1.05x              Yes
Hyatt Regency Milwaukee                $ 44,161,600         70%               1.30x              Yes
Santa Barbara Corporate Center         $ 16,000,000         75%               1.20x              Yes
Aiea Town Square                       $ 12,000,000         80%               1.20x              Yes
Glen Cove Marina                       $ 12,000,000         80%               1.30x              Yes
530 Davis Drive                        $ 11,750,000         85%               1.10x              Yes
Presidio Office                        $ 10,500,000         75%               1.20x              Yes
Tenaya Quail East                      $  9,600,000         75%               1.20x              Yes
Hotel Metropole                        $  9,000,000         75%               1.40x              Yes
Key Curriculum Building                $  8,400,000         65%               1.20x              Yes
444 Spear Street                       $  8,050,000         65%               1.20x              Yes
Westpark Office Building               $  7,600,000         85%               1.00x              Yes
Lambert Office Plaza                   $  6,200,000         (3)               1.10x              Yes
630 Davis Drive                        $  5,535,000         85%               1.10x              Yes
Tollhouse Shopping Center              $  4,200,000         65%               1.20x              Yes
H.M. Gleason's Building                $  3,244,887         80%               1.15x              Yes
Fry's Superstition Springs Shopping    $  3,125,000         80%               1.15x              Yes

______________________

(1)   Reasonably acceptable to lender based upon (or subject to) criteria in related loan documents.

(2)   Permitted mezzanine debt is capped at $50,000,000.

(3)   The loan documents require a combined maximum LTV ratio of 80%; provided, however, the combined maximum LTV ratio may reach 85% in exchange for a
      0.05% increase in the mortgage loan interest rate.

      Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

      Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate or Mezzanine
Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property.
Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

      o     determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

      o     determined that the mortgaged property, if permitted to be repaired or restored in conformity with current law, would in the
            originator's judgment constitute adequate security for the related mortgage loan; and/or

      o     required law and ordinance insurance.

                                      S-107

      Lockboxes. 29 mortgage loans, representing approximately 67.4% of the
Initial Mortgage Pool Balance, of which all mortgage loans are in sub-pool 1, representing approximately 74.3% of the Initial Sub-pool 1 Balance, generally provide that all rents and other income derived from the related mortgaged properties will be paid into one of the following types of lockboxes:

      o     HARD LOCKBOX. With respect to 22 mortgage loans, representing approximately 58.8% of the Initial Mortgage Pool Balance, of which all mortgage loans are in sub-pool 1, representing approximately
            64.9% of the Initial Sub-pool 1 Balance, the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. With respect to hospitality properties that have a hard lockbox, although cash or
            "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property, credit card receivables are required to be deposited directly into the hard lockbox account.

      o     SPRINGING LOCKBOX. With respect to two mortgage loans, representing approximately 1.8% of the Initial Mortgage Pool Balance, in sub-pool
            1, of which all mortgage loans are in sub-pool 1, representing approximately 2.0% of the Initial Sub-pool 1 Balance, the related borrower is required to cause all rents, credit card receipts, accounts, receivables, payments and other income derived from the related mortgaged properties to be directly deposited into a lockbox account controlled by the lender upon the occurrence of one or more trigger events specified in the loan documents. With respect to hospitality properties that have a springing lockbox, cash or
            "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property upon the occurrence of one or more trigger events specified in the loan documents.

      o     SOFT LOCKBOX. With respect to five mortgage loans, representing approximately 6.7% of the Initial Mortgage Pool Balance, of which all mortgage loans are in sub-pool 1, representing approximately
            7.4% of the Initial Sub-pool 1 Balance, the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

      Cash Management. With respect to lockbox accounts, funds deposited into the lockbox account are disbursed either:

      o     in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower (referred to as
            "in-place" cash management); or

      o     to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits (referred to as "springing" cash management).

      Examples of triggering events may include:

      o     a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

      o     a failure to meet a specified debt-service coverage ratio; or

      o     a failure to satisfy a condition specified in the related loan documents; or

      o     an event of default under the related loan documents.

      The mortgage loans provide for cash management as follows:

                          NUMBER OF  % OF INITIAL     NUMBER OF     % OF INITIAL
                          MORTGAGE   MORTGAGE POOL  MORTGAGE LOANS   SUB-POOL 1
TYPE OF CASH MANAGEMENT     LOANS       BALANCE     IN SUB-POOL 1     BALANCE
------------------------  ---------  -------------  --------------  ------------
In-place................     11          52.6%            11           57.9%
Springing...............     18          14.8%            18           16.3%

                                      S-108

In addition, certain of the mortgage loans include a "cash trap" feature under which, upon a triggering event such as those listed above, excess cash will not be released from the lender controlled account to the borrower; rather, the lender will be permitted to retain such excess cash as additional collateral for the mortgage loan or, in certain cases, the lender may apply such excess cash as a prepayment of the mortgage loan. Generally, such prepayment will not require yield maintenance. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds to the prepayment of the mortgage loan without the consent of the special servicer.

      Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage--

      o     property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

            1. the outstanding principal balance of the subject mortgage loan
            (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group), and

            2. the full insurable replacement cost of the improvements located on the insured property;

      o     if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency
            Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the lesser of--

            1. the outstanding principal balance of the subject mortgage loan
            (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group),

            2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

            3. the maximum amount of insurance available under the National
            Flood Insurance Act of 1968, and

            4. the full replacement cost of the improvements located on the mortgaged property;

      o     comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged properties in similar locales;
            and

      o     business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

      Substantially all of the mortgage loans that we intend to include in the trust provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism; however, most of these policies have exclusions from coverage for damage caused by nuclear, chemical or biological events.

                                      S-109

      The mortgaged properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. A seismic assessment was conducted with respect to each mortgaged property that is located in California or in seismic zone 3 or 4. The seismic reports concluded that such mortgaged properties were not likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake and, therefore, neither of the borrowers nor any tenant occupying an entire mortgaged property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      Various forms of insurance are maintained with respect to any of the mortgaged properties for the mortgage loans included in the trust, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for
Particular Special Hazard Losses" in the accompanying prospectus.

      The applicable originator(s) and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee (indirectly in the case of the Non-Serviced Trust Loans) for the benefit of the series 2007-GG11 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged property.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

      Appraisals. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of
Professional Appraisal Practices. Each of those appraisals was conducted within
12 months of the origination of the related mortgage loan that we intend to include in the trust. The resulting appraised values and the dates of those appraisals are indicated on Annex A to this prospectus supplement. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties.

      The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged property. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. There can be no assurance that another appraiser would have arrived at the same opinion of value. Moreover,
Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

      o     changes in governmental regulations, zoning or tax laws;

                                      S-110

      o     potential environmental or other legal liabilities;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

      Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment with respect to each mortgaged property. In all, such assessments or updates were completed during the 12-month period ending on the cut-off date.

      The environmental testing conducted at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator(s)
of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

      The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In cases where the testing identified the presence of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required:

      o     the continuation or the establishment of an operation and
            maintenance plan to address the issue, or

      o     the implementation of a remediation program.

      If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

      In cases where the environmental assessment identified an adverse or potentially adverse environmental condition at the mortgaged property, the related originator(s) of the mortgage loan generally required the related borrower:

      o     to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation;
            or

      o     to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 100%
            to 125% of the estimated cost to complete the remedial measures; or

      o     to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

      o     to obtain environmental insurance (which contains specific coverage limits and deductibles and which may not be sufficient to cover all losses from certain environmental conditions); or

      o     to provide an environmental indemnity.

      Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      In several cases, the environmental assessment for a mortgaged property identified environmental problems at nearby properties. Such assessment generally indicated, however, that--

      o     the mortgaged property had not been affected or had been minimally affected,

                                      S-111

      o     the potential for the problem to affect the mortgaged property was limited, or

      o     a person responsible for remediation had been identified.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Lending
on Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged properties is based on the results of the environmental assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

      There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged properties securing the mortgage loans.

      Engineering Assessments. In connection with the origination process, each mortgaged property securing the mortgage loans that we intend to include in the trust, was inspected by an engineering firm to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125%
of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion or in some cases to have the repairs guaranteed by the sponsor or parent of the borrower in lieu of reserves.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

      On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the mortgage loans to be included in the trust, without recourse (other than the repurchase obligation of the applicable
Mortgage Loan Seller in connection with a breach of a representation or a warranty with respect to a mortgage loan sold by it), to the transferee.

                                      S-112

                           -----------------------------

                              Mortgage Loan Sellers

                                      GSMC
                                 $2,059,179,235

                                      GCFP
                                  $628,077,796

                           -----------------------------
                                        |
                                        |       All mortgage loans
                                        |       $2,687,257,031
                                        |
                           -----------------------------

                                Greenwich Capital
                            Commercial Funding Corp.

                           -----------------------------
                                        |
                                        |       All mortgage loans
                                        |       $2,687,257,031
                                        |
                           -----------------------------

                            Commercial Mortgage Trust
                                    2007-GG11

                           -----------------------------

      In connection with the foregoing transfers, the Mortgage Loan Sellers will be required to deliver to the trustee the following documents, among others, with respect to each mortgage loan, other than the Non-Serviced Trust Loan:

      o     either--

            1. the original promissory note evidencing that mortgage loan, or

            2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o     the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

      o     the original or a copy of the co-lender agreement or intercreditor agreement, if such mortgage loan is part of a split loan structure;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

      o     either--

            1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

            2. a certified copy of that assignment as sent for recording;

                                      S-113

      o     either--

            1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

            2. a certified copy of that assignment as sent for recording; and

      o     an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a
            "marked-up" commitment for title insurance or a pro forma policy.

      With respect to the Non-Serviced Loan Group, Wells Fargo Bank, N.A., as
the custodian under the COMM 2007-C9 PSA will hold the original documents related to such Loan Groups for the benefit of the COMM 2007-C9 Trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related note that is not an asset of the trust fund formed by the
COMM 2007-C9 PSA, which will be held by the trustee under the pooling and servicing agreement for this transaction.

      Notwithstanding the foregoing, with respect to any mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, if any, no mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the trustee will be required to be prepared or delivered. Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee to be shown as (and the trustee will be required to take all actions necessary to confirm that it is shown as) the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and to provide reasonable evidence of any such transfers to the master servicers and the special servicers.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in the trust, in trust for the benefit of the series 2007-GG11 certificateholders.
Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      If, as provided in the pooling and servicing agreement--

      o     any of the above-described documents required to be delivered by the applicable Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

      o     that omission or defect materially and adversely affects the interests of the series 2007-GG11 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against the applicable Mortgage Loan
Seller, as applicable, described under "--Cures and Repurchases" below.

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued, and

      o     the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above (other than with respect to the Non-Serviced Loan Group). Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or

                                      S-114

assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

      As of the date of initial issuance of the offered certificates, each of the Mortgage Loan Sellers will make with respect to each mortgage loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related mortgage loan purchase agreement:

      o     The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement is true and accurate in all material respects as of the cut-off date and contains all information required by the pooling and servicing agreement to be contained therein.

      o     Prior to the sale of the mortgage loan to the depositor, the
            Mortgage Loan Seller was the owner of such mortgage loan, had good title to it, had full right, power and authority to sell, assign and transfer such mortgage loan and has transferred such mortgage loan free and clear of any and all liens, pledges and security interests of any nature encumbering such mortgage loan other than with respect to loans in a split loan structure, the applicable companion loans.

      o     As of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

      o     The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged property), and there is no requirement for future advances.

      o     The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and
            (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and
            (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

      o     Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged property, except for Permitted
            Encumbrances and, with respect to mortgage loans with a split loan structure, the applicable companion loan. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to pay its obligations under the subject mortgage loan when they become due (other than a balloon payment, which would require a refinancing).

      o     Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

      o     The assignment of each related mortgage instrument in favor of the trustee (or in the case of the Non-Serviced Trust Loan, the assignment in favor of the current holder of the mortgage)
            constitutes the legal,

                                      S-115

            valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

      o     All real estate taxes and governmental assessments that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

      o     To the actual knowledge of the Mortgage Loan Seller, there is no proceeding pending for total or partial condemnation of each related mortgaged property that materially affects its value, and each related mortgaged property was free of material damage.

      o     To the actual knowledge of the Mortgage Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged property.

      o     As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

      o     The related borrower is not a debtor in any bankruptcy,
            reorganization, insolvency or comparable proceeding.

      If, as provided in the pooling and servicing agreement--

      o     there exists a breach of any of the above-described representations and warranties made by the applicable Mortgage Loan Seller, and

      o     that breach materially and adversely affects (or in certain cases is deemed to materially and adversely affect) the interests of the series 2007-GG11 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

      If there exists a material breach of any of the representations and warranties made by the applicable Mortgage Loan Seller with respect to any of the mortgage loans sold by it, as discussed under "--Representations and
Warranties" above, or if there exists a material document defect with respect to any mortgage loan sold by it, as discussed under "--Assignment of the Underlying
Mortgage Loans" above, then the applicable Mortgage Loan Seller, as applicable, will be required either:

      o     to remedy that material breach or material document defect, as the case may be, in all material respects, or

      o     to repurchase the affected mortgage loan at a price generally equal to the sum of--

            1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

            2. all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

            3. all unreimbursed servicing advances relating to that mortgage loan, plus

            4. all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, plus

            5. to the extent not otherwise covered by clause 4. of this bullet, all special servicing fees (including all unpaid workout fees and liquidation fees due to the special servicer) and other Additional
            Trust Fund Expenses related to that mortgage loan, plus

                                      S-116

            6. if the affected mortgage loan is not repurchased by the mortgage loan seller within the applicable cure period (generally 90 days after discovery by or notice to the applicable mortgage loan seller of such breach or defect, plus, in certain cases, an additional 90 days as described in the next paragraph), a liquidation fee in connection with such repurchase (to the extent such fee is payable under the terms of the pooling and servicing agreement).

      The time period within which the applicable Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be.
However, if the applicable Mortgage Loan Seller is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

      If a material breach or a material document defect exists with respect to any mortgage loan (i) that is cross-collateralized with one or more other mortgage loans in the trust and the cross-collateralization can be terminated, or (ii) that is secured by a portfolio of mortgaged properties, then the applicable Mortgage Loan Seller will be permitted, subject to specified conditions including no adverse tax consequence for the trust, to repurchase only the affected mortgage loan or mortgaged property. Otherwise, such entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

      o     determining the materiality of the subject breach or document defect, and

      o     the repurchase remedy.

      The cure/repurchase obligations described above will constitute the sole remedy available to the series 2007-GG11 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, any other Mortgage Loan Seller nor any other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect if the applicable
Mortgage Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the Mortgage Pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans included in the trust described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

      A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the Mortgage Pool, that removal or addition will be noted in that current report on Form 8-K.

                                      S-117

               SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

GENERAL

      The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Non-Serviced
Trust Loan) as well as the servicing and administration of the Companion Loans
(other than the Non-Serviced Companion Loan), and any REO Properties acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO
Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

      The pooling and servicing agreement provides that, except for the
Non-Serviced Loan Group, the master servicer and the special servicer must each service and administer the mortgage loans and the Companion Loans and any REO
Properties in the trust, directly or through the primary servicer or sub-servicers, in accordance with--

      o     any and all applicable laws,

      o     the express terms of the pooling and servicing agreement and, in the case of the Loan Groups, the related co-lender agreement,

      o     the express terms of the subject mortgage loans, and

      o     to the extent consistent with the foregoing, the Servicing Standard.

      In general, the master servicer will be responsible for the servicing and administration of each mortgage loan and the Companion Loans (other than the
Non-Serviced Loan Group)--

      o     as to which no Servicing Transfer Event has occurred, or

      o     that is a worked-out mortgage loan as to which no new Servicing
            Transfer Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan and each Companion Loan
(other than the Non-Serviced Loan Group) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

      Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets to the extent provided in the pooling and servicing agreement. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

      The master servicer will transfer servicing of a mortgage loan (other than the Non-Serviced Loan Group) to the special servicer upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.
In the case of any Loan Group (other than the Non-Serviced Loan Group), the occurrence of a Servicing Transfer Event with respect to any mortgage loan in the Loan Group will automatically result in the occurrence of a Servicing
Transfer Event with respect to the other loans in the Loan Group.

                                      S-118

      The Non-Serviced Loan Group is being serviced and administered in accordance with the COMM 2007-C9 PSA (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan
Group will be effected in accordance with the COMM 2007-C9 PSA and related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will not be applicable to the Non-Serviced Loan Group, but instead the servicing and administration of the Non-Serviced Loan Group will be governed by the COMM
2007-C9 PSA.

      The COMM 2007-C9 PSA provides or will provide for servicing transfer events that are similar but not identical to those set forth in this prospectus supplement. Upon the occurrence of a servicing transfer event under the COMM
2007-C9 PSA, servicing of the Non-Serviced Trust Loan and its related
Non-Serviced Companion Loan will be transferred to the related special servicer.

      Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

      In general, for so long as any mortgage loan that is part of a Loan Group is included in the trust (other than the Non-Serviced Loan Group), the related
Companion Loan will be serviced and administered under the pooling and servicing agreement generally as if it was a mortgage loan included in the trust.

SERVICING OF THE NON-SERVICED LOAN GROUP

      USFS Industrial Distribution Portfolio. The Non-Serviced Loan Group and
any related REO property are being serviced under the COMM 2007-C9 PSA. The COMM
2007-C9 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the
COMM 2007-C9 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

      In that regard:

      o     The COMM 2007-C9 Master Servicer is KeyCorp Real Estate Capital
            Markets, Inc. and the COMM 2007-C9 Special Servicer is LNR Partners,
            Inc. with respect to the servicing of the Non-Serviced Loan Group.

      o     The COMM 2007-C9 Trustee will be the mortgagee of record for the
            Non-Serviced Loan Group.

      o     The master servicer, the special servicer or the trustee under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise the COMM 2007-C9 Master
            Servicer, the COMM 2007-C9 Special Servicer or the COMM 2007-C9
            Trustee or to make servicing advances with respect to the
            Non-Serviced Loan Group. The obligation of the master servicer and the special servicer to provide information and collections to the trustee and the series 2007-GG11 certificateholders with respect to the Non-Serviced Loan Group will be dependent on their receipt of the corresponding information and collections from the COMM 2007-C9
            Master Servicer or the COMM 2007-C9 Special Servicer, as applicable.

      o     The COMM 2007-C9 Master Servicer will make servicing advances and remit collections on the Non-Serviced Trust Loan to or on behalf of the trust, but will not make P&I advances.

      o     Pursuant to the Pooling and Servicing Agreement, the master servicer will be required to make P&I advances on the Non-Serviced Trust
            Loan, unless it has determined that such advances would not be recoverable from collections on that Trust Loan. The master servicer will be required to rely on a determination by the COMM 2007-C9
            Master Servicer that a P&I advance with respect to the Non-Serviced
            Trust Loan is nonrecoverable.

      o     Pursuant to the COMM 2007-C9 PSA, the workout fee and liquidation fee with respect to each of the Non-Serviced Trust Loan will be 1.0%
            and 1.0%, respectively.

                                      S-119

      o     With respect to the Non-Serviced Loan Group, the majority
            certificateholder of the controlling class for this transaction will be able to consult on a non-binding basis with the COMM 2007-C9
            Special Servicer with respect to certain proposed actions to be taken by the COMM 2007-C9 Master Servicer or the COMM 2007-C9
            Special Servicer. See "--The Directing Holders--Non-Serviced Loan
            Group" below in this prospectus supplement.

      o     With respect to the Non-Serviced Loan Group, the COMM 2007-C9
            Special Servicer may be removed as special servicer, for cause or without cause, by the holder of the certificates representing a majority interest in the controlling class of the series COMM
            2007-C9 certificates, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the series COMM 2007-C9 certificates and the series 2007-GG11 certificates or any other certificates backed by a pari passu companion loan in the
            Non-Serviced Loan Group.

      See "--Servicing Advances--Non-Serviced Loan Group" and "--Fair Value
      Option--Non-Serviced Loan Group" below in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

      The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan--

      o     that is the Non-Serviced Trust Loan,

      o     that is being specially serviced,

      o     as to which the corresponding mortgaged property has become an REO
            Property, or

      o     that has been defeased.

      In the case of each mortgage loan in the trust, the master servicing fee will--

      o     be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a
            360-day year,

      o     accrue at the related master servicing fee rate,

      o     accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

      o     be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO
            Property, from general collections on the other mortgage loans and
            REO Properties in the trust.

      The master servicer will also be entitled to a primary servicing fee with respect to each Companion Loan (excluding the Non-Serviced Companion Loan), however, such amounts will only be payable out of funds received in respect of such Companion Loans and will not be obligations of the Trust.

      The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.09% per annum. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. See the administrative fee rate, which includes the master servicing fee rate and the trustee fee rate, stated on Annex A under the column heading "Administrative Fee
Rate."

                                      S-120

      The Non-Serviced Trust Loan will be serviced by the COMM 2007-C9 Master
Servicer under the COMM 2007-C9 PSA. A master servicing fee will be payable on the Non-Serviced Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the COMM 2007-C9 Master Servicer under the COMM 2007-C9 PSA at a per annum primary servicing fee rate of 0.02% per annum.

      Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all
Prepayment Interest Excesses collected with respect to the entire Mortgage Pool.

      In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted
Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

      All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans included in the trust will be paid to, or allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan included in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

      o     to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

      o     to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund
            Expense, or

      o     to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan in the 12-month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default
            Interest collected with respect to that mortgage loan.

      Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

      Prepayment Interest Shortfalls. The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the trust during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls, and

      o     with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

                                      S-121

      Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2007-GG11 certificates on that payment date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover
Prepayment Interest Shortfalls is less than the total of all the Prepayment
Interest Shortfalls incurred with respect to the Mortgage Pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the series 2007-GG11 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage loans and the Companion Loans will be--

      o     the special servicing fee,

      o     the workout fee, and

      o     the liquidation fee.

      The Special Servicing Fee. The special servicing fee will be earned with respect to each mortgage loan and each Companion Loan (excluding the
Non-Serviced Loan Group)--

      o     that is being specially serviced (other than any mortgage loan being specially serviced pursuant to clause 1(b) of the definition of
            "Servicing Transfer Event" as set forth herein), or

      o     as to which the corresponding mortgaged property has become an REO
            Property.

      In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will--

      o     be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a
            360-day year,

      o     accrue at a special servicing fee rate of 0.35% per annum (with a minimum monthly fee of $4,000 for each specially serviced loan and
            REO property),

      o     accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

      o     generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

      The Non-Serviced Loan Group will have a similar special servicing fee payable under the COMM 2007-C9 PSA.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan and each Companion Loan
(excluding the Non-Serviced Loan Group) that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

      o     interest, other than Default Interest,

      o     principal, and

      o     prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

                                      S-122

      The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

      If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan and Companion Loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The resigning or terminated special servicer will also receive a workout fee on any worked-out mortgage loan for which the resigning or terminated special servicer has cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a worked-out mortgage loan solely because the borrower had not made three consecutive full and timely monthly payments and which subsequently becomes a worked-out mortgage loan as a result of the borrower making such three consecutive timely monthly payments, but such fee will cease to be payable in each case if the worked-out mortgage loan again becomes a specially serviced mortgage loan. The successor special servicer will not be entitled to any portion of those workout fees.

      Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-GG11 certificateholders.

      The Non-Serviced Loan Group will have a similar workout fee payable under the COMM 2007-C9 PSA.

      The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to (i) each specially serviced mortgage loan and
Companion Loan (excluding the Non-Serviced Loan Group) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph and (ii) each specially serviced mortgage loan that was repurchased by the applicable mortgage loan seller, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO
Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest.

      Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

      o     the repurchase of any mortgage loan in the trust by the applicable
            Mortgage Loan Seller due to a breach of representation or warranty or for defective or deficient mortgage loan documentation within 90 days of the discovery by or notice to the applicable Mortgage Loan
            Seller of such breach, defect or omission, as described under
            "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement. If the applicable Mortgage Loan Seller is entitled to an additional 90 days to repurchase a mortgage loan, as described under "Description of the Mortgage Pool--Cures and
            Repurchases" in this prospectus supplement, no liquidation fee will be payable during that additional 90-day period;

      o     the purchase of any specially serviced mortgage loan out of the trust by any holder of a fair value purchase option, as described under "--Fair Value Option" below;

      o     the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement within 60 days after the purchase right is first exercisable; or

      o     the purchase of all of the mortgage loans and REO Properties in the trust by us, a mortgage loan seller, the special servicer, any certificateholder(s) of the series 2007-GG11 controlling class or the master servicer in connection with the termination of the trust or the exchange by a sole remaining series 2007-GG11
            certificateholder for the remaining mortgage loans in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement.

                                      S-123

      Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-GG11 certificateholders.

      The Non-Serviced Loan Group will have a similar liquidation fee payable under the COMM 2007-C9 PSA.

      Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement.
The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

      All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to or allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

      o     to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

      o     to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund
            Expense, or

      o     to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan in the 12-month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default
            Interest collected with respect to that mortgage loan.

      Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

      Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

      Trustee Compensation. The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its custodial account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of 0.00072% multiplied by the total Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the payment date in that month. In addition, the trustee will be authorized to invest or direct the investment of funds held in its custodial account and its interest reserve account in Permitted Investments. See
"--Custodial Account" and "Description of the Offered Certificates--Interest
Reserve Account" below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee's distribution account or interest reserve account meeting the requirements of the pooling and servicing agreement.

                                      S-124

      Servicing Advances.

      Serviced Loans. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan and any Companion
Loan under the pooling and servicing agreement (excluding the Non-Serviced Loan
Group), if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances.
Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in connection with the related mortgage loan or REO Property.

      The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The Special Servicer may elect to make certain servicing advances on an emergency basis.

      If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

      o     if the failure continues for three more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the master servicer or special servicer, as applicable, exercised in accordance with the Servicing Standard or the trustee, in its good faith business judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO
Properties on deposit in the master servicer's custodial account from time to time.

      The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged properties securing a mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing
Standard that making the payment is in the best interests of the series
2007-GG11 certificateholders and, if that specially serviced asset is a Loan
Group (other than the Non-Serviced Loan Group), the holder of the related
Companion Loan, as a collective whole.

      The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

      o     first, out of Default Interest and late payment charges collected on the related mortgage loan in that collection period, and

                                      S-125

      o     then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

      Non-Serviced Loan Group. None of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to the Non-Serviced Loan Group.

      Servicing advances in the case of the Non-Serviced Loan Group will be made by the applicable master servicer or trustee in accordance with the COMM 2007-C9
PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the Non-Serviced Loan Group under the COMM 2007-C9 PSA, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the COMM 2007-C9 PSA, including in the event that the applicable master servicer or trustee has made a servicing advance that it subsequently determines is not recoverable from expected collections on the
Non-Serviced Loan Group and the master servicer under the COMM 2007-C9 PSA is entitled to be reimbursed for the Non-Serviced Loan's pro rata share of any non-recoverable advance from the 2007-GG11 Trust out of general collections.

THE DIRECTING HOLDERS

      General. The directing holder will be as follows:

      o     Non-Split Loans. With respect to the mortgage loans that are not part of a Loan Group, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2007-GG11 certificates (or such holder's designee).

      o     Split Loans - Serviced Pari Passu. With respect to the mortgage loans secured by the Scottsdale Fashion Square and Bush Terminal properties, which are each part of a split loan structure that has a non-trust pari passu mortgage loan not included in the 2007-GG11 trust, the directing holder will be the holder of the certificates representing a majority interest in a designated controlling class of the series 2007-GG11 certificates. With respect to the mortgage loan secured by the One Liberty Plaza property, which is part of a split loan structure that has one or more non-trust pari passu mortgage loans, the directing holder will be the holder or holders of the largest percentage of the outstanding principal balance of the One Liberty Plaza Loan Group.

      o     Split Loans - Non-Serviced Pari Passu. With respect to the mortgage loan secured by the USFS Industrial Distribution Portfolio properties, which is part of a split loan structure that has a non-trust pari passu mortgage loan included in the COMM 2007-C9
            Trust, the directing holder will be the holder of the certificates representing a majority interest in a designated controlling class of the series COMM 2007-C9 certificates.

      The pooling and servicing agreement provides that a directing holder may appoint a representative to exercise the rights of the directing holder. The directing holder (or its representative) with respect to any Loan Group will have the right to advise and approve certain actions of the master servicer or the special servicer, as applicable, only as they relate to the related Loan
Group and any rights to replace the special servicer will be limited to the related Loan Group.

      Series 2007-GG11 Controlling Class. As of any date of determination, the controlling class of series 2007-GG11 certificateholders will be the holders of the most subordinate class of series 2007-GG11 certificates then outstanding (or such holders' designees), other than the class XP, class XC, class R-I and class
R-II certificates, that has a total principal balance that is not less than 25%
of that class's original total principal balance. However, if no class of series
2007-GG11 certificates, exclusive of the class XP, class XC, class R-I and class
R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2007-GG11 certificateholders will be the holders of the most subordinate class of series 2007-GG11 certificates then outstanding (or such holders' designees), other than the class
XP, class XC, class R-I and class R-II certificates, that has a total principal balance greater than zero. The class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series
2007-GG11 certificates.

                                      S-126

      Rights and Powers of the Directing Holder.

      Serviced Loans. Neither the master servicer nor the special servicer will, in general, be permitted to take any of the following actions with respect to the mortgage loans it services as to which the directing holder (or its representative) has objected in writing within ten business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

      o     any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

      o     any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term
            (including any prohibition on additional debt or any material term relating to insurance other than a determination to allow a borrower to maintain insurance with a qualified insurer rated at least "A"
            from S&P and Fitch and "A2" from Moody's despite a higher standard in the related loan documents) of a mortgage loan in the trust;

      o     any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default
            Interest) thereon;

      o     any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

      o     any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o     any release of collateral for a mortgage loan or any release of a borrower or any guarantor under a mortgage loan, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

      o     any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan
            (with no material discretion by the mortgagee);

      o     any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

      o     any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

      o     any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

      o     any extension of the maturity date of a mortgage loan;

      o     any determination by the special servicer that a Servicing Transfer
            Event pursuant to clause (2), (3) or (4) of that definition has occurred;

      o     any determination by the special servicer that a Servicing Transfer
            Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism; and

      o     taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole) (or, in the case of a Loan Group (other than the Non-

                                      S-127

Serviced Loan Group), to protect the interests of the certificateholders and the related Companion Loan Holders (as a collective whole)), the special servicer may take any such action without waiting for the directing holder's response.

      In addition, the directing holder (or its representative) may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the directing holder (or its representative) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

      No advice, direction or objection given or made by the directing holder
(or its representative), as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's or master servicer's obligation to act in accordance with the
Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code. Furthermore, the special servicer will not be obligated to seek approval from the directing holder (or its representative) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if--

      o     the special servicer has, as described above, notified the directing holder (or its representative) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

      o     for 60 days following the first of those notices, the directing holder (or its representative) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing
            Standard.

      Non-Serviced Loan Group. The rights of the directing holder with respect to the Non-Serviced Loan Group, as set forth in the COMM 2007-C9 PSA, are substantially similar, but not necessarily identical, to the rights described above. Additionally, the holder of certificates representing a majority interest in the controlling class of the series 2007-GG11 certificates will have the right to consult with the COMM 2007-C9 Special Servicer on a non-binding basis with respect to:

      o     any modification of, or waiver with respect to, the mortgage loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the mortgage loan or a modification or waiver of any other monetary term of the mortgage loan relating to the amount of any payment of principal or interest or any other sums due and payable under the loan documents or a modification or waiver of any material non-monetary provision of the mortgage loan, including but not limited to provisions that restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the mortgaged property or the borrower;

      o     any modification of, or waiver with respect to, the mortgage loan that would result in a discounted pay-off of the mortgage loan;

      o     any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the mortgaged property or any acquisition of the mortgaged property by
            deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

      o     any sale of all or any portion of the mortgaged property or REO
            Property;

      o     any action to bring the mortgaged property or REO Property into compliance with any laws relating to hazardous materials;

      o     the sale of the mortgage loan for less than the outstanding principal balance of the mortgage loan plus all accrued and unpaid interest thereon;

      o     any substitution or release of collateral for the mortgage loan;

                                      S-128

      o     any release of the borrower or guarantor from liability with respect to the mortgage loan including, without limitation, by acceptance of an assumption of the mortgage loan by a successor borrower or replacement guarantor;

      o     any determination not to enforce a "due on sale" or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

      o     any transfer of the mortgaged property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower by a person entitled to exercise voting rights, directly or indirectly, in the borrower, except in each case as expressly permitted by the loan documents;

      o     any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement;

      o     any approval of a replacement special servicer for the mortgage loan
            (other than in connection with the Special Servicer Trustee's becoming the successor special servicer upon the occurrence of an event of default under the COMM 2007-C9 PSA with respect to the COMM
            2007-C9 Special Servicer);

      o     consenting to any modification or waiver of any provision of any loan documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the borrower;

      o     approval of any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required by the loan documents);

      o     the execution, renewal or material modification of any master lease, to the extent lender approval is required by the loan documents (and notwithstanding anything to the contrary set forth herein, subject to the same standard of approval as is set forth in the applicable loan documents);

      o     approval of the termination or replacement of the property manager of an individual property or of the execution, termination, renewal or material modification of any management agreement with such property manager, to the extent lender approval is required by the loan documents;

      o     any waiver of amounts required to be deposited into escrow reserve accounts under the loan documents, or any amendment to any of the loan documents that would modify the amount required to be deposited into reserve accounts established under the loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

      o     the settlement of any insurance claim or condemnation proceeding for a cash payment that will be applied to the principal amount of the mortgage loan, if such settlement would result in a shortfall of amounts due and payable to the COMM 2007-C9 certificateholders;

      o     the approval or adoption of any annual budget for, or material alteration at, the mortgaged property (if lender approval is required by the loan documents and, if so, notwithstanding anything to the contrary set forth herein, subject to the same standard of approval as is set forth in the applicable loan documents);

      o     (A) the release to the borrower of any escrow or holdback to which the borrower is not entitled under the loan documents or under applicable law; and (B) the approval of significant repair or renovation projects (other than in connection with casualty or condemnation event) that are intended to be funded through the disbursement of any funds from any reserve accounts established in accordance with the loan documents (to the extent the lender's consent is required by the loan documents);

                                      S-129

      o     the waiver or modification of any documentation relating to the guarantor's obligations under the guaranty; or

any other action which the controlling class of the series COMM 2007-C9 certificates (or its operating advisor) has been given the right to approve pursuant to the terms of the COMM 2007-C9 PSA.

      Limitation on Liability of the Directing Holder. The directing holder and the directing holder representative will not be liable to the trust or the series 2007-GG11 certificateholders for any action taken, or for refraining from the taking of any action, pursuant to the pooling and servicing agreement, or for errors in judgment; except that the directing holder representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2007-GG11 certificateholder acknowledges and agrees, by its acceptance of its series
2007-GG11 certificates, that:

      o     the directing holder or any directing holder representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-GG11 certificates;

      o     the directing holder or any directing holder representative may act solely in the interests of the holders of the series 2007-GG11 controlling class or the related Companion Loan, as applicable;

      o     the directing holder or any directing holder representative do not have any duties to the holders of any class of series 2007-GG11 certificates (other than the series 2007-GG11 controlling class if the directing holder representative was appointed by such class);

      o     the directing holder or any directing holder representative may take actions that favor the interests of the holders of the series
            2007-GG11 controlling class or the related Companion Loan, as the case may be, over the interests of the holders of one or more classes of series 2007-GG11 certificates; and

      o     the directing holder and any directing holder representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2007-GG11 controlling class or the related Companion Loan, as the case may be, and no series
            2007-GG11 certificateholder may take any action whatsoever against the directing holder or any directing holder representative for having so acted.

      In addition, the directing holders of the Non-Serviced Loan Group will have limitations on their liability to the holders of the series 2007-GG11 certificates similar to those described above for the directing holder and its representative.

REPLACEMENT OF THE SPECIAL SERVICER

      The directing holder (or its representative) with respect to any mortgage loan (other than the mortgage loan secured by the mortgaged property identified on Annex A to the prospectus supplement as One Liberty Plaza and the
Non-Serviced Loan Group) may terminate an existing special servicer without cause, and appoint a successor to any special servicer that has resigned or been terminated. With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as One Liberty Plaza, the directing holder (or its representative) may terminate an existing special servicer, but only for cause, and appoint a successor to any special servicer that has resigned or been terminated.

      If a holder of a Companion Loan has the right to terminate the special servicer, such holder will have the right to terminate the special servicer only with respect to the related Loan Group, and the replaced special servicer will continue to act as special servicer for the other mortgage loans.

      Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      o     written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2007-GG11 certificates or any Companion Loan Securities, and

                                      S-130

      o     the written agreement of the proposed successor special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor special servicer.

      Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by parties that exercised their rights to replace the special servicer.

      The COMM 2007-C9 Special Servicer may be removed as special servicer for the Non-Serviced Loan Group with or without cause, in each case by the majority holder of the controlling class of the COMM 2007-C9 Trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the Non-Serviced Loan Group.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Due-on-Sale. Subject to the discussion under "--The Directing Holders"
above, the special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than the Non-Serviced Trust Loan) may have under a due-on-sale clause to accelerate payment of that mortgage loan. The special servicer may not waive any rights of the lender or grant consent under any due-on-sale clause, unless--

      o     the special servicer has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then current ratings then assigned by the rating agency to the series 2007-GG11 certificates or any Companion Loan Securities, or

      o     such mortgage loan (A), together with all mortgage loans
            cross-collateralized with such mortgage loan, represents less than
            5% the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $35 million or less, and (C)
            is not one of the ten largest mortgage loans in the pool based on principal balance.

      Due-on-Encumbrance. Subject to the discussion under "--The Directing
Holders" above, the special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than the Non-Serviced Trust Loan) may have under a due-on-encumbrance clause to accelerate payment of that mortgage loan.
The special servicer may not waive any rights of the lender or grant consent under any due-on-encumbrance clause, unless--

      o     the special servicer has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then current ratings then assigned by the rating agency to the series 2007-GG11 certificates or any Companion Loan Securities,

      o     such mortgage loan (A), together with all mortgage loans
            cross-collateralized with such mortgage loan, represents less than
            2% of the principal balance of all of the mortgage loans, (B)
            together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $20 million or less,
            (C) is not one of the ten largest mortgage loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt and any related existing or proposed additional mezzanine debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt-service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than
            1.2x, or

      o     the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the special servicer determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the mortgage loan.

                                      S-131

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term (including, with respect to waivers, a term requiring terrorism insurance) of any mortgage loan or Companion Loan
(other than the Non-Serviced Loan Group) if that modification, extension, waiver or amendment:

      o     is consistent with the Servicing Standard, and

      o     except under the circumstances described below, will not--

            1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

            2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

            3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

            4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

      Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Directing Holders"
above, the special servicer may--

      o     reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

      o     reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

      o     forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

      o     accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

      o     subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

      o     the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

      o     in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2007-GG11 certificateholders and, if the mortgage loan is part of a Loan Group (other than the Non-Serviced Loan Group), to the related Companion Loan Holder, as a collective whole, on a present value basis, and

      o     that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
            Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

                                      S-132

      In no event, however, will the master servicer or special servicer be permitted to:

      o     extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

      o     extend the maturity date of any mortgage loan for more than five years beyond its original maturity date; or

      o     if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

      Any modification, extension, waiver or amendment of the payment terms of a mortgage loan that is part of a Loan Group (other than the Non-Serviced Loan
Group) will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement, such that neither the trust as holder of that mortgage loan nor the Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related co-lender agreement.

      Notwithstanding anything to the contrary herein, the special servicer may agree to any waiver, modification or amendment of a mortgage loan that is not in default or as to which default is not reasonably foreseeable if the special servicer determines that the contemplated waiver, modification or amendment (i)
will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (ii) will not cause (x) REMIC I or REMIC II to fail to qualify as a REMIC or (y) REMIC I or REMIC II to be subject to any tax under the REMIC provisions of the Internal Revenue Code. Such determination of the special servicer shall be based on consultation with counsel and, if it is determined in accordance with the Servicing Standard by the special servicer to be necessary or prudent, on an opinion of counsel delivered to the trustee to that effect (which shall be at the expense of the related mortgagor or such other person requesting such modification or, if such expense cannot be collected from the related mortgagor or such other person, to be paid by the master servicer as a servicing expense out of general collections on the mortgage loans).

      Each of the special servicer and the master servicer will be required to notify the trustee of any modification, extension, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, extension, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered
Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

      Except as described above and in other limited matters, neither the master servicer nor the special servicer may agree to waive, modify or amend any term of any mortgage loan. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue
Code or result in the imposition of any tax on "prohibited transactions" or
"contributions" after the startup day under the REMIC provisions of the Internal
Revenue Code.

REQUIRED APPRAISALS

      Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the mortgage loans (other than the Non-Serviced Loan Group), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the
Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated
Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged property,

                                      S-133

assuming there is more than one mortgaged property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged property instead of obtaining an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

      o     the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

      o     the receipt of a new appraisal or estimate, if one is required and obtained.

      See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments" in this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than the Non-Serviced Loan Group), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

      o     if that mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
            "--General" above,

      o     that mortgage loan has remained current for at least three consecutive monthly debt service payments, and

      o     no other Appraisal Trigger Event has occurred with respect to that mortgage loan during the preceding three months.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

      At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or with respect to a mortgage loan that is part of a
Loan Group (excluding the Non-Serviced Loan Group), the applicable directing holder (or its representative) will be entitled, at its own expense, to direct the special servicer to obtain a new appraisal that satisfies the criteria for a required appraisal. The applicable directing holder will pay for such appraisal at the request of the special servicer. Upon request of the directing holder, the special servicer will be required to recalculate the Appraisal Reduction
Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

      With respect to the Non-Serviced Loan Group, the COMM 2007-C9 Special
Servicer will be required to calculate an appraisal reduction under the COMM
2007-C9 PSA upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the COMM 2007-C9
PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in that Loan Group.

CUSTODIAL ACCOUNT

      General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans included in the trust. Payments and collections received in respect of a Companion Loan will be deposited in a custodial account for such Companion Loan (which may be a sub-account of the custodial account). The custodial account must be maintained

                                      S-134

in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Deposits. Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans included in the trust, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the subject mortgage loans, including principal prepayments;

      o     all payments on account of interest on the subject mortgage loans, including Default Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

      o     all Insurance Proceeds, Condemnation Proceeds and Liquidation
            Proceeds collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

      o     any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted
            Investments of funds held in the custodial account;

      o     all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of
            Insurance" below;

      o     any amount required to be transferred from the special servicer's
            REO account; and

      o     any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

      Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

      Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority and as are more specifically described in the pooling and servicing agreement:

      1.    to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
            Certificates--Distribution Account," in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust attributable to the mortgage loans that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

            (a)   monthly debt service payments due on a due date subsequent to the end of the related collection period,

            (b)   payments and other collections received after the end of the related collection period, and

                                      S-135

            (c)   amounts that are payable or reimbursable from the custodial account to any person other than the series 2007-GG11
                  certificateholders in accordance with any of clauses 3.
                  through 8., below;

      2.    to apply amounts held for future distribution on the series
            2007-GG11 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered
            Certificates--Advances of Delinquent Monthly Debt Service Payments"
            in this prospectus supplement;

      3.    to reimburse the trustee, the master servicer or the special servicer (or any other party that has made such advance), as applicable, for any unreimbursed advances (including interest thereon to the extent not paid pursuant to clause 5. below) made by that party under the pooling and servicing agreement or, with respect to the advances made on the Non-Serviced Trust Loan, under the COMM 2007-C9 PSA, which reimbursement is to be made first out of collections on the mortgage loan or REO Property as to which the advance was made and then out of general collections on deposit in the custodial account; see "Description of the Offered
            Certificates--Reimbursement of Advances" in this prospectus supplement;

      4.    to pay out of general collections on deposit in the custodial account: (a) to the master servicer earned and unpaid servicing fees in respect of each mortgage loan and any items of additional servicing compensation on deposit in the custodial account (b)
            certain servicing expenses that would, if advanced, be
            nonrecoverable, as discussed under "--Servicing and Other
            Compensation and Payment of Expenses--Payment of Expenses" and
            "--Servicing Advances" above; (c) certain other costs and expenses incurred by the trust that are permitted to be paid out of the custodial account pursuant to the pooling and servicing agreement;
            (d) to the trustee, the master servicer, the special servicer, the depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any of the reimbursements or indemnities to which they are entitled as described under "Description of the Governing Documents--Matters
            Regarding the Master Servicer, the Special Servicer, the Manager and
            Us" and "--Matters Regarding the Trustee" in the accompanying prospectus; (e) to pay the special servicer earned and unpaid special servicing fees, earned and unpaid workout fees and liquidation fees and any items of additional special servicing compensation on deposit in the custodial account to which it is entitled with respect to any mortgage loan, which payment is to be made from the sources described under "--Servicing and Other
            Compensation and Payment of Expenses" above;

      5.    to pay the trustee, the master servicer or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan during the collection period in which the advance is reimbursed;

      6.    to pay unpaid expenses, other than interest on advances covered by clause 5. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 6., would constitute Additional
            Trust Fund Expenses, which payment is to be made out of Default
            Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied according to clause 5. above;

      7.    to pay any other items described in this prospectus supplement as being payable from the custodial account;

      8.    to withdraw amounts deposited in the custodial account in error; and

      9.    to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

      With respect to each Loan Group (other than the Non-Serviced Loan Group), the pooling and servicing agreement will provide that a subaccount be established to receive and apply payments as required pursuant to the related co-lender or intercreditor agreement, as applicable.

      The pooling and servicing agreement will prohibit the application of amounts received on any Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust unless such amounts are identifiable as being solely attributable to such Companion Loans.

                                      S-136

MAINTENANCE OF INSURANCE

      The pooling and servicing agreement will require the master servicer (with respect to mortgage loans and companion loans) or the special servicer (with respect to REO Property), as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged property (excluding the properties securing the Non-Serviced Loan Group), all insurance coverage as is required under the related mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged property and located in or around the region in which such mortgaged property is located.

      Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to cause a borrower to maintain (and shall not cause a borrower to be in default with respect to the failure of the related borrower to obtain such insurance) for a mortgaged property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the special servicer, with the consent of the holder or holders of a majority interest in the controlling class of the series 2007-GG11 certificates, determines that such insurance (a) is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in the region in which such mortgaged property is located (but only by reference to such insurance that has been obtained at current market rates) or
(b) is not available at any rate.

      Any holder of a certificate that belongs to the series 2007-GG11 controlling class (or in the case of a Loan Group, the holder of the related
Companion Note) may request that earthquake insurance be secured for one or more mortgaged properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

      The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO
Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate
(including insurance that covers losses arising from terrorism) and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such
REO Property is located.

      If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy--

      o     is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

      o     provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged property or REO Property an individual hazard insurance policy complying with the requirements described above in this
"--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed)
deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

                                      S-137

FAIR VALUE OPTION

      Serviced Loans. After any mortgage loan in the trust (excluding the
Non-Serviced Trust Loan) has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each certificateholder of the series 2007-GG11 controlling class. Any single certificateholder or group of certificateholders with a majority interest in the series 2007-GG11 controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

      o     the outstanding principal balance of the mortgage loan,

      o     all accrued and unpaid interest on the mortgage loan, other than
            Default Interest,

      o     all unreimbursed servicing advances with respect to the mortgage loan, and

      o     all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan.

      With respect to a Loan Group that consists of two or more pari passu mortgage loans, the party that exercises the foregoing purchase option will only be entitled to purchase the pari passu mortgage loan in the trust.

      If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan.

      Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph under "--Fair Value
Option" above, the special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value
Option--Serviced Loans" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

      THERE CAN BE NO ASSURANCE THAT THE SPECIAL SERVICER'S FAIR MARKET VALUE
DETERMINATION FOR ANY SPECIALLY SERVICED MORTGAGE LOAN WILL EQUAL THE AMOUNT
THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR WILL EQUAL OR BE
GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A
WORKOUT OF THE SUBJECT SPECIALLY SERVICED MORTGAGE LOAN.

      If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from the special servicer's most recent determination of the fair value price and the special servicer thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates. In connection with such recalculation, the special servicer may obtain an updated appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated appraisal.

      If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or

                                      S-138

investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

      Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

      In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

      The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the purchase option has been exercised by an optionholder, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a specially serviced mortgage loan is purchased in the manner set forth above, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the
Servicing Standard.

      Non-Serviced Loan Group.

      With respect to the Non-Serviced Loan Group, the COMM 2007-C9 Special
Servicer will use the fair value method determined by the COMM 2007-C9 Special
Servicer under the COMM 2007-C9 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The purchase option holders under the pooling and servicing agreement described above under "--Serviced Loans" will be entitled to purchase the Non-Serviced Trust Loan at the purchase price so determined by the COMM
2007-C9 Special Servicer. The holder of the Non-Serviced Trust Loan will not be entitled to purchase the Non-Serviced Companion Loan from the COMM 2007-C9
Trust. Conversely, the holder of the purchase option under the COMM 2007-C9 PSA will not be entitled to purchase the Non-Serviced Trust Loan from the trust in connection with the exercise of its option.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      With respect to any specially serviced mortgage loan (excluding the
Non-Serviced Trust Loan) that has become and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Directing Holders" above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage instrument;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the corresponding mortgaged property, by operation of law or otherwise.

      Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged property, if, as a result of that action, the trustee, on behalf of the series
2007-GG11 certificateholders

                                      S-139

and/or the Companion Loan Holder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged property within the meaning of CERCLA or any comparable law, unless:

      o     the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

      o     in the event that the determination described in the preceding bullet cannot be made--

            1.    the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2007-GG11 certificateholders and, if the subject mortgaged property secures a Loan Group, the related Companion
                  Loan Holder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and
                  conditions referred to in the preceding bullet, and

            2.    the applicable directing holder representative has not
                  objected to the special servicer's doing so,

in any event as described under "--The Directing Holders--Rights and Powers of the Directing Holder" above.

      The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

      If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Directing
Holders--Rights and Powers of the Directing Holder" above, release all or a portion of the mortgaged property from the lien of the related mortgage.

      If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2007-GG11 certificateholders, for--

      o     any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

      o     unreimbursed servicing expenses incurred with respect to the mortgage loan, and

      o     any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      In addition, amounts otherwise payable on the series 2007-GG11 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

                                      S-140

REO PROPERTIES

      If title to any mortgaged property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property, or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC or grantor trust created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

      Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that is in accordance with the Servicing Standard. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

      Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

      In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

      o     would, to the extent consistent with the preceding bullet and is in accordance with the Servicing Standard, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

      The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code.

      This determination is most likely to occur in the case of an REO Property on which an operating business, such as a hotel, is located. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

      The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other operating businesses. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series
2007-GG11 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

                                      S-141

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The REO account and account activity conducted by the special servicer will not be independently verified by any other person or entity. Cash in the
REO account in any collection period will generally be held in such account until required or permitted to be disbursed in accordance with the terms of such account.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence, and

      o     any portion of those amounts that may be retained as reserves as described in the next sentence.

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property (excluding the properties securing the Non-Serviced Loan Group) as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO
Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2008, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged property (excluding the properties securing the Non-Serviced Loan
Group) securing a non-specially serviced mortgage loan--

      o     at least once every two calendar years in the case of mortgaged properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

      o     at least once every calendar year in the case of all other mortgaged properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

                                      S-142

      The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged property and that specifies the existence of any sale, transfer or abandonment of the mortgaged property or any material change in its condition or value.

      The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans
(excluding the Non-Serviced Loan Group), will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged properties and to the extent required under the loan documents, REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to deliver, based on reports generated by itself and the special servicer, to the trustee, upon request, an operating statement analysis report with respect to each mortgaged property and REO Property for the applicable period. See
"Description of the Offered Certificates--Reports to Certificateholders;
Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

      On or before March 15 of each year, commencing in March 2008, the master servicer and the special servicer will be required to deliver annually to the trustee and to us an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default. Each of the master servicer and the special servicer will be required to use commercially reasonable efforts to cause its respective sub-servicer to provide a similar officer's certificate, if such sub-servicer is either affiliated with the master servicer or special servicer, as applicable, or services 10% or more of the underlying mortgage loans.

      In addition, the master servicer, the special servicer and the trustee will be required to deliver annually to us and/or the trustee, a report (an
"ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122)
that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

      o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "ATTESTATION REPORT") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                                      S-143

      Each of the master servicer and the special servicer will be required to use commercially reasonable efforts to cause its respective sub-servicer to provide an Assessment of Compliance and an Attestation Report, unless such sub-servicer's activities relate to less than 5% of the underlying mortgage loans.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

      Each of the master servicer and the special servicer may assign its rights and delegate its duties and obligations under the pooling and servicing agreement, provided that certain conditions are satisfied including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the certificates. The resigning master servicer or special servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The pooling and servicing agreement provides that the master servicer or the special servicer, as the case may be, may not otherwise resign from its obligations and duties as master servicer or the special servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the trustee. No such resignation may become effective until a successor master servicer or special servicer has assumed the obligations of the master servicer or the special servicer under the pooling and servicing agreement. The trustee or any other successor master servicer or special servicer assuming the obligations of the master servicer or the special servicer under the pooling and servicing agreement will be entitled to the compensation to which the master servicer or the special servicer would have been entitled after the date of assumption of such obligations (other than certain workout fees which the prior special servicer will be entitled to retain and certain portion of servicing fee which the initial master servicer will be entitled to retain pursuant to the terms of the pooling and servicing agreement).

      The pooling and servicing agreement also provides that none of the depositor, the master servicer, the special servicer, nor any director, officer, employee or agent of the depositor, the master servicer or the special servicer will be under any liability to the trust or the holders of the certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment.
However, none of the depositor, the master servicer, the special servicer nor any such person will be protected against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms of the pooling and servicing agreement or any liability which would otherwise be imposed by reason of (i) any breach of such party's warranty or representation in the pooling and servicing agreement, or (ii) any willful misfeasance, bad faith, fraud or negligence in the performance of their duties under the pooling and servicing agreement or by reason of reckless disregard of obligations or duties under the pooling and servicing agreement. The pooling and servicing agreement further provides that the depositor, the master servicer, the special servicer and any director, manager, officer, employee or agent of the depositor, the master servicer or the special servicer will be entitled to indemnification by the trust fund for any loss, liability or expense incurred in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates (including in connection with the dissemination of information and reports as contemplated by the pooling and servicing agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the pooling and servicing agreement; (ii) which constitutes a servicing advance that is otherwise reimbursable under the pooling and servicing agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the pooling and servicing agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the pooling and servicing agreement or negligent disregard of such obligations or duties.

      In addition, the pooling and servicing agreement provides that none of the depositor, the master servicer, nor the special servicer will be under any obligation to appear in, prosecute or defend any administrative or legal action, proceeding, hearing or examination unless such action is related to its duties under the pooling and servicing agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The depositor, the master servicer or the special servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the holders of certificates under the pooling and servicing agreement. In such event, the legal expenses and costs of

                                      S-144

such action and any liability resulting from such action will be expenses, costs and liabilities of the trust fund, and the depositor, the master servicer and the special servicer will be entitled to be reimbursed for those amounts from the Custodial Account.

      The special servicer will have the right to direct, manage, prosecute and/or defend any action brought by a borrower against the trust and/or the special servicer and represent the interests of the trust in any litigation relating to the rights and obligations of the borrower or the lender, or the enforcement of the obligations of a borrower, under the loan documents
("TRUST-RELATED LITIGATION"). To the extent the master servicer is named in
Trust-Related Litigation, and the trust or special servicer is not named, in order to effectuate the role of the special servicer as contemplated above, the master servicer will be required to (i) notify the special servicer of such
Trust-Related Litigation within ten (10) days of the master servicer receiving service of the Trust-Related Litigation; (ii) provide monthly status reports to the special servicer, regarding the Trust-Related Litigation; (iii) seek to have the trust replace the master servicer as the appropriate party to the Trust
Related Litigation; and (iv) so long as the master servicer remains a party to the Trust Related Litigation, consult with and act at the direction of the special servicer with respect to decisions and resolutions related to the interests of the trust in the Trust-Related Litigation, including but not limited to the selection of counsel, provided, however, that if there are claims against the master servicer and the master servicer has not determined that separate counsel is required for the claims, the counsel must be reasonably acceptable to the master servicer.

      Notwithstanding the right of the special servicer to represent the interests of the trust in Trust-Related Litigation, and subject to the rights of the special servicer to direct the master servicer's actions described below, the master servicer will retain the right to make determinations relating to claims against the master servicer, including but not limited to the right to engage separate counsel in the master servicer's reasonable discretion, the cost of which will be subject to indemnification pursuant to the pooling and servicing agreement.

      Notwithstanding the master servicer's right to make determinations relating to claims against the master servicer, the special servicer will have the right at any time to (i) direct the master servicer to settle any claims brought against the trust, including claims asserted against the master servicer
(whether or not the trust or the special servicer is named in any such claims or
Trust-Related Litigation) and (ii) otherwise reasonably direct the actions of the master servicer relating to claims against the master servicer (whether or not the trust or the special servicer is named in any such claims or
Trust-Related Litigation), provided in either case that (a) any settlement or other direction does not require any admission, or is not likely to result in a finding, of liability or wrongdoing on the part of the master servicer, (b) the cost of settlement or any resulting judgment is and will be paid by the trust,
(c) the master servicer is and will be indemnified pursuant to the pooling and servicing agreement for all costs and expenses of the master servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (d)
any action taken by the master servicer at the direction of the special servicer will be deemed (as to the master servicer) to be in compliance with the servicing standard and (e) the special servicer provides the master servicer with assurance reasonably satisfactory to the master servicer as to the items in clauses (a), (b) and (c).

      In the event that both the master servicer and the special servicer or the trust are named in litigation, the master servicer and the special servicer will cooperate with each other to afford the master servicer and the special servicer the rights afforded to such party described above.

      Notwithstanding the foregoing, the special servicer may authorize the master servicer, and the master servicer may agree (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related
Litigation on behalf of the trust.

      Notwithstanding the foregoing, no advice, direction or objection given or made, or consent withheld, by the holder of certificates representing a majority interest in the controlling class of the series 2007-GG11 certificates may (i)
require or cause the special servicer or the master servicer to violate any applicable law, the terms of any mortgage loan or any related intercreditor, co-lender or similar agreement, any provision of the pooling and servicing agreement, including the special servicer's or the master servicer's obligation to act in accordance with the Servicing Standard or the loan documents for any mortgage loan, (ii) will adversely affect the status of the REMIC trust or the grantor trust or have adverse tax consequences for the trust fund, (iii) expose any of the Mortgage Loan Sellers, the depositor, the master servicer, the special servicer, the trust fund, the trustee, any holder of a Companion Loan, or any of their respective affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which the pooling and servicing agreement does not provide

                                      S-145

indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the special servicer's or the master servicer's, as applicable, responsibilities under the pooling and servicing agreement, and neither the special servicer nor the master servicer will follow any such advice, direction, or objection if given by the holder of certificates representing a majority interest in the controlling class of the series 2007-GG11 certificates or initiate any such actions.

      Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests;
provided that the master servicer or special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding; (b) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a borrower under the related mortgage loan documents, neither the master servicer nor the special servicer will, without the prior written consent of the trustee, (i) initiate any action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually,
(ii) engage counsel to represent the trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with intent to cause, and that actually causes, the trustee to be registered to do business in any state; and (c) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the pooling and servicing agreement or any mortgage loan, the trustee will have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interest, whether as trustee or individually; provided that the master servicer or the special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding.

      The master servicer or the special servicer will not be liable or responsible for any action taken or omitted to be taken by the other of them
(unless they are the same person or affiliates) or for any action taken or omitted to be taken by the Depositor, the trustee, any certificateholders or the
Companion Loan Holders.

      The pooling and servicing agreement will provide that each of the COMM
2007-C9 Master Servicer, the COMM 2007-C9 Special Servicer, the COMM 2007-C9
Depositor and the COMM 2007-C9 Trustee under the COMM 2007-C9 PSA, and any of their respective directors, officers, employees or agents (each, a "PARI PASSU
INDEMNIFIED PARTY"), shall be indemnified by the trust fund and held harmless against the trust fund's pro rata share (subject to the related intercreditor agreement or co-lender agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Loan Group under the
COMM 2007-C9 PSA or the pooling and servicing agreement (but excluding any such losses allocable to the Non-Serviced Companion Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the COMM 2007-C9 PSA.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o     the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

      o     the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m.,
            New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to any Companion Loan Holder, and that failure continues unremedied until 11:00 a.m., New York City time, on the first business day following the applicable payment date;

                                      S-146

      o     the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer by the trustee or any other parties to the pooling and servicing agreement;

      o     the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days (15 days in the case of payment of insurance premiums) or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2007-GG11
            certificateholders entitled to not less than 25% of the voting rights for the series or by a Companion Loan Holder, if affected;

      o     it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-GG11 certificateholders or a Companion Loan Holder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2007-GG11
            certificateholders entitled to not less than 25% of the voting rights for the series or by the affected Companion Loan Holder;

      o     various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

      o     the master servicer or the special servicer is removed from S&P's
            Select Servicer List as a U.S. Commercial Mortgage Master Servicer
            or U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days;

      o     one or more ratings assigned by Fitch to the series 2007-GG11 certificates or any securities backed by a Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch (and such "watch status" placement has not been withdrawn within 60 days of the date such servicing officer obtained actual knowledge), and Fitch has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity;

      o     the master servicer is downgraded below "CMS3" by Fitch or the special servicer is downgraded below "CSS3" by Fitch and such rating is not raised to at least "CMS3" or "CSS3," as applicable, within 60 days of the master servicer or the special servicer receiving notice of such downgrade; and

      o     the master servicer, or any primary servicer or sub-servicer appointed by the master servicer after the closing date (but excluding any primary servicer or sub-servicer which the master servicer has been instructed to retain by the Depositor, a Mortgage
            Loan Seller or the trustee at the direction of a Companion Loan
            Holder) shall, after any applicable notice, grace and/or cure period, fail to deliver the items required by the pooling and servicing agreement to enable the trustee or Depositor to comply with the trust's reporting obligations under the Securities Exchange
            Act of 1934, as amended.

      The pooling and servicing agreement will also provide that upon the master servicer's failure to perform certain of its responsibilities with respect to the Companion Loans, the holders of the Companion Loans will have certain remedies as more particularly described below under "--Rights Upon Event of
Default."

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2007-

                                      S-147

GG11 certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2007-GG11 certificateholder. Upon any termination, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

      The holders of series 2007-GG11 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. The appointment of a successor special servicer by the trustee is subject to the rights of the related directing holder to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the seventh, eighth and ninth bullet points under "--Events of
Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment S&P and Fitch have confirmed will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2007-GG11 certificates.

      Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, if an event of default on the part of the master servicer affects a
Companion Loan and if the master servicer is not otherwise terminated, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub-servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Group. If an event of default on the part of the master servicer only affects a Companion Loan, the master servicer may not be terminated, however, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub-servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Group. If an event of default has occurred with respect to the master servicer but not the primary servicer for any mortgage loan or Loan Group under the relevant primary servicing agreement, the primary servicer will remain responsible for servicing such mortgage loan or Loan Group.

      In general, series 2007-GG11 certificateholders entitled to at least 66?%
of the voting rights allocated to each class of series 2007-GG11 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under
"--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2007-GG11 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

      No series 2007-GG11 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless--

      o     that holder previously has given to the trustee written notice of default,

      o     except in the case of a default by the trustee, series 2007-GG11 certificateholders entitled to not less than 25% of the voting rights for the 2007-GG11 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require,
            and

      o     except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

                                      S-148

      The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2007-GG11 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The series 2007-GG11 certificates will be issued, on or about October 30,
2007, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     the mortgage loans;

      o     any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for the mortgage loans (subject to the rights of the holders of any Companion Loans in any Loan Group), including any intercreditor agreement or co-lender agreement with respect to any
            Loan Group;

      o     our rights under our mortgage loan purchase agreement with each
            Mortgage Loan Seller;

      o     any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

      o     those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest
            Reserve Account" below.

      The series 2007-GG11 certificates will include the following classes:

      o     class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E and class F which are the classes of series 2007-GG11 certificates that are offered by this prospectus supplement, and

      o     class XP, class XC, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q, class S, class R-I and class R-II, which are the classes of series 2007-GG11 certificates which will be retained or privately placed by us, and are not offered by this prospectus supplement.

      The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates are the series 2007-GG11 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-GG11 principal balance certificates immediately following the

                                      S-149

distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2007-GG11 principal balance certificates that was previously so reduced, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. See "--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
below.

      The class XP and class XC certificates will not have principal balances and are sometimes referred to in this prospectus supplement collectively as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount.
The initial notional amount of the class XP and class XC certificates will be $
and $ , respectively, although in each case it may be as much as 5% larger or smaller.

      The notional amount of the class XP certificates will vary over time and will be determined in accordance with Annex F to this prospectus supplement.

      On each payment date, the notional amount of the class XC certificates will generally equal the aggregate outstanding principal balance of the class
A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class
A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates outstanding from time to time.

      The class R-I and class R-II certificates will not have principal balances or notional amounts.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any additional whole dollar denominations.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

      o     all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

      o     all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those
            certificates, for payment to beneficial owners of offered
            certificates through its participating organizations in accordance with DTC's procedures.

      The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking, societe anonyme, or Euroclear
Bank as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the

                                      S-150

applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex H to this prospectus supplement.

DISTRIBUTION ACCOUNT

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2007-GG11 certificates and from which it will make those payments. Each distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

      Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

      o     All payments and other collections on the mortgage loans and any REO
            Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2.    payments and other collections received after the end of the related collection period;

            3.    amounts that are payable or reimbursable from the master
                  servicer's custodial account to any person other than the
                  series 2007-GG11 certificateholders, including--

                  (a)   amounts payable to the master servicer (including any
                        primary servicer) or the special servicer as
                        compensation, as described under "Servicing Under the
                        Pooling and Servicing Agreement--Servicing and Other
                        Compensation and Payment of Expenses" in this prospectus
                        supplement,

                  (b)   amounts payable in reimbursement of outstanding
                        advances, together with interest on those advances, as
                        permitted under the pooling and servicing agreement,

                  (c)   amounts payable to any other party under the COMM
                        2007-C9 PSA or intercreditor agreement, as applicable,
                        with respect to a Loan Group, and

                  (d)   amounts payable with respect to other expenses of the
                        trust; and

            4.    amounts deposited in the master servicer's custodial account in error.

      o     Any advances of delinquent monthly debt service payments made by the master servicer on the mortgage loans with respect to that payment date.

                                      S-151

      o     Any payments made by the master servicer to cover Prepayment
            Interest Shortfalls incurred during the related collection period.

      See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing Under the Pooling and Servicing Agreement--Custodial Account" and
"--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      With respect to each payment date that occurs during March, commencing in
2008, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account or the sub-account, as applicable, the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an
Actual/360 Basis.

      Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

      o     to pay itself a monthly fee which is described under "The Trustee"
            above and "--Fees and Expenses" below;

      o     to indemnify itself and various related persons as described under
            "Description of the Governing Documents--Matters Regarding the
            Trustee" in the accompanying prospectus;

      o     to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

      o     to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited
            Transactions Tax and Other Taxes" in the accompanying prospectus and
            "Servicing Under the Pooling and Servicing Agreement--REO
            Properties" in this prospectus supplement;

      o     to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

      o     with respect to each payment date during January of any year, commencing in 2008, that is not a leap year or during February of any year, commencing in 2008 (unless, in either case, the related payment date is the final payment date), to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans included in the trust that accrue interest on an
            Actual/360 Basis; and

      o     to pay to the person entitled thereto any amounts deposited in the distribution account in error.

      On each payment date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2007-GG11 certificates. For any payment date, those funds will consist of three separate components--

      o     the portion of those funds that represent prepayment consideration collected on the mortgage loans included in the trust as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K and class XC certificates, as described under "--Payments--Payments of Prepayment Premiums and
            Yield Maintenance Charges" below, and

      o     the remaining portion of those funds, which we refer to as the
            Available P&I Funds and will be paid to the holders of all the series 2007-GG11 certificates as described under
            "--Payments--Priority of Payments" below.

                                      S-152

INTEREST RESERVE ACCOUNT

      The trustee will be required to maintain an account in which it will hold the interest reserve amounts described below with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

      During January, except in a leap year, and during February of each calendar year, beginning in 2008 (unless, in either case, the related payment date is the final payment date), the trustee will, on or before the payment date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans included in the trust that accrue interest on an Actual/360
Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans included in the trust will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period.

      During March of each calendar year, beginning in 2008 (or February, if the related payment date is the final payment date), the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its distribution account or the sub-account thereof, as applicable, any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account or sub-account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

      General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2007-GG11 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance).
The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

      In order for a series 2007-GG11 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      For purposes of making the required payments on the series 2007-GG11 certificates, for so long as the class A-4 and class A-1-A certificates are outstanding, the master servicer will separately record the receipt of interest and principal received in respect of the mortgage loans in sub-pool 1 and the mortgage loans in sub-pool 2.

      Payments of Interest. All of the classes of the series 2007-GG11 certificates (except for the class R-I and class R-II certificates) will bear interest.

      With respect to each interest-bearing class of the series 2007-GG11 certificates, that interest will accrue during each interest accrual period based upon--

      o     the pass-through rate applicable for that class for that interest accrual period,

      o     the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

                                      S-153

      o     the assumption that each year consists of twelve 30-day months.

      If the holders of any interest-bearing class of the series 2007-GG11 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds, for those future payment dates and the priorities of payment described under "--Priority of Payments" below.

      The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series
2007-GG11 certificates, on a pro rata basis in accordance with the respective amounts of accrued interest in respect of such interest-bearing classes of series 2007-GG11 certificates for the related interest accrual period.

      Calculation of Pass-Through Rates. The pass-through rates for each of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class
J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account) as of their respective due dates in the month preceding the month in which the related payment date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average rate specified in clause (ii) or (iv)
the weighted average rate specified in clause (ii) less a specified percentage.

      The pass-through rate applicable to the class XC certificates for each payment date will equal the weighted average of the class XC strip rates, at which interest accrues from time to time on the various components of the class
XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be comprised of all or a designated portion of the principal balance of one of the classes of principal balance certificates. In general, the entire principal balance of each class of principal balance certificates will constitute a separate class XC component.
However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates is identified under "Annex F--Terms of the class XP Certificates," as being part of the notional amount of the class XP certificates immediately prior to any such payment date, then the identified portion of the principal balance of that class will also represent one or more separate class XC components for purposes of calculating the pass-through rate of the class XC certificates, and the remaining portion of the principal balance of that class will represent one or more separate class XC component for purposes of calculating the pass-through rate of the class XC certificates. For each payment date through and including the payment date in , the class XC strip rate for each class XC component will be calculated as follows:

      (1)   if a class XC component consists of the entire principal balance or a designated portion of any class of principal balance certificates, and if the principal balance does not, in whole or in part, also constitute a class XP component immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool
Pass-Through Rate for the payment date, over (b) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates;
and

      (2)   if a class XC component consists of the entire principal balance or a designated portion of the principal balance of any class of principal balance certificates, and if the designated portion (in whole or in part) of the principal balance also constitutes one or more class XP components immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate on the
mortgage loans for the payment date, over (b) the sum of (i) the class XP strip rate (as described in Annex F) for the applicable class XP component(s), and
(ii) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates.

      For each payment date after the payment date in , the balance of each class of principal balance certificates will constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such class XC component for each payment date will equal the excess, if any, of
(a) the Weighted Average Pool Pass-Through Rate for the related payment date, over (b) the pass-through rate in effect for the payment date for the class of principal balance certificates.

                                      S-154

      The pass-through rate applicable to the class XP certificates for each payment date will be as set forth on Annex F to this prospectus supplement.

      The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

      The class R-I and class R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

      Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2007-GG11 certificates, other than the class XP, class XC, class R-I and class R-II certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

      In general, on each payment date, the portion of the Total Principal
Payment Amount that is attributable to the mortgage loans in sub-pool 1 will be distributed to the holders of the class A-1, class A-2, class A-3, class A-AB, and class A-4 certificates in the following order of priority:

      o     first, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to the planned principal balance for such payment date set forth on Annex G to this prospectus supplement;

      o     second, to the class A-1 certificates, until the principal balance of the class A-1 certificates is reduced to zero;

      o     third, to the class A-2 certificates, until the principal balance of the class A-2 certificates is reduced to zero;

      o     fourth, to the class A-3 certificates, until the principal balance of the class A-3 certificates is reduced to zero;

      o     fifth, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to zero; and

      o     sixth, to class A-4 certificates, until the principal balance of the class A-4 certificates is reduced to zero.

      On each payment date, the portion of the Total Principal Payment Amount that is attributable to the mortgage loans in sub-pool 2 will be distributed to the holders of the class A-1-A certificates until the principal balance of such class is reduced to zero.

      On each payment date on which the class A-1-A certificates are outstanding and the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates have been reduced to zero, subject to the Available P&I Funds and the priority of distributions described below, the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the remaining portion of the Total Principal Payment Amount for such payment date attributable to the mortgage loans in sub-pool 1.

      Likewise, on each payment date after the principal balance of the class
A-1-A certificates has been reduced to zero, any portion of the Total Principal
Payment Amount attributable to the mortgage loans in sub-pool 2 will be allocated to the other classes of series 2007-GG11 principal balance certificates in the manner described above until the principal balance of each such class is reduced to zero.

      On each payment date coinciding with and following the Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the class A-1, class A-2, class A-3, class A-AB class, A-4 and class A-1-A certificates are outstanding at that time, the Total Principal Payment Amount will be allocable among those outstanding classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

                                      S-155

      WHILE ANY OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4 OR
CLASS A-1-A CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL
PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF
SERIES 2007-GG11 CERTIFICATES.

      Following the retirement of the class A-1, class A-2, class A-3, class
A-AB, class A-4 and class A-1-A certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series
2007-GG11 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o     the portion of that Total Principal Payment Amount that remains unallocated, and

      o     the total principal balance of the particular class immediately prior to that payment date.

                  ORDER OF ALLOCATION     CLASS
                  -------------------     -----
                          1st              A-M
                          2nd              A-J
                          3rd               B
                          4th               C
                          5th               D
                          6th               E
                          7th               F
                          8th               G
                          9th               H
                          10th              J
                          11th              K
                          12th              L
                          13th              M
                          14th              N
                          15th              O
                          16th              P
                          17th              Q
                          18th              S

      In no event will the holders of any class of series 2007-GG11 certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, class A-2, class A-3, class
A-AB, class A-4 and class A-1-A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2007-GG11 certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of series 2007-GG11 certificates, if any, listed above it in the foregoing table is reduced to zero.

      If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-GG11 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2007-GG11 principal balance certificates. See
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-GG11 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "--Reimbursement of Advances" below. Reimbursements out of principal collections will be deemed to be withdrawn from principal collections attributable to mortgage loans in the related sub-pool until there are no principal payments or collections for that sub-pool for the related collection period, and then out of the payments and other collection of principal on the other sub-pool. If there is a subsequent recovery of a non-recoverable advance or Work-out Delayed Reimbursement Amount that was reimbursed out of general principal collections, that subsequent recovery would

                                      S-156

generally be included as part of the amounts payable as principal (and will be treated as having been received in respect of the related sub-pool) with respect to the series 2007-GG11 principal balance certificates.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection With Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2007-GG11 certificates, other than the class XP, class XC, class R-I and class R-II certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2007-GG11 certificates, then, subject to Available P&I Funds and the priority of payments described under
"--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the
"loss reimbursement amount" under "--Priority of Payments" below means, in the case of any class of series 2007-GG11 certificates, other than the class XP, class XC, class R-I and class R-II certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" below.

      In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage loans exceeds the total principal balance of the series
2007-GG11 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2007-GG11 principal balance certificates that was previously reduced as described in the preceding paragraph, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2007-GG11 principal balance certificates. See "--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" below.

      Priority of Payments. On each payment date, the trustee will apply the
Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

                     RECIPIENT CLASS OR
ORDER OF PAYMENT           CLASSES                                 TYPE AND AMOUNT OF PAYMENT
------------------ ------------------------ --------------------------------------------------------------------------

        1           A-1, A-2, A-3, A-AB,     Interest up to the total interest payable on those classes, pro rata
                     A-4, A-1-A, XP, XC*     based on the respective amounts of interest payable on each of those classes
----------------------------------------------------------------------------------------------------------------------
        2                  A-AB**            Principal up to the portion of the Total Principal Payment Amount necessary to reduce the principal balance of the class A-AB certificates to the planned principal balance for such payment date as set forth on Annex G to this prospectus supplement
----------------------------------------------------------------------------------------------------------------------
        3           A-1, A-2, A-3, A-AB,     Principal up to the total principal payable on those classes, allocable
                       A-4 and A-1-A**       among those classes as described above under "--Payments of Principal"
----------------------------------------------------------------------------------------------------------------------
        4           A-1, A-2, A-3, A-AB,     Reimbursement up to the total loss reimbursement amount for those
                       A-4 and A-1-A**       classes, pro rata based on the loss reimbursement amount for each of those classes
----------------------------------------------------------------------------------------------------------------------
        5                    A-M             Interest up to the total interest payable on that class
        6                    A-M             Principal up to the total principal payable on that class
        7                    A-M             Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
        8                    A-J             Interest up to the total interest payable on that class
        9                    A-J             Principal up to the total principal payable on that class
       10                    A-J             Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       11                     B              Interest up to the total interest payable on that class
       12                     B              Principal up to the total principal payable on that class
       13                     B              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       14                     C              Interest up to the total interest payable on that class
       15                     C              Principal up to the total principal payable on that class

                                      S-157

                     RECIPIENT CLASS OR
ORDER OF PAYMENT           CLASSES                                 TYPE AND AMOUNT OF PAYMENT
------------------ ------------------------ --------------------------------------------------------------------------

       16                     C              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       17                     D              Interest up to the total interest payable on that class
       18                     D              Principal up to the total principal payable on that class
       19                     D              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       20                     E              Interest up to the total interest payable on that class
       21                     E              Principal up to the total principal payable on that class
       22                     E              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       23                     F              Interest up to the total interest payable on that class
       24                     F              Principal up to the total principal payable on that class
       25                     F              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       26                     G              Interest up to the total interest payable on that class
       27                     G              Principal up to the total principal payable on that class
       28                     G              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       29                     H              Interest up to the total interest payable on that class
       30                     H              Principal up to the total principal payable on that class
       31                     H              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       32                     J              Interest up to the total interest payable on that class
       33                     J              Principal up to the total principal payable on that class
       34                     J              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       35                     K              Interest up to the total interest payable on that class
       36                     K              Principal up to the total principal payable on that class
       37                     K              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       38                     L              Interest up to the total interest payable on that class
       39                     L              Principal up to the total principal payable on that class
       40                     L              Reimbursement up to the loss reimbursement amount for that class
       41                     M              Interest up to the total interest payable on that class
       42                     M              Principal up to the total principal payable on that class
       43                     M              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       44                     N              Interest up to the total interest payable on that class
       45                     N              Principal up to the total principal payable on that class
       46                     N              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       47                     O              Interest up to the total interest payable on that class
       48                     O              Principal up to the total principal payable on that class
       49                     O              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       50                     P              Interest up to the total interest payable on that class
       51                     P              Principal up to the total principal payable on that class
       52                     P              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       53                     Q              Interest up to the total interest payable on that class
       54                     Q              Principal up to the total principal payable on that class
       55                     Q              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       56                     S              Interest up to the total interest payable on that class
       57                     S              Principal up to the total principal payable on that class

                                      S-158

                     RECIPIENT CLASS OR
ORDER OF PAYMENT           CLASSES                                 TYPE AND AMOUNT OF PAYMENT
------------------ ------------------------ --------------------------------------------------------------------------

       58                     S              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       59               R-I and R-II         Any remaining Available P&I Funds
----------------------------------------------------------------------------------------------------------------------

_________________

*     See "--Payments of Interest" above.

**    In general, payments of principal to the holders of the classes of principal balance certificates, other than the class A-1-A certificates, is to be made out of the portion of the Total Principal Payment Amount attributable to the mortgage loans in sub-pool 1 and payments of principal to the holders of the class A-1-A certificates is to be made out of the portion of the Total Principal Payment Amount attributable to the mortgage loans in sub-pool 2. See "--Payments of Principal" above.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J and class K certificates that are entitled to payments of principal from the sub-pool which the mortgage loan is a part of on that payment date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

      o     the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

      o     a fraction, which in no event may be greater than 1.0 or less than
            0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o     (A) with respect to any class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates, a fraction, the numerator of which is equal to the amount of principal from the sub-pool of which the mortgage loan is a part payable to that class of certificates on that payment date, and the denominator of which is the portion of the Total Principal Payment Amount from the sub-pool of which the mortgage loan is a part for that payment date, and (B) with respect to any class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J and class K certificates, a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

      The trustee will thereafter pay any remaining portion of that net prepayment consideration to the holders of the class XC certificates.

      The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

      o     with the same coupon, the issue with the lower yield will be utilized, or

      o     with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

      o     the collectibility of any prepayment premium or yield maintenance charge.

                                      S-159

      See "Description of the Mortgage Pool--Terms and Conditions of the Trust
Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TREATMENT OF REO PROPERTIES

      Notwithstanding that any mortgaged property securing a mortgage loan included in the trust may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the series 2007-GG11 certificates,

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the series 2007-GG11 certificates, and

      o     the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the
Total Principal Payment Amount for each payment date.

      Operating revenues and other proceeds derived from an REO Property will be applied--

      o     first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

      o     thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan included in the trust as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the Mortgage Pool may decline below the total principal balance of the series 2007-GG11 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series
2007-GG11 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following that payment date.

                 ORDER OF ALLOCATION      CLASS
                 -------------------      -----
                         1st                S
                         2nd                Q
                         3rd                P
                         4th                O
                         5th                N
                         6th                M
                         7th                L
                         8th                K
                         9th                J
                        10th                H
                        11th                G
                        12th                F
                        13th                E
                        14th                D

                                      S-160

            ORDER OF ALLOCATION                 CLASS
            -------------------    --------------------------------
                   15th                            C
                   16th                            B
                   17th                           A-J
                   18th                           A-M
                   19th             A-1, A-2, A-3, A-AB, A-4, A-1-A
                                        pro rata based on total
                                     outstanding principal balances
                                    and without regard to sub-pools

      The reductions in the total principal balances of the respective classes of series 2007-GG11 certificates with principal balances will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the mortgage loans and those classes of series 2007-GG11 certificates.

      Any amounts similar to Realized Losses or Additional Trust Fund Expenses that are calculated under the COMM 2007-C9 PSA and intercreditor agreement and are associated with the Non-Serviced Loan Group will generally be allocated pro rata to the Non-Serviced Companion Loan secured by such properties. The portion of such Realized Losses or Additional Trust Fund Expenses that are allocated to the Non-Serviced Trust Loan will be allocated among the series 2007-GG11 certificates in the manner described above.

      The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, is an amount generally equal to the excess, if any, of:

      o     the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default
            Interest), over

      o     the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such
            Liquidation Proceeds;

provided that, in the case of each Loan Group, losses will be allocated as set forth in the related intercreditor agreement and any Realized Loss shall also take into account the principal balance of, and application of the net
Liquidation Proceeds referred to in the second bullet of this sentence to the payment of amounts due in respect of, the related Companion Loans allocated as set forth in the related intercreditor agreement or co-lender agreement.

      If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized
Loss.

      Some examples of Additional Trust Fund Expenses are:

      o     any special servicing fees, workout fees and liquidation fees paid to the special servicer;

      o     any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and
            Default Interest actually collected on the mortgage loans in the trust;

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans included in the trust and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

                                      S-161

      o     any unanticipated, non-trust mortgage loan specific expense of the trust that is not covered out of late payment charges and Default
            Interest actually collected on the mortgage loans in the trust, including--

            1.    any reimbursements and indemnifications to the trustee
                  described under "Description of the Governing
                  Documents--Matters Regarding the Trustee" in the accompanying prospectus,

            2.    any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master
                  Servicer, the Special Servicer, the Manager and Us" in the
                  accompanying prospectus, and

            3.    any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
                  Income Tax Consequences--REMICs--Prohibited Transactions Tax
                  and Other Taxes" in the accompanying prospectus;

      o     rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and
            Default Interest actually collected on the mortgage loans in the trust; and

      o     any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan as described under "Servicing Under the
            Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage
            Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and
            Default Interest actually collected on the mortgage loans in the trust.

      The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool may exceed the total principal balance of the series 2007-GG11 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2007-GG11 principal balance certificates, the total principal balances of one or more classes of series 2007-GG11 principal balance certificates that had previously been reduced as described above in this
"--Reductions of Certificate Principal Balances in Connection With Realized
Losses and Additional Trust Fund Expenses" section may be increased. Any such increases would be made among the respective classes of series 2007-GG11 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority);
provided that such increases may not result in the total principal balance of the series 2007-GG11 principal balance certificates being in excess of the
Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

FEES AND EXPENSES

      The amounts available for distribution on the Certificates on any payment date will generally be net of the following amounts:

       TYPE/RECIPIENT                       AMOUNT                      FREQUENCY             SOURCE OF PAYMENT
-----------------------------   -------------------------------   ---------------------   --------------------------

Fees
Master Servicing Fee / Master   The Stated Principal Balance of   monthly                 Interest payment on the
Servicer                        each mortgage loan multiplied                             related mortgage loan
                                by the Master Servicing Fee
                                Rate calculated on a 30/360
                                basis, except in the case of
                                partial periods of less than a
                                month, when it will be computed
                                on the basis of the actual
                                number of days elapsed in the
                                partial period and a 360-day
                                year.

                                      S-162

       TYPE/RECIPIENT                       AMOUNT                      FREQUENCY             SOURCE OF PAYMENT
-----------------------------   -------------------------------   ---------------------   --------------------------

Non-Serviced Trust Loan         The Stated Principal Balance of   monthly                 Interest payment on the
Servicing Fee/Master Servicer   the Non-Serviced Trust Loan                               related Non-Serviced Trust
under the Related Pooling and   multiplied by the applicable                              Loan
Servicing Agreement             servicing fee rate under the
                                related pooling and servicing
                                agreement as calculated under
                                the related pooling and
                                servicing agreement.

Additional Master Servicing     Prepayment interest excess.       time to time            Any actual prepayment
                                                                                          interest excess

Compensation / Master Servicer  All late payment fees and net     time to time            The related fees
                                default interest (other than on
                                specially serviced mortgage
                                loans) not used to pay interest
                                on advances and certain trust
                                expenses.
                                100% (or, if the special
                                servicer's approval is
                                required, 50%) of loan
                                modification, extension and
                                assumption fees on
                                non-specially serviced mortgage
                                loans.
                                100% of loan service
                                transaction fees, beneficiary
                                statement charges and or
                                similar items (but excluding
                                prepayment premiums and yield
                                maintenance charges).

                                All investment income earned on   monthly                 The investment income
                                amounts on deposit in the
                                Custodial Account.

Special Servicing Fee /         The Stated Principal Balance of   monthly                 Collections on the related
Special Servicer                each specially serviced loan                              mortgage loan
                                and REO loan (excluding an REO
                                loan that corresponds to a
                                non-serviced trust loan)
                                multiplied by a special
                                servicing fee rate of 0.35% per
                                annum (with a minimum monthly
                                fee of $4,000 for each
                                specially serviced mortgage
                                loan and REO loan).

Workout Fee / Special Servicer  1.0% of each collection of        monthly                 The related collection of
                                principal and interest on each                            principal or interest
                                Corrected Mortgage Loan.

Liquidation Fee / Special       1.0% of each recovery of          upon receipt of         The related Liquidation
Servicer                        Liquidation Proceeds, except as   Liquidation Proceeds    Proceeds
                                specified under "Servicing
                                under the Pooling and Servicing
                                Agreement-Servicing and Other
                                Compensation and Payment of
                                Expenses-The Liquidation Fee."

                                      S-163

       TYPE/RECIPIENT                       AMOUNT                      FREQUENCY             SOURCE OF PAYMENT
-----------------------------   -------------------------------   ---------------------   --------------------------

Additional Special Servicing    All late payment fees and net     from time to time       The related fees
Compensation / Special          default interest (on Specially
Servicer                        Serviced Loans) not used to pay
                                interest on Advances and
                                certain trust expenses.
                                50% of loan modification,
                                extension and assumption fees
                                on non-specially serviced
                                mortgage loans (only to the
                                extent that the special
                                servicer's approval is
                                required) and 100% of such fees
                                on specially serviced mortgage
                                loans.

                                All investment income received    monthly                 The investment income
                                on funds in any REO Account.

Trustee Fee / Trustee           The trustee fee rate multiplied   monthly                 Payment of interest on the
                                by the Stated Principal Balance                           related mortgage loan
                                of the mortgage loans
                                calculated on a 30/360 basis.

Expenses
Servicing Advances / Master     To the extent of funds            time to time            Recoveries on the related
Servicer and Special Servicer   available, the amount of any                              mortgage loan, or to the
/ Trustee                       servicing advances.                                       extent that the party
                                                                                          making the advance
                                                                                          determines it is
                                                                                          nonrecoverable, from
                                                                                          collections in the
                                                                                          Custodial Account.

Interest on Servicing           At Prime Rate.                    when advance is         First from late payment
Advances / Master Servicer                                        reimbursed              charges and default
and Special Servicer / Trustee                                                            interest in excess of the
                                                                                          regular interest rate, and
                                                                                          then from all collections
                                                                                          in the Custodial Account.

P&I Advances / Master           To the extent of funds            time to time            Recoveries on the related
Servicer / Trustee              available, the amount of any                              mortgage loan, or to the
                                P&I advances.                                             extent that the party
                                                                                          making the advance
                                                                                          determines it is
                                                                                          nonrecoverable, from
                                                                                          collections in the
                                                                                          Custodial Account.

Interest on P&I Advances /      At Prime Rate.                    when advance is         First from late payment
Master Servicer / Trustee                                         reimbursed              charges and default
                                                                                          interest in excess of the
                                                                                          regular interest rate, and
                                                                                          then from all collections
                                                                                          in the Custodial Account.

Indemnification Expenses /      Amounts for which the trustee,                            All collections in the
Trustee, Master Servicer and    the master servicer and the                               Custodial Account.
Special Servicer                special servicer are entitled
                                to indemnification.

Trust Fund Expenses not         Based on third party charges.     from time to time       First from income on the
Advanced (may include                                                                     related REO Property, if
environmental remediation,                                                                applicable, and then from
appraisals, expenses of                                                                   all collections in the
operating REO Property and                                                                Custodial Account.
any independent contractor
hired to operate REO Property)

                                      S-164

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      Except as described below in this section, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of related master servicing fees (and, with respect to the Non-Serviced Trust Loan, net of the COMM 2007-C9 Master Servicer's master servicing fee) and workout fees, that--

      o     were due or deemed due, as the case may be, with respect to the mortgage loans (including the Non-Serviced Trust Loan) during the related collection period, and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

      The master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to any of the Companion
Loans.

      If it is determined that an Appraisal Reduction Amount (including such amounts as calculated under the COMM 2007-C9 PSA) exists with respect to any mortgage loan then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists.
The interest portion of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

      o     the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

      o     a fraction, the numerator of which is equal to the Stated Principal
            Balance of the mortgage loan, net of the Appraisal Reduction Amount for such mortgage loan, and the denominator of which is equal to the
            Stated Principal Balance of the mortgage loan.

      With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2007-GG11 certificates on that payment date.

      The trustee will be required to make any P&I advance relating to a mortgage loan that the master servicer is required, but fails, to make. See "The
Trustee" above.

      Neither the master servicer nor the trustee will be obligated to make any
P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See
"Description of the Certificates--Advances" in the accompanying prospectus and
"Servicing Under the Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

      o     each mortgage loan as to which the corresponding mortgaged property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the

                                      S-165

mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date.
The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

      With respect to the Non-Serviced Loan Group, if the master servicer under the COMM 2007-C9 PSA makes a determination that a principal and interest advance would not be recoverable on the Non-Serviced Companion Loan, the Pooling and
Servicing Agreement provides that the master servicer under the series 2007-GG11 pooling and servicing agreement will not be permitted to make a principal and interest advance on the Non-Serviced Trust Loan.

REIMBURSEMENT OF ADVANCES

      The master servicer and the trustee will each be entitled to recover any advance made by it out of its own funds from collections on the mortgage loan or related mortgaged property as to which the advance was made.

      If the master servicer and the trustee makes any advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan or related mortgaged property, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans included in the trust and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time.

      Upon a determination that a previously made advance is not recoverable out of collections on the related mortgage loan or related mortgaged property, instead of obtaining reimbursement immediately out of general collections on the mortgage pool, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable advance over a period of time (not to exceed twelve months in any event), with interest thereon at the prime rate described below. At any time after such determination, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable advance over time, or not to do so, benefits some classes of series 2007-GG11 certificateholders to the detriment of other classes of series 2007-GG11 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-GG11 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2007-GG11 certificateholders. The master servicer's or the trustee's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the series 2007-GG11 certificateholders and is not to be construed as an obligation on the part of the master servicer or the trustee or a right of the series 2007-GG11 certificateholders. Nothing in this prospectus supplement will be deemed to create in the series 2007-GG11 certificateholders a right to prior payment of distributions over the master servicer's or the trustee's right to reimbursement for advances (deferred or otherwise) in accordance with the pooling and servicing agreement. Any requirement of the master servicer or the trustee to make an advance under the pooling and servicing agreement is intended solely to provide liquidity for the benefit of the certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

      In addition, the master servicer, the special servicer or the trustee, as applicable, will be entitled to recover any advance that is outstanding at the time that a mortgage loan is modified that is not repaid in full by the borrower in connection with such modification but rather becomes an obligation of the borrower to pay such amounts in the future (such advance, together with interest thereon, a "WORK-OUT DELAYED REIMBURSEMENT AMOUNT"), first out of collections of principal in the custodial account received with respect to the sub-pool of which such mortgage loan is a part and, if related to a Loan Group, the related loan group custodial account, and then out of collections of principal with respect to the other sub-pool, in each case, net of the amount of any principal collection used to reimburse any nonrecoverable advance and interest on those advances as described in the previous paragraph. The master servicer, the special servicer or the trustee will be permitted to recover a Work-out Delayed
Reimbursement Amount first from general collections in the custodial account received with respect to the sub-pool that such mortgage loan is a part of and, if related to a Loan Group, the related loan group custodial account, and then out of

                                      S-166

general collections with respect to the other sub-pool, if the master servicer or the trustee, as applicable, (a) has determined or the special servicer has determined, that such Work-out Delayed Reimbursement Amount would not be recoverable out of collections on the related mortgage loan or (b) has determined or the special servicer has determined that such Work-out Delayed
Reimbursement Amount would not ultimately be recoverable, along with any other
Work-out Delayed Reimbursement Amounts and non-recoverable advances, out of the principal portion of future collections on the mortgage loans and the REO
Properties.

      When the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance
(together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on the sub-pool that includes the underlying mortgage loans for which the nonrecoverable advances were made, until there are no remaining principal payments or collections of principal for that sub-pool for the related collection period, then out of payments and other collections of principal on the mortgages in the other sub-pool, until there are no remaining principal payments or collections of principal for that sub-pool for the related collection period and lastly out of other collections of interest on the underlying mortgage loans otherwise distributable on the series
2007-GG11 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date and the portions attributable to collections on the mortgage loans in either sub-pool would be reduced, to not less than zero, by the amount of any such reimbursement. Likewise, the total principal payment amount for the corresponding payment date would be reduced by a Work-Out Delayed
Reimbursement Amount paid from principal collections on the underlying mortgage loan.

      The master servicer or the trustee will each be entitled to receive interest on advances made by it out of its own funds. That interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each advance, and compounded annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

      Interest accrued with respect to any advance will be payable during the collection period in which that advance is reimbursed--

      o     first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan during that collection period, and

      o     then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

      To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances will result in a reduction in amounts payable on one or more classes of the certificates.

      The co-lender agreement for the Non-Serviced Loan Group provides that if any of the master servicer, special servicer or trustee under the COMM 2007-C9
PSA has determined that a servicing advance, special servicer fees or additional trust fund expenses made or incurred with respect to the Loan Group is not recoverable out of collections on the related mortgaged property, then the party that made that advance or incurred such fees or expenses will be entitled to seek reimbursement (with interest thereon in the case of servicing advances) of a pro rata portion of such servicing advance, fees or additional trust fund expenses from the trust or the trust formed under the COMM 2007-C9 PSA.

RATED FINAL PAYMENT DATE

      As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

      o     timely receipt of all interest to which each certificateholder is entitled on each payment date, and

                                      S-167

      o     the ultimate receipt of all principal to which each
            certificateholder is entitled by the related rated final payment date, which is the final payment date used by the rating agencies in providing their ratings.

      The rated final payment dates for each class of the offered certificates is the payment date in .

ASSUMED FINAL PAYMENT DATE

      With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

      o     the assumption that each borrower timely makes all payments on its mortgage loan;

      o     the assumption that no borrower otherwise prepays its mortgage loan prior to stated maturity; and

      o     the other modeling assumptions referred to under "Yield and Maturity
            Considerations" in, and set forth in the glossary to, this prospectus supplement.

Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                   MONTH AND YEAR OF ASSUMED
             CLASS                     FINAL PAYMENT DATE
            --------               -------------------------
              A-1                          July 2012
              A-2                          July 2013
              A-3                        September 2014
              A-AB                        January 2017
              A-4                         August 2017
             A-1-A                        August 2017
              A-M                         August 2017
              A-J                        September 2017
               B                         September 2017
               C                         September 2017
               D                         September 2017
               E                         September 2017
               F                         September 2017

      The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

      o     A payment date statement substantially in the form of Annex E to this prospectus supplement.

      o     A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA
            Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged properties, respectively.

      o     A trust data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on
            Annex A to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool data update report may be included as part of the payment date statement.

                                      S-168

      The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee on each payment date (commencing on the fourth payment date), and the trustee is required to make available as described below under "--Information Available
Electronically," a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged properties:

      o     A CMSA Delinquent Loan Status Report.

      o     A CMSA Historical Loan Modification and Corrected Mortgage Loan
            Report.

      o     A CMSA Historical Liquidation Report.

      o     A CMSA REO Status Report.

      o     A CMSA Servicer Watch List.

      o     A CMSA Loan Level Reserve/LOC Report.

      o     A CMSA Comparative Financial Status Report.

      o     A CMSA Advance Recovery Report.

      In addition, upon the request of any holder of a series 2007-GG11 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

      o     with respect to any mortgaged property or REO Property, a CMSA
            Operating Statement Analysis Report; and

      o     with respect to any mortgaged property or REO Property, a CMSA NOI
            Adjustment Worksheet.

      The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

      Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2007-GG11 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal
Revenue Code.

      The pooling and servicing agreement provides that, absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the depositor (including information in this prospectus supplement), any mortgage loan seller or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable, under the pooling and servicing agreement.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC

                                      S-169

participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2007-GG11 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2007-GG11 certificates are registered on the books and records of the certificate registrar.

      Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2007-GG11 certificateholders and beneficial owners of series 2007-GG11 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any Mortgage Pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. The trustee's internet website will initially be located at www.etrustee.net.

      The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com.

      None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

      The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc.
and any other similar third party information provider, a copy of the reports made available to the series 2007-GG11 certificateholders.

      Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

      o     this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2007-GG11 certificates, in the form most recently provided by us or on our behalf to the trustee;

      o     the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

      o     all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-GG11
            certificateholders since the date of initial issuance of the offered certificates;

      o     all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing
            Under the Pooling and Servicing Agreement--Evidence as to
            Compliance" in this prospectus supplement;

      o     all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under
            "Servicing Under the Pooling and Servicing Agreement--Evidence as to
            Compliance" in this prospectus supplement;

      o     the most recent appraisal, if any, with respect to each mortgaged property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

                                      S-170

      o     the mortgage files for the mortgage loans included in the trust, including all documents, such as modifications, waivers and amendments of such mortgage loans, that are to be added to the mortgage files from time to time pursuant to the pooling and servicing agreement;

      o     upon request, the most recent inspection report with respect to each mortgaged property with respect to a mortgage loan included in the trust prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the
            Pooling and Servicing Agreement--Inspections; Collection of
            Operating Information" in this prospectus supplement; and

      o     upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and
            Servicing Agreement--Inspections; Collection of Operating
            Information" in this prospectus supplement.

      Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the trustee may require:

      o     in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

      The voting rights for the series 2007-GG11 certificates will be allocated among the respective classes of those certificates as follows:

      o     99% of the voting rights will be allocated among the holders of the various classes of series 2007-GG11 certificates that have principal balances, pro rata in accordance with those principal balances;

      o     1% of the voting rights will be allocated among the holders of the interest-only certificates pro rata, based on their respective notional amount as of any date of determination; and

      o     0% of the voting rights will be allocated among the holders of the class R-I and class R-II certificates.

      Voting rights allocated to a class of series 2007-GG11 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      o     the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

                                      S-171

      o     the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series
            2007-GG11 controlling class, us or the master servicer, in that order of preference, and

      o     after the certificate balances of the class A-1 through class F have been reduced to zero, if (i) all of the then outstanding series
            2007-GG11 certificates (excluding class R-I and class R-II certificates) are held by a single certificateholder and (ii) all accrued and unpaid fees and other amounts payable to the master servicer, special servicer and the trustee are paid.

      Written notice of termination of the pooling and servicing agreement will be given to each series 2007-GG11 certificateholder. The final payment with respect to each series 2007-GG11 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-GG11 certificate registrar or at any other location specified in the notice of termination.

      Any purchase by us, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

      o     the sum of--

            1.    the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

            2.    the appraised value of all REO Properties then included in the trust, minus

      o     solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding series
2007-GG11 certificates. However, our right, and the rights of the special servicer, any single holder or group of holders of the series 2007-GG11 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage loans that are included in the trust be less than 1.0% of the initial balance of the mortgage loans included in the trust. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-GG11 certificateholders, will constitute part of the
Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

      With respect to the mortgage loans in the trust that are part of a Loan
Group, references in the preceding paragraph to the value of REO Properties in the trust means the value of the trust's proportionate beneficial interest in any REO Property acquired under the COMM 2007-C9 PSA or the pooling and servicing agreement on behalf of the trust as holder of the mortgage loan.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor, and

      o     the rate, timing and amount of payments on the certificate.

                                      S-172

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

      o     the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate,

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

      o     the purchase of a mortgage loan whether by the applicable mortgage loan seller as a result of a material breach of a representation or warranty, by the holder of a related Companion Loan, by a holder of the fair value purchase option or by a mezzanine lender.

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of underlying mortgage loans from the trust.

      Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2007-GG11 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates.
Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2007-GG11 certificates, while work-outs are negotiated or foreclosures are completed.
These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Pooling and Servicing
Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

      In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through
Rate would decline. Such a decline in the Weighted Average Pool Pass-Through
Rate could cause a corresponding decline in the pass-through rate on those classes that bear interest at a rate limited by the Weighted Average Pool
Pass-Through Rate and would cause a decline in the pass-through rate on those classes that bear interest at a rate equal to or based on the Weighted Average
Pool Pass Through Rate. The pass-through rates on those classes of certificates may be limited by the Weighted Average Pool Pass-Through Rate even if prepayments and early liquidations do not occur.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the

                                      S-173

risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the Mortgage Pool.

      Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.
Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

      o     the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

      In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series
2007-GG11 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2007-GG11 principal balance certificates. See "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement
Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-GG11 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

      The Effect of Sub-pools. Because the mortgage pool has been divided into two sub-pools for purposes of calculating distributions on the series 2007-GG11 certificates, the holders of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates will be affected by the rate, timing and amount of payments and other

                                      S-174

collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including--

            1.    provisions that require the payment of prepayment premiums and yield maintenance charges,

            2.    provisions that impose prepayment lock-out periods,

            3.    amortization terms that require balloon payments, and

            4.    provisions requiring amounts held in escrow to be applied to prepay the mortgage loan if the borrower does not achieve
                  specified targets under the loan documents;

      o     the demographics and relative economic vitality of the areas in which the related mortgaged properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged properties in the areas in which those properties are located;

      o     the quality of management of the mortgaged properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool" and "Servicing Under the Pooling and
Servicing Agreement" in this prospectus supplement and "Description of the
Governing Documents" and "Yield and Maturity Considerations--Yield and
Prepayment Considerations" in the accompanying prospectus.

      The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties prior to the exhaustion of tax depreciation benefits.

                                      S-175

      Certain of the mortgage loans provide for a "cash trap" feature under which, upon the occurrence of certain trigger events, the lender will be permitted to apply excess cash in the lock box to repay the mortgage loan. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds as a prepayment of the mortgage loan without the consent of the special servicer.

      A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

      o     the overall rate of prepayment or default on the underlying mortgage loans.

      Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.
That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES

      The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

      o     multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

      o     sum the results; and

      o     divide the sum by the total amount of the reductions in the principal balance of the certificate.

      Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

      As described in this prospectus supplement, the Total Principal Payment
Amount for each payment date will be payable first with respect to the class
A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely

                                      S-176

with respect to the other classes of series 2007-GG11 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates may be shorter, and the weighted average lives of the other classes of series 2007-GG11 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

      The tables set forth in Annex D to this prospectus supplement show with respect to each class of offered certificates--

      o     the weighted average life of that class, and

      o     the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

      We make no representation that--

      o     the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the
            CPRs shown or at any other particular prepayment rate,

      o     all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

      o     mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                LEGAL PROCEEDINGS

      There are no legal proceedings pending against us, the sponsors, the trustee, the trust or the master servicer, or to which any property of the foregoing parties are subject, that is material to the series 2007-GG11 certificateholders, nor does the depositor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

      o     purchase the mortgage loans that we will include in the trust, and

      o     pay expenses incurred in connection with the issuance of the series
            2007-GG11 certificates.

                              CERTAIN LEGAL ASPECTS

      The mortgaged real properties are subject to compliance with various federal, state, commonwealth and local statutes and regulations. Failure to so comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged real property which could, together with the limited alternative uses for such mortgaged real property, result in a failure to realize the full principal amount of the related mortgage loan. Any failure to comply with such statutes and regulations, however, would likely result in an event of default by the related borrower under the related mortgage loan documents, enabling the special servicer to pursue remedies available by law or under such mortgage loan documents.

                                      S-177

ELECTION OF REMEDIES

      The following discussion contains a summary of certain legal aspects of mortgage loans in New York, Arizona, and California (36.4%, 14.3% and 11.3% of
the Initial Mortgage Pool Balance, respectively, 40.2%, 15.7% and 11.3% of the
Initial Sub-pool 1 Balance, respectively and 0.0%, 0.0% and 10.9% of the Initial
Sub-pool 2 Balance, respectively), which is general in nature.

      New York Law. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

      Arizona Law. The common method of securing real estate loans on Arizona property is to encumber it with a deed of trust. Deeds of trust can be foreclosed judicially, as is required for a mortgage foreclosure, or non-judicially, by use of a trustee's sale. Filing a judicial foreclosure action accelerates the debt and prevents the debtor's reinstatement of the loan by bringing it current, but the debtor and junior lienholders have statutory rights of redemption. If the property is not abandoned or if it is used primarily for grazing or agricultural purposes, the debtor may redeem the property within six months after the sheriff's sale. If the property is both abandoned and not used for agricultural or grazing use, the debtor has 30 days after the sheriff's sale to redeem. After the debtor's redemption period has expired, all junior lienholders, in order of their priority, have succeeding 5-day periods to redeem the land. A judicial foreclosure action is recommended when the debtor or another creditor is challenging the validity of the debt, the enforceability of the security instruments, or the priority of the lien. Other issues, such as the borrower's deficiency liability, guarantor liability or waste can be addressed in the same proceeding. A trustee's sale can be conducted 90 days after the formal, public notice of sale is recorded. If a lender decides to foreclose by a trustee's sale, the borrower may reinstate the loan at any time prior to 5:00
p.m. on the last business day before the sale by paying only the sums then past due and curing any other existing defaults. Arizona law does not provide debtors or junior lienholders with a redemption period after a trustee's sale, although by federal legislation, if the federal government is a junior lienholder, it has certain redemption rights in the property. After a trustee's sale is completed, if the lender wants to pursue a deficiency, it must file an action within 90 days after the date of the sale. If the deed of trust encumbers commercial property, a deficiency judgment is available unless prohibited by the loan documents. When a deficiency can be pursued, the amount recoverable is limited to the difference between the total amount owed the lender as of the date of sale, including attorneys fees if authorized by the loan documents, and the greater of the sale price at the foreclosure or the fair market value of the collateral. The 90-day limitation period and fair market value rule also apply to claims against guarantors and anyone else who may be liable on the loan. The lender has a right, pursuant to Arizona statutes, to have a receiver appointed after notice of the court action is given to the borrower, without regard to the adequacy of the encumbered real estate as security for the amount owed.

      California Law. Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in
California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and
(b) the amount of the winning bid in the foreclosure. Further, under

                                      S-178

California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.
California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) the making of appropriate elections, (ii) compliance with the pooling and servicing agreement and (iii) the COMM 2007-C9 PSA is administered in accordance with its terms and the REMICs formed thereunder continue to qualify as REMICs, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II will qualify as a REMIC under the Internal Revenue
Code.

      The assets of REMIC I will generally include--

      o     the mortgage loans included in the trust,

      o     the trust's interest in any REO Properties (or beneficial interest therein, in the case of the Non-Serviced Trust Loan) acquired on behalf of the series 2007-GG11 certificateholders,

      o     the master servicer's custodial account (or the trust's interest therein in the case of the Non-Serviced Trust Loan),

      o     the trust's interest in the special servicer's REO account, and

      o     the trustee's distribution account and interest reserve account.

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

      o     the class R-I certificates will evidence the sole class of residual interests in REMIC I,

      o     the class A-1, class A-2, class A-3, class A-AB, class A-4, class
            A-1-A, class A-M, class A-J, class XP, class XC, class B, class C, class D, class E, class F, class G, class H, class J, class K, class
            L, class M, class N, class O, class P, class Q and class S certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II, and

      o     the class R-II certificates will evidence the sole class of residual interests in REMIC II.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      It is anticipated that the class certificates will be issued at a premium and that the class certificates will be issued with [a de minimis amount of]
original issue discount for federal income tax purposes. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation
of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

                                      S-179

      When determining the rate of accrual of original issue discount, market discount and amortization of premium, if any, with respect to the series
2007-GG11 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

      o     no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan in the trust.

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The
IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. In such event, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates.
If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

      Most, if not all, of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code.
The offered certificates will be treated as "qualified mortgages" for another
REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

      In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

      (1)   the borrower pledges substitute collateral that consist solely of
            Government Securities;

      (2)   the mortgage loan documents allow that substitution;

                                      S-180

      (3)   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

      (4)   the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

      See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

      If you are--

      o     a fiduciary of a Plan, or

      o     any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue
Code. See "Certain ERISA Considerations" in the accompanying prospectus.

      If a Plan acquires a series 2007-GG11 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "Certain ERISA
Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as entities deemed to include plan assets because of investment by one or more Plans in such entities. This exception will be tested immediately after each acquisition of a series 2007-GG11 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-GG11 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-GG11 certificates.

      If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

      The U.S. Department of Labor issued an individual prohibited transaction exemption to Greenwich Capital Markets, Inc., which exemption is identified as
Prohibited Transaction Exemption 90-59. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

      o     the servicing and operation of pools of real estate loans, such as the Mortgage Pool, and

                                      S-181

      o     the purchase, sale and holding of mortgage pass-through
            certificates, such as the offered certificates, that are
            underwritten by an Exemption-Favored Party.

      The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody's, DBRS Limited or DBRS, Inc.;

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group other than an underwriter;

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates,

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the
                  obligations, and

            3.    the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
                  represent not more than reasonable compensation for that
                  person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in
                  connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

      The Underwriter Exemption also requires that the trust meet the following requirements:

      o     the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch, Moody's, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan's acquisition of an offered certificate; and

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

                                      S-182

      If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or any mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing
            Plan,

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

      o     the continued holding of an offered certificate by a Plan.

      However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code, by reason of section 4975(c)(1)(E) of the Internal
Revenue Code, in connection with:

      o     the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0 or less of the fair market value of the underlying mortgage loans;

      o     the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

      o     the continued holding of offered certificates by a Plan.

      Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

      solely as a result of the Plan's ownership of offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

      o     the offered certificates are "securities" for purposes of the
            Underwriter Exemption, and

                                      S-183

      o     the general and other conditions set forth in the Underwriter
            Exemption, and the other requirements set forth in the Underwriter
            Exemption, would be satisfied at the time of the purchase.

      A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Scottsdale Fashion
Square, representing approximately 12.1% of the Initial Mortgage Pool Balance and 13.3% of the Initial Sub-pool 1 Balance, persons who have an ongoing relationship with the California Public Employees' Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower under this mortgage loan. These persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold the certificates.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

      o     the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

      o     the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the class A-1, class A-2, class A-3, class
A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C and class D certificates will be mortgage related securities for purposes of SMMEA.

      Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them, or

      o     are subject to investment, capital or other restrictions.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

      There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

      See "Legal Investment" in the accompanying prospectus.

                                      S-184

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New
York.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

          CLASS                     S&P                  FITCH
        ---------                 -------               --------
           A-1                      AAA                   AAA
           A-2                      AAA                   AAA
           A-3                      AAA                   AAA
          A-AB                      AAA                   AAA
           A-4                      AAA                   AAA
          A-1-A                     AAA                   AAA
           A-M                      AAA                   AAA
           A-J                      AAA                   AAA
            B                       AA+                   AA+
            C                       AA                    AA
            D                       AA-                   AA-
            E                       A+                    A+
            F                        A                     A

      The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the
Mortgage Pool is adequate to make payments of interest and principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust,

      o     whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

      o     the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls,

      o     whether and to what extent prepayment premiums, yield maintenance charges or Default Interest will be received, and

      o     the yield to maturity that investors may experience.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently

                                      S-185

of any other security rating. See "Rating" in the accompanying prospectus. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding.

                                      S-186

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A and B to this prospectus supplement.

      "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

      "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

      "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

      o     arises out of a default on a mortgage loan or an otherwise unanticipated event,

      o     is not required to be paid by any party to the pooling and servicing agreement,

      o     is not included in the calculation of a Realized Loss,

      o     is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the Mortgage Pool, and

      o     causes a shortfall in the payments of interest or principal on any class of series 2007-GG11 certificates.

      We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

      "ADMINISTRATIVE FEE RATE" means the sum of the master servicing fee rate, the primary servicing fee rate and the per annum rate at which the monthly fee of the trustee is calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than the Non-Serviced Loan Group) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y"
where--

      o     "x" is equal to the sum of:

            1. the Stated Principal Balance of the mortgage loan;

            2. to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any
            Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

            3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

            4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

            5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

            6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item;
            and

                                      S-187

      o     "y" is equal to the sum of:

            1.    the excess, if any, of--

            (a)   90 of the resulting appraised or estimated value (as it may be adjusted downward by the special servicer in accordance with the Servicing Standard (without implying any duty to do so)
                  based upon its review of the appraisal or estimate and such other information as it may deem appropriate) of the related mortgaged property or REO Property, over

            (b)   the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

            2.    the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

            (a)   are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

            (b)   are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

            (c)   may be used to reduce the principal balance of the mortgage loan; and

            3.    the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

      If, however--

      o     an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

      o     no appraisal or other valuation estimate, as described under
            "Servicing Under the Pooling and Servicing Agreement--Required
            Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

      o     either--

            (i)   no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
                  Trigger Event, or

            (ii)  there has been a material change in the circumstances surrounding the related mortgaged property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special
                  servicer's judgment, materially affects the value of the
                  property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

      Each Loan Group will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

      For the Non-Serviced Trust Loan, appraisal reductions will be calculated in a similar, although not identical, manner under the COMM 2007-C9 PSA.

                                      S-188

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than the Non-Serviced Loan Group), any of the following events:

      o     the mortgage loan has been modified by the special servicer in a manner that--

            1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

            2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

            3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

      o     the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

      o     the mortgage loan is delinquent in respect of its balloon payment, if any, for (A) 20 days, or (B) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date the subject balloon payment was due, 30 days;

      o     the related borrower becomes the subject of (1) voluntary
            bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
            undismissed for 60 days;

      o     the mortgaged property securing the mortgage loan becomes an REO
            Property; or

      o     the mortgage loan remains outstanding five years after any extension of its maturity.

      For the Non-Serviced Trust Loan, appraisals will be required under similar but not identical circumstances under the COMM 2007-C9 PSA.

      "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2007-GG11 certificates on each payment date.

      "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2007-GG11 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

      "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 USC Section
101 et seq., as amended from time to time.

      "BUSH TERMINAL LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Bush Terminal. The
Loan Group consists of a non-trust Companion Loan and a trust mortgage loan that are pari passu with each other.

      "BUSH TERMINAL PARI PASSU COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the Bush Terminal property and that is pari passu with the Bush Terminal Trust Loan but is not an asset of the trust.

      "BUSH TERMINAL TRUST LOAN" means the mortgage loan that is included in the trust and is secured by the mortgaged property identified as Bush Terminal on
Annex A to this prospectus supplement. The Bush Terminal Trust Loan is pari passu with the Bush Terminal Pari Passu Companion Loan.

                                      S-189

      "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

      "CLEARSTREAM" means Clearstream Banking, societe anonyme.

      "COMM 2007-C9 MASTER SERVICER" means KeyCorp Real Estate Capital Markets,
Inc. as master servicer under the COMM 2007-C9 PSA.

      "COMM 2007-C9 PSA" means the pooling and servicing agreement dated as of
August 1, 2007, among Deutsche Mortgage Asset & Receiving Corporation, as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer,
Capmark Finance Inc., as a master servicer, LNR Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee and custodian, and Deutsche Bank
Trust Company, as certificate administrator and paying agent.

      "COMM 2007-C9 SPECIAL SERVICER" means LNR Partners, Inc. as special servicer under the COMM 2007-C9 PSA.

      "COMM 2007-C9 TRUST" means the trust created pursuant to the COMM 2007-C9
PSA.

      "COMM 2007-C9 TRUSTEE" means Wells Fargo Bank, N.A. as trustee under the
COMM 2007-C9 PSA.

      "COMPANION LOAN" means a mortgage loan that is part of a Loan Group but is not included in the trust. A pari passu Companion Loan is a Companion Loan that is pari passu in right of payment to a mortgage loan in the Trust.

      "COMPANION LOAN HOLDER(S)" means the holder of a note evidencing a
Companion Loan.

      "COMPANION LOAN SECURITIES" means any securities issued in connection with a securitization of any Companion Loan.

      "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CONTRACT RENT" means the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for reach unit, the following rules have been applied:

            (a)   The average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property or as
                  computed by the appraiser based upon information provided by the borrower.

            (b)   Rent concessions were not considered (i.e., Contract Rent was not reduced by any rent concessions). Contract rent also has not been reduced by any policeman's discount.

            (c)   Where the tenant pays a portion of the rent and the remainder is paid by a federal, state, or local rental assistance
                  program, the Contract Rent is the amount of the rent payment by the tenant, and the payment from the assistance program has been disregarded.

            (d)   In computing average Contract Rent for units of each bedroom type, the units described in the following table have been treated as indicated in the table:

                                      S-190

                                                          INCLUDED IN
                      UNIT TYPE                           COMPUTATION?         CONTRACT RENT USED IN COMPUTATION
----------------------------------------------------    ----------------    ---------------------------------------

Vacant unit being offered for rent                             Yes          Contract Rent being asked for that unit
Unit that is vacant because undergoing renovation              No           Not applicable
Unit being used as a rental office or model unit               Yes          Not applicable
Unit occupied by an employee at a discounted rent              Yes          Contract Rent being asked for
                                                                            comparable units
Unit shared by multiple tenants under their own         Yes, as a single    The aggregate Contract Rent being
   leases (e.g., student housing or seniors housing)          unit          paid by the tenants sharing the unit.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

      "CROSS-OVER DATE" means the payment date on which--

      o     the class A-1, class A-2, class A-3, class A-AB, class A-4 and class
            A-1-A certificates, or any two or more of those classes, remain outstanding, and

      o     the total principal balance of the class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class
            K, class L, class M, class N, class O, class P, class Q and class S certificates are reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal
            Balances in Connection With Realized Losses and Additional Trust
            Fund Expenses" in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LOAN-TO-APPRAISED VALUE
RATIO" or "CUT-OFF DATE LTV" means:

      o     with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

            1.    the cut-off date principal balance of that mortgage loan, as shown on Annex A to this prospectus supplement (plus, if
                  applicable, or funded, each related non-trust pari passu
                  Companion Loan), except that in the case of the Earnout Loans where the cut-off date principal balance is calculated net of the earnout to

            2.    the appraised value of the related mortgaged property, as
                  shown on Annex A to this prospectus supplement.

      o     with respect to any subordinate Companion Loan, the calculation of
            Cut-off Date LTV Ratio does not include the principal balance of the subordinate Companion Loan;

      o     with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio, expressed as a percentage, of the combined cut-off date principal balances of the subject mortgage loans, as shown on Annex A to this prospectus supplement;
            and

      o     With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as
            9000 Sunset Boulevard, Alcoa Building, Conifer Tower Center, Abilene
            Marketplace and Columbus Crossing Shops, the Cut-off Date
            Loan-to-Value Ratios presented in this prospectus supplement were calculated based on the financing reduced by earnouts in the amounts of $15,000,000, $15,545,000, $3,100,000, $2,200,000 and $435,000,
            respectively. Not reducing the financing by the related earnout amounts, the Cut-off Date Loan-to-Value Ratios for the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 9000 Sunset Boulevard, Alcoa Building,
            Conifer Tower Center, Abilene Marketplace and Columbus Crossing
            Shops would be 75.5%, 86.6%, 83.4%, 81.5% and 77.6%, respectively.
            With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Hyatt Regency
            Milwaukee, the Cut-off Date Loan-to-Value Ratio was calculated based on the ratio of the underwritten principal balance to the sum of the related $18,358,000 letter of credit and the as is appraised value of $48,900,000.

                                      S-191

      "DEFAULT INTEREST" means any interest that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default, and

      o     is in excess of all interest at the related mortgage interest rate accrued on the mortgage loan.

      "EARNOUT LOAN" means any of the mortgage loans listed below, each of which
(i) require the related borrower to deposit a portion of the original loan amount in a reserve pending satisfaction of certain conditions, including, without limitation, achievement of certain DSCRs, LTV ratios or satisfaction of certain occupancy or other tests and (ii) permit, in the event the condition is not satisfied by a specified date, the Master Servicer to apply amounts held in reserve to prepay the related mortgage loan. For all of the Earnout Loans, the
Cut-off Date LTV and the U/W NCF DSCR is shown in this prospectus supplement and on the Annexes thereto net of the related earnout amount. Below, under the headings "Full Loan Amount LTV" and "Full Loan Amount NCR DSCR," the Cut-off
Date LTV and U/W NCF DSCR is shown based on the principal balance of the Earnout
Loans, including the related earnout amount.

                                                   % OF       % OF      FULL             FULL              EARLIEST
                                                 INITIAL    INITIAL     LOAN    NET OF   LOAN    NET OF   DEFEASANCE
                         EARNOUT      EARNOUT    MORTGAGE  SUB-POOL 1  AMOUNT  EARNOUT  AMOUNT  EARNOUT   OR PREPAY
   PROPERTY NAMES        AMOUNT       RESERVE      POOL    BALANCE(1)   LTV      LTV     DSCR   NCF DSCR    DATE(1)
---------------------  -----------  -----------  --------  ----------  ------  -------  ------  --------  ----------

9000 Sunset Boulevard  $15,000,000  $15,000,000    3.0%      3.3%       75.5%   61.3%    0.93x    1.14x   11/6/2012
Alcoa Building         $15,545,000  $15,545,000    1.4%      1.6%       86.6%   51.3%    0.70     1.18    5/31/2009
Conifer Town Center    $ 3,100,000  $ 3,410,000    0.8%      0.9%       83.4%   71.8%    0.85     0.99    7/6/2009
Abilene Marketplace    $ 2,200,000  $ 2,420,000    0.6%      0.6%       81.5%   69.8%    1.13     1.32    5/31/2010
Columbus Crossing
Shops                  $   435,000  $   478,500    0.1%      0.2%       77.6%   68.5%    1.01     1.14    7/1/2009

                                     IF
                                  PREPAY,
                                   YIELD
                       DEFEASE/    MAINT.
   PROPERTY NAMES       PREPAY   APPLICABLE
---------------------  --------  ----------

9000 Sunset Boulevard    N/A        N/A
Alcoa Building          Prepay      Yes
Conifer Town Center     Prepay      Yes
Abilene Marketplace     Prepay      Yes
Columbus Crossing
Shops                   Prepay      Yes

_________________

(1)   All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

(2)   The earliest date on which the reserve amounts may be used to prepay.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

      "EUROCLEAR" means Euroclear Bank, as operator of the Euroclear System.

      "EXEMPTION-FAVORED PARTY" means any of--

      o     Greenwich Capital Markets, Inc.;

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with Greenwich Capital Markets, Inc.; and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FITCH" means Fitch, Inc.

      "GCFP" means Greenwich Capital Financial Products, Inc.

      "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

      "GSCMC" means Goldman Sachs Commercial Mortgage Capital, L.P.

      "GSCMC LOANS" means the mortgage loans originated by GSCMC or its affiliates.

      "GSMC" means Goldman Sachs Mortgage Company.

                                      S-192

      "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance of the mortgage loans included in the trust as of the cut-off date.

      "INITIAL SUB-POOL 1 BALANCE" means the aggregate principal balance of the mortgage loans included in the trust in sub-pool 1 as of the cut-off date.

      "INITIAL SUB-POOL 2 BALANCE" means the aggregate principal balance of the mortgage loans included in the trust in sub-pool 2 as of the cut-off date.

      "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan included in the trust, together with any comparable amounts received with respect to an REO
Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated pursuant thereto.

      "IRS" means the Internal Revenue Service.

      "ISSUE DATE" means the date of initial issuance for the Series 2007-GG11 certificates, which is expected to be on or about October 30, 2007.

      "LASALLE" means LaSalle Bank National Association.

      "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

      o     the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

      o     the repurchase of any mortgage loan by the applicable Mortgage Loan
            Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

      o     the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing Under the Pooling and Servicing Agreement--Fair Value Option" in this prospectus supplement;

      o     the purchase of all remaining mortgage loans and REO Properties in the trust by us, the applicable Mortgage Loan Seller, the special servicer, any certificateholder of the series 2007-GG11 controlling class or the master servicer, as described under "Description of the
            Offered Certificates--Termination" in this prospectus supplement;

      o     the purchase of a mortgage loan in the trust by the related
            Companion Loan Holder as described under "Description of the
            Mortgage Pool--Split Loan Structure" in this prospectus supplement;

      o     the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

      o     the sale of an REO Property.

      "LNR PARTNERS" means LNR Partners, Inc.

      "LOAN GROUP" means, a group of two or more mortgage loans secured by a single mortgage instrument on the same mortgaged property or properties. Each of the Loan Groups is more particularly identified on the table entitled "Loan
Groups" under "Description of the Mortgage Pool--Split Loan Structure in this prospectus supplement."

      "MERS" means Mortgage Electronic Registration Systems.

      "MOODY'S" means Moody's Investors Service, Inc.

                                      S-193

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2007-GG11 certificates and the mortgage loans in the trust:

      o     the mortgage loans have the characteristics set forth on Annex A to this prospectus supplement and the Initial Mortgage Pool Balance is approximately $2,687,257,031;

      o     the initial total principal balance or notional amount, as the case may be, of each class of series 2007-GG11 certificates is as described in this prospectus supplement;

      o     the pass-through rate for each class of series 2007-GG11
            certificates is as described in this prospectus supplement;

      o     there are no delinquencies or losses with respect to the mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o     there are no casualties or condemnations affecting the corresponding mortgaged properties;

      o     each of the mortgage loans provides for monthly payments to be due on the first or sixth day of each month, which monthly payments are timely received;

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o     there are no breaches of our representations and warranties or those of any Mortgage Loan Seller regarding the mortgage loans;

      o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period in each case if any;

      o     except as otherwise assumed in the immediately preceding bullet, prepayments are made on each of the mortgage loans at the indicated
            CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

      o     no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under
            "Description of the Offered Certificates--Termination";

      o     no mortgage loan is required to be repurchased by us or any Mortgage
            Loan Seller;

      o     there are no Additional Trust Fund Expenses;

      o     payments on the offered certificates are made on the 10th day of each month, commencing in November 2007;

      o     the offered certificates are settled on October 30, 2007; and

      o     the trust will receive a monthly interest payment on the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 9000 Sunset Boulevard, Broad River
            Village and Hotel Metropole in November 2007, prior to such mortgage loans' first scheduled payment on December 6, 2007.

                                      S-194

      For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge.

      "MORTGAGE LOAN SELLER" means each of Greenwich Capital Financial Products,
Inc. and Goldman Sachs Mortgage Company that have each transferred mortgage loans to us for inclusion in the trust.

      "MORTGAGE POOL" means the pool of mortgage loans comprised of the mortgage loans included in the trust.

      "NAP" means that, with respect to a particular category of data, the data is not applicable.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

      o     the Prepayment Interest Shortfalls incurred with respect to the entire Mortgage Pool during the related collection period, over

      o     the total payments made by the master servicer to cover those
            Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged property securing a mortgage loan in the trust:

      o     the revenue derived from the use and operation of that property;
            less

      o     the total of the following items--

            (a) allowances for vacancies and credit losses,

            (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

            (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

            (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

      Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

      In determining the Net Cash Flow for any mortgaged property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

      o     rolling 12-month operating statements;

      o     anticipated percentage rents to be collected, as deemed reasonable by the applicable mortgage loan seller;

      o     applicable year-to-date financial statements, if available;

      o     full year budgeted financial statements, if available; and

      o     rent rolls were generally current as of the date not earlier than six months prior to the cut-off date.

      In general, these items were not audited or otherwise confirmed by an independent party.

      In determining the "revenue" component of Net Cash Flow for each mortgaged property (other than a hospitality property), the related originator(s)
generally relied on the most recent rent roll supplied by the related borrower.
Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator(s) generally assumed a minimum of 5.0% vacancy, for most property types, and 7.5% vacancy, for office types, in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office

                                      S-195

properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the applicable originator's underwriting standards.

      In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods. In determining the average rent for units in a multifamily property having a given number of bedrooms (referred to as "bedroom type"), as set forth in Annex A to this prospectus supplement, the rent used is the Contract Rent.

      For the other mortgaged properties other than hospitality properties, the related originator(s) generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

      In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. Downward adjustments were made to assure that, in the judgment of the applicable mortgage loan seller, occupancy levels and average daily rates were limited to sustainable levels.

      In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

      In determining the "expense" component of Net Cash Flow for each mortgaged property, the related originator(s) generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

      o     if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

      o     property management fees were generally assumed to be 2% to 5% of effective gross revenue;

      o     in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

      o     expenses were generally assumed to include annual replacement reserves equal to--

            (a) in the case of retail, office, self-storage and
      industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.25 per square foot of net rentable commercial area;

            (b) in the case of multifamily rental apartments, generally not less than $250 or more than $400 per residential unit per year, depending on the condition of the property; and

            (c) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

      In some instances, the related originator(s) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator(s) determined appropriate.

      "NON-SERVICED COMPANION LOANS" means the mortgage loans that are part of a split loan structure secured by the USFS Industrial Distribution Portfolio properties and that are pari passu with the Non-Serviced Trust Loan but are not assets of the trust.

      "NON-SERVICED LOAN GROUP" means, collectively, the six mortgage loans secured by the mortgaged properties identified on Annex A as USFS Industrial
Distribution Portfolio. These loans are pari passu with each other (the
Non-Serviced Trust Loan and the Non-Serviced Companion Loans).

                                      S-196

      "NON-SERVICED TRUST LOAN" means the mortgage loan that is included in the trust and is secured by the mortgaged property identified on Annex A to this prospectus supplement as the USFS Industrial Distribution Portfolio. The
Non-Serviced Trust Loan is pari passu with the Non-Serviced Companion Loans.

      "ONE LIBERTY PLAZA LOAN GROUP" means, collectively, the mortgage loans secured by the mortgaged property identified on Annex A to this prospectus supplement as One Liberty Plaza. The Loan Group consists of one or more non-trust Companion Loans and a trust mortgage loan that are pari passu with each other.

      "ONE LIBERTY PLAZA PARI PASSU COMPANION LOANS" means the mortgage loans that are part of a split loan structure secured by the One Liberty Plaza property and that are pari passu with the One Liberty Plaza Trust Loan but are not assets of the trust.

      "ONE LIBERTY PLAZA TRUST LOAN" means the mortgage loan that is included in the trust and is secured by the mortgaged property identified on Annex A to this prospectus supplement as One Liberty Plaza. The One Liberty Plaza Trust Loan is
pari passu with the One Liberty Plaza Pari Passu Companion Loans.

      "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

      "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

      "P&I" means principal and/or interest.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged property securing a mortgage loan in the trust, any and all of the following:

      o     liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

      o     exceptions and exclusion specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

      o     other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property, and condominium declarations, and

      o     if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized or any related Companion Loan.

      "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

      "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

      "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

                                      S-197

      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan and prior to the determination date following such due date, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees (and, with respect to the Non-Serviced Trust Loan, less the amount of master servicer fee payable to the COMM 2007-C9 Master Servicer) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

      "RATING AGENCY" means each of S&P and Fitch.

      "REALIZED LOSSES" mean losses on or with respect of the mortgage loans in the trust arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

      "RECOVERED AMOUNT" has the meaning assigned to that term in the fourth paragraph of the definition of "Total Principal Payment Amount" below in this glossary.

      "REGULATION AB" means subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1506-1631 (January 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to
Residents of the United Kingdom" in this prospectus supplement.

      "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

      "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

      "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

      "REO PROPERTY" means any mortgaged property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan included in the trust.

      "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

                                      S-198

      "RESTRICTED GROUP" means, collectively--

      1.    the trustee,

      2.    the Exemption-Favored Parties,

      3.    us,

      4.    the master servicer,

      5.    the special servicer,

      6.    any sub-servicers,

      7.    the mortgage loan sellers,

      8.    each borrower, if any, with respect to mortgage loans constituting more than 5.0 of the total unamortized principal balance of the
            Mortgage Pool as of the date of initial issuance of the offered certificates, and

      9.    any and all affiliates of any of the aforementioned persons.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "SCOTTSDALE FASHION SQUARE LOAN GROUP" means, collectively, the mortgage loans secured by the mortgaged property identified on Annex A as Scottsdale
Fashion Square. The Loan Group consists of one or more non-trust Companion Loans and a trust mortgage loan that are pari passu with each other.

      "SCOTTSDALE FASHION SQUARE PARI PASSU COMPANION LOANS" means the mortgage loans that are part of a split loan structure secured by the Scottsdale Fashion
Square property and that are pari passu with the Scottsdale Fashion Square Trust
Loan but are not an asset of the trust.

      "SCOTTSDALE FASHION SQUARE TRUST LOAN" means the one mortgage loan that is included in the trust and is secured by the mortgaged property identified as
Scottsdale Fashion Square on Annex A to this prospectus supplement. The
Scottsdale Fashion Square Trust Loan is pari passu with the Scottsdale Fashion
Square Pari Passu Companion Loans.

      "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or special servicer, to service and administer those mortgage loans and any REO
Properties subject to the pooling and servicing agreement:

      o     in accordance with the higher of the following standards of care--

            1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and
            REO properties, and

            2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be,

            in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

                                      S-199

      o     with a view to--

            1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

            2. in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that mortgage loan to the series 2007-GG11 certificateholders (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on the Loan Group to the series
            2007-GG11 certificateholders and the related Companion Loan
            Holder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

      o     without regard to--

            1. any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

            2. the ownership of any series 2007-GG11 certificate (or any security backed by a Companion Loan) by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

            3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

            4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the pooling and servicing agreement generally or with respect to any particular transaction, and

            5. The ownership, servicing or management for others of any mortgage loan or property not covered by the pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events:

      1.    the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period) --

            (a)   except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due; and

            (b)   solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due,
                  provided that, in the case of a balloon loan as to which the related borrower has delivered a refinancing commitment
                  acceptable to the special servicer prior to the date the
                  subject balloon payment was due, for 30 days beyond the date on which the subject balloon payment was due (or for such
                  shorter period beyond the date on which the subject balloon payment was due during which the refinancing is scheduled to occur) no special servicing fee or workout fee will accrue until the end of such 30 day (or shorter) period;

      2.    the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines, in accordance with the servicing standard, that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied
            (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

      3.    a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged property

                                      S-200

            that covers acts of terrorism in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against by prudent owners of similar mortgaged properties in similar locales
            (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) is not available at any rate) occurs under the mortgage loan that in the judgment of the master servicer or special servicer materially impairs the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2007-GG11 certificateholders or, in the case of the Loan
            Groups, the interests of the related Companion Loan Holder(s)
            (provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the Class
            2007-GG11 Certificateholders, or, in the case of the Loan Groups, the interests of the related Companion Loan Holder(s)), and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);

      4.    the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that
            (i) a default (other than as described in clause 2. of this definition) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2007-GG11
            certificateholders or, in the case of the Loan Groups, the interests of the related Companion Loan Holder(s), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any
            determination that a Servicing Transfer Event has occurred under this clause 4. with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism will be subject to the approval of the directing holder as described under "Servicing
            Under the Pooling and Servicing Agreement--The Directing
            Holders--Rights and Powers of the Directing Holder" in this prospectus supplement;

      5.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      6.    the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

      o     with respect to the circumstances described in clauses 2., 4. and 5.
            of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 5., no later than the entry of an order or decree dismissing the
            proceeding;

      o     with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o     with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

                                      S-201

      If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Group, it will also be considered to exist for the remainder of the Loan
Group.

      For the Non-Serviced Trust Loan, similar but not identical events will result in a transfer to special servicing under the COMM 2007-C9 PSA.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SPONSOR" means each of Greenwich Capital Financial Products, Inc. and
Goldman Sachs Mortgage Company.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

      o     will initially equal its cut-off date principal balance; and

      o     will be permanently reduced on each payment date, to not less than zero, by--

            1.    all payments of principal (whether received or advanced),
                  including voluntary principal prepayments, received by or on behalf of the trust on such mortgage loan;

            2.    all other collections, including Liquidation Proceeds,
                  Condemnation Proceeds and Insurance Proceeds, that were
                  received by or on behalf of the trust on or with respect to any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal of such mortgage loan; and

            3.    the principal portion of any Realized Loss incurred with
                  respect to that mortgage loan during the related collection period.

      However, the "Stated Principal Balance" of a mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

      When determining the aggregate Stated Principal Balance of all the mortgage loans in the pool, other than for purposes of determining the Weighted
Average Pool Pass-Through Rate, the Stated Principal Balance of the pool will not be reduced by the amount of principal collections that were used to reimburse the master servicer, the special servicer or the trustee for any
Work-out Delayed Reimbursement Amount unless the corresponding advances are determined to be nonrecoverable.

      "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

      o     all payments of principal, including voluntary principal
            prepayments, received by or on behalf of the trust on the mortgage loans included in the trust during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

      o     all monthly payments of principal received by or on behalf of the trust on the mortgage loans included in the trust prior to, but that are due during, the related collection period;

      o     all other collections, including Liquidation Proceeds, Condemnation
            Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan included in the trust or, in the case of an REO Property, of the related mortgage loan included in the trust, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

                                      S-202

      o     all advances of principal made with respect to the mortgage loans included in the trust for that payment date.

      The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

      Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under "Description of the
Offered Certificates--Reimbursement of Advances," then, to the extent such reimbursement is made from collections of principal on the underlying mortgage loans, the Total Principal Payment Amount for the corresponding payment date by the amount of any such reimbursement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections for any Work-Out Delayed Reimbursement Amounts as described under "Description of the Offered Certificates--Reimbursement of Advances," then the Total
Principal Payment Amount for the corresponding payment date will be reduced by the amount of any such reimbursement.

      If any advance is considered to be nonrecoverable and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool or if any Work-out Delayed Reimbursement Amount is reimbursed or paid out of payments or other collections of principal with respect to the entire mortgage pool, as described under "Description of the
Offered Certificates--Reimbursement of Advances," and if there is a subsequent recovery of any such item (such recovery, a "RECOVERED AMOUNT"), that Recovered
Amount would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Recovered
Amount was received.

      "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 90-59, as amended to date, including by Prohibited Transaction Exemption 2007-05, as described under "Certain ERISA Considerations" in this prospectus supplement.

      "UNDERWRITTEN DEBT-SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW," "U/W NCF
DSCR" or "DSCR" means:

      o     with respect to any mortgage loan in the trust, the ratio of--

            1.    the Net Cash Flow for the related mortgaged property, to

            2.    the annualized amount of debt service that will be payable under that mortgage loan (plus, if applicable, each non-trust pari passu Companion Loan) commencing after the cut-off date or, if the mortgage loan is in an initial interest-only
                  period, after the commencement of amortization (except as
                  otherwise set forth in any of the footnotes in Annex A);
                  provided that in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 9000 Sunset Boulevard, Alcoa Building, Conifer
                  Tower Center, Abilene Marketplace and Columbus Crossing Shops,
                  underwritten DSCR was calculated based on the monthly debt service that would be in place based on a loan balance that was reduced by the amount of an earnout reserve; and

      o     with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio of--

            1.    the combined Net Cash Flow for each mortgage loan that is
                  cross-collateralized and cross-defaulted with another mortgage loan in the trust, to

            2.    the annualized amount of debt service that will be payable under those mortgage loans commencing after the cut-off date or, if the mortgage loan is in an initial interest-only
                  period, after the commencement of amortization (except as
                  otherwise set forth in any of the footnotes in Annex A to this prospectus supplement).

      "USFS INDUSTRIAL DISTRIBUTION PORTFOLIO LOAN GROUP" means, collectively, the six mortgage loans secured by the mortgaged property identified on Annex A as USFS Industrial Distribution Portfolio. The Loan Group consists of five non-trust Companion Loans and a trust mortgage loan that are pari passu with each other.

                                      S-203

      "USFS INDUSTRIAL DISTRIBUTION PORTFOLIO PARI PASSU COMPANION LOANS" means the mortgage loans that are part of a split loan structure secured by the USFS
Industrial Distribution Portfolio properties and that are pari passu with the
USFS Industrial Distribution Portfolio Trust Loan but are not an asset of the trust.

      "USFS INDUSTRIAL DISTRIBUTION PORTFOLIO TRUST LOAN" means the mortgage loan that is included in the trust and is secured by the mortgaged property identified on Annex A to this prospectus supplement as USFS Industrial
Distribution Portfolio. The USFS Industrial Distribution Portfolio Trust Loan is
pari passu with the USFS Industrial Distribution Portfolio Pari Passu Companion
Loans.

      "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the mortgage loans, weighted on the basis of such mortgage loans'
respective Stated Principal Balances immediately prior to the related payment date:

      o     in the case of each mortgage loan that accrues interest on a 30/360
            Basis, an annual rate equal to--

            1.    the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

            2.    the related Administrative Fee Rate; and

      o     in the case of each mortgage loan that accrues interest on an
            Actual/360 Basis, an annual rate generally equal to--

            1.    the product of (a) twelve (12), times (b) a fraction,
                  expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as
                  applicable, with respect to that mortgage loan on an
                  Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated
                  Principal Balance of the mortgage loan immediately prior to the related payment date, minus

            2.    the related Administrative Fee Rate.

      Notwithstanding the foregoing, if the related payment date occurs during
January, except during a leap year, or February, commencing in 2008 (unless the related payment date is the final payment date), then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, commencing in 2008 (or February, if the related payment date is the final payment date), then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

      "WACHOVIA" means Wachovia Bank, National Association.

      "WORK-OUT DELAYED REIMBURSEMENT AMOUNT" means any advance that is outstanding at the time that a mortgage loan becomes corrected that is not repaid in full by the borrower in connection with such correction but rather becomes an obligation of the borrower to pay such amounts in the future.

                                      S-204

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX A

            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                       A-1

FOOTNOTE   CONTROL NUMBER    LOAN NUMBER   LOAN GROUP    SELLER                          PROPERTY NAME
-----------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230        1          GSMC      One Liberty Plaza
   2             2           00-1001227        1          GSMC      Scottsdale Fashion Square
4, 5, 6          3           00-1001225        1          GSMC      885 Third Avenue
  2, 7           4           00-1001231        1          GSMC      Bush Terminal
                 4                             1                    Building 1
                 4                             1                    Building 2
                 4                             1                    Building 3
                 4                             1                    Building 4
                 4                             1                    Building 5
                 4                             1                    Building 6
                 4                             1                    Building 7
                 4                             1                    Building 8
                 4                             1                    Building 9
                 4                             1                    Building 10
                 4                             1                    Building 19
                 4                             1                    Building 20
                 4                             1                    Building 22
                 4                             1                    Building 23
                 4                             1                    Building 24
                 4                             1                    Building 26
   8             5             06-1111         1          GCFP      9000 Sunset Boulevard
  2, 9           6             8WNAN7          1          GSMC      USFS Industrial Distribution Portfolio
                6.01          8WNAN7-1         1                    15155 Northam Street
                6.02          8WNAN7-2         1                    120 Longs Pond Road
                6.03          8WNAN7-3         1                    7004 East Hanna Avenue
                6.04          8WNAN7-4         1                    1685 West Cheyenne Avenue
                6.05          8WNAN7-5         1                    7801 Statesville Road
                6.06          8WNAN7-6         1                    300 Lawrence Drive
                6.07          8WNAN7-7         1                    4550 West Buckeye Road
                6.08          8WNAN7-8         1                    8024 Telegraph Road
                6.09          8WNAN7-9         1                    10211 North IH 35
                6.10          8WNAN7-10        1                    7598 NW 6th Avenue
                6.11          8WNAN7-11        1                    11994 Livingston Road
                6.12          8WNAN7-12        1                    1500 NC Hwy 39
                6.13          8WNAN7-13        1                    28001 Napier Road
                6.14          8WNAN7-14        1                    11955 East Peakview Avenue
                6.15          8WNAN7-15        1                    12301 Cumberland Road
                6.16          8WNAN7-16        1                    1899 N US Hwy 1
                6.17          8WNAN7-17        1                    222 Otrobando Avenue P.O. Box 103
                6.18          8WNAN7-18        1                    9605 54th Avenue North
                6.19          8WNAN7-19        1                    W137 N9245 Highway 145
                6.20          8WNAN7-20        1                    950 South Shiloh Road & 1992 Forest Lane
                6.21          8WNAN7-21        1                    111 Alliant Drive
                6.22          8WNAN7-22        1                    40 Fort Lewis Boulevard
                6.23          8WNAN7-23        1                    755 Pierce Road
                6.24          8WNAN7-24        1                    8000 Bavaria Road
                6.25          8WNAN7-25        1                    10410 South 50th Place
                6.26          8WNAN7-26        1                    1 Quality Lane
                6.27          8WNAN7-27        1                    2850 Selma Highway
                6.28          8WNAN7-28        1                    5445 Spellmire Drive
                6.29          8WNAN7-29        1                    1350/1400 North 10th Street
                6.30          8WNAN7-30        1                    1044/1045 Garden Street
                6.31          8WNAN7-31        1                    4601 32nd Avenue South
                6.32          8WNAN7-32        1                    5353 Nathan Lane North
                6.33          8WNAN7-33        1                    125 Gardenville Parkway West
                6.34          8WNAN7-34        1                    6315 John J Pershing Drive
                6.35          8WNAN7-35        1                    3500 Saratoga Avenue
                6.36          8WNAN7-36        1                    333-340 North Claremont Avenue
                6.37          8WNAN7-37        1                    2575 Virginia Avenue
                6.38          8WNAN7-38        1                    345 Kino Drive
 5, 10           7           00-1001229        1          GSMC      292 Madison Avenue
   11            8             07-0554         1          GCFP      Hyatt Regency Milwaukee
7, 8, 12         9           09-0002723        1          GSMC      Alcoa Building
                 10          09-0002749        1          GSMC      Research Park Portfolio
               10.01        09-0002749-1       1                    Research Commons
               10.02        09-0002749-2       1                    University Tech Center
               10.03        09-0002749-3       1                    Technology Point I & II
   4             11            06-1336         1          GCFP      Diamond Run Mall
                 12          09-0002715        2          GSMC      Bridgewater Meadowbrook Village
                 13            06-1191         1          GCFP      Drinkard Portfolio
               13.01           06-1191         1                    Hazard Village
               13.02           06-1191         1                    MTN Marktplatz
               13.03           06-1191         1                    Black Gold Plaza
               13.04           06-1191         1                    DeKalb Plaza
                 14            07-0607         1          GCFP      Clearwater House
                 15          09-0002675        1          GSMC      Eola Park Center
                 16            07-0617         1          GCFP      Doubletree Hotel Memphis
                 17            07-0417         1          GCFP      650 Avenue of the Americas
                 18          09-0002712        2          GSMC      Thousand Oaks Village
                 19            07-0655         1          GCFP      955 Massachusetts Avenue
                 20          09-0002696        2          GSMC      Birchwood at Boulder
  7, 8           21          09-0002651        1          GSMC      Conifer Town Center
                 22            07-0286         2          GCFP      Soleil Apartments
                 23            07-0430         1          GCFP      18581 Teller Avenue
                 24          09-0002667        2          GSMC      Park Creek Apartments
                 25          09-0002718        2          GSMC      Canfield Mews
                 26          09-0002653        1          GSMC      Vienna Square Shopping Center
                 27            07-0337         1          GCFP      530 Davis Drive
                 28            07-0432         1          GCFP      630 Davis Drive
                 29            07-0405         1          GCFP      Whole Foods Mill Valley
                 30          09-0002688        2          GSMC      Apartments at Quail Point
                 31          09-0002691        1          GSMC      Ford Motor Credit
                 32          09-0002671        1          GSMC      OPUS Black Canyon Center
                 33          09-0002679        1          GSMC      Santa Barbara Corporate Center
   7             34          09-0002622        1          GSMC      Acme Commons
  7, 8           35          09-0002617        1          GSMC      Abilene Marketplace
   5             36            06-1044         1          GCFP      Daibes Ground Lease Portfolio
               36.01           06-1044         1                    Mariners - Paramus
               36.02           06-1044         1                    HSBC - Edison
               36.03           06-1044         1                    HSBC - Woodbridge
               36.04           06-1044         1                    Mariners - Hackensack
               36.05           06-1044         1                    Mariners - Cliffside
               36.06           06-1044         1                    North Fork - Aberdeen
               36.07           06-1044         1                    Mariners - Dumont
               36.08           06-1044         1                    BofA - Weehawken
               36.09           06-1044         1                    BofA - Newark
               36.10           06-1044         1                    BofA - Bernardsville
               36.11           06-1044         1                    D&D - Trenton
                 37          09-0002700        1          GSMC      Middleburg Town Square
                 38          09-0002669        1          GSMC      Southfield Center
                 39            06-0840         1          GCFP      696 Hampshire Road
                 40          09-0002722        1          GSMC      Maricopa Business Center
   4             41            07-0382         1          GCFP      East West Shops
   13            42          09-0002724        1          GSMC      Caldwell Square
   4             43            07-0572         1          GCFP      Marina Dunes Beach Resort
   7             44          09-0002573        1          GSMC      Forum at Soncy
   7             45          09-0002572        1          GSMC      Alexan Retail Center
                 46          09-0002423        2          GSMC      Peachtree Place North Apartments
                 47            07-0100         1          GCFP      Glen Cove Marina
                 48            07-0458         1          GCFP      Aeia Town Square
                 49          09-0002729        1          GSMC      Laguna Seca Retail Center
   4             50            06-0799         1          GCFP      LA Fitness Tinley Park
                 51          09-0002714        2          GSMC      Peachtree Village
                 52          09-0002716        2          GSMC      Birchview Management
                 53          09-0002744        1          GSMC      Hotel Grand
                 54          09-0002731        1          GSMC      Presidio Office
                 55          09-0002720        2          GSMC      Park Avenue at Florham Park
                 56            07-0575         1          GCFP      Laniakea Plaza
   4             57            06-0995         1          GCFP      L.A. Fitness - Rowlett
                 58            07-0514         1          GCFP      Homewood Suites Oakland
   4             59            07-0645         2          GCFP      Venetian Apartments
   14            60          09-0002697        1          GSMC      FedEx Building
                 61            07-0183         1          GCFP      Tenaya Quail East
                 62            07-0003         1          GCFP      Broad River Village
                 63            07-0013         1          GCFP      Hotel Metropole
                 64          09-0002685        1          GSMC      Riverwalk Village Center
   4             65          09-0002721        1          GSMC      Desco Plaza I
                 66          09-0002738        1          GSMC      University Corporate Square
                 67            07-0413         1          GCFP      SecurCare Self Storage Oklahoma City Portfolio
               67.01           07-0413         1                    600 NW 178th Street
               67.02           07-0413         1                    7829 West Hefner Road
               67.03           07-0413         1                    11700 South May Avenue
               67.04           07-0413         1                    8900 South Sooner Road
               67.05           07-0413         1                    3401 South Prospect Avenue
                 68          09-0002673        1          GSMC      Key Curriculum Building
                 69            07-0448         1          GCFP      Roosevelt Gardens Shopping Center
   4             70          09-0002668        2          GSMC      Southport Apartments
   7             71          09-0002692        1          GSMC      Green Valley Commerce Center
                 72          09-0002672        1          GSMC      444 Spear Street
                 73            06-0869         1          GCFP      Moorpark Hotel
                 74          09-0002676        1          GSMC      Westpark Office Building
                 75            07-0308         1          GCFP      Holiday Inn Express Arrowood
                 76            07-0452         1          GCFP      Sanatoga Village Shopping Center
   4             77          09-0002740        1          GSMC      Best Buy & Delphax Technologies
                 78            07-0302         1          GCFP      Comfort Suites Newport News
                 79          09-0002735        2          GSMC      Sunpointe Place
                 80          09-0002650        1          GSMC      Valley Plaza
                 81          09-0002687        2          GSMC      Seacrest Apartments
  4, 7           82          09-0002743        1          GSMC      Highway 6 at Westpark Shopping Center
                 83            07-0534         1          GCFP      162 East Main Street
   4             84          09-0002695        1          GSMC      Lambert Office Plaza
                 85            07-0597         1          GCFP      South Park Shopping Center
                 86          09-0002713        2          GSMC      Stirling Manor
   4             87          09-0002590        1          GSMC      The Center at Evergreen
                 88            07-0409         1          GCFP      Walgreens - Northport
   14            89          09-0002620        1          GSMC      Chelsea Crossings
                 90            07-0304         1          GCFP      James Center Professional Plaza
   7             91          09-0002654        1          GSMC      Main Gate Square
                 92          09-0002666        1          GSMC      CPS Office Building
                 93          09-0002682        1          GSMC      Centreville Plaza Shopping Center
                 94          09-0002706        1          GSMC      Tollhouse Shopping Center
                 95          09-0002658        1          GSMC      Ingram Hills Shopping Center
                 96            07-0109         2          GCFP      Chateau du Val
                 97            07-0182         1          GCFP      3060 Kenneth Street
                 98          09-0002662        1          GSMC      Robbins Brothers/Freebirds
                 99            07-0521         1          GCFP      Walgreen Madison
   4            100          09-0002593        1          GSMC      Carefree Highway & 27th Avenue Office
                101            07-0175         1          GCFP      Advance Auto Parts II
               101.01          07-0175         1                    Advance Auto Parts Jamestown, NC
               101.02          07-0175         1                    Advance Auto Parts Danville, VA
               101.03          07-0175         1                    Advance Auto Parts Pembroke, NC
  7, 8          102          09-0002659        1          GSMC      Columbus Crossing Shops
                103          09-0002717        2          GSMC      Arrowgate Village
                104          09-0002665        1          GSMC      Hanes Square
                105          09-0002742        1          GSMC      Jubilee Pointe Shopping Center
                106          09-0002686        1          GSMC      JAMAD II
                107          09-0002728        1          GSMC      H.M. Gleason's Building
                108          09-0002674        1          GSMC      Alamance Square Shopping Center
                109          09-0002694        1          GSMC      Fry's Superstition Springs Shopping
   7            110          09-0002664        1          GSMC      Broadmoor Towne Center
                111          09-0002640        1          GSMC      Grand Oaks 2
                112          09-0002726        1          GSMC      Portland Corporate Center
   14           113          09-0002683        1          GSMC      Chickasha Plaza
                114          09-0002739        1          GSMC      Mercado at Scottsdale
   14           115          09-0002644        1          GSMC      Southlake Center
                116          09-0002597        1          GSMC      Farm Ventures
                117          09-0002719        2          GSMC      Rosedale Manor
   4            118            07-0612         1          GCFP      Mini U Storage
                119            07-0529         1          GCFP      6300 Mae Anne Avenue
                120          09-0002727        1          GSMC      Walgreens - Columbus
                121          09-0002701        1          GSMC      Burnsville Service Center
                122            07-0245         1          GCFP      Family Dollar Building

FOOTNOTE   CONTROL NUMBER    LOAN NUMBER                       STREET ADDRESS                               CITY
-----------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    One Liberty Plaza                                         New York
   2             2           00-1001227    7014-7590 East Camelback Road                             Scottsdale
4, 5, 6          3           00-1001225    885 Third Avenue                                          New York
  2, 7           4           00-1001231
                 4                         203, 233, 241, 269, 37th Street                           Brooklyn
                 4                         220, 254 36th Street                                      Brooklyn
                 4                         219, 253, 36th Street and 920 Third Avenue                Brooklyn
                 4                         34, 68, 88, 35th Street                                   Brooklyn
                 4                         33-87 35th Street and 920-944 3rd Avenue                  Brooklyn
                 4                         34, 68, 88 34th Street                                    Brooklyn
                 4                         33, 67, 87 34th Street                                    Brooklyn
                 4                         32, 68, 86 33rd Street                                    Brooklyn
                 4                         21, 55, 83 33rd Street                                    Brooklyn
                 4                         882 3rd Avenue                                            Brooklyn
                 4                         148, 168 39th Street and 3906 2nd Avenue                  Brooklyn
                 4                         147, 167 41st Street and 4002 2nd Avenue                  Brooklyn
                 4                         80 39th Street                                            Brooklyn
                 4                         76 39th Street                                            Brooklyn
                 4                         52 39th Street                                            Brooklyn
                 4                         4014 1st Avenue                                           Brooklyn
   8             5             06-1111     9000 West Sunset Boulevard                                Los Angeles
  2, 9           6             8WNAN7
                6.01          8WNAN7-1     15155 Northam Street                                      La Mirada
                6.02          8WNAN7-2     120 Longs Pond Road                                       Lexington
                6.03          8WNAN7-3     7004 East Hanna Avenue                                    Tampa
                6.04          8WNAN7-4     1685 West Cheyenne Avenue                                 North Las Vegas
                6.05          8WNAN7-5     7801 Statesville Road                                     Charlotte
                6.06          8WNAN7-6     300 Lawrence Drive                                        Livermore
                6.07          8WNAN7-7     4550 West Buckeye Road                                    Phoenix
                6.08          8WNAN7-8     8024 Telegraph Road                                       Severn
                6.09          8WNAN7-9     10211 North IH 35                                         Oklahoma City
                6.10          8WNAN7-10    7598 NW 6th Avenue                                        Boca Raton
                6.11          8WNAN7-11    11994 Livingston Road                                     Manassas
                6.12          8WNAN7-12    1500 NC Highway 39                                        Zebulon
                6.13          8WNAN7-13    28001 Napier Road                                         Wixom
                6.14          8WNAN7-14    11955 East Peakview Avenue                                Centennial
                6.15          8WNAN7-15    12301 Cumberland Road                                     Fishers
                6.16          8WNAN7-16    1899 N US Highway 1                                       Ormond Beach
                6.17          8WNAN7-17    222 Otrobando Avenue P.O. Box 103                         Yantic
                6.18          8WNAN7-18    9605 54th Avenue North                                    Plymouth
                6.19          8WNAN7-19    W137 N9245 Highway 145                                    Menomonee Falls
                6.20          8WNAN7-20    950 South Shiloh Road & 1992 Forest Lane                  Garland
                6.21          8WNAN7-21    111 Alliant Drive                                         Houston
                6.22          8WNAN7-22    40 Fort Lewis Boulevard                                   Salem
                6.23          8WNAN7-23    755 Pierce Road                                           Clifton Park
                6.24          8WNAN7-24    8000 Bavaria Road                                         Twinsburg
                6.25          8WNAN7-25    10410 South 50th Place                                    Phoenix
                6.26          8WNAN7-26    1 Quality Lane                                            Streator
                6.27          8WNAN7-27    2850 Selma Highway                                        Montgomery
                6.28          8WNAN7-28    5445 Spellmire Drive                                      Cincinnati
                6.29          8WNAN7-29    1350/1400 North 10th Street                               Paducah
                6.30          8WNAN7-30    1044 and 1045 Garden Street                               Greensburg
                6.31          8WNAN7-31    4601 32nd Avenue South                                    Grand Forks
                6.32          8WNAN7-32    5353 Nathan Lane North                                    Plymouth
                6.33          8WNAN7-33    125 Gardenville Parkway West                              Cheektowaga
                6.34          8WNAN7-34    6315 John J Pershing Drive                                Omaha
                6.35          8WNAN7-35    3500 Saratoga Avenue                                      Bismarck
                6.36          8WNAN7-36    333-340 North Claremont Avenue                            Chicago
                6.37          8WNAN7-37    2575 Virginia Avenue                                      Hurricane
                6.38          8WNAN7-38    345 Kino Drive                                            Tucson
 5, 10           7           00-1001229    292 Madison Avenue                                        New York
   11            8             07-0554     333 West Kilbourn Avenue                                  Milwaukee
7, 8, 12         9           09-0002723    6603 West Broad Street                                    Richmond
                 10          09-0002749
               10.01        09-0002749-1   12249 Science Drive                                       Orlando
               10.02        09-0002749-2   12501 Research Parkway                                    Orlando
               10.03        09-0002749-3   3045 & 3051 Technology Drive                              Orlando
   4             11            06-1336     One Route 7 South (at Route 4)                            Rutland
                 12          09-0002715    2501 Sunny Slope Road                                     Bridgewater
                 13            06-1191
               13.01           06-1191     330 Village Lane                                          Hazard
               13.02           06-1191     1700-1750 Marktplatz Center SW                            Cullman
               13.03           06-1191     254 Black Gold Boulevard                                  Hazard
               13.04           06-1191     110 DeKalb Plaza Boulevard SW                             Fort Payne
                 14            07-0607     2187 Atlantic Street                                      Stamford
                 15          09-0002675    200 East Robinson Street                                  Orlando
                 16            07-0617     185 Union Street                                          Memphis
                 17            07-0417     650 Avenue of the Americas                                New York
                 18          09-0002712    165 Thousand Oaks Drive                                   Atlantic Highlands
                 19            07-0655     955 Massachusetts Avenue                                  Cambridge
                 20          09-0002696    725 Boulder Springs Drive                                 Richmond
  7, 8           21          09-0002651    27102, 27122, 27132, 27152, 27171 and 27182 Main Street   Conifer
                 22            07-0286     125 Great Harbor Way                                      Ponte Vedra Beach
                 23            07-0430     18581 Teller Avenue                                       Irvine
                 24          09-0002667    6960 North Beach Street                                   Fort Worth
                 25          09-0002718    3101 Barclay Court                                        Randolph
                 26          09-0002653    116-224 West Maple Avenue                                 Vienna
                 27            07-0337     530 Davis Drive                                           Durham
                 28            07-0432     630 Davis Drive                                           Durham
                 29            07-0405     731 East Blithedale Avenue                                Mill Valley
                 30          09-0002688    924 Encinitas Boulevard                                   Encinitas
                 31          09-0002691    2445 St. Rose Parkway                                     Henderson
                 32          09-0002671    10835 North 25th Avenue                                   Phoenix
                 33          09-0002679    5383 Hollister Avenue                                     Goleta
   7             34          09-0002622    Route 130 & Rising Sun Road                               Bordentown
  7, 8           35          09-0002617    1113-1250 South Abilene Street                            Aurora
   5             36            06-1044
               36.01           06-1044     242 Oradell Avenue                                        Paramus
               36.02           06-1044     33 Highway 27                                             Edison
               36.03           06-1044     915 St. Georges Avenue                                    Woodbridge
               36.04           06-1044     240 Essex Street                                          Hackensack
               36.05           06-1044     757-763 Palisades Avenue                                  Cliffside Park
               36.06           06-1044     1037 Route 34                                             Aberdeen
               36.07           06-1044     562 Washington Street                                     Dumont
               36.08           06-1044     1834 Willow Avenue                                        Weehawken
               36.09           06-1044     526 Bloomfield Avenue                                     Newark
               36.10           06-1044     35 Morristown Road                                        Bernardsville
               36.11           06-1044     1072 Chambers Street                                      Trenton
                 37          09-0002700    18320-18348 East Bagley Road                              Middleburg Heights
                 38          09-0002669    1 Craigwood Road                                          South Plainfield
                 39            06-0840     696 Hampshire Road                                        Thousand Oaks
                 40          09-0002722    4010-4032 East Broadway Road                              Phoenix
   4             41            07-0382     1025 East West Connector                                  Austell
   13            42          09-0002724    460 Long Hollow Pike                                      Goodlettsville
   4             43            07-0572     3295 Dunes Drive                                          Marina
   7             44          09-0002573    3350 South Soncy Road                                     Amarillo
   7             45          09-0002572    4209 Lassiter Mill Road                                   Raleigh
                 46          09-0002423    4600 Peachtree Place Parkway                              Doraville
                 47            07-0100     76 Shore Road                                             Glen Cove
                 48            07-0458     99-80, 82, 84 Kauhale Street                              Aiea
                 49          09-0002729    3020, 3050 and 3060 East Lohman Avenue                    Las Cruces
   4             50            06-0799     18400 Convention Center Drive                             Tinley Park
                 51          09-0002714    401 Peachtree Village Street                              Washington
                 52          09-0002716    163 Birchview Drive                                       Piscataway
                 53          09-0002744    865 West El Camino Real                                   Sunnyvale
                 54          09-0002731    38 Keyes Avenue                                           San Francisco
                 55          09-0002720    804 Ward Place                                            Florham Park
                 56            07-0575     94-1221 Ka Uka Boulevard                                  Waipahu
   4             57            06-0995     4401 Lakeview Parkway                                     Rowlett
                 58            07-0514     1103 Embarcadero                                          Oakland
   4             59            07-0645     1050 Capri Isles Boulevard                                Venice
   14            60          09-0002697    1400 Business Center Drive                                San Leandro
                 61            07-0183     6620, 6640 and 6670 South Tenaya Way                      Las Vegas
                 62            07-0003     11107 Broad River Road                                    Irmo
                 63            07-0013     200 Crescent Avenue                                       Avalon
                 64          09-0002685    655 Martinsville Road                                     Basking Ridge
   4             65          09-0002721    3685 Mount Diablo Boulevard                               Lafayette
                 66          09-0002738    1505-1575 West University Drive                           Tempe
                 67            07-0413
               67.01           07-0413     600 NW 178th Street                                       Oklahoma City
               67.02           07-0413     7829 West Hefner Road                                     Oklahoma City
               67.03           07-0413     11700 South May Avenue                                    Oklahoma City
               67.04           07-0413     8900 South Sooner Road                                    Oklahoma City
               67.05           07-0413     3401 South Prospect Avenue                                Oklahoma City
                 68          09-0002673    1150 65th Street                                          Emeryville
                 69            07-0448     2300 East Little Creek Road                               Norfolk
   4             70          09-0002668    6326 South 107th East Avenue                              Tulsa
   7             71          09-0002692    3 Sunset Way                                              Henderson
                 72          09-0002672    444 Spear Street                                          San Francisco
                 73            06-0869     4241 Moorpark Avenue                                      San Jose
                 74          09-0002676    8700 Turnpike Drive                                       Westminster
                 75            07-0308     805 West Arrowood Road                                    Charlotte
                 76            07-0452     2190 East High Street                                     Pottstown
   4             77          09-0002740    6100 & 6150 West 110th Street                             Bloomington
                 78            07-0302     12570 Jefferson Avenue                                    Newport News
                 79          09-0002735    701 East Bay Drive                                        Largo
                 80          09-0002650    1523 West Main Street                                     El Centro
                 81          09-0002687    117 Rosebay Drive                                         Encinitas
  4, 7           82          09-0002743    3418, 3402, 3320 Highway 6 South                          Houston
                 83            07-0534     162 East Main Street                                      Mount Kisco
   4             84          09-0002695    1800 East Lambert Road                                    Brea
                 85            07-0597     3193 Peters Creek Parkway                                 Winston Salem
                 86          09-0002713    348 Somerset Street                                       Stirling
   4             87          09-0002590    2922 and 2942 Evergreen Parkway                           Evergreen
                 88            07-0409     555 Larkfield Road                                        East Northport
   14            89          09-0002620    16054 US Route 280                                        Chelsea
                 90            07-0304     1628 South Mildred Street                                 Tacoma
   7             91          09-0002654    943 East University Boulevard                             Tucson
                 92          09-0002666    48-113 Jackson Street                                     Indio
                 93          09-0002682    611 Railroad Avenue                                       Centreville
                 94          09-0002706    305 East Market Street                                    Leesburg
                 95          09-0002658    6000 Ingram Road                                          San Antonio
                 96            07-0109     3748 West 9th Street                                      Los Angeles
                 97            07-0182     3060-3098 Kenneth Street                                  Santa Clara
                 98          09-0002662    6940 & 6944 FM 1960 West                                  Houston
                 99            07-0521     6707 North Ridge Road                                     Madison
   4            100          09-0002593    34406 North 27th Avenue                                   Phoenix
                101            07-0175
               101.01          07-0175     401 West Main Street                                      Jamestown
               101.02          07-0175     1309 South Boston Road                                    Danville
               101.03          07-0175     7982 NC Highway 711                                       Pembroke
  7, 8          102          09-0002659    2035 - 2145 West Jonathan Moore Pike                      Columbus
                103          09-0002717    2000-8000 Hampton Court                                   Randolph
                104          09-0002665    125 Hanes Square Circle                                   Winston-Salem
                105          09-0002742    28600 US Highway 98                                       Daphne
                106          09-0002686    540 Woodlake Circle                                       Chesapeake
                107          09-0002728    126 Garrett Street                                        Charlottesville
                108          09-0002674    1023 Alamance Church Road                                 Greensboro
                109          09-0002694    1853 South Power Road and 6920 East Baseline Road         Mesa
   7            110          09-0002664    2002 Southgate Road                                       Colorado Springs
                111          09-0002640    6280 20th Street                                          Vero Beach
                112          09-0002726    12400 Portland Avenue                                     Burnsville
   14           113          09-0002683    1702-1718 South First Street                              Chickasha
                114          09-0002739    10245 East Via Linda                                      Scottsdale
   14           115          09-0002644    2315 East Southlake Boulevard                             Southlake
                116          09-0002597    1814 Peery Drive                                          Farmville
                117          09-0002719    111-228 Merian Way                                        Livingston
   4            118            07-0612     39670 Grand River                                         Novi
                119            07-0529     6300 Mae Anne Avenue                                      Reno
                120          09-0002727    1500 West James Street                                    Columbus
                121          09-0002701    150 Cobblestone Lane                                      Burnsville
                122            07-0245     791 South Main Street                                     Pleasant Grove

FOOTNOTE   CONTROL NUMBER    LOAN NUMBER       STATE                 COUNTY            ZIP CODE      PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    New York           New York                  10006      Office
   2             2           00-1001227    Arizona            Maricopa                  85251      Retail
4, 5, 6          3           00-1001225    New York           New York                  10022      Land
  2, 7           4           00-1001231
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11203      Industrial
                 4                         New York           Kings                     11232      Industrial
                 4                         New York           Kings                     11232      Industrial
   8             5             06-1111     California         Los Angeles               90069      Office
  2, 9           6             8WNAN7
                6.01          8WNAN7-1     California         Los Angeles               90638      Industrial
                6.02          8WNAN7-2     South Carolina     Lexington                 29072      Industrial
                6.03          8WNAN7-3     Florida            Hillsborough              33610      Industrial
                6.04          8WNAN7-4     Nevada             Clark                     89032      Industrial
                6.05          8WNAN7-5     North Carolina     Mecklenburg               28269      Industrial
                6.06          8WNAN7-6     California         Alameda                   94551      Industrial
                6.07          8WNAN7-7     Arizona            Maricopa                  85043      Industrial
                6.08          8WNAN7-8     Maryland           Anne Arundel              21144      Industrial
                6.09          8WNAN7-9     Oklahoma           Oklahoma                  73131      Industrial
                6.10          8WNAN7-10    Florida            Palm Beach                33487      Industrial
                6.11          8WNAN7-11    Virginia           Prince William            20109      Industrial
                6.12          8WNAN7-12    North Carolina     Wake                      27597      Industrial
                6.13          8WNAN7-13    Michigan           Oakland                   48393      Industrial
                6.14          8WNAN7-14    Colorado           Arapahoe                  80111      Industrial
                6.15          8WNAN7-15    Indiana            Hamilton                  46038      Industrial
                6.16          8WNAN7-16    Florida            Volusia                   32174      Industrial
                6.17          8WNAN7-17    Connecticut        New London                06389      Industrial
                6.18          8WNAN7-18    Minnesota          Hennepin                  55442      Industrial
                6.19          8WNAN7-19    Wisconsin          Waukesha                  53051      Industrial
                6.20          8WNAN7-20    Texas              Dallas                    75042      Industrial
                6.21          8WNAN7-21    Texas              Harris                    77032      Industrial
                6.22          8WNAN7-22    Virginia           Salem                     24153      Industrial
                6.23          8WNAN7-23    New York           Saratoga                  12065      Industrial
                6.24          8WNAN7-24    Ohio               Summit                    44087      Industrial
                6.25          8WNAN7-25    Arizona            Maricopa                  85044      Office
                6.26          8WNAN7-26    Illinois           Livingston                61364      Industrial
                6.27          8WNAN7-27    Alabama            Montgomery                36108      Industrial
                6.28          8WNAN7-28    Ohio               Butler                    45246      Industrial
                6.29          8WNAN7-29    Kentucky           McCracken                 42001      Industrial
                6.30          8WNAN7-30    Pennsylvania       Westmoreland              15601      Industrial
                6.31          8WNAN7-31    North Dakota       Grand Forks               58201      Industrial
                6.32          8WNAN7-32    Minnesota          Hennepin                  55442      Industrial
                6.33          8WNAN7-33    New York           Erie                      14224      Industrial
                6.34          8WNAN7-34    Nebraska           Douglas                   68110      Industrial
                6.35          8WNAN7-35    North Dakota       Burleigh                  58503      Industrial
                6.36          8WNAN7-36    Illinois           Cook                      60612      Industrial
                6.37          8WNAN7-37    West Virginia      Putnam                    25526      Industrial
                6.38          8WNAN7-38    Arizona            Pima                      85719      Industrial
 5, 10           7           00-1001229    New York           New York                  10017      Land
   11            8             07-0554     Wisconsin          Milwaukee                 53203      Hospitality
7, 8, 12         9           09-0002723    Virginia           Henrico                   23230      Office
                 10          09-0002749
               10.01        09-0002749-1   Florida            Orange                    32826      Office
               10.02        09-0002749-2   Florida            Orange                    32826      Office
               10.03        09-0002749-3   Florida            Orange                    32826      Office
   4             11            06-1336     Vermont            Rutland                   05701      Retail
                 12          09-0002715    New Jersey         Somerset                  08807      Multifamily
                 13            06-1191
               13.01           06-1191     Kentucky           Perry                     41701      Retail
               13.02           06-1191     Alabama            Cullman                   35055      Retail
               13.03           06-1191     Kentucky           Perry                     41702      Retail
               13.04           06-1191     Alabama            DeKalb                    35967      Retail
                 14            07-0607     Connecticut        Fairfield                 06902      Office
                 15          09-0002675    Florida            Orange                    32801      Office
                 16            07-0617     Tennessee          Shelby                    38103      Hospitality
                 17            07-0417     New York           New York                  10010      Retail
                 18          09-0002712    New Jersey         Monmouth                  07716      Multifamily
                 19            07-0655     Massachusetts      Middlesex                 02139      Office
                 20          09-0002696    Virginia           Chesterfield              23225      Multifamily
  7, 8           21          09-0002651    Colorado           Jefferson                 80433      Retail
                 22            07-0286     Florida            Saint Johns               32082      Multifamily
                 23            07-0430     California         Orange                    92612      Office
                 24          09-0002667    Texas              Tarrant                   76137      Multifamily
                 25          09-0002718    New Jersey         Morris                    07869      Multifamily
                 26          09-0002653    Virginia           Fairfax                   22180      Retail
                 27            07-0337     North Carolina     Durham                    27713      Office
                 28            07-0432     North Carolina     Durham                    27713      Office
                 29            07-0405     California         Marin                     94941      Retail
                 30          09-0002688    California         San Diego                 92024      Multifamily
                 31          09-0002691    Nevada             Clark                     89074      Office
                 32          09-0002671    Arizona            Maricopa                  85029      Office
                 33          09-0002679    California         Santa Barbara             93111      Office
   7             34          09-0002622    New Jersey         Burlington                08505      Retail
  7, 8           35          09-0002617    Colorado           Arapahoe                  80012      Retail
   5             36            06-1044
               36.01           06-1044     New Jersey         Bergen                    07652      Land
               36.02           06-1044     New Jersey         Middlesex                 08820      Land
               36.03           06-1044     New Jersey         Middlesex                 07095      Land
               36.04           06-1044     New Jersey         Bergen                    07601      Land
               36.05           06-1044     New Jersey         Bergen                    07010      Land
               36.06           06-1044     New Jersey         Monmouth                  07747      Land
               36.07           06-1044     New Jersey         Bergen                    07628      Land
               36.08           06-1044     New Jersey         Hudson                    07086      Land
               36.09           06-1044     New Jersey         Essex                     07107      Land
               36.10           06-1044     New Jersey         Somerset                  07924      Land
               36.11           06-1044     New Jersey         Mercer                    07095      Land
                 37          09-0002700    Ohio               Cuyahoga                  44130      Retail
                 38          09-0002669    New Jersey         Middlesex                 07080      Office
                 39            06-0840     California         Ventura                   91362      Office
                 40          09-0002722    Arizona            Maricopa                  85040      Industrial
   4             41            07-0382     Georgia            Cobb                      30106      Retail
   13            42          09-0002724    Tennessee          Sumner                    37072      Retail
   4             43            07-0572     California         Monterey                  93933      Hospitality
   7             44          09-0002573    Texas              Potter                    79124      Retail
   7             45          09-0002572    North Carolina     Wake                      27609      Retail
                 46          09-0002423    Georgia            DeKalb                    30360      Multifamily
                 47            07-0100     New York           Nassau                    11542      Other
                 48            07-0458     Hawaii             Honolulu                  96701      Retail
                 49          09-0002729    New Mexico         Dona Ana                  88011      Retail
   4             50            06-0799     Illinois           Cook                      60477      Retail
                 51          09-0002714    New Jersey         Morris                    07840      Multifamily
                 52          09-0002716    New Jersey         Middlesex                 08854      Multifamily
                 53          09-0002744    California         Santa Clara               94087      Hospitality
                 54          09-0002731    California         San Francisco             94118      Office
                 55          09-0002720    New Jersey         Morris                    07932      Multifamily
                 56            07-0575     Hawaii             Honolulu                  96797      Retail
   4             57            06-0995     Texas              Dallas                    75088      Retail
                 58            07-0514     California         Alameda                   94606      Hospitality
   4             59            07-0645     Florida            Sarasota                  34292      Multifamily
   14            60          09-0002697    California         Alameda                   94577      Industrial
                 61            07-0183     Nevada             Clark                     89113      Industrial
                 62            07-0003     South Carolina     Richland                  29063      Retail
                 63            07-0013     California         Los Angeles               90704      Hospitality
                 64          09-0002685    New Jersey         Somerset                  07920      Office
   4             65          09-0002721    California         Contra Costa              94549      Office
                 66          09-0002738    Arizona            Maricopa                  85281      Office
                 67            07-0413
               67.01           07-0413     Oklahoma           Oklahoma                  73003      Self-Storage
               67.02           07-0413     Oklahoma           Oklahoma                  73162      Self-Storage
               67.03           07-0413     Oklahoma           Oklahoma                  73170      Self-Storage
               67.04           07-0413     Oklahoma           Oklahoma                  73135      Self-Storage
               67.05           07-0413     Oklahoma           Oklahoma                  73129      Self-Storage
                 68          09-0002673    California         Alemada                   94608      Industrial
                 69            07-0448     Virginia           Norfolk City              23518      Retail
   4             70          09-0002668    Oklahoma           Tulsa                     74133      Multifamily
   7             71          09-0002692    Nevada             Clark                     89014      Office
                 72          09-0002672    California         San Francisco             94105      Office
                 73            06-0869     California         Santa Clara               95129      Hospitality
                 74          09-0002676    Colorado           Adams                     80031      Office
                 75            07-0308     North Carolina     Mecklenburg               28217      Hospitality
                 76            07-0452     Pennsylvania       Montgomery                19464      Retail
   4             77          09-0002740    Minnesota          Hennepin                  55438      Industrial
                 78            07-0302     Virginia           Warwick                   23602      Hospitality
                 79          09-0002735    Florida            Pinellas                  33770      Multifamily
                 80          09-0002650    California         Imperial                  92243      Retail
                 81          09-0002687    California         San Diego                 92024      Multifamily
  4, 7           82          09-0002743    Texas              Harris                    77082      Retail
                 83            07-0534     New York           Westchester               10549      Retail
   4             84          09-0002695    California         Orange                    92821      Office
                 85            07-0597     North Carolina     Forsyth                   27127      Retail
                 86          09-0002713    New Jersey         Morris                    07083      Multifamily
   4             87          09-0002590    Colorado           Jefferson                 80439      Office
                 88            07-0409     New York           Suffolk                   11731      Retail
   14            89          09-0002620    Alabama            Shelby                    35043      Retail
                 90            07-0304     Washington         Pierce                    98465      Office
   7             91          09-0002654    Arizona            Pima                      85719      Retail
                 92          09-0002666    California         Riverside                 92201      Office
                 93          09-0002682    Maryland           Queen Anne's              21617      Retail
                 94          09-0002706    Virginia           Loudoun                   20176      Retail
                 95          09-0002658    Texas              Bexar                     78228      Retail
                 96            07-0109     California         Los Angeles               90019      Multifamily
                 97            07-0182     California         Santa Clara               95054      Industrial
                 98          09-0002662    Texas              Harris                    77069      Retail
                 99            07-0521     Ohio               Lake                      44057      Retail
   4            100          09-0002593    Arizona            Maricopa                  85085      Office
                101            07-0175
               101.01          07-0175     North Carolina     Guilford                  27282      Retail
               101.02          07-0175     Virginia           Danville City             24540      Retail
               101.03          07-0175     North Carolina     Robeson                   28372      Retail
  7, 8          102          09-0002659    Indiana            Bartholomew               47201      Retail
                103          09-0002717    New Jersey         Morris                    07869      Multifamily
                104          09-0002665    North Carolina     Forsyth                   27103      Retail
                105          09-0002742    Alabama            Baldwin                   36526      Retail
                106          09-0002686    Virginia           Chesapeake City           23320      Industrial
                107          09-0002728    Virginia           Charlottesville City      22902      Retail
                108          09-0002674    North Carolina     Guilford                  27406      Retail
                109          09-0002694    Arizona            Maricopa                  85206      Retail
   7            110          09-0002664    Colorado           El Paso                   80906      Retail
                111          09-0002640    Florida            Indian River              32966      Retail
                112          09-0002726    Minnesota          Dakota                    55337      Office
   14           113          09-0002683    Oklahoma           Grady                     73018      Retail
                114          09-0002739    Arizona            Maricopa                  85258      Office
   14           115          09-0002644    Texas              Tarrant                   76092      Retail
                116          09-0002597    Virginia           Prince Edward             23901      Retail
                117          09-0002719    New Jersey         Essex                     07041      Multifamily
   4            118            07-0612     Michigan           Oakland                   48375      Self-Storage
                119            07-0529     Nevada             Washoe                    89523      Retail
                120          09-0002727    Wisconsin          Columbia                  53925      Retail
                121          09-0002701    Minnesota          Dakota                    55337      Industrial
                122            07-0245     Utah               Utah                      84062      Retail

FOOTNOTE   CONTROL NUMBER    LOAN NUMBER         PROPERTY TYPE DETAIL                  YEAR BUILT
-----------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    General Urban                                   1973
   2             2           00-1001227    Regional Mall                      1960's, 1972, 1987-1990, 1998
4, 5, 6          3           00-1001225    Ground Lease                                    1986
  2, 7           4           00-1001231
                 4                         Industrial / Warehouse w/ Office             1904-1906
                 4                         Industrial / Warehouse w/ Office             1910-1917
                 4                         Industrial / Warehouse w/ Office             1910-1917
                 4                         Industrial / Warehouse w/ Office             1910-1917
                 4                         Industrial / Warehouse w/ Office             1910-1917
                 4                         Industrial / Warehouse w/ Office             1910-1917
                 4                         Industrial / Warehouse w/ Office             1910-1917
                 4                         Industrial / Warehouse w/ Office             1910-1917
                 4                         Industrial / Warehouse w/ Office             1910-1917
                 4                         Industrial / Warehouse w/ Office             1910-1917
                 4                         Industrial / Warehouse w/ Office             1910-1930
                 4                         Industrial / Warehouse w/ Office             1910-1930
                 4                         Industrial / Warehouse w/ Office             1910-1930
                 4                         Industrial / Warehouse w/ Office             1910-1930
                 4                         Industrial / Warehouse w/ Office             1910-1930
                 4                         Industrial / Warehouse w/ Office             1910-1930
   8             5             06-1111     General Urban                                   1963
  2, 9           6             8WNAN7
                6.01          8WNAN7-1     Warehouse/Distribution                          1995
                6.02          8WNAN7-2     Warehouse/Distribution                          1988
                6.03          8WNAN7-3     Warehouse/Distribution                          1989
                6.04          8WNAN7-4     Warehouse/Distribution                          1997
                6.05          8WNAN7-5     Warehouse/Distribution                          1992
                6.06          8WNAN7-6     Warehouse/Distribution                          1992
                6.07          8WNAN7-7     Warehouse/Distribution                          1989
                6.08          8WNAN7-8     Warehouse/Distribution                          1989
                6.09          8WNAN7-9     Warehouse/Distribution                          1999
                6.10          8WNAN7-10    Warehouse/Distribution                          1993
                6.11          8WNAN7-11    Warehouse/Distribution                          1985
                6.12          8WNAN7-12    Warehouse/Distribution                          1996
                6.13          8WNAN7-13    Warehouse/Distribution                          1999
                6.14          8WNAN7-14    Warehouse/Distribution                          1987
                6.15          8WNAN7-15    Warehouse/Distribution                          1998
                6.16          8WNAN7-16    Warehouse/Distribution                       1986-1998
                6.17          8WNAN7-17    Warehouse/Distribution                       1950, 1995
                6.18          8WNAN7-18    Warehouse/Distribution                          1986
                6.19          8WNAN7-19    Warehouse/Distribution                          1982
                6.20          8WNAN7-20    Warehouse/Distribution                          1989
                6.21          8WNAN7-21    Warehouse/Distribution                          2001
                6.22          8WNAN7-22    Warehouse/Distribution                          1972
                6.23          8WNAN7-23    Warehouse/Distribution                          1986
                6.24          8WNAN7-24    Warehouse/Distribution                          1991
                6.25          8WNAN7-25    Suburban                                        1985
                6.26          8WNAN7-26    Warehouse/Distribution                          1978
                6.27          8WNAN7-27    Warehouse/Distribution                          1965
                6.28          8WNAN7-28    Warehouse/Distribution                          1988
                6.29          8WNAN7-29    Warehouse/Distribution                          1976
                6.30          8WNAN7-30    Warehouse/Distribution                          1956
                6.31          8WNAN7-31    Warehouse/Distribution                          1994
                6.32          8WNAN7-32    Warehouse/Distribution                          1990
                6.33          8WNAN7-33    Warehouse/Distribution                 1969, 1982, 1990, 1998
                6.34          8WNAN7-34    Warehouse/Distribution                          1990
                6.35          8WNAN7-35    Warehouse/Distribution                          1996
                6.36          8WNAN7-36    Warehouse/Distribution                          1960
                6.37          8WNAN7-37    Warehouse/Distribution                          1969
                6.38          8WNAN7-38    Warehouse/Distribution                          1960
 5, 10           7           00-1001229    Ground Lease                                    1923
   11            8             07-0554     Full Service                                    1980
7, 8, 12         9           09-0002723    General Suburban                                1968
                 10          09-0002749
               10.01        09-0002749-1   General Suburban                                1989
               10.02        09-0002749-2   General Suburban                                1999
               10.03        09-0002749-3   General Suburban                             1986, 1989
   4             11            06-1336     Regional Mall                                   1995
                 12          09-0002715    Garden                                       1987-1988
                 13            06-1191
               13.01           06-1191     Anchored                                        1985
               13.02           06-1191     Anchored                                        2005
               13.03           06-1191     Anchored                                        1988
               13.04           06-1191     Anchored                                        1972
                 14            07-0607     General Urban                                   1985
                 15          09-0002675    General Urban                                   1969
                 16            07-0617     Full Service                                    1928
                 17            07-0417     Unanchored                                      1906
                 18          09-0002712    Garden                                          1981
                 19            07-0655     General Urban                                   1970
                 20          09-0002696    Garden                                          1988
  7, 8           21          09-0002651    Anchored                                     2006-2007
                 22            07-0286     Garden                                          1988
                 23            07-0430     General Suburban                                1983
                 24          09-0002667    Garden                                          1999
                 25          09-0002718    Garden                                       1999-2000
                 26          09-0002653    Anchored                                        1952
                 27            07-0337     General Suburban                                2000
                 28            07-0432     General Suburban                                1999
                 29            07-0405     Anchored                                        1976
                 30          09-0002688    Conventional                                    1986
                 31          09-0002691    General Suburban                                2001
                 32          09-0002671    General Suburban                                2003
                 33          09-0002679    General Suburban                                1997
   7             34          09-0002622    Anchored                                        2007
  7, 8           35          09-0002617    Shadow Anchored                        1978, 1980, 1984, 1987
   5             36            06-1044
               36.01           06-1044     Ground Lease                                    2007
               36.02           06-1044     Ground Lease                                    2007
               36.03           06-1044     Ground Lease                                    2007
               36.04           06-1044     Ground Lease                                    2007
               36.05           06-1044     Ground Lease                                    2006
               36.06           06-1044     Ground Lease                                    2007
               36.07           06-1044     Ground Lease                                    2007
               36.08           06-1044     Ground Lease                                    2006
               36.09           06-1044     Ground Lease                                    2007
               36.10           06-1044     Ground Lease                                    2007
               36.11           06-1044     Ground Lease                                    2006
                 37          09-0002700    Anchored                                  1995, 2000, 2003
                 38          09-0002669    General Suburban                                1980
                 39            06-0840     Medical                                         1972
                 40          09-0002722    Industrial                                      1979
   4             41            07-0382     Anchored                                        2001
   13            42          09-0002724    Anchored                                    2006 - 2007
   4             43            07-0572     Full Service                                    2000
   7             44          09-0002573    Shadow Anchored                                 2006
   7             45          09-0002572    Anchored                                        2006
                 46          09-0002423    Garden                                          1981
                 47            07-0100     Marina                                          1948
                 48            07-0458     Unanchored                                      1992
                 49          09-0002729    Anchored                                        2000
   4             50            06-0799     Single Tenant                                   2006
                 51          09-0002714    Garden                                      1988 - 1989
                 52          09-0002716    Garden                                          1982
                 53          09-0002744    Limited Service                                 2000
                 54          09-0002731    General Urban                                   1940
                 55          09-0002720    Garden                                       1993-1995
                 56            07-0575     Unanchored                                      2007
   4             57            06-0995     Anchored                                        2006
                 58            07-0514     Limited Service                                 2002
   4             59            07-0645     Garden                                          1983
   14            60          09-0002697    Warehouse                                       2004
                 61            07-0183     Office/Warehouse                                2006
                 62            07-0003     Anchored                                        2006
                 63            07-0013     Limited Service                                 1989
                 64          09-0002685    General Suburban                                2002
   4             65          09-0002721    General Suburban                                1979
                 66          09-0002738    General Suburban                                1984
                 67            07-0413
               67.01           07-0413     General, units only                             2001
               67.02           07-0413     General, units only                             2003
               67.03           07-0413     General, units only                             2000
               67.04           07-0413     General, units only                             1997
               67.05           07-0413     General, units only                             1972
                 68          09-0002673    Industrial / Warehouse w/ Office             1987, 2001
                 69            07-0448     Anchored                                        1956
   4             70          09-0002668    Garden                                          1984
   7             71          09-0002692    General Suburban                                1985
                 72          09-0002672    General Urban                                   1939
                 73            06-0869     Full Service                                    2001
                 74          09-0002676    General Suburban                                1986
                 75            07-0308     Limited Service                                 2006
                 76            07-0452     Anchored                                        1997
   4             77          09-0002740    Industrial / Warehouse w/ Office            1995 - 1996
                 78            07-0302     Limited Service                                 2006
                 79          09-0002735    Garden                                          1986
                 80          09-0002650    Shadow Anchored                                 1964
                 81          09-0002687    Garden                                          1978
  4, 7           82          09-0002743    Shadow Anchored                                 2004
                 83            07-0534     Single Tenant                                   1958
   4             84          09-0002695    General Suburban                                1986
                 85            07-0597     Anchored                                        1986
                 86          09-0002713    Garden                                          1988
   4             87          09-0002590    General Suburban                                1980
                 88            07-0409     Single Tenant                                   2006
   14            89          09-0002620    Anchored                                        2007
                 90            07-0304     General Suburban                                1996
   7             91          09-0002654    Shadow Anchored                                 2006
                 92          09-0002666    General Suburban                                2006
                 93          09-0002682    Anchored                                    2003 - 2004
                 94          09-0002706    Unanchored                                      1987
                 95          09-0002658    Anchored                                    1980 - 1986
                 96            07-0109     Mid-Rise                                        1929
                 97            07-0182     Industrial                                      1973
                 98          09-0002662    Shadow Anchored                                 2005
                 99            07-0521     Single Tenant                                   2007
   4            100          09-0002593    General Suburban                             2006-2007
                101            07-0175
               101.01          07-0175     Single Tenant                                   2007
               101.02          07-0175     Single Tenant                                   2007
               101.03          07-0175     Single Tenant                                   2007
  7, 8          102          09-0002659    Shadow Anchored                                 2006
                103          09-0002717    Garden                                          2000
                104          09-0002665    Unanchored                                      2002
                105          09-0002742    Unanchored                                   1997, 1999
                106          09-0002686    Warehouse                                       1987
                107          09-0002728    Other                                           1919
                108          09-0002674    Anchored                                        1988
                109          09-0002694    Shadow Anchored                                 1996
   7            110          09-0002664    Shadow Anchored                                 2007
                111          09-0002640    Shadow Anchored                                 2007
                112          09-0002726    General Suburban                                1987
   14           113          09-0002683    Shadow Anchored                                 2006
                114          09-0002739    General Suburban                                1986
   14           115          09-0002644    Shadow Anchored                                 1997
                116          09-0002597    Shadow Anchored                                 1996
                117          09-0002719    Garden                                          1999
   4            118            07-0612     General, units only                             1996
                119            07-0529     Unanchored                                      2006
                120          09-0002727    Single Tenant Retail                            2006
                121          09-0002701    Industrial / Warehouse w/ Office                1986
                122            07-0245     Unanchored                                      2004

FOOTNOTE   CONTROL NUMBER    LOAN NUMBER            YEAR RENOVATED              NUMBER OF UNITS     UNIT DESCRIPTION   LOAN PURPOSE
------------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230                2003-2007                        2,161,132   sf                  Refinance
   2             2           00-1001227                2003-2006                        1,320,858   sf                  Refinance
4, 5, 6          3           00-1001225                   NAP                             602,173   sf                 Acquisition
  2, 7           4           00-1001231                                                 5,985,990   sf                  Refinance
                 4                                        NAV                             316,477   sf
                 4                                        NAV                             335,694   sf
                 4                                        NAV                             335,504   sf
                 4                                        NAV                             398,121   sf
                 4                                        NAV                             288,273   sf
                 4                                        NAV                             439,591   sf
                 4                                        NAV                             335,767   sf
                 4                                        NAV                             463,644   sf
                 4                                        NAV                             259,629   sf
                 4                                        NAV                             354,494   sf
                 4                                        NAV                             686,056   sf
                 4                                        NAV                             663,884   sf
                 4                                        NAV                             221,900   sf
                 4                                        NAV                             178,575   sf
                 4                                        NAV                             310,001   sf
                 4                                        NAV                             398,380   sf
   8             5             06-1111                    2000                            139,345   sf                  Refinance
  2, 9           6             8WNAN7                                                   9,042,097   sf                 Acquisition
                6.01          8WNAN7-1                 2000, 2005                         436,739   sf
                6.02          8WNAN7-2                 1992, 2004                         504,627   sf
                6.03          8WNAN7-3                    2006                            336,634   sf
                6.04          8WNAN7-4                    NAP                             307,790   sf
                6.05          8WNAN7-5                    1997                            427,894   sf
                6.06          8WNAN7-6                    2002                            330,250   sf
                6.07          8WNAN7-7                    1998                            313,900   sf
                6.08          8WNAN7-8                    1998                            346,271   sf
                6.09          8WNAN7-9                    2007                            321,769   sf
                6.10          8WNAN7-10                   NAP                             172,200   sf
                6.11          8WNAN7-11             1995, 1998, 2007                      287,080   sf
                6.12          8WNAN7-12                   2007                            394,065   sf
                6.13          8WNAN7-13                   NAP                             286,800   sf
                6.14          8WNAN7-14                   1998                            381,032   sf
                6.15          8WNAN7-15                   NAP                             229,062   sf
                6.16          8WNAN7-16                   NAP                             202,143   sf
                6.17          8WNAN7-17                   1999                            240,609   sf
                6.18          8WNAN7-18                   NAP                             219,530   sf
                6.19          8WNAN7-19                   1988                            172,826   sf
                6.20          8WNAN7-20                   2007                            357,370   sf
                6.21          8WNAN7-21                   NAP                             167,939   sf
                6.22          8WNAN7-22                   2002                            356,178   sf
                6.23          8WNAN7-23                   1996                            150,000   sf
                6.24          8WNAN7-24                   2005                            167,575   sf
                6.25          8WNAN7-25                   NAP                              62,388   sf
                6.26          8WNAN7-26                   1995                            155,100   sf
                6.27          8WNAN7-27                   1999                            304,112   sf
                6.28          8WNAN7-28                   NAP                             203,958   sf
                6.29          8WNAN7-29                   1998                            155,994   sf
                6.30          8WNAN7-30                   2006                            323,900   sf
                6.31          8WNAN7-31                   2004                            119,220   sf
                6.32          8WNAN7-32                   2007                             79,855   sf
                6.33          8WNAN7-33                   2007                            150,104   sf
                6.34          8WNAN7-34                   2003                            107,000   sf
                6.35          8WNAN7-35                2005, 2006                          65,800   sf
                6.36          8WNAN7-36                   NAP                              47,700   sf
                6.37          8WNAN7-37    1977, 1980, 1981, 1988, 1997-2001              137,337   sf
                6.38          8WNAN7-38                   2001                             19,346   sf
 5, 10           7           00-1001229                   NAV                             182,738   sf                 Acquisition
   11            8             07-0554                    2007                                483   Rooms              Acquisition
7, 8, 12         9           09-0002723                2002, 2007                         187,190   sf                  Refinance
                 10          09-0002749                                                   269,832   sf                 Acquisition
               10.01        09-0002749-1                  2006                            129,424   sf
               10.02        09-0002749-2                  NAP                              81,652   sf
               10.03        09-0002749-3                  NAP                              58,756   sf
   4             11            06-1336                    2005                            383,987   sf                 Acquisition
                 12          09-0002715                   NAP                                 394   Units               Refinance
                 13            06-1191                                                    685,661   sf                  Refinance
               13.01           06-1191                    2007                            217,451   sf
               13.02           06-1191                    NAP                             103,059   sf
               13.03           06-1191                    NAP                             211,251   sf
               13.04           06-1191                    1986                            153,900   sf
                 14            07-0607                    1994                            105,583   sf                 Acquisition
                 15          09-0002675                   2000                            166,497   sf                 Acquisition
                 16            07-0617                    2005                                280   Rooms              Acquisition
                 17            07-0417                    2006                             26,682   sf                 Acquisition
                 18          09-0002712                   1999                                304   Units               Refinance
                 19            07-0655                    2002                             93,182   sf                 Acquisition
                 20          09-0002696                   NAP                                 284   Units               Refinance
  7, 8           21          09-0002651                   NAP                             104,267   sf                  Refinance
                 22            07-0286                    2006                                240   Units               Refinance
                 23            07-0430                    NAP                              86,087   sf                 Acquisition
                 24          09-0002667                   NAP                                 300   Units               Refinance
                 25          09-0002718                   NAP                                 192   Units               Refinance
                 26          09-0002653                   1995                             72,820   sf                  Refinance
                 27            07-0337                    NAP                              72,082   sf                 Acquisition
                 28            07-0432                    NAP                              63,144   sf                 Acquisition
                 29            07-0405                    2007                             23,200   sf                 Acquisition
                 30          09-0002688                   2006                                120   Units               Refinance
                 31          09-0002691                   NAP                             111,630   sf                  Refinance
                 32          09-0002671                   NAP                              94,238   sf                 Acquisition
                 33          09-0002679                   NAP                              81,947   sf                  Refinance
   7             34          09-0002622                   NAP                              84,369   sf                 Acquisition
  7, 8           35          09-0002617                   2005                            109,037   sf                 Acquisition
   5             36            06-1044                                                    160,930   sf                  Refinance
               36.01           06-1044                    NAP                              26,572   sf
               36.02           06-1044                    NAP                              19,344   sf
               36.03           06-1044                    NAP                              19,294   sf
               36.04           06-1044                    NAP                              12,937   sf
               36.05           06-1044                    NAP                              11,600   sf
               36.06           06-1044                    NAP                              25,393   sf
               36.07           06-1044                    NAP                              12,394   sf
               36.08           06-1044                    NAP                              11,812   sf
               36.09           06-1044                    NAP                              12,486   sf
               36.10           06-1044                    NAP                               7,248   sf
               36.11           06-1044                    NAP                               1,850   sf
                 37          09-0002700                   2003                            113,420   sf                  Refinance
                 38          09-0002669                   NAP                             157,530   sf                 Acquisition
                 39            06-0840                    2007                             41,480   sf                  Refinance
                 40          09-0002722                   NAP                             213,042   sf                  Refinance
   4             41            07-0382                    2004                             85,610   sf                 Acquisition
   13            42          09-0002724                   NAP                              70,750   sf                  Refinance
   4             43            07-0572                    2007                                 60   Units              Acquisition
   7             44          09-0002573                   NAP                              64,914   sf                  Refinance
   7             45          09-0002572                   NAP                              40,976   sf                  Refinance
                 46          09-0002423                   2007                                309   Units               Refinance
                 47            07-0100                    2003                                330   Units              Acquisition
                 48            07-0458                    NAP                              46,071   sf                  Refinance
                 49          09-0002729                   NAP                             117,270   sf                  Refinance
   4             50            06-0799                    NAP                              45,000   sf                  Refinance
                 51          09-0002714                   NAP                                 160   Units               Refinance
                 52          09-0002716                   NAP                                 170   Units               Refinance
                 53          09-0002744                   NAP                                 104   Units               Refinance
                 54          09-0002731                   2006                             56,014   sf                  Refinance
                 55          09-0002720                   NAP                                 155   Units               Refinance
                 56            07-0575                    NAP                              27,445   sf                  Refinance
   4             57            06-0995                    NAP                              56,500   sf                  Refinance
                 58            07-0514                    NAP                                 132   Rooms               Refinance
   4             59            07-0645                    2003                                180   Units              Acquisition
   14            60          09-0002697                   2007                             66,424   sf                  Refinance
                 61            07-0183                    NAP                              54,575   sf                  Refinance
                 62            07-0003                    NAP                              61,279   sf                  Refinance
                 63            07-0013                    2007                                 52   Rooms               Refinance
                 64          09-0002685                   NAP                              47,575   sf                  Refinance
   4             65          09-0002721                   NAP                              40,557   sf                 Acquisition
                 66          09-0002738                   NAP                              87,137   sf                  Refinance
                 67            07-0413                                                      2,057   Units              Acquisition
               67.01           07-0413                    2004                                484   Units
               67.02           07-0413                    2005                                359   Units
               67.03           07-0413                    NAP                                 366   Units
               67.04           07-0413                    1999                                399   Units
               67.05           07-0413                    NAP                                 449   Units
                 68          09-0002673                   NAP                              73,612   sf                  Refinance
                 69            07-0448                    2004                            109,175   sf                  Refinance
   4             70          09-0002668                   NAP                                 240   Units              Acquisition
   7             71          09-0002692                   NAP                              73,615   sf                  Refinance
                 72          09-0002672                1988, 2001                          49,851   sf                  Refinance
                 73            06-0869                    NAP                                  79   Rooms               Refinance
                 74          09-0002676                   2005                             76,061   sf                 Acquisition
                 75            07-0308                    NAP                                  98   Rooms               Refinance
                 76            07-0452                    1998                             51,725   sf                 Acquisition
   4             77          09-0002740                   NAP                             160,177   sf                 Acquisition
                 78            07-0302                    NAP                                 104   Rooms               Refinance
                 79          09-0002735               2004 - 2007                             140   Units              Acquisition
                 80          09-0002650                2004, 2006                          42,214   sf                 Acquisition
                 81          09-0002687                   NAP                                  48   Units               Refinance
  4, 7           82          09-0002743                   NAP                              25,415   sf                 Acquisition
                 83            07-0534                    1996                             22,586   sf                  Refinance
   4             84          09-0002695                   1996                             32,830   sf                  Refinance
                 85            07-0597                    NAP                             112,422   sf                  Refinance
                 86          09-0002713                   NAP                                  60   Units               Refinance
   4             87          09-0002590                   NAP                              43,404   sf                  Refinance
                 88            07-0409                    NAP                              14,820   sf                 Acquisition
   14            89          09-0002620                   NAP                              37,850   sf                  Refinance
                 90            07-0304                    NAP                              34,905   sf                  Refinance
   7             91          09-0002654                   NAP                              20,390   sf                  Refinance
                 92          09-0002666                   NAP                              31,171   sf                  Refinance
                 93          09-0002682                   NAP                              62,115   sf                 Acquisition
                 94          09-0002706                   NAP                              29,352   sf                  Refinance
                 95          09-0002658                   2003                             80,307   sf                  Refinance
                 96            07-0109                    2006                                 40   Units              Acquisition
                 97            07-0182                    NAP                              31,906   sf                 Acquisition
                 98          09-0002662                   NAP                              11,800   sf                 Acquisition
                 99            07-0521                    NAP                              14,490   sf                 Acquisition
   4            100          09-0002593                   NAP                              11,940   sf                  Refinance
                101            07-0175                                                     21,000   sf                  Refinance
               101.01          07-0175                    NAP                               7,000   sf
               101.02          07-0175                    NAP                               7,000   sf
               101.03          07-0175                    NAP                               7,000   sf
  7, 8          102          09-0002659                   NAP                              18,485   sf                  Refinance
                103          09-0002717                   NAP                                  38   Units               Refinance
                104          09-0002665                   NAP                              18,326   sf                  Refinance
                105          09-0002742                   NAP                              41,953   sf                  Refinance
                106          09-0002686                   NAP                              61,995   sf                 Acquisition
                107          09-0002728                   2005                             20,068   sf                  Refinance
                108          09-0002674                   NAP                              45,477   sf                  Refinance
                109          09-0002694                   NAP                              13,197   sf                 Acquisition
   7            110          09-0002664                   NAP                              11,384   sf                  Refinance
                111          09-0002640                   NAP                               9,000   sf                 Acquisition
                112          09-0002726                   NAP                              40,009   sf                 Acquisition
   14           113          09-0002683                   NAP                              19,082   sf                  Refinance
                114          09-0002739                   NAP                              21,348   sf                  Refinance
   14           115          09-0002644                   NAP                              14,172   sf                 Acquisition
                116          09-0002597                   NAP                              29,300   sf                  Refinance
                117          09-0002719                   NAP                                  32   Units               Refinance
   4            118            07-0612                    2007                                598   Units               Refinance
                119            07-0529                    NAP                              10,050   sf                  Refinance
                120          09-0002727                   NAP                              14,820   sf                  Refinance
                121          09-0002701                   NAP                              37,027   sf                  Refinance
                122            07-0245                    NAP                              14,480   sf                 Acquisition

                                                                                  CUT-OFF DATE       ALLOCATED CUT-OFF
                                                                                  BALANCE AS OF        DATE BALANCE
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER   LOAN PER UNIT   ORIGINAL BALANCE       OCTOBER 2007       (MULTI-PROPERTY)
----------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230         $393.31        $350,000,000      $350,000,000.00      $350,000,000.00
   2             2           00-1001227         $416.40        $325,000,000      $325,000,000.00      $325,000,000.00
4, 5, 6          3           00-1001225         $444.47        $267,650,000      $267,650,000.00      $267,650,000.00
  2, 7           4           00-1001231          $50.12        $250,000,000      $250,000,000.00      $250,000,000.00
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111          $574.11         $80,000,000       $80,000,000.00       $80,000,000.00
  2, 9           6             8WNAN7            $52.24         $67,709,413       $67,709,413.00
                6.01          8WNAN7-1                                                                  $6,503,750.05
                6.02          8WNAN7-2                                                                  $3,977,500.03
                6.03          8WNAN7-3                                                                  $3,397,000.02
                6.04          8WNAN7-4                                                                  $3,332,500.03
                6.05          8WNAN7-5                                                                  $3,249,725.02
                6.06          8WNAN7-6                                                                  $3,085,250.03
                6.07          8WNAN7-7                                                                  $2,990,650.02
                6.08          8WNAN7-8                                                                  $2,838,000.02
                6.09          8WNAN7-9                                                                  $2,805,750.02
                6.10          8WNAN7-10                                                                 $2,687,500.02
                6.11          8WNAN7-11                                                                 $2,569,250.02
                6.12          8WNAN7-12                                                                 $2,402,625.02
                6.13          8WNAN7-13                                                                 $1,935,000.02
                6.14          8WNAN7-14                                                                 $1,838,250.01
                6.15          8WNAN7-15                                                                 $1,773,750.01
                6.16          8WNAN7-16                                                                 $1,666,250.01
                6.17          8WNAN7-17                                                                 $1,612,500.01
                6.18          8WNAN7-18                                                                 $1,612,500.01
                6.19          8WNAN7-19                                                                 $1,526,500.01
                6.20          8WNAN7-20                                                                 $1,451,250.01
                6.21          8WNAN7-21                                                                 $1,419,000.01
                6.22          8WNAN7-22                                                                 $1,268,500.01
                6.23          8WNAN7-23                                                                 $1,268,500.01
                6.24          8WNAN7-24                                                                 $1,187,875.01
                6.25          8WNAN7-25                                                                 $1,092,200.01
                6.26          8WNAN7-26                                                                 $1,042,750.01
                6.27          8WNAN7-27                                                                   $987,925.00
                6.28          8WNAN7-28                                                                   $852,475.01
                6.29          8WNAN7-29                                                                   $798,187.51
                6.30          8WNAN7-30                                                                   $780,450.00
                6.31          8WNAN7-31                                                                   $760,562.50
                6.32          8WNAN7-32                                                                   $599,312.51
                6.33          8WNAN7-33                                                                   $569,750.00
                6.34          8WNAN7-34                                                                   $462,250.00
                6.35          8WNAN7-35                                                                   $413,875.00
                6.36          8WNAN7-36                                                                   $387,000.01
                6.37          8WNAN7-37                                                                   $387,000.01
                6.38          8WNAN7-38                                                                   $176,300.00
 5, 10           7           00-1001229         $323.41         $59,098,946       $59,098,946.00       $59,098,946.00
   11            8             07-0554       $91,428.57         $44,160,000       $44,160,000.00       $44,160,000.00
7, 8, 12         9           09-0002723         $203.54         $38,100,000       $38,100,000.00       $38,100,000.00
                 10          09-0002749         $138.60         $37,400,000       $37,400,000.00
               10.01        09-0002749-1                                                               $20,014,518.60
               10.02        09-0002749-2                                                                $9,788,071.58
               10.03        09-0002749-3                                                                $7,597,409.82
   4             11            06-1336           $95.84         $36,800,000       $36,800,000.00       $36,800,000.00
                 12          09-0002715      $86,294.42         $34,000,000       $34,000,000.00       $34,000,000.00
                 13            06-1191           $43.75         $30,000,000       $30,000,000.00
               13.01           06-1191                                                                  $9,625,000.00
               13.02           06-1191                                                                  $8,488,000.00
               13.03           06-1191                                                                  $7,617,000.00
               13.04           06-1191                                                                  $4,270,000.00
                 14            07-0607          $284.14         $30,000,000       $30,000,000.00       $30,000,000.00
                 15          09-0002675         $166.07         $27,650,000       $27,650,000.00       $27,650,000.00
                 16            07-0617       $97,857.14         $27,400,000       $27,400,000.00       $27,400,000.00
                 17            07-0417        $1,023.16         $27,300,000       $27,300,000.00       $27,300,000.00
                 18          09-0002712      $88,815.79         $27,000,000       $27,000,000.00       $27,000,000.00
                 19            07-0655          $279.02         $26,000,000       $26,000,000.00       $26,000,000.00
                 20          09-0002696      $79,225.35         $22,500,000       $22,500,000.00       $22,500,000.00
  7, 8           21          09-0002651         $214.35         $22,350,000       $22,350,000.00       $22,350,000.00
                 22            07-0286       $83,333.33         $20,000,000       $20,000,000.00       $20,000,000.00
                 23            07-0430          $232.32         $20,000,000       $20,000,000.00       $20,000,000.00
                 24          09-0002667      $65,333.33         $19,600,000       $19,600,000.00       $19,600,000.00
                 25          09-0002718      $92,708.33         $17,800,000       $17,800,000.00       $17,800,000.00
                 26          09-0002653         $240.32         $17,500,000       $17,500,000.00       $17,500,000.00
                 27            07-0337          $163.01         $11,750,000       $11,750,000.00       $11,750,000.00
                 28            07-0432           $87.66          $5,535,000        $5,535,000.00        $5,535,000.00
                 29            07-0405          $732.76         $17,000,000       $17,000,000.00       $17,000,000.00
                 30          09-0002688     $139,583.33         $16,750,000       $16,750,000.00       $16,750,000.00
                 31          09-0002691         $147.81         $16,500,000       $16,500,000.00       $16,500,000.00
                 32          09-0002671         $175.09         $16,500,000       $16,500,000.00       $16,500,000.00
                 33          09-0002679         $195.25         $16,000,000       $16,000,000.00       $16,000,000.00
   7             34          09-0002622         $189.64         $16,000,000       $16,000,000.00       $16,000,000.00
  7, 8           35          09-0002617         $141.24         $15,400,000       $15,400,000.00       $15,400,000.00
   5             36            06-1044           $93.42         $15,034,147       $15,034,147.22
               36.01           06-1044                                                                  $2,126,900.38
               36.02           06-1044                                                                  $1,823,057.46
               36.03           06-1044                                                                  $1,823,057.45
               36.04           06-1044                                                                  $1,640,751.72
               36.05           06-1044                                                                  $1,579,983.14
               36.06           06-1044                                                                  $1,476,676.55
               36.07           06-1044                                                                  $1,215,371.64
               36.08           06-1044                                                                  $1,093,834.48
               36.09           06-1044                                                                  $1,033,065.90
               36.10           06-1044                                                                    $704,915.55
               36.11           06-1044                                                                    $516,532.95
                 37          09-0002700         $132.25         $15,000,000       $15,000,000.00       $15,000,000.00
                 38          09-0002669          $93.95         $14,800,000       $14,800,000.00       $14,800,000.00
                 39            06-0840          $349.57         $14,500,000       $14,500,000.00       $14,500,000.00
                 40          09-0002722          $67.22         $14,320,000       $14,320,000.00       $14,320,000.00
   4             41            07-0382          $166.45         $14,250,000       $14,250,000.00       $14,250,000.00
   13            42          09-0002724         $200.00         $14,150,000       $14,150,000.00       $14,150,000.00
   4             43            07-0572      $233,333.33         $14,000,000       $14,000,000.00       $14,000,000.00
   7             44          09-0002573         $207.97         $13,500,000       $13,500,000.00       $13,500,000.00
   7             45          09-0002572         $297.74         $12,200,000       $12,200,000.00       $12,200,000.00
                 46          09-0002423      $39,482.20         $12,200,000       $12,200,000.00       $12,200,000.00
                 47            07-0100       $36,363.64         $12,000,000       $12,000,000.00       $12,000,000.00
                 48            07-0458          $260.47         $12,000,000       $12,000,000.00       $12,000,000.00
                 49          09-0002729         $102.14         $12,000,000       $11,978,448.47       $11,978,448.47
   4             50            06-0799          $263.33         $11,850,000       $11,850,000.00       $11,850,000.00
                 51          09-0002714      $69,375.00         $11,100,000       $11,100,000.00       $11,100,000.00
                 52          09-0002716      $64,117.65         $10,900,000       $10,900,000.00       $10,900,000.00
                 53          09-0002744     $102,403.85         $10,650,000       $10,650,000.00       $10,650,000.00
                 54          09-0002731         $187.45         $10,500,000       $10,500,000.00       $10,500,000.00
                 55          09-0002720      $66,451.61         $10,300,000       $10,300,000.00       $10,300,000.00
                 56            07-0575          $373.47         $10,250,000       $10,250,000.00       $10,250,000.00
   4             57            06-0995          $178.76         $10,100,000       $10,100,000.00       $10,100,000.00
                 58            07-0514       $75,757.58         $10,000,000       $10,000,000.00       $10,000,000.00
   4             59            07-0645       $55,555.56         $10,000,000       $10,000,000.00       $10,000,000.00
   14            60          09-0002697         $150.13         $10,000,000        $9,972,410.76        $9,972,410.76
                 61            07-0183          $175.90          $9,600,000        $9,600,000.00        $9,600,000.00
                 62            07-0003          $151.76          $9,300,000        $9,300,000.00        $9,300,000.00
                 63            07-0013      $173,076.92          $9,000,000        $9,000,000.00        $9,000,000.00
                 64          09-0002685         $189.17          $9,000,000        $9,000,000.00        $9,000,000.00
   4             65          09-0002721         $213.28          $8,650,000        $8,650,000.00        $8,650,000.00
                 66          09-0002738          $98.98          $8,625,000        $8,625,000.00        $8,625,000.00
                 67            07-0413        $4,180.85          $8,600,000        $8,600,000.00
               67.01           07-0413                                                                  $2,263,653.01
               67.02           07-0413                                                                  $2,179,964.08
               67.03           07-0413                                                                  $1,622,851.17
               67.04           07-0413                                                                  $1,326,398.04
               67.05           07-0413                                                                  $1,207,133.70
                 68          09-0002673         $114.11          $8,400,000        $8,400,000.00        $8,400,000.00
                 69            07-0448           $76.13          $8,325,000        $8,312,029.06        $8,312,029.06
   4             70          09-0002668      $33,750.00          $8,100,000        $8,100,000.00        $8,100,000.00
   7             71          09-0002692         $109.35          $8,050,000        $8,050,000.00        $8,050,000.00
                 72          09-0002672         $161.48          $8,050,000        $8,050,000.00        $8,050,000.00
                 73            06-0869       $98,734.18          $7,800,000        $7,800,000.00        $7,800,000.00
                 74          09-0002676          $99.92          $7,600,000        $7,600,000.00        $7,600,000.00
                 75            07-0308       $76,133.61          $7,500,000        $7,461,094.12        $7,461,094.12
                 76            07-0452          $140.16          $7,250,000        $7,250,000.00        $7,250,000.00
   4             77          09-0002740          $44.33          $7,100,000        $7,100,000.00        $7,100,000.00
                 78            07-0302       $66,959.39          $7,000,000        $6,963,776.94        $6,963,776.94
                 79          09-0002735      $49,100.00          $6,874,000        $6,874,000.00        $6,874,000.00
                 80          09-0002650         $154.69          $6,530,000        $6,530,000.00        $6,530,000.00
                 81          09-0002687     $135,416.67          $6,500,000        $6,500,000.00        $6,500,000.00
  4, 7           82          09-0002743         $251.82          $6,400,000        $6,400,000.00        $6,400,000.00
                 83            07-0534          $278.93          $6,300,000        $6,300,000.00        $6,300,000.00
   4             84          09-0002695         $188.85          $6,200,000        $6,200,000.00        $6,200,000.00
                 85            07-0597           $53.37          $6,000,000        $6,000,000.00        $6,000,000.00
                 86          09-0002713     $100,000.00          $6,000,000        $6,000,000.00        $6,000,000.00
   4             87          09-0002590         $129.02          $5,600,000        $5,600,000.00        $5,600,000.00
                 88            07-0409          $349.96          $5,200,000        $5,186,365.42        $5,186,365.42
   14            89          09-0002620         $134.74          $5,100,000        $5,100,000.00        $5,100,000.00
                 90            07-0304          $143.25          $5,000,000        $5,000,000.00        $5,000,000.00
   7             91          09-0002654         $220.70          $4,500,000        $4,500,000.00        $4,500,000.00
                 92          09-0002666         $143.94          $4,500,000        $4,486,660.50        $4,486,660.50
                 93          09-0002682          $68.08          $4,250,000        $4,229,025.98        $4,229,025.98
                 94          09-0002706         $143.09          $4,200,000        $4,200,000.00        $4,200,000.00
                 95          09-0002658          $51.80          $4,160,000        $4,160,000.00        $4,160,000.00
                 96            07-0109       $97,500.00          $3,900,000        $3,900,000.00        $3,900,000.00
                 97            07-0182          $122.23          $3,900,000        $3,900,000.00        $3,900,000.00
                 98          09-0002662         $330.51          $3,900,000        $3,900,000.00        $3,900,000.00
                 99            07-0521          $265.01          $3,840,000        $3,840,000.00        $3,840,000.00
   4            100          09-0002593         $318.26          $3,800,000        $3,800,000.00        $3,800,000.00
                101            07-0175          $177.86          $3,750,000        $3,734,975.86
               101.01          07-0175                                                                  $1,413,027.68
               101.02          07-0175                                                                  $1,252,629.94
               101.03          07-0175                                                                  $1,069,318.24
  7, 8          102          09-0002659         $201.51          $3,725,000        $3,725,000.00        $3,725,000.00
                103          09-0002717      $97,368.42          $3,700,000        $3,700,000.00        $3,700,000.00
                104          09-0002665         $196.44          $3,600,000        $3,600,000.00        $3,600,000.00
                105          09-0002742          $84.27          $3,540,000        $3,535,243.07        $3,535,243.07
                106          09-0002686          $56.13          $3,480,000        $3,480,000.00        $3,480,000.00
                107          09-0002728         $161.69          $3,244,887        $3,244,887.00        $3,244,887.00
                108          09-0002674          $70.37          $3,200,000        $3,200,000.00        $3,200,000.00
                109          09-0002694         $236.80          $3,125,000        $3,125,000.00        $3,125,000.00
   7            110          09-0002664         $272.31          $3,100,000        $3,100,000.00        $3,100,000.00
                111          09-0002640         $340.44          $3,064,000        $3,064,000.00        $3,064,000.00
                112          09-0002726          $74.98          $3,000,000        $3,000,000.00        $3,000,000.00
   14           113          09-0002683         $151.98          $2,900,000        $2,900,000.00        $2,900,000.00
                114          09-0002739         $133.78          $2,856,000        $2,856,000.00        $2,856,000.00
   14           115          09-0002644         $197.57          $2,800,000        $2,800,000.00        $2,800,000.00
                116          09-0002597          $89.94          $2,650,000        $2,635,200.14        $2,635,200.14
                117          09-0002719      $79,687.50          $2,550,000        $2,550,000.00        $2,550,000.00
   4            118            07-0612        $4,013.38          $2,400,000        $2,400,000.00        $2,400,000.00
                119            07-0529          $231.34          $2,325,000        $2,325,000.00        $2,325,000.00
                120          09-0002727         $153.85          $2,280,000        $2,280,000.00        $2,280,000.00
                121          09-0002701          $60.77          $2,250,000        $2,250,000.00        $2,250,000.00
                122            07-0245           $88.08          $1,280,000        $1,275,407.25        $1,275,407.25

                                          % OF INITIAL                                 PARI PASSU       PARI PASSU
                                              POOL       INTEREST    ADMINISTRATIVE      MONTHLY       ANNUAL DEBT        MONTHLY
FOOTNOTE   CONTROL NUMBER   LOAN NUMBER     BALANCE        RATE           FEE            PAYMENT         SERVICE          PAYMENT
------------------------------------------------------------------------------------------------------------------------------------

  2, 3           1          00-1001230           13.0%     6.1390%       0.02072%     $2,129,806.62   $25,557,679.44   $5,172,387.70
   2             2          00-1001227           12.1%     5.6592%       0.02072%     $1,558,245.00   $18,698,940.00   $2,637,030.00
4, 5, 6          3          00-1001225           10.0%     6.2600%       0.02072%                                      $1,419,511.51
  2, 7           4          00-1001231            9.3%     6.2800%       0.02072%     $1,330,138.89   $15,961,666.68   $1,596,166.67
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5            06-1111             3.0%     6.0990%       0.02072%                                        $484,744.16
  2, 9           6            8WNAN7              2.5%     6.3830%       0.03072%       $366,160.28    $4,393,923.36   $2,554,606.59
                6.01         8WNAN7-1
                6.02         8WNAN7-2
                6.03         8WNAN7-3
                6.04         8WNAN7-4
                6.05         8WNAN7-5
                6.06         8WNAN7-6
                6.07         8WNAN7-7
                6.08         8WNAN7-8
                6.09         8WNAN7-9
                6.10         8WNAN7-10
                6.11         8WNAN7-11
                6.12         8WNAN7-12
                6.13         8WNAN7-13
                6.14         8WNAN7-14
                6.15         8WNAN7-15
                6.16         8WNAN7-16
                6.17         8WNAN7-17
                6.18         8WNAN7-18
                6.19         8WNAN7-19
                6.20         8WNAN7-20
                6.21         8WNAN7-21
                6.22         8WNAN7-22
                6.23         8WNAN7-23
                6.24         8WNAN7-24
                6.25         8WNAN7-25
                6.26         8WNAN7-26
                6.27         8WNAN7-27
                6.28         8WNAN7-28
                6.29         8WNAN7-29
                6.30         8WNAN7-30
                6.31         8WNAN7-31
                6.32         8WNAN7-32
                6.33         8WNAN7-33
                6.34         8WNAN7-34
                6.35         8WNAN7-35
                6.36         8WNAN7-36
                6.37         8WNAN7-37
                6.38         8WNAN7-38
 5, 10           7          00-1001229            2.2%     6.1700%       0.02072%                                        $308,931.53
   11            8            07-0554             1.6%     6.9490%       0.02072%                                        $292,286.60
7, 8, 12         9          09-0002723            1.4%     6.2100%       0.02072%                                        $233,597.96
                 10         09-0002749            1.4%     6.3320%       0.02072%                                        $200,636.46
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11           06-1336             1.4%     5.9100%       0.02072%                                        $218,509.77
                 12         09-0002715            1.3%     5.8300%       0.02072%                                        $167,936.39
                 13           06-1191             1.1%     6.8030%       0.02072%                                        $195,637.51
               13.01          06-1191
               13.02          06-1191
               13.03          06-1191
               13.04          06-1191
                 14           07-0607             1.1%     6.2600%       0.02072%                                        $159,108.33
                 15         09-0002675            1.0%     6.1100%       0.02072%                                        $143,130.99
                 16           07-0617             1.0%     6.6740%       0.02072%                                        $176,333.87
                 17           07-0417             1.0%     6.2300%       0.02072%                                        $144,094.71
                 18         09-0002712            1.0%     6.0000%       0.02072%                                        $137,250.00
                 19           07-0655             1.0%     6.7020%       0.02072%                                        $167,806.77
                 20         09-0002696            0.8%     6.0400%       0.02072%                                        $115,137.50
  7, 8           21         09-0002651            0.8%     5.5600%       0.02072%                                        $127,743.48
                 22           07-0286             0.7%     6.1230%       0.02072%                                        $103,750.83
                 23           07-0430             0.7%     5.6497%       0.02072%                                         $95,730.69
                 24         09-0002667            0.7%     5.9600%       0.02072%                                         $98,969.11
                 25         09-0002718            0.7%     6.0000%       0.02072%                                         $90,483.33
                 26         09-0002653            0.7%     5.6200%       0.02072%                                         $83,324.31
                 27           07-0337             0.4%     5.9170%       0.02072%                                         $58,902.91
                 28           07-0432             0.2%     5.9170%       0.02072%                                         $27,747.03
                 29           07-0405             0.6%     5.9550%       0.02072%                                         $85,768.54
                 30         09-0002688            0.6%     5.8300%       0.02072%                                         $82,733.37
                 31         09-0002691            0.6%     5.8100%       0.02072%                                         $96,919.35
                 32         09-0002671            0.6%     5.7100%       0.02072%                                         $79,821.04
                 33         09-0002679            0.6%     5.6200%       0.02072%                                         $92,054.51
   7             34         09-0002622            0.6%     6.1350%       0.02072%                                         $83,163.33
  7, 8           35         09-0002617            0.6%     5.7600%       0.02072%                                         $89,968.07
   5             36           06-1044             0.6%     6.3190%       0.02072%                                         $93,243.56
               36.01          06-1044
               36.02          06-1044
               36.03          06-1044
               36.04          06-1044
               36.05          06-1044
               36.06          06-1044
               36.07          06-1044
               36.08          06-1044
               36.09          06-1044
               36.10          06-1044
               36.11          06-1044
                 37         09-0002700            0.6%     6.1400%       0.07072%                                         $78,029.17
                 38         09-0002669            0.6%     6.1800%       0.02072%                                         $77,490.33
                 39           06-0840             0.5%     6.0400%       0.02072%                                         $87,308.07
                 40         09-0002722            0.5%     6.2400%       0.02072%                                         $75,705.07
   4             41           07-0382             0.5%     5.9760%       0.02072%                                         $85,216.20
   13            42         09-0002724            0.5%     5.7300%       0.02072%                                         $68,692.35
   4             43           07-0572             0.5%     6.9410%       0.02072%                                         $92,588.27
   7             44         09-0002573            0.5%     5.6600%       0.02072%                                         $64,736.25
   7             45         09-0002572            0.5%     5.8100%       0.02072%                                         $60,052.81
                 46         09-0002423            0.5%     6.0700%       0.02072%                                         $62,740.19
                 47           07-0100             0.4%     7.3900%       0.02072%                                         $83,003.73
                 48           07-0458             0.4%     6.4860%       0.02072%                                         $75,737.71
                 49         09-0002729            0.4%     6.0800%       0.02072%                                         $72,564.43
   4             50           06-0799             0.4%     6.3190%       0.02072%                                         $73,495.10
                 51         09-0002714            0.4%     6.0000%       0.02072%                                         $56,425.00
                 52         09-0002716            0.4%     6.0000%       0.02072%                                         $55,408.33
                 53         09-0002744            0.4%     6.5600%       0.02072%                                         $67,736.03
                 54         09-0002731            0.4%     5.8700%       0.02072%                                         $52,218.54
                 55         09-0002720            0.4%     6.0000%       0.02072%                                         $52,358.33
                 56           07-0575             0.4%     7.0800%       0.02072%                                         $68,745.10
   4             57           06-0995             0.4%     5.9760%       0.02072%                                         $60,398.85
                 58           07-0514             0.4%     6.8740%       0.02072%                                         $65,686.20
   4             59           07-0645             0.4%     6.4320%       0.05072%                                         $62,760.26
   14            60         09-0002697            0.4%     5.9300%       0.02072%                                         $64,002.93
                 61           07-0183             0.4%     5.8650%       0.02072%                                         $56,726.28
                 62           07-0003             0.3%     6.1690%       0.02072%                                         $56,772.67
                 63           07-0013             0.3%     6.6450%       0.02072%                                         $57,747.06
                 64         09-0002685            0.3%     5.6400%       0.02072%                                         $43,005.00
   4             65         09-0002721            0.3%     6.0300%       0.02072%                                         $44,190.69
                 66         09-0002738            0.3%     6.3600%       0.06072%                                         $53,724.19
                 67           07-0413             0.3%     5.9760%       0.02072%                                         $51,428.72
               67.01          07-0413
               67.02          07-0413
               67.03          07-0413
               67.04          07-0413
               67.05          07-0413
                 68         09-0002673            0.3%     6.0900%       0.02072%                                         $50,849.32
                 69           07-0448             0.3%     6.6960%       0.02072%                                         $53,697.30
   4             70         09-0002668            0.3%     6.0500%       0.06072%                                         $41,518.13
   7             71         09-0002692            0.3%     5.8900%       0.02072%                                         $47,695.99
                 72         09-0002672            0.3%     6.0800%       0.02072%                                         $41,466.44
                 73           06-0869             0.3%     6.9200%       0.02072%                                         $51,475.20
                 74         09-0002676            0.3%     5.8900%       0.02072%                                         $37,925.06
                 75           07-0308             0.3%     6.3160%       0.02072%                                         $49,781.62
                 76           07-0452             0.3%     6.8290%       0.02072%                                         $47,404.71
   4             77         09-0002740            0.3%     6.4600%       0.02072%                                         $44,690.22
                 78           07-0302             0.3%     6.3300%       0.02072%                                         $46,523.62
                 79         09-0002735            0.3%     6.2000%       0.02072%                                         $42,101.12
                 80         09-0002650            0.2%     5.7300%       0.07072%                                         $31,700.43
                 81         09-0002687            0.2%     5.8900%       0.02072%                                         $32,435.90
  4, 7           82         09-0002743            0.2%     6.5000%       0.02072%                                         $40,452.36
                 83           07-0534             0.2%     6.8150%       0.02072%                                         $41,134.25
   4             84         09-0002695            0.2%     6.2500%       0.02072%                                         $32,829.86
                 85           07-0597             0.2%     6.7700%       0.02072%                                         $38,995.69
                 86         09-0002713            0.2%     6.0000%       0.02072%                                         $30,500.00
   4             87         09-0002590            0.2%     5.6700%       0.07072%                                         $26,901.00
                 88           07-0409             0.2%     6.0700%       0.02072%                                         $31,411.03
   14            89         09-0002620            0.2%     5.6800%       0.02072%                                         $29,535.81
                 90           07-0304             0.2%     6.0100%       0.02072%                                         $30,009.68
   7             91         09-0002654            0.2%     5.8700%       0.02072%                                         $22,379.38
                 92         09-0002666            0.2%     5.5400%       0.02072%                                         $25,663.55
                 93         09-0002682            0.2%     6.1300%       0.07072%                                         $32,533.47
                 94         09-0002706            0.2%     5.7900%       0.02072%                                         $20,602.75
                 95         09-0002658            0.2%     6.1000%       0.06072%                                         $25,209.38
                 96           07-0109             0.1%     6.1230%       0.02072%                                         $23,691.77
                 97           07-0182             0.1%     6.0390%       0.02072%                                         $23,480.35
                 98         09-0002662            0.1%     5.6700%       0.02072%                                         $18,734.63
                 99           07-0521             0.1%     6.3700%       0.02072%                                         $23,944.05
   4            100         09-0002593            0.1%     5.6000%       0.09072%                                         $18,028.89
                101           07-0175             0.1%     6.0120%       0.02072%                                         $24,188.82
               101.01         07-0175
               101.02         07-0175
               101.03         07-0175
  7, 8          102         09-0002659            0.1%     6.2200%       0.06072%                                         $22,862.84
                103         09-0002717            0.1%     6.0000%       0.02072%                                         $18,808.33
                104         09-0002665            0.1%     6.2500%       0.02072%                                         $22,165.82
                105         09-0002742            0.1%     6.4600%       0.02072%                                         $23,813.93
                106         09-0002686            0.1%     5.9900%       0.06072%                                         $20,841.99
                107         09-0002728            0.1%     6.2800%       0.02072%                                         $20,042.68
                108         09-0002674            0.1%     6.2400%       0.02072%                                         $19,682.14
                109         09-0002694            0.1%     5.9200%       0.02072%                                         $15,673.61
   7            110         09-0002664            0.1%     5.6700%       0.07072%                                         $14,891.63
                111         09-0002640            0.1%     6.1000%       0.02072%                                         $15,834.92
                112         09-0002726            0.1%     6.1700%       0.08072%                                         $18,315.71
   14           113         09-0002683            0.1%     6.2300%       0.07072%                                         $15,306.76
                114         09-0002739            0.1%     6.3600%       0.06072%                                         $17,789.71
   14           115         09-0002644            0.1%     5.7500%       0.04072%                                         $16,340.04
                116         09-0002597            0.1%     5.8900%       0.02072%                                         $16,896.24
                117         09-0002719            0.1%     6.0000%       0.02072%                                         $12,962.50
   4            118           07-0612             0.1%     6.7700%       0.02072%                                         $15,598.27
                119           07-0529             0.1%     6.4330%       0.02072%                                         $14,593.29
                120         09-0002727            0.1%     6.3200%       0.06072%                                         $14,142.32
                121         09-0002701            0.1%     6.0200%       0.08072%                                         $13,518.83
                122           07-0245             0.0%     6.1090%       0.02072%                                          $7,764.18

                                                                                INTEREST                    FIRST        LAST IO
                                            ANNUAL DEBT         BALLOON         ACCRUAL        NOTE        PAYMENT       PAYMENT
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER      SERVICE           BALANCE          METHOD        DATE         DATE          DATE
----------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    $62,068,652.40   $322,384,936.50    Actual/360    8/8/2007     10/6/2007      7/6/2011
   2             2           00-1001227    $31,644,360.00   $325,000,000.00    Actual/360    7/2/2007     8/1/2007       7/6/2013
4, 5, 6          3           00-1001225    $17,034,138.12   $267,650,000.00    Actual/360    7/9/2007     9/6/2007       7/6/2017
  2, 7           4           00-1001231    $19,154,000.04   $250,000,000.00    Actual/360    9/20/2007    11/6/2007      9/6/2017
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111      $5,816,929.92    $77,153,173.84    Actual/360   10/19/2007    12/6/2007     11/6/2014
  2, 9           6             8WNAN7      $30,655,279.08    $67,709,413.00    Actual/360    7/3/2007     9/1/2007       8/1/2017
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229     $3,707,178.36    $59,098,946.00    Actual/360    7/20/2007    9/6/2007       8/6/2017
   11            8             07-0554      $3,507,439.20    $42,848,523.02    Actual/360    8/29/2007    10/6/2007      9/6/2009
7, 8, 12         9           09-0002723     $2,803,175.52    $35,738,553.91    Actual/360    8/3/2007     9/6/2007       8/6/2012
                 10          09-0002749     $2,407,637.52    $37,400,000.00    Actual/360    8/14/2007    10/6/2007      9/6/2012
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336      $2,622,117.24    $34,380,978.73    Actual/360    8/15/2007    10/6/2007      9/6/2012
                 12          09-0002715     $2,015,236.68    $34,000,000.00    Actual/360    7/25/2007    9/6/2007       8/6/2017
                 13            06-1191      $2,347,650.12    $27,055,843.32    Actual/360    6/29/2007    8/6/2007       7/6/2009
               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607      $1,909,299.96    $30,000,000.00    Actual/360    8/22/2007    10/6/2007      9/6/2012
                 15          09-0002675     $1,717,571.88    $27,650,000.00    Actual/360    6/21/2007    8/6/2007       7/6/2017
                 16            07-0617      $2,116,006.49    $25,852,036.68    Actual/360    9/27/2007    11/6/2007     10/6/2012
                 17            07-0417      $1,729,136.52    $27,300,000.00    Actual/360    5/29/2007    7/6/2007       6/6/2012
                 18          09-0002712     $1,647,000.00    $27,000,000.00    Actual/360    7/25/2007    9/6/2007       8/6/2017
                 19            07-0655      $2,013,681.24    $24,539,503.54    Actual/360    9/6/2007     11/6/2007     10/6/2012
                 20          09-0002696     $1,381,650.00    $22,500,000.00    Actual/360    7/27/2007    9/6/2007       8/6/2012
  7, 8           21          09-0002651     $1,532,921.76    $19,168,652.68    Actual/360    6/27/2007    8/6/2007       7/6/2008
                 22            07-0286      $1,245,009.96    $20,000,000.00    Actual/360    5/31/2007    7/6/2007       6/6/2012
                 23            07-0430      $1,148,768.28    $20,000,000.00    Actual/360    4/24/2007    6/6/2007       5/6/2017
                 24          09-0002667     $1,187,629.32    $19,600,000.00    Actual/360    5/31/2007    7/6/2007       6/6/2017
                 25          09-0002718     $1,085,799.96    $17,800,000.00    Actual/360    7/25/2007    9/6/2007       8/6/2017
                 26          09-0002653       $999,891.72    $17,500,000.00    Actual/360    6/27/2007    8/6/2007       7/6/2017
                 27            07-0337        $706,834.92    $11,750,000.00    Actual/360    4/17/2007    6/6/2007       5/6/2017
                 28            07-0432        $332,964.36     $5,535,000.00    Actual/360    4/17/2007    6/6/2007       5/6/2017
                 29            07-0405      $1,029,222.48    $17,000,000.00    Actual/360    4/17/2007    6/6/2007       5/6/2017
                 30          09-0002688       $992,800.44    $16,750,000.00    Actual/360    6/28/2007    8/6/2007       7/6/2017
                 31          09-0002691     $1,163,032.20    $14,559,767.12    Actual/360    7/17/2007    9/6/2007       8/6/2009
                 32          09-0002671       $957,852.48    $16,500,000.00    Actual/360    6/11/2007    8/6/2007       7/6/2017
                 33          09-0002679     $1,104,654.12    $14,889,994.29    Actual/360    7/6/2007     8/6/2007       7/6/2012
   7             34          09-0002622       $997,959.96    $16,000,000.00    Actual/360    8/2/2007     9/6/2007       8/6/2012
  7, 8           35          09-0002617     $1,079,616.84    $14,359,061.79    Actual/360    5/14/2007    7/6/2007       6/6/2012
   5             36            06-1044      $1,118,922.72    $13,133,252.32    Actual/360    8/14/2007    10/6/2007     12/6/2007
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700       $936,350.04    $15,000,000.00    Actual/360    8/1/2007     9/6/2007       8/6/2017
                 38          09-0002669       $929,883.96    $14,800,000.00    Actual/360    8/7/2007     10/6/2007      9/6/2012
                 39            06-0840      $1,047,696.84    $13,571,253.28    Actual/360    3/20/2007    5/6/2007       4/6/2012
                 40          09-0002722       $908,460.84    $14,320,000.00    Actual/360    7/23/2007    9/6/2007       8/6/2012
   4             41            07-0382      $1,022,594.40    $13,326,199.31    Actual/360    6/13/2007    8/6/2007       7/6/2012
   13            42          09-0002724       $824,308.20    $14,150,000.00    Actual/360    8/1/2007     9/6/2007       8/6/2017
   4             43            07-0572      $1,111,059.24    $13,720,165.11    Actual/360    8/7/2007     10/6/2007      8/6/2012
   7             44          09-0002573       $776,835.00    $13,500,000.00    Actual/360    6/22/2007    8/6/2007       7/6/2017
   7             45          09-0002572       $720,633.72    $12,200,000.00    Actual/360    4/18/2007    6/1/2007       5/1/2017
                 46          09-0002423       $752,882.28    $12,200,000.00    Actual/360    1/31/2007    3/6/2007       2/6/2017
                 47            07-0100        $996,044.76    $11,116,896.73    Actual/360    8/24/2007    10/6/2007      9/6/2010
                 48            07-0458        $908,852.52    $10,945,569.85    Actual/360    7/5/2007     8/6/2007       7/6/2010
                 49          09-0002729       $870,773.16    $10,202,836.17    Actual/360    7/25/2007    9/6/2007
   4             50            06-0799        $881,941.20    $11,131,669.37    Actual/360    6/29/2007    8/6/2007       7/6/2012
                 51          09-0002714       $677,100.00    $11,100,000.00    Actual/360    7/31/2007    9/6/2007       8/6/2017
                 52          09-0002716       $664,899.96    $10,900,000.00    Actual/360    7/25/2007    9/6/2007       8/6/2017
                 53          09-0002744       $812,832.36     $9,179,622.69    Actual/360    9/14/2007    11/6/2007
                 54          09-0002731       $626,622.48    $10,500,000.00    Actual/360    7/31/2007    9/6/2007       8/6/2017
                 55          09-0002720       $628,299.96    $10,300,000.00    Actual/360    7/25/2007    9/6/2007       8/6/2017
                 56            07-0575        $824,941.20     $9,447,414.27    Actual/360    8/1/2007     9/6/2007       8/6/2010
   4             57            06-0995        $724,786.20     $9,445,236.00    Actual/360    6/25/2007    8/6/2007       7/6/2012
                 58            07-0514        $788,234.40     $8,866,265.20    Actual/360    10/1/2007    11/6/2007     10/6/2008
   4             59            07-0645        $753,123.12     $9,111,437.50    Actual/360    9/20/2007    11/6/2007     10/6/2010
   14            60          09-0002697       $768,035.16     $7,727,195.48    Actual/360    7/24/2007    9/6/2007
                 61            07-0183        $680,715.36     $8,482,160.49    Actual/360    3/27/2007    5/6/2007       4/6/2009
                 62            07-0003        $681,272.04     $8,103,604.39    Actual/360   10/10/2007    12/6/2007     11/6/2008
                 63            07-0013        $692,964.66     $7,774,689.31    Actual/360   10/15/2007    12/6/2007
                 64          09-0002685       $516,060.00     $9,000,000.00    Actual/360    6/27/2007    8/6/2007       7/6/2017
   4             65          09-0002721       $530,288.28     $8,650,000.00    Actual/360    7/24/2007    9/6/2007       8/6/2017
                 66          09-0002738       $644,690.28     $8,105,650.64    Actual/360    8/9/2007     10/1/2007      9/1/2012
                 67            07-0413        $617,144.64     $8,396,338.98    Actual/360    5/23/2007    7/6/2007       6/6/2012
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673       $610,191.84     $7,867,011.24    Actual/360    7/9/2007     9/6/2007       8/6/2012
                 69            07-0448        $644,367.60     $7,202,814.33    Actual/360    8/2/2007     9/6/2007
   4             70          09-0002668       $498,217.56     $8,100,000.00    Actual/360    8/1/2007     10/1/2007      9/1/2017
   7             71          09-0002692       $572,351.88     $7,638,737.68    Actual/360    7/17/2007    9/6/2007       8/6/2010
                 72          09-0002672       $497,597.28     $8,050,000.00    Actual/360    6/25/2007    8/6/2007       7/6/2017
                 73            06-0869        $617,702.40     $7,383,059.03    Actual/360    9/28/2007    11/6/2007
                 74          09-0002676       $455,100.72     $7,600,000.00    Actual/360    6/5/2007     8/1/2007       7/1/2014
                 75            07-0308        $597,379.44     $5,870,901.01    Actual/360    5/18/2007    7/6/2007
                 76            07-0452        $568,856.52     $6,542,002.67    Actual/360    6/19/2007    8/6/2007       7/6/2009
   4             77          09-0002740       $536,282.64     $6,680,910.78    Actual/360    8/22/2007    10/1/2007      9/1/2012
                 78            07-0302        $558,283.44     $5,482,035.77    Actual/360    5/21/2007    7/6/2007
                 79          09-0002735       $505,213.44     $6,447,110.57    Actual/360    7/20/2007    9/6/2007       8/6/2012
                 80          09-0002650       $380,405.16     $6,530,000.00    Actual/360    6/6/2007     7/6/2007       6/6/2017
                 81          09-0002687       $389,230.80     $6,500,000.00    Actual/360    7/27/2007    9/6/2007       8/6/2017
  4, 7           82          09-0002743       $485,428.32     $6,025,244.67    Actual/360    8/17/2007    10/6/2007      9/6/2012
                 83            07-0534        $493,611.00     $5,953,991.95    Actual/360    9/4/2007     10/6/2007      9/6/2012
   4             84          09-0002695       $393,958.32     $6,200,000.00    Actual/360    7/18/2007    9/6/2007       8/6/2012
                 85            07-0597        $467,948.28     $5,306,666.01    Actual/360    9/12/2007    11/6/2007     10/6/2008
                 86          09-0002713       $366,000.00     $6,000,000.00    Actual/360    7/25/2007    9/6/2007       8/6/2017
   4             87          09-0002590       $322,812.00     $5,600,000.00    Actual/360    4/19/2007    6/6/2007       5/6/2017
                 88            07-0409        $376,932.36     $4,420,420.69    Actual/360    6/19/2007    8/6/2007
   14            89          09-0002620       $354,429.72     $4,579,924.64    Actual/360    7/19/2007    9/6/2007       8/6/2010
                 90            07-0304        $360,116.16     $4,519,605.47    Actual/360    5/21/2007    7/6/2007       6/6/2010
   7             91          09-0002654       $268,552.56     $4,500,000.00    Actual/360    6/1/2007     7/6/2007       6/6/2017
                 92          09-0002666       $307,962.60     $3,764,747.02    Actual/360    7/3/2007     8/6/2007
                 93          09-0002682       $390,401.64     $2,508,238.15    Actual/360    7/2/2007     9/1/2007
                 94          09-0002706       $247,233.00     $4,200,000.00    Actual/360    8/9/2007     10/6/2007      9/6/2017
                 95          09-0002658       $302,512.56     $3,896,557.12    Actual/360    7/9/2007     9/1/2007       8/1/2012
                 96            07-0109        $284,301.24     $3,533,029.84    Actual/360    3/29/2007    5/6/2007       4/6/2010
                 97            07-0182        $281,764.20     $3,650,150.72    Actual/360    3/30/2007    5/6/2007       4/6/2012
                 98          09-0002662       $224,815.56     $3,900,000.00    Actual/360    6/22/2007    8/6/2007       7/6/2017
                 99            07-0521        $287,328.60     $3,711,055.93    Actual/360    7/2/2007     8/6/2007       7/6/2014
   4            100          09-0002593       $216,346.68     $3,800,000.00    Actual/360    4/27/2007    6/1/2007       5/1/2017
                101            07-0175        $290,265.84     $2,906,124.66    Actual/360    7/2/2007     8/6/2007
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659       $274,354.08     $3,494,733.13    Actual/360    6/25/2007    8/1/2007       7/1/2012
                103          09-0002717       $225,699.96     $3,700,000.00    Actual/360    7/25/2007    9/6/2007       8/6/2017
                104          09-0002665       $265,989.84     $3,326,207.39    Actual/360    6/28/2007    8/6/2007       7/6/2011
                105          09-0002742       $285,767.16     $2,783,695.41    Actual/360    8/24/2007    10/6/2007
                106          09-0002686       $250,103.88     $3,254,870.67    Actual/360    7/3/2007     9/1/2007       8/1/2012
                107          09-0002728       $240,512.16     $3,046,521.79    Actual/360    7/17/2007    9/6/2007       8/6/2012
                108          09-0002674       $236,185.68     $2,905,274.36    Actual/360    7/16/2007    9/6/2007       8/6/2010
                109          09-0002694       $188,083.32     $3,125,000.00    Actual/360    7/12/2007    9/6/2007       8/6/2017
   7            110          09-0002664       $178,699.56     $3,100,000.00    Actual/360    6/7/2007     8/6/2007       7/6/2017
                111          09-0002640       $190,019.04     $3,064,000.00    Actual/360    8/10/2007    10/6/2007      9/6/2017
                112          09-0002726       $219,788.52     $2,812,595.19    Actual/360    7/25/2007    9/1/2007       8/1/2012
   14           113          09-0002683       $183,681.12     $2,900,000.00    Actual/360    7/13/2007    9/6/2007       8/6/2017
                114          09-0002739       $213,476.52     $2,684,027.23    Actual/360    8/13/2007    10/1/2007      9/1/2012
   14           115          09-0002644       $196,080.48     $2,610,379.31    Actual/360    5/18/2007    7/1/2007       6/1/2012
                116          09-0002597       $202,754.88     $2,044,972.80    Actual/360    6/1/2007     7/6/2007
                117          09-0002719       $155,550.00     $2,550,000.00    Actual/360    7/31/2007    9/6/2007       8/6/2017
   4            118            07-0612        $187,179.24     $2,162,780.57    Actual/360    8/14/2007    10/6/2007      8/6/2009
                119            07-0529        $175,119.48     $2,080,335.03    Actual/360    7/9/2007     9/6/2007       8/6/2009
                120          09-0002727       $169,707.84     $2,141,718.04    Actual/360    7/30/2007    9/1/2007       8/1/2012
                121          09-0002701       $162,225.96     $2,105,283.64    Actual/360    7/26/2007    9/1/2007       8/1/2012
                122            07-0245         $93,170.16     $1,089,248.91    Actual/360    5/7/2007     7/6/2007

                                             FIRST P&I                      GRACE                     GRACE
                                              PAYMENT     PAYMENT        DAYS - LATE                  DAYS -
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER       DATE         DATE             FEE                     DEFAULT
---------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230      8/6/2011        6                0               0 (Subject to Lender's
                                                                                                discretion as per
                                                                                                  loan agreement)
   2             2           00-1001227                      1                5                         0
4, 5, 6          3           00-1001225                      6       3 days twice in any                0
                                                                       12 month period
  2, 7           4           00-1001231                      6                0                         0
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111       12/6/2014       6                0                         0
  2, 9           6             8WNAN7                        1                0                         0
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229                      6       3 days twice in any                0
                                                                       12 month period
   11            8             07-0554       10/6/2009       6                0                         0
7, 8, 12         9           09-0002723      9/6/2012        6                0                         0
                 10          09-0002749                      6                0                         0
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336       10/6/2012       6                0                         0
                 12          09-0002715                      6                0                         0
                 13            06-1191       8/6/2009        6                0                         0
               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607                       6                0                         0
                 15          09-0002675                      6                0                         0
                 16            07-0617       11/6/2012       6                0                         0
                 17            07-0417                       6                0                         0
                 18          09-0002712                      6                0                         0
                 19            07-0655       11/6/2012       6                0                         0
                 20          09-0002696                      6                0                         0
  7, 8           21          09-0002651      8/6/2008        6                0                         0
                 22            07-0286                       6                0                         0
                 23            07-0430                       6                0                         0
                 24          09-0002667                      6                0                         0
                 25          09-0002718                      6                0                         0
                 26          09-0002653                      6                0                         0
                 27            07-0337                       6                0                         0
                 28            07-0432                       6                0                         0
                 29            07-0405                       6                0                         0
                 30          09-0002688                      6                0                         0
                 31          09-0002691      9/6/2009        6                0                         0
                 32          09-0002671                      6                0                         0
                 33          09-0002679      8/6/2012        6                0                         0
   7             34          09-0002622                      6                0                         0
  7, 8           35          09-0002617      7/6/2012        6                0               5 days grace only once
                                                                                                 per calendar year
   5             36            06-1044       1/6/2008        6                0                         0
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700                      6                0                         0
                 38          09-0002669                      6                0                         0
                 39            06-0840       5/6/2012        6                0                         0
                 40          09-0002722                      6                0                         0
   4             41            07-0382       8/6/2012        6                0                         0
   13            42          09-0002724                      6                0                         0
   4             43            07-0572       9/6/2012        6                0                         0
   7             44          09-0002573                      6                0                         0
   7             45          09-0002572                      1                15                        5
                 46          09-0002423                      6                0                         0
                 47            07-0100       10/6/2010       6                0                         0
                 48            07-0458       8/6/2010        6                0                         0
                 49          09-0002729      9/6/2007        6                0                         0
   4             50            06-0799       8/6/2012        6                0                         0
                 51          09-0002714                      6                0                         0
                 52          09-0002716                      6                0                         0
                 53          09-0002744      11/6/2007       6                0                         0
                 54          09-0002731                      6                0                         0
                 55          09-0002720                      6                0                         0
                 56            07-0575       9/6/2010        6                0                         0
   4             57            06-0995       8/6/2012        6                0                         0
                 58            07-0514       11/6/2008       6                0                         0
   4             59            07-0645       11/6/2010       6                0                         0
   14            60          09-0002697      9/6/2007        6                0                         0
                 61            07-0183       5/6/2009        6                0                         0
                 62            07-0003       12/6/2008       6                0                         0
                 63            07-0013       12/6/2007       6                0                         0
                 64          09-0002685                      6                0                         0
   4             65          09-0002721                      6                0                         0
                 66          09-0002738      10/1/2012       1                5                         5
                 67            07-0413       7/6/2012        6                0                         0
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673      9/6/2012        6                0                         0
                 69            07-0448       9/6/2007        6                7                         0
   4             70          09-0002668                      1                5                         5
   7             71          09-0002692      9/6/2010        6                0                         0
                 72          09-0002672                      6                0                         0
                 73            06-0869       11/6/2007       6                0                         0
                 74          09-0002676                      1                5                         5
                 75            07-0308       7/6/2007        6                15                        0
                 76            07-0452       8/6/2009        6                0                         0
   4             77          09-0002740      10/1/2012       1                5                         5
                 78            07-0302       7/6/2007        6                7                         0
                 79          09-0002735      9/6/2012        6                0                         0
                 80          09-0002650                      6                0                         0
                 81          09-0002687                      6                0                         0
  4, 7           82          09-0002743      10/6/2012       6                0                         0
                 83            07-0534       10/6/2012       6                0                         0
   4             84          09-0002695                      6                0                         0
                 85            07-0597       11/6/2008       6                15                        0
                 86          09-0002713                      6                0                         0
   4             87          09-0002590                      6                0                         0
                 88            07-0409       8/6/2007        6                0                         0
   14            89          09-0002620      9/6/2010        6                0                         0
                 90            07-0304       7/6/2010        6                0                         0
   7             91          09-0002654                      6                0                         0
                 92          09-0002666      8/6/2007        6                0                         0
                 93          09-0002682      9/1/2007        1                5                         5
                 94          09-0002706                      6                0                         0
                 95          09-0002658      9/1/2012        1                5                         5
                 96            07-0109       5/6/2010        6                0                         0
                 97            07-0182       5/6/2012        6                0                         0
                 98          09-0002662                      6                0                         0
                 99            07-0521       8/6/2014        6                0                         0
   4            100          09-0002593                      1                5                         5
                101            07-0175       8/6/2007        6                15                        0
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659      8/1/2012        1                5                         5
                103          09-0002717                      6                0                         0
                104          09-0002665      8/6/2011        6                15                        0
                105          09-0002742      10/6/2007       6                0                         0
                106          09-0002686      9/1/2012        1                5                         5
                107          09-0002728      9/6/2012        6                0                         0
                108          09-0002674      9/6/2010        6                15                        0
                109          09-0002694                      6                0                         0
   7            110          09-0002664                      6                0                         0
                111          09-0002640                      6                0                         0
                112          09-0002726      9/1/2012        1                5                         5
   14           113          09-0002683                      6                0                         0
                114          09-0002739      10/1/2012       1                5                         5
   14           115          09-0002644      7/1/2012        1                5                         5
                116          09-0002597      7/6/2007        6                0                         0
                117          09-0002719                      6                0                         0
   4            118            07-0612       9/6/2009        6                0                         0
                119            07-0529       9/6/2009        6                0                         0
                120          09-0002727      9/1/2012        1                5                         5
                121          09-0002701      9/1/2012        1                5                         5
                122            07-0245       7/6/2007        6                0                         0

                                                     LOAN TYPE                                  REMAINING   ORIGINAL   REMAINING
                                                  (IO, AMORTIZING,          ORIGINAL INTEREST    INTEREST     LOAN        LOAN
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER           IO AMORTIZING)               ONLY TERM       ONLY TERM     TERM        TERM
---------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    Interest Only, Then Amortizing           46              45        119         118
   2             2           00-1001227            Interest Only                    72              69         72          69
4, 5, 6          3           00-1001225            Interest Only                   119             117        119         117
  2, 7           4           00-1001231            Interest Only                   119             119        119         119
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111     Interest Only, Then Amortizing           84              84        120         120
  2, 9           6             8WNAN7              Interest Only                   120             118        120         118
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229            Interest Only                   120             118        120         118
   11            8             07-0554     Interest Only, Then Amortizing           24              23         60          59
7, 8, 12         9           09-0002723    Interest Only, Then Amortizing           60              58        120         118
                 10          09-0002749            Interest Only                    60              59         60          59
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336     Interest Only, Then Amortizing           60              59        120         119
                 12          09-0002715            Interest Only                   120             118        120         118
                 13            06-1191     Interest Only, Then Amortizing           24              21        120         117
               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607             Interest Only                    60              59         60          59
                 15          09-0002675            Interest Only                   120             117        120         117
                 16            07-0617     Interest Only, Then Amortizing           60              60        120         120
                 17            07-0417             Interest Only                    60              56         60          56
                 18          09-0002712            Interest Only                   120             118        120         118
                 19            07-0655     Interest Only, Then Amortizing           60              60        120         120
                 20          09-0002696            Interest Only                    60              58         60          58
  7, 8           21          09-0002651    Interest Only, Then Amortizing           12              9         120         117
                 22            07-0286             Interest Only                    60              56         60          56
                 23            07-0430             Interest Only                   120             115        120         115
                 24          09-0002667            Interest Only                   120             116        120         116
                 25          09-0002718            Interest Only                   120             118        120         118
                 26          09-0002653            Interest Only                   120             117        120         117
                 27            07-0337             Interest Only                   120             115        120         115
                 28            07-0432             Interest Only                   120             115        120         115
                 29            07-0405             Interest Only                   120             115        120         115
                 30          09-0002688            Interest Only                   120             117        120         117
                 31          09-0002691    Interest Only, Then Amortizing           24              22        120         118
                 32          09-0002671            Interest Only                   120             117        120         117
                 33          09-0002679    Interest Only, Then Amortizing           60              57        120         117
   7             34          09-0002622            Interest Only                    60              58         60          58
  7, 8           35          09-0002617    Interest Only, Then Amortizing           60              56        120         116
   5             36            06-1044     Interest Only, Then Amortizing           3               2         112         111
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700            Interest Only                   120             118        120         118
                 38          09-0002669            Interest Only                    60              59         60          59
                 39            06-0840     Interest Only, Then Amortizing           60              54        120         114
                 40          09-0002722            Interest Only                    60              58         60          58
   4             41            07-0382     Interest Only, Then Amortizing           60              57        120         117
   13            42          09-0002724            Interest Only                   120             118        120         118
   4             43            07-0572     Interest Only, Then Amortizing           59              58         84          83
   7             44          09-0002573            Interest Only                   120             117        120         117
   7             45          09-0002572            Interest Only                   120             115        120         115
                 46          09-0002423            Interest Only                   120             112        120         112
                 47            07-0100     Interest Only, Then Amortizing           36              35        120         119
                 48            07-0458     Interest Only, Then Amortizing           36              33        120         117
                 49          09-0002729              Amortizing                     0               0         120         118
   4             50            06-0799     Interest Only, Then Amortizing           60              57        120         117
                 51          09-0002714            Interest Only                   120             118        120         118
                 52          09-0002716            Interest Only                   120             118        120         118
                 53          09-0002744              Amortizing                     0               0         120         120
                 54          09-0002731            Interest Only                   120             118        120         118
                 55          09-0002720            Interest Only                   120             118        120         118
                 56            07-0575     Interest Only, Then Amortizing           36              34        120         118
   4             57            06-0995     Interest Only, Then Amortizing           60              57        120         117
                 58            07-0514     Interest Only, Then Amortizing           12              12        120         120
   4             59            07-0645     Interest Only, Then Amortizing           36              36        120         120
   14            60          09-0002697              Amortizing                     0               0         120         118
                 61            07-0183     Interest Only, Then Amortizing           24              18        120         114
                 62            07-0003     Interest Only, Then Amortizing           12              12        120         120
                 63            07-0013               Amortizing                     0               0         120         120
                 64          09-0002685            Interest Only                   120             117        120         117
   4             65          09-0002721            Interest Only                   120             118        120         118
                 66          09-0002738    Interest Only, Then Amortizing           60              59        120         119
                 67            07-0413     Interest Only, Then Amortizing           60              56         84          80
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673    Interest Only, Then Amortizing           60              58        120         118
                 69            07-0448               Amortizing                     0               0         120         118
   4             70          09-0002668            Interest Only                   120             119        120         119
   7             71          09-0002692    Interest Only, Then Amortizing           36              34         84          82
                 72          09-0002672            Interest Only                   120             117        120         117
                 73            06-0869               Amortizing                     0               0          60          60
                 74          09-0002676            Interest Only                    84              81         84          81
                 75            07-0308               Amortizing                     0               0         120         116
                 76            07-0452     Interest Only, Then Amortizing           24              21        120         117
   4             77          09-0002740    Interest Only, Then Amortizing           60              59        120         119
                 78            07-0302               Amortizing                     0               0         120         116
                 79          09-0002735    Interest Only, Then Amortizing           60              58        120         118
                 80          09-0002650            Interest Only                   120             116        120         116
                 81          09-0002687            Interest Only                   120             118        120         118
  4, 7           82          09-0002743    Interest Only, Then Amortizing           60              59        120         119
                 83            07-0534     Interest Only, Then Amortizing           60              59        120         119
   4             84          09-0002695            Interest Only                    60              58         60          58
                 85            07-0597     Interest Only, Then Amortizing           12              12        120         120
                 86          09-0002713            Interest Only                   120             118        120         118
   4             87          09-0002590            Interest Only                   120             115        120         115
                 88            07-0409               Amortizing                     0               0         120         117
   14            89          09-0002620    Interest Only, Then Amortizing           36              34        120         118
                 90            07-0304     Interest Only, Then Amortizing           36              32        120         116
   7             91          09-0002654            Interest Only                   120             116        120         116
                 92          09-0002666              Amortizing                     0               0         120         117
                 93          09-0002682              Amortizing                     0               0         120         118
                 94          09-0002706            Interest Only                   120             119        120         119
                 95          09-0002658    Interest Only, Then Amortizing           60              58        120         118
                 96            07-0109     Interest Only, Then Amortizing           36              30        120         114
                 97            07-0182     Interest Only, Then Amortizing           60              54        120         114
                 98          09-0002662            Interest Only                   120             117        120         117
                 99            07-0521     Interest Only, Then Amortizing           84              81        120         117
   4            100          09-0002593            Interest Only                   120             115        120         115
                101            07-0175               Amortizing                     0               0         120         117
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659    Interest Only, Then Amortizing           60              57        120         117
                103          09-0002717            Interest Only                   120             118        120         118
                104          09-0002665    Interest Only, Then Amortizing           48              45        120         117
                105          09-0002742              Amortizing                     0               0         120         119
                106          09-0002686    Interest Only, Then Amortizing           60              58        120         118
                107          09-0002728    Interest Only, Then Amortizing           60              58        120         118
                108          09-0002674    Interest Only, Then Amortizing           36              34        120         118
                109          09-0002694            Interest Only                   120             118        120         118
   7            110          09-0002664            Interest Only                   120             117        120         117
                111          09-0002640            Interest Only                   120             119        120         119
                112          09-0002726    Interest Only, Then Amortizing           60              58        120         118
   14           113          09-0002683            Interest Only                   120             118        120         118
                114          09-0002739    Interest Only, Then Amortizing           60              59        120         119
   14           115          09-0002644    Interest Only, Then Amortizing           60              56        120         116
                116          09-0002597              Amortizing                     0               0         120         116
                117          09-0002719            Interest Only                   120             118        120         118
   4            118            07-0612     Interest Only, Then Amortizing           23              22        119         118
                119            07-0529     Interest Only, Then Amortizing           24              22        120         118
                120          09-0002727    Interest Only, Then Amortizing           60              58        120         118
                121          09-0002701    Interest Only, Then Amortizing           60              58        120         118
                122            07-0245               Amortizing                     0               0         120         116

                                             ORIGINAL       REMAINING                                HYPER
                                           AMORTIZATION   AMORTIZATION                MATURITY    AMORTIZING
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER       TERM           TERM       SEASONING      DATE         LOAN          LOCKBOX
---------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230         360            360           1        8/6/2017        No            Hard
   2             2           00-1001227         NA             NA            3        7/6/2013        No            Hard
4, 5, 6          3           00-1001225         NA             NA            2        7/6/2017        No            Hard
  2, 7           4           00-1001231         NA             NA            0        9/6/2017        No            Hard
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111          360            360           0        11/6/2017       No            Soft
  2, 9           6             8WNAN7           NA             NA            2        8/1/2017        No            Hard
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229         NA             NA            2        8/6/2017        No            Hard
   11            8             07-0554          360            360           1        9/6/2012        No            Soft
7, 8, 12         9           09-0002723         360            360           2        8/6/2017        No          Springing
                 10          09-0002749         NA             NA            1        9/6/2012        No            Hard
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336          360            360           1        9/6/2017        No            Hard
                 12          09-0002715         NA             NA            2        8/6/2017        No             No
                 13            06-1191          360            360           3        7/6/2017        No            Soft
               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607          NA             NA            1        9/6/2012        No            Hard
                 15          09-0002675         NA             NA            3        7/6/2017        No             No
                 16            07-0617          360            360           0        10/6/2017       No             No
                 17            07-0417          NA             NA            4        6/6/2012        No            Hard
                 18          09-0002712         NA             NA            2        8/6/2017        No             No
                 19            07-0655          360            360           0        10/6/2017       No            Hard
                 20          09-0002696         NA             NA            2        8/6/2012        No             No
  7, 8           21          09-0002651         360            360           3        7/6/2017        No             No
                 22            07-0286          NA             NA            4        6/6/2012        No             No
                 23            07-0430          NA             NA            5        5/6/2017        No            Hard
                 24          09-0002667         NA             NA            4        6/6/2017        No             No
                 25          09-0002718         NA             NA            2        8/6/2017        No             No
                 26          09-0002653         NA             NA            3        7/6/2017        No             No
                 27            07-0337          NA             NA            5        5/6/2017        No             No
                 28            07-0432          NA             NA            5        5/6/2017        No             No
                 29            07-0405          NA             NA            5        5/6/2017        No            Hard
                 30          09-0002688         NA             NA            3        7/6/2017        No             No
                 31          09-0002691         360            360           2        8/6/2017        No             No
                 32          09-0002671         NA             NA            3        7/6/2017        No             No
                 33          09-0002679         360            360           3        7/6/2017        No             No
   7             34          09-0002622         NA             NA            2        8/6/2012        No             No
  7, 8           35          09-0002617         360            360           4        6/6/2017        No             No
   5             36            06-1044          360            360           1        1/6/2017        No            Soft
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700         NA             NA            2        8/6/2017        No             No
                 38          09-0002669         NA             NA            1        9/6/2012        No             No
                 39            06-0840          360            360           6        4/6/2017        No            Hard
                 40          09-0002722         NA             NA            2        8/6/2012        No             No
   4             41            07-0382          360            360           3        7/6/2017        No             No
   13            42          09-0002724         NA             NA            2        8/6/2017        No             No
   4             43            07-0572          360            360           1        9/6/2014        No             No
   7             44          09-0002573         NA             NA            3        7/6/2017        No             No
   7             45          09-0002572         NA             NA            5        5/1/2017        No             No
                 46          09-0002423         NA             NA            8        2/6/2017        No             No
                 47            07-0100          360            360           1        9/6/2017        No            Hard
                 48            07-0458          360            360           3        7/6/2017        No            Soft
                 49          09-0002729         360            358           2        8/6/2017        No             No
   4             50            06-0799          360            360           3        7/6/2017        No             No
                 51          09-0002714         NA             NA            2        8/6/2017        No             No
                 52          09-0002716         NA             NA            2        8/6/2017        No             No
                 53          09-0002744         360            360           0        10/6/2017       No          Springing
                 54          09-0002731         NA             NA            2        8/6/2017        No             No
                 55          09-0002720         NA             NA            2        8/6/2017        No             No
                 56            07-0575          360            360           2        8/6/2017        No            Hard
   4             57            06-0995          360            360           3        7/6/2017        No             No
                 58            07-0514          360            360           0        10/6/2017       No             No
   4             59            07-0645          360            360           0        10/6/2017       No             No
   14            60          09-0002697         300            298           2        8/6/2017        No             No
                 61            07-0183          360            360           6        4/6/2017        No             No
                 62            07-0003          360            360           0        11/6/2017       No             No
                 63            07-0013          360            360           0        11/6/2017       No             No
                 64          09-0002685         NA             NA            3        7/6/2017        No             No
   4             65          09-0002721         NA             NA            2        8/6/2017        No             No
                 66          09-0002738         360            360           1        9/1/2017        No             No
                 67            07-0413          360            360           4        6/6/2014        No             No
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673         360            360           2        8/6/2017        No             No
                 69            07-0448          360            358           2        8/6/2017        No             No
   4             70          09-0002668         NA             NA            1        9/1/2017        No             No
   7             71          09-0002692         360            360           2        8/6/2014        No             No
                 72          09-0002672         NA             NA            3        7/6/2017        No             No
                 73            06-0869          360            360           0        10/6/2012       No             No
                 74          09-0002676         NA             NA            3        7/1/2014        No             No
                 75            07-0308          300            296           4        6/6/2017        No             No
                 76            07-0452          360            360           3        7/6/2017        No            Hard
   4             77          09-0002740         360            360           1        9/1/2017        No             No
                 78            07-0302          300            296           4        6/6/2017        No             No
                 79          09-0002735         360            360           2        8/6/2017        No             No
                 80          09-0002650         NA             NA            4        6/6/2017        No             No
                 81          09-0002687         NA             NA            2        8/6/2017        No             No
  4, 7           82          09-0002743         360            360           1        9/6/2017        No             No
                 83            07-0534          360            360           1        9/6/2017        No            Hard
   4             84          09-0002695         NA             NA            2        8/6/2012        No             No
                 85            07-0597          360            360           0        10/6/2017       No             No
                 86          09-0002713         NA             NA            2        8/6/2017        No             No
   4             87          09-0002590         NA             NA            5        5/6/2017        No             No
                 88            07-0409          360            357           3        7/6/2017        No            Hard
   14            89          09-0002620         360            360           2        8/6/2017        No             No
                 90            07-0304          360            360           4        6/6/2017        No             No
   7             91          09-0002654         NA             NA            4        6/6/2017        No             No
                 92          09-0002666         360            357           3        7/6/2017        No             No
                 93          09-0002682         216            214           2        8/1/2017        No             No
                 94          09-0002706         NA             NA            1        9/6/2017        No             No
                 95          09-0002658         360            360           2        8/1/2017        No             No
                 96            07-0109          360            360           6        4/6/2017        No             No
                 97            07-0182          360            360           6        4/6/2017        No            Hard
                 98          09-0002662         NA             NA            3        7/6/2017        No             No
                 99            07-0521          360            360           3        7/6/2017        No            Hard
   4            100          09-0002593         NA             NA            5        5/1/2017        No             No
                101            07-0175          300            297           3        7/6/2017        No            Hard
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659         360            360           3        7/1/2017        No             No
                103          09-0002717         NA             NA            2        8/6/2017        No             No
                104          09-0002665         360            360           3        7/6/2017        No             No
                105          09-0002742         300            299           1        9/6/2017        No             No
                106          09-0002686         360            360           2        8/1/2017        No             No
                107          09-0002728         360            360           2        8/6/2017        No             No
                108          09-0002674         360            360           2        8/6/2017        No             No
                109          09-0002694         NA             NA            2        8/6/2017        No             No
   7            110          09-0002664         NA             NA            3        7/6/2017        No             No
                111          09-0002640         NA             NA            1        9/6/2017        No             No
                112          09-0002726         360            360           2        8/1/2017        No             No
   14           113          09-0002683         NA             NA            2        8/6/2017        No             No
                114          09-0002739         360            360           1        9/1/2017        No             No
   14           115          09-0002644         360            360           4        6/1/2017        No             No
                116          09-0002597         300            296           4        6/6/2017        No             No
                117          09-0002719         NA             NA            2        8/6/2017        No             No
   4            118            07-0612          360            360           1        8/6/2017        No             No
                119            07-0529          360            360           2        8/6/2017        No             No
                120          09-0002727         360            360           2        8/1/2017        No             No
                121          09-0002701         360            360           2        8/1/2017        No             No
                122            07-0245          360            356           4        6/6/2017        No             No

                                                              CROSS            CROSS
                                              CASH       COLLATERALIZED   COLLATERALIZED
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER   MANAGEMENT         (Y/N)            GROUP
------------------------------------------------------------------------------------------

  2, 3           1           00-1001230     In Place           No               NAP
   2             2           00-1001227     In Place           No               NAP
4, 5, 6          3           00-1001225     In Place           No               NAP
  2, 7           4           00-1001231     In Place           No               NAP
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111      Springing          No               NAP
  2, 9           6             8WNAN7       In Place           No               NAP
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229     In Place           No               NAP
   11            8             07-0554      Springing          No               NAP
7, 8, 12         9           09-0002723     Springing          No               NAP
                 10          09-0002749     Springing          No               NAP
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336      In Place           No               NAP
                 12          09-0002715        NAP             No               NAP
                 13            06-1191      Springing          No               NAP
               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607      In Place           No               NAP
                 15          09-0002675        NAP             No               NAP
                 16            07-0617         NAP             No               NAP
                 17            07-0417      Springing          No               NAP
                 18          09-0002712        NAP             No               NAP
                 19            07-0655      Springing          No               NAP
                 20          09-0002696        NAP             No               NAP
  7, 8           21          09-0002651        NAP             No               NAP
                 22            07-0286         NAP             No               NAP
                 23            07-0430      Springing          No               NAP
                 24          09-0002667        NAP             No               NAP
                 25          09-0002718        NAP             No               NAP
                 26          09-0002653        NAP             No               NAP
                 27            07-0337         NAP             Yes             G-01
                 28            07-0432         NAP             Yes             G-01
                 29            07-0405      Springing          No               NAP
                 30          09-0002688        NAP             No               NAP
                 31          09-0002691        NAP             No               NAP
                 32          09-0002671        NAP             No               NAP
                 33          09-0002679        NAP             No               NAP
   7             34          09-0002622        NAP             No               NAP
  7, 8           35          09-0002617        NAP             No               NAP
   5             36            06-1044      Springing          No               NAP
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700        NAP             No               NAP
                 38          09-0002669        NAP             No               NAP
                 39            06-0840      Springing          No               NAP
                 40          09-0002722        NAP             No               NAP
   4             41            07-0382         NAP             No               NAP
   13            42          09-0002724        NAP             No               NAP
   4             43            07-0572         NAP             No               NAP
   7             44          09-0002573        NAP             No               NAP
   7             45          09-0002572        NAP             No               NAP
                 46          09-0002423        NAP             No               NAP
                 47            07-0100      In Place           No               NAP
                 48            07-0458      Springing          No               NAP
                 49          09-0002729        NAP             No               NAP
   4             50            06-0799         NAP             No               NAP
                 51          09-0002714        NAP             No               NAP
                 52          09-0002716        NAP             No               NAP
                 53          09-0002744     Springing          No               NAP
                 54          09-0002731        NAP             No               NAP
                 55          09-0002720        NAP             No               NAP
                 56            07-0575      In Place           No               NAP
   4             57            06-0995         NAP             No               NAP
                 58            07-0514         NAP             No               NAP
   4             59            07-0645         NAP             No               NAP
   14            60          09-0002697        NAP             No               NAP
                 61            07-0183         NAP             No               NAP
                 62            07-0003         NAP             No               NAP
                 63            07-0013         NAP             No               NAP
                 64          09-0002685        NAP             No               NAP
   4             65          09-0002721        NAP             No               NAP
                 66          09-0002738        NAP             No               NAP
                 67            07-0413         NAP             No               NAP
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673        NAP             No               NAP
                 69            07-0448         NAP             No               NAP
   4             70          09-0002668        NAP             No               NAP
   7             71          09-0002692        NAP             No               NAP
                 72          09-0002672        NAP             No               NAP
                 73            06-0869         NAP             No               NAP
                 74          09-0002676        NAP             No               NAP
                 75            07-0308         NAP             No               NAP
                 76            07-0452      Springing          No               NAP
   4             77          09-0002740        NAP             No               NAP
                 78            07-0302         NAP             No               NAP
                 79          09-0002735        NAP             No               NAP
                 80          09-0002650        NAP             No               NAP
                 81          09-0002687        NAP             No               NAP
  4, 7           82          09-0002743        NAP             No               NAP
                 83            07-0534      Springing          No               NAP
   4             84          09-0002695        NAP             No               NAP
                 85            07-0597         NAP             No               NAP
                 86          09-0002713        NAP             No               NAP
   4             87          09-0002590        NAP             No               NAP
                 88            07-0409      Springing          No               NAP
   14            89          09-0002620        NAP             No               NAP
                 90            07-0304         NAP             No               NAP
   7             91          09-0002654        NAP             No               NAP
                 92          09-0002666        NAP             No               NAP
                 93          09-0002682        NAP             No               NAP
                 94          09-0002706        NAP             No               NAP
                 95          09-0002658        NAP             No               NAP
                 96            07-0109         NAP             No               NAP
                 97            07-0182      Springing          No               NAP
                 98          09-0002662        NAP             No               NAP
                 99            07-0521      In Place           No               NAP
   4            100          09-0002593        NAP             No               NAP
                101            07-0175      Springing          No               NAP
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659        NAP             No               NAP
                103          09-0002717        NAP             No               NAP
                104          09-0002665        NAP             No               NAP
                105          09-0002742        NAP             No               NAP
                106          09-0002686        NAP             No               NAP
                107          09-0002728        NAP             No               NAP
                108          09-0002674        NAP             No               NAP
                109          09-0002694        NAP             No               NAP
   7            110          09-0002664        NAP             No               NAP
                111          09-0002640        NAP             No               NAP
                112          09-0002726        NAP             No               NAP
   14           113          09-0002683        NAP             No               NAP
                114          09-0002739        NAP             No               NAP
   14           115          09-0002644        NAP             No               NAP
                116          09-0002597        NAP             No               NAP
                117          09-0002719        NAP             No               NAP
   4            118            07-0612         NAP             No               NAP
                119            07-0529         NAP             No               NAP
                120          09-0002727        NAP             No               NAP
                121          09-0002701        NAP             No               NAP
                122            07-0245         NAP             No               NAP

                                                                                                     MEZZ
                                                                                                     DEBT       B NOTE     EARNOUT
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER        PREPAYMENT PROVISIONS (# OF PAYMENTS) (1)           BALANCE     BALANCE     FLAG
----------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    Lockout/25_Defeasance/89_0%/5                                                     No
   2             2           00-1001227    Lockout/27_Defeasance/38_0%/7                                                     No
4, 5, 6          3           00-1001225    Lockout/26_Defeasance/89_0%/4                                                     No
  2, 7           4           00-1001231    Lockout/24_Defeasance/90_0%/5                                                     No
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111     Lockout/23_Defeasance/93_0%/4                                                     Yes
  2, 9           6             8WNAN7      Lockout/2_Greater of YM or 3%/24_Defeasance/87_0%/7                               No
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229    Lockout/26_Defeasance/90_0%/4                                                     No
   11            8             07-0554     Lockout/25_Defeasance/31_0%/4                                                     No
7, 8, 12         9           09-0002723    Lockout/26_Defeasance/90_0%/4                                                     Yes
                 10          09-0002749    Lockout/25_Defeasance/31_0%/4                                                     No
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336     Lockout/25_Defeasance/91_0%/4                                                     No
                 12          09-0002715    Lockout/26_Defeasance/90_0%/4                                                     No
                 13            06-1191     Lockout/27_Defeasance/90_0%/3                                                     No
               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607     Lockout/25_Defeasance/31_0%/4                          $14,000,000                No
                 15          09-0002675    Lockout/27_Defeasance/89_0%/4                                                     No
                 16            07-0617     Lockout/24_Defeasance/92_0%/4                                                     No
                 17            07-0417     Lockout/28_Defeasance/28_0%/4                                                     No
                 18          09-0002712    Lockout/26_Defeasance/90_0%/4                                                     No
                 19            07-0655     Lockout/24_Defeasance/93_0%/3                                                     No
                 20          09-0002696    Lockout/11_>YM or 1%/45_0%/4                                                      No
  7, 8           21          09-0002651    Lockout/27_Defeasance/89_0%/4                                                     Yes
                 22            07-0286     Lockout/11_> YM or 1%/45_0%/4                                                     No
                 23            07-0430     Lockout/0_> YM or 1%/116_0%/4                                                     No
                 24          09-0002667    Lockout/28_Defeasance/88_0%/4                                                     No
                 25          09-0002718    Lockout/26_Defeasance/90_0%/4                                                     No
                 26          09-0002653    Lockout/27_Defeasance/89_0%/4                                                     No
                 27            07-0337     Lockout/29_Defeasance/87_0%/4                                                     No
                 28            07-0432     Lockout/29_Defeasance/87_0%/4                                                     No
                 29            07-0405     Lockout/29_Defeasance/87_0%/4                                                     No
                 30          09-0002688    Lockout/27_Defeasance/89_0%/4                                                     No
                 31          09-0002691    Lockout/26_Defeasance/90_0%/4                                                     No
                 32          09-0002671    Lockout/27_Defeasance/89_0%/4                                                     No
                 33          09-0002679    Lockout/27_Defeasance/89_0%/4                                                     No
   7             34          09-0002622    Lockout/11_>YM or 1%/45_0%/4                                                      No
  7, 8           35          09-0002617    Lockout/28_Defeasance/88_0%/4                                                     Yes
   5             36            06-1044     Lockout/25_Defeasance/83_0%/4                                                     No
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700    Lockout/26_Defeasance/90_0%/4                                                     No
                 38          09-0002669    Lockout/25_Defeasance/31_0%/4                                                     No
                 39            06-0840     Lockout/30_Defeasance/85_0%/5                                                     No
                 40          09-0002722    Lockout/26_Defeasance/30_0%/4                                                     No
   4             41            07-0382     Lockout/27_Defeasance/89_0%/4                           $4,700,000                No
   13            42          09-0002724    Lockout/26_Defeasance/90_0%/4                                                     No
   4             43            07-0572     Lockout/25_Defeasance/55_0%/4                                                     No
   7             44          09-0002573    Lockout/27_Defeasance/89_0%/4                                                     No
   7             45          09-0002572    Lockout/29_Defeasance/87_0%/4                                                     No
                 46          09-0002423    Lockout/32_Defeasance/84_0%/4                                                     No
                 47            07-0100     Lockout/25_Defeasance/92_0%/3                                                     No
                 48            07-0458     Lockout/27_Defeasance/89_0%/4                                                     No
                 49          09-0002729    Lockout/23_>YM or 1%/93_0%/4                                                      No
   4             50            06-0799     Lockout/27_Defeasance/89_0%/4                                                     No
                 51          09-0002714    Lockout/26_Defeasance/90_0%/4                                                     No
                 52          09-0002716    Lockout/26_Defeasance/90_0%/4                                                     No
                 53          09-0002744    Lockout/24_Defeasance/92_0%/4                                                     No
                 54          09-0002731    Lockout/23_>YM or 1%/93_0%/4                                                      No
                 55          09-0002720    Lockout/26_Defeasance/90_0%/4                                                     No
                 56            07-0575     Lockout/26_Defeasance/91_0%/3                           $2,250,000                No
   4             57            06-0995     Lockout/27_Defeasance/89_0%/4                                                     No
                 58            07-0514     Lockout/24_Defeasance/92_0%/4                                                     No
   4             59            07-0645     Lockout/24_Defeasance/92_0%/4                           $4,700,000                No
   14            60          09-0002697    Lockout/26_Defeasance/90_0%/4                                                     No
                 61            07-0183     Lockout/59_> YM or 1%/57_0%/4                                                     No
                 62            07-0003     Lockout/23_Defeasance/93_0%/4                                                     No
                 63            07-0013     Lockout/23_Defeasance/93_0%/4                                                     No
                 64          09-0002685    Lockout/27_Defeasance/89_0%/4                                                     No
   4             65          09-0002721    Lockout/26_Defeasance/90_0%/4                                                     No
                 66          09-0002738    Lockout/25_Defeasance/91_0%/4                                                     No
                 67            07-0413     Lockout/28_Defeasance/52_0%/4                           $1,951,160                No
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673    Lockout/26_Defeasance/90_0%/4                                                     No
                 69            07-0448     Lockout/26_Defeasance/90_0%/4                                                     No
   4             70          09-0002668    Lockout/25_Defeasance/91_0%/4                                                     No
   7             71          09-0002692    Lockout/26_Defeasance/54_0%/4                                                     No
                 72          09-0002672    Lockout/27_Defeasance/89_0%/4                                                     No
                 73            06-0869     Lockout/24_Defeasance/32_0%/4                                                     No
                 74          09-0002676    Lockout/22_>YM or 1%/58_0%/4                                                      No
                 75            07-0308     Lockout/28_Defeasance/88_0%/4                                                     No
                 76            07-0452     Lockout/27_Defeasance/88_0%/5                                                     No
   4             77          09-0002740    Lockout/25_Defeasance/91_0%/4                                                     No
                 78            07-0302     Lockout/28_Defeasance/88_0%/4                                                     No
                 79          09-0002735    Lockout/26_Defeasance/90_0%/4                                                     No
                 80          09-0002650    Lockout/28_Defeasance/88_0%/4                                                     No
                 81          09-0002687    Lockout/26_Defeasance/90_0%/4                                                     No
  4, 7           82          09-0002743    Lockout/25_Defeasance/91_0%/4                                                     No
                 83            07-0534     Lockout/25_Defeasance/91_0%/4                                                     No
   4             84          09-0002695    Lockout/26_Defeasance/30_0%/4                                                     No
                 85            07-0597     Lockout/24_Defeasance/92_0%/4                                                     No
                 86          09-0002713    Lockout/26_Defeasance/90_0%/4                                                     No
   4             87          09-0002590    Lockout/29_Defeasance or Greater of YM or 1%/87_0%/4                              No
                 88            07-0409     Lockout/35_> YM or 1%/81_0%/4                                                     No
   14            89          09-0002620    Lockout/26_Defeasance/90_0%/4                                                     No
                 90            07-0304     Lockout/59_> YM or 1%/57_0%/4                                                     No
   7             91          09-0002654    Lockout/28_Defeasance/88_0%/4                                                     No
                 92          09-0002666    Lockout/27_Defeasance/89_0%/4                                                     No
                 93          09-0002682    Lockout/26_Defeasance/90_0%/4                                                     No
                 94          09-0002706    Lockout/25_Defeasance/91_0%/4                                                     No
                 95          09-0002658    Lockout/26_Defeasance/90_0%/4                                                     No
                 96            07-0109     Lockout/30_Defeasance/86_0%/4                                                     No
                 97            07-0182     Lockout/30_> YM or 1%/86_0%/4                                                     No
                 98          09-0002662    Lockout/27_Defeasance/89_0%/4                                                     No
                 99            07-0521     Lockout/27_Defeasance/89_0%/4                             $462,107                No
   4            100          09-0002593    Lockout/29_Defeasance/87_0%/4                                                     No
                101            07-0175     Lockout/27_Defeasance/89_0%/4                                                     No
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659    Lockout/27_Defeasance/89_0%/4                                                     Yes
                103          09-0002717    Lockout/26_Defeasance/90_0%/4                                                     No
                104          09-0002665    Lockout/27_Defeasance/89_0%/4                                                     No
                105          09-0002742    Lockout/25_Defeasance/91_0%/4                                                     No
                106          09-0002686    Lockout/26_Defeasance/90_0%/4                                                     No
                107          09-0002728    Lockout/26_>YM or 1%/90_0%/4                                                      No
                108          09-0002674    Lockout/26_Defeasance/90_0%/4                                                     No
                109          09-0002694    Lockout/26_Defeasance/90_0%/4                                                     No
   7            110          09-0002664    Lockout/27_Defeasance or Greater of YM or 1%/89_0%/4                              No
                111          09-0002640    Lockout/25_Defeasance/91_0%/4                                                     No
                112          09-0002726    Lockout/26_Defeasance/90_0%/4                                                     No
   14           113          09-0002683    Lockout/26_Defeasance/90_0%/4                                                     No
                114          09-0002739    Lockout/25_Defeasance/91_0%/4                                                     No
   14           115          09-0002644    Lockout/28_Defeasance/88_0%/4                                                     No
                116          09-0002597    Lockout/28_Defeasance/88_0%/4                                                     No
                117          09-0002719    Lockout/26_Defeasance/90_0%/4                                                     No
   4            118            07-0612     Lockout/25_Defeasance/91_0%/3                                                     No
                119            07-0529     Lockout/59_> YM or 1%/57_0%/4                                                     No
                120          09-0002727    Lockout/26_Defeasance/90_0%/4                                                     No
                121          09-0002701    Lockout/26_Defeasance/90_0%/4                                                     No
                122            07-0245     Lockout/28_Defeasance/88_0%/4                                                     No

                                            EARNOUT OR
                                            PERFORMANCE                                                            SCHEDULED
                                             GUARANTEE    P & I AFTER   APPRAISAL     APPRAISAL       CUT-OFF       MATURITY
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER      AMOUNT        EARNOUT       DATE          VALUE         DATE LTV      DATE LTV
----------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230              $0         $0.00    8/1/2007   $1,500,000,000      56.7%        52.2%
   2             2           00-1001227              $0         $0.00    6/8/2007     $905,000,000      60.8%        60.8%
4, 5, 6          3           00-1001225              $0         $0.00    7/1/2007     $370,000,000      72.3%        72.3%
  2, 7           4           00-1001231              $0         $0.00    8/1/2007     $570,000,000      52.6%        39.0%
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111      $15,000,000   $393,854.63   5/22/2007     $106,000,000      61.3%        72.8%
  2, 9           6             8WNAN7                $0         $0.00                 $629,855,000      75.0%        75.0%
                6.01          8WNAN7-1                                  5/30/2007      $60,500,000
                6.02          8WNAN7-2                                  5/29/2007      $37,000,000
                6.03          8WNAN7-3                                  5/21/2007      $31,600,000
                6.04          8WNAN7-4                                  5/29/2007      $31,000,000
                6.05          8WNAN7-5                                  5/22/2007      $30,230,000
                6.06          8WNAN7-6                                  5/24/2007      $28,700,000
                6.07          8WNAN7-7                                  5/21/2007      $27,820,000
                6.08          8WNAN7-8                                  5/25/2007      $26,400,000
                6.09          8WNAN7-9                                  5/21/2007      $26,100,000
                6.10          8WNAN7-10                                 5/28/2007      $25,000,000
                6.11          8WNAN7-11                                 5/30/2007      $23,900,000
                6.12          8WNAN7-12                                 5/25/2007      $22,350,000
                6.13          8WNAN7-13                                 5/21/2007      $18,000,000
                6.14          8WNAN7-14                                 5/21/2007      $17,100,000
                6.15          8WNAN7-15                                 5/29/2007      $16,500,000
                6.16          8WNAN7-16                                 5/25/2007      $15,500,000
                6.17          8WNAN7-17                                 5/28/2007      $15,000,000
                6.18          8WNAN7-18                                 5/22/2007      $15,000,000
                6.19          8WNAN7-19                                 5/23/2007      $14,200,000
                6.20          8WNAN7-20                                 5/23/2007      $13,500,000
                6.21          8WNAN7-21                                 5/24/2007      $13,200,000
                6.22          8WNAN7-22                                 5/26/2007      $11,800,000
                6.23          8WNAN7-23                                 5/21/2007      $11,800,000
                6.24          8WNAN7-24                                 5/21/2007      $11,050,000
                6.25          8WNAN7-25                                 5/21/2007      $10,160,000
                6.26          8WNAN7-26                                 5/24/2007       $9,700,000
                6.27          8WNAN7-27                                 5/30/2007       $9,190,000
                6.28          8WNAN7-28                                 5/21/2007       $7,930,000
                6.29          8WNAN7-29                                 5/21/2007       $7,425,000
                6.30          8WNAN7-30                                 5/25/2007       $7,260,000
                6.31          8WNAN7-31                                 5/23/2007       $7,075,000
                6.32          8WNAN7-32                                 5/22/2007       $5,575,000
                6.33          8WNAN7-33                                 5/22/2007       $5,300,000
                6.34          8WNAN7-34                                 5/25/2007       $4,300,000
                6.35          8WNAN7-35                                 5/24/2007       $3,850,000
                6.36          8WNAN7-36                                 5/25/2007       $3,600,000
                6.37          8WNAN7-37                                 5/21/2007       $3,600,000
                6.38          8WNAN7-38                                 5/21/2007       $1,640,000
 5, 10           7           00-1001229              $0         $0.00    8/1/2007      $80,000,000      73.9%        73.9%
   11            8             07-0554               $0         $0.00   7/26/2007      $48,900,000      65.7%        58.5%
7, 8, 12         9           09-0002723     $15,545,000   $138,288.77   6/20/2007      $44,000,000      51.3%        74.5%
                 10          09-0002749              $0         $0.00                  $53,100,000      70.4%        70.4%
               10.01        09-0002749-1                                7/12/2007      $24,800,000
               10.02        09-0002749-2                                7/12/2007      $16,800,000
               10.03        09-0002749-3                                7/12/2007      $11,500,000
   4             11            06-1336               $0         $0.00   3/16/2007      $46,000,000      80.0%        74.7%
                 12          09-0002715              $0         $0.00   6/11/2007      $58,300,000      58.3%        58.3%
                 13            06-1191               $0         $0.00                  $41,430,000      72.4%        65.3%
               13.01           06-1191                                   6/1/2007      $13,000,000
               13.02           06-1191                                   6/1/2007      $11,700,000
               13.03           06-1191                                   6/1/2007       $9,500,000
               13.04           06-1191                                   6/1/2007       $7,230,000
                 14            07-0607               $0         $0.00    9/1/2007      $51,000,000      58.8%        58.8%
                 15          09-0002675              $0         $0.00    6/1/2007      $40,000,000      69.1%        69.1%
                 16            07-0617               $0         $0.00   6/28/2007      $39,300,000      69.7%        65.8%
                 17            07-0417               $0         $0.00    5/1/2007      $33,400,000      81.7%        81.7%
                 18          09-0002712              $0         $0.00   6/11/2007      $34,000,000      79.4%        79.4%
                 19            07-0655               $0         $0.00   7/11/2007      $37,000,000      70.3%        66.3%
                 20          09-0002696              $0         $0.00    6/8/2007      $28,500,000      78.9%        78.9%
  7, 8           21          09-0002651      $3,100,000   $110,025.15   2/21/2007      $26,800,000      71.8%        65.0%
                 22            07-0286               $0         $0.00   4/20/2007      $28,000,000      71.4%        71.4%
                 23            07-0430               $0         $0.00   3/27/2007      $30,000,000      66.7%        66.7%
                 24          09-0002667              $0         $0.00   5/15/2007      $24,900,000      78.7%        78.7%
                 25          09-0002718              $0         $0.00   6/11/2007      $24,200,000      73.6%        73.6%
                 26          09-0002653              $0         $0.00    5/8/2007      $26,000,000      67.3%        67.3%
                 27            07-0337               $0         $0.00    1/4/2007      $12,650,000      75.5%        75.5%
                 28            07-0432               $0         $0.00    1/4/2007      $10,250,000      75.5%        75.5%
                 29            07-0405               $0         $0.00   12/1/2007      $20,460,000      83.1%        83.1%
                 30          09-0002688              $0         $0.00   5/30/2007      $23,750,000      70.5%        70.5%
                 31          09-0002691              $0         $0.00    6/5/2007      $22,500,000      73.3%        64.7%
                 32          09-0002671              $0         $0.00   4/18/2007      $21,450,000      76.9%        76.9%
                 33          09-0002679              $0         $0.00   5/17/2007      $21,800,000      73.4%        68.3%
   7             34          09-0002622              $0         $0.00   4/17/2007      $19,500,000      82.1%        78.0%
  7, 8           35          09-0002617      $2,200,000    $77,115.49   2/25/2007      $18,900,000      69.8%        74.4%
   5             36            06-1044               $0         $0.00                  $20,800,000      72.3%        63.1%
               36.01           06-1044                                   6/1/2007       $2,900,000
               36.02           06-1044                                  10/1/2007       $2,500,000
               36.03           06-1044                                  10/1/2007       $2,500,000
               36.04           06-1044                                   5/1/2007       $2,200,000
               36.05           06-1044                                   1/1/2007       $1,900,000
               36.06           06-1044                                   3/1/2007       $2,100,000
               36.07           06-1044                                   6/1/2007       $1,700,000
               36.08           06-1044                                   1/1/2007       $1,700,000
               36.09           06-1044                                   6/1/2007       $1,500,000
               36.10           06-1044                                   1/1/2007       $1,100,000
               36.11           06-1044                                   4/1/2007         $700,000
                 37          09-0002700              $0         $0.00   6/15/2007      $18,800,000      79.8%        79.8%
                 38          09-0002669              $0         $0.00    5/2/2007      $19,000,000      77.9%        77.9%
                 39            06-0840               $0         $0.00   10/1/2007      $18,000,000      80.6%        75.4%
                 40          09-0002722              $0         $0.00    7/2/2007      $17,900,000      80.0%        80.0%
   4             41            07-0382               $0         $0.00   3/12/2007      $19,000,000      75.0%        70.1%
   13            42          09-0002724              $0         $0.00    5/1/2008      $17,700,000      79.9%        79.9%
   4             43            07-0572               $0         $0.00    7/1/2007      $20,500,000      68.3%        66.9%
   7             44          09-0002573              $0         $0.00   5/23/2007      $16,700,000      80.8%        79.9%
   7             45          09-0002572              $0         $0.00    3/5/2007      $15,500,000      78.7%        74.4%
                 46          09-0002423              $0         $0.00   11/27/2006     $16,000,000      76.3%        76.3%
                 47            07-0100               $0         $0.00   8/12/2007      $16,500,000      72.7%        67.4%
                 48            07-0458               $0         $0.00    5/4/2007      $15,900,000      75.5%        68.8%
                 49          09-0002729              $0         $0.00   6/15/2007      $18,500,000      64.7%        55.2%
   4             50            06-0799               $0         $0.00    5/1/2007      $14,980,000      79.1%        74.3%
                 51          09-0002714              $0         $0.00   6/11/2007      $14,700,000      75.5%        75.5%
                 52          09-0002716              $0         $0.00   6/11/2007      $17,150,000      63.6%        63.6%
                 53          09-0002744              $0         $0.00   6/14/2007      $18,500,000      57.6%        49.6%
                 54          09-0002731              $0         $0.00   6/19/2007      $18,000,000      58.3%        58.3%
                 55          09-0002720              $0         $0.00   6/18/2007      $13,100,000      78.6%        78.6%
                 56            07-0575               $0         $0.00   11/1/2007      $14,900,000      68.8%        63.4%
   4             57            06-0995               $0         $0.00   4/27/2007      $13,375,000      75.5%        70.6%
                 58            07-0514               $0         $0.00    6/6/2007      $14,900,000      67.1%        59.5%
   4             59            07-0645               $0         $0.00   7/23/2007      $15,400,000      64.9%        59.2%
   14            60          09-0002697              $0         $0.00   10/1/2007      $15,100,000      66.0%        51.2%
                 61            07-0183               $0         $0.00    2/4/2007      $12,870,000      74.6%        65.9%
                 62            07-0003               $0         $0.00   8/31/2007      $11,625,000      80.0%        69.7%
                 63            07-0013               $0         $0.00    8/1/2007      $19,900,000      45.2%        39.1%
                 64          09-0002685              $0         $0.00    6/8/2007      $17,300,000      52.0%        52.0%
   4             65          09-0002721              $0         $0.00    6/1/2007      $12,650,000      68.4%        68.4%
                 66          09-0002738              $0         $0.00   7/16/2007      $11,750,000      73.4%        69.0%
                 67            07-0413               $0         $0.00                  $11,495,000      74.8%        73.0%
               67.01           07-0413                                  1/19/2007       $3,150,000
               67.02           07-0413                                  1/19/2007       $2,960,000
               67.03           07-0413                                  1/19/2007       $2,100,000
               67.04           07-0413                                  1/19/2007       $1,665,000
               67.05           07-0413                                  1/19/2007       $1,620,000
                 68          09-0002673              $0         $0.00   5/17/2007      $13,410,000      62.6%        58.7%
                 69            07-0448               $0         $0.00   6/11/2007      $11,000,000      75.6%        65.5%
   4             70          09-0002668              $0         $0.00    6/7/2007      $10,130,000      80.0%        80.0%
   7             71          09-0002692              $0         $0.00    6/5/2007      $12,600,000      63.9%        58.3%
                 72          09-0002672              $0         $0.00   5/14/2007      $14,000,000      57.5%        57.5%
                 73            06-0869               $0         $0.00   5/17/2007      $11,200,000      69.6%        65.9%
                 74          09-0002676              $0         $0.00    5/5/2007       $9,500,000      80.0%        80.0%
                 75            07-0308               $0         $0.00    4/1/2007      $11,800,000      63.2%        49.8%
                 76            07-0452               $0         $0.00    5/4/2007       $9,400,000      77.1%        69.6%
   4             77          09-0002740              $0         $0.00   7/23/2007       $9,500,000      74.7%        70.3%
                 78            07-0302               $0         $0.00    4/1/2007      $10,600,000      65.7%        51.7%
                 79          09-0002735              $0         $0.00    7/2/2007       $8,700,000      79.0%        74.1%
                 80          09-0002650              $0         $0.00    5/7/2007       $9,000,000      72.6%        72.6%
                 81          09-0002687              $0         $0.00    6/4/2007       $9,200,000      70.7%        70.7%
  4, 7           82          09-0002743              $0         $0.00   7/16/2007       $8,120,000      78.8%        73.7%
                 83            07-0534               $0         $0.00    8/8/2007       $8,500,000      74.1%        70.0%
   4             84          09-0002695              $0         $0.00   6/11/2007       $8,400,000      73.8%        73.8%
                 85            07-0597               $0         $0.00   7/18/2007       $8,139,000      73.7%        65.2%
                 86          09-0002713              $0         $0.00   6/18/2007       $8,600,000      69.8%        69.8%
   4             87          09-0002590              $0         $0.00   3/13/2007       $7,000,000      80.0%        80.0%
                 88            07-0409               $0         $0.00   4/29/2007       $7,500,000      69.2%        58.9%
   14            89          09-0002620              $0         $0.00    9/1/2007       $6,400,000      79.7%        71.6%
                 90            07-0304               $0         $0.00   3/23/2007       $7,500,000      66.7%        60.3%
   7             91          09-0002654              $0         $0.00   5/11/2007       $7,500,000      60.0%        58.4%
                 92          09-0002666              $0         $0.00   5/31/2007       $7,400,000      60.6%        50.9%
                 93          09-0002682              $0         $0.00    6/4/2007       $7,600,000      55.6%        33.0%
                 94          09-0002706              $0         $0.00    6/6/2007       $7,100,000      59.2%        59.2%
                 95          09-0002658              $0         $0.00   5/15/2007       $5,340,000      77.9%        73.0%
                 96            07-0109               $0         $0.00    2/7/2007       $4,900,000      79.6%        72.1%
                 97            07-0182               $0         $0.00   2/23/2007       $4,970,000      78.5%        73.4%
                 98          09-0002662              $0         $0.00    5/9/2007       $5,630,000      69.3%        69.3%
                 99            07-0521               $0         $0.00   3/20/2007       $4,800,000      80.0%        77.3%
   4            100          09-0002593              $0         $0.00    4/1/2007       $4,750,000      80.0%        80.0%
                101            07-0175               $0         $0.00                   $4,890,000      76.4%        59.4%
               101.01          07-0175                                   4/4/2007       $1,850,000
               101.02          07-0175                                   4/4/2007       $1,640,000
               101.03          07-0175                                   4/3/2007       $1,400,000
  7, 8          102          09-0002659        $435,000    $20,192.95    6/1/2007       $4,800,000      68.5%        71.3%
                103          09-0002717              $0         $0.00   6/11/2007       $4,550,000      81.3%        81.3%
                104          09-0002665              $0         $0.00   5/11/2007       $4,475,000      80.4%        74.3%
                105          09-0002742              $0         $0.00   7/13/2007       $5,400,000      65.5%        51.5%
                106          09-0002686              $0         $0.00    6/1/2007       $4,400,000      79.1%        74.0%
                107          09-0002728              $0         $0.00   5/11/2007       $4,500,000      72.1%        67.7%
                108          09-0002674              $0         $0.00   6/12/2007       $4,000,000      80.0%        72.6%
                109          09-0002694              $0         $0.00    6/1/2007       $4,050,000      77.2%        77.2%
   7            110          09-0002664              $0         $0.00    5/3/2007       $4,570,000      67.8%        65.4%
                111          09-0002640              $0         $0.00    6/1/2007       $4,100,000      74.7%        74.7%
                112          09-0002726              $0         $0.00    6/7/2007       $4,375,000      68.6%        64.3%
   14           113          09-0002683              $0         $0.00   6/11/2007       $3,670,000      79.0%        79.0%
                114          09-0002739              $0         $0.00   7/16/2007       $4,250,000      67.2%        63.2%
   14           115          09-0002644              $0         $0.00   10/3/2007       $3,850,000      72.7%        67.8%
                116          09-0002597              $0         $0.00   3/26/2007       $4,700,000      56.1%        43.5%
                117          09-0002719              $0         $0.00   6/18/2007       $3,200,000      79.7%        79.7%
   4            118            07-0612               $0         $0.00    7/8/2007       $3,150,000      76.2%        68.7%
                119            07-0529               $0         $0.00   6/18/2007       $3,120,000      74.5%        66.7%
                120          09-0002727              $0         $0.00   6/20/2007       $3,200,000      71.3%        66.9%
                121          09-0002701              $0         $0.00    7/1/2007       $3,500,000      64.3%        60.2%
                122            07-0245               $0         $0.00   3/13/2007       $1,720,000      74.2%        63.3%

                                                                    OCCUPANCY
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER       OCCUPANCY %         AS OF DATE
------------------------------------------------------------------------------

  2, 3           1           00-1001230          100.0%             6/30/2007
   2             2           00-1001227           92.8%             7/31/2007
4, 5, 6          3           00-1001225          100.0%             7/9/2007
  2, 7           4           00-1001231           87.2%
                 4                                81.5%             6/1/2007
                 4                                94.3%             6/1/2007
                 4                                95.5%             6/1/2007
                 4                                93.1%             6/1/2007
                 4                               100.0%             6/1/2007
                 4                                93.5%             6/1/2007
                 4                                96.1%             6/1/2007
                 4                                95.6%             6/1/2007
                 4                                55.9%             6/1/2007
                 4                                59.7%             6/1/2007
                 4                                92.6%             6/1/2007
                 4                                92.3%             6/1/2007
                 4                               100.0%             6/1/2007
                 4                                90.6%             6/1/2007
                 4                                32.3%             6/1/2007
                 4                               100.0%             6/1/2007
   8             5             06-1111            99.6%             7/1/2007
  2, 9           6             8WNAN7            100.0%
                6.01          8WNAN7-1           100.0%             8/1/2007
                6.02          8WNAN7-2           100.0%             8/1/2007
                6.03          8WNAN7-3           100.0%             8/1/2007
                6.04          8WNAN7-4           100.0%             8/1/2007
                6.05          8WNAN7-5           100.0%             8/1/2007
                6.06          8WNAN7-6           100.0%             8/1/2007
                6.07          8WNAN7-7           100.0%             8/1/2007
                6.08          8WNAN7-8           100.0%             8/1/2007
                6.09          8WNAN7-9           100.0%             8/1/2007
                6.10          8WNAN7-10          100.0%             8/1/2007
                6.11          8WNAN7-11          100.0%             8/1/2007
                6.12          8WNAN7-12          100.0%             8/1/2007
                6.13          8WNAN7-13          100.0%             8/1/2007
                6.14          8WNAN7-14          100.0%             8/1/2007
                6.15          8WNAN7-15          100.0%             8/1/2007
                6.16          8WNAN7-16          100.0%             8/1/2007
                6.17          8WNAN7-17          100.0%             8/1/2007
                6.18          8WNAN7-18          100.0%             8/1/2007
                6.19          8WNAN7-19          100.0%             8/1/2007
                6.20          8WNAN7-20          100.0%             8/1/2007
                6.21          8WNAN7-21          100.0%             8/1/2007
                6.22          8WNAN7-22          100.0%             8/1/2007
                6.23          8WNAN7-23          100.0%             8/1/2007
                6.24          8WNAN7-24          100.0%             8/1/2007
                6.25          8WNAN7-25          100.0%             8/1/2007
                6.26          8WNAN7-26          100.0%             8/1/2007
                6.27          8WNAN7-27          100.0%             8/1/2007
                6.28          8WNAN7-28          100.0%             8/1/2007
                6.29          8WNAN7-29          100.0%             8/1/2007
                6.30          8WNAN7-30          100.0%             8/1/2007
                6.31          8WNAN7-31          100.0%             8/1/2007
                6.32          8WNAN7-32          100.0%             8/1/2007
                6.33          8WNAN7-33          100.0%             8/1/2007
                6.34          8WNAN7-34          100.0%             8/1/2007
                6.35          8WNAN7-35          100.0%             8/1/2007
                6.36          8WNAN7-36          100.0%             8/1/2007
                6.37          8WNAN7-37          100.0%             8/1/2007
                6.38          8WNAN7-38          100.0%             8/1/2007
 5, 10           7           00-1001229          100.0%             7/20/2007
   11            8             07-0554            69.8%             6/30/2007
7, 8, 12         9           09-0002723          100.0%             9/1/2007
                 10          09-0002749           90.7%
               10.01        09-0002749-1          88.1%             7/1/2007
               10.02        09-0002749-2          88.2%             7/1/2007
               10.03        09-0002749-3         100.0%             7/1/2007
   4             11            06-1336            92.8%             9/6/2007
                 12          09-0002715           97.5%             7/20/2007
                 13            06-1191            97.0%             5/10/2007
               13.01           06-1191            94.3%             5/10/2007
               13.02           06-1191            98.5%             5/10/2007
               13.03           06-1191            99.3%             5/10/2007
               13.04           06-1191            96.6%             5/10/2007
                 14            07-0607           100.0%             10/1/2007
                 15          09-0002675           92.2%             5/15/2007
                 16            07-0617            69.0%             6/30/2007
                 17            07-0417            59.3%             5/1/2007
                 18          09-0002712           97.4%             7/20/2007
                 19            07-0655           100.0%             7/1/2007
                 20          09-0002696           89.4%             8/15/2007
  7, 8           21          09-0002651           82.6%             3/1/2007
                 22            07-0286            94.6%             8/24/2007
                 23            07-0430            79.6%             3/27/2007
                 24          09-0002667           96.7%             7/25/2007
                 25          09-0002718           94.8%             7/20/2007
                 26          09-0002653           97.9%             7/31/2007
                 27            07-0337           100.0%             12/5/2006
                 28            07-0432            67.2%             8/1/2007
                 29            07-0405           100.0%             4/10/2007
                 30          09-0002688           99.2%             7/31/2007
                 31          09-0002691          100.0%             7/31/2007
                 32          09-0002671           96.4%             7/31/2007
                 33          09-0002679          100.0%             6/26/2007
   7             34          09-0002622           95.2%             6/21/2007
  7, 8           35          09-0002617           76.3%             8/15/2007
   5             36            06-1044           100.0%             8/1/2007
               36.01           06-1044           100.0%             8/1/2007
               36.02           06-1044           100.0%             8/1/2007
               36.03           06-1044           100.0%             8/1/2007
               36.04           06-1044           100.0%             8/1/2007
               36.05           06-1044           100.0%             8/1/2007
               36.06           06-1044           100.0%             8/1/2007
               36.07           06-1044           100.0%             8/1/2007
               36.08           06-1044           100.0%             8/1/2007
               36.09           06-1044           100.0%             8/1/2007
               36.10           06-1044           100.0%             8/1/2007
               36.11           06-1044           100.0%             8/1/2007
                 37          09-0002700           88.3%             6/19/2007
                 38          09-0002669           91.9%             7/18/2007
                 39            06-0840            80.8%             9/25/2007
                 40          09-0002722           94.7%             6/30/2007
   4             41            07-0382            85.6%             3/20/2007
   13            42          09-0002724          100.0%             5/30/2007
   4             43            07-0572            80.0%             7/1/2007
   7             44          09-0002573          100.0%             7/31/2007
   7             45          09-0002572          100.0%             7/31/2007
                 46          09-0002423           91.3%             7/25/2007
                 47            07-0100           100.0%             8/1/2007
                 48            07-0458            93.2%             7/1/2007
                 49          09-0002729           93.6%             7/1/2007
   4             50            06-0799           100.0%             5/11/2007
                 51          09-0002714           98.1%             7/20/2007
                 52          09-0002716           87.1%             8/20/2007
                 53          09-0002744           67.1%             5/31/2007
                 54          09-0002731          100.0%             7/16/2007
                 55          09-0002720           96.8%             7/20/2007
                 56            07-0575           100.0%             7/1/2007
   4             57            06-0995            98.2%             5/4/2007
                 58            07-0514            79.7%             8/31/2007
   4             59            07-0645            91.7%             8/1/2007
   14            60          09-0002697          100.0%             7/1/2007
                 61            07-0183           100.0%             3/1/2007
                 62            07-0003            84.3%             9/5/2007
                 63            07-0013            71.9%             6/30/2007
                 64          09-0002685          100.0%             5/23/2007
   4             65          09-0002721           92.8%             6/5/2007
                 66          09-0002738           97.5%             7/17/2007
                 67            07-0413            81.9%             4/18/2007
               67.01           07-0413            89.7%             4/18/2007
               67.02           07-0413            79.9%             4/18/2007
               67.03           07-0413            84.2%             4/18/2007
               67.04           07-0413            82.0%             4/18/2007
               67.05           07-0413            73.3%             4/18/2007
                 68          09-0002673          100.0%             6/1/2007
                 69            07-0448            99.0%             5/31/2007
   4             70          09-0002668           95.8%             7/11/2007
   7             71          09-0002692           83.7%             7/31/2007
                 72          09-0002672          100.0%             7/31/2007
                 73            06-0869            77.9%             6/30/2007
                 74          09-0002676           99.7%             8/1/2007
                 75            07-0308            53.9%             7/31/2007
                 76            07-0452           100.0%             8/23/2007
   4             77          09-0002740          100.0%             7/10/2007
                 78            07-0302            57.8%             7/31/2007
                 79          09-0002735           95.7%             6/30/2007
                 80          09-0002650           91.5%             7/31/2007
                 81          09-0002687          100.0%             6/14/2007
  4, 7           82          09-0002743           90.1%             7/23/2007
                 83            07-0534           100.0%             8/1/2007
   4             84          09-0002695          100.0%             7/5/2007
                 85            07-0597           100.0%             6/19/2007
                 86          09-0002713           93.3%             7/20/2007
   4             87          09-0002590           85.6%             6/30/2007
                 88            07-0409           100.0%             5/1/2007
   14            89          09-0002620           96.3%             8/13/2007
                 90            07-0304            94.5%             4/1/2007
   7             91          09-0002654           90.9%             8/1/2007
                 92          09-0002666          100.0%             7/31/2007
                 93          09-0002682           93.0%             6/1/2007
                 94          09-0002706          100.0%             6/1/2007
                 95          09-0002658          100.0%             5/1/2007
                 96            07-0109            80.0%             8/9/2007
                 97            07-0182           100.0%             2/1/2007
                 98          09-0002662          100.0%             4/27/2007
                 99            07-0521           100.0%             8/1/2007
   4            100          09-0002593          100.0%             4/30/2007
                101            07-0175           100.0%             4/23/2007
               101.01          07-0175           100.0%             4/23/2007
               101.02          07-0175           100.0%             4/23/2007
               101.03          07-0175           100.0%             4/23/2007
  7, 8          102          09-0002659           85.5%             3/31/2007
                103          09-0002717          100.0%             7/20/2007
                104          09-0002665          100.0%             5/15/2007
                105          09-0002742           88.6%             8/1/2007
                106          09-0002686          100.0%             5/1/2007
                107          09-0002728          100.0%             6/8/2007
                108          09-0002674          100.0%             6/25/2007
                109          09-0002694          100.0%             6/1/2007
   7            110          09-0002664           87.2%             6/1/2007
                111          09-0002640          100.0%             6/1/2007
                112          09-0002726           89.6%             4/1/2007
   14           113          09-0002683          100.0%             8/1/2007
                114          09-0002739           92.2%             7/19/2007
   14           115          09-0002644          100.0%             5/2/2007
                116          09-0002597           95.9%             5/30/2007
                117          09-0002719           96.9%             7/20/2007
   4            118            07-0612            72.7%             7/15/2007
                119            07-0529           100.0%             8/1/2007
                120          09-0002727          100.0%             7/31/2007
                121          09-0002701           86.2%             6/7/2007
                122            07-0245            87.9%             4/1/2007

                                                                                              LARGEST              LARGEST TENANT
                                                  LARGEST TENANT (BASED ON SQUARE              TENANT                  LEASE
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER                     FOOTAGE)                         SQ. FT.                EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    Cleary Gottlieb                                      430,495              12/31/2010
   2             2           00-1001227    Macy's                                               235,899              1/31/2015
4, 5, 6          3           00-1001225    Metropolitan 885 Third Avenue Leasehold, LLC         602,173              4/30/2077
  2, 7           4           00-1001231    NAP                                                       --
                 4                         Health Plus                                          108,752              10/31/2014
                 4                         NY Popular Inc                                        35,028              10/31/2009
                 4                         Dream On Me Inc                                       47,333              10/31/2007
                 4                         Texton Development Corp                               37,219              12/31/2010
                 4                         Utrecht Linens                                        24,649              1/31/2008
                 4                         Croscill Classic Inc                                  57,953              6/30/2008
                 4                         Digicell Ltd                                          36,333              10/31/2007
                 4                         American Leather Specialties                         129,733              1/31/2010
                 4                         Virginia Dare Extract Co. In                          55,927              2/28/2010
                 4                         Virginia Dare Extract Co. In                         102,645              2/28/2010
                 4                         NYC Department Of Archives                            99,157              1/31/2008
                 4                         NYC Department Of Finance                            102,260              11/30/2008
                 4                         Eight Stars Enterprises                               34,500              2/28/2009
                 4                         T.Y. Trading Co Inc                                   21,725              11/30/2008
                 4                         International Trade Expo                              47,000              10/31/2007
                 4                         NYC DCAS HRA                                         126,000              7/31/2012
   8             5             06-1111     Gerard Guez                                            9,990              4/30/2011
  2, 9           6             8WNAN7      NAP                                                       --
                6.01          8WNAN7-1     U.S. Foodservice                                     436,739              7/31/2027
                6.02          8WNAN7-2     U.S. Foodservice                                     504,627              7/31/2027
                6.03          8WNAN7-3     U.S. Foodservice                                     336,634              7/31/2027
                6.04          8WNAN7-4     U.S. Foodservice                                     307,790              7/31/2027
                6.05          8WNAN7-5     U.S. Foodservice                                     427,894              7/31/2027
                6.06          8WNAN7-6     U.S. Foodservice                                     330,250              7/31/2027
                6.07          8WNAN7-7     U.S. Foodservice                                     313,900              7/31/2027
                6.08          8WNAN7-8     U.S. Foodservice                                     346,271              7/31/2027
                6.09          8WNAN7-9     U.S. Foodservice                                     321,769              7/31/2027
                6.10          8WNAN7-10    U.S. Foodservice                                     172,200              7/31/2027
                6.11          8WNAN7-11    U.S. Foodservice                                     287,080              7/31/2027
                6.12          8WNAN7-12    U.S. Foodservice                                     394,065              7/31/2027
                6.13          8WNAN7-13    U.S. Foodservice                                     286,800              7/31/2027
                6.14          8WNAN7-14    U.S. Foodservice                                     381,032              7/31/2027
                6.15          8WNAN7-15    U.S. Foodservice                                     229,062              7/31/2027
                6.16          8WNAN7-16    U.S. Foodservice                                     202,143              7/31/2027
                6.17          8WNAN7-17    U.S. Foodservice                                     240,609              7/31/2027
                6.18          8WNAN7-18    U.S. Foodservice                                     219,530              7/31/2027
                6.19          8WNAN7-19    U.S. Foodservice                                     172,826              7/31/2027
                6.20          8WNAN7-20    U.S. Foodservice                                     357,370              7/31/2027
                6.21          8WNAN7-21    U.S. Foodservice                                     167,939              7/31/2027
                6.22          8WNAN7-22    U.S. Foodservice                                     356,178              7/31/2027
                6.23          8WNAN7-23    U.S. Foodservice                                     150,000              7/31/2027
                6.24          8WNAN7-24    U.S. Foodservice                                     167,575              7/31/2027
                6.25          8WNAN7-25    U.S. Foodservice                                      62,388              7/31/2027
                6.26          8WNAN7-26    U.S. Foodservice                                     155,100              7/31/2027
                6.27          8WNAN7-27    U.S. Foodservice                                     304,112              7/31/2027
                6.28          8WNAN7-28    U.S. Foodservice                                     203,958              7/31/2027
                6.29          8WNAN7-29    U.S. Foodservice                                     155,994              7/31/2027
                6.30          8WNAN7-30    U.S. Foodservice                                     323,900              7/31/2027
                6.31          8WNAN7-31    U.S. Foodservice                                     119,220              7/31/2027
                6.32          8WNAN7-32    U.S. Foodservice                                      79,855              7/31/2027
                6.33          8WNAN7-33    U.S. Foodservice                                     150,104              7/31/2027
                6.34          8WNAN7-34    U.S. Foodservice                                     107,000              7/31/2027
                6.35          8WNAN7-35    U.S. Foodservice                                      65,800              7/31/2027
                6.36          8WNAN7-36    U.S. Foodservice                                      47,700              7/31/2027
                6.37          8WNAN7-37    U.S. Foodservice                                     137,337              7/31/2027
                6.38          8WNAN7-38    U.S. Foodservice                                      19,346              7/31/2027
 5, 10           7           00-1001229    Metropolitan 292 Madison Avenue Leasehold LLC        182,738              7/31/2077
   11            8             07-0554     NAP                                                       --
7, 8, 12         9           09-0002723    Alcoa                                                 88,726               5/1/2008
                 10          09-0002749    NAP                                                       --
               10.01        09-0002749-1   GSA (STRICOM)                                         65,044              12/31/2009
               10.02        09-0002749-2   UCF                                                   36,672              6/30/2012
               10.03        09-0002749-3   Advanced Systems Technology                           30,000              6/30/2011
   4             11            06-1336     KMART                                                 94,841              6/30/2020
                 12          09-0002715    NAP                                                       --
                 13            06-1191
               13.01           06-1191     Goody's Family Clothing #67                           27,294              7/31/2013
               13.02           06-1191     Carmike Theaters                                      36,229              12/31/2025
               13.03           06-1191     Appalachian Regional Healthcare, Inc.                 91,454              12/31/2026
               13.04           06-1191     Big Lots, Inc. #1293                                  29,750              1/31/2009
                 14            07-0607     Pimco (Allianz)                                       30,681              8/31/2010
                 15          09-0002675    Fifth Third Bank                                      42,391              12/31/2010
                 16            07-0617     NAP                                                       --
                 17            07-0417     The Children's Place Retail Stores, Inc.               6,000              6/30/2011
                 18          09-0002712    NAP                                                       --
                 19            07-0655     ARUP                                                  12,802              10/31/2016
                 20          09-0002696    NAP                                                       --
  7, 8           21          09-0002651    Safeway                                               65,000              11/30/2026
                 22            07-0286     NAP                                                       --
                 23            07-0430     Allergan Sales                                        45,892              7/31/2011
                 24          09-0002667    NAP                                                       --
                 25          09-0002718    NAP                                                       --
                 26          09-0002653    Magruder's                                            16,690              2/28/2014
                 27            07-0337     Mylan Laboratories, Inc.                              72,082              3/31/2008
                 28            07-0432     Bloodhound Software, Inc.                             11,065              5/31/2011
                 29            07-0405     Whole Foods Market California, Inc                    23,200              2/14/2028
                 30          09-0002688    NAP                                                       --
                 31          09-0002691    Ford Motor Credit Co.                                111,630              10/31/2010
                 32          09-0002671    Infosys Technologies Limited                          17,086               2/1/2012
                 33          09-0002679    Somera Capital Mgmt (Subleased by AT&T)               23,802               3/1/2012
   7             34          09-0002622    Acme Market(ground lease)                             54,468               7/1/2032
  7, 8           35          09-0002617    Harold Pener                                           6,117              6/30/2008
   5             36            06-1044
               36.01           06-1044     Mariners Bank                                         26,572              6/30/2017
               36.02           06-1044     HSBC Bank                                             19,344              11/30/2017
               36.03           06-1044     HSBC Bank                                             19,294              11/30/2017
               36.04           06-1044     Mariners Bank                                         12,937              1/31/2017
               36.05           06-1044     Mariners Bank                                         11,600              2/28/2016
               36.06           06-1044     North Fork Bank                                       25,393              2/28/2022
               36.07           06-1044     Mariners Bank                                         12,394              12/31/2017
               36.08           06-1044     Bank of America                                       11,812              10/31/2021
               36.09           06-1044     Bank of America                                       12,486              5/13/2022
               36.10           06-1044     Bank of America                                        7,248              3/31/2022
               36.11           06-1044     Dunkin Donuts                                          1,850              2/28/2016
                 37          09-0002700    Regal Cinema                                          50,000              11/30/2026
                 38          09-0002669    Conti Enterprises, Inc.                               33,066               7/1/2010
                 39            06-0840     Specialty Surgical Center                             14,136              2/18/2017
                 40          09-0002722    Affordable Business                                   21,875              4/30/2012
   4             41            07-0382     LA Fitness                                            41,000              5/31/2017
   13            42          09-0002724    Publix                                                45,600              11/30/2026
   4             43            07-0572     NAP                                                       --
   7             44          09-0002573    World Market                                          18,238              1/31/2018
   7             45          09-0002572    Lane Bryant                                            5,019               6/1/2017
                 46          09-0002423    NAP                                                        -
                 47            07-0100     NAP                                                        -
                 48            07-0458     Wayland Baptist University                             5,323              2/28/2011
                 49          09-0002729    Ross Dress for Less                                   30,187              1/31/2012
   4             50            06-0799     LA Fitness                                            45,000              3/30/2022
                 51          09-0002714    NAP                                                       --
                 52          09-0002716    NAP                                                       --
                 53          09-0002744    NAP                                                       --
                 54          09-0002731    Moore Foundation                                      37,222               5/1/2011
                 55          09-0002720    NAP                                                       --
                 56            07-0575     Goodyear & NAPA Auto Parts                            10,730              11/30/2016
   4             57            06-0995     LA Fitness                                            45,000              12/1/2021
                 58            07-0514     NAP                                                       --
   4             59            07-0645     NAP                                                       --
   14            60          09-0002697    FedEx                                                 66,424               9/1/2019
                 61            07-0183     Xyience Training Center, LLC                           9,079              2/28/2010
                 62            07-0003     Food Lion                                             34,929              2/13/2027
                 63            07-0013     NAP                                                       --
                 64          09-0002685    Somerset Hills YMCA                                   10,070              11/1/2012
   4             65          09-0002721    Tech Prose                                             4,440               2/1/2010
                 66          09-0002738    AXT Holdings, Inc.                                    10,271              6/30/2010
                 67            07-0413
               67.01           07-0413     NAP                                                       --
               67.02           07-0413     NAP                                                       --
               67.03           07-0413     NAP                                                       --
               67.04           07-0413     NAP                                                       --
               67.05           07-0413     NAP                                                       --
                 68          09-0002673    Key Curriculum - warehouse                            31,887              12/1/2012
                 69            07-0448     Save-A-Lot                                            15,796              1/31/2009
   4             70          09-0002668    NAP                                                       --
   7             71          09-0002692    Sting Surveillance                                     8,761              8/31/2011
                 72          09-0002672    Otis Elevator                                         15,288              11/1/2011
                 73            06-0869     NAP                                                       --
                 74          09-0002676    University of Phoenix                                 29,201              10/31/2011
                 75            07-0308     NAP                                                       --
                 76            07-0452     Thriftway                                             35,200              12/31/2017
   4             77          09-0002740    Best Buy                                             115,200              5/31/2011
                 78            07-0302     NAP                                                       --
                 79          09-0002735    NAP                                                       --
                 80          09-0002650    Ganga - $5 & Under                                    15,809              1/31/2013
                 81          09-0002687    NAP                                                       --
  4, 7           82          09-0002743    Washington Mutual Bank                                 3,600              1/31/2014
                 83            07-0534     Borders, Inc.                                         22,586              1/31/2013
   4             84          09-0002695    Coury and Buehler Physical Therapy, Inc.               6,196              10/14/2010
                 85            07-0597     Food Lion                                             35,552              1/31/2011
                 86          09-0002713    NAP                                                       --
   4             87          09-0002590    U.S. Bank                                              9,313              5/31/2015
                 88            07-0409     Walgreen Eastern Co.                                  14,820              11/30/2081
   14            89          09-0002620    Dollar Tree                                            8,000              4/30/2012
                 90            07-0304     Endocrine Consultants Northwest I                      8,851              9/30/2010
   7             91          09-0002654    Peter Wilke - Corner Market                            3,388              5/14/2017
                 92          09-0002666    County of Riverside                                   31,171              4/30/2021
                 93          09-0002682    Albertson's                                           40,123              12/1/2021
                 94          09-0002706    Dream Weaver Design                                    5,340               2/1/2010
                 95          09-0002658    Fiesta Supermarkets                                   43,279              12/31/2018
                 96            07-0109     NAP                                                       --
                 97            07-0182     Harbor Electronics                                     5,088              1/31/2009
                 98          09-0002662    Robbins Brothers Jewelry                               7,300              1/31/2016
                 99            07-0521     Walgreen Co.                                          14,490              2/28/2081
   4            100          09-0002593    Windermere Real Estate                                 6,440              5/10/2017
                101            07-0175
               101.01          07-0175     Advance Stores Company, Inc.                           7,000              4/25/2022
               101.02          07-0175     Advance Stores Company, Inc.                           7,000              4/21/2022
               101.03          07-0175     Advance Stores Company, Inc.                           7,000              5/16/2022
  7, 8          102          09-0002659    It's a Buffalo!, Inc.                                  6,000              1/31/2017
                103          09-0002717    NAP                                                       --
                104          09-0002665    David's Bridal                                        10,069               9/1/2012
                105          09-0002742    Child of Mine                                          6,779               1/1/2012
                106          09-0002686    Raytheon                                              25,050              12/1/2011
                107          09-0002728    Investure                                              7,100              11/30/2011
                108          09-0002674    Food Lion                                             34,976               1/1/2021
                109          09-0002694    Hollywood Video                                        4,768              6/30/2010
   7            110          09-0002664    North Academy Interiors, Inc                           3,821              7/14/2012
                111          09-0002640    Verizon                                                3,700              5/31/2012
                112          09-0002726    DHI Mortgage Company                                   9,758              4/30/2011
   14           113          09-0002683    The Shoe Dept (The Shoe Show of Rocky Mount)           4,500              9/30/2011
                114          09-0002739    William J. Longwill, DDS                               2,462              12/31/2009
   14           115          09-0002644    Leslies Pool                                           3,498              10/31/2008
                116          09-0002597    Cato                                                   6,400              1/31/2012
                117          09-0002719    NAP                                                       --
   4            118            07-0612     NAP                                                       --
                119            07-0529     Peg's Glorified Ham & Eggs                             2,940              10/31/2013
                120          09-0002727    Walgreens                                             14,820              9/30/2081
                121          09-0002701    Fairview Health Services                               9,139              5/31/2012
                122            07-0245     Family Dollar, Inc.                                    9,180              4/30/2014

                                                                                                                SECOND LARGEST
                                                                                            SECOND LARGEST       TENANT LEASE
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER               SECOND LARGEST TENANT                TENANT SQ. FT.        EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    Goldman Sachs                                           263,187           4/1/2015
   2             2           00-1001227    Nordstrom                                               225,000          2/28/2019
4, 5, 6          3           00-1001225    NAP                                                          --
  2, 7           4           00-1001231    NAP                                                          --
                 4                         GSA                                                      34,624          2/28/2012
                 4                         XYZ Industries Inc.                                      31,085          10/31/2007
                 4                         Sil Thread Inc.                                          23,201          7/31/2010
                 4                         Diane Studios Inc                                        36,249          12/31/2009
                 4                         Network Cutting Inc.                                     23,201          1/31/2008
                 4                         3N Printing Inc                                          22,606          4/30/2013
                 4                         AJV Prime                                                30,508          1/31/2011
                 4                         National Packaging                                       69,205          3/31/2009
                 4                         Trimco Display LLC                                       37,267          10/31/2007
                 4                         Access Colo, Inc.                                        27,433          4/30/2016
                 4                         W & M Headwear Co.                                       73,024          1/31/2011
                 4                         NYS Supt. Of Ins Liquidators                             74,572          8/31/2008
                 4                         Economy Refrigeration                                    30,000          5/31/2015
                 4                         Economy Refrigeration                                    20,000          5/31/2015
                 4                         Eight Starts                                             40,000          6/30/2010
                 4                         F4 Warehouse Inc                                         74,000          6/30/2009
   8             5             06-1111     New Line Productions                                      9,748          3/14/2010
  2, 9           6             8WNAN7      NAP                                                          --
                6.01          8WNAN7-1     NAP                                                          --
                6.02          8WNAN7-2     NAP                                                          --
                6.03          8WNAN7-3     NAP                                                          --
                6.04          8WNAN7-4     NAP                                                          --
                6.05          8WNAN7-5     NAP                                                          --
                6.06          8WNAN7-6     NAP                                                          --
                6.07          8WNAN7-7     NAP                                                          --
                6.08          8WNAN7-8     NAP                                                          --
                6.09          8WNAN7-9     NAP                                                          --
                6.10          8WNAN7-10    NAP                                                          --
                6.11          8WNAN7-11    NAP                                                          --
                6.12          8WNAN7-12    NAP                                                          --
                6.13          8WNAN7-13    NAP                                                          --
                6.14          8WNAN7-14    NAP                                                          --
                6.15          8WNAN7-15    NAP                                                          --
                6.16          8WNAN7-16    NAP                                                          --
                6.17          8WNAN7-17    NAP                                                          --
                6.18          8WNAN7-18    NAP                                                          --
                6.19          8WNAN7-19    NAP                                                          --
                6.20          8WNAN7-20    NAP                                                          --
                6.21          8WNAN7-21    NAP                                                          --
                6.22          8WNAN7-22    NAP                                                          --
                6.23          8WNAN7-23    NAP                                                          --
                6.24          8WNAN7-24    NAP                                                          --
                6.25          8WNAN7-25    NAP                                                          --
                6.26          8WNAN7-26    NAP                                                          --
                6.27          8WNAN7-27    NAP                                                          --
                6.28          8WNAN7-28    NAP                                                          --
                6.29          8WNAN7-29    NAP                                                          --
                6.30          8WNAN7-30    NAP                                                          --
                6.31          8WNAN7-31    NAP                                                          --
                6.32          8WNAN7-32    NAP                                                          --
                6.33          8WNAN7-33    NAP                                                          --
                6.34          8WNAN7-34    NAP                                                          --
                6.35          8WNAN7-35    NAP                                                          --
                6.36          8WNAN7-36    NAP                                                          --
                6.37          8WNAN7-37    NAP                                                          --
                6.38          8WNAN7-38    NAP                                                          --
 5, 10           7           00-1001229    NAP                                                          --
   11            8             07-0554     NAP                                                          --
7, 8, 12         9           09-0002723    Philip Morris                                            73,692           2/1/2022
                 10          09-0002749    NAP                                                          --
               10.01        09-0002749-1   Anteon Corp/General Dynamics                             33,671          12/31/2008
               10.02        09-0002749-2   Invivo Corporation                                       31,160           6/1/2010
               10.03        09-0002749-3   USA - Air Force                                          28,756          9/30/2010
   4             11            06-1336     SEARS                                                    82,400          7/31/2010
                 12          09-0002715    NAP                                                          --
                 13            06-1191
               13.01           06-1191     Big Lots, Inc. #1094                                     25,275          1/31/2011
               13.02           06-1191     Goody's Store #12                                        32,000          5/31/2015
               13.03           06-1191     J.C. Penney #2427                                        34,006          2/28/2011
               13.04           06-1191     Bargain Barn                                             25,600          8/31/2012
                 14            07-0607     Petroleoum Heat & Power                                  18,915           8/1/2014
                 15          09-0002675    Professional Eng. Consultants                            26,905          12/31/2014
                 16            07-0617     NAP                                                          --
                 17            07-0417     K-W Sales Company New York, LLC                           5,828          3/31/2009
                 18          09-0002712    NAP                                                          --
                 19            07-0655     Mathematica                                              12,247          3/31/2014
                 20          09-0002696    NAP                                                          --
  7, 8           21          09-0002651    Conifer Liquors                                           3,800           4/1/2012
                 22            07-0286     NAP                                                          --
                 23            07-0430     Family Lending Services                                  29,922          5/31/2009
                 24          09-0002667    NAP                                                          --
                 25          09-0002718    NAP                                                          --
                 26          09-0002653    Tuesday Morning                                           6,005          1/15/2008
                 27            07-0337     NAP                                                          --
                 28            07-0432     KeyStone Corporation                                      9,310          8/31/2009
                 29            07-0405     NAP                                                          --
                 30          09-0002688    NAP                                                          --
                 31          09-0002691    NAP                                                          --
                 32          09-0002671    USA Digital Solutions, Inc.                              15,756           3/1/2012
                 33          09-0002679    AT&T Government Solutions                                20,055           3/1/2012
   7             34          09-0002622    Sleepy's                                                  7,162          11/1/2012
  7, 8           35          09-0002617    MD Fashion Scrubs                                         5,400          6/30/2010
   5             36            06-1044
               36.01           06-1044     NAP                                                          --
               36.02           06-1044     NAP                                                          --
               36.03           06-1044     NAP                                                          --
               36.04           06-1044     NAP                                                          --
               36.05           06-1044     NAP                                                          --
               36.06           06-1044     NAP                                                          --
               36.07           06-1044     NAP                                                          --
               36.08           06-1044     NAP                                                          --
               36.09           06-1044     NAP                                                          --
               36.10           06-1044     NAP                                                          --
               36.11           06-1044     NAP                                                          --
                 37          09-0002700    Medical Dynamics                                         11,870          5/10/2008
                 38          09-0002669    Tingley Rubber Corporation                               17,244          10/1/2012
                 39            06-0840     Darin Eye Center                                          4,813          10/31/2012
                 40          09-0002722    Orbit Industrial Service                                 20,460          1/31/2009
   4             41            07-0382     Taco Mac                                                  5,610          12/31/2011
   13            42          09-0002724    Cardsmart                                                 2,800           1/1/2011
   4             43            07-0572     NAP                                                          --
   7             44          09-0002573    Guitar Center                                             9,041          3/31/2017
   7             45          09-0002572    Vivace                                                    3,956          11/28/2015
                 46          09-0002423    NAP                                                          --
                 47            07-0100     NAP                                                          --
                 48            07-0458     Hollywood Beauty College                                  5,068          2/14/2008
                 49          09-0002729    Marshall's                                               30,000          5/31/2011
   4             50            06-0799     NAP                                                          --
                 51          09-0002714    NAP                                                          --
                 52          09-0002716    NAP                                                          --
                 53          09-0002744    NAP                                                          --
                 54          09-0002731    Vintrust                                                  2,835          9/30/2012
                 55          09-0002720    NAP                                                          --
                 56            07-0575     Fatboy's                                                  2,613          5/31/2015
   4             57            06-0995     Massage Envy                                              3,200           3/1/2012
                 58            07-0514     NAP                                                          --
   4             59            07-0645     NAP                                                          --
   14            60          09-0002697    NAP                                                          --
                 61            07-0183     Phillipi Performance Enterprises                          8,952          8/31/2009
                 62            07-0003     Beds Plus                                                 3,750          2/28/2013
                 63            07-0013     NAP                                                          --
                 64          09-0002685    Chester Moore, LLC dba 3 West                             8,012          11/1/2012
   4             65          09-0002721    Lombard Consulting Services                               3,720           1/1/2009
                 66          09-0002738    Aquatic Consulting & Testing, Inc                         7,485          5/31/2011
                 67            07-0413
               67.01           07-0413     NAP                                                          --
               67.02           07-0413     NAP                                                          --
               67.03           07-0413     NAP                                                          --
               67.04           07-0413     NAP                                                          --
               67.05           07-0413     NAP                                                          --
                 68          09-0002673    Key Curriculum - office                                  30,227          12/1/2012
                 69            07-0448     Fabric Hut, Inc.                                         12,550          12/31/2008
   4             70          09-0002668    NAP                                                          --
   7             71          09-0002692    Spectrum Pharmacy Services                                8,123          7/31/2009
                 72          09-0002672    Hunt Hale Jones                                          10,564           8/1/2013
                 73            06-0869     NAP                                                          --
                 74          09-0002676    Zenith Administrators                                     9,133          12/31/2008
                 75            07-0308     NAP                                                          --
                 76            07-0452     Hollywood Video                                           8,000          2/29/2008
   4             77          09-0002740    Delphax Technologies, Inc.                               44,977          3/31/2016
                 78            07-0302     NAP                                                          --
                 79          09-0002735    NAP                                                          --
                 80          09-0002650    Aaron Rents, Inc                                          8,622          12/1/2013
                 81          09-0002687    NAP                                                          --
  4, 7           82          09-0002743    American Mattress                                         3,135          6/30/2011
                 83            07-0534     Village/Town of Mount Kisco                                              8/14/2015
   4             84          09-0002695    Diverse Staffing, Inc.                                    4,688          5/31/2011
                 85            07-0597     Hancock Fabrics, Inc.                                    27,000           5/8/2012
                 86          09-0002713    NAP                                                          --
   4             87          09-0002590    Ted Sells                                                 2,459          4/30/2011
                 88            07-0409     NAP                                                          --
   14            89          09-0002620    Habneros                                                  5,000          7/31/2012
                 90            07-0304     Joseph F. Jasper and Donna J. Jasper                      4,266          2/18/2010
   7             91          09-0002654    Which Wich                                                2,592          6/30/2012
                 92          09-0002666    NAP                                                          --
                 93          09-0002682    Movie Gallery                                             4,000           8/1/2009
                 94          09-0002706    Loudoun School of Ballet                                  4,985           5/1/2012
                 95          09-0002658    Dollar General Corp                                      10,998          2/29/2012
                 96            07-0109     NAP                                                          --
                 97            07-0182     Bench-Tek Solutions                                       3,284          11/30/2007
                 98          09-0002662    Freebirds World Burrito                                   4,500          2/28/2011
                 99            07-0521     NAP                                                          --
   4            100          09-0002593    Gym Day dba Anytime Fitness                               4,013          6/30/2012
                101            07-0175
               101.01          07-0175     NAP                                                          --
               101.02          07-0175     NAP                                                          --
               101.03          07-0175     NAP                                                          --
  7, 8          102          09-0002659    TBO, LLC (Mattress Gallery)                               4,000          1/31/2012
                103          09-0002717    NAP                                                          --
                104          09-0002665    Panera Bread                                              4,515           8/1/2012
                105          09-0002742    Golf USA                                                  5,390          7/31/2012
                106          09-0002686    PPG Auto Glass                                           14,637           9/1/2010
                107          09-0002728    Moxie                                                     4,278           2/1/2011
                108          09-0002674    Nail Image                                                2,000           2/1/2010
                109          09-0002694    Sakana Japanese Restaruant                                1,980          7/31/2010
   7            110          09-0002664    Vitamin Shoppe Direct, Inc.                               3,584          12/31/2016
                111          09-0002640    Vitamin Shoppe                                            3,500           6/1/2017
                112          09-0002726    Firestone Products, LLC (sublet from Miller
                                           Johnson Steichen Kinnard)                                 3,515          2/28/2010
   14           113          09-0002683    Dream Buffet                                              4,446           8/1/2012
                114          09-0002739    Advanced Architectural Concepts, Inc.                     2,267          5/31/2009
   14           115          09-0002644    Alpha Graphics                                            2,927          12/31/2009
                116          09-0002597    Kelly Rentals                                             5,100          1/31/2008
                117          09-0002719    NAP                                                          --
   4            118            07-0612     NAP                                                          --
                119            07-0529     Ribeiro Master Lease                                      1,493           8/6/2017
                120          09-0002727    NAP                                                          --
                121          09-0002701    Physicians Diagnostic Rehab                               5,494          9/30/2013
                122            07-0245     Ensign Engineering and Land Surveying                     3,540          11/30/2012

                                                                                                                     THIRD LARGEST
                                                                                            THIRD LARGEST             TENANT LEASE
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER               THIRD LARGEST TENANT                 TENANT SQ. FT.             EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    NASD                                                    254,867              2/1/2021
   2             2           00-1001227    Neiman Marcus                                           100,071             10/18/2011
4, 5, 6          3           00-1001225    NAP                                                          --
  2, 7           4           00-1001231    NAP                                                          --
                 4                         Willis Ave Disc Center                                   20,629             8/31/2017
                 4                         Basko Inc                                                19,190             12/31/2008
                 4                         326 Corp.                                                17,701             8/31/2009
                 4                         CMD Industrial Inc                                       23,201             10/31/2009
                 4                         FF Furniture Corp                                        21,310             7/31/2010
                 4                         Ward Textile                                             22,606             8/30/2008
                 4                         France Display                                           26,096             5/31/2010
                 4                         Zoomers                                                  56,317             12/31/2008
                 4                         Teleport Communications                                  18,660             9/30/2010
                 4                         Trimco Display LLC                                       27,433             10/31/2007
                 4                         City One Fashion Ltd.                                    60,480             3/31/2010
                 4                         NYC Law Dept                                             65,699             9/30/2013
                 4                         NYC DCAS HRA                                             30,000             7/31/2012
                 4                         The Building Block                                       20,000             3/31/2013
                 4                         Eat It Corp                                              13,000             2/28/2011
                 4                         Economy Refrigeration                                    50,000             5/31/2015
   8             5             06-1111     Coldwell Banker                                           9,767             7/31/2011
  2, 9           6             8WNAN7      NAP                                                          --
                6.01          8WNAN7-1     NAP                                                          --
                6.02          8WNAN7-2     NAP                                                          --
                6.03          8WNAN7-3     NAP                                                          --
                6.04          8WNAN7-4     NAP                                                          --
                6.05          8WNAN7-5     NAP                                                          --
                6.06          8WNAN7-6     NAP                                                          --
                6.07          8WNAN7-7     NAP                                                          --
                6.08          8WNAN7-8     NAP                                                          --
                6.09          8WNAN7-9     NAP                                                          --
                6.10          8WNAN7-10    NAP                                                          --
                6.11          8WNAN7-11    NAP                                                          --
                6.12          8WNAN7-12    NAP                                                          --
                6.13          8WNAN7-13    NAP                                                          --
                6.14          8WNAN7-14    NAP                                                          --
                6.15          8WNAN7-15    NAP                                                          --
                6.16          8WNAN7-16    NAP                                                          --
                6.17          8WNAN7-17    NAP                                                          --
                6.18          8WNAN7-18    NAP                                                          --
                6.19          8WNAN7-19    NAP                                                          --
                6.20          8WNAN7-20    NAP                                                          --
                6.21          8WNAN7-21    NAP                                                          --
                6.22          8WNAN7-22    NAP                                                          --
                6.23          8WNAN7-23    NAP                                                          --
                6.24          8WNAN7-24    NAP                                                          --
                6.25          8WNAN7-25    NAP                                                          --
                6.26          8WNAN7-26    NAP                                                          --
                6.27          8WNAN7-27    NAP                                                          --
                6.28          8WNAN7-28    NAP                                                          --
                6.29          8WNAN7-29    NAP                                                          --
                6.30          8WNAN7-30    NAP                                                          --
                6.31          8WNAN7-31    NAP                                                          --
                6.32          8WNAN7-32    NAP                                                          --
                6.33          8WNAN7-33    NAP                                                          --
                6.34          8WNAN7-34    NAP                                                          --
                6.35          8WNAN7-35    NAP                                                          --
                6.36          8WNAN7-36    NAP                                                          --
                6.37          8WNAN7-37    NAP                                                          --
                6.38          8WNAN7-38    NAP                                                          --
 5, 10           7           00-1001229    NAP                                                          --
   11            8             07-0554     NAP                                                          --
7, 8, 12         9           09-0002723    Neurological Associates Inc.                             11,276             12/1/2007
                 10          09-0002749    NAP                                                          --
               10.01        09-0002749-1   Advanced Systems Rech                                     4,514             10/31/2007
               10.02        09-0002749-2   Gleason Research Associates                               4,217             7/31/2012
               10.03        09-0002749-3   NAP                                                          --
   4             11            06-1336     J.C.PENNEY                                               51,320             8/31/2010
                 12          09-0002715    NAP                                                          --
                 13            06-1191
               13.01           06-1191     Affordable Furniture, Inc.                               22,608             9/30/2016
               13.02           06-1191     Dollar Tree Stores, Inc.                                 12,070             6/30/2010
               13.03           06-1191     Stages Stores                                            32,864              8/1/2010
               13.04           06-1191     Tractor Supply Company                                   24,700             1/31/2009
                 14            07-0607     Atlantic Asset Management                                14,855              7/1/2009
                 15          09-0002675    Schenkel & Schultz                                       12,250             4/30/2013
                 16            07-0617     NAP                                                          --
                 17            07-0417     Kinko's, Inc.                                             4,000             3/26/2011
                 18          09-0002712    NAP                                                          --
                 19            07-0655     Workers Compensation                                      9,519             8/31/2012
                 20          09-0002696    NAP                                                          --
  7, 8           21          09-0002651    Keller Williams                                           3,790             10/1/2012
                 22            07-0286     NAP                                                          --
                 23            07-0430     Old Republic Title Company                               10,273             4/30/2009
                 24          09-0002667    NAP                                                          --
                 25          09-0002718    NAP                                                          --
                 26          09-0002653    Hamilton Sofa Gallery                                     6,000             1/31/2013
                 27            07-0337     NAP                                                          --
                 28            07-0432     SRA International                                         7,081             6/30/2010
                 29            07-0405     NAP                                                          --
                 30          09-0002688    NAP                                                          --
                 31          09-0002691    NAP                                                          --
                 32          09-0002671    Countrywide Home Loans, Inc.                              9,149             12/1/2009
                 33          09-0002679    Citrix Systems                                           16,641              2/1/2008
   7             34          09-0002622    Wachovia Bank(ground lease)                               4,340              1/1/2027
  7, 8           35          09-0002617    Mattress Firm                                             4,528             4/30/2012
   5             36            06-1044
               36.01           06-1044     NAP                                                          --
               36.02           06-1044     NAP                                                          --
               36.03           06-1044     NAP                                                          --
               36.04           06-1044     NAP                                                          --
               36.05           06-1044     NAP                                                          --
               36.06           06-1044     NAP                                                          --
               36.07           06-1044     NAP                                                          --
               36.08           06-1044     NAP                                                          --
               36.09           06-1044     NAP                                                          --
               36.10           06-1044     NAP                                                          --
               36.11           06-1044     NAP                                                          --
                 37          09-0002700    Road House                                                6,300             12/31/2011
                 38          09-0002669    Gannett Fleming, Inc.                                    13,770             11/1/2011
                 39            06-0840     Glenn D. Cohen, M.D., Inc.                                4,527             4/30/2017
                 40          09-0002722    Arizona Finishing                                        15,834              6/1/2010
   4             41            07-0382     Seller Master Lease                                       5,600             5/31/2008
   13            42          09-0002724    La Paz Mexican                                            2,800             5/23/2012
   4             43            07-0572     NAP                                                          --
   7             44          09-0002573    Kirklands                                                 7,602             1/31/2018
   7             45          09-0002572    Von Kekel Salon Spa                                       3,598             2/28/2011
                 46          09-0002423    NAP                                                          --
                 47            07-0100     NAP                                                          --
                 48            07-0458     Palazzo Ristorante Italiano                               2,307             12/31/2011
                 49          09-0002729    PetCo                                                    12,000             1/31/2012
   4             50            06-0799     NAP                                                          --
                 51          09-0002714    NAP                                                          --
                 52          09-0002716    NAP                                                          --
                 53          09-0002744    NAP                                                          --
                 54          09-0002731    REDF                                                      2,337              8/1/2008
                 55          09-0002720    NAP                                                          --
                 56            07-0575     Panda Express Inc.                                        2,500             12/26/2021
   4             57            06-0995     T-Mobile                                                  2,200              3/1/2012
                 58            07-0514     NAP                                                          --
   4             59            07-0645     NAP                                                          --
   14            60          09-0002697    NAP                                                          --
                 61            07-0183     Master Lease                                              7,231              4/6/2017
                 62            07-0003     Learning Express                                          2,400             10/31/2012
                 63            07-0013     NAP                                                          --
                 64          09-0002685    Millennium Bio-Technologies                               4,558             12/1/2007
   4             65          09-0002721    LaCroix Pryor Davis, LLC                                  2,533              4/1/2010
                 66          09-0002738    Nations Title of Arizona, Inc.                            7,153             6/30/2008
                 67            07-0413
               67.01           07-0413     NAP                                                          --
               67.02           07-0413     NAP                                                          --
               67.03           07-0413     NAP                                                          --
               67.04           07-0413     NAP                                                          --
               67.05           07-0413     NAP                                                          --
                 68          09-0002673    Affymetrix                                               11,498             12/1/2010
                 69            07-0448     Azalea Inn                                                9,626             4/30/2011
   4             70          09-0002668    NAP                                                          --
   7             71          09-0002692    Shinnyo-En USA                                            8,088             1/31/2014
                 72          09-0002672    Marx / Okubo Associates                                   6,717             10/1/2013
                 73            06-0869     NAP                                                          --
                 74          09-0002676    BrokerPriceOpinion.com                                    8,093              7/1/2012
                 75            07-0308     NAP                                                          --
                 76            07-0452     M & T Bank                                                2,525             3/31/2017
   4             77          09-0002740    NAP                                                          --
                 78            07-0302     NAP                                                          --
                 79          09-0002735    NAP                                                          --
                 80          09-0002650    Skecher's USA, Inc.                                       7,087             12/31/2016
                 81          09-0002687    NAP                                                          --
  4, 7           82          09-0002743    Payless Shoesource                                        2,800             2/28/2009
                 83            07-0534     NAP                                                          --
   4             84          09-0002695    California Department of Health Services                  3,452             6/30/2008
                 85            07-0597     Baptist Hospital Home Care Inc.                          27,000             6/30/2013
                 86          09-0002713    NAP                                                          --
   4             87          09-0002590    Evergreen Sport                                           1,979             12/31/2009
                 88            07-0409     NAP                                                          --
   14            89          09-0002620    Shoe Dept                                                 4,800             4/30/2012
                 90            07-0304     Pediatrics NW, P.C.                                       4,192             10/31/2008
   7             91          09-0002654    Sultan Palace                                             1,791             8/31/2012
                 92          09-0002666    NAP                                                          --
                 93          09-0002682    Babies in Bloom                                           2,340              3/1/2008
                 94          09-0002706    Dog Day Afternoon, LLC                                    3,785             12/1/2010
                 95          09-0002658    Vogue Beauty Academy                                      6,300             12/31/2009
                 96            07-0109     NAP                                                          --
                 97            07-0182     Silpac International                                      3,182             11/30/2008
                 98          09-0002662    NAP                                                          --
                 99            07-0521     NAP                                                          --
   4            100          09-0002593    Grand Canyon Title                                        1,487             7/30/2012
                101            07-0175
               101.01          07-0175     NAP                                                          --
               101.02          07-0175     NAP                                                          --
               101.03          07-0175     NAP                                                          --
  7, 8          102          09-0002659    Manpower of Indiana                                       2,800             1/31/2014
                103          09-0002717    NAP                                                          --
                104          09-0002665    After Hours                                               2,000              8/3/2013
                105          09-0002742    SAAD Medical                                              1,975             8/31/2008
                106          09-0002686    Munters Corp                                             11,262             10/1/2009
                107          09-0002728    Octagon                                                   2,550             9/30/2008
                108          09-0002674    Maxy Beauty                                               2,000             11/30/2007
                109          09-0002694    Beneficial/Household Finance/HSBC                         1,885             8/31/2011
   7            110          09-0002664    Panda Express, Inc.                                       2,520             4/30/2017
                111          09-0002640    Starbucks                                                 1,800              5/1/2017
                112          09-0002726    Burnsville Professional Suites, Inc.                      3,450             9/30/2009
   14           113          09-0002683    CATO Fashions                                             3,900             1/31/2012
                114          09-0002739    Almquist & Gilbert, PC                                    1,627             1/31/2012
   14           115          09-0002644    Lego Education Center                                     2,922              9/1/2012
                116          09-0002597    Shoe Show                                                 3,600             8/31/2011
                117          09-0002719    NAP                                                          --
   4            118            07-0612     NAP                                                          --
                119            07-0529     Complex Development, LLC                                  1,447             8/31/2012
                120          09-0002727    NAP                                                          --
                121          09-0002701    Fairview Chemical                                         5,250             5/31/2012
                122            07-0245     NAP                                                          --

                                           ENGINEERING                  PHASE II                           SEISMIC      EARTHQUAKE
                                             REPORT        PHASE I     PERFORMED   PHASE II                REPORT       INSURANCE
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER      DATE          DATE         (Y/N)       DATE         PML %     DATE      REQUIRED (Y/N)
------------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230     7/2/2007      7/2/2007         No                                               No
   2             2           00-1001227     6/12/2007     8/22/2007        No                                               No
4, 5, 6          3           00-1001225     6/18/2007     3/16/2007        No                                               No
  2, 7           4           00-1001231     9/14/2007     7/6/2007        Yes      8/31/2007
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
                 4                                                                                                          No
   8             5             06-1111     11/16/2006     11/3/2006        No                       17    11/1/2006         No
  2, 9           6             8WNAN7
                6.01          8WNAN7-1      6/15/2007     7/10/2007        No                       9     6/15/2007         No
                6.02          8WNAN7-2      6/15/2007     7/13/2007        No                                               No
                6.03          8WNAN7-3      6/15/2007     7/11/2007        No                                               No
                6.04          8WNAN7-4      6/15/2007     7/11/2007        No                                               No
                6.05          8WNAN7-5      6/15/2007     7/13/2007        No                                               No
                6.06          8WNAN7-6      6/15/2007     7/10/2007        No                       18    6/15/2007         No
                6.07          8WNAN7-7      6/18/2007     7/10/2007        No                                               No
                6.08          8WNAN7-8      6/15/2007     7/9/2007         No                                               No
                6.09          8WNAN7-9      6/15/2007     7/13/2007        No                                               No
                6.10          8WNAN7-10     6/15/2007     6/22/2007        No                                               No
                6.11          8WNAN7-11     6/15/2007     7/9/2007         No                                               No
                6.12          8WNAN7-12     6/15/2007     7/11/2007        No                                               No
                6.13          8WNAN7-13     6/15/2007     7/9/2007         No                                               No
                6.14          8WNAN7-14     6/18/2007     7/10/2007        No                                               No
                6.15          8WNAN7-15     6/15/2007     7/10/2007        No                                               No
                6.16          8WNAN7-16     6/15/2007     7/11/2007        No                                               No
                6.17          8WNAN7-17     6/15/2007     7/9/2007         No                                               No
                6.18          8WNAN7-18     6/15/2007     7/13/2007        No                                               No
                6.19          8WNAN7-19     6/15/2007     7/9/2007         No                                               No
                6.20          8WNAN7-20     6/15/2007     7/13/2007        No                                               No
                6.21          8WNAN7-21     6/15/2007     7/13/2007        No                                               No
                6.22          8WNAN7-22     6/15/2007     7/9/2007         No                                               No
                6.23          8WNAN7-23     6/15/2007     7/9/2007         No                                               No
                6.24          8WNAN7-24     6/15/2007     7/9/2007         No                                               No
                6.25          8WNAN7-25     6/15/2007     7/10/2007        No                                               No
                6.26          8WNAN7-26     6/15/2007     7/9/2007         No                                               No
                6.27          8WNAN7-27     6/15/2007     7/11/2007        No                                               No
                6.28          8WNAN7-28     6/15/2007     7/9/2007         No                                               No
                6.29          8WNAN7-29     6/15/2007     7/13/2007        No                                               No
                6.30          8WNAN7-30     6/15/2007     7/10/2007        No                                               No
                6.31          8WNAN7-31     6/15/2007     7/11/2007        No                                               No
                6.32          8WNAN7-32     6/15/2007     7/11/2007        No                                               No
                6.33          8WNAN7-33     6/15/2007     7/9/2007         No                                               No
                6.34          8WNAN7-34     6/15/2007     7/11/2007        No                                               No
                6.35          8WNAN7-35     6/15/2007     7/13/2007        No                                               No
                6.36          8WNAN7-36     6/15/2007     7/9/2007         No                                               No
                6.37          8WNAN7-37     6/15/2007     7/13/2007        No                                               No
                6.38          8WNAN7-38     6/18/2007     7/10/2007        No                                               No
 5, 10           7           00-1001229     3/23/2007     3/5/2007         No                                               No
   11            8             07-0554      8/28/2007     7/6/2007         No                                               No
7, 8, 12         9           09-0002723     6/18/2007     6/14/2007        No                                               No
                 10          09-0002749
               10.01        09-0002749-1    7/23/2007     7/24/2007        No                                               No
               10.02        09-0002749-2    7/19/2007     7/24/2007        No                                               No
               10.03        09-0002749-3    7/20/2007     7/23/2007        No                                               No
   4             11            06-1336      3/22/2007     3/20/2007        No                                               No
                 12          09-0002715     6/26/2007     6/25/2007        No                                               No
                 13            06-1191
               13.01           06-1191     11/16/2006     12/7/2006       Yes      2/1/2007                                 No
               13.02           06-1191     11/15/2006     12/7/2006       NAP                                               No
               13.03           06-1191     11/16/2006     12/7/2006       NAP                                               No
               13.04           06-1191     11/15/2006     12/8/2006       NAP                                               No
                 14            07-0607      8/1/2007      8/22/2007        No                                               No
                 15          09-0002675     6/7/2007      6/28/2007        No                                               No
                 16            07-0617      7/3/2007      6/28/2007        No                       16    7/3/2007          No
                 17            07-0417      5/7/2007      5/8/2007         No                                               No
                 18          09-0002712     6/21/2007     6/26/2007        No                                               No
                 19            07-0655      8/17/2007     8/17/2007        No                                               No
                 20          09-0002696     6/13/2007     6/7/2007         No                                               No
  7, 8           21          09-0002651     3/13/2007     3/14/2007        No                                               No
                 22            07-0286      4/23/2007     4/23/2007        No                                               No
                 23            07-0430      1/12/2007     1/24/2007        No                       14    1/19/2007         No
                 24          09-0002667     5/21/2007     5/21/2007        No                                               No
                 25          09-0002718     6/22/2007     6/22/2007        No                                               No
                 26          09-0002653     6/8/2007      5/30/2007       Yes      7/24/2007                                No
                 27            07-0337      2/19/2007    12/19/2006        No                                               No
                 28            07-0432      2/19/2007    12/19/2006        No                                               No
                 29            07-0405      1/12/2007     1/15/2007        No                       16    4/3/2007          No
                 30          09-0002688     6/8/2007      6/11/2007        No                       14    6/8/2007          No
                 31          09-0002691     6/7/2007      6/7/2007         No                                               No
                 32          09-0002671     4/20/2007     4/20/2007        No                                               No
                 33          09-0002679     5/30/2007     5/29/2007        No                       15    5/30/2007         No
   7             34          09-0002622     4/26/2007     5/4/2007         No                                               No
  7, 8           35          09-0002617     3/2/2007      3/1/2007         No                                               No
   5             36            06-1044
               36.01           06-1044         NA         3/28/2007        No                                               No
               36.02           06-1044         NA         4/4/2007         No                                               No
               36.03           06-1044         NA         4/4/2007         No                                               No
               36.04           06-1044         NA        12/28/2006        No                                               No
               36.05           06-1044         NA         1/11/2007        No                                               No
               36.06           06-1044         NA         1/9/2007         No                                               No
               36.07           06-1044         NA         3/27/2007        No                                               No
               36.08           06-1044         NA         1/8/2007         No                                               No
               36.09           06-1044         NA        12/27/2006        No                                               No
               36.10           06-1044         NA        12/27/2006        No                                               No
               36.11           06-1044         NA         1/10/2007        No                                               No
                 37          09-0002700     6/12/2007     6/13/2007        No                                               No
                 38          09-0002669     5/24/2007     8/16/2007        No                                               No
                 39            06-0840      2/13/2007     2/13/2007        No                       16    2/13/2007         No
                 40          09-0002722     6/19/2007     6/13/2007        No                                               No
   4             41            07-0382      2/27/2007     3/2/2007         No                                               No
   13            42          09-0002724     5/10/2007     5/10/2007        No                                               No
   4             43            07-0572      6/8/2007      6/9/2007         No                       10    6/11/2007         No
   7             44          09-0002573     6/4/2007      6/4/2007         No                                               No
   7             45          09-0002572     3/6/2007      3/12/2007        No                                               No
                 46          09-0002423     1/15/2007     1/17/2007        No                                               No
                 47            07-0100      8/17/2007     8/31/2007        No                                               No
                 48            07-0458      6/22/2007     6/22/2007        No                                               No
                 49          09-0002729     6/19/2007     6/26/2007        No                                               No
   4             50            06-0799      4/20/2007     4/20/2007        No                                               No
                 51          09-0002714     6/26/2007     6/26/2007        No                                               No
                 52          09-0002716     6/25/2007     6/26/2007        No                                               No
                 53          09-0002744     6/8/2007      6/8/2007         No                       14    6/8/2007          No
                 54          09-0002731     6/27/2007     6/27/2007        No                       16    6/27/2007         No
                 55          09-0002720     6/26/2007     6/22/2007        No                                               No
                 56            07-0575      8/6/2007      8/6/2007         No                                               No
   4             57            06-0995      5/3/2007      5/3/2007         No                                               No
                 58            07-0514      6/18/2007     6/19/2007        No                       15    6/19/2007         No
   4             59            07-0645      8/22/2007     7/30/2007        No                                               No
   14            60          09-0002697     6/15/2007     6/18/2007        No                       11    6/19/2007         No
                 61            07-0183      2/9/2007      3/19/2007       NAP                                               No
                 62            07-0003      9/7/2007      9/7/2007         No                                               No
                 63            07-0013      7/13/2007     7/13/2007        No                       16    7/13/2007         No
                 64          09-0002685     6/12/2007     7/27/2007        No                                               No
   4             65          09-0002721     6/13/2007     6/15/2007        No                       15    6/13/2007         No
                 66          09-0002738     7/10/2007     7/10/2007        No                                               No
                 67            07-0413
               67.01           07-0413      2/5/2007      2/2/2007         No                                               No
               67.02           07-0413      2/5/2007      2/2/2007         No                                               No
               67.03           07-0413      2/5/2007      2/2/2007         No                                               No
               67.04           07-0413      1/31/2007     2/2/2007         No                                               No
               67.05           07-0413      2/5/2007      2/2/2007         No                                               No
                 68          09-0002673     5/30/2007     6/5/2007         No                       18    5/30/2007         No
                 69            07-0448      6/25/2007     6/25/2007        No                                               No
   4             70          09-0002668     6/15/2007     6/15/2007        No                                               No
   7             71          09-0002692     6/7/2007      6/8/2007         No                                               No
                 72          09-0002672     5/30/2007     5/31/2007        No                       16    5/30/2007         No
                 73            06-0869      5/22/2007     5/23/2007        No                       13    5/22/2007         No
                 74          09-0002676     5/14/2007     5/14/2007        No                                               No
                 75            07-0308      4/17/2007     4/17/2007        No                                               No
                 76            07-0452      5/23/2007     5/15/2007        No                                               No
   4             77          09-0002740     7/17/2007     7/17/2007        No                                               No
                 78            07-0302      4/16/2007     4/17/2007        No                                               No
                 79          09-0002735     7/3/2007      7/2/2007         No                                               No
                 80          09-0002650     5/18/2007     6/6/2007         No                       13    5/18/2007         No
                 81          09-0002687     6/8/2007      6/11/2007        No                       14    6/8/2007          No
  4, 7           82          09-0002743     8/9/2007      7/13/2007        No                                               No
                 83            07-0534      8/10/2007     8/13/2007        No                                               No
   4             84          09-0002695     4/19/2007     4/16/2007        No                       15    4/20/2007         No
                 85            07-0597      7/17/2007     7/17/2007        No                                               No
                 86          09-0002713     6/26/2007     6/25/2007        No                                               No
   4             87          09-0002590     3/26/2007     4/17/2007        No                                               No
                 88            07-0409      5/11/2007     5/10/2007        No                                               No
   14            89          09-0002620     5/9/2007      5/11/2007        No                                               No
                 90            07-0304      4/3/2007      5/16/2007        No                       3     4/3/2007          No
   7             91          09-0002654     5/16/2007     5/15/2007        No                                               No
                 92          09-0002666     6/4/2007      5/30/2007        No                       10    6/4/2007          No
                 93          09-0002682     6/7/2007      6/11/2007        No                                               No
                 94          09-0002706     6/20/2007     6/26/2007       Yes      8/9/2007                                 No
                 95          09-0002658     5/21/2007     1/26/2007        No                                               No
                 96            07-0109      2/22/2007     4/12/2007        No                       18    2/22/2007         No
                 97            07-0182      3/14/2007     2/6/2007         No                       18    2/6/2007          No
                 98          09-0002662     5/31/2007     5/31/2007        No                                               No
                 99            07-0521      6/19/2007     6/19/2007        No                                               No
   4            100          09-0002593     2/19/2007     2/19/2007        No                                               No
                101            07-0175
               101.01          07-0175      4/16/2007     4/17/2007        No                                               No
               101.02          07-0175      4/16/2007     4/17/2007        No                                               No
               101.03          07-0175      4/16/2007     4/17/2007        No                                               No
  7, 8          102          09-0002659     5/18/2007     5/21/2007        No                                               No
                103          09-0002717     6/22/2007     6/21/2007        No                                               No
                104          09-0002665     5/23/2007     5/23/2007        No                                               No
                105          09-0002742     7/18/2007     7/18/2007       Yes      8/17/2007                                No
                106          09-0002686     6/18/2007     6/18/2007        No                                               No
                107          09-0002728     5/14/2007     5/11/2007        No                                               No
                108          09-0002674     6/13/2007     7/11/2007        No                                               No
                109          09-0002694     6/4/2007      6/7/2007         No                                               No
   7            110          09-0002664     5/9/2007      6/12/2007        No                                               No
                111          09-0002640     5/25/2007     7/5/2007         No                                               No
                112          09-0002726     6/18/2007     6/19/2007        No                                               No
   14           113          09-0002683     6/15/2007     6/15/2007        No                                               No
                114          09-0002739     7/11/2007     7/9/2007         No                                               No
   14           115          09-0002644     4/12/2007     4/12/2007        No                                               No
                116          09-0002597     3/9/2007      4/3/2007         No                                               No
                117          09-0002719     6/25/2007     6/22/2007        No                                               No
   4            118            07-0612      7/6/2007      7/5/2007         No                                               No
                119            07-0529      5/29/2007     7/11/2007        No                       7     5/29/2007         No
                120          09-0002727     6/20/2007     6/18/2007        No                                               No
                121          09-0002701     6/15/2007     6/13/2007        No                                               No
                122            07-0245      3/26/2007     5/7/2007         No                       3     3/26/2007         No

                                                                                                   GROUND         GROUND
                                              TERRORISM                              GROUND        LEASE           LEASE
                                              INSURANCE                              LEASE        PAYMENT       EXPIRATION
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER   REQUIRED (Y/N)     OWNERSHIP INTEREST     (Y/N)        (ANNUAL)         DATE
--------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230          Yes              Fee Simple           No
   2             2           00-1001227          Yes              Fee Simple           No
4, 5, 6          3           00-1001225          Yes        Fee Simple / Leasehold    Yes         $693,000       4/30/2077
  2, 7           4           00-1001231          Yes                                   No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
                 4                               Yes              Fee Simple           No
   8             5             06-1111           Yes              Fee Simple           No
  2, 9           6             8WNAN7            Yes                                   No
                6.01          8WNAN7-1           Yes              Fee Simple           No
                6.02          8WNAN7-2           Yes              Fee Simple           No
                6.03          8WNAN7-3           Yes              Fee Simple           No
                6.04          8WNAN7-4           Yes              Fee Simple           No
                6.05          8WNAN7-5           Yes              Fee Simple           No
                6.06          8WNAN7-6           Yes              Fee Simple           No
                6.07          8WNAN7-7           Yes              Fee Simple           No
                6.08          8WNAN7-8           Yes              Fee Simple           No
                6.09          8WNAN7-9           Yes              Fee Simple           No
                6.10          8WNAN7-10          Yes              Fee Simple           No
                6.11          8WNAN7-11          Yes              Fee Simple           No
                6.12          8WNAN7-12          Yes              Fee Simple           No
                6.13          8WNAN7-13          Yes              Fee Simple           No
                6.14          8WNAN7-14          Yes              Fee Simple           No
                6.15          8WNAN7-15          Yes              Fee Simple           No
                6.16          8WNAN7-16          Yes              Fee Simple           No
                6.17          8WNAN7-17          Yes              Fee Simple           No
                6.18          8WNAN7-18          Yes              Fee Simple           No
                6.19          8WNAN7-19          Yes              Fee Simple           No
                6.20          8WNAN7-20          Yes              Fee Simple           No
                6.21          8WNAN7-21          Yes              Fee Simple           No
                6.22          8WNAN7-22          Yes              Fee Simple           No
                6.23          8WNAN7-23          Yes              Fee Simple           No
                6.24          8WNAN7-24          Yes              Fee Simple           No
                6.25          8WNAN7-25          Yes              Fee Simple           No
                6.26          8WNAN7-26          Yes              Fee Simple           No
                6.27          8WNAN7-27          Yes              Fee Simple           No
                6.28          8WNAN7-28          Yes              Fee Simple           No
                6.29          8WNAN7-29          Yes              Fee Simple           No
                6.30          8WNAN7-30          Yes              Fee Simple           No
                6.31          8WNAN7-31          Yes              Fee Simple           No
                6.32          8WNAN7-32          Yes              Fee Simple           No
                6.33          8WNAN7-33          Yes              Fee Simple           No
                6.34          8WNAN7-34          Yes              Fee Simple           No
                6.35          8WNAN7-35          Yes              Fee Simple           No
                6.36          8WNAN7-36          Yes              Fee Simple           No
                6.37          8WNAN7-37          Yes              Fee Simple           No
                6.38          8WNAN7-38          Yes              Fee Simple           No
 5, 10           7           00-1001229          Yes              Fee Simple           No
   11            8             07-0554           Yes              Fee Simple           No
7, 8, 12         9           09-0002723          Yes              Fee Simple           No
                 10          09-0002749          Yes                                   No
               10.01        09-0002749-1         Yes              Fee Simple           No
               10.02        09-0002749-2         Yes              Fee Simple           No
               10.03        09-0002749-3         Yes              Fee Simple           No
   4             11            06-1336           Yes              Fee Simple           No
                 12          09-0002715          Yes              Fee Simple           No
                 13            06-1191
               13.01           06-1191           Yes        Fee Simple / Leasehold    Yes         $180,600       5/16/2018
               13.02           06-1191           Yes              Fee Simple           No
               13.03           06-1191           Yes              Leasehold           Yes     Percentage rent    6/30/2083
               13.04           06-1191           Yes              Fee Simple           No
                 14            07-0607           Yes              Fee Simple           No
                 15          09-0002675          Yes              Fee Simple           No
                 16            07-0617           Yes              Fee Simple           No
                 17            07-0417           Yes              Fee Simple           No
                 18          09-0002712          Yes              Fee Simple           No
                 19            07-0655           Yes              Fee Simple           No
                 20          09-0002696          Yes              Fee Simple           No
  7, 8           21          09-0002651          Yes              Fee Simple           No
                 22            07-0286           Yes              Fee Simple           No
                 23            07-0430           Yes              Fee Simple           No
                 24          09-0002667          Yes              Fee Simple           No
                 25          09-0002718          Yes              Fee Simple           No
                 26          09-0002653          Yes              Fee Simple           No
                 27            07-0337           Yes              Fee Simple           No
                 28            07-0432           Yes              Fee Simple           No
                 29            07-0405           Yes              Fee Simple           No
                 30          09-0002688          Yes              Fee Simple           No
                 31          09-0002691          Yes              Fee Simple           No
                 32          09-0002671          Yes              Fee Simple           No
                 33          09-0002679          Yes              Fee Simple           No
   7             34          09-0002622          Yes              Fee Simple           No
  7, 8           35          09-0002617          Yes              Fee Simple           No
   5             36            06-1044
               36.01           06-1044           Yes              Fee Simple           No
               36.02           06-1044           Yes              Fee Simple           No
               36.03           06-1044           Yes              Fee Simple           No
               36.04           06-1044           Yes              Fee Simple           No
               36.05           06-1044           Yes              Fee Simple           No
               36.06           06-1044           Yes              Fee Simple           No
               36.07           06-1044           Yes              Fee Simple           No
               36.08           06-1044           Yes              Fee Simple           No
               36.09           06-1044           Yes              Fee Simple           No
               36.10           06-1044           Yes              Fee Simple           No
               36.11           06-1044           Yes              Fee Simple           No
                 37          09-0002700          Yes              Fee Simple           No
                 38          09-0002669          Yes              Fee Simple           No
                 39            06-0840           Yes              Fee Simple           No
                 40          09-0002722          Yes              Fee Simple           No
   4             41            07-0382           Yes              Fee Simple           No
   13            42          09-0002724          Yes              Fee Simple           No
   4             43            07-0572           Yes              Fee Simple           No
   7             44          09-0002573          Yes              Fee Simple           No
   7             45          09-0002572          Yes              Fee Simple           No
                 46          09-0002423          Yes              Fee Simple           No
                 47            07-0100           Yes              Fee Simple           No
                 48            07-0458           Yes        Fee Simple / Leasehold    Yes         $22,500        10/1/2062
                 49          09-0002729          Yes              Fee Simple           No
   4             50            06-0799           Yes              Fee Simple           No
                 51          09-0002714          Yes              Fee Simple           No
                 52          09-0002716          Yes              Fee Simple           No
                 53          09-0002744          Yes              Fee Simple           No
                 54          09-0002731          Yes              Leasehold           Yes         $368,255       6/30/2041
                 55          09-0002720          Yes              Fee Simple           No
                 56            07-0575           Yes              Fee Simple           No
   4             57            06-0995           Yes              Fee Simple           No
                 58            07-0514           Yes              Leasehold           Yes         $124,800       5/1/2052
   4             59            07-0645           Yes              Fee Simple           No
   14            60          09-0002697          Yes              Fee Simple           No
                 61            07-0183           Yes              Fee Simple           No
                 62            07-0003           Yes              Fee Simple           No
                 63            07-0013           Yes              Leasehold           Yes         $250,800       2/9/2056
                 64          09-0002685          Yes              Fee Simple           No
   4             65          09-0002721          Yes              Fee Simple           No
                 66          09-0002738          Yes              Fee Simple           No
                 67            07-0413
               67.01           07-0413           Yes              Fee Simple           No
               67.02           07-0413           Yes              Fee Simple           No
               67.03           07-0413           Yes              Fee Simple           No
               67.04           07-0413           Yes              Fee Simple           No
               67.05           07-0413           Yes              Fee Simple           No
                 68          09-0002673          Yes              Fee Simple           No
                 69            07-0448           Yes              Fee Simple           No
   4             70          09-0002668          Yes              Fee Simple           No
   7             71          09-0002692          Yes              Fee Simple           No
                 72          09-0002672          Yes              Fee Simple           No
                 73            06-0869           Yes              Leasehold           Yes         $140,791       4/30/2039
                 74          09-0002676          Yes              Fee Simple           No
                 75            07-0308           Yes              Fee Simple           No
                 76            07-0452           Yes              Fee Simple           No
   4             77          09-0002740          Yes              Fee Simple           No
                 78            07-0302           Yes              Fee Simple           No
                 79          09-0002735          Yes              Fee Simple           No
                 80          09-0002650          Yes              Fee Simple           No
                 81          09-0002687          Yes              Fee Simple           No
  4, 7           82          09-0002743          Yes              Fee Simple           No
                 83            07-0534           Yes              Fee Simple           No
   4             84          09-0002695          Yes              Fee Simple           No
                 85            07-0597           Yes              Fee Simple           No
                 86          09-0002713          Yes              Fee Simple           No
   4             87          09-0002590          Yes              Fee Simple           No
                 88            07-0409           Yes              Fee Simple           No
   14            89          09-0002620          Yes              Fee Simple           No
                 90            07-0304           Yes              Fee Simple           No
   7             91          09-0002654          Yes              Fee Simple           No
                 92          09-0002666          Yes              Fee Simple           No
                 93          09-0002682          Yes              Fee Simple           No
                 94          09-0002706          Yes              Fee Simple           No
                 95          09-0002658          Yes              Fee Simple           No
                 96            07-0109           Yes              Fee Simple           No
                 97            07-0182           Yes              Fee Simple           No
                 98          09-0002662          Yes              Fee Simple           No
                 99            07-0521           Yes              Leasehold           Yes         $60,000        4/30/2082
   4            100          09-0002593          Yes              Fee Simple           No
                101            07-0175
               101.01          07-0175           Yes              Fee Simple           No
               101.02          07-0175           Yes              Fee Simple           No
               101.03          07-0175           Yes              Fee Simple           No
  7, 8          102          09-0002659          Yes              Fee Simple           No
                103          09-0002717          Yes              Fee Simple           No
                104          09-0002665          Yes              Fee Simple           No
                105          09-0002742          Yes              Fee Simple           No
                106          09-0002686          Yes              Fee Simple           No
                107          09-0002728          Yes              Fee Simple           No
                108          09-0002674          Yes              Fee Simple           No
                109          09-0002694          Yes              Fee Simple           No
   7            110          09-0002664          Yes              Fee Simple           No
                111          09-0002640          Yes              Fee Simple           No
                112          09-0002726          Yes              Fee Simple           No
   14           113          09-0002683          Yes              Fee Simple           No
                114          09-0002739          Yes              Fee Simple           No
   14           115          09-0002644          Yes              Fee Simple           No
                116          09-0002597          Yes              Fee Simple           No
                117          09-0002719          Yes              Fee Simple           No
   4            118            07-0612           Yes              Fee Simple           No
                119            07-0529           Yes              Fee Simple           No
                120          09-0002727          Yes              Fee Simple           No
                121          09-0002701          Yes              Fee Simple           No
                122            07-0245           Yes              Fee Simple           No

                                                                                                          PARTIAL         PARTIAL
                                            2005 NOI                     2006 NOI                        YEAR DATE         YEAR #
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER      DATE       2005 NOI          DATE          2006 NOI     (IF PAST 2006)     OF MONTHS
-----------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    12/31/2005   $55,316,369     12/31/2006     $59,446,794       6/30/2007           12
   2             2           00-1001227    12/31/2005   $40,075,457     12/31/2006     $42,988,987       8/31/2007           12
4, 5, 6          3           00-1001225                     $0                              $0              NAV             NAV
  2, 7           4           00-1001231    12/31/2005   $16,720,049     12/31/2006     $18,872,983          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
                 4                                                                                          NAV             NAV
   8             5             06-1111     12/31/2005   $4,020,279      12/31/2006      $4,781,440       3/31/2007           12
  2, 9           6             8WNAN7                       $0                              $0              NAV             NAV
                6.01          8WNAN7-1                      $0                              $0              NAV             NAV
                6.02          8WNAN7-2                      $0                              $0              NAV             NAV
                6.03          8WNAN7-3                      $0                              $0              NAV             NAV
                6.04          8WNAN7-4                      $0                              $0              NAV             NAV
                6.05          8WNAN7-5                      $0                              $0              NAV             NAV
                6.06          8WNAN7-6                      $0                              $0              NAV             NAV
                6.07          8WNAN7-7                      $0                              $0              NAV             NAV
                6.08          8WNAN7-8                      $0                              $0              NAV             NAV
                6.09          8WNAN7-9                      $0                              $0              NAV             NAV
                6.10          8WNAN7-10                     $0                              $0              NAV             NAV
                6.11          8WNAN7-11                     $0                              $0              NAV             NAV
                6.12          8WNAN7-12                     $0                              $0              NAV             NAV
                6.13          8WNAN7-13                     $0                              $0              NAV             NAV
                6.14          8WNAN7-14                     $0                              $0              NAV             NAV
                6.15          8WNAN7-15                     $0                              $0              NAV             NAV
                6.16          8WNAN7-16                     $0                              $0              NAV             NAV
                6.17          8WNAN7-17                     $0                              $0              NAV             NAV
                6.18          8WNAN7-18                     $0                              $0              NAV             NAV
                6.19          8WNAN7-19                     $0                              $0              NAV             NAV
                6.20          8WNAN7-20                     $0                              $0              NAV             NAV
                6.21          8WNAN7-21                     $0                              $0              NAV             NAV
                6.22          8WNAN7-22                     $0                              $0              NAV             NAV
                6.23          8WNAN7-23                     $0                              $0              NAV             NAV
                6.24          8WNAN7-24                     $0                              $0              NAV             NAV
                6.25          8WNAN7-25                     $0                              $0              NAV             NAV
                6.26          8WNAN7-26                     $0                              $0              NAV             NAV
                6.27          8WNAN7-27                     $0                              $0              NAV             NAV
                6.28          8WNAN7-28                     $0                              $0              NAV             NAV
                6.29          8WNAN7-29                     $0                              $0              NAV             NAV
                6.30          8WNAN7-30                     $0                              $0              NAV             NAV
                6.31          8WNAN7-31                     $0                              $0              NAV             NAV
                6.32          8WNAN7-32                     $0                              $0              NAV             NAV
                6.33          8WNAN7-33                     $0                              $0              NAV             NAV
                6.34          8WNAN7-34                     $0                              $0              NAV             NAV
                6.35          8WNAN7-35                     $0                              $0              NAV             NAV
                6.36          8WNAN7-36                     $0                              $0              NAV             NAV
                6.37          8WNAN7-37                     $0                              $0              NAV             NAV
                6.38          8WNAN7-38                     $0                              $0              NAV             NAV
 5, 10           7           00-1001229                     $0                              $0              NAV             NAV
   11            8             07-0554     12/31/2005   $3,683,122      12/31/2006      $4,406,041       6/30/2007           12
7, 8, 12         9           09-0002723    12/31/2005   $1,892,288      12/31/2006      $2,284,343          NAV             NAV
                 10          09-0002749    12/31/2005   $3,029,044      12/31/2006      $3,132,444          NAV             NAV
               10.01        09-0002749-1   12/31/2005   $1,400,964      12/31/2006      $1,361,640          NAV             NAV
               10.02        09-0002749-2   12/31/2005    $768,054       12/31/2006       $979,651           NAV             NAV
               10.03        09-0002749-3   12/31/2005    $860,025       12/31/2006       $791,153           NAV             NAV
   4             11            06-1336     12/31/2005   $3,112,541      12/31/2006      $3,140,437       6/30/2007           12
                 12          09-0002715    12/31/2005   $3,652,647      12/31/2006      $3,742,119       7/26/2007           12
                 13            06-1191     12/31/2005   $2,872,719      12/31/2006      $3,297,642       3/31/2007           12
               13.01           06-1191     12/31/2005   $1,056,861      12/31/2006       $979,736        3/31/2007           12
               13.02           06-1191     12/31/2005    $454,280       12/31/2006       $886,172        3/31/2007           12
               13.03           06-1191     12/31/2005    $772,428       12/31/2006       $796,390        3/31/2007           12
               13.04           06-1191     12/31/2005    $589,150       12/31/2006       $635,344        3/31/2007           12
                 14            07-0607                      $0          12/31/2006      $1,726,712       7/31/2007           12
                 15          09-0002675    12/31/2005   $1,339,911      12/31/2006      $2,402,622          NAV             NAV
                 16            07-0617     12/31/2005    $366,765       12/31/2006      $2,609,043       8/31/2007           12
                 17            07-0417                      $0                              $0              NAV             NAV
                 18          09-0002712    12/31/2005   $1,991,816      12/31/2006      $2,040,618       7/26/2007           12
                 19            07-0655     12/31/2005   $1,438,173      12/31/2006      $1,218,798       6/30/2007           12
                 20          09-0002696    12/31/2005   $1,496,488                          $0           5/31/2007           12
  7, 8           21          09-0002651                     $0                              $0              NAV             NAV
                 22            07-0286     12/31/2005   $1,220,056                          $0              NAV             NAV
                 23            07-0430     12/31/2005   $1,125,622      12/31/2006       $897,014           NAV             NAV
                 24          09-0002667                     $0          12/31/2006      $1,353,929       7/31/2007           12
                 25          09-0002718    12/31/2005   $1,159,946      12/31/2006      $1,366,229       7/26/2007           12
                 26          09-0002653    12/31/2005   $1,391,421      12/31/2006      $1,480,559       5/31/2007           12
                 27            07-0337     12/31/2005   $1,449,695      12/31/2006      $1,481,413          NAV             NAV
                 28            07-0432     12/31/2005   $1,449,695      12/31/2006      $1,481,413          NAV             NAV
                 29            07-0405                      $0                              $0              NAV             NAV
                 30          09-0002688    12/31/2005   $1,024,722      12/31/2006      $1,102,862       7/31/2007           12
                 31          09-0002691    12/31/2005   $1,583,094      12/31/2006      $1,579,919       7/31/2007           12
                 32          09-0002671    12/31/2005    $229,915       12/31/2006      $1,646,695          NAV             NAV
                 33          09-0002679    12/31/2005   $1,495,230      12/31/2006      $1,550,434          NAV             NAV
   7             34          09-0002622                     $0                              $0              NAV             NAV
  7, 8           35          09-0002617    12/31/2005   $1,452,701      12/31/2006      $1,337,972          NAV             NAV
   5             36            06-1044                      $0                              $0              NAV             NAV
               36.01           06-1044                      $0                              $0              NAV             NAV
               36.02           06-1044                      $0                              $0              NAV             NAV
               36.03           06-1044                      $0                              $0              NAV             NAV
               36.04           06-1044                      $0                              $0              NAV             NAV
               36.05           06-1044                      $0                              $0              NAV             NAV
               36.06           06-1044                      $0                              $0              NAV             NAV
               36.07           06-1044                      $0                              $0              NAV             NAV
               36.08           06-1044                      $0                              $0              NAV             NAV
               36.09           06-1044                      $0                              $0              NAV             NAV
               36.10           06-1044                      $0                              $0              NAV             NAV
               36.11           06-1044                      $0                              $0              NAV             NAV
                 37          09-0002700    12/31/2005   $1,109,313      12/31/2006      $1,223,998       5/31/2007           12
                 38          09-0002669    12/31/2005    $788,455       12/31/2006      $1,065,521          NAV             NAV
                 39            06-0840                      $0                              $0              NAV             NAV
                 40          09-0002722    12/31/2005    $989,790       12/31/2006      $1,111,416       4/30/2007           12
   4             41            07-0382     12/31/2005   $1,174,396      12/31/2006      $1,197,459          NAV             NAV
   13            42          09-0002724                     $0                              $0           5/31/2007           12
   4             43            07-0572                      $0          12/31/2006      $1,295,685       5/31/2007           12
   7             44          09-0002573                     $0                              $0              NAV             NAV
   7             45          09-0002572                     $0                              $0           7/31/2007           12
                 46          09-0002423    12/31/2005   $1,219,573      12/31/2006      $1,179,848       7/25/2007           12
                 47            07-0100     12/31/2005   $1,140,116      12/31/2006       $999,554           NAV             NAV
                 48            07-0458     12/31/2005    $817,990       12/31/2006       $832,946        3/31/2007
                 49          09-0002729    12/31/2005   $1,255,115      12/31/2006      $1,247,174          NAV             NAV
   4             50            06-0799                      $0                              $0              NAV             NAV
                 51          09-0002714    12/31/2005    $875,928       12/31/2006       $820,707        7/31/2007           12
                 52          09-0002716    12/31/2005   $1,108,318      12/31/2006       $962,632        7/31/2007           12
                 53          09-0002744    12/31/2005    $923,698       12/31/2006      $1,144,706       5/31/2007           12
                 54          09-0002731    12/31/2005   $1,195,616      12/31/2006      $1,267,807       5/31/2007           12
                 55          09-0002720    12/31/2005    $749,577       12/31/2006       $822,201        7/26/2007           12
                 56            07-0575                      $0                              $0              NAV             NAV
   4             57            06-0995                      $0                              $0              NAV             NAV
                 58            07-0514     12/31/2005   $1,091,150      12/31/2006      $1,072,694       8/31/2007           12
   4             59            07-0645                      $0          12/31/2006       $928,643        6/30/2007           12
   14            60          09-0002697                     $0          12/31/2006       $656,805           NAV             NAV
                 61            07-0183                      $0          12/31/2006       $52,479            NAV             NAV
                 62            07-0003                      $0                              $0              NAV             NAV
                 63            07-0013     12/31/2005   $1,451,440      12/31/2006      $1,565,803       6/30/2007           12
                 64          09-0002685                     $0          12/31/2006      $1,003,404          NAV             NAV
   4             65          09-0002721    12/31/2005    $698,748       12/31/2006       $790,588           NAV             NAV
                 66          09-0002738    12/31/2005    $795,536       12/31/2006       $813,607        6/30/2007           12
                 67            07-0413     12/31/2005    $599,316       12/31/2006       $720,426        3/31/2007        Various
               67.01           07-0413     12/31/2005    $190,167       12/31/2006       $209,399        3/31/2007           12
               67.02           07-0413     12/31/2005    $133,221       12/31/2006       $211,051        3/31/2007           12
               67.03           07-0413     12/31/2005    $140,763       12/31/2006       $158,558        3/31/2007           12
               67.04           07-0413     12/31/2005    $135,165       12/31/2006       $141,418        3/31/2007           12
               67.05           07-0413                      $0                              $0           3/31/2007           8
                 68          09-0002673    12/31/2005   $1,105,334      12/31/2006      $1,016,254          NAV             NAV
                 69            07-0448     12/31/2005    $558,250       12/31/2006       $723,507           NAV             NAV
   4             70          09-0002668    12/31/2005    $645,970       12/31/2006       $658,337        5/31/2007           12
   7             71          09-0002692    12/31/2005    $540,025       12/31/2006       $573,817        7/31/2007           12
                 72          09-0002672    12/31/2005    $681,915       12/31/2006       $919,528        7/31/2007           12
                 73            06-0869     12/31/2005    $516,113       12/31/2006       $767,083        6/30/2007           12
                 74          09-0002676    12/31/2005    $481,267       12/31/2006       $636,920           NAV             NAV
                 75            07-0308                      $0                              $0           7/31/2007           7
                 76            07-0452     12/31/2005    $648,910       12/31/2006       $653,027           NAV             NAV
   4             77          09-0002740    12/31/2005    $856,356       12/31/2006       $360,627        6/30/2007           12
                 78            07-0302                      $0                              $0           7/31/2007
                 79          09-0002735    12/31/2005    $541,999       12/31/2006       $570,203        6/30/2007           12
                 80          09-0002650                     $0                              $0              NAV             NAV
                 81          09-0002687    12/31/2005    $315,125       12/31/2006       $426,772        5/31/2007           12
  4, 7           82          09-0002743    12/31/2005    $431,013       12/31/2006       $452,824        6/30/2007           12
                 83            07-0534     12/31/2005    $471,037       12/31/2006       $467,439        7/31/2007           12
   4             84          09-0002695    12/31/2005    $422,639       12/31/2006       $297,041        5/31/2007           10
                 85            07-0597     12/31/2005    $594,619       12/31/2006       $593,450           NAV             NAV
                 86          09-0002713    12/31/2005    $525,748       12/31/2006       $471,488        7/26/2007           12
   4             87          09-0002590    12/31/2005    $444,953       12/31/2006       $424,315        6/30/2007           12
                 88            07-0409                      $0                              $0              NAV             NAV
   14            89          09-0002620                     $0                              $0              NAV             NAV
                 90            07-0304     12/31/2005    $463,187       12/31/2006       $466,538        2/28/2007           2
   7             91          09-0002654                     $0                              $0              NAV             NAV
                 92          09-0002666                     $0                              $0           7/31/2007           12
                 93          09-0002682                     $0                              $0              NAV             NAV
                 94          09-0002706    12/31/2005    $386,720       12/31/2006       $439,126        6/30/2007           12
                 95          09-0002658    12/31/2005    $408,731       12/31/2006       $412,758           NAV             NAV
                 96            07-0109     12/31/2005    $157,633       11/30/2006       $197,609           NAV             NAV
                 97            07-0182     12/31/2005    $243,341       12/31/2006       $277,169           NAV             NAV
                 98          09-0002662                     $0          12/31/2006       $375,513           NAV             NAV
                 99            07-0521                      $0                              $0              NAV             NAV
   4            100          09-0002593                     $0                              $0              NAV             NAV
                101            07-0175                      $0                              $0              NAV             NAV
               101.01          07-0175                      $0                              $0              NAV             NAV
               101.02          07-0175                      $0                              $0              NAV             NAV
               101.03          07-0175                      $0                              $0              NAV             NAV
  7, 8          102          09-0002659                     $0                              $0              NAV             NAV
                103          09-0002717    12/31/2005    $273,672       12/31/2006       $302,009        7/26/2007           12
                104          09-0002665    12/31/2005    $312,981       12/31/2006       $307,344        5/31/2007           12
                105          09-0002742    12/31/2005    $342,825       12/31/2006       $340,683           NAV             NAV
                106          09-0002686    12/31/2005    $338,660       12/31/2006       $337,970           NAV             NAV
                107          09-0002728                     $0          12/31/2006       $110,235        3/31/2007           12
                108          09-0002674    12/31/2005    $316,161       12/31/2006       $318,597        4/30/2007           12
                109          09-0002694    12/31/2005    $197,337       12/31/2006       $251,223        4/1/2007            12
   7            110          09-0002664                     $0                              $0              NAV             NAV
                111          09-0002640                     $0                              $0              NAV             NAV
                112          09-0002726    12/31/2005    $205,410       12/31/2006       $254,100           NAV             NAV
   14           113          09-0002683                     $0                              $0              NAV             NAV
                114          09-0002739    12/31/2005    $229,177       12/31/2006       $255,343        6/30/2007           12
   14           115          09-0002644                     $0          12/31/2006       $272,998           NAV             NAV
                116          09-0002597    12/31/2005    $325,231       12/31/2006       $347,442           NAV             NAV
                117          09-0002719    12/31/2005    $201,377       12/31/2006       $214,341        7/26/2007           12
   4            118            07-0612     12/31/2005    $219,467       12/31/2006       $243,426        4/30/2007
                119            07-0529                      $0                              $0           4/30/2007
                120          09-0002727                     $0                              $0              NAV             NAV
                121          09-0002701    12/31/2005    $217,281       12/31/2006       $161,686        3/31/2007           12
                122            07-0245     12/31/2005     $42,777       12/31/2006       $77,080         3/31/2007           3

                                              PARTIAL
                                               YEAR          PARTIAL         UNDERWRITTEN       UNDERWRITTEN         UNDERWRITTEN
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER    DESCRIPTION      YEAR NOI          REVENUE            EXPENSES               NOI
---------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230     Trailing 12    $62,414,503       $135,846,356        $44,896,445         $90,949,911
   2             2           00-1001227     Trailing 12    $43,870,532       $64,927,499         $16,904,516         $48,022,983
4, 5, 6          3           00-1001225    Not Available       NAV           $20,385,152             $0              $20,385,152
  2, 7           4           00-1001231    Not Available       NAV           $59,873,814         $21,983,072         $37,890,742
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
                 4                         Not Available       NAV
   8             5             06-1111      Trailing 12     $5,154,125        $7,721,243         $2,156,723           $5,564,520
  2, 9           6             8WNAN7      Not Available       NAV           $52,536,306         $1,576,089          $50,960,217
                6.01          8WNAN7-1     Not Available       NAV            $4,450,608          $133,518            $4,317,090
                6.02          8WNAN7-2     Not Available       NAV            $3,024,955           $90,749            $2,934,207
                6.03          8WNAN7-3     Not Available       NAV            $2,438,334           $73,150            $2,365,184
                6.04          8WNAN7-4     Not Available       NAV            $1,854,253           $55,628            $1,798,626
                6.05          8WNAN7-5     Not Available       NAV            $2,564,984           $76,950            $2,488,035
                6.06          8WNAN7-6     Not Available       NAV            $2,035,754           $61,073            $1,974,681
                6.07          8WNAN7-7     Not Available       NAV            $2,069,820           $62,095            $2,007,725
                6.08          8WNAN7-8     Not Available       NAV            $2,335,163           $70,055            $2,265,108
                6.09          8WNAN7-9     Not Available       NAV            $2,893,237           $86,797            $2,806,439
                6.10          8WNAN7-10    Not Available       NAV            $1,720,404           $51,612            $1,668,792
                6.11          8WNAN7-11    Not Available       NAV            $2,007,697           $60,231            $1,947,466
                6.12          8WNAN7-12    Not Available       NAV            $2,165,348           $64,960            $2,100,388
                6.13          8WNAN7-13    Not Available       NAV            $1,647,571           $49,427            $1,598,144
                6.14          8WNAN7-14    Not Available       NAV            $1,522,715           $45,681            $1,477,034
                6.15          8WNAN7-15    Not Available       NAV            $1,498,965           $44,969            $1,453,996
                6.16          8WNAN7-16    Not Available       NAV            $1,211,734           $36,352            $1,175,382
                6.17          8WNAN7-17    Not Available       NAV            $1,322,123           $39,664            $1,282,459
                6.18          8WNAN7-18    Not Available       NAV            $1,239,195           $37,176            $1,202,019
                6.19          8WNAN7-19    Not Available       NAV            $1,122,328           $33,670            $1,088,658
                6.20          8WNAN7-20    Not Available       NAV            $1,638,808           $49,164            $1,589,644
                6.21          8WNAN7-21    Not Available       NAV            $1,090,592           $32,718            $1,057,874
                6.22          8WNAN7-22    Not Available       NAV             $978,582            $29,357             $949,224
                6.23          8WNAN7-23    Not Available       NAV            $1,123,957           $33,719            $1,090,238
                6.24          8WNAN7-24    Not Available       NAV             $920,808            $27,624             $893,184
                6.25          8WNAN7-25    Not Available       NAV             $810,292            $24,309             $785,983
                6.26          8WNAN7-26    Not Available       NAV             $929,737            $27,892             $901,845
                6.27          8WNAN7-27    Not Available       NAV             $759,575            $22,787             $736,788
                6.28          8WNAN7-28    Not Available       NAV             $662,249            $19,867             $642,382
                6.29          8WNAN7-29    Not Available       NAV             $623,398            $18,702             $604,696
                6.30          8WNAN7-30    Not Available       NAV             $728,099            $21,843             $706,256
                6.31          8WNAN7-31    Not Available       NAV             $642,000            $19,260             $622,740
                6.32          8WNAN7-32    Not Available       NAV             $442,784            $13,284             $429,501
                6.33          8WNAN7-33    Not Available       NAV             $524,877            $15,746             $509,131
                6.34          8WNAN7-34    Not Available       NAV             $443,638            $13,309             $430,329
                6.35          8WNAN7-35    Not Available       NAV             $346,445            $10,393             $336,051
                6.36          8WNAN7-36    Not Available       NAV             $309,763            $9,293              $300,470
                6.37          8WNAN7-37    Not Available       NAV             $308,722            $9,262              $299,460
                6.38          8WNAN7-38    Not Available       NAV             $126,792            $3,804              $122,988
 5, 10           7           00-1001229    Not Available       NAV            $4,436,459             $0               $4,436,459
   11            8             07-0554      Trailing 12     $4,668,377       $24,327,055         $18,033,295          $6,293,760
7, 8, 12         9           09-0002723    Not Available       NAV            $3,684,630         $1,598,541           $2,086,089
                 10          09-0002749    Not Available       NAV            $6,354,855         $2,427,369           $3,927,485
               10.01        09-0002749-1   Not Available       NAV            $3,320,645         $1,310,229           $2,010,416
               10.02        09-0002749-2   Not Available       NAV            $1,561,218          $551,196            $1,010,022
               10.03        09-0002749-3   Not Available       NAV            $1,472,991          $565,944             $907,047
   4             11            06-1336      Trailing 12     $2,921,609        $5,445,018         $2,090,023           $3,354,995
                 12          09-0002715     Trailing 12     $3,573,005        $5,327,456         $1,828,291           $3,499,165
                 13            06-1191      Trailing 12     $3,343,977        $4,578,038         $1,323,465           $3,254,573
               13.01           06-1191      Trailing 12      $994,199         $1,718,279          $646,707            $1,071,572
               13.02           06-1191      Trailing 12      $928,629         $1,070,422          $191,567             $878,855
               13.03           06-1191      Trailing 12      $806,623         $1,102,730          $308,494             $794,236
               13.04           06-1191      Trailing 12      $614,526          $686,607           $176,697             $509,910
                 14            07-0607      Trailing 12     $1,826,866        $4,141,710         $1,661,469           $2,480,241
                 15          09-0002675    Not Available       NAV            $4,620,056         $1,809,651           $2,810,405
                 16            07-0617      Trailing 12     $3,291,128       $13,659,127         $10,327,907          $3,331,220
                 17            07-0417     Not Available       NAV            $2,587,896          $565,299            $2,022,597
                 18          09-0002712     Trailing 12     $1,995,622        $3,524,920         $1,377,435           $2,147,484
                 19            07-0655      Trailing 12     $1,215,009        $3,427,658         $1,066,029           $2,361,629
                 20          09-0002696     Trailing 12     $1,657,376        $2,910,715         $1,191,602           $1,719,113
  7, 8           21          09-0002651    Not Available       NAV            $2,178,353          $842,088            $1,336,264
                 22            07-0286     Not Available       NAV            $2,798,586         $1,286,916           $1,511,670
                 23            07-0430     Not Available       NAV            $2,477,679          $874,449            $1,603,230
                 24          09-0002667     Trailing 12     $1,425,600        $2,772,807         $1,300,166           $1,472,641
                 25          09-0002718     Trailing 12     $1,483,871        $2,692,704         $1,225,963           $1,466,742
                 26          09-0002653     Trailing 12     $1,497,601        $2,049,003          $531,803            $1,517,200
                 27            07-0337     Not Available       NAV            $1,611,406          $490,117            $1,121,289
                 28            07-0432     Not Available       NAV             $846,245           $406,730             $439,515
                 29            07-0405     Not Available       NAV            $1,378,001          $252,917            $1,125,084
                 30          09-0002688     Trailing 12     $1,112,906        $1,886,154          $688,384            $1,197,770
                 31          09-0002691     Trailing 12     $1,597,312        $1,978,126          $430,487            $1,547,639
                 32          09-0002671    Not Available       NAV            $2,243,985          $875,112            $1,368,872
                 33          09-0002679    Not Available       NAV            $1,996,926          $521,149            $1,475,777
   7             34          09-0002622    Not Available       NAV            $1,678,414          $526,773            $1,151,640
  7, 8           35          09-0002617    Not Available       NAV            $1,898,968          $577,823            $1,321,145
   5             36            06-1044     Not Available       NAV            $1,233,841           $12,339            $1,221,502
               36.01           06-1044     Not Available       NAV             $166,250            $1,663              $164,587
               36.02           06-1044     Not Available       NAV             $153,743            $1,537              $152,206
               36.03           06-1044     Not Available       NAV             $153,743            $1,537              $152,206
               36.04           06-1044     Not Available       NAV             $128,250            $1,283              $126,967
               36.05           06-1044     Not Available       NAV             $123,500            $1,235              $122,265
               36.06           06-1044     Not Available       NAV             $125,624            $1,256              $124,368
               36.07           06-1044     Not Available       NAV             $95,000              $950               $94,050
               36.08           06-1044     Not Available       NAV             $96,265              $963               $95,302
               36.09           06-1044     Not Available       NAV             $89,715              $897               $88,818
               36.10           06-1044     Not Available       NAV             $61,376              $614               $60,762
               36.11           06-1044     Not Available       NAV             $40,375              $404               $39,971
                 37          09-0002700     Trailing 12     $1,192,350        $1,879,967          $618,071            $1,261,897
                 38          09-0002669    Not Available       NAV            $2,926,753         $1,477,743           $1,449,010
                 39            06-0840     Not Available       NAV            $1,532,222          $348,467            $1,183,755
                 40          09-0002722     Trailing 12     $1,168,551        $1,813,625          $548,178            $1,265,447
   4             41            07-0382     Not Available       NAV            $1,607,010          $326,167            $1,280,843
   13            42          09-0002724     Trailing 12      $295,093         $1,287,310          $206,944            $1,080,365
   4             43            07-0572      Trailing 12     $1,367,839        $6,165,500         $4,644,839           $1,520,661
   7             44          09-0002573    Not Available       NAV            $1,644,306          $492,905            $1,151,401
   7             45          09-0002572     Trailing 12      $615,652         $1,186,663          $367,401             $819,262
                 46          09-0002423     Trailing 12     $1,175,377        $2,227,946         $1,129,485           $1,098,461
                 47            07-0100     Not Available       NAV            $2,462,118         $1,137,895           $1,324,223
                 48            07-0458                       $902,288         $1,702,242          $625,720            $1,076,522
                 49          09-0002729    Not Available       NAV            $1,465,630          $276,853            $1,188,777
   4             50            06-0799     Not Available       NAV            $1,364,153          $385,175             $978,978
                 51          09-0002714     Trailing 12      $844,311         $1,768,474          $920,300             $848,174
                 52          09-0002716     Trailing 12     $1,016,268        $1,791,989          $974,813             $817,176
                 53          09-0002744     Trailing 12     $1,355,986        $3,976,635         $2,700,182           $1,276,453
                 54          09-0002731     Trailing 12     $1,266,319        $2,371,160         $1,163,879           $1,207,281
                 55          09-0002720     Trailing 12      $764,142         $1,484,579          $694,719             $789,861
                 56            07-0575     Not Available       NAV            $1,249,577          $350,690             $898,887
   4             57            06-0995     Not Available       NAV            $1,257,062          $369,779             $887,283
                 58            07-0514      Trailing 12     $1,198,378        $4,681,398         $3,382,703           $1,298,695
   4             59            07-0645      Trailing 12      $899,463         $1,889,483          $890,775             $998,708
   14            60          09-0002697    Not Available       NAV            $1,062,020          $110,264             $951,756
                 61            07-0183     Not Available       NAV            $1,108,736          $203,198             $905,538
                 62            07-0003     Not Available       NAV            $1,049,534          $193,917             $855,617
                 63            07-0013      Trailing 12     $1,509,970        $3,645,962         $2,267,376           $1,378,586
                 64          09-0002685    Not Available       NAV            $1,699,086          $659,706            $1,039,380
   4             65          09-0002721    Not Available       NAV            $1,183,462          $441,699             $741,763
                 66          09-0002738     Trailing 12      $779,995         $1,212,773          $403,676             $809,097
                 67            07-0413      Trailing 12      $903,435         $1,554,919          $589,252             $965,667
               67.01           07-0413      Trailing 12      $220,544          $389,585           $144,088             $245,497
               67.02           07-0413      Trailing 12      $226,976          $380,464           $145,186             $235,278
               67.03           07-0413      Trailing 12      $165,488          $298,795           $101,243             $197,552
               67.04           07-0413      Trailing 12      $140,899          $258,199           $105,834             $152,365
               67.05           07-0413      Trailing 8       $149,528          $227,876            $92,901             $134,975
                 68          09-0002673    Not Available       NAV            $1,157,346          $279,654             $877,691
                 69            07-0448     Not Available       NAV            $1,022,385          $200,184             $822,201
   4             70          09-0002668     Trailing 12      $713,199         $1,496,553          $740,170             $756,384
   7             71          09-0002692     Trailing 12      $720,140         $1,004,677          $245,886             $758,791
                 72          09-0002672     Trailing 12      $884,381         $1,191,483          $404,951             $786,532
                 73            06-0869      Trailing 12      $906,220         $3,390,625         $2,454,988            $935,637
                 74          09-0002676    Not Available       NAV            $1,208,427          $516,361             $692,066
                 75            07-0308     Year to Date      $506,709         $2,019,218         $1,110,712            $908,506
                 76            07-0452     Not Available       NAV             $910,220           $220,400             $689,820
   4             77          09-0002740     Trailing 12      $664,868         $1,071,262          $397,646             $673,616
                 78            07-0302                       $448,436         $2,270,997         $1,380,444            $890,553
                 79          09-0002735     Trailing 12      $597,521         $1,152,635          $530,968             $621,667
                 80          09-0002650    Not Available       NAV             $771,997           $225,376             $546,621
                 81          09-0002687     Trailing 12      $424,339          $735,284           $280,361             $454,923
  4, 7           82          09-0002743     Trailing 12      $507,873          $770,735           $218,606             $552,129
                 83            07-0534      Trailing 12      $470,392          $544,484            $5,445              $539,039
   4             84          09-0002695     Annualized       $447,207          $829,458           $337,612             $491,846
                 85            07-0597     Not Available       NAV             $831,697           $231,849             $599,848
                 86          09-0002713     Trailing 12      $461,235          $906,404           $404,765             $501,639
   4             87          09-0002590     Trailing 12      $450,804          $838,717           $383,895             $454,822
                 88            07-0409     Not Available       NAV             $446,486            $4,465              $442,021
   14            89          09-0002620    Not Available       NAV             $599,753           $126,306             $473,446
                 90            07-0304     Year to Date      $72,024           $694,720           $231,250             $463,470
   7             91          09-0002654    Not Available       NAV             $633,766           $140,969             $492,797
                 92          09-0002666     Trailing 12      $515,446          $617,701           $148,259             $469,442
                 93          09-0002682    Not Available       NAV             $628,483           $144,928             $483,556
                 94          09-0002706     Trailing 12      $451,902          $615,017           $154,717             $460,300
                 95          09-0002658    Not Available       NAV             $610,917           $183,014             $427,902
                 96            07-0109     Not Available       NAV             $532,797           $152,773             $380,024
                 97            07-0182     Not Available       NAV             $425,766           $106,065             $319,701
                 98          09-0002662    Not Available       NAV             $424,232            $93,410             $330,821
                 99            07-0521     Not Available       NAV             $384,117            $63,841             $320,276
   4            100          09-0002593    Not Available       NAV             $401,413            $81,683             $319,730
                101            07-0175     Not Available       NAV             $342,072            $3,410              $338,662
               101.01          07-0175     Not Available       NAV             $129,018            $1,290              $127,728
               101.02          07-0175     Not Available       NAV             $114,630            $1,136              $113,494
               101.03          07-0175     Not Available       NAV             $98,424              $984               $97,440
  7, 8          102          09-0002659    Not Available       NAV             $382,063            $88,540             $293,524
                103          09-0002717     Trailing 12      $301,697          $491,278           $197,294             $293,984
                104          09-0002665     Trailing 12      $343,003          $442,422           $108,205             $334,217
                105          09-0002742    Not Available       NAV             $507,298           $109,296             $398,002
                106          09-0002686    Not Available       NAV             $402,920            $68,841             $334,079
                107          09-0002728     Trailing 12      $140,905          $366,836            $67,458             $299,378
                108          09-0002674     Trailing 12      $325,701          $375,610            $73,614             $301,995
                109          09-0002694     Trailing 12      $272,189          $350,333            $79,323             $271,010
   7            110          09-0002664    Not Available       NAV             $362,362            $78,109             $284,254
                111          09-0002640    Not Available       NAV             $402,800           $151,447             $251,353
                112          09-0002726    Not Available       NAV             $644,176           $331,751             $312,425
   14           113          09-0002683    Not Available       NAV             $320,049            $73,828             $246,221
                114          09-0002739     Trailing 12      $267,885          $474,919           $203,981             $270,938
   14           115          09-0002644    Not Available       NAV             $370,396           $109,934             $260,463
                116          09-0002597    Not Available       NAV             $391,507            $65,518             $325,988
                117          09-0002719     Trailing 12      $215,848          $373,383           $162,013             $211,370
   4            118            07-0612                       $298,545          $519,216           $265,685             $253,531
                119            07-0529                       $37,286           $272,531            $53,267             $219,264
                120          09-0002727    Not Available       NAV             $201,212            $4,024              $197,188
                121          09-0002701     Trailing 12      $156,385          $393,659           $159,109             $234,550
                122            07-0245     Year to Date      $28,120           $173,774            $47,617             $126,157

                                                           UNDERWRITTEN  UNDERWRITTEN   UNDERWRITTEN
                                           UNDERWRITTEN     REPLACEMENT     TI/LC           OTHER        UNDERWRITTEN   UNDERWRITTEN
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER     NOI DSCR         RESERVE      RESERVE         RESERVE           NCF          NCF DSCR
------------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230            1.47      $540,283     $3,791,660         $0          $86,617,968            1.40
   2             2           00-1001227            1.52      $159,576     $1,305,742         $0          $46,557,665            1.47
4, 5, 6          3           00-1001225            1.20         $0            $0             $0          $20,385,152            1.20
  2, 7           4           00-1001231            1.98     $1,496,498    $2,258,435         $0          $34,135,810            1.78
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111             1.18       $27,869      $139,345          $0           $5,397,306            1.14
  2, 9           6             8WNAN7              1.66         $0        $1,929,913         $0          $49,030,304            1.60
                6.01          8WNAN7-1                          $0         $93,216           $0           $4,223,874
                6.02          8WNAN7-2                          $0         $107,706          $0           $2,826,501
                6.03          8WNAN7-3                          $0         $71,850           $0           $2,293,334
                6.04          8WNAN7-4                          $0         $65,694           $0           $1,732,932
                6.05          8WNAN7-5                          $0         $91,328           $0           $2,396,706
                6.06          8WNAN7-6                          $0         $70,487           $0           $1,904,194
                6.07          8WNAN7-7                          $0         $66,998           $0           $1,940,727
                6.08          8WNAN7-8                          $0         $73,907           $0           $2,191,201
                6.09          8WNAN7-9                          $0         $68,677           $0           $2,737,762
                6.10          8WNAN7-10                         $0         $36,754           $0           $1,632,038
                6.11          8WNAN7-11                         $0         $61,273           $0           $1,886,193
                6.12          8WNAN7-12                         $0         $84,108           $0           $2,016,280
                6.13          8WNAN7-13                         $0         $61,214           $0           $1,536,931
                6.14          8WNAN7-14                         $0         $81,326           $0           $1,395,708
                6.15          8WNAN7-15                         $0         $48,890           $0           $1,405,106
                6.16          8WNAN7-16                         $0         $43,145           $0           $1,132,237
                6.17          8WNAN7-17                         $0         $51,355           $0           $1,231,104
                6.18          8WNAN7-18                         $0         $46,856           $0           $1,155,163
                6.19          8WNAN7-19                         $0         $36,887           $0           $1,051,770
                6.20          8WNAN7-20                         $0         $76,276           $0           $1,513,368
                6.21          8WNAN7-21                         $0         $35,844           $0           $1,022,030
                6.22          8WNAN7-22                         $0         $76,021           $0            $873,203
                6.23          8WNAN7-23                         $0         $32,015           $0           $1,058,223
                6.24          8WNAN7-24                         $0         $35,767           $0            $857,417
                6.25          8WNAN7-25                         $0         $13,316           $0            $772,668
                6.26          8WNAN7-26                         $0         $33,104           $0            $868,741
                6.27          8WNAN7-27                         $0         $64,909           $0            $671,879
                6.28          8WNAN7-28                         $0         $43,532           $0            $598,850
                6.29          8WNAN7-29                         $0         $33,295           $0            $571,401
                6.30          8WNAN7-30                         $0         $69,132           $0            $637,124
                6.31          8WNAN7-31                         $0         $25,446           $0            $597,294
                6.32          8WNAN7-32                         $0         $17,044           $0            $412,457
                6.33          8WNAN7-33                         $0         $32,038           $0            $477,093
                6.34          8WNAN7-34                         $0         $22,838           $0            $407,492
                6.35          8WNAN7-35                         $0         $14,044           $0            $322,007
                6.36          8WNAN7-36                         $0         $10,181           $0            $290,289
                6.37          8WNAN7-37                         $0         $29,313           $0            $270,147
                6.38          8WNAN7-38                         $0          $4,129           $0            $118,859
 5, 10           7           00-1001229            1.20         $0            $0             $0           $4,436,459            1.20
   11            8             07-0554             1.79      $973,082         $0             $0           $5,320,678            1.52
7, 8, 12         9           09-0002723            1.26       $28,079      $107,276          $0           $1,950,735            1.18
                 10          09-0002749            1.63       $52,255      $238,419          $0           $3,636,811            1.51
               10.01        09-0002749-1                      $16,825      $86,876           $0           $1,906,715
               10.02        09-0002749-2                      $23,679      $106,993          $0            $879,350
               10.03        09-0002749-3                      $11,751      $44,550           $0            $850,746
   4             11            06-1336             1.28       $76,797      $171,083       -$30,000        $3,137,115            1.20
                 12          09-0002715            1.74       $98,500         $0             $0           $3,400,665            1.69
                 13            06-1191             1.39       $98,841      $315,065       -$100,000       $2,940,667            1.25
               13.01           06-1191                        $37,490      $125,362       -$32,000         $940,720
               13.02           06-1191                        $14,612      $57,313        -$28,000         $834,930
               13.03           06-1191                        $18,959      $65,833        -$23,000         $732,444
               13.04           06-1191                        $27,780      $66,557        -$17,000         $432,573
                 14            07-0607             1.30       $21,117      $105,584       -$105,583       $2,459,123            1.29
                 15          09-0002675            1.64       $26,640      $400,650          $0           $2,383,116            1.39
                 16            07-0617             1.57      $546,365         $0             $0           $2,784,855            1.32
                 17            07-0417             1.17       $5,336       $26,682           $0           $1,990,579            1.15
                 18          09-0002712            1.30       $76,000         $0             $0           $2,071,484            1.26
                 19            07-0655             1.17       $18,636      $93,182           $0           $2,249,811            1.12
                 20          09-0002696            1.24       $56,800         $0             $0           $1,662,313            1.20
  7, 8           21          09-0002651            1.01       $3,956       $23,785           $0           $1,308,523            0.99
                 22            07-0286             1.21       $51,600         $0             $0           $1,460,070            1.17
                 23            07-0430             1.40       $17,639      $146,225       -$146,500       $1,585,866            1.38
                 24          09-0002667            1.24       $67,500         $0             $0           $1,405,141            1.18
                 25          09-0002718            1.35       $48,000         $0             $0           $1,418,742            1.31
                 26          09-0002653            1.52       $18,933      $41,452           $0           $1,456,814            1.46
                 27            07-0337             1.50       $14,416      $71,815        -$71,815        $1,106,873            1.48
                 28            07-0432             1.50       $12,629      $60,942        -$61,000         $426,944             1.48
                 29            07-0405             1.09       $2,320          $1             $0           $1,122,763            1.09
                 30          09-0002688            1.21       $30,000         $0             $0           $1,167,770            1.18
                 31          09-0002691            1.33       $16,745      $107,018          $0           $1,423,876            1.22
                 32          09-0002671            1.43       $16,963      $86,896           $0           $1,265,013            1.32
                 33          09-0002679            1.34       $16,389      $81,533           $0           $1,377,855            1.25
   7             34          09-0002622            1.15       $4,218       $27,012           $0           $1,120,410            1.12
  7, 8           35          09-0002617            1.43       $16,356      $81,623           $0           $1,223,167            1.32
   5             36            06-1044             1.09       $8,992       $14,151         $1,621         $1,196,738            1.07
               36.01           06-1044                         $954         $1,272         $1,272          $161,089
               36.02           06-1044                         $450          $600            $0            $151,156
               36.03           06-1044                         $523          $349           $349           $150,985
               36.04           06-1044                         $641         $1,710           $0            $124,616
               36.05           06-1044                         $270          $720            $0            $121,275
               36.06           06-1044                         $450          $600            $0            $123,318
               36.07           06-1044                         $694         $1,850           $0            $91,506
               36.08           06-1044                        $1,772        $2,362           $0            $91,168
               36.09           06-1044                        $1,873        $2,498           $0            $84,447
               36.10           06-1044                        $1,087        $1,450           $0            $58,225
               36.11           06-1044                         $278          $740            $0            $38,953
                 37          09-0002700            1.35       $32,892      $35,722           $0           $1,193,283            1.27
                 38          09-0002669            1.56       $23,630      $157,635          $0           $1,267,745            1.36
                 39            06-0840             1.13       $4,148       $16,592           $0           $1,163,015            1.11
                 40          09-0002722            1.39       $31,956      $99,045           $0           $1,134,445            1.25
   4             41            07-0382             1.25       $12,842      $42,805           $0           $1,225,196            1.20
   13            42          09-0002724            1.31       $7,075       $13,898           $0           $1,059,392            1.29
   4             43            07-0572             1.37      $246,620         $0             $0           $1,274,041            1.15
   7             44          09-0002573            1.48       $6,491       $45,524           $0           $1,099,386            1.42
   7             45          09-0002572            1.14       $4,098       $16,413           $0            $798,751             1.11
                 46          09-0002423            1.46       $89,301         $0             $0           $1,009,160            1.34
                 47            07-0100             1.33       $66,000         $0             $0           $1,258,223            1.26
                 48            07-0458             1.18       $6,911       $18,428           $0           $1,051,183            1.16
                 49          09-0002729            1.37       $29,318      $54,667           $0           $1,104,792            1.27
   4             50            06-0799             1.11       $4,500        $9,000           $0            $965,478             1.09
                 51          09-0002714            1.25       $40,000         $0             $0            $808,174             1.19
                 52          09-0002716            1.23       $42,500         $0             $0            $774,676             1.17
                 53          09-0002744            1.57      $159,065         $0             $0           $1,117,388            1.37
                 54          09-0002731            1.93       $11,203      $86,645           $0           $1,109,433            1.77
                 55          09-0002720            1.26       $38,750         $0             $0            $751,111             1.20
                 56            07-0575             1.09       $4,117       $10,978           $0            $883,792             1.07
   4             57            06-0995             1.22       $8,475       $28,250           $0            $850,558             1.17
                 58            07-0514             1.65      $187,256         $0             $0           $1,111,439            1.41
   4             59            07-0645             1.33       $45,000         $0             $0            $953,708             1.27
   14            60          09-0002697            1.24       $6,642       $34,274           $0            $910,840             1.19
                 61            07-0183             1.33       $8,186       $53,236           $0            $844,116             1.24
                 62            07-0003             1.26       $6,128       $19,664           $0            $829,825             1.22
                 63            07-0013             1.99      $145,496         $0             $0           $1,233,090            1.78
                 64          09-0002685            2.01       $7,136       $42,979           $0            $989,264             1.92
   4             65          09-0002721            1.40       $6,084       $54,044           $0            $681,636             1.29
                 66          09-0002738            1.26       $13,071      $64,934           $0            $731,092             1.13
                 67            07-0413             1.56       $26,785         $0             $0            $938,882             1.52
               67.01           07-0413                        $6,167          $0             $0            $239,330
               67.02           07-0413                        $5,291          $0             $0            $229,987
               67.03           07-0413                        $5,042          $0             $0            $192,510
               67.04           07-0413                        $5,540          $0             $0            $146,825
               67.05           07-0413                        $4,745          $0             $0            $130,230
                 68          09-0002673            1.44       $11,042      $62,148           $0            $804,502             1.32
                 69            07-0448             1.28       $16,376      $35,000           $0            $770,825             1.20
   4             70          09-0002668            1.52       $60,000         $0             $0            $696,384             1.40
   7             71          09-0002692            1.33       $11,042      $51,118           $0            $696,631             1.22
                 72          09-0002672            1.58       $7,478       $58,912           $0            $720,142             1.45
                 73            06-0869             1.51      $135,625         $0             $0            $800,012             1.30
                 74          09-0002676            1.52       $16,733      $108,889          $0            $566,444             1.24
                 75            07-0308             1.52       $80,769         $0             $0            $827,737             1.39
                 76            07-0452             1.21       $7,759       $20,690           $0            $661,371             1.16
   4             77          09-0002740            1.26       $19,221      $56,464           $0            $597,931             1.11
                 78            07-0302             1.60       $90,840         $0             $0            $799,713             1.43
                 79          09-0002735            1.23       $29,540         $0             $0            $592,127             1.17
                 80          09-0002650            1.44       $4,221       $17,095           $0            $525,304             1.38
                 81          09-0002687            1.17       $11,280         $0             $0            $443,643             1.14
  4, 7           82          09-0002743            1.14       $2,796       $26,565           $0            $522,768             1.08
                 83            07-0534             1.09       $3,388        $9,034           $0            $526,617             1.07
   4             84          09-0002695            1.25       $7,551       $31,166           $0            $453,129             1.15
                 85            07-0597             1.28       $16,863      $47,078           $0            $535,907             1.15
                 86          09-0002713            1.37       $15,000         $0             $0            $486,639             1.33
   4             87          09-0002590            1.41       $6,511       $35,934           $0            $412,377             1.28
                 88            07-0409             1.17       $1,482          $0             $0            $440,539             1.17
   14            89          09-0002620            1.34       $3,785       $26,438           $0            $443,223             1.25
                 90            07-0304             1.29       $7,679       $35,502        -$12,954         $433,243             1.20
   7             91          09-0002654            1.84       $2,039       $20,777           $0            $469,982             1.75
                 92          09-0002666            1.52       $3,117          $0             $0            $466,324             1.51
                 93          09-0002682            1.24       $9,317       $20,441           $0            $453,798             1.16
                 94          09-0002706            1.86       $10,273      $19,269           $0            $430,758             1.74
                 95          09-0002658            1.41       $8,031       $30,965           $0            $388,907             1.29
                 96            07-0109             1.34       $10,000         $0             $0            $370,024             1.30
                 97            07-0182             1.13       $3,191        $6,381           $0            $310,129             1.10
                 98          09-0002662            1.47       $1,180        $9,152           $0            $320,489             1.43
                 99            07-0521             1.11       $1,449        $1,449         $1,449          $315,929             1.10
   4            100          09-0002593            1.48       $1,194       $10,028           $0            $308,508             1.43
                101            07-0175             1.17       $2,100        $4,200           $0            $332,362             1.15
               101.01          07-0175                         $700         $1,400           $0            $125,628
               101.02          07-0175                         $700         $1,400           $0            $111,394
               101.03          07-0175                         $700         $1,400           $0            $95,340
  7, 8          102          09-0002659            1.21       $1,849       $14,666           $0            $277,010             1.14
                103          09-0002717            1.30       $9,500          $0             $0            $284,484             1.26
                104          09-0002665            1.26       $2,749       $15,401           $0            $316,068             1.19
                105          09-0002742            1.39       $8,391       $25,261           $0            $364,350             1.27
                106          09-0002686            1.34       $9,299       $22,420           $0            $302,359             1.21
                107          09-0002728            1.24       $2,007       $17,529           $0            $279,841             1.16
                108          09-0002674            1.28       $15,007      $16,807           $0            $270,181             1.14
                109          09-0002694            1.44       $1,452       $12,900           $0            $256,658             1.36
   7            110          09-0002664            1.59       $1,138       $10,206           $0            $272,909             1.53
                111          09-0002640            1.32        $900         $7,468           $0            $242,985             1.28
                112          09-0002726            1.42       $8,402       $40,052           $0            $263,971             1.20
   14           113          09-0002683            1.34       $1,908       $18,713           $0            $225,599             1.23
                114          09-0002739            1.27       $4,056       $19,505           $0            $247,378             1.16
   14           115          09-0002644            1.33       $2,693       $11,913           $0            $245,857             1.25
                116          09-0002597            1.61       $9,962       $17,478           $0            $298,548             1.47
                117          09-0002719            1.36       $8,000          $0             $0            $203,370             1.31
   4            118            07-0612             1.35       $8,837          $0             $0            $244,694             1.31
                119            07-0529             1.25       $1,508       $10,050         -$2,260         $209,966             1.20
                120          09-0002727            1.16       $1,482          $0             $0            $195,706             1.15
                121          09-0002701            1.45       $3,703       $30,930           $0            $199,918             1.23
                122            07-0245             1.35       $2,172        $9,906           $0            $114,079             1.22

                                                          ONGOING      UPFRONT          ONGOING
                                           ONGOING RE    INSURANCE   REPLACEMENT      REPLACEMENT           UPFRONT
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER   TAX RESERVE    RESERVE      RESERVE          RESERVE          TI/LC RESERVE
-----------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    $1,429,726     $165,555       $0                $0                 $0
   2             2           00-1001227     $316,619      $26,437        $0                $0                 $0
4, 5, 6          3           00-1001225        $0            $0          $0                $0                 $0
  2, 7           4           00-1001231     $282,574         $0          $0                $0                 $0
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111       $37,558       $2,975        $0              $1,742               $0
  2, 9           6             8WNAN7          $0            $0          $0                $0                 $0
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229        $0            $0          $0                $0                 $0
   11            8             07-0554         $0            $0          $0             $39,550               $0
7, 8, 12         9           09-0002723      $15,618       $9,101      $3,700            $3,700               $0
                 10          09-0002749        $0            $0        $4,355            $4,355           $1,300,000
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336       $43,244      $11,316        $0              $4,800           $1,147,723
                 12          09-0002715      $41,505         $0          $0                $0                 $0
                 13            06-1191       $18,978      $18,228     $200,000           $9,904           $1,000,000
               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607       $24,559      $10,734      $64,624           $1,760           $1,500,000
                 15          09-0002675      $25,182         $0        $2,081            $2,081               $0
                 16            07-0617         $0            $0      $1,549,575         $44,000               $0
                 17            07-0417       $22,000        $334        $489              $489             $100,000
                 18          09-0002712      $32,683         $0          $0                $0                 $0
                 19            07-0655       $35,288       $3,504        $0              $2,951           $2,546,838
                 20          09-0002696      $17,579       $6,396        $0                $0                 $0
  7, 8           21          09-0002651      $39,393       $1,873        $0                $0                 $0
                 22            07-0286       $29,475      $17,777        $0              $4,700               $0
                 23            07-0430       $17,031       $4,838        $0              $1,435           $1,800,000
                 24          09-0002667      $46,671       $4,119        $0                $0                 $0
                 25          09-0002718      $32,903         $0          $0                $0                 $0
                 26          09-0002653      $15,724       $2,481       $910              $910                $0
                 27            07-0337       $7,273         $833         $0               $601            $2,404,260
                 28            07-0432       $7,273         $833         $0               $526             $795,740
                 29            07-0405       $2,983         $110         $0                $0              $150,000
                 30          09-0002688      $19,039       $1,500        $0                $0                 $0
                 31          09-0002691        $0            $0          $0                $0                 $0
                 32          09-0002671      $16,552        $236       $1,414            $1,414               $0
                 33          09-0002679      $11,426       $3,855        $0                $0                 $0
   7             34          09-0002622      $17,500       $3,550        $0                $0                 $0
  7, 8           35          09-0002617      $16,641       $1,750        $0              $1,363               $0
   5             36            06-1044         $0            $0          $0                $0                 $0
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700      $21,590       $1,619        $0                $0                 $0
                 38          09-0002669      $28,697       $3,640      $2,363            $2,363             $16,667
                 39            06-0840       $2,629        $1,483        $0              $1,189            $820,150
                 40          09-0002722      $24,256       $2,071      $2,663            $2,663            $100,000
   4             41            07-0382       $11,801       $1,834        $0              $1,070             $30,000
   13            42          09-0002724      $4,917        $1,946        $0                $0                 $0
   4             43            07-0572       $17,824         $0          $0             $19,707               $0
   7             44          09-0002573      $9,192        $2,639        $0                $0                 $0
   7             45          09-0002572      $4,792         $195        $342              $342                $0
                 46          09-0002423      $13,519       $3,594      $7,442            $7,442               $0
                 47            07-0100       $10,250       $5,541    $3,000,000          $5,500               $0
                 48            07-0458       $6,737        $2,219      $60,000             $0                 $0
                 49          09-0002729        $0            $0          $0                $0                 $0
   4             50            06-0799         $0          $1,033        $0               $563                $0
                 51          09-0002714      $17,448         $0          $0                $0                 $0
                 52          09-0002716      $23,014         $0          $0                $0                 $0
                 53          09-0002744      $9,870        $5,158      $13,750          $13,750               $0
                 54          09-0002731        $0          $3,074       $934              $934                $0
                 55          09-0002720        $0            $0          $0                $0                 $0
                 56            07-0575       $7,641        $1,454        $0               $457             $566,000
   4             57            06-0995       $6,661        $1,581        $0               $706             $188,745
                 58            07-0514       $16,256       $7,109        $0                $0                 $0
   4             59            07-0645       $12,477         $0          $0              $3,750               $0
   14            60          09-0002697        $0            $0          $0                $0                 $0
                 61            07-0183       $7,083          $0        $8,186              $0               $53,236
                 62            07-0003       $6,250        $1,127        $0               $511             $200,000
                 63            07-0013         $0            $0        $10,148          $10,148               $0
                 64          09-0002685      $12,663       $1,725        $0                $0                 $0
   4             65          09-0002721      $4,973         $904        $507              $507                $0
                 66          09-0002738      $14,016       $1,617      $96,940           $1,089             $5,333
                 67            07-0413       $8,776        $1,680        $0              $3,348               $0
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673      $7,523        $2,208        $0                $0                 $0
                 69            07-0448       $5,803          $0          $0              $1,365            $350,000
   4             70          09-0002668      $8,765        $3,974      $5,000            $5,000               $0
   7             71          09-0002692        $0            $0          $0                $0               $4,167
                 72          09-0002672      $7,668        $1,661        $0                $0               $50,000
                 73            06-0869       $4,731        $3,547      $11,006          $11,006               $0
                 74          09-0002676      $11,422       $1,403        $0                $0                 $0
                 75            07-0308       $5,417        $1,327        $0              $6,198               $0
                 76            07-0452       $10,035       $1,662        $0               $647              $90,000
   4             77          09-0002740      $19,653       $1,151      $50,000             $0                 $0
                 78            07-0302       $6,333        $1,756        $0              $7,157               $0
                 79          09-0002735      $9,956        $4,420      $2,462            $2,462               $0
                 80          09-0002650      $8,194        $1,139       $352              $352              $1,000
                 81          09-0002687      $8,388          $0          $0                $0                 $0
  4, 7           82          09-0002743      $9,413         $950         $0                $0               $3,750
                 83            07-0534         $0            $0          $0               $376              $69,234
   4             84          09-0002695      $7,797         $474        $629              $629              $3,400
                 85            07-0597       $6,717        $1,524     $215,000           $1,405               $0
                 86          09-0002713      $7,867          $0          $0                $0                 $0
   4             87          09-0002590      $9,525         $617        $543              $543                $0
                 88            07-0409         $0            $0          $0                $0                 $0
   14            89          09-0002620      $3,333         $697         $0                $0               $1,667
                 90            07-0304       $5,013         $138       $2,269             $756             $129,540
   7             91          09-0002654        $0           $244         $0                $0                 $0
                 92          09-0002666        $0            $0          $0                $0                 $0
                 93          09-0002682      $4,578         $780        $213              $213              $1,703
                 94          09-0002706      $4,800         $541        $856              $856                $0
                 95          09-0002658      $10,777         $0          $0                $0                $669
                 96            07-0109       $2,986         $590         $0               $863                $0
                 97            07-0182       $4,785         $597         $0               $479                $0
                 98          09-0002662      $4,597         $599         $0                $0                 $0
                 99            07-0521         $0            $0        $25,000             $0                 $0
   4            100          09-0002593      $2,677         $520        $100              $100                $0
                101            07-0175        $374          $407         $0               $234                $0
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659      $2,376         $234         $0                $0               $1,250
                103          09-0002717      $4,631          $0          $0                $0                 $0
                104          09-0002665      $3,546         $886        $229              $229               $833
                105          09-0002742      $2,603        $1,608       $699              $699              $1,000
                106          09-0002686      $2,770         $356        $517              $517              $5,417
                107          09-0002728      $1,848        $1,187       $167              $167              $1,667
                108          09-0002674      $3,469         $501       $1,251            $1,251               $0
                109          09-0002694      $3,171         $189         $0                $0                 $0
   7            110          09-0002664      $3,335         $172         $0                $0                 $0
                111          09-0002640      $2,010        $5,513        $0                $0                $375
                112          09-0002726      $8,221         $521         $0                $0               $6,116
   14           113          09-0002683      $3,332         $184         $0                $0                 $0
                114          09-0002739      $3,777         $415        $338              $338              $21,667
   14           115          09-0002644      $6,338         $355         $0                $0               $1,000
                116          09-0002597      $1,409         $413        $830              $830                $0
                117          09-0002719      $4,162          $0          $0                $0                 $0
   4            118            07-0612       $5,648         $422         $0               $736                $0
                119            07-0529        $833           $0        $1,508              $0               $22,600
                120          09-0002727        $0            $0         $124              $124                $0
                121          09-0002701      $6,554         $507         $0                $0               $2,083
                122            07-0245       $1,207         $372         $0               $181              $42,090

                                                             UPFRONT
                                                             DEFERRED
                                              ONGOING      MAINTENANCE
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER   TI/LC RESERVE     RESERVE
-----------------------------------------------------------------------

  2, 3           1           00-1001230          $0             $0
   2             2           00-1001227          $0             $0
4, 5, 6          3           00-1001225          $0             $0

  2, 7           4           00-1001231          $0             $0

                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111           $0             $0
  2, 9           6             8WNAN7            $0             $0
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229          $0             $0
   11            8             07-0554           $0             $0
7, 8, 12         9           09-0002723          $0             $0
                 10          09-0002749          $0             $0

               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336           $0          $62,500
                 12          09-0002715          $0             $0
                 13            06-1191        $24,759        $38,218

               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607           $0             $0
                 15          09-0002675          $0          $356,250
                 16            07-0617           $0          $160,425

                 17            07-0417           $0             $0
                 18          09-0002712          $0             $0
                 19            07-0655           $0          $31,250
                 20          09-0002696          $0          $204,398
  7, 8           21          09-0002651          $0             $0
                 22            07-0286           $0           $2,500
                 23            07-0430           $0             $0
                 24          09-0002667          $0          $24,400
                 25          09-0002718          $0             $0
                 26          09-0002653          $0          $50,937
                 27            07-0337           $0             $0
                 28            07-0432           $0             $0
                 29            07-0405           $0             $0
                 30          09-0002688          $0             $0
                 31          09-0002691          $0             $0
                 32          09-0002671          $0             $0
                 33          09-0002679          $0             $0
   7             34          09-0002622          $0             $0
  7, 8           35          09-0002617          $0          $10,625
   5             36            06-1044           $0             $0
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700          $0          $75,038
                 38          09-0002669       $16,667        $11,213
                 39            06-0840         $4,167           $0
                 40          09-0002722        $8,333           $0
   4             41            07-0382         $1,784           $0
   13            42          09-0002724          $0             $0
   4             43            07-0572           $0          $32,500

   7             44          09-0002573          $0             $0
   7             45          09-0002572          $0             $0
                 46          09-0002423          $0             $0
                 47            07-0100           $0             $0
                 48            07-0458         $1,920        $200,000
                 49          09-0002729          $0             $0
   4             50            06-0799           $0             $0
                 51          09-0002714          $0             $0
                 52          09-0002716          $0             $0
                 53          09-0002744          $0             $0
                 54          09-0002731          $0             $0
                 55          09-0002720          $0             $0
                 56            07-0575         $2,287           $0
   4             57            06-0995          $706            $0
                 58            07-0514           $0             $0
   4             59            07-0645           $0             $0

   14            60          09-0002697          $0             $0
                 61            07-0183           $0             $0
                 62            07-0003         $1,500           $0
                 63            07-0013           $0             $0
                 64          09-0002685          $0             $0
   4             65          09-0002721          $0             $0
                 66          09-0002738        $5,333         $7,924

                 67            07-0413           $0           $4,375
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673          $0             $0
                 69            07-0448           $0          $57,500
   4             70          09-0002668          $0             $0

   7             71          09-0002692        $4,167           $0
                 72          09-0002672          $0             $0
                 73            06-0869           $0           $1,250
                 74          09-0002676          $0          $72,975
                 75            07-0308           $0             $0
                 76            07-0452         $1,509           $0
   4             77          09-0002740          $0             $0

                 78            07-0302           $0             $0
                 79          09-0002735          $0             $0
                 80          09-0002650        $1,000           $0
                 81          09-0002687          $0             $0
  4, 7           82          09-0002743        $3,750           $0
                 83            07-0534         $1,882           $0
   4             84          09-0002695        $3,400           $0
                 85            07-0597         $2,917         $8,125
                 86          09-0002713          $0             $0
   4             87          09-0002590          $0             $0

                 88            07-0409           $0             $0
   14            89          09-0002620        $1,667           $0
                 90            07-0304           $0             $0
   7             91          09-0002654          $0             $0
                 92          09-0002666          $0             $0
                 93          09-0002682        $1,703           $0
                 94          09-0002706          $0          $16,500
                 95          09-0002658         $669         $63,410
                 96            07-0109           $0             $0
                 97            07-0182         $1,329           $0
                 98          09-0002662          $0             $0
                 99            07-0521           $0             $0
   4            100          09-0002593          $0             $0

                101            07-0175           $0          $10,000
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659        $1,250           $0
                103          09-0002717          $0             $0
                104          09-0002665         $833            $0
                105          09-0002742        $1,000           $0
                106          09-0002686        $5,417           $0
                107          09-0002728        $1,667         $4,375
                108          09-0002674         $417         $35,250
                109          09-0002694          $0             $0
   7            110          09-0002664          $0             $0
                111          09-0002640         $375            $0
                112          09-0002726        $6,116           $0
   14           113          09-0002683          $0             $0
                114          09-0002739        $1,667         $6,384

   14           115          09-0002644        $1,000           $0
                116          09-0002597          $0             $0
                117          09-0002719          $0             $0
   4            118            07-0612           $0             $0

                119            07-0529           $0             $0
                120          09-0002727          $0             $0
                121          09-0002701        $2,083           $0
                122            07-0245          $583            $0

FOOTNOTE   CONTROL NUMBER    LOAN NUMBER                           BORROWER NAME                                     RELATED SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230    Brookfield Properties OLP Co. LLC
   2             2           00-1001227    Scottsdale Fashion Square LLC
4, 5, 6          3           00-1001225    GKK 885 Lot A LLC, 885 Third Lot A LLC, GKK 885                                 R-001
                                           Third LLC and 885 Third Fee LLC
  2, 7           4           00-1001231    1-10 Industry Associates LLC and 19-20
                                           Industry City Associates, LLC
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111     Mani Brothers 9000 Sunset (DE), LLC
  2, 9           6             8WNAN7      USF Propco I, LLC
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229    GKK 292 Madison LLC                                                             R-001
   11            8             07-0554     Noble I Milwaukee, LLC
7, 8, 12         9           09-0002723    6603 Broad, LLC
                 10          09-0002749    G&I V Technology Point LLC, G&I V University
                                           Tech LLC and G&I V Research Commons LLC
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336     Gemini Diamond Run H, LLC                                                       R-003
                 12          09-0002715    Meadowbrook Village at Bridgewater, L.L.C.                                      R-002
                 13            06-1191     Hazard Village SPE, LLC; Marktplatz SPE, LLC;
                                           Black Gold SPE, LLC; Dekalb Plaza SPE, LLC
               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607     Antares 2187 Atlantic SPE, LLC
                 15          09-0002675    Highwoods DLF Eola, LLC
                 16            07-0617     Memphis Hotel Operator (TN) TRS 16-121, Inc.;
                                           Carey Watermark 1 LLC
                 17            07-0417     Sixth and 20 Owner LLC
                 18          09-0002712    Thousand Oaks, LLC                                                              R-002
                 19            07-0655     Brickman 955 Massachusetts LLC
                 20          09-0002696    Birchwood at Boulders LLC                                                       R-004
  7, 8           21          09-0002651    CTC Shopping Center, LLC
                 22            07-0286     Soleil Apartments, LLC
                 23            07-0430     Maguire Properties-18581 Teller, LLC
                 24          09-0002667    CAM Park Creek Associates, L.P.
                 25          09-0002718    Canfield Mews Associates, L.L.C.                                                R-002
                 26          09-0002653    The Vienna Shopping Center Limited Partnership
                 27            07-0337     Keystone 200 LLC                                                                R-006
                 28            07-0432     Keystone 100 LLC                                                                R-006
                 29            07-0405     APC East Blithedale, LLC
                 30          09-0002688    Quail Pointe Apartments, L.P.
                 31          09-0002691    Parcel 47 Ford Building 1, LLC                                                  R-005
                 32          09-0002671    Black Canyon Center, LLC
                 33          09-0002679    SB Corporate Center 5383, LLC
   7             34          09-0002622    Bordentown Investors LLC                                                        R-004
  7, 8           35          09-0002617    Colorado Blue Fox, LLC
   5             36            06-1044     Daibes RBS Associates, LLC
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700    Middleburg Towne Square Limited Partnership
                 38          09-0002669    Southfield Crown Realty Limited Liability Company
                 39            06-0840     696 Hampshire SPE, LLC
                 40          09-0002722    Maricopa Business Park, L.L.C.
   4             41            07-0382     Gemini East West S, LLC; Gemini East West H, LLC                                R-003
   13            42          09-0002724    Caldwell Square, LLC
   4             43            07-0572     MDR - TMI, LLC; MDR - MVV, LLC; MDR - TFT, LLC; MDR-WCO, LLC; TFTA, LLC
   7             44          09-0002573    34th & Soncy, Ltd.
   7             45          09-0002572    Alexan Retail at Lassiter, LLC
                 46          09-0002423    Peachtree Associates, LLLP (Dekalb)
                 47            07-0100     EV/L-A GC LLC
                 48            07-0458     Aiea Business Group, LLC
                 49          09-0002729    FS Laguna Seca I LLC
   4             50            06-0799     Gemini Tinley Park J, LLC                                                       R-003
                 51          09-0002714    Peachtree Village, a Limited Partnership                                        R-002
                 52          09-0002716    Birchview Management, LLC                                                       R-002
                 53          09-0002744    Selvi-Vidovich L.P.
                 54          09-0002731    Presidio Internet Center, LLC
                 55          09-0002720    Woodfield Estates at Florham Park, L.P.                                         R-002
                 56            07-0575     Imua Bluehens, LLC
   4             57            06-0995     Gemini Rowlett Crossings S, LP                                                  R-003
                 58            07-0514     Oakland Hospitality, LLC
   4             59            07-0645     The Venetian at Capri Isles I, LLC, The Venetian at Capri
                                           Isles II, LLC, The Venetian at Capri Isles III, LLC, The
                                           Venetian at Capri Isles IV, LLC, The Venetian at Capri Isles
                                           V, LLC, The Venetian at Capri Isles VI, LLC, The Venetian
                                           at Capri Isles VII, LLC, The Venetian at Capri Isles VIII, LLC,
                                           The Venetian at Capri Isles IX, LLC, The Venetian at Capri
                                           Isles X, LLC, The Venetian at Capri Isles XI, LLC,  The
                                           Venetian at Capri Isles XII, LLC, The Venetian at Capri Isles
                                           XIII, LLC, The Venetian at Capri Isles XIV, LLC, The
                                           Venetian at Capri Isles XV, LLC, The Venetian at Capri Isles
                                           XVI, LLC, The Venetian at Capri Isles XVII, LLC, The
                                           Venetian at Capri Isles XVIII, LLC, The Venetian at Capri
                                           Isles XIX, LLC, The Venetian at Capri Isles XX, LLC, The
                                           Venetian at Capri Isles XXI, LLC, The Venetian at Capri Isles
                                           XXII, LLC
   14            60          09-0002697    Norman/Fedex - San Leandro, LLC
                 61            07-0183     Tenaya Quail East, LLC                                                          R-008
                 62            07-0003     Irmo Retail Investors, LLC
                 63            07-0013     Metropole LLC
                 64          09-0002685    Riverwalk Village, L.L.C.
   4             65          09-0002721    Desco Plaza I and Desco Investment, LLC
                 66          09-0002738    University Corporate Square Associates,                                         R-009
                                           a California Limited Partnership
                 67            07-0413     SecurCare Oklahoma II, LLC
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673    65th Street Development Company, LLC                                            R-007
                 69            07-0448     Roosevelt Gardens Shopping Center Limited Partnership
   4             70          09-0002668    WW Southport, LLC, Ram Southport,
                                           LLC, and 1701 North Palo Verde Drive, L.L.C.
   7             71          09-0002692    Green Valley Commerce Center, LLC                                               R-005
                 72          09-0002672    444 Spear, LLC                                                                  R-007
                 73            06-0869     Inn at Moorpark, Inc.
                 74          09-0002676    Holualoa Westpark, LLC
                 75            07-0308     Kismet Arrowood, LLC
                 76            07-0452     WSC SANATOGA PARTNERS, LP
   4             77          09-0002740    Upland Real Estate Fund XVI, LLC, Nesbitt Industrial I,
                                           LLC, Nesbitt Industrial II, LLC, Nesbitt Industrial IV, LLC,
                                           Nesbitt Industrial V, LLC, Nesbitt Industrial VI, LLC,
                                           Nesbitt Industrial VII, LLC, Nesbitt Industrial IX, LLC
                                           and Nesbitt Industrial VIII, LLC
                 78            07-0302     Excel Hotel Group, LLC
                 79          09-0002735    Sunpointe Place Holdings, LLC
                 80          09-0002650    Song Valley Plaza LLC
                 81          09-0002687    Seacrest Encinitas Apartments, L.P.
  4, 7           82          09-0002743    BP National City, LLC and Andrew Enterprises, LLC
                 83            07-0534     Mt. Kisco Associates, LP
   4             84          09-0002695    M2 Lambert, LLC and Willow Columbia, LLC
                 85            07-0597     South Park Shopping Center, LLC
                 86          09-0002713    Stirling Manor, a Limited Partnership                                           R-002
   4             87          09-0002590    GH 1 Evergreen Limited Liability Company
                                           and PCN 1 Evergreen, LLC
                 88            07-0409     555 Larkfield Road LLC
   14            89          09-0002620    MJM Chelsea, LLC
                 90            07-0304     James Center Professional Plaza, L.L.C.
   7             91          09-0002654    Main Gate Square Phase IV, LLC
                 92          09-0002666    Indio Office Property, Inc.
                 93          09-0002682    Centerville Plaza Equities LLC
                 94          09-0002706    THSC Limited Partnership
                 95          09-0002658    Verde Ingram Hills LP
                 96            07-0109     9th Street Partners, LP
                 97            07-0182     Spieker Stratmore Kenneth, LLC
                 98          09-0002662    1960 Champions Park Plaza LLC
                 99            07-0521     PCG OH Property, LLC
   4            100          09-0002593    Carefree Sonoran SVP, LLC, Carefree Sonoran DG, LLC,
                                           Carefree Sonoran JP, LLC, Carefree Sonoran MB, LLC
                                           and Carefree Sonoran SZ, LLC
                101            07-0175     CDA Holdings Group, LLC
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659    MAP Columbus Crossing, LLC
                103          09-0002717    Arrowgate Village, L.L.C.                                                       R-002
                104          09-0002665    RJN-NC, LLC
                105          09-0002742    Jubilee Pointe, LLC
                106          09-0002686    CDM Woodlake, II, LLC
                107          09-0002728    HM Gleason's Holdings, LLC
                108          09-0002674    Alamance Square Shopping Center, LLC
                109          09-0002694    6920 Baseline Investors, LLC
   7            110          09-0002664    KK-BTC, LLC
                111          09-0002640    Vero Beach Grand Oaks 2 LLC
                112          09-0002726    Burnsville Investments, LLC
   14           113          09-0002683    Cross Development Chickasha, LTD
                114          09-0002739    Scottsdale Mercado Associates,                                                  R-009
                                           A California Limited Partnership
   14           115          09-0002644    2315 E. Southlake Center, LLC
                116          09-0002597    Farm Ventures, L.C.
                117          09-0002719    Rosedale Manor, L.L.C.                                                          R-002
   4            118            07-0612     Mini U Storage Novi Limited Partnership;
                                           DSI Growth and Income Fund
                119            07-0529     6300 Mae Anne, LLC                                                              R-008
                120          09-0002727    Columbus Pharmacy Group, LLC
                121          09-0002701    Burnsville Service Center, LLC
                122            07-0245     791 South Main Street, LLC

                                                                                               # OF ONE       ONE      # OF TWO
                                                                        # OF      STUDIO AVG.   BEDROOM     BEDROOM     BEDROOM
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER   UTILITIES PAID BY TENANT    STUDIOS      RENTS        UNITS     AVG. RENTS    UNITS
---------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230
   2             2           00-1001227
4, 5, 6          3           00-1001225
  2, 7           4           00-1001231
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111
  2, 9           6             8WNAN7
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229
   11            8             07-0554
7, 8, 12         9           09-0002723
                 10          09-0002749
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336
                 12          09-0002715    Electric/Gas                      0             $0        188       $1,089       190
                 13            06-1191
               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607
                 15          09-0002675
                 16            07-0617
                 17            07-0417
                 18          09-0002712    Electric                          0             $0        196         $872        48
                 19            07-0655
                 20          09-0002696    Electric/Gas/Water/Sewer          0             $0         90         $820       179
  7, 8           21          09-0002651
                 22            07-0286     Electric/Water/Sewer              0             $0         80         $859       160
                 23            07-0430
                 24          09-0002667    Electric                          0             $0        144         $688       132
                 25          09-0002718    Electric/Gas                      0             $0         96       $1,088        90
                 26          09-0002653
                 27            07-0337
                 28            07-0432
                 29            07-0405
                 30          09-0002688    Electric/Water/Sewer              0             $0         60       $1,200        60
                 31          09-0002691
                 32          09-0002671
                 33          09-0002679
   7             34          09-0002622
  7, 8           35          09-0002617
   5             36            06-1044
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700
                 38          09-0002669
                 39            06-0840
                 40          09-0002722
   4             41            07-0382
   13            42          09-0002724
   4             43            07-0572
   7             44          09-0002573
   7             45          09-0002572
                 46          09-0002423    None                              0             $0        104         $541       173
                 47            07-0100
                 48            07-0458
                 49          09-0002729
   4             50            06-0799
                 51          09-0002714    Electric/Gas                      0             $0         42         $856       112
                 52          09-0002716    Electric                          0             $0         94         $967        76
                 53          09-0002744
                 54          09-0002731
                 55          09-0002720    Electric/Gas                      0             $0         77         $707        53
                 56            07-0575
   4             57            06-0995
                 58            07-0514
   4             59            07-0645     Electric/Water/Sewer              0             $0         52         $737       120
   14            60          09-0002697
                 61            07-0183
                 62            07-0003
                 63            07-0013
                 64          09-0002685
   4             65          09-0002721
                 66          09-0002738
                 67            07-0413
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673
                 69            07-0448
   4             70          09-0002668    Electric/Water/Sewer              0             $0         96         $491       128
   7             71          09-0002692
                 72          09-0002672
                 73            06-0869
                 74          09-0002676
                 75            07-0308
                 76            07-0452
   4             77          09-0002740
                 78            07-0302
                 79          09-0002735    Electric/Gas                      0             $0        139         $707         1
                 80          09-0002650
                 81          09-0002687    Electric/Gas                      0             $0         24       $1,200        24
  4, 7           82          09-0002743
                 83            07-0534
   4             84          09-0002695
                 85            07-0597
                 86          09-0002713    Electric/Gas                      0             $0          0           $0        56
   4             87          09-0002590
                 88            07-0409
   14            89          09-0002620
                 90            07-0304
   7             91          09-0002654
                 92          09-0002666
                 93          09-0002682
                 94          09-0002706
                 95          09-0002658
                 96            07-0109     Electric                         25           $825         15       $1,375         0
                 97            07-0182
                 98          09-0002662
                 99            07-0521
   4            100          09-0002593
                101            07-0175
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659
                103          09-0002717    Electric/Gas                      0             $0         15         $818        19
                104          09-0002665
                105          09-0002742
                106          09-0002686
                107          09-0002728
                108          09-0002674
                109          09-0002694
   7            110          09-0002664
                111          09-0002640
                112          09-0002726
   14           113          09-0002683
                114          09-0002739
   14           115          09-0002644
                116          09-0002597
                117          09-0002719    Electric/Gas                      0             $0          6         $819        18
   4            118            07-0612
                119            07-0529
                120          09-0002727
                121          09-0002701
                122            07-0245

                                              TWO       # OF THREE     THREE       # OF FOUR      FOUR      # OF FIVE      FIVE
                                            BEDROOM      BEDROOM      BEDROOM       BEDROOM     BEDROOM      BEDROOM     BEDROOM
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER   AVG. RENTS     UNITS      AVG. RENTS      UNITS     AVG. RENTS     UNITS     AVG. RENTS
----------------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230
   2             2           00-1001227
4, 5, 6          3           00-1001225
  2, 7           4           00-1001231
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111
  2, 9           6             8WNAN7
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229
   11            8             07-0554
7, 8, 12         9           09-0002723
                 10          09-0002749
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336
                 12          09-0002715        $1,253           16          $904           0           $0           0           $0
                 13            06-1191
               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607
                 15          09-0002675
                 16            07-0617
                 17            07-0417
                 18          09-0002712        $1,040           60        $1,895           0           $0           0           $0
                 19            07-0655
                 20          09-0002696          $958           15        $1,200           0           $0           0           $0
  7, 8           21          09-0002651
                 22            07-0286         $1,017            0            $0           0           $0           0           $0
                 23            07-0430
                 24          09-0002667          $956           24        $1,182           0           $0           0           $0
                 25          09-0002718        $1,339            6        $1,066           0           $0           0           $0
                 26          09-0002653
                 27            07-0337
                 28            07-0432
                 29            07-0405
                 30          09-0002688        $1,400            0            $0           0           $0           0           $0
                 31          09-0002691
                 32          09-0002671
                 33          09-0002679
   7             34          09-0002622
  7, 8           35          09-0002617
   5             36            06-1044
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700
                 38          09-0002669
                 39            06-0840
                 40          09-0002722
   4             41            07-0382
   13            42          09-0002724
   4             43            07-0572
   7             44          09-0002573
   7             45          09-0002572
                 46          09-0002423          $695           32          $792           0           $0           0           $0
                 47            07-0100
                 48            07-0458
                 49          09-0002729
   4             50            06-0799
                 51          09-0002714          $967            6          $922           0           $0           0           $0
                 52          09-0002716        $1,040            0            $0           0           $0           0           $0
                 53          09-0002744
                 54          09-0002731
                 55          09-0002720          $891           25          $980           0           $0           0           $0
                 56            07-0575
   4             57            06-0995
                 58            07-0514
   4             59            07-0645           $837            8          $977           0           $0           0           $0
   14            60          09-0002697
                 61            07-0183
                 62            07-0003
                 63            07-0013
                 64          09-0002685
   4             65          09-0002721
                 66          09-0002738
                 67            07-0413
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673
                 69            07-0448
   4             70          09-0002668          $620           16          $840           0           $0           0           $0
   7             71          09-0002692
                 72          09-0002672
                 73            06-0869
                 74          09-0002676
                 75            07-0308
                 76            07-0452
   4             77          09-0002740
                 78            07-0302
                 79          09-0002735          $900            0            $0           0           $0           0           $0
                 80          09-0002650
                 81          09-0002687        $1,400            0            $0           0           $0           0           $0
  4, 7           82          09-0002743
                 83            07-0534
   4             84          09-0002695
                 85            07-0597
                 86          09-0002713        $1,271            4        $1,334           0           $0           0           $0
   4             87          09-0002590
                 88            07-0409
   14            89          09-0002620
                 90            07-0304
   7             91          09-0002654
                 92          09-0002666
                 93          09-0002682
                 94          09-0002706
                 95          09-0002658
                 96            07-0109             $0            0            $0           0           $0           0           $0
                 97            07-0182
                 98          09-0002662
                 99            07-0521
   4            100          09-0002593
                101            07-0175
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659
                103          09-0002717        $1,324            4        $1,123           0           $0           0           $0
                104          09-0002665
                105          09-0002742
                106          09-0002686
                107          09-0002728
                108          09-0002674
                109          09-0002694
   7            110          09-0002664
                111          09-0002640
                112          09-0002726
   14           113          09-0002683
                114          09-0002739
   14           115          09-0002644
                116          09-0002597
                117          09-0002719          $980            8        $1,166           0           $0           0           $0
   4            118            07-0612
                119            07-0529
                120          09-0002727
                121          09-0002701
                122            07-0245

                                                                                   # OF OWNER
                                                             # OF                   OCCUPIED
                                                           SPONSOR       SPONSOR    OR VACANT
                                                         OWNED UNITS      OWNED     UNITS NOT         # OF
                                            NUMBER OF   AVAILABLE FOR     UNITS     AVAIL. FOR    MANUFACTURED   AVG. PAD
FOOTNOTE   CONTROL NUMBER    LOAN NUMBER    ELEVATORS        RENT       AVG. RENT      RENT       HOUSING PADS     RENT
-------------------------------------------------------------------------------------------------------------------------

  2, 3           1           00-1001230
   2             2           00-1001227
4, 5, 6          3           00-1001225
  2, 7           4           00-1001231
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
                 4
   8             5             06-1111
  2, 9           6             8WNAN7
                6.01          8WNAN7-1
                6.02          8WNAN7-2
                6.03          8WNAN7-3
                6.04          8WNAN7-4
                6.05          8WNAN7-5
                6.06          8WNAN7-6
                6.07          8WNAN7-7
                6.08          8WNAN7-8
                6.09          8WNAN7-9
                6.10          8WNAN7-10
                6.11          8WNAN7-11
                6.12          8WNAN7-12
                6.13          8WNAN7-13
                6.14          8WNAN7-14
                6.15          8WNAN7-15
                6.16          8WNAN7-16
                6.17          8WNAN7-17
                6.18          8WNAN7-18
                6.19          8WNAN7-19
                6.20          8WNAN7-20
                6.21          8WNAN7-21
                6.22          8WNAN7-22
                6.23          8WNAN7-23
                6.24          8WNAN7-24
                6.25          8WNAN7-25
                6.26          8WNAN7-26
                6.27          8WNAN7-27
                6.28          8WNAN7-28
                6.29          8WNAN7-29
                6.30          8WNAN7-30
                6.31          8WNAN7-31
                6.32          8WNAN7-32
                6.33          8WNAN7-33
                6.34          8WNAN7-34
                6.35          8WNAN7-35
                6.36          8WNAN7-36
                6.37          8WNAN7-37
                6.38          8WNAN7-38
 5, 10           7           00-1001229
   11            8             07-0554
7, 8, 12         9           09-0002723
                 10          09-0002749
               10.01        09-0002749-1
               10.02        09-0002749-2
               10.03        09-0002749-3
   4             11            06-1336
                 12          09-0002715             0                                        0
                 13            06-1191
               13.01           06-1191
               13.02           06-1191
               13.03           06-1191
               13.04           06-1191
                 14            07-0607
                 15          09-0002675
                 16            07-0617
                 17            07-0417
                 18          09-0002712             0                                        2
                 19            07-0655
                 20          09-0002696             0                                        2
  7, 8           21          09-0002651
                 22            07-0286              0                                        0
                 23            07-0430
                 24          09-0002667             0                                        0
                 25          09-0002718             0                                        0
                 26          09-0002653
                 27            07-0337
                 28            07-0432
                 29            07-0405
                 30          09-0002688             0                                        0
                 31          09-0002691
                 32          09-0002671
                 33          09-0002679
   7             34          09-0002622
  7, 8           35          09-0002617
   5             36            06-1044
               36.01           06-1044
               36.02           06-1044
               36.03           06-1044
               36.04           06-1044
               36.05           06-1044
               36.06           06-1044
               36.07           06-1044
               36.08           06-1044
               36.09           06-1044
               36.10           06-1044
               36.11           06-1044
                 37          09-0002700
                 38          09-0002669
                 39            06-0840
                 40          09-0002722
   4             41            07-0382
   13            42          09-0002724
   4             43            07-0572
   7             44          09-0002573
   7             45          09-0002572
                 46          09-0002423             0                                        3
                 47            07-0100
                 48            07-0458
                 49          09-0002729
   4             50            06-0799
                 51          09-0002714             0                                        2
                 52          09-0002716             0                                        2
                 53          09-0002744
                 54          09-0002731
                 55          09-0002720             0                                        1
                 56            07-0575
   4             57            06-0995
                 58            07-0514
   4             59            07-0645              0
   14            60          09-0002697
                 61            07-0183
                 62            07-0003
                 63            07-0013
                 64          09-0002685
   4             65          09-0002721
                 66          09-0002738
                 67            07-0413
               67.01           07-0413
               67.02           07-0413
               67.03           07-0413
               67.04           07-0413
               67.05           07-0413
                 68          09-0002673
                 69            07-0448
   4             70          09-0002668             0                                        0
   7             71          09-0002692
                 72          09-0002672
                 73            06-0869
                 74          09-0002676
                 75            07-0308
                 76            07-0452
   4             77          09-0002740
                 78            07-0302
                 79          09-0002735             0                                        2
                 80          09-0002650
                 81          09-0002687             0                                        0
  4, 7           82          09-0002743
                 83            07-0534
   4             84          09-0002695
                 85            07-0597
                 86          09-0002713             0                                        0
   4             87          09-0002590
                 88            07-0409
   14            89          09-0002620
                 90            07-0304
   7             91          09-0002654
                 92          09-0002666
                 93          09-0002682
                 94          09-0002706
                 95          09-0002658
                 96            07-0109              1                                        0
                 97            07-0182
                 98          09-0002662
                 99            07-0521
   4            100          09-0002593
                101            07-0175
               101.01          07-0175
               101.02          07-0175
               101.03          07-0175
  7, 8          102          09-0002659
                103          09-0002717             0                                        0
                104          09-0002665
                105          09-0002742
                106          09-0002686
                107          09-0002728
                108          09-0002674
                109          09-0002694
   7            110          09-0002664
                111          09-0002640
                112          09-0002726
   14           113          09-0002683
                114          09-0002739
   14           115          09-0002644
                116          09-0002597
                117          09-0002719             0                                        0
   4            118            07-0612
                119            07-0529
                120          09-0002727
                121          09-0002701
                122            07-0245

                                                                                                        TOTAL GROSS
                                               TOTAL GROSS        TOTAL GROSS        TOTAL GROSS       INCOME RETAIL
                                                 INCOME            INCOME OF         INCOME FROM       AND COMMERCIAL        Loan
FOOTNOTE    CONTROL NUMBER    LOAN NUMBER        OF PARK          MH PADS ONLY       ALL SOURCES            ONLY             Group
-----------------------------------------------------------------------------------------------------------------------------------

  2, 3            1           00-1001230
   2              2           00-1001227                                                                                       1
4, 5, 6           3           00-1001225                                                                                       1
  2, 7            4           00-1001231                                                                                       1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
                  4                                                                                                            1
   8              5             06-1111                                                                                        1
  2, 9            6             8WNAN7                                                                                         1
                 6.01          8WNAN7-1                                                                                        1
                 6.02          8WNAN7-2                                                                                        1
                 6.03          8WNAN7-3                                                                                        1
                 6.04          8WNAN7-4                                                                                        1
                 6.05          8WNAN7-5                                                                                        1
                 6.06          8WNAN7-6                                                                                        1
                 6.07          8WNAN7-7                                                                                        1
                 6.08          8WNAN7-8                                                                                        1
                 6.09          8WNAN7-9                                                                                        1
                 6.10          8WNAN7-10                                                                                       1
                 6.11          8WNAN7-11                                                                                       1
                 6.12          8WNAN7-12                                                                                       1
                 6.13          8WNAN7-13                                                                                       1
                 6.14          8WNAN7-14                                                                                       1
                 6.15          8WNAN7-15                                                                                       1
                 6.16          8WNAN7-16                                                                                       1
                 6.17          8WNAN7-17                                                                                       1
                 6.18          8WNAN7-18                                                                                       1
                 6.19          8WNAN7-19                                                                                       1
                 6.20          8WNAN7-20                                                                                       1
                 6.21          8WNAN7-21                                                                                       1
                 6.22          8WNAN7-22                                                                                       1
                 6.23          8WNAN7-23                                                                                       1
                 6.24          8WNAN7-24                                                                                       1
                 6.25          8WNAN7-25                                                                                       1
                 6.26          8WNAN7-26                                                                                       1
                 6.27          8WNAN7-27                                                                                       1
                 6.28          8WNAN7-28                                                                                       1
                 6.29          8WNAN7-29                                                                                       1
                 6.30          8WNAN7-30                                                                                       1
                 6.31          8WNAN7-31                                                                                       1
                 6.32          8WNAN7-32                                                                                       1
                 6.33          8WNAN7-33                                                                                       1
                 6.34          8WNAN7-34                                                                                       1
                 6.35          8WNAN7-35                                                                                       1
                 6.36          8WNAN7-36                                                                                       1
                 6.37          8WNAN7-37                                                                                       1
                 6.38          8WNAN7-38                                                                                       1
 5, 10            7           00-1001229                                                                                       1
   11             8             07-0554                                                                                        1
7, 8, 12          9           09-0002723                                                                                       1
                  10          09-0002749                                                                                       1
                10.01        09-0002749-1                                                                                      1
                10.02        09-0002749-2                                                                                      1
                10.03        09-0002749-3                                                                                      1
   4              11            06-1336                                                                                        1
                  12          09-0002715                                                                                       2
                  13            06-1191                                                                                        1
                13.01           06-1191                                                                                        1
                13.02           06-1191                                                                                        1
                13.03           06-1191                                                                                        1
                13.04           06-1191                                                                                        1
                  14            07-0607                                                                                        1
                  15          09-0002675                                                                                       1
                  16            07-0617                                                                                        1
                  17            07-0417                                                                                        1
                  18          09-0002712                                                                                       2
                  19            07-0655                                                                                        1
                  20          09-0002696                                                                                       2
  7, 8            21          09-0002651                                                                                       1
                  22            07-0286                                                                                        2
                  23            07-0430                                                                                        1
                  24          09-0002667                                                                                       2
                  25          09-0002718                                                                                       2
                  26          09-0002653                                                                                       1
                  27            07-0337                                                                                        1
                  28            07-0432                                                                                        1
                  29            07-0405                                                                                        1
                  30          09-0002688                                                                                       2
                  31          09-0002691                                                                                       1
                  32          09-0002671                                                                                       1
                  33          09-0002679                                                                                       1
   7              34          09-0002622                                                                                       1
  7, 8            35          09-0002617                                                                                       1
   5              36            06-1044                                                                                        1
                36.01           06-1044                                                                                        1
                36.02           06-1044                                                                                        1
                36.03           06-1044                                                                                        1
                36.04           06-1044                                                                                        1
                36.05           06-1044                                                                                        1
                36.06           06-1044                                                                                        1
                36.07           06-1044                                                                                        1
                36.08           06-1044                                                                                        1
                36.09           06-1044                                                                                        1
                36.10           06-1044                                                                                        1
                36.11           06-1044                                                                                        1
                  37          09-0002700                                                                                       1
                  38          09-0002669                                                                                       1
                  39            06-0840                                                                                        1
                  40          09-0002722                                                                                       1
   4              41            07-0382                                                                                        1
   13             42          09-0002724                                                                                       1
   4              43            07-0572                                                                                        1
   7              44          09-0002573                                                                                       1
   7              45          09-0002572                                                                                       1
                  46          09-0002423                                                                                       2
                  47            07-0100                                                                                        1
                  48            07-0458                                                                                        1
                  49          09-0002729                                                                                       1
   4              50            06-0799                                                                                        1
                  51          09-0002714                                                                                       2
                  52          09-0002716                                                                                       2
                  53          09-0002744                                                                                       1
                  54          09-0002731                                                                                       1
                  55          09-0002720                                                                                       2
                  56            07-0575                                                                                        1
   4              57            06-0995                                                                                        1
                  58            07-0514                                                                                        1
   4              59            07-0645                                                                                        2
   14             60          09-0002697                                                                                       1
                  61            07-0183                                                                                        1
                  62            07-0003                                                                                        1
                  63            07-0013                                                                                        1
                  64          09-0002685                                                                                       1
   4              65          09-0002721                                                                                       1
                  66          09-0002738                                                                                       1
                  67            07-0413                                                                                        1
                67.01           07-0413                                                                                        1
                67.02           07-0413                                                                                        1
                67.03           07-0413                                                                                        1
                67.04           07-0413                                                                                        1
                67.05           07-0413                                                                                        1
                  68          09-0002673                                                                                       1
                  69            07-0448                                                                                        1
   4              70          09-0002668                                                                                       2
   7              71          09-0002692                                                                                       1
                  72          09-0002672                                                                                       1
                  73            06-0869                                                                                        1
                  74          09-0002676                                                                                       1
                  75            07-0308                                                                                        1
                  76            07-0452                                                                                        1
   4              77          09-0002740                                                                                       1
                  78            07-0302                                                                                        1
                  79          09-0002735                                                                                       2
                  80          09-0002650                                                                                       1
                  81          09-0002687                                                                                       2
  4, 7            82          09-0002743                                                                                       1
                  83            07-0534                                                                                        1
   4              84          09-0002695                                                                                       1
                  85            07-0597                                                                                        1
                  86          09-0002713                                                                                       2
   4              87          09-0002590                                                                                       1
                  88            07-0409                                                                                        1
   14             89          09-0002620                                                                                       1
                  90            07-0304                                                                                        1
   7              91          09-0002654                                                                                       1
                  92          09-0002666                                                                                       1
                  93          09-0002682                                                                                       1
                  94          09-0002706                                                                                       1
                  95          09-0002658                                                                                       1
                  96            07-0109                                                                                        2
                  97            07-0182                                                                                        1
                  98          09-0002662                                                                                       1
                  99            07-0521                                                                                        1
   4             100          09-0002593                                                                                       1
                 101            07-0175                                                                                        1
                101.01          07-0175                                                                                        1
                101.02          07-0175                                                                                        1
                101.03          07-0175                                                                                        1
  7, 8           102          09-0002659                                                                                       1
                 103          09-0002717                                                                                       2
                 104          09-0002665                                                                                       1
                 105          09-0002742                                                                                       1
                 106          09-0002686                                                                                       1
                 107          09-0002728                                                                                       1
                 108          09-0002674                                                                                       1
                 109          09-0002694                                                                                       1
   7             110          09-0002664                                                                                       1
                 111          09-0002640                                                                                       1
                 112          09-0002726                                                                                       1
   14            113          09-0002683                                                                                       1
                 114          09-0002739                                                                                       1
   14            115          09-0002644                                                                                       1
                 116          09-0002597                                                                                       1
                 117          09-0002719                                                                                       2
   4             118            07-0612                                                                                        1
                 119            07-0529                                                                                        1
                 120          09-0002727                                                                                       1
                 121          09-0002701                                                                                       1
                 122            07-0245                                                                                        1

1     The Open Period is inclusive of the Maturity Date.

2     For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cut-off date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any related pari passu mortgage loan that is not in the trust.

3     Cleary Gottlieb has 342,726 sf of space expiring on 12/31/2010 and the remaining 87,769 sf of space expires on 2/28/2021. An amendment that would extend the term for all of the Cleary Gottlieb space through 12/31/2030 is out for signature. Goldman Sachs is currently dark, but the tenant is current on all rent payments.

4     Borrowing entity utilizes a tenant-in-common structure.

5     Number of Units and Loan per Unit are based on the approximate square footage of the improvements to the land securing the mortgage loan; such improvements are not part of the collateral securing the mortgage loan.

6     Base Rental Revenue based on the average ground rent payments from years
      11-20. The DSCR as of the cut-off date based on the ground rent payment as of the cut-off date of $11,095,000 per annum is 0.65x.

7     The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

8     The Cut-Off Date LTV and DSCR figures for these mortgage loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

9     Voluntary prepayment of the USFS Industrial Distribution Portfolio Loan is
      permitted at any time from the earlier of (x) August 1, 2008 and (y) the date each related non trust pari passu mortgage loan has been securitized, until two years following the date each related non-trust pari passu mortgage loan has been securitized, with defeasance permitted thereafter until January 31, 2017.

10    Base Rental Revenue based on the average ground rent payments from years
      11-20. The DSCR as of the cut-off date based on the ground rent payment as of the cut-off date of $2,450,000 per annum is 0.66x.

11    The loan-to-value ratio was calculated by dividing the cut-off date principal balance of $44,160,000 by the sum of (i) the as-is appraised value of $48,900,000 and (ii) the $18,358,000 letter of credit to be used for a property improvement program. The loan-to-value calculated using only the as-is appraised value is 90.3%. The loan-to-value calculated using the as-stabilized appraised value of $73,200,000 after the completion of the property improvement program is 60.3%.

12    It is estimated that by July 1, 2008, Philip Morris will occupy and pay rent on 100% of the current square footage, as well as space currently used as common area in the multi-tenant buildout. Based on base rent of
      $13.35 psf for 222,057 net rentable square feet, the NCF would be
      $3,260,835 and the DSCR (based on the full loan amount of $38,100,000)
      would be 1.16x

13    The Cut-Off Date LTV was calculated using the May 1, 2008 final
      "as-stabilized" value of $17,700,000. The Cut-Off Date LTV based on the
      "as-is" value (May 9, 2007) of $16,250,000 million is 87.1%. The Cut-off
      Date LTV based on the "as-stabilized" value (November 1, 2007) of
      $17,500,000 is 80.9%. The mortgaged property has achieved all of the stabilization thresholds.

14    The Cut-off Date LTV and Scheduled Maturity Date LTV is calculated using the stabilized appraised value. Each mortgaged property has achieved all of its stabilization thresholds.

                                      GG11

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at
www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

GCCFC 2007-GG11
30% AAA PRINCIPAL ALLOCATION

---------    ----------------------------------------------    ------    --------------    --------------    ------------
REPLINE #    LOAN NAME                                         SELLER    Balance           SCHEDULED PPAL    BALLOON PPAL
---------    ----------------------------------------------    ------    --------------    --------------    ------------

    7        650 Avenue of the Americas                        GCFP       27,300,000.00                      A1
    9        Soleil Apartments                                 GCFP       20,000,000.00                      A1A
   56        Birchwood at Boulder                              GSMC       22,500,000.00                      A1A
   65        Acme Commons                                      GSMC       16,000,000.00                      A2
   69        Maricopa Business Center                          GSMC       14,320,000.00                      A2
   94        Lambert Office Plaza                              GSMC        6,200,000.00                      A2
    2        Hyatt Regency Milwaukee                           GCFP       44,160,000.00    A1,A2             A2
    5        Clearwater House                                  GCFP       30,000,000.00                      A2
   52        Research Park Portfolio                           GSMC       37,400,000.00                      A2
   68        Southfield Center                                 GSMC       14,800,000.00                      A2
   29        Moorpark Hotel                                    GCFP        7,800,000.00    A1,A2             A2
   46        Scottsdale Fashion Square                         GSMC      325,000,000.00                      A2
   27        SecurCare Self Storage Oklahoma City Portfolio    GCFP        8,600,000.00    A1,A2,AAB         A3
   88        Westpark Office Building                          GSMC        7,600,000.00                      A3
   86        Green Valley Commerce Center                      GSMC        8,050,000.00    A1,A2,AAB         A3
   15        Marina Dunes Beach Resort                         GCFP       14,000,000.00    A2,AAB            A3
   12        Daibes Ground Lease Portfolio                     GCFP       15,034,147.22    A1,A2,AAB,A4      A4
   73        Peachtree Place North Apartments                  GSMC       12,200,000.00                      A1A
   13        696 Hampshire Road                                GCFP       14,500,000.00    A1,A2,AAB,A4      A4
   24        Tenaya Quail East                                 GCFP        9,600,000.00    A1,A2,AAB,A4      A4
   38        Chateau du Val                                    GCFP        3,900,000.00    A1A               A1A
   39        3060 Kenneth Street                               GCFP        3,900,000.00    A1,A2,AAB,A4      A4
   10        18581 Teller Avenue                               GCFP       20,000,000.00                      A4
   11        Whole Foods Mill Valley                           GCFP       17,000,000.00                      A4
   19        530 Davis Drive                                   GCFP       11,750,000.00                      A4
   35        630 Davis Drive                                   GCFP        5,535,000.00                      A4
   72        Alexan Retail Center                              GSMC       12,200,000.00                      A4
   96        The Center at Evergreen                           GSMC        5,600,000.00                      A4
   104       Carefree Highway & 27th Avenue Office             GSMC        3,800,000.00                      A4
   30        Holiday Inn Express Arrowood                      GCFP        7,461,094.12    A1,A2,AAB,A4      A4
   32        Comfort Suites Newport News                       GCFP        6,963,776.94    A1,A2,AAB,A4      A4
   37        James Center Professional Plaza                   GCFP        5,000,000.00    A1,A2,AAB,A4      A4
   44        Family Dollar Building                            GCFP        1,275,407.25    A1,A2,AAB,A4      A4
   58        Park Creek Apartments                             GSMC       19,600,000.00                      A1A
   66        Abilene Marketplace                               GSMC       15,400,000.00    A1,A2,AAB,A4      A4
   91        Valley Plaza                                      GSMC        6,530,000.00                      A4
   98        Main Gate Square                                  GSMC        4,500,000.00                      A4
   118       Southlake Center                                  GSMC        2,800,000.00    A1,A2,AAB,A4      A4
   119       Farm Ventures                                     GSMC        2,635,200.14    A1,A2,AAB,A4      A4
    4        Drinkard Portfolio                                GCFP       30,000,000.00    A1,A2,AAB,A4      A4
   14        East West Shops                                   GCFP       14,250,000.00    A2,AAB,A4         A4
   17        Aeia Town Square                                  GCFP       12,000,000.00    A1,A2,AAB,A4      A4
   18        LA Fitness Tinley Park                            GCFP       11,850,000.00    A2,AAB,A4         A4
   21        L.A. Fitness - Rowlett                            GCFP       10,100,000.00    A2,AAB,A4         A4
   31        Sanatoga Village Shopping Center                  GCFP        7,250,000.00    A1,A2,AAB,A4      A4
   36        Walgreens - Northport                             GCFP        5,186,365.42    A1,A2,AAB,A4      A4
   40        Walgreen Madison                                  GCFP        3,840,000.00    AAB,A4            A4
   41        Advance Auto Parts II                             GCFP        3,734,975.86    A1,A2,AAB,A4      A4
   47        885 Third Avenue                                  GSMC      267,650,000.00                      A4
   54        Eola Park Center                                  GSMC       27,650,000.00                      A4
   57        Conifer Town Center                               GSMC       22,350,000.00    A1,A2,AAB,A4      A4
   60        Vienna Square Shopping Center                     GSMC       17,500,000.00                      A4
   61        Apartments at Quail Point                         GSMC       16,750,000.00                      A1A
   63        OPUS Black Canyon Center                          GSMC       16,500,000.00                      A4
   64        Santa Barbara Corporate Center                    GSMC       16,000,000.00    A2,AAB,A4         A4
   71        Forum at Soncy                                    GSMC       13,500,000.00                      A4
   81        Riverwalk Village Center                          GSMC        9,000,000.00                      A4
   87        444 Spear Street                                  GSMC        8,050,000.00                      A4
   99        CPS Office Building                               GSMC        4,486,660.50    A1,A2,AAB,A4      A4
   103       Robbins Brothers/Freebirds                        GSMC        3,900,000.00                      A4
   105       Columbus Crossing Shops                           GSMC        3,725,000.00    A2,AAB,A4         A4
   107       Hanes Square                                      GSMC        3,600,000.00    A1,A2,AAB,A4      A4
   113       Broadmoor Towne Center                            GSMC        3,100,000.00                      A4
   20        Laniakea Plaza                                    GCFP       10,250,000.00    A1,A2,AAB,A4      A4
   28        Roosevelt Gardens Shopping Center                 GCFP        8,312,029.06    A1,A2,AAB,A4      A4
   42        Mini U Storage                                    GCFP        2,400,000.00    A1,A2,AAB,A4      A4
   43        6300 Mae Anne Avenue                              GCFP        2,325,000.00    A1,A2,AAB,A4      A4
   45        One Liberty Plaza                                 GSMC      350,000,000.00    A1,A2,AAB,A4      A4
   49        USFS Industrial Distribution Portfolio            GSMC       67,709,413.00                      A4
   50        292 Madison                                       GSMC       59,098,946.00                      A4
   51        Alcoa Building                                    GSMC       38,100,000.00    A2,AAB,A4         A4
   53        Bridgewater Meadowbrook Village                   GSMC       34,000,000.00                      A1A
   55        Thousand Oaks Village                             GSMC       27,000,000.00                      A1A
   59        Canfield Mews                                     GSMC       17,800,000.00                      A1A
   62        Ford Motor Credit                                 GSMC       16,500,000.00    A1,A2,AAB,A4      A4
   67        Middleburg Town Square                            GSMC       15,000,000.00                      A4
   70        Caldwell Square                                   GSMC       14,150,000.00                      A4
   74        Laguna Seca Retail Center                         GSMC       11,978,448.47    A1,A2,AAB,A4      A4
   75        Peachtree Village                                 GSMC       11,100,000.00                      A1A
   77        Birchview Management                              GSMC       10,900,000.00                      A1A
   78        Presidio Office                                   GSMC       10,500,000.00                      A4
   79        Park Avenue at Florham Park                       GSMC       10,300,000.00                      A1A
   80        FedEx Building                                    GSMC        9,972,410.76    A1,A2,AAB,A4      A4
   82        Desco Plaza I                                     GSMC        8,650,000.00                      A4
   84        Key Curriculum Building                           GSMC        8,400,000.00    A2,AAB,A4         A4
   90        Sunpointe Place                                   GSMC        6,874,000.00    A2,AAB,A4         A4
   92        Seacrest Apartments                               GSMC        6,500,000.00                      A1A
   95        Stirling Manor                                    GSMC        6,000,000.00                      A1A
   97        Chelsea Crossings                                 GSMC        5,100,000.00    A1,A2,AAB,A4      A4
   100       Centreville Plaza Shopping Center                 GSMC        4,229,025.98    A1,A2,AAB,A4      A4
   102       Ingram Hills Shopping Center                      GSMC        4,160,000.00    A2,AAB,A4         A4
   106       Arrowgate Village                                 GSMC        3,700,000.00                      A1A
   109       JAMAD II                                          GSMC        3,480,000.00    A2,AAB,A4         A4
   110       H.M. Gleason's Building                           GSMC        3,244,887.00    A2,AAB,A4         A4
   111       Alamance Square Shopping Center                   GSMC        3,200,000.00    A1,A2,AAB,A4      A4
   112       Fry's Superstition Springs Shopping               GSMC        3,125,000.00                      A4
   115       Portland Corporate Center                         GSMC        3,000,000.00    A2,AAB,A4         A4
   116       Chickasha Plaza                                   GSMC        2,900,000.00                      A4
   120       Rosedale Manor                                    GSMC        2,550,000.00                      A1A
   121       Walgreens - Columbus                              GSMC        2,280,000.00    A2,AAB,A4         A4
   122       Burnsville Service Center                         GSMC        2,250,000.00    A2,AAB,A4         A4
    3        Diamond Run Mall                                  GCFP       36,800,000.00    A2,AAB,A4         REM CAP STRUCT
   16        Glen Cove Marina                                  GCFP       12,000,000.00    A1,A2,AAB,A4      REM CAP STRUCT
   33        162 East Main Street                              GCFP        6,300,000.00    A2,AAB,A4         REM CAP STRUCT
   48        Bush Terminal                                     GSMC      250,000,000.00                      REM CAP STRUCT
   83        University Corporate Square                       GSMC        8,625,000.00    A2,AAB,A4         REM CAP STRUCT
   85        Southport Apartments                              GSMC        8,100,000.00                      REM CAP STRUCT
   89        Best Buy & Delphax Technologies                   GSMC        7,100,000.00    A2,AAB,A4         REM CAP STRUCT
   93        Highway 6 at Westpark Shopping Center             GSMC        6,400,000.00    A2,AAB,A4         REM CAP STRUCT
   101       Tollhouse Shopping Center                         GSMC        4,200,000.00                      REM CAP STRUCT
   108       Jubilee Pointe Shopping Center                    GSMC        3,535,243.07    A1,A2,AAB,A4      REM CAP STRUCT
   114       Grand Oaks 2                                      GSMC        3,064,000.00                      REM CAP STRUCT
   117       Mercado at Scottsdale                             GSMC        2,856,000.00    A2,AAB,A4         REM CAP STRUCT
    1        9000 Sunset Boulevard                             GCFP       80,000,000.00    AAB,A4            REM CAP STRUCT
    6        Doubletree Hotel Memphis                          GCFP       27,400,000.00    A2,AAB,A4         REM CAP STRUCT
    8        955 Massachusetts Avenue                          GCFP       26,000,000.00    A2,AAB,A4         REM CAP STRUCT
   22        Homewood Suites Oakland                           GCFP       10,000,000.00    A1,A2,AAB,A4      REM CAP STRUCT
   23        Venetian Apartments                               GCFP       10,000,000.00    A1,A2,AAB,A4      REM CAP STRUCT
   25        Broad River Village                               GCFP        9,300,000.00    A1,A2,AAB,A4      REM CAP STRUCT
   26        Hotel Metropole                                   GCFP        9,000,000.00    A1,A2,AAB,A4      REM CAP STRUCT
   34        South Park Shopping Center                        GCFP        6,000,000.00    A1,A2,AAB,A4      REM CAP STRUCT
   76        Hotel Grand                                       GSMC       10,650,000.00    A1,A2,AAB,A4      REM CAP STRUCT

                                     ANNEX B

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                       B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      GG11

                      Structural and Collateral Term Sheet
                          $2,475,635,000 (approximate)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-GG11

                       Commercial Mortgage Trust 2007-GG11
                                 Issuing Entity

                         Goldman Sachs Mortgage Company
                   Greenwich Capital Financial Products, Inc.
                                    Sponsors

                       Wachovia Bank, National Association
                                 Master Servicer

                               LNR Partners, Inc.
                                Special Servicer

                                 October 9, 2007

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File No. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

GOLDMAN, SACHS & CO.                                [RBS Greenwich Capital LOGO]

                          Co-Lead Bookrunning Managers

Credit Suisse                                                           JPMorgan
Merrill Lynch & Co.                                               Morgan Stanley

GCCFC 2007-GG11

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

                              OFFERED CERTIFICATES

                                      APPROX.   APPROX. % OF  WEIGHTED
                       CERTIFICATE    CREDIT    CUT-OFF DATE   AVERAGE     PRINCIPAL    ASSUMED FINAL
  CLASS   S&P  FITCH     BALANCE    SUPPORT(1)    BALANCE      LIFE(2)     WINDOW(2)   PAYMENT DATE(2)  RATE TYPE
-----------------------------------------------------------------------------------------------------------------

 A-1(3)   AAA   AAA   $ 46,000,000    30.000%       1.712%      4.01    11/07 - 07/12      July 2012       (6)
 A-2(3)   AAA   AAA   $505,344,000    30.000%      18.805%      5.40    07/12 - 07/13      July 2013       (6)
 A-3(3)   AAA   AAA   $ 37,355,000    30.000%       1.390%      6.75    06/14 - 09/14   September 2014     (6)
 A-AB(3)  AAA   AAA   $ 47,000,000    30.000%       1.749%      7.55    07/13 - 01/17    January 2017      (6)
 A-4(3)   AAA   AAA   $995,606,000    30.000%      37.049%      9.69    01/17 - 08/17     August 2017      (6)
A-1-A(3)  AAA   AAA   $249,774,000    30.000%       9.295%      8.85    05/10 - 08/17     August 2017      (6)
   A-M    AAA   AAA   $268,726,000    20.000%      10.000%      9.78    08/17 - 08/17     August 2017      (6)
   A-J    AAA   AAA   $211,622,000    12.125%       7.875%      9.85    08/17 - 09/17   September 2017     (6)
    B     AA+   AA+   $ 20,154,000    11.375%       0.750%      9.86    09/17 - 09/17   September 2017     (6)
    C      AA   AA    $ 26,873,000    10.375%       1.000%      9.86    09/17 - 09/17   September 2017     (6)
    D     AA-   AA-   $ 20,154,000     9.625%       0.750%      9.86    09/17 - 09/17   September 2017     (6)
    E      A+   A+    $ 33,591,000     8.375%       1.250%      9.86    09/17 - 09/17   September 2017     (6)
    F      A     A    $ 13,436,000     7.875%       0.500%      9.86    09/17 - 09/17   September 2017     (6)

                            NON-OFFERED CERTIFICATES

                                         APPROX.   APPROX. % OF  WEIGHTED
                         CERTIFICATE     CREDIT    CUT-OFF DATE   AVERAGE    PRINCIPAL     ASSUMED FINAL
  CLASS   S&P   FITCH      BALANCE     SUPPORT(1)     BALANCE     LIFE(2)    WINDOW(2)    PAYMENT DATE(2)   RATE TYPE
----------------------------------------------------------------------------------------------------------------------

  G(4)     A-     A-   $   33,591,000     6.625%      1.250%       9.86    09/17 - 09/17  September 2017       (6)
  H(4)    BBB+   BBB+  $   23,513,000     5.750%      0.875%       9.94    09/17 - 10/17    October 2017       (6)
  J(4)    BBB    BBB   $   26,873,000     4.750%      1.000%       9.94    10/17 - 10/17    October 2017       (6)
  K(4)    BBB-   BBB-  $   36,950,000     3.375%      1.375%       9.95    10/17 - 11/17   November 2017       (6)
  L(4)    BB+    BB+   $    6,718,000     3.125%      0.250%      10.03    11/17 - 11/17   November 2017       (6)
  M(4)     BB     BB   $   10,077,000     2.750%      0.375%      10.03    11/17 - 11/17   November 2017       (6)
  N(4)    BB-    BB-   $   10,077,000     2.375%      0.375%      10.03    11/17 - 11/17   November 2017       (6)
  O(4)     B+     B+   $    6,718,000     2.125%      0.250%      10.03    11/17 - 11/17   November 2017       (6)
  P(4)     B      B    $    3,359,000     2.000%      0.125%      10.03    11/17 - 11/17   November 2017       (6)
  Q(4)     B-     B-   $    6,719,000     1.750%      0.250%      10.03    11/17 - 11/17   November 2017       (6)
  S(4)     NR     NR   $   47,027,030     0.000%      1.750%      10.03    11/17 - 11/17   November 2017       (6)
XP(4)(5)  AAA    AAA                        N/A         N/A        N/A          N/A             N/A        Variable IO
XC(4)(5)  AAA    AAA   $2,687,257,030       N/A         N/A        N/A          N/A             N/A        Variable IO

----------
(1)  The credit support for the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates is expressed in the aggregate.

(2)  As of the cut-off date, the weighted average life, principal window and assumed final payment date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "Yield and Maturity Considerations--Yield
     Considerations" in the prospectus supplement.

(3)  For purposes of making distributions on the class A-1, class A-2, class
     A-3, class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub-pools, sub-pool 1 and sub-pool 2. Sub-pool 1 will consist of 103 mortgage loans, representing approximately 90.7% of the initial mortgage pool balance and includes all mortgage loans other than the mortgage loans secured by multifamily properties. Sub-pool 2 will consist of 19 mortgage loans, representing approximately 9.3% of the initial mortgage pool balance and includes all of the mortgage loans that are secured by multifamily properties. Distributions on the class A-1, class A-2, class A-3, class
     A-AB and class A-4 certificates will generally be based on payments from sub-pool 1 and distributions on the class A-1A certificates will generally be based on payments from sub-pool 2.

(4)  Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(5)  The class XP and class XC certificates will not have a principal balance and are sometimes referred to as the interest-only certificates. For purposes of calculating the amount of accrued interest, the interest-only certificates will have a notional amount. The notional amount of the class
     XP and class XC certificates is described in the prospectus supplement. The interest rate applicable to the class XP and class XC certificates will be as specified in the prospectus supplement.

(6)  For any payment date, the pass-through rates on the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class
     B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
     30-day months and amounts transferred into or out of the interest reserve account) as of their respective due dates in the month preceding the month in which the related payment date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average rate specified in clause (ii) or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -2-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS(1)

                                                                                 TOTAL POOL       SUB-POOL 1      SUB-POOL 2
                                                                               --------------   --------------   ------------

Initial mortgage pool balance...............................................   $2,687,257,031   $2,437,483,031   $249,774,000
Number of mortgage loans....................................................              122              103             19
Number of mortgaged properties..............................................              180              161             19
Percentage of pari passu loans..............................................             36.9%            40.7%           0.0%
Weighted average underwritten debt-service-coverage ratio(2)(3).............             1.36x            1.37x          1.29x
Maximum underwritten debt-service-coverage ratio(2)(3)......................             1.92x            1.92x          1.69x
Minimum underwritten debt-service-coverage ratio(2)(3)......................             0.99x            0.99x          1.14x
Weighted average cut-off date loan-to-value ratio(2)(3)(4)..................             66.4%            65.7%          72.7%
Maximum cut-off date loan-to-value ratio(2)(3)(4)...........................             83.1%            83.1%          81.3%
Minimum cut-off date loan-to-value ratio(2)(3)(4)...........................             45.2%            45.2%          58.3%
Average cut-off date principal balance......................................   $   22,026,697   $   23,664,884   $ 13,146,000
Maximum cut-off date principal balance......................................   $  350,000,000   $  350,000,000   $ 34,000,000
Minimum cut-off date principal balance......................................   $    1,275,407   $    1,275,407   $  2,550,000
Weighted average mortgage interest rate.....................................            6.123%           6.136%         6.003%
Maximum mortgage interest rate..............................................            7.390%           7.390%         6.432%
Minimum mortgage interest rate..............................................            5.540%           5.540%         5.830%
Percentage of initial pool balance of mortgage loans secured by mortgaged real properties occupied by a single tenant (certain of such single
   tenants may have one or more sub-tenants at such properties).............              6.5%             7.2%            N/A

----------
(1)  Unless otherwise noted, the initial mortgage pool balance and all other financial and statistical information provided in this term sheet include the mortgage loans in the trust that are part of a split loan structure and secured by the One Liberty Plaza property, the Scottsdale Fashion Square property, the Bush Terminal property and the USFS Industrial Distribution
     Portfolio properties (representing approximately 13.0%, 12.1%, 9.3% and
     2.5%, respectively, of the initial mortgage pool balance and 14.4%, 13.3%,
     10.3% and 2.8%, respectively, of the initial sub-pool 1 balance) but do not include the related pari passu mortgage loans that are outside the trust.
     If any of the mortgage loans is secured by multiple properties, a portion of the principal balance of that mortgage has been allocated to each of those properties as set forth in Annex A to the prospectus supplement. All percentages of initial mortgage pool balances herein are based on allocated loan amounts with respect to mortgage loans secured by multiple properties.

(2)  For the purpose of calculating underwritten debt-service-coverage ratios and loan-to-value ratios in this term sheet, the cut-off date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage loan that is outside the trust.

(3)  With respect to the following mortgage loans, these calculations exclude earnouts or other reserves in the following amounts: 9000 Sunset Boulevard
     ($15,000,000), Alcoa Building ($15,545,000), Conifer Town Center
     ($3,100,000), Abilene Marketplace ($2,200,000) and Columbus Crossing Shops
     ($435,000). Not reducing the financing by the related earnout amounts, the cut-off date loan-to-value ratios for the mortgage loans secured by the
     9000 Sunset Boulevard property, the Alcoa Building property, the Conifer
     Town Center property, the Abilene Marketplace property and the Columbus
     Crossing Shops property would be 75.5%, 86.6%, 83.4%, 81.5% and 77.6%, respectively.

(4)  With respect to the mortgage loan secured by the Hyatt Regency Milwaukee property, the loan-to-value ratio was calculated by dividing the cut-off date principal balance of $44,160,000 by the sum of (i) the as-is appraised value of $48,900,000 and (ii) the $18,358,000 letter of credit to be used for a property improvement program. The loan-to-value calculated using only the as-is appraised value is 90.3%. The loan-to-value calculated using the as-stabilized appraised value of $73,200,000 after the completion of the property improvement program is 60.3%.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -3-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                 PROPERTY TYPES

                                      AGGREGATE
                       NUMBER OF     CUT-OFF DATE   % OF INITIAL                         WTD. AVG.
                       MORTGAGED      PRINCIPAL     MORTGAGE POOL                    CUT-OFF DATE LTV
  PROPERTY TYPE       PROPERTIES       BALANCE         BALANCE      WTD. AVG. DSCR        RATIO
-------------------   ----------   --------------   -------------   --------------   ----------------

Office                    32       $  797,244,861        29.7%           1.34x            62.2%
Retail                    54          762,380,582        28.4%           1.32x            69.1%
Industrial                46          375,639,624        14.0%           1.66x            59.8%
Land                      13          341,783,093        12.7%           1.19x            72.6%
Multifamily               19          249,774,000         9.3%           1.29x            72.7%
Hospitality                9          137,434,871         5.1%           1.41x            65.0%
Other                      1           12,000,000         0.4%           1.26x            72.7%
Self-Storage               6           11,000,000         0.4%           1.47x            75.1%
                         ---       --------------       -----
TOTAL/WTD. AVG.          180       $2,687,257,031       100.0%           1.36x            66.4%
                         ===       ==============       =====

                               PROPERTY LOCATIONS

                                      AGGREGATE
                       NUMBER OF     CUT-OFF DATE    % OF INITIAL                        WTD. AVG.
                       MORTGAGED      PRINCIPAL     MORTGAGE POOL                    CUT-OFF DATE LTV
  PROPERTY LOCATION   PROPERTIES       BALANCE         BALANCE      WTD. AVG. DSCR        RATIO
-------------------   ----------   --------------   -------------   --------------   ----------------

New York                  10       $  979,373,561        36.4%           1.42x            62.1%
Arizona                   11          382,985,150        14.3%           1.45x            63.0%
California                24          302,378,071        11.3%           1.27x            66.9%
New Jersey                23          178,184,147         6.6%           1.35x            71.4%
Florida                   11          112,738,750         4.2%           1.38x            70.8%
Virginia                  12          112,026,273         4.2%           1.29x            65.0%
Texas                      9           63,330,250         2.4%           1.26x            77.6%
North Carolina            11           57,880,790         2.2%           1.31x            74.9%
Colorado                   6           55,888,250         2.1%           1.20x            73.1%
Wisconsin                  3           47,966,500         1.8%           1.50x            66.2%
Other States(1)           60          394,505,287        14.7%           1.26x            72.9%
                         ---       --------------       -----
TOTAL/WTD. AVG.          180       $2,687,257,031       100.0%           1.36X            66.4%
                         ===       ==============       =====

----------
(1)  Includes 24 states.

                         CUT-OFF DATE PRINCIPAL BALANCES

  RANGE OF CUT-OFF DATE                                AGGREGATE CUT-OFF DATE       % OF INITIAL
       BALANCES ($)         NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
-------------------------   ------------------------   ----------------------   ---------------------

Less than 2,500,001                      5                 $   10,530,407                0.4%
2,500,001 - 5,000,000                   28                    100,165,993                3.7%
5,000,001 - 7,500,000                   16                    101,000,236                3.8%
7,500,001 - 10,000,000                  17                    149,059,440                5.5%
10,000,001 - 15,000,000                 22                    272,298,448               10.1%
15,000,001 - 20,000,000                 13                    224,084,147                8.3%
20,000,001 - 25,000,000                  2                     44,850,000                1.7%
25,000,001 - 50,000,000                 12                    385,810,000               14.4%
50,000,001 - 75,000,000                  2                    126,808,359                4.7%
75,000,001 - 100,000,000                 1                     80,000,000                3.0%
100,000,001 - 250,000,000                1                    250,000,000                9.3%
250,000,001 - 350,000,000                3                    942,650,000               35.1%
                                       ---                 --------------              -----
TOTAL                                  122                 $2,687,257,031              100.0%
                                       ===                 ==============              =====

----------
The average cut-off date principal balance is $22,026,697.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -4-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                 MORTGAGE RATES

RANGE OF MORTGAGE                              AGGREGATE CUT-OFF DATE      % OF INITIAL
    RATES (%)       NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE      MORTGAGE POOL BALANCE
-----------------   ------------------------   ----------------------   ---------------------

Less than 5.7499               16                  $  486,516,660               18.1%
5.750 - 5.9999                 25                     291,447,611               10.8%
6.000 - 6.2499                 43                     911,696,169               33.9%
6.250 - 6.4999                 21                     759,674,561               28.3%
6.500 - 6.7499                  6                      87,762,029                3.3%
6.750 - 6.9999                  9                     127,910,000                4.8%
7.000 - 7.4999                  2                      22,250,000                0.8%
                              ---                  --------------              -----
TOTAL                         122                  $2,687,257,031              100.0%
                              ===                  ==============              =====

----------
The weighted average mortgage interest rate is 6.123%.

                          DEBT-SERVICE COVERAGE RATIOS

                                               AGGREGATE CUT-OFF DATE      % OF INITIAL
 RANGE OF DSCRS     NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE      MORTGAGE POOL BALANCE
-----------------   ------------------------   ----------------------   ---------------------

Less than 1.10                  8                  $   93,024,147               3.5%
1.10 - 1.1999                  40                     821,763,640              30.6%
1.20 - 1.2999                  31                     316,313,099              11.8%
1.30 - 1.3999                  19                     560,866,094              20.9%
1.40 - 1.4999                  11                     408,633,977              15.2%
1.50 - 1.7499                   8                     203,656,073               7.6%
1.75 - 1.9999                   5                     283,000,000              10.5%
                              ---                  --------------              -----
TOTAL                         122                  $2,687,257,031              100.0%
                              ===                  ==============              =====

----------
The weighted average debt-service coverage ratio is 1.36x. With respect to the following mortgage loans, these calculations exclude earnouts or other reserves in the following amounts: 9000 Sunset Boulevard ($15,000,000), Alcoa Building
($15,545,000), Conifer Town Center ($3,100,000), Abilene Marketplace
($2,200,000) and Columbus Crossing Shops ($435,000).

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

    RANGE OF
CUT-OFF DATE LTV                               AGGREGATE CUT-OFF DATE        % OF INITIAL
    RATIOS (%)      NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE      MORTGAGE POOL BALANCE
-----------------   ------------------------   ----------------------   ---------------------

Less than 55.00                 4                  $  306,100,000              11.4%
55.01 - 60.00                  10                     458,764,226              17.1%
60.01 - 65.00                  10                     468,526,203              17.4%
65.01 - 70.00                  22                     256,048,796               9.5%
70.01 - 75.00                  30                     718,986,800              26.8%
75.01 - 80.00                  39                     383,231,005              14.3%
80.01 - 85.00                   7                      95,600,000               3.6%
                              ---                  --------------             -----
TOTAL                         122                  $2,687,257,031             100.0%
                              ===                  ==============             =====

----------
The weighted average cut-off date loan-to-value ratio is 66.4%. With respect to the following mortgage loans, these calculations exclude earnouts or other reserves in the following amounts: 9000 Sunset Boulevard ($15,000,000), Alcoa
Building ($15,545,000), Conifer Town Center ($3,100,000), Abilene Marketplace
($2,200,000) and Columbus Crossing Shops ($435,000). With respect to the mortgage loan secured by the Hyatt Regency Milwaukee property, the loan-to-value ratio was calculated by dividing the cut-off date principal balance of
$44,160,000 by the sum of (i) the as-is appraised value of $48,900,000 and (ii)
the $18,358,000 letter of credit to be used for a property improvement program.
The loan-to-value ratio calculated using only the as-is appraised value is
90.3%. The loan-to-value ratio calculated using the as-stabilized appraised value of $73,200,000 after the completion of the property improvement program is
60.3%.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -5-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                               AMORTIZATION TYPES

                                                            AGGREGATE CUT-OFF DATE       % OF INITIAL
      AMORTIZATION TYPE          NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
------------------------------   ------------------------   ----------------------   ---------------------

Interest Only                                54                 $1,599,782,359                59.5%
Interest Only, Then Amortizing               53                    990,254,034                36.8%
Amortizing                                   15                     97,220,638                 3.6%
                                            ---                 --------------               -----
TOTAL                                       122                 $2,687,257,031               100.0%
                                            ===                 ==============               =====

                           ORIGINAL TERMS TO MATURITY

     RANGE OF
  ORIGINAL TERMS
   TO MATURITY                                 AGGREGATE CUT-OFF DATE      % OF INITIAL
    (MONTHS)        NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE      MORTGAGE POOL BALANCE
-----------------   ------------------------   ----------------------   ---------------------

0 - 60                         11                  $  240,480,000                8.9%
61 - 96                         5                     363,250,000               13.5%
97 - 120                      106                   2,083,527,031               77.5%
                              ---                  --------------              -----
TOTAL                         122                  $2,687,257,031              100.0%
                              ===                  ==============              =====

----------
The weighted average original term to maturity is 108 months.

                           REMAINING TERMS TO MATURITY

     RANGE OF
 REMAINING TERMS
   TO MATURITY                                 AGGREGATE CUT-OFF DATE      % OF INITIAL
    (MONTHS)        NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE      MORTGAGE POOL BALANCE
-----------------   ------------------------   ----------------------   ---------------------

0 - 60                         11                  $  240,480,000                8.9%
61 - 96                         5                     363,250,000               13.5%
97 - 120                      106                   2,083,527,031               77.5%
                              ---                  --------------              -----
TOTAL                         122                  $2,687,257,031              100.0%
                              ===                  ==============              =====

----------
The weighted average remaining term to maturity is 106 months.

                           ORIGINAL AMORTIZATION TERMS

RANGE OF ORIGINAL
AMORTIZATION TERMS                              AGGREGATE CUT-OFF DATE      % OF INITIAL
    (MONTHS)         NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
------------------   ------------------------   ----------------------   ---------------------

Interest Only                   54                  $1,599,782,359              59.5%
216 - 240                        1                       4,229,026               0.2%
241 - 360                       67                   1,083,245,646              40.3%
                               ---                  --------------             -----
TOTAL                          122                  $2,687,257,031             100.0%
                               ===                  ==============             =====

----------
The weighted average original amortization term is 358 months.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -6-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                       REMAINING STATED AMORTIZATION TERMS

    RANGE OF REMAINING                                  AGGREGATE CUT-OFF DATE       % OF INITIAL
AMORTIZATION TERMS (MONTHS)  NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE    MORTGAGE POOL BALANCE
---------------------------  -----------------------   -----------------------  ---------------------

Interest Only                            54                 $1,599,782,359               59.5%
214 - 240                                 1                      4,229,026                0.2%
241 - 360                                67                  1,083,245,646               40.3%
                                        ---                 --------------              -----
TOTAL                                   122                 $2,687,257,031              100.0%
                                        ===                 ==============              =====

----------
The weighted average remaining amortization term is 357 months.

                                    LOCKBOXES

                                        AGGREGATE CUT-OFF DATE      % OF INITIAL
LOCKBOX TYPE  NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE    MORTGAGE POOL BALANCE
------------  ------------------------  ----------------------  ---------------------

Hard                     22                 $1,580,919,700              58.8%
Soft                      5                    181,194,147               6.7%
Springing                 2                     48,750,000               1.8%

                                  ESCROW TYPES

                                               AGGREGATE CUT-OFF DATE       % OF INITIAL
ESCROW TYPE(1)       NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE    MORTGAGE POOL BALANCE
-------------------  ------------------------  ----------------------  ---------------------

TI/LC(2)                         47                $  483,366,592              25.0%
Real Estate Tax                 103                 2,072,210,639              77.1%
Insurance                        90                 1,665,613,610              62.0%
Replacement Reserve              71                   902,816,639              33.6%

----------
(1)  Includes initial and ongoing reserves and escrows.

(2)  The statistical information for the TI/LC reserve percentage of initial mortgage pool balance does not include mortgage loans secured by land, multifamily, hospitality, other (marina) or self-storage properties.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -7-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                     DEFEASANCE/PREPAYMENT PROVISION SUMMARY

                                                           AGGREGATE CUT-OFF DATE      % OF INITIAL
PREPAYMENT TYPE                  NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE    MORTGAGE POOL BALANCE
-------------------------------  ------------------------  ----------------------  ---------------------

Lockout/Defeasance(1)                       106                $2,473,012,917               92.0%
Lockout/Yield Maintenance                    12                   117,834,701                4.4%
Lockout/Defeasance or Yield
   Maintenance                                3                    76,409,413                2.8%
Defeasance or Yield Maintenance               1                    20,000,000                0.7%
                                            ---                --------------              -----
TOTAL                                       122                $2,687,257,031              100.0%
                                            ===                ==============              =====

----------
(1)  Includes 1 mortgage loan (secured by the mortgaged properties collectively identified on Annex A to the prospectus supplement as USFS Industrial
     Distribution Portfolio), representing approximately 2.5% of the initial mortgage pool balance and 2.8% of the initial sub-pool 1 balance, which permits the borrower to prepay the mortgage loan at any time from the earlier of (x) August 1, 2008 and (y) the date each related non-trust pari passu mortgage loan has been securitized, until two years following the date each related non-trust pari passu mortgage loan has been securitized, with defeasance permitted thereafter until January 31, 2017.

                   PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 1

                                                           AGGREGATE CUT-OFF DATE     % OF INITIAL
PREPAYMENT TYPE                  NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE    SUB-POOL 1 BALANCE
-------------------------------  ------------------------  ----------------------  ------------------

Lockout/Defeasance(1)                        89               $2,265,738,917              93.0%
Lockout/Defeasance or Yield
   Maintenance                                3                   76,409,413               3.1%
Lockout/Yield Maintenance                    10                   75,334,701               3.1%
Defeasance or Yield Maintenance               1                   20,000,000               0.8%
                                            ---               --------------             -----
TOTAL                                       103               $2,437,483,031             100.0%
                                            ===               ==============             =====

----------
(1)  Includes 1 mortgage loan (secured by the mortgaged properties collectively identified on Annex A to the prospectus supplement as USFS Industrial
     Distribution Portfolio), representing approximately 2.5% of the initial mortgage pool balance and 2.8% of the initial sub-pool 1 balance, which permits the borrower to prepay the mortgage loan at any time from the earlier of (x) August 1, 2008 and (y) the date each related non-trust pari passu mortgage loan has been securitized, until two years following the date each related non-trust pari passu mortgage loan has been securitized, with defeasance permitted thereafter until January 31, 2017.

                   PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 2

                                                     AGGREGATE CUT-OFF DATE     % OF INITIAL
PREPAYMENT TYPE            NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE    SUB-POOL 1 BALANCE
-------------------------  ------------------------  ----------------------  ------------------

Lockout/Defeasance                    17                   $207,274,000              83.0%
Lockout/Yield Maintenance              2                     42,500,000              17.0%
                                     ---                   ------------             -----
TOTAL                                 19                   $249,774,000             100.0%
                                     ===                   ============             =====

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -8-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                        MORTGAGE POOL PREPAYMENT PROFILE

                              APPROXIMATE        % OF
                               AGGREGATE      REMAINING
                               BEGINNING    MORTGAGE POOL  % OF REMAINING        % OF
                               PRINCIPAL       BALANCE      MORTGAGE POOL     REMAINING
               MONTHS SINCE     BALANCE       -LOCKOUT/    BALANCE - YIELD  MORTGAGE POOL
    DATE       CUT-OFF DATE  (MILLIONS)(1)    DEFEASANCE    MAINTENANCE(2)  BALANCE - OPEN  % TOTAL(3)
-------------  ------------  -------------  -------------  ---------------  --------------  ----------

November 2007         1          $2,687         96.7%            3.3%             0.0%        100.0%
November 2008        13          $2,686         94.6%            5.4%             0.0%        100.0%
November 2009        25          $2,683         95.4%            4.6%             0.0%        100.0%
November 2010        37          $2,680         95.2%            4.8%             0.0%        100.0%
November 2011        49          $2,675         95.2%            4.8%             0.0%        100.0%
November 2012        61          $2,427         96.4%            3.6%             0.0%        100.0%
November 2013        73          $2,090         95.9%            4.1%             0.0%        100.0%
November 2014        85          $2,040         96.2%            3.8%             0.0%        100.0%
November 2015        97          $2,026         96.2%            3.8%             0.0%        100.0%
November 2016       109          $2,011         95.0%            3.8%             1.3%        100.0%
November 2017       121          $   93          0.0%            0.0%           100.0%        100.0%
November 2018       133          $    0          0.0%            0.0%             0.0%          0.0%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts are released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

(2)  Includes (i) yield maintenance, (ii) choice of yield maintenance or defeasance and (iii) greater of yield maintenance and a fixed percentage.

(3)  The percentage totals may not add up to 100% due to rounding.

                          SUB-POOL 1 PREPAYMENT PROFILE

                              APPROXIMATE      % OF
                               AGGREGATE    REMAINING   % OF REMAINING
                               BEGINNING    SUB-POOL 1    SUB-POOL 1
                               PRINCIPAL     BALANCE       BALANCE -    % OF REMAINING
               MONTHS SINCE     BALANCE     -LOCKOUT/        YIELD        SUB-POOL 1
    DATE       CUT-OFF DATE  (MILLIONS)(1)  DEFEASANCE  MAINTENANCE(2)  BALANCE - OPEN  % TOTAL(3)
-------------  ------------  -------------  ----------  --------------  --------------  ----------

November 2007         1          $2,437        96.4%         3.6%             0.0%        100.0%
November 2008        13          $2,436        95.7%         4.3%             0.0%        100.0%
November 2009        25          $2,434        96.6%         3.4%             0.0%        100.0%
November 2010        37          $2,430        96.4%         3.6%             0.0%        100.0%
November 2011        49          $2,425        96.4%         3.6%             0.0%        100.0%
November 2012        61          $2,220        96.1%         3.9%             0.0%        100.0%
November 2013        73          $1,883        95.5%         4.5%             0.0%        100.0%
November 2014        85          $1,833        95.8%         4.2%             0.0%        100.0%
November 2015        97          $1,820        95.8%         4.2%             0.0%        100.0%
November 2016       109          $1,805        95.1%         4.2%             0.7%        100.0%
November 2017       121          $   93         0.0%         0.0%           100.0%        100.0%
November 2018       133          $    0         0.0%         0.0%             0.0%          0.0%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts are released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

(2)  Includes (i) yield maintenance, (ii) choice of yield maintenance or defeasance and (iii) greater of yield maintenance and a fixed percentage.

(3)  The percentage totals may not add up to 100% due to rounding.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -9-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                          SUB-POOL 2 PREPAYMENT PROFILE

                                APPROXIMATE       % OF
                                 AGGREGATE     REMAINING    % OF REMAINING
                                 BEGINNING     SUB-POOL 2     SUB-POOL 2
                                 PRINCIPAL      BALANCE        BALANCE -     % OF REMAINING
                MONTHS SINCE      BALANCE      - LOCKOUT/        YIELD         SUB-POOL 2
    DATE        CUT-OFF DATE   (MILLIONS)(1)   DEFEASANCE   MAINTENANCE(2)   BALANCE - OPEN   % TOTAL(3)
-------------   ------------   -------------   ----------   --------------   --------------   ----------

November 2007          1            $250         100.0%           0.0%            0.0%           100.0%
November 2008         13            $250          83.0%          17.0%            0.0%           100.0%
November 2009         25            $250          83.0%          17.0%            0.0%           100.0%
November 2010         37            $250          83.0%          17.0%            0.0%           100.0%
November 2011         49            $250          83.0%          17.0%            0.0%           100.0%
November 2012         61            $207         100.0%           0.0%            0.0%           100.0%
November 2013         73            $207         100.0%           0.0%            0.0%           100.0%
November 2014         85            $206         100.0%           0.0%            0.0%           100.0%
November 2015         97            $206         100.0%           0.0%            0.0%           100.0%
November 2016        109            $206          94.1%           0.0%            5.9%           100.0%
November 2017        121            $  0           0.0%           0.0%            0.0%             0.0%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts are released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

(2)  Includes (i) yield maintenance, (ii) choice of yield maintenance or defeasance and (iii) greater of yield maintenance and a fixed percentage.

(3)  The percentage totals may not add up to 100% due to rounding.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -10-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE....................   Sequential Pay REMIC

CUT-OFF DATE..................   All mortgage loan characteristics are based on
                                 balances as of the relevant cut-off date after
                                 application of all payments due on or before
                                 that date (whether or not received). The
                                 cut-off date for each mortgage loan included in
                                 the trust that pays in October 2007 will be its
                                 due date in October 2007. The cut-off date for
                                 any other mortgage loan included in the trust
                                 will be the later of its related date of
                                 origination and October 6, 2007. Each mortgage
                                 loan will be considered part of the trust as of
                                 the cut-off date. All payments and collections
                                 received on the mortgage loans included in the
                                 trust after the cut-off date, excluding any
                                 payments or collections that represent amounts
                                 due on or before that date, will belong to the
                                 trust. All percentages presented herein are
                                 approximate.

MORTGAGE POOL.................   The mortgage pool consists of 122 mortgage
                                 loans with an aggregate cut-off date balance of
                                 $2,687,257,031 subject to a variance of +/- 5%.
                                 The mortgage loans are secured by 180 mortgaged
                                 real properties located throughout 34 states.
                                 For purposes of making distributions on the
                                 class A-1, class A-2, class A-3, class A-AB,
                                 class A-4 and class A-1-A certificates, the
                                 pool of mortgage loans will be deemed to
                                 consist of two distinct sub pools, sub-pool 1
                                 and sub-pool 2. Sub-pool 1 will consist of 103
                                 mortgage loans, representing approximately
                                 90.7% of the initial mortgage pool balance and
                                 includes all mortgage loans other than the
                                 mortgage loans secured by multifamily
                                 properties. Sub-pool 2 will consist of 19
                                 mortgage loans, representing 9.3% of the
                                 initial mortgage pool balance and includes all
                                 of the mortgage loans that are secured by
                                 multifamily properties.

DEPOSITOR.....................   Greenwich Capital Commercial Funding Corp.

SPONSORS......................   Goldman Sachs Mortgage Company and Greenwich
                                 Capital Financial Products, Inc.

UNDERWRITERS..................   Goldman, Sachs & Co. and Greenwich Capital
                                 Markets, Inc. as Co-Lead Bookrunning Managers

                                 Credit Suisse Securities (USA) LLC, J.P. Morgan
                                 Securities Inc., Merrill Lynch, Pierce, Fenner
                                 & Smith Incorporated and Morgan Stanley & Co.
                                 Incorporated, as Co-Managers

TRUSTEE.......................   LaSalle Bank National Association

MORTGAGE LOAN SELLERS.........   Goldman Sachs Mortgage Company and Greenwich
                                 Capital Financial Products, Inc.

MASTER SERVICER...............   Wachovia Bank, National Association

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -11-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

SPECIAL SERVICER..............   LNR Partners, Inc.

RATING AGENCIES...............   Fitch, Inc. ("Fitch") and Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc. ("S&P").

DENOMINATIONS.................   $25,000 minimum for the offered certificates.

CLOSING DATE..................   On or about October 30, 2007.

SETTLEMENT TERMS..............   Book-entry through DTC for all offered
                                 certificates.

DETERMINATION DATE............   The sixth day of each month, or if such sixth
                                 day is not a business day, the next succeeding
                                 business day.

PAYMENT DATE..................   The tenth day of each month, or if such tenth
                                 day is not a business day, the next succeeding
                                 business day, provided that the payment date
                                 will be at least four business days following
                                 the determination date.

INTEREST DISTRIBUTIONS........   Each class of offered certificates will be
                                 entitled on each payment date to interest
                                 accrued at its pass-through rate for such
                                 payment date on the outstanding certificate
                                 balance of such class during the prior calendar
                                 month. Interest on the offered certificates
                                 will be calculated on the basis of twelve
                                 30-day months and a 360-day year. Generally,
                                 interest will be distributed concurrently on
                                 each payment date to the class A-1, class A-2,
                                 class A-3, class A-AB, class A-4, class A-1-A,
                                 class XP and class XC certificates in the
                                 manner set forth in the previous sentence, as
                                 follows: (a) to the extent of available funds
                                 attributable to mortgage loans in sub-pool 1
                                 and/or sub-pool 2, to the class XP and class XC
                                 certificates, (b) to the extent of available
                                 funds attributable to mortgage loans in
                                 sub-pool 1, to the class A-1, class A-2, class
                                 A-3, class A-AB and class A-4 certificates and
                                 (c) to the extent of available funds
                                 attributable to the mortgage loans in sub-pool
                                 2, to the class A-1-A certificates, in each
                                 case up to the amount such class is entitled.
                                 If interest related to either sub-pool 1 or
                                 sub-pool 2 is insufficient to pay interest on
                                 class A-1, class A-2, class A-3, class A-AB,
                                 class A-4, class A-1-A, class XP and class XC
                                 certificates in the manner set forth in the
                                 previous sentence, interest related to the
                                 entire mortgage pool will be used to pay
                                 interest on those certificates on a pro rata
                                 basis. After the class A-1, class A-2, class
                                 A-3, class A-AB, class A-4, class A-1-A, class
                                 XP and class XC certificates are paid all
                                 amounts to which they are entitled, interest
                                 will be distributed, to the extent of available
                                 funds related to the entire mortgage pool, to
                                 the class A-M through class S certificates in
                                 sequential order of class designations.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -12-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTIONS.......   Generally, distributions of principal received
                                 with respect to the mortgage loans in sub-pool
                                 1 will be distributed on each payment date, to
                                 the extent of available funds, to the class
                                 A-AB certificates in reduction of their
                                 certificate balance to the planned certificate
                                 balance for such payment date, then to the
                                 class A-1, class A-2, class A-3, class A-AB and
                                 class A-4 certificates, in that order, until
                                 the certificate balance of each class has been
                                 reduced to zero, and then to the class A-1-A
                                 certificates until their certificate balance is
                                 reduced to zero. Generally, distributions of
                                 principal with respect to the mortgage loans in
                                 sub-pool 2 will be distributed on each payment
                                 date, to the extent of available funds, to the
                                 class A-1-A certificates until their
                                 certificate balance is reduced to zero, then to
                                 the class A-AB certificates in reduction of
                                 their certificate balance to the planned
                                 certificate balance for such payment date and
                                 then to the class A-1, class A-2, class A-3,
                                 class A-AB and class A-4 certificates, in that
                                 order, until the certificate balance of each
                                 class has been reduced to zero. After the class
                                 A-1, class A-2, class A-3, class A-AB, class
                                 A-4 and class A-1-A certificates are paid all
                                 principal amounts to which they are entitled,
                                 the remaining available funds for the entire
                                 mortgage pool will be distributed to the class
                                 A-M certificates until the principal balance
                                 thereof is reduced to zero, then to the class
                                 A-J certificates until the principal balance
                                 thereof is reduced to zero, and then to class B
                                 through class S certificates sequentially until
                                 the certificate balance of each class is
                                 reduced to zero. If, due to losses, the
                                 certificate balances of the class A-M through
                                 class S certificates are reduced to zero,
                                 payments of principal to the class A-1, class
                                 A-2, class A-3, class A-AB, class A-4 and class
                                 A-1-A certificates will be made on a pro rata
                                 basis.

LOSSES........................   Realized losses and additional trust fund
                                 expenses, if any, will be allocated to the
                                 class S, class Q, class P, class O, class N,
                                 class M, class L, class K, class J, class H,
                                 class G, class F, class E, class D, class C,
                                 class B, class A-J and class A-M, in that
                                 order, and then to the class A-1, class A-2,
                                 class A-3, class A-AB, class A-4 and class
                                 A-1-A certificates, on a pro rata basis.

PREPAYMENT PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   Any prepayment premiums or yield maintenance
                                 charges collected will be distributed to
                                 certificateholders on the payment date
                                 following the collection period in which the
                                 prepayment occurred. On each payment date, the
                                 holders of any class of offered certificates
                                 and class G, class H, class J and class K
                                 certificates that are then entitled to
                                 principal distributions will be entitled to a
                                 portion of prepayment premiums or yield
                                 maintenance charges in an amount equal to the
                                 product of (a) the amount of the prepayment
                                 premiums or yield maintenance charges net of
                                 workout fees and liquidation fees payable from
                                 the relevant mortgage loan, multiplied by (b) a
                                 fraction, the numerator of which is

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -13-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                 equal to the excess, if any, of the
                                 pass-through rate for that class of
                                 certificates over the relevant discount rate,
                                 and the denominator of which is equal to the
                                 excess, if any, of the mortgage interest rate
                                 of the prepaid mortgage loan over the relevant
                                 discount rate, multiplied by (c) (A) with
                                 respect to any class A-1, class A-2, class A-3,
                                 class A-AB, class A-4 and class A-1-A
                                 certificates, a fraction, the numerator of
                                 which is equal to the amount of principal from
                                 the sub-pool of which the mortgage loan is a
                                 part payable to that class of certificates on
                                 that payment date, and the denominator of which
                                 is the portion of the total principal payment
                                 amount from the sub-pool of which the mortgage
                                 loan is a part for that payment date, and (B)
                                 with respect to any class A-M, class A-J, class
                                 B, class C, class D, class E, class F, class G,
                                 class H, class J and class K certificates, a
                                 fraction, the numerator of which is equal to
                                 the amount of principal payable to that class
                                 of certificates, on that payment date, and the
                                 denominator of which is the total principal
                                 payment amount for that payment date.

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed to the holders of the class XC
                                 certificates.

ADVANCES......................   The master servicer and, if it fails to do so,
                                 the trustee, will be obligated to make P&I
                                 advances and servicing advances, including
                                 delinquent property taxes and insurance, but
                                 only to the extent that such advances are
                                 deemed recoverable and in the case of P&I
                                 advances, subject to appraisal reductions that
                                 may occur. For the USFS Industrial Distribution
                                 Portfolio mortgage loan that is part of a split
                                 loan structure serviced pursuant to another
                                 pooling and servicing agreement, the master
                                 servicer or special servicer of that other
                                 securitization may make servicing advances for
                                 the loan included in our trust.

APPRAISAL REDUCTIONS..........   An appraisal reduction generally will be
                                 created in the amount, if any, by which the
                                 principal balance of a required appraisal loan
                                 (plus other amounts overdue or advanced in
                                 connection with the mortgage loan) exceeds 90%
                                 of the appraised value of the related mortgaged
                                 property plus certain escrows and reserves
                                 (including letters of credit) held with respect
                                 to the mortgage loan. As a result of
                                 calculating an appraisal reduction amount for a
                                 given mortgage loan, the interest portion of
                                 any P&I advance for such loan will be reduced,
                                 which will have the effect of reducing the
                                 amount of interest available for distribution
                                 to the certificates in reverse priority order
                                 of the classes. A required appraisal loan will
                                 cease to be a required appraisal loan when the
                                 related mortgage loan has been brought current
                                 for at least three consecutive months and no
                                 other circumstances exist which would cause
                                 such mortgage loan to be a required appraisal
                                 loan.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -14-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

OPTIONAL TERMINATION..........   The master servicer, the special servicer and
                                 certain certificateholders will have the option
                                 to terminate the trust, in whole but not in
                                 part, and purchase the remaining assets of the
                                 trust on or after the payment date on which the
                                 stated principal balance of the mortgage loans
                                 then outstanding is less than 1% of the initial
                                 mortgage pool balance. Such purchase price will
                                 generally be at a price equal to the unpaid
                                 aggregate principal balance of the mortgage
                                 loans (or fair market value in the case of REO
                                 Properties), plus accrued and unpaid interest
                                 and certain other additional trust fund
                                 expenses, as described in the prospectus
                                 supplement. In addition, after the certificate
                                 balance of the class A-1 through class F
                                 certificates has been reduced to zero, the
                                 trust may also be terminated, if all of the
                                 remaining series 2007-GG11 certificates
                                 (excluding class R-I and class R-II) are held
                                 by a single certificateholder. At that time,
                                 the single certificateholder may exchange all
                                 of the then outstanding series 2007-GG11
                                 certificates (excluding class R-I and class
                                 R-II) for the mortgage loans remaining in the
                                 trust.

CONTROLLING CLASS.............   The holders of the most subordinate class of
                                 series 2007-GG11 certificates then outstanding,
                                 other than the class X, class R-I and class
                                 R-II certificates, that has a total principal
                                 balance that is not less than 25% of that
                                 class's original total principal balance will
                                 be the controlling class; provided, however,
                                 with respect to certain issues related to the
                                 mortgage loans that are part of a split
                                 structure, the holder of the majority interest
                                 of the related pari passu companion loan may
                                 have certain rights to direct the special
                                 servicer with respect to servicing matters or
                                 replace the special servicer, as described in
                                 the prospectus supplement.

TENANTS.......................   References in this term sheet to the rating of
                                 a tenant may refer to the rating of a parent of
                                 the actual tenant and the rated entity may not
                                 be a party to that lease or guarantee the
                                 lease.

ERISA.........................   The offered certificates are expected to be
                                 ERISA eligible.

SMMEA.........................   The class A-1, class A-2, class A-3, class
                                 A-AB, class A-4, class A-1-A, class A-M, class
                                 A-J, class B, class C and class D certificates
                                 are expected to be "mortgage-related
                                 securities" for the purposes of SMMEA so long
                                 as they remain rated in one of the two highest
                                 rating categories by a nationally recognized
                                 statistical rating organization.

     None of the offered certificates or the mortgage loans included in the trust are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of Scotland plc, the depositor, the underwriters, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -15-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

The table below identifies the ten largest mortgage loans included in the trust:

                           TEN LARGEST MORTGAGE LOANS

                                                          % OF                                                 UNDER-
                            MORTGAGED   CUT-OFF DATE     INITIAL                     PROPERTY                 WRITTEN   CUT-OFF
                              REAL       PRINCIPAL       MORTGAGE                     SIZE     LOAN BALANCE     NCF     DATE LTV
       LOAN NAME           PROPERTIES     BALANCE      POOL BALANCE  PROPERTY TYPE  (SF/ROOM)   PER SF/ROOM   DSCR(1)  RATIO(1)(2)
-----------------------    ----------  --------------  ------------  -------------  ---------  ------------   -------  -----------

One Liberty Plaza               1      $  350,000,000      13.0%         Office     2,161,132       393.31      1.40x     56.7%
Scottsdale Fashion Square       1         325,000,000      12.1%         Retail     1,320,858       416.40      1.47x     60.8%

885 Third Avenue                1         267,650,000      9.96%          Land        602,173       444.47(3)   1.20x     72.3%
Bush Terminal                   1         250,000,000       9.3%       Industrial   5,985,990        50.12      1.78x     52.6%
9000 Sunset Boulevard           1          80,000,000       3.0%         Office       139,345       574.11      1.14x     61.3%
USFS Industrial
Distribution Portfolio         38          67,709,413       2.5%       Industrial   9,042,097        52.24      1.60x     75.0%
292 Madison Avenue              1          59,098,946       2.2%          Land        182,738       323.41(3)   1.20x     73.9%
Hyatt Regency Milwaukee         1          44,160,000       1.6%      Hospitality         483    91,428.57      1.52x     65.7%
Alcoa Building                  1          38,100,000       1.4%         Office       187,190       203.54      1.18x     51.3%
Research Park Portfolio         3          37,400,000       1.4%         Office       269,832       138.60      1.51x     70.4%
                              ---      --------------      ----                                                 ----      ----
TOTAL                          49      $1,519,118,359      56.5%                                                1.43X     61.8%
                              ===      ==============      ====                                                 ====      ====

----------
(1)  With respect to the mortgage loan secured by the 9000 Sunset Boulevard property, these calculations exclude the $15,000,000 earnout reserve. With respect to the mortgage loan secured by the Alcoa Building property, these calculations exclude the $15,545,000 earnout reserve.

(2)  With respect to the mortgage loan secured by the Hyatt Regency Milwaukee property, the loan-to-value ratio was calculated by dividing the cut-off date principal balance of $44,160,000 by the sum of (i) the as-is appraised value of $48,900,000 and (ii) the $18,358,000 letter of credit to be used for a property improvement program. The loan-to-value ratio calculated using only the as-is appraised value is 90.3%. The loan-to-value ratio calculated using the as-stabilized appraised value of $73,200,000 after the completion of the property improvement program is 60.3%. With respect to the mortgage loan secured by the Alcoa Building property, the loan-to-value ratio was calculated excluding the earnout in the amount of $15,545,000.
     Not reducing the financing by the earnout amount, the cut-off date loan-to-value ratio would be 86.6%.

(3)  Based on the approximate square footage of the improvements to the land securing the mortgage loan.

     The table below identifies each of the mortgage loans and its corresponding companion loan that are part of a split loan structure.

                                   LOAN GROUPS

                                              % OF
                                  TRUST       INITIAL      % OF       AGGREGATE
                                MORTGAGE     MORTGAGE     INITIAL     NON-TRUST   NON-TRUST B
                                  LOAN         POOL     SUB-POOL 1    MORTGAGE       NOTE
        MORTGAGE LOAN            BALANCE    BALANCE(1)  BALANCE(1)  LOAN BALANCE    BALANCE
----------------------------  ------------  ----------  ----------  ------------  -----------

One Liberty Plaza...........  $350,000,000     13.0%       14.4%    $500,000,000      N/A
Scottsdale Fashion Square...  $325,000,000     12.1%       13.3%    $225,000,000      N/A
Bush Terminal...............  $250,000,000      9.3%       10.3%    $ 50,000,000      N/A
USFS Industrial Distribution
   Portfolio................  $ 67,709,413      2.5%        2.8%    $404,681,837      N/A

                                NON-TRUST   CONTROLLING
                               PARI PASSU     POOLING &     INITIAL      INITIAL
                                  LOAN        SERVICING     MASTER       SPECIAL
        MORTGAGE LOAN            BALANCE    AGREEMENT(2)  SERVICER(3)  SERVICER(4)
----------------------------  ------------  ------------  -----------  -----------

One Liberty Plaza...........  $500,000,000    2007-GG11     Wachovia      LNR
Scottsdale Fashion Square...  $225,000,000    2007-GG11     Wachovia      LNR
Bush Terminal...............  $ 50,000,000    2007-GG11     Wachovia      LNR
USFS Industrial Distribution
   Portfolio................  $404,681,837  COMM 2007-C9     KRECM        LNR

----------
(1)  All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

(2)  COMM 2007-C9 refers to the pooling and servicing agreement entered into in connection with the COMM 2007-C9 Mortgage Trust Commercial Pass-Through
     Certificates. 2007-GG11 refers to the pooling and servicing agreement for this transaction.

(3)  Wachovia refers to Wachovia Bank, National Association. KRECM refers to
     KeyCorp Real Estate Capital Markets, Inc.

(4)  LNR refers to LNR Partners, Inc.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -16-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -17-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -18-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         New York, New York
Property Type                                                             Office
Size (sf)                                                              2,161,132
Percentage Leased as of June 30, 2007                                     100.0%
Year Built / Year Renovated                                     1973 / 2003-2007
Appraisal Value                                                   $1,500,000,000
Underwritten Occupancy                                                     95.0%
Underwritten Revenues                                               $135,846,356
Underwritten Total Expenses                                          $44,896,445
Underwritten Net Operating Income (NOI)                              $90,949,911
Underwritten In Place Cash Flow (IPCF)(3)                            $68,329,733
Underwritten Net Cash Flow (NCF)(4)                                  $86,617,968

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $350,000,000
Cut-off Date Principal Balance PSF/Unit(2)                               $393.31
Percentage of Initial Mortgage Pool Balance                                13.0%
Number of Mortgage Loans                                                       1
Type of Security                                                   Fee Simple(1)
Mortgage Rate                                                             6.139%
Original Term to Maturity (Months)                                           119
Original Amortization Term (Months)                        46 IO; 360 thereafter
Cut-off Date LTV Ratio(2)                                                  56.7%
LTV Ratio at Maturity(2)                                                   52.2%
Underwritten DSCR on NOI(2)                                                1.47x
Underwritten DSCR on IPCF(2)(3)                                            1.10x
Underwritten DSCR on NCF(2)(4)                                             1.40x

----------
(1)  The property is divided into condominium units. All of the condominium units are owned in fee simple by the Borrower, except for the units occupied by NASD. The New York Industrial Development Agency ("IDA") leases its interest to the Borrower who in turn leases the space to NASD. Upon a termination of the lease between the Borrower and the IDA, the fee interest in the NASD space reverts to the Borrower. The mortgage encumbers the
     Borrower's fee and leasehold interest in the condominium units, as well as the Borrower's reversionary interest.

(2)  Calculated based on the entire $850,000,000 One Liberty Plaza Loan Group.

(3)  IPCF is the Underwritten NCF, adjusted for in place leases and expenses including rent steps through the end of 2007 (except that rents that commence in 2008 are included for the Royal Bank of Canada space on the 5th and 6th floors) and assuming that the Cleary Gottlieb lease extension is executed, but giving no credit to rental growth expected to occur in future years.

(4)  NCF is the Underwritten NCF, assuming that the Cleary Gottlieb lease extension is executed and giving credit to rental growth to market levels that is projected to happen in future years. We cannot assure you that the property will ever attain or exceed the stated NCF.

o    THE LOAN. The mortgage loan (the "ONE LIBERTY PLAZA LOAN") is evidenced by a note in the original principal amount of $350,000,000 and is secured by a first mortgage encumbering an office building in New York, New York (the
     "ONE LIBERTY PLAZA PROPERTY"). The One Liberty Plaza Loan was originated by
     Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The One Liberty Plaza Loan was
     originated on August 8, 2007 and represents approximately 13.0% of the initial mortgage pool balance and approximately 14.4% of the initial sub-pool 1 balance. The note evidencing the One Liberty Plaza Loan has a principal balance as of the cut-off date of $350,000,000, and an interest rate of 6.139%. The proceeds of the One Liberty Plaza Loan Group were used to refinance existing debt on One Liberty Plaza Property.

     The One Liberty Plaza Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $850,000,000. One or more companion loan(s) to the One Liberty Plaza Loan are each evidenced by one or more pari passu notes, with an interest rate of 6.139% per annum and an aggregate principal balance as of the cut-off date of $500,000,000 (the
     "ONE LIBERTY PLAZA COMPANION LOANS"). The One Liberty Plaza Companion Loans
     will not be assets of the trust. The One Liberty Plaza Loan and the One
     Liberty Plaza Companion Loans (together, the "ONE LIBERTY PLAZA LOAN
     GROUP") are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool-Split Loan
     Structure" and will be serviced pursuant to the terms of the 2007-GG11 pooling and servicing agreement.

     The One Liberty Plaza Loan had an initial term of 119 months and has a remaining term of 118 months. The One Liberty Plaza Loan requires payments of interest only through and including the payment date in July 2011, and thereafter requires payments of principal and interest until maturity, based on a 360-month amortization schedule. The scheduled maturity date is the payment date in August 2017. Voluntary prepayment of the One Liberty
     Plaza Loan is prohibited prior to the payment date in April 2017.
     Defeasance with United States government securities or certain AAA-rated government securities is permitted at any time after the second anniversary of the date on which each loan in the One Liberty Plaza Loan Group has been securitized.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -19-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

o    THE PROPERTY. The One Liberty Plaza Property is a 53-story, Class A office building located in lower Manhattan, in the heart of New York's financial district. Built for U.S. Steel in 1973, the glass and steel tower contains
     2,161,132 sf of net rentable area (future re-measurement will total
     2,275,501 sf of net rentable area) on a 95,348 sf parcel of land. The One
     Liberty Plaza Property has undergone substantial renovations from 2003 to
     2007, and over the course of 2008, the sponsor of the loan intends to upgrade the building management system at a cost of $550,000, replace switchboards at a cost of $170,000 and replace FPE MCC panels at a cost of
     $250,000. In addition, approximately $2 million is expected to be spent on standard repairs and maintenance, with reimbursement from the tenants.

     The One Liberty Plaza Property is currently 100% leased to mostly credit quality office tenants and three retail tenants. Over 70% of the property is leased by six large office tenants with leases over 200,000 sf. Cleary
     Gottlieb (430,495 sf; 19.9% of NRSF) is an international law firm ranked in the Am Law Top 20 for gross revenue. Goldman Sachs (263,187 sf; 12.2%) is a leading investment bank and financial services firm that is rated
     AA-/Aa3/AA- by S&P, Moody's and Fitch, respectively. NASD (254,867 sf;
     11.8%), previously The National Association of Securities Dealers, is the
     former parent of the American Stock Exchange and former parent of NASDAQ, that oversees over-the-counter (OTC) securities trading industry. Zurich
     American Insurance Company (252,778 sf; 11.7%) is a provider of commercial property/casualty insurance and a subsidiary of Swiss insurance giant
     Zurich Financial Services, which is rated AA-/A2/A by S&P, Moody's and
     Fitch, respectively. Bank of Nova Scotia (220,347 sf; 10.2%), Canada's
     third-largest bank, provides retail, corporate and investment banking services worldwide, and is rated AA-/Aa1/AA- by S&P, Moody's and Fitch, respectively. Royal Bank of Canada (207,540 sf; 9.6%), which is rated
     AA-/Aa2/AA by S&P, Moody's and Fitch, respectively, operates its investment banking arm known as RBC Dominion Securities at the One Liberty Plaza
     Property.

     The following table presents certain information relating to the major tenants at the One Liberty Plaza Property:

          LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                       CREDIT                                            % OF TOTAL     ANNUALIZED                   RENEWAL
                       RATING                             ANNUALIZED     ANNUALIZED    UNDERWRITTEN                  OPTIONS
                    (S&P/MOODY'S/     TENANT     % OF   UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE     (OPTIONS /
   TENANT NAME        FITCH)(2)        NRSF      NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION   TERM (YRS))
-----------------   -------------   ---------   -----   -------------   ------------   ------------   ----------   -----------

Cleary Gottlieb       NR/NR/NR        430,495    19.9%   $22,681,788        22.8%         $52.69          (3)         1 / 10
Zurich American
Insurance Company     AA-/A2/A        252,778    11.7%    12,737,125        12.8%          50.39       5/31/2017       2 / 5
NASD                  NR/NR/NR        254,867    11.8%    12,327,522        12.4%          48.37       2/28/2021      1 / 10
Goldman Sachs(4)     AA-/Aa3/AA-      263,187    12.2%    11,488,105        11.5%          43.65       4/30/2015       1 / 5
Bank Nova Scotia     AA-Aa1/AA-       220,347    10.2%    11,190,205        11.2%          50.78       5/31/2014      2 / 10
Royal Bank of
   Canada            AA-/Aa2/AA       207,540     9.6%     8,803,771         8.8%          42.42          (5)          1 / 5
Arch Insurance         A/A2/A         134,716     6.2%     5,406,221         5.4%          40.13       1/31/2014       1 / 5
Folksamerica          A-/A3/A-         81,242     3.8%     3,904,084         3.9%          48.06          (6)          1 / 5
Empire
   Healthchoice       A+/A1/NR         52,583     2.4%     1,919,280         1.9%          36.50       4/30/2017       1 / 5
Flemming Zulack       NR/NR/NR         41,569     1.9%     1,371,777         1.4%          33.00       8/31/2014       1 / 5
                                    ---------   -----    -----------       -----          ------
TOTAL LARGEST
   TENANTS                          1,939,324    89.7%   $91,829,878        92.1%         $47.35
Remaining Tenants                     221,808    10.3%     7,839,193         7.9%          35.34
                                    ---------   -----    -----------       -----          ------
TOTAL ALL TENANTS                   2,161,132   100.0%   $99,669,071       100.0%         $46.12
                                    =========   =====    ===========       =====          ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Under the terms of the current Cleary Gottlieb lease, 342,726 sf of its space expires on 12/31/2010 and the remaining 87,769 sf of space expires on
     2/28/2021. There is one extension option for 10 years on the space expiring in 2010. An amendment that would extend the term for all of the Cleary
     Gottlieb space through 12/31/2030 is out for signature. Underwritten base rent for the Cleary Gottlieb space assumes that the extension has been signed.

(4)  Goldman Sachs space is currently dark, but the tenant is current on all rent payments.

(5)  Under the terms of the Royal Bank of Canada lease, 121,822 sf of its space expires on 9/1/2012 and 85,718 sf of its space expires on 6/1/2018. There is one extension option for 5 years on the space expiring in 2012.

(6)  Under the terms of the Folksamerica lease, 40,621 sf of its space expires on 12/1/2009 and 40,621 sf of its space expires on 5/1/2013. There is one extension option for 5 years on the space expiring in 2009.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -20-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the One Liberty Plaza Property:

                         LEASE EXPIRATION SCHEDULE(1)(2)

                                                                           % OF TOTAL     ANNUALIZED
                                             CUMULATIVE     ANNUALIZED     ANNUALIZED    UNDERWRITTEN      # OF
   YEAR ENDING       EXPIRING      % OF       OF TOTAL     UNDERWRITTEN   UNDERWRITTEN     BASE RENT     EXPIRING
   DECEMBER 31,        NRSF     TOTAL NRSF      NRSF      BASE RENT ($)     BASE RENT    ($ PER NRSF)   TENANTS(3)
-----------------   ---------   ----------   ----------   -------------   ------------   ------------   ----------

2007                      935       0.0%         0.0%      $    79,475         0.08%        $85.00           1
2008                   43,332       2.0%         2.0%          882,473         0.89%         20.37           2
2009                   83,380       3.9%         5.9%        3,705,915         3.72%         44.45           3
2010                   51,766       2.4%         8.3%        1,974,655         1.98%         38.15           3
2011                   10,595       0.5%         8.8%          339,040         0.34%         32.00           1
2012                  153,834       7.1%        15.9%        5,152,060         5.17%         33.49           3
2013                   40,621       1.9%        17.8%        1,767,014         1.77%         43.50           1
2014                  396,632      18.4%        36.1%       17,968,203        18.03%         45.30           3
2015                  263,187      12.2%        48.3%       11,488,105        11.53%         43.65           1
2016                    5,422       0.3%        48.6%          216,880         0.22%         40.00           1
2017 & Thereafter   1,111,428      51.4%       100.0%       56,095,252        56.28%         50.47           8
                    ---------     -----                    -----------       ------         ------         ---
TOTAL               2,161,132     100.0%                   $99,669,071       100.00%        $46.12          27
                    =========     =====                    ===========       ======         ======         ===

----------
(1)  Under the terms of the current Cleary Gottlieb lease, 342,726 sf of its space expires on 12/31/2010 and the remaining 87,769 sf of space expires on
     2/28/2021. An amendment that would extend the term for all of the Cleary
     Gottlieb space through 12/31/2030 is out for signature. The table above assumes that the Cleary Gottlieb extension has been signed and that their space will roll in 2030.

(2)  Calculated based on approximate square footage occupied by each tenant.

(3)  Does not includes roof tenants, messenger center or space occupied by management. Tenants that have leases for multiple spaces with separate expiration dates may be counted more than once.

     The following table presents certain information relating to the historical average rent PSF at the One Liberty Plaza Property:

                         HISTORICAL AVERAGE RENT PSF(1)

                                      2004     2005     2006
                                     ------   ------   ------
                 Base Rent PSF(2)    $39.08   $39.29   $40.88
                 Gross Rent PSF(3)   $46.40   $46.88   $49.56

----------
(1)  As provided by borrower.

(2)  Base Rent PSF calculated by dividing annual rental income by NRSF of
     2,161,132 sf.

(3)  Gross Rent PSF calculated by adding annual rental income and tenant recoveries (not including termination fee, interest and other income) and dividing by NRSF of 2,161,132 sf.

     The following table presents certain information relating to the historical average year-end occupancy at the One Liberty Plaza Property:

                        YEAR END HISTORICAL OCCUPANCY(1)

                     2002   2003   2004   2005   2006
                     ----   ----   ----   ----   ----
Year End Occupancy   95.0%  94.2%  95.7%  94.2%  97.3%

----------
(1)  As provided by borrower.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -21-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

     The following table presents certain information relating to the historical operating performance at the One Liberty Plaza Property:

                         HISTORICAL NET OPERATING INCOME

                                               TTM
                                         (AS OF JUNE 30,
                              2006            2007)
                           -----------   ---------------
                           $59,446,794     $62,414,503

o    THE MARKET. The One Liberty Plaza Property is located in the Downtown market and the WTC submarket of Manhattan. According to Torto Wheaton
     Research, as of the 2nd quarter 2007, both the Downtown Class A office market and the WTC Class A office submarket had a direct vacancy rate of
     5.5%. The submarket vacancy rate is largely driven by Seven World Trade
     Center. All of the other buildings in this submarket (which includes the
     One Liberty Plaza Property and the four World Financial Center buildings)
     have vacancy rates of 1.5% or below. Average direct asking rents in the WTC
     Class A submarket have grown from $55 PSF in the second quarter of 2006 to
     $72.50 PSF in the second quarter of 2007.

o    THE BORROWER. The borrower is Brookfield Properties OLP Co. LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Liberty Plaza Loan. The borrower under the One Liberty Plaza Loan is indirectly owned by Brookfield Financial Properties, L.P., a Delaware limited partnership.

o    ESCROWS. At origination, the loan documents required the establishment of a reserve in the amount of $22,991,245.27 for unfunded obligations and monthly escrows for real estate taxes and insurance. The borrower is also required to reserve monthly escrows for capital improvements, tenant improvement costs and leasing commissions. The monthly escrows for real estate taxes and insurance are required to be made in cash, while the other reserves may be replaced by one or more letters of credit or guarantees, at the borrower's option. Brookfield Financial Properties, L.P., a Delaware limited partnership (the "LIMITED GUARANTOR"), provided guarantees at closing for the amounts required to be reserved with respect to certain unfunded obligations, including capital improvements, tenant improvement costs and leasing commissions.

o    THE LIMITED GUARANTOR. The Limited Guarantor, through its subsidiaries and joint ventures, is primarily involved in the operation and development of commercial real estate located in New York City, Boston and in the
     Washington, D.C. area. The properties owned by the Limited Guarantor, in whole or in part, include Towers A, B, C and D of the World Financial
     Center, 245 Park Avenue, 300 Madison Avenue in New York, 53 State Street
     and 75 State Street in Boston and 1625 Eye Street, 701 Ninth Street,
     Potomac Tower (Arlington, VA) and 77 K Street (under development) in the
     D.C. area. These properties aggregate to approximately 15 million sf.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -22-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

     The following table presents certain financial information relating to the
     Limited Guarantor:

                      BROOKFIELD FINANCIAL PROPERTIES, L.P.

                                                AS OF OR FOR THE YEAR ENDED DECEMBER 31,
SELECTED INCOME STATEMENT DATA(1)    --------------------------------------------------------------
(dollars in thousands)                 2002(2)      2003(2)      2004(2)       2005         2006
----------------------------------   ----------   ----------   ----------   ----------   ----------

Rental Income                        $  332,683   $  319,378   $  332,691   $  361,015   $  372,378
                                     ----------   ----------   ----------   ----------   ----------
TOTAL INCOME                         $  464,532   $  586,046   $  610,154   $  559,442   $  576,381
Property Operations Expenses            132,877      141,886      137,891      178,487      193,103
Interest                                167,483      142,216      150,779      164,556      177,862
                                     ----------   ----------   ----------   ----------   ----------
TOTAL EXPENSES                       $  371,495   $  355,729   $  352,347   $  428,838   $  460,131
NET INCOME(3)                        $   93,037   $  230,317   $  257,807   $  130,604   $  116,250

SELECTED BALANCE SHEET DATA(1)
(dollars in thousands)
----------------------------------
Commercial Properties                $3,035,552   $2,842,471   $3,122,076   $3,147,489   $3,109,353
                                     ----------   ----------   ----------   ----------   ----------
TOTAL ASSETS                         $3,900,926   $3,574,839   $4,169,992   $4,276,497   $4,338,557
Long-Term Commercial Property Debt    2,767,308    2,239,320    2,551,591    2,477,027    2,395,932
                                     ----------   ----------   ----------   ----------   ----------
TOTAL LIABILITIES                    $2,865,361   $2,319,186   $2,673,774   $2,649,675   $2,595,485
                                     ==========   ==========   ==========   ==========   ==========
PARTNERS' CAPITAL                    $1,035,565   $1,255,653   $1,496,218   $1,626,822   $1,743,072

----------
(1)  As provided by the Limited Guarantor.

(2)  In 2004, the Limited Guarantor amended its policy regarding rent recognition and the amortization of tenant improvement costs to reflect a recognition period that commences when the tenant improvements are substantially complete, rather than upon lease commencement. As a result of this change, opening Partners' Capital at January 1, 2004 was restated in the cumulative amount of $17.2 million. The financial statements for the years prior to January 1, 2004 were not restated and re-issued to reflect the effects of this correction and accordingly, the amounts reported for
     2002 and 2003 may be materially misstated.

(3)  Earnings per common share information is not provided because Brookfield
     Financial Properties, L.P. is a limited partnership.

o    LOCKBOX AND CASH MANAGEMENT. The One Liberty Plaza Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Provided that no event of default is continuing, on each business day, all funds in the lockbox account in excess of the required monthly debt service and reserve amounts will be remitted to an account specified by the borrower. During the continuance of an event of default under the One Liberty Plaza Loan, all amounts on deposit in the lockbox account will be remitted to the lender, and all such amounts may be applied by lender to the obligations of the borrower under the One Liberty Plaza Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The One Liberty Plaza Property is currently managed by
     Brookfield Financial Properties, L.P. pursuant to a management agreement.
     Under the management agreement, the borrower pays an annual management fee in the amount of 2% of the revenues of the One Liberty Plaza Property, which management fee is subordinate to the debt service under the One
     Liberty Plaza Loan. The lender may require the borrower to replace the property manager if an event of default under the One Liberty Plaza Loan has occurred or if the property manager becomes insolvent.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o    TERRORISM INSURANCE. The loan documents require that the "all risk"
     insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Liberty Plaza Property. In addition, the borrower is required to maintain business interruption

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -23-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

     insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrower is not required to spend an amount in excess of
     1.5 times the then-current casualty and business interruption insurance premium payable with respect to the One Liberty Plaza Property to obtain terrorism coverage. The borrower is permitted to maintain terrorism coverage through a blanket policy. See "Risk Factors--Risk Related to the
     Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance
     Coverage on the Mortgaged Properties May Adversely Affect Payments on Your
     Certificates" in the prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -24-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -25-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -26-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
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                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                        Scottsdale, Arizona
Property Type                                                             Retail
Size (sf)                                                              1,320,858
Percentage Mall Shop Leased as of July 31, 2007(1)                         92.8%
Year Built / Renovated                                   1960's-1998 / 2003-2006
Appraisal Value                                                     $905,000,000
Underwritten Retail Occupancy                                              92.0%
Underwritten Office Occupancy                                              95.0%
Underwritten Revenues                                                $64,927,499
Underwritten Total Expenses                                          $16,904,516
Underwritten Net Operating Income (NOI)                              $48,022,983
Underwritten In Place Cash Flow (IPCF)(2)                            $42,823,874
Underwritten Net Cash Flow (NCF)(3)                                  $46,557,665

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $325,000,000
Cut-off Date Principal Balance PSF/Unit(4)                               $416.40
Percentage of Initial Mortgage Pool Balance                                12.1%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                            5.6592%
Original Term to Maturity (Months)                                            72
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio(4)                                                  60.8%
LTV Ratio at Maturity(4)                                                   60.8%
Underwritten DSCR on NOI(4)                                                1.52x
Underwritten DSCR on IPCF(2)(4)                                            1.35x
Underwritten DSCR on NCF(3)(4)                                             1.47x

----------
(1)  Mall shop occupancy includes inline space, cinemas, restaurants, food court, majors and 122,988 sf of office space. Office space occupancy is
     95.9%.

(2)  IPCF is the Underwritten NCF, adjusted for in place leases and expenses and contractual rent steps through May 2008, but giving no credit to rental growth expected to occur in future years.

(3)  NCF is the Underwritten NCF, giving credit to contractual rent steps through May 2008 and adjusted to reflect an in-line occupancy of 92.0% and an office occupancy of 95.0%. Additionally, a mark-to-market adjustment was made to roll below-market rents up to market and above-market rents down to market. The adjustment was made on a tenant by tenant basis and any upward/downward adjustment was discounted back over the remaining term of the tenant's lease. We cannot assure you that the property will ever attain or exceed the stated NCF.

(4)  Calculated based on the entire $550,000,000 Scottsdale Fashion Square Loan
     Group.

o    THE LOAN. The mortgage loan (the "SCOTTSDALE FASHION SQUARE LOAN") is evidenced by a note in the original principal amount of $325,000,000 and is secured by a first mortgage encumbering a super-regional shopping mall located in Scottsdale, Arizona (the "SCOTTSDALE FASHION SQUARE PROPERTY").
     The Scottsdale Fashion Square Loan was originated by Goldman Sachs
     Commercial Mortgage Capital, L.P., and was subsequently purchased by
     Goldman Sachs Mortgage Company. The Scottsdale Fashion Square Loan was
     originated on July 2, 2007 and represents approximately 12.1% of the initial mortgage pool balance and approximately 13.3% of the initial sub-pool 1 balance. The note evidencing the Scottsdale Fashion Square Loan has a principal balance as of the cut-off date of $325,000,000 and an interest rate of 5.6592%. The proceeds of the Scottsdale Fashion Square
     Loan Group were used to refinance existing debt on the Scottsdale Fashion
     Square Property.

     The Scottsdale Fashion Square Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $550,000,000. The companion loan to the Scottsdale Fashion Square Loan is evidenced by a separate pari passu note, with an interest rate of 5.6592% per annum and a principal balance as of the cut-off date of $225,000,000 (the "SCOTTSDALE
     FASHION SQUARE COMPANION LOAN"). The Scottsdale Fashion Square Companion
     Loan will not be an asset of the trust. The Scottsdale Fashion Square Loan and the Scottsdale Fashion Square Companion Loan (together, the "SCOTTSDALE
     FASHION SQUARE LOAN GROUP") are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage
     Pool-Split Loan Structure" and will be serviced pursuant to the terms of the 2007-GG11 pooling and servicing agreement.

     The Scottsdale Fashion Square Loan had an initial term of 72 months and has a remaining term of 69 months. The Scottsdale Fashion Square Loan requires payments of interest only during the term of the loan. The scheduled maturity date is July 6, 2013. Voluntary prepayment of the Scottsdale
     Fashion Square Loan is prohibited prior to January 6, 2013. Defeasance with
     US government securities is permitted at any time after the earlier to occur of the third anniversary of the date of origination and the second anniversary of the date on which each loan in the Scottsdale Fashion Square
     Loan Group has been securitized.

o    THE PROPERTY. Scottsdale Fashion Square Property is an upscale regional mall located in Scottsdale, Arizona. The Scottsdale Fashion Square Property
     was first constructed in the 1960's, was expanded in 1998 and later

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -27-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
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TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
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     underwent a renovation in 2003-2006. The Scottsdale Fashion Square Property
     is the largest shopping mall in Arizona and the American Southwest, with approximately 1.7 million sf of space.

     With four department stores and over 200 shops and restaurants, Scottsdale
     Fashion Square is a premier destination in Arizona for shopping, dining, and entertainment. The Scottsdale Fashion Square Property is anchored by
     Dillard's, Macy's, Neiman Marcus and Nordstrom and features 43 in-line tenants that are not located anywhere else in the state including:
     Burberry, Kate Spade, Gucci, Brooks Brothers and Louis Vuitton.
     Additionally, the Scottsdale Fashion Square Property features the only
     Neiman Marcus located in Arizona.

     The following table represents certain information relating to the anchor tenants at Scottsdale Fashion Square Property:

                                                     CREDIT RATING OF                              OPERATING
                                                      PARENT COMPANY                COLLATERAL     COVENANT
       ANCHOR                PARENT COMPANY           (FITCH/MIS/S&P)       GLA      INTEREST     EXPIRATION
--------------------   ---------------------------   ----------------   ---------   ----------   ------------

Dillard's              Dillard's, Inc                    BB/B1/BB         349,290       No       October 2008
Macy's                 Federated Department Stores     BBB/Baa2/BBB       235,899       Yes      October 2008
Nordstrom              Nordstrom, Inc                    A-/Baa1/A        225,000       Yes       June 2012
Neiman Marcus          Neiman Marcus Group, Inc           B/B1/B+         100,071       Yes      October 2011
Robinsons-May(1)                                                          279,139       No           NAP
                                                                        ---------
TOTAL ANCHOR TENANTS                                                    1,189,399
                                                                        =========

----------
(1)  Robinsons-May closed in June 2006, is not part of the collateral and is currently dark.

     The Scottsdale Fashion Square Property's in-line space totals 507,706 sf and its office space totals 122,988 sf. In-line occupancy is currently
     90.3% and overall mall occupancy (including office space) is 97.0%.
     Comparable in-line sales for tenants with less than 10,000 sf were $765 psf with occupancy costs of 12.0% for the TTM period ending April 2007.

     The following table presents certain information relating to the major mall shop tenants at the Scottsdale Fashion Square Property:

   TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)(2)

                                                                          ANNUALIZED
                               CREDIT RATING                             UNDERWRITTEN
           TENANT NAME       (FITCH/MIS/S&P)(3)  TENANT NRSF  % OF NRSF   BASE RENT
---------------------------  ------------------  -----------  ---------  ------------

Crate & Barrel                     NR/NR/NR         35,111        4.6%    $   839,855
Tiffany & Co.                      NR/NR/NR          7,994        1.1%        831,376
The Gap                          BB+/Ba1/BB+        10,849        1.4%        542,450
Express                          NR/Baa3/BBB-       12,672        1.7%        504,346
Talbots / Talbots Petites        BBB/Baa1/A-         9,301        1.2%        483,652
Kona Grill                         NR/NR/NR         14,282        1.9%        481,791
Harkins Theatres                   NR/NR/NR         28,412        3.7%        461,695
Abercrombie & Fitch                NR/NR/NR         10,147        1.3%        439,670
Victoria's Secret                NR/Baa3/BBB-        8,499        1.1%        424,950
Louis Vuitton                     BBB+/NR/A-         4,837        0.6%        407,759
                                                   -------      -----     -----------
TEN LARGEST OWNED TENANTS                          142,104       18.7%    $ 5,417,544
Remaining Owned Tenants                            563,373       74.1%    $25,260,245
Vacant Spaces (Owned Space)                         54,411        7.2%              0
                                                   -------      -----     -----------
TOTAL ALL OWNED TENANTS                            759,888      100.0%    $30,677,789
                                                   =======      =====     ===========

                              % OF TOTAL    ANNUALIZED                 RENEWAL
                              ANNUALIZED   UNDERWRITTEN                OPTIONS
                             UNDERWRITTEN   BASE RENT       LEASE     (OPTIONS /
           TENANT NAME         BASE RENT   ($ PER NRSF)  EXPIRATION  TERM (YRS))
---------------------------  ------------  ------------  ----------  -----------

Crate & Barrel                    2.7%        $ 23.92     1/31/2014     2 / 5
Tiffany & Co.                     2.7%         104.00     6/30/2017     1 / 5
The Gap                           1.8%          50.00     2/28/2008       NA
Express                           1.6%          39.80     1/31/2013       NA
Talbots / Talbots Petites         1.6%          52.00     1/31/2014       NA
Kona Grill                        1.6%          33.73    11/30/2011       NA
Harkins Theatres                  1.5%          16.25    12/31/2010     1 / 5
Abercrombie & Fitch               1.4%          43.33     1/31/2017       NA
Victoria's Secret                 1.4%          50.00     1/31/2015       NA
Louis Vuitton                     1.3%          84.30    12/31/2015       NA
                                -----         -------
TEN LARGEST OWNED TENANTS        17.7%        $ 38.12
Remaining Owned Tenants          82.3%        $ 44.84
Vacant Spaces (Owned Space)       0.0%           0.00
                                -----         -------
TOTAL ALL OWNED TENANTS         100.0%        $ 40.37
                                =====         =======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line space only. Does not include anchors Neiman Marcus,
     Macy's and Nordstrom.

(3)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -28-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
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TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
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     The following table presents general descriptions of the major mall shop tenants at the Scottsdale Fashion Square Property:

                             TOP TENANT DESCRIPTIONS

        TENANT NAME                                DESCRIPTION
-------------------------   ----------------------------------------------------
Crate & Barrel              Crate & Barrel is a chain of American retail stores,
                            based in Northbrook, Illinois, specializing in
                            housewares, furniture (indoor and out), and home
                            accessories.

Tiffany & Co.               High-end U.S. jewelry and silverware company founded
                            in 1837.

The Gap                     An American clothing and accessories retailer based
                            in San Francisco, California. As of October 2006,
                            Gap Inc. had approximately 150,000 employees and
                            operated 3,139 stores worldwide.

Express                     An American clothing company selling men and women's
                            merchandise headquartered in Columbus, Ohio. As of
                            August 2006, Express operated 700 stores in the
                            United States, with annual net sales over $2
                            billion.

Talbots / Talbots Petites   A Massachusetts-based clothing retailer established
                            in 1947. The store specializes in women's clothing,
                            shoes and accessories.

Kona Grill                  A Japanese restaurant based in Scottsdale, Arizona.
                            Kona Grill operates 16 locations, primarily in the
                            American Southwest, Midwest and Florida.

Harkins Theatres            Movie theater chain with locations throughout the
                            Southwestern United States. Harkins Theatres is
                            privately owned and operated by its parent company,
                            Harkins Enterprises, LLC. The company currently
                            operates theaters at 26 locations throughout
                            Arizona, California, Colorado, Oklahoma and Texas.

Abercrombie & Fitch         An American lifestyle brand specializing in "Casual
                            Luxury" apparel for college students ages 18 through
                            22. The company encompasses four brands: Abercrombie
                            & Fitch, Abercrombie, Hollister Co., and RUEHL
                            No.925, of which Abercrombie & Fitch is the flagship
                            brand.

Victoria's Secret           A retailer of lingerie and beauty products. It is
                            the largest brand and a segment of publicly traded
                            Limited Brands with sales surpassing $5 billion and
                            an operating income of approximately $1 billion in
                            2006.

Louis Vuitton               A luxury French fashion and leather goods brand and
                            company, headquartered in Paris, France. The company
                            manufactures and markets luxury leather goods,
                            fashion accessories, pret-a-porter and jewelry.

     The following table presents the lease rollover schedule at the Scottsdale
     Fashion Square Property (including office), based on initial lease expiries:

                         LEASE EXPIRATION SCHEDULE(1)(2)

                                                                              % OF TOTAL     ANNUALIZED
                                                               ANNUALIZED     ANNUALIZED    UNDERWRITTEN
YEAR ENDING          EXPIRING       % OF      CUMULATIVE OF   UNDERWRITTEN   UNDERWRITTEN    BASE RENT     # OF EXPIRING
DECEMBER 31,        OWNED NRSF   TOTAL NRSF     TOTAL NRSF     BASE RENT      BASE RENT     ($ PER NRSF)      TENANTS
-----------------   ----------   ----------   -------------   ------------   ------------   ------------   -------------

2007                   31,591        4.2%          4.2%        $ 1,467,587        4.8%         $46.46           19
2008                   72,899        9.6%         13.8%          3,218,918       10.5%          44.16           33
2009                   89,557       11.8%         25.5%          4,046,108       13.2%          45.18           30
2010                  100,801       13.3%         38.8%          3,194,705       10.4%          31.69           24
2011                   84,042       11.1%         49.9%          3,325,572       10.8%          39.57           22
2012                   35,014        4.6%         54.5%          1,921,868        6.3%          54.89           17
2013                   43,038        5.7%         60.1%          2,171,600        7.1%          50.46           10
2014                   85,027       11.2%         71.3%          3,404,043       11.1%          40.03           18
2015                   49,815        6.6%         77.9%          2,220,049        7.2%          44.57           13
2016                   55,978        7.4%         85.2%          2,356,499        7.7%          42.10           12
2017 & Thereafter      57,715        7.6%         92.8%          3,350,840       10.9%          58.06           14
Vacant                 54,411        7.2%        100.0%                  0        0.0%           0.00            0
                      -------      -----                       -----------      -----          ------          ---
TOTAL                 759,888      100.0%                      $30,677,789      100.0%         $40.37          212
                      =======      =====                       ===========      =====          ======          ===

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line space only. Does not include anchors Neiman Marcus
     (expires 2011), Macy's (expires 2015) and Nordstrom (expires 2019).

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -29-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
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TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
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     The following table presents certain information relating to historical occupancy at the Scottsdale Fashion Square Property:

                          YEAR END HISTORICAL OCCUPANCY

                         2002    2003    2004    2005    2006
                         ----    ----    ----    ----    ----
Mall & Freestanding(1)   91.3%   97.2%   92.7%   96.0%   93.5%
Permanent(2)              NAV    95.6%   90.9%   93.9%   90.1%

----------
(1)  Mall & freestanding occupancy excludes anchors & specialty tenants with less than six months occupancy.

(2)  Permanent occupancy is mall & freestanding less anchors with greater than six months occupancy.

     The following table presents certain information relating to the historical average annual rent PSF at the Scottsdale Fashion Square Property:

                         HISTORICAL AVERAGE RENT PSF(1)

                 2004     2005     2006
                ------   ------   ------
Base Rent PSF   $40.34   $39.26   $41.54

----------
(1)  Base Rent PSF calculation is based on borrower provided rental figures and total owned square footage of 759,888 (excludes anchors).

     The following table presents certain information relating to the historical operating performance at the Scottsdale Fashion Square Property:

                         HISTORICAL NET OPERATING INCOME

                                            TTM
                       2006       (AS OF AUGUST 31, 2007)
                    -----------   -----------------------
                    $42,988,987         $43,786,721

     The following table presents certain information relating to the primary competition for the Scottsdale Fashion Square Property:

                                 COMPETITIVE SET

                           SCOTTSDALE FASHION SQUARE      BILTMORE FASHION PARK          KIERLAND COMMONS
                          ---------------------------   -------------------------   -------------------------

Distance from Subject                 -                         5.8 miles                    8 miles
Management Company                Macerich                 Westcor / Macerich       Woodbine Development Corp
Type                            Regional Mall             Outdoor Shopping Mall         Lifestyle Center
Year Opened / Renovated      1961 / 1998 / 2002                1963 / 2006                    2000
Total GLA                         1,670,148                      609,002                     437,782
# of Stores                          225                           60+                         70+
Mall Shop Sales PSF                 $765                          $717                        $750
Anchors                   Macy's, Nordstrom, Neiman     Saks Fifth Avenue, Macy's             None
                           Marcus, Dillards, 1 vacant
                            (formerly Robinsons-May)

o    PROPOSED RENOVATION. There is an expected renovation / development project at the Scottsdale Fashion Square Property that is excluded from the collateral. One of the end cap anchors (formerly Robinsons-May) is planned to be demolished and replaced by a Barney's and approximately 90,000 sf of retail space. The redevelopment parcel will be part of a newly created tax parcel which will be created within 12 months of the origination date of the Scottsdale Fashion Square Loan.

o    THE BORROWER. The borrower is Scottsdale Fashion Square LLC, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Scottsdale Fashion Square Loan. The borrower of the Scottsdale Fashion
     Square Loan is indirectly owned by a partnership between The Macerich
     Partnership, L.P. ("MACERICH") and Institutional Mall Investors LLC

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -30-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
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     ("IMI"). Macerich owns, develops, operates and/or manages 73 shopping centers with over 77 million sf of leasable space. IMI is a joint venture between California Public Employees' Retirement System ("CALPERS") and an
     affiliate of Miller Capital Advisory, Inc. IMI was formed in 2003 for the purpose of acquiring, owning, developing, and managing dominant regional malls and lifestyle centers as part of CalPERS' core real estate program.
     Miller Capital Advisory, Inc. is a registered investment advisor and was founded in 1996.

o    ESCROWS. The loan documents provide for escrows of real estate taxes
     ($316,619) and insurance premiums ($30,208) to be funded monthly on each payment date.

o    LOCKBOX AND CASH MANAGEMENT. The Scottsdale Fashion Square Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. On each business day that no event of default under the Scottsdale Fashion Square
     Loan is continuing, all funds in the lockbox account will be remitted to an account specified by the borrower. During the continuance of an event of default under the Scottsdale Fashion Square Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the
     Scottsdale Fashion Square Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The Scottsdale Fashion Square Property is currently managed by Westcor Partners, L.L.C., an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Scottsdale Fashion
     Square Property may be managed by (i) any affiliate of either Macerich or
     IMI, (ii) any reputable and experienced professional management organization that manages, together with its affiliates, at least five regional shopping centers totaling at least 2,500,000 sf of gross leasable area, exclusive of the Scottsdale Fashion Square Property, or (iii) any
     management company reasonably approved by the lender and with respect to which each rating agency has confirmed in writing that the management of the Scottsdale Fashion Square Property by such entity will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of certificates backed by the Scottsdale Fashion Square Loan. The lender may require the borrower to replace the property manager if the property manager becomes insolvent or if an event of default under the
     Scottsdale Fashion Square Loan has occurred (provided that the borrower may reinstate the terminated property manager upon the termination of any such event of default).

o    RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of vacant, non-income producing land, the release of which would not have a material adverse impact on the value, use or operation of the Scottsdale Fashion Square Property, provided that the land proposed to be released is to be transferred to an unaffiliated third party in an arm's-length transaction in the ordinary course of the borrower's business in connection with the expansion or other development of the
     Scottsdale Fashion Square Property. Any such release is subject to, among other things, the borrower delivering to lender evidence that (i) the released parcel has been legally subdivided from the remainder of the
     Scottsdale Fashion Square Property; (ii) after giving effect to such transfer, the Scottsdale Fashion Square Property constitutes a separate tax lot; (iii) the transfer of the released parcel does not violate any lease or material agreement, and does not grant to any party a right of offset, termination, abatement or other material right thereunder; and (iv) the released parcel is not necessary for the Scottsdale Fashion Square Property to comply with any zoning, building, land use, parking or other legal requirements. If the gross proceeds of the sale of any released parcel exceed $10,000,000, then the excess must be applied toward the partial defeasance of the Scottsdale Fashion Square Loan.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -31-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

o    TERRORISM INSURANCE. So long as the Terrorism Risk Insurance Act of 2002
     ("TRIA") or a similar statute is in effect, the borrower must maintain terrorism insurance for Certified and Non-Certified acts (as such terms are defined in TRIA) in an amount equal to the full replacement cost of the
     Scottsdale Fashion Square Property, plus twelve months of business interruption coverage. If TRIA or a similar statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the loan as required by the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at such time in respect of the all risk and business interruption/rental loss insurance required under the loan documents. The terrorism insurance is required to contain a deductible which is acceptable to the lender and is no larger than $250,000, or such lower amount as is customary for similar policies covering similar properties in the geographic market in which the Scottsdale Fashion Square Property is located. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Scottsdale Fashion Square
     Property are separately allocated under such blanket policy and that certain other standard requirements are satisfied. See "Risk Factors--Risks
     Relating to the Underlying Mortgage Loans - The Absence of the Inadequacy
     of Insurance Coverage on the Mortgaged Properties May Adversely Affect
     Payments on Your Certificates" in the prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -32-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -33-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

                                [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -34-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         New York, New York
Property Type                                                            Land(1)
Building NRSF(2)                                                         602,173
Percentage Leased as of July 9, 2007                                      100.0%
Year Built/Year Renovated(3)                                           1986 /NAP
Appraisal Value                                                     $370,000,000
Underwritten Occupancy                                                       NAP
Underwritten Revenues(4)                                             $20,385,152
Underwritten Total Expenses                                                   $0
Underwritten Net Operating Income (NOI)(4)                           $20,385,152
Underwritten Net Cash Flow (NCF)(4)                                  $20,385,152

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $267,650,000
Cut-off Date Principal Balance PSF(5)                                    $444.47
Percentage of Initial Mortgage Pool Balance                                9.96%
Number of Mortgage Loans                                                       1
Type of Security                                          Fee Simple / Leasehold
Mortgage Rate                                                             6.260%
Original Term to Maturity (Months)                                           119
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     72.3%
LTV Ratio at Maturity                                                      72.3%
Underwritten DSCR on NOI(4)                                                1.20x
Underwritten DSCR on NCF(4)                                                1.20x

----------
(1)  The mortgage loan is secured by the borrower's fee simple and ground leasehold interests in the land, but not the improvements.

(2)  Building NRSF represents the approximate square footage of the improvements to the land securing the 885 Third Avenue Loan; the improvements are not part of the collateral securing the 885 Third Avenue Loan.

(3)  Year Built/Year Renovated represent the years the improvements to the land were constructed and renovated.

(4)  Base revenues based on the average ground rent payments from years 11-20.
     The current DSCR based on the current rent payment of $11,095,000 per annum is 0.65x.

(5)  Based on Building NRSF of 602,173 sf.

o    THE LOAN. The mortgage loan (the "885 THIRD AVENUE LOAN") is evidenced by a note in the original principal amount of $267,650,000 and is secured by a first mortgage encumbering the fee interest as to a portion of the property located at 885 Third Avenue in New York, New York and the ground leasehold interest as to a different portion of the same property (collectively, the
     "885 THIRD AVENUE PROPERTY"). The 885 Third Avenue Loan was originated by
     Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The 885 Third Avenue Loan was originated on July 9, 2007 and represents approximately 9.96% of the initial mortgage pool balance and approximately 11.0% of the initial sub-pool 1 balance. The note evidencing the 885 Third Avenue Loan had an original principal balance and has a principal balance as of the cut-off date of $267,650,000 and an interest rate of 6.260%. The proceeds of the 885 Third Avenue Loan were used to acquire the 885 Third Avenue Property.

     The 885 Third Avenue Loan had an initial term of 119 months and has a remaining term of 117 months. The 885 Third Avenue Loan requires payments of interest only until maturity. The scheduled maturity date is the payment date in July 2017. Voluntary prepayment of the 885 Third Avenue Loan is prohibited prior to the payment date in April 2017. Defeasance with
     AAA-rated US government securities is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The 885 Third Avenue Property is comprised of the fee interest and leasehold interest (see Lot A Ground Lease below) in the land under a 34 story, 602,173 sf, office building located on the east side of
     Third Avenue between 53rd and 54th streets in the Midtown Manhattan submarket of Manhattan. The building was originally constructed in 1986.

     The fee interest and, with respect to a portion of the 885 Third Avenue
     Property, ground leasehold interest are or will be indirectly held by SL
     Green Realty Corp. and Gramercy Capital Corp. through two separate 55% /
     45% tenancies in common. The leasehold tenants in common are lessees under the ground lease for Lot A (the "LOT A GROUND LEASE"). The Lot A Ground
     Lease has a remaining term of 73 years with no extension options and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the ground lessor in the event the ground lease is terminated. Lot A is subleased by the leasehold tenants in common to the fee tenants in common. The fee tenants in common sub-sublease Lot A and lease the fee portion of the property to
     Metropolitan 885 Third Avenue Leasehold, LLC ("METROPOLITAN"). Both this new ground lease and the Lot A ground sub-sublease expire in 2077 with no extension options. The

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -35-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

     base rent payable by Metropolitan under the Lot A ground sub-sublease was structured to equal the amount due under the Lot A Ground Lease for each month through the term of each lease and is passed-through to satisfy that amount each month. The base rent payable by Metropolitan under the new ground lease is $11,095,000/year for the first 58 months of the term and increases by 42.9% to $15,850,000/year for the next 12 months. The rent will then increase annually by 2.5% every year thereafter to
     $18,840,669/year in 2020. After 2020, base rent increases annually by 3.0%
     except that the base rent will be adjusted during the 31st, 41st, 51st and
     61st lease years of the term, to the greater of 1.03 times the preceding year's rent, or 7% of the fair market value of the unimproved land.

     The following table presents certain information relating to the ground lease tenant at the 885 Third Avenue Property:

                                 TENANT SUMMARY

                                                                                                   ANNUAL
                                                                                                UNDERWRITTEN
                                                                     ANNUAL       % OF TOTAL      BASE RENT
                                                                  UNDERWRITTEN       ANNUAL        ($ PER
                                               BUILDING   % OF     BASE RENT     UNDERWRITTEN     BUILDING       LEASE
               TENANT NAME                      NRSF(1)   NRSF      ($)(2)         BASE RENT      NRSF)(3)     EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Metropolitan 885 Third Avenue Leasehold, LLC    602,173   100.0%   $20,385,152      100.0%         $33.85       4/30/2077
                                                -------   -----    -----------      -----          ------
TOTAL                                           602,173   100.0%   $20,385,152      100.0%         $33.85
                                                =======   =====    ===========      =====          ======

----------
(1)  Building NRSF represents the approximate square footage of the improvements to the land securing the 885 Third Avenue Loan; such improvements are not part of the collateral securing the 885 Third Avenue Loan.

(2)  Annual Underwritten Base Rent based on the average ground rent payments from years 11-20. The base rent payable by the lessee under the ground lease is $11,095,000/year for the first 58 months of the term and increases by 42.9% to $15,850,000/year for the next 12 months. The rent will then increase annually by 2.5% every year thereafter to $18,840,669/year in
     2020. After 2020, base rent increases annually by 3.0% except that the base rent will be adjusted during the 31st, 41st, 51st and 61st lease years of the term, to the greater of 1.03 times the preceding year's rent, or 7% of the fair market value of the unimproved land.

(3)  Based on Building NRSF of 602,173 sf.

o    THE BORROWERS. The borrowers are GKK 885 Lot A LLC and 885 Third Lot A LLC as leasehold tenants in common, and GKK 885 Third LLC and 885 Third Fee LLC as fee tenants in common. All borrowers are single-purpose, single-asset
     Delaware limited liability companies. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 885 Third Avenue Loan. As presently structured, upon completion of the reverse like kind exchange described below, GKK 885 Lot A LLC and GKK 885
     Third LLC will be indirectly owned by Gramercy Capital Corp., a national commercial real estate special finance company organized as a real estate investment trust, and 885 Third Lot A LLC and 885 Third Fee LLC will be indirectly owned by SL Green Realty Corp., the owner and operator of a portfolio of commercial office buildings in New York City.

o    ESCROWS. During the continuance of as 885 Third Avenue Trigger Period, the loan documents require the reserve of monthly escrows for real estate taxes, insurance and ground lease payments under the Lot A ground lease, with all excess cash reserved as additional collateral for the 885 Third
     Avenue Loan. An "885 THIRD AVENUE TRIGGER PERIOD" means (i) any period during the continuance of an event of default under the ground leases, and
     (ii) any period during which the any of the ground leases are no longer in effect. In the place of an interest reserve, SL Green Operating
     Partnership, L.P., an affiliate of SL Green Realty Corp., has provided a
     $15,892,446 letter of credit and Gramercy Capital Corp. has provided a
     $13,002,910 letter of credit, in each case, in respect of interest shortfalls. Over the term of the 885 Third Avenue Loan, the borrowers have the right to reduce the aggregate amount of the letters of credit to the amount that would then be in the interest reserve required by the loan documents had such reserve been held in cash. The borrowers may also replace the letters of credit in whole or in part with a guaranty by SL
     Green Realty Corp., provided that SL Green Realty Corp. has, and continues to maintain, a senior unsecured public or private letter debt rating from
     Moody's or S&P of BBB- (or the equivalent) or higher and is not rated below
     BBB- (or the equivalent) by any rating agency that rates it.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -36-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

o    LOCKBOX AND CASH MANAGEMENT. The 885 Third Avenue Loan requires a hard lockbox, which is already in place. The loan documents require the borrowers to direct Metropolitan to pay rent under its ground lease and the ground sub-sublease directly to a lender-controlled lockbox account. At the end of each business day, provided that there is no event of default under the 885 Third Avenue Loan and no 885 Third Avenue Trigger Period is
     ongoing, all funds in the lockbox account in excess of the debt service due on the next payment date will be remitted to an account specified by the borrowers. During the existence of a 885 Third Avenue Trigger Period, funds in the lockbox account will be applied to pay the monthly debt service and any required reserves under the loan documents, and any excess will remain in the lockbox as additional collateral for the 885 Third Avenue Loan.
     During the continuance of an event of default under the 885 Third Avenue
     Loan, the lender may apply any funds in the lockbox account to the obligations of the borrowers under the 885 Third Avenue Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The 885 Third Avenue Property is currently managed by
     S.L. Green Management Corp., an affiliate of one of the borrowers, pursuant to a management agreement. Under the management agreement, the borrowers pay a management fee in the amount of $100,455.60 per year, which amount is subordinate to the 885 Third Avenue Loan and accrues, without triggering a default under the management agreement, if income from the 885 Third Avenue
     Property is insufficient to make such payment. The lender may require the borrowers to replace the property manager if an event of default under the
     885 Third Avenue Loan has occurred, as a result of fraud or willful misconduct of the property manager, or if the property manager becomes insolvent.

o    1031 EXCHANGE. The respective fee interests in the 885 Third Avenue
     Property were acquired with a view to using such interests as part of a tax deferred like kind exchange under section 1031 of the Internal Revenue
     Code. The equity interests in both borrowers are indirectly wholly-owned by
     CDECRE, LLC, an affiliate of Chicago Deferred Exchange Corporation, pursuant to exchange accommodation agreements with Gramercy Capital Corp.
     and SL Green Realty Corp. These equity interests will be transferred to
     Gramercy Capital Corp. and SL Green Realty Corp. and/or their respective affiliates no later than January 4, 2008 in connection with the completion of the exchange transactions.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The loan documents require that the borrower maintain
     (or cause to be maintained) coverage for terrorism in an amount equal to the full replacement cost of the 885 Third Avenue Property. In the event that coverage for terrorism is not included as part the "all risk"
     insurance policy, the borrower will be required to maintain (or cause to be maintained) coverage for terrorism, in the form of stand alone coverage, in an amount equal to the full replacement cost of the 885 Third Avenue
     Property. In addition, the borrowers are required to maintain (or cause to be maintained) business interruption insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrowers must maintain (or cause to be maintained) such terrorism coverage if the
     Terrorism Risk Insurance Act of 2002 ("TRIA") or a similar statute is in effect. If at any time TRIA or a similar statute is not in effect, coverage for terrorism is not included as part of the "all risk" insurance policy, and terrorism coverage is commercially available, the borrowers are required to maintain (or cause to be maintained) such coverage, but are not required to pay a premium of more than 1.5 times the premium for the then-current property insurance premium payable with respect to the 885
     Third Avenue Property (less the portion of such premium that is allocable to terrorism insurance coverage). The borrowers are permitted to maintain
     (or cause to be maintained) such terrorism coverage through a blanket policy. See "Risk Factors--Risks Relating to the Underlying Mortgage Loans
     - The Absence of the Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates" in the
     prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -37-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -38-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -39-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Buildings                                                                     16
Location (City/State)                                               Brooklyn, NY
Property Type                                                         Industrial
NRSF (sf)                                                              5,985,990
Percentage Occupancy as of June 1, 2007                                    87.2%
Year Built                                                               Various
Appraisal Value                                                     $570,000,000
Underwritten Occupancy                                                     92.0%
Underwritten Revenues                                                $59,873,814
Underwritten Total Expenses                                          $21,983,072
Underwritten Net Operating Income (NOI)                              $37,890,742
Underwritten In Place Cash Flow (IPCF)(1)                            $22,568,512
Underwritten Net Cash Flow (NCF)(2)                                  $34,135,810

                           MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $250,000,000
Cut-off Date Principal Balance PSF/Unit(3)                                $50.12
Percentage of Initial Mortgage Pool Balance                                 9.3%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.280%
Original Term to Maturity (Months)                                           119
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio(3)                                                  52.6%
LTV Ratio at Maturity(3)(4)                                                39.0%
Underwritten DSCR on NOI(3)                                                1.98x
Underwritten DSCR on IPCF(1)(3)                                            1.18x
Underwritten DSCR on NCF(2)(3)                                             1.78x

----------
(1)  IPCF is the Underwritten NCF, adjusted for in place leases and expenses and contractual rent steps through April 2008, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)  NCF is the Underwritten NCF, assuming (i) the conversion of approximately
     2.5 million sf to loft/showroom space and approximately 0.7 million sf to office space, and giving credit to rental growth to market levels for all space in 18 months discounted to the origination date at 10%. We cannot assure you that the property will ever attain or exceed the stated NCF.

(3)  Calculated based on the entire $300,000,000 Bush Terminal Loan Group.

(4)  Based on the stabilized appraised value of $770,000,000, which the appraiser estimated that the property would achieve by August 1, 2011.

o    THE LOAN. The mortgage loan (the "BUSH TERMINAL LOAN") is evidenced by a note in the original principal amount of $250,000,000 and is secured by a first mortgage encumbering the fee interest in the property commonly known as Bush Terminal, which is located on various blocks between 32nd and 41st
     Streets and 1st through 3rd Avenues in Brooklyn, New York (the "BUSH
     TERMINAL PROPERTY"). The Bush Terminal Loan was originated on September 20,
     2007 by Goldman Sachs Commercial Mortgage Capital, L.P. and was
     subsequently purchased by Goldman Sachs Mortgage Company. The Bush Terminal
     Loan represents approximately 9.3% of the initial mortgage pool balance and approximately 10.3% of the initial sub-pool 1 balance, had an original principal balance of $250,000,000, has a principal balance as of the cut-off date of $250,000,000 and has an interest rate of 6.280%. The proceeds from the Bush Terminal Loan Group were used to refinance the Bush
     Terminal Property.

     The Bush Terminal Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $300,000,000. The companion loan to the Bush Terminal Loan is evidenced by a separate pari passu note, with an interest rate of 6.280% per annum and a principal balance as of the cut-off date of $50,000,000 (the "BUSH TERMINAL COMPANION LOAN"). The Bush Terminal
     Companion Loan is not an asset of the trust. The Bush Terminal Loan and the
     Bush Terminal Companion Loan (together, the "BUSH TERMINAL LOAN GROUP") are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool-Split Loan Structure,"
     and will be serviced pursuant to the terms of the 2007-GG11 pooling and servicing agreement.

     The Bush Terminal Loan had an initial term of 119 months and has a remaining term of 119 months. The Bush Terminal Loan requires payments of interest only for the duration of the loan term. The scheduled maturity date is the payment date in September 2017. Voluntary prepayment of the
     Bush Terminal Loan is prohibited prior to the payment date in May 2017.
     Defeasance with direct, non-callable obligations of the United States of
     America is permitted at any time after the earlier to occur of the second anniversary of the securitization of each loan in the Bush Terminal Loan
     Group and September 20, 2010.

o    THE PROPERTY. The Bush Terminal Property consists of 16 multi-story office, loft and industrial buildings containing a total of 6,152,896 sf of gross building area (5,985,990 sf of net rentable area). The buildings were constructed at various times starting in 1904 on approximately 35 acres of land. The Bush Terminal Property is

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -40-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

     approximately 87.2% occupied. Tenants at the Bush Terminal Property include
     NYC DCAS HRA (2.9% of NRSF), Virginia Dare Extract Co. Inc. (2.6%) and NYC
     Department of Finance (2.5%).

     The following table presents certain information relating to the Bush
     Terminal Property:

BUILDING #                            BUILDING TYPE          YEARS BUILT  # OF STORIES  TOTAL NRSF  OCCUPANCY
-------------------------------------------------------------------------------------------------------------

Building 1                 Industrial / Warehouse w/ Office   1904-1906        6          316,477      81.5%
Building 2                 Industrial / Warehouse w/ Office   1910-1917        6          335,694      94.3%
Building 3                 Industrial / Warehouse w/ Office   1910-1917        6          335,504      95.5%
Building 4                 Industrial / Warehouse w/ Office   1910-1917        6          398,121      93.1%
Building 5                 Industrial / Warehouse w/ Office   1910-1917        6          288,273     100.0%
Building 6                 Industrial / Warehouse w/ Office   1910-1917        6          439,591      93.5%
Building 7                 Industrial / Warehouse w/ Office   1910-1917        6          335,767      96.1%
Building 8                 Industrial / Warehouse w/ Office   1910-1917        6          463,644      95.6%
Building 9                 Industrial / Warehouse w/ Office   1910-1917        6          259,629      55.9%
Building 10                Industrial / Warehouse w/ Office   1910-1917       12          354,494      59.7%
Building 19                Industrial / Warehouse w/ Office   1910-1930        8          686,056      92.6%
Building 20                Industrial / Warehouse w/ Office   1910-1930        8          663,884      92.3%
Building 22                Industrial / Warehouse w/ Office   1910-1930        8          221,900     100.0%
Building 23                Industrial / Warehouse w/ Office   1910-1930        8          178,575      90.6%
Building 24                Industrial / Warehouse w/ Office   1910-1930        8          310,001      32.3%
Building 26                Industrial / Warehouse w/ Office   1910-1930        8          398,380     100.0%
                                                                                        ---------      ----
TOTAL / AVERAGE PORTFOLIO                                                               5,985,990      87.2%
                                                                                        =========      ====

     The following table presents certain information relating to the major tenants at the Bush Terminal Property:

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                      % OF TOTAL     ANNUALIZED
                                                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                   TENANT     % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
         TENANT NAME                NRSF      NRSF      BASE RENT      BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------   ---------   ------   ------------   ------------   ------------   ----------

Virginia Dare Extract Co. Inc.     158,572     2.6%    $ 2,036,275        5.9%         $12.84       2/28/2010
Health Plus                        108,752     1.8%      1,729,409        5.0%          15.90      10/31/2014
GSA                                 34,624     0.6%      1,012,406        2.9%          29.24       2/28/2012
NYC DCAS HRA                       176,000     2.9%        880,000        2.5%           5.00       7/31/2012
NYC Department of Finance          151,106     2.5%        775,506        2.2%           5.13             (2)
W & M Headwear Co.                 124,668     2.1%        740,528        2.1%           5.94       1/31/2011
Access Colo. Inc.                   27,433     0.5%        621,357        1.8%          22.65       4/30/2016
NYC Dept of Archives               129,406     2.2%        605,187        1.7%           4.68       1/31/2008
American Leather Specialties       142,836     2.4%        542,833        1.6%           3.80       1/31/2010
NYS Supt. of Ins Liquidators       111,821     1.9%        479,712        1.4%           4.29       8/31/2008
                                 ---------   -----     -----------      -----           -----
TOTAL LARGEST TENANTS            1,165,218    19.5%    $ 9,423,213       27.2%          $8.09
Remaining Tenants                4,052,683    67.7%     25,248,141       72.8%           6.23
Vacant                             768,089    12.8%              0        0.0%           0.00
                                 ---------   -----     -----------      -----           -----
TOTAL ALL TENANTS                5,985,990   100.0%    $34,671,354      100.0%          $5.79
                                 =========   =====     ===========      =====           =====

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  NYC Department of Finance has two leases with one lease expiring on
     11/30/2008 (128,910 sf), and the other expiring on 9/30/2015 (22,196 sf).

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -41-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the Bush Terminal Property:

                          LEASE EXPIRATION SCHEDULE (1)

                                                                             % OF TOTAL       ANNUALIZED
                                                              ANNUALIZED     ANNUALIZED      UNDERWRITTEN
                     EXPIRING   % OF TOTAL     CUMULATIVE    UNDERWRITTEN   UNDERWRITTEN   BASE RENT ($ PER
YEAR                   NRSF        NRSF      OF TOTAL NRSF    BASE RENT       BASE RENT          NRSF)
-----------------   ---------   ----------   -------------   ------------   ------------   ----------------

2007                1,013,748      16.9%         16.9%        $ 4,890,485       14.1%          $ 4.82
2008                  997,895      16.7%         33.6%          5,553,152       16.0%            5.56
2009                  797,116      13.3%         46.9%          4,658,092       13.4%            5.84
2010                1,018,085      17.0%         63.9%          7,403,462       21.4%            7.27
2011                  388,536       6.5%         70.4%          2,760,573        8.0%            7.11
2012                  439,592       7.3%         77.8%          4,008,687       11.6%            9.12
2013                  209,861       3.5%         81.3%          1,248,831        3.6%            5.95
2014                  108,752       1.8%         83.1%          1,729,409        5.0%           15.90
2015                  134,409       2.2%         85.3%            552,122        1.6%            4.11
2016                   81,625       1.4%         86.7%          1,368,583        3.9%           16.77
2017 & Thereafter      28,282       0.5%         87.2%            497,958        1.4%           17.61
Vacant                768,089      12.8%        100.0%                  0        0.0%            0.00
TOTAL               5,985,990     100.0%        100.0%        $34,671,354      100.0%          $ 5.79

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrowers under the Bush Terminal Loan are 1-10 Industry
     Associates LLC and 19-20 Industry City Associates, LLC, each a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bush Terminal Loan. The borrowers under the Bush Terminal Loan are indirectly majority owned by Rubin Schron and Abraham Fruchthandler, who are jointly and severally the guarantor ("BUSH TERMINAL GUARANTOR") of the non-recourse carve-outs under the Bush Terminal Loan.

o    ESCROWS. At origination, the borrower deposited $1,130,297 into a reserve account for taxes and $25,000,000 into a reserve account for the purpose of funding capital improvement projects at the Bush Terminal Property. In addition, the Bush Terminal Guarantor delivered (i) a $7,500,000 guaranty of the Bush Terminal Loan, which will terminate upon the debt service coverage ratio for the Bush Terminal Property, calculated assuming a
     30-year amortization schedule, equaling or exceeding 1.15x; and (ii) a
     $11,785,990 guaranty in respect of deferred maintenance and environmental conditions at the Bush Terminal Property. The loan documents provide for monthly escrows of real estate taxes and insurance (excluding premiums for blanket policies paid in full).

o    LOCKBOX AND CASH MANAGEMENT. The Bush Terminal Loan requires a hard lockbox, which is already in place. The loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt and that the borrower instruct all tenants to send rents directly to the lockbox account. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender.
     Provided no event of default is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents, debt service on any permitted mezzanine loan (see "Subordinate Indebtedness" below) and all other amounts then due to the lender will be remitted to an account specified by the borrower.
     During the continuance of an event of default under the Bush Terminal Loan, the lender may apply any funds in the cash management account to the obligations of the borrower under the Bush Terminal Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The Bush Terminal Property is currently managed by
     Industry City Management LLC, an affiliate of the borrower, pursuant to a management agreement. The property manager of the Bush Terminal Property is currently entitled to a base management fee in an amount equal to 3% of gross revenues

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -42-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

     from the Bush Terminal Property. In addition, under the loan documents, the
     Bush Terminal Property may be managed by a manager other than the current manager, provided that each rating agency has confirmed in writing that the replacement of the manager will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
     2007-GG11 certificates. The lender may require the borrowers to replace the property manager if an event of default under the Bush Terminal Loan has occurred, an event of default under a permitted mezzanine loan has occurred, the property manager becomes insolvent or upon a material default by the property manager under the property management agreement.

o    RELEASE OF COLLATERAL. At anytime after the earlier to occur of the second anniversary of the securitization of each loan in the Bush Terminal Loan
     Group and September 20, 2010, and provided no event of default is then continuing under the Bush Terminal Loan, the borrower may obtain the release of portions of the Bush Terminal Property in connection with a partial defeasance of the Bush Terminal Loan, subject to the requirements set forth in the loan agreement, including the following: (i) defeasance of the Bush Terminal Loan by an amount equal to the greater of (x) 135% of the allocated loan amount of the portion of the Bush Terminal Property so released, as determined by the lender based on updated appraisals of the
     Bush Terminal Property and (y) 90% of the net proceeds of the sale of such portion of the Bush Terminal Property to an unaffiliated third party in an arm's length transaction, (ii) the debt service coverage ratio for the Bush
     Terminal Loan, after giving effect to such release, must be at least the greater of 1.20x and the debt service coverage ratio for the Bush Terminal
     Loan immediately prior to such release; (iii) the loan-to-value ratio of the Bush Terminal Loan does not exceed the loan-to-value ratio of the Bush
     Terminal Loan as of origination; (iv) the released parcel is a separate tax parcel and is not necessary for the Bush Terminal Property to comply with any zoning, building, land use, parking or other legal requirement; and (v)
     each rating agency has confirmed in writing that such release will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG11 certificates.

o    PROPERTY TAX CREDITS. The Bush Terminal Property and/or the borrower under the Bush Terminal Loan are entitled to certain tax credits and/or abatements under the Empire Zones Program and the Industrial and Commercial
     Incentive Program. The Bush Terminal Guarantor delivered to lender a guaranty in the maximum amount of $17,503,572 to cover damages suffered by the lender in the event that it is unable to realize the same benefits as the borrower from the Empire Zones Program upon lender's acquiring title to the Bush Terminal Property. The benefits under the Empire Zone Program and the Industrial and Commercial Incentive Program reduce and terminate over the life of the Bush Terminal Loan, and the obligations of the Bush
     Terminal Guarantor under the guaranty of such benefits reduces accordingly.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit a direct or indirect equity owner of the borrower to incur mezzanine debt secured by a pledge of the direct or indirect equity interests in the borrower
     ("PERMITTED MEZZANINE DEBT"), provided that, among other things: (i) the aggregate amount of such debt does not exceed $50,000,000; (ii) the appraised value of the Bush Terminal Property at the time of incurrence of such debt is equal to or greater than its appraised value as of the origination date of the Bush Terminal Loan, (iii) after giving effect to such debt, the debt service coverage ratio for the Bush Terminal Loan, calculated assuming a 30-year amortization schedule, is at least 1.20x;
     (iv) the lender has received an acceptable subordination and intercreditor agreement; (v) such debt is coterminous with the Bush Terminal Loan or freely pre-payable without premium or penalty after any applicable lockout or spread maintenance (provided that any such lockout or spread maintenance period expires prior to the maturity date of the Bush Terminal Loan); (vi)
     each rating agency has confirmed in writing that such debt will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG11 certificates; and (vii) if such debt bears a floating rate of interest, the borrower under such debt maintains an interest rate cap agreement in a notional amount that is not less than the outstanding principal balance of such debt.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -43-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

o    TERRORISM INSURANCE. The loan documents require that the borrower maintain terrorism coverage in an amount equal to the full replacement cost of the individual buildings comprising the Bush Terminal Property, so long as the
     Terrorism Risk Insurance Act of 2002 ("TRIA") or a similar statute is in effect. In addition, the borrower is required to maintain business interruption insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. If at any time TRIA or a similar statute is not in effect and terrorism coverage is commercially available, the borrower is required to maintain such coverage, but is not required to pay a premium of more than two times the premium for the then-current property and business loss insurance premium payable with respect to the Bush Terminal Property.
     The borrower is permitted to maintain such terrorism coverage through a blanket policy. See "Risk Factors--Risk Relating to the underlying Mortgage
     Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates" in the
     prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -44-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -45-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -46-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                    Los Angeles, California
Property Type                                                             Office
Size (sf)                                                                139,345
Percentage Leased as of July 1, 2007                                       99.6%
Year Built / Renovated                                               1963 / 2000
Appraisal Value (as-is)                                             $106,000,000
Underwritten Occupancy                                                     95.0%
Underwritten Revenues                                                 $7,721,243
Underwritten Total Expenses                                           $2,156,723
Underwritten Net Operating Income (NOI)                               $5,564,520
Underwritten Net Cash Flow (NCF)                                      $5,397,306

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                       $80,000,000
Cut-off Date Principal Balance PSF/Unit                                  $574.11
Percentage of Initial Mortgage Pool Balance                                 3.0%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.099%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                        IO 84; 360 thereafter
Cut-off Date LTV Ratio(1)                                                  61.3%
LTV Ratio at Maturity                                                      72.8%
Underwritten DSCR on NOI(2)                                                1.18x
Underwritten DSCR on NCF(2)                                                1.14x

----------
(1)  Calculations exclude the $15,000,000 economic holdback reserve. The LTV based on $72,500,000 and $80,000,000 released amounts are 68.4% and 75.5%, respectively.

(2)  Calculations exclude the $15,000,000 economic holdback reserve. The current
     UW DSCR based on $72,500,000 and $80,000,000 released amounts are 1.02x and
     0.93x, respectively (based on the corresponding amortizing payments scheduled to commence in December 2014). The release requirements for the economic holdback reserve are listed below.

o    THE LOAN. The mortgage loan (the "9000 SUNSET BOULEVARD LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office complex located at 9000 Sunset Boulevard in Los Angeles, California
     (the "9000 SUNSET BOULEVARD PROPERTY"). The 9000 Sunset Boulevard Loan
     represents approximately 3.0% of the initial mortgage pool balance and 3.3%
     of the initial sub-pool 1 balance. The 9000 Sunset Boulevard Loan was originated on October 19, 2007, had an original principal balance and a principal balance as of the cut-off date of $80,000,000, and has an interest rate of 6.099% per annum. The DSCR and LTV on the 9000 Sunset
     Boulevard Loan are 1.14x and 61.3%, respectively. The proceeds of the 9000
     Sunset Boulevard were used to refinance existing debt.

     The 9000 Sunset Boulevard Loan had an initial term of 120 months and has a remaining term of 120 months. The 9000 Sunset Boulevard Loan is interest-only for the first 84 months and amortizes thereafter on a
     360-month schedule, with required monthly payments of $484,744.16. The scheduled maturity date is November 6, 2017. Voluntary prepayment of the
     9000 Sunset Boulevard Loan is prohibited prior to the payment date of
     August 6, 2017 and permitted thereafter without penalty. Defeasance with
     United States government securities is permitted from November 6, 2009.

o    THE PROPERTY. The 9000 Sunset Boulevard Property is a 139,345 sf 14-story multi-tenant office complex located at 9000 West Sunset Boulevard in West
     Hollywood, Los Angeles, California. The 9000 Sunset Boulevard Property was
     built in 1963 and renovated in 2000. The 9000 Sunset Boulevard Property is located 0.1 miles east of Beverly Hills on the Sunset Strip at the southwest corner of Sunset Boulevard and Hammond Street.

     As of July 1, 2007, the 9000 Sunset Boulevard Property was 99.6% leased.
     The 9000 Sunset Boulevard Property has maintained occupancy levels of greater than 90% since its acquisition in 2000. The largest tenants include, Gerard Guez (7.2% of NRA), which leases 9,990 sf, New Line
     Productions (7.0% of NRA), which leases 9,748 sf, Coldwell Banker (7.0% of
     NRA), which leases 9,767 sf, and Windermere Properties (6.6% of NRA), which leases 9,223 sf.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -47-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the 9000 Sunset Boulevard Property:

                         CREDIT
                         RATING                         ANNUALIZED    % OF TOTAL    ANNUALIZED
                         (FITCH/                       UNDERWRITTEN   ANNUALIZED   UNDERWRITTEN
                        MOODY'S/    TENANT              BASE RENT    UNDERWRITTEN   BASE RENT
    TENANT NAME          S&P)(1)     NRSF   % OF NRSF      ($)         BASE RENT    ($ PER SF)      LEASE EXPIRATION
--------------------   ----------  -------  ---------  ------------  -----------   ------------  -----------------------

Gerard Guez             NR/NR/NR     9,990      7.2%    $  448,544        8.2%        $44.90            4/30/2011
New Line Productions   NR/NR/BBB+    9,748      7.0%       402,824        7.4%         41.32            3/14/2010
Coldwell Banker         NR/NR/B+     9,767      7.0%       380,551        7.0%         38.96     5/31/2008 and 7/31/2011
Films Finances Inc      NR/NR/NR     7,429      5.3%       374,422        6.8%         50.40            9/30/2014
Windermere Properties   NR/NR/NR     9,223      6.6%       323,245        5.9%         35.05            5/31/2013
                                   -------    -----     ----------      -----         ------
TOTAL LARGEST TENANTS               46,157     33.1%     1,929,586       35.3%         41.80
Remaining Tenants                   92,613     66.5%     3,542,391       64.7%         38.25
Vacant Space                           575      0.4%
                                   -------    -----     ----------      -----         ------
TOTAL ALL TENANTS                  139,345    100.0%    $5,471,977      100.0%        $39.43
                                   =======    =====     ==========      =====         ======

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover schedule at the 9000 Sunset Boulevard Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                     % OF TOTAL    ANNUALIZED
                                         CUMULATIVE   ANNUALIZED     ANNUALIZED   UNDERWRITTEN
   YEAR ENDING     EXPIRING     % OF      OF TOTAL   UNDERWRITTEN   UNDERWRITTEN    BASE RENT
   DECEMBER 31,      NRSF    TOTAL NRSF     NRSF     BASE RENT ($)    BASE RENT    ($ PER SF)
-----------------  --------  ----------  ----------  -------------  ------------  ------------

2007                  7,733      5.5%        5.5%      $  269,923        4.9%        $34.91
2008                 22,910     16.4%       22.0%         850,876       15.5%         37.14
2009                 30,202     21.7%       43.7%       1,092,474       20.0%         36.17
2010                 21,922     15.7%       59.4%         869,257       15.9%         39.65
2011                 21,698     15.6%       75.0%         925,055       16.9%         42.63
2012                  9,988      7.2%       82.1%         430,213        7.9%         43.07
2013                 11,304      8.1%       90.2%         401,694        7.3%         35.54
2014                  8,294      6.0%       96.2%         404,202        7.4%         48.73
2015                  4,719      3.4%       99.6%         228,282        4.2%         48.37
2016                      0      0.0%       99.6%               0        0.0%          0.00
2017 & Thereafter         0      0.0%       99.6%               0        0.0%          0.00
Vacant                  575      0.4%      100.0%                        0.0%          0.00
                    -------    -----       -----       ----------      -----         ------
TOTAL               139,345    100.0%      100.0%      $5,471,977      100.0%        $39.43
                    =======    =====       =====       ==========      =====         ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is Mani Brothers Nine Thousand (DE), LLC (the
     "9000 SUNSET BOULEVARD BORROWER"), a single asset, single-member, special purpose, bankruptcy remote Delaware limited liability company with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 9000
     Sunset Boulevard Loan. Daniel and Simon Mani (the "9000 SUNSET BOULEVARD
     SPONSORS") each indirectly own 50% of the 9000 Sunset Boulevard Borrower.
     The 9000 Sunset Boulevard Loan has the standard non-recourse carveout obligations and joint and several guaranties of those obligations have been provided by the 9000 Sunset Boulevard Sponsors.

     The 9000 Sunset Boulevard Sponsors operate as Mani Brothers Real Estate
     Group, which owns, renovates, manages and leases commercial properties in the greater Los Angeles area, specifically West Los Angeles, Downtown,
     Santa Monica, and the South Bay. The 9000 Sunset Boulevard Sponsor's
     portfolio consists of approximately 1,150,000 sf of Class-A Southern
     California office buildings, approximately 222,250 sf of industrial space and 15,300 sf of retail space. The Sunset Boulevard sponsors generated much of their personal wealth when they sold their bagel bakery business to Sara
     Lee in 1992, and used the proceeds of such sale to segue into their real estate ventures.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -48-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

o    ESCROWS AND RESERVES. The 9000 Sunset Boulevard Loan provides for upfront and ongoing reserves as follows:

     Tax and Insurance Reserve: The 9000 Sunset Boulevard Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

     Capital Expense Reserve: The 9000 Sunset Boulevard Borrower is required to deposit $1,742 per month ($20,902 per year) into a capital expense reserve account. Funds in this reserve account will be used for approved capital expenses at the 9000 Sunset Boulevard Property.

     Rollover Reserve: During any period in which less than 90% of the rentable square footage of the 9000 Sunset Boulevard Property is leased, the 9000
     Sunset Boulevard Borrower is required to deposit $11,612 per month
     ($139,345 per year) into a rollover reserve account to fund approved tenant improvement and leasing commission costs at the 9000 Sunset Boulevard
     Property; provided that no deposits will be required to the extent that the balance of such rollover reserve account is equal to or greater than
     $300,000.

     Economic Holdback Reserve: The 9000 Sunset Boulevard Borrower deposited
     $15,000,000 into an economic holdback reserve account which will be released to the 9000 Sunset Boulevard Borrower subject to the following sizing and structure tests:

          o    On or after January 1, 2008, the first $7,500,000 will be
               released upon achieving a minimum Net Cash Flow (as defined in the loan documents) of $5,500,000. The DSCR at that time will be
               1.22x on an interest-only basis assuming payments only on the
               $72,500,000 released to the 9000 Sunset Boulevard Borrower.

          o    The remaining $7,500,000 will be released upon the DSCR exceeding
               1.15x on the fully funded amount and assuming a 30-year
               amortization term.

          o    Releases may occur until the November 6, 2012. Any earnout release after May 22, 2010 must also be accompanied by an updated appraisal which shows an LTV of not more than 77% on the released loan amount. Any funds remaining in the earnout reserve after
               November 6, 2012 will be held as cash collateral for the
               remainder of the loan term.

o    LOCKBOX AND CASH MANAGEMENT. The 9000 Sunset Boulevard Loan provides for a soft lockbox which is already in place. The loan documents provide that rents are collected by the 9000 Sunset Boulevard Borrower or the property manager and must be deposited within one business day of receipt into this lender-controlled lockbox account. During a Cash Management Period (defined below), the lockbox will become a hard lockbox. Unless a Cash Management
     Period (defined below) is continuing, all funds in the lockbox account are to be swept into the borrower's account. During the continuance of a Cash
     Management Period, all such funds in the lockbox account will be swept into a deposit account controlled by the lender for payment of debt service, all required escrow and reserve payments, lender-approved operating expenses at the 9000 Sunset Boulevard Property and, if a mezzanine loan permitted under the loan documents is outstanding, the payment of the monthly required debt service under such mezzanine loan. So long as no event of default is continuing, all amounts remaining after payment of such amounts will be deposited into a cash collateral account. A "CASH MANAGEMENT PERIOD" will be continuing (i) during the continuance of an event of default or (ii) if as of any calendar quarter the debt service coverage ratio is less than
     1.05x.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -49-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

o    PROPERTY MANAGEMENT. Mani Brothers LLC, an affiliate of the 9000 Sunset
     Boulevard Borrower, is the property manager for the 9000 Sunset Boulevard
     Property. The lender may replace the property manager (i) if an event of default under the loan agreement is continuing, (ii) if the manager is in material default under the management agreement, (iii) if as of any calendar quarter the debt service coverage ratio is less than 1.05x or (iv)
     upon the gross negligence, malfeasance or willful misconduct of the manager. The annual management fee is 3.0% of gross revenues from the 9000
     Sunset Boulevard Property, payable in monthly installments.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Although there is no mezzanine loan or subordinate indebtedness in place, the 9000 Sunset Boulevard Loan permits a future mezzanine loan subject to satisfaction of certain conditions set forth in the loan documents, including but not limited to,
     (i) such mezzanine loan is from an approved mezzanine lender, (ii) the combined loan to then "as-is" appraised value of the 9000 Sunset Boulevard
     Property is less than 77%, (iii) the combined DSCR on the 9000 Sunset
     Boulevard Loan and the proposed mezzanine loan is no less than 1.05x, (iv)
     the proposed mezzanine loan has a term expiring on or after the stated
     maturity date of the 9000 Sunset Boulevard Loan, (v) the mezzanine lender enters into an intercreditor agreement with the lender which is reasonably acceptable to the rating agencies, (vi) the proposed mezzanine loan is secured only by collateral that is not collateral of the 9000 Sunset
     Boulevard Loan, (vii) the proposed mezzanine loan creates no obligations
     (other than consent and/or approval obligations and other de minimis obligations) or liabilities on the part of the borrower and results in no liens on the 9000 Sunset Boulevard Property, (viii) if the proposed mezzanine loan bears interest at a floating rate, such proposed mezzanine loan documents will require an interest rate cap to be maintained during the term of such proposed mezzanine loan at a fixed strike price, (ix) 9000
     Sunset Borrower will deposit with lender an amount equal to one month's real estate taxes and insurance premiums and one month's debt service to be held in a reserve account for so long as such proposed mezzanine loan is outstanding, (x) the proposed mezzanine loan is otherwise evidenced by loan documents reasonably approved by the lender and (xi) the proposed mezzanine loan will not result in the downgrade, qualification or withdrawal of the ratings of the certificates.

o    TERRORISM INSURANCE. The 9000 Sunset Boulevard Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrowers to maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the 9000 Sunset
     Boulevard Property, provided that such coverage is available. In the event terrorism insurance is not included as port of the "all risk" property policy, the borrower will be required to purchase terrorism insurance at a cost up to an amount which is equal to 150% of the aggregate amount of insurance premiums paid for property insurance coverage for the last policy year in which coverage for terrorism was included as part of the "all risk"
     property policy, adjusted annually by a percentage equal to the increase in the "consumer price index" (the "TERRORISM PREMIUM CAP"). If the insurance premiums for such policy exceed the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism insurance policy, and require that the borrowers pay the portion of the premiums equal to the
     Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium
     Cap. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The
     Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties
     May Adversely Affect Payments on Your Certificates" in the prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -50-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -51-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -52-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           38
Location (City/State)                                                    Various
Property Type                                                  Industrial/Office
Size (sf)                                                              9,042,097
Percentage Leased as of August 1, 2007                                      100%
Year Built                                                               Various
Appraisal Value                                                     $629,855,000
Underwritten Occupancy                                                     97.0%
Underwritten Revenues                                                $52,536,306
Underwritten Total Expenses                                           $1,576,089
Underwritten Net Operating Income (NOI)                              $50,960,217
Underwritten Net Cash Flow (NCF)                                     $49,030,304

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GSMC
Cut-off Date Principal Balance                                       $67,709,413
Cut-off Date Principal Balance PSF(1)                                     $52.24
Percentage of Initial Mortgage Pool Balance                                 2.5%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.383%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio(1)                                                  75.0%
LTV Ratio at Maturity(1)                                                   75.0%
Underwritten DSCR on NOI(1)                                                1.66x
Underwritten DSCR on NCF(1)                                                1.60x

----------
(1)  Calculated based on the entire $472,391,250 USFS Industrial Distribution
     Portfolio Whole Loan.

o    THE LOAN. The mortgage loan (the "USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
     LOAN") is a pari passu portion of a whole mortgage loan (the "USFS
     INDUSTRIAL DISTRIBUTION PORTFOLIO WHOLE LOAN") evidenced by six notes in the aggregate original principal amount of $472,391,250 and is secured by a first mortgage encumbering 37 industrial warehouse/distribution properties and one office property located in 25 states (the "USFS INDUSTRIAL
     DISTRIBUTION PORTFOLIO PROPERTIES"). The USFS Industrial Distribution
     Portfolio Whole Loan was jointly originated by Goldman Sachs Mortgage
     Company, German American Capital Corporation, Citigroup Global Markets
     Realty Corp., Morgan Stanley Mortgage Capital Holdings LLC and JPMorgan
     Chase Bank, N.A. The USFS Industrial Distribution Portfolio Loan represents approximately 2.5% of the initial mortgage pool balance and approximately
     2.8% of the initial sub-pool 1 balance, had an original principal balance and has an outstanding principal balance as of the cut-off date of
     $67,709,413, and an interest rate of 6.383%. The proceeds of the USFS
     Industrial Distribution Portfolio Whole Loan were used to acquire the USFS
     Industrial Distribution Portfolio Properties.

     The five pari passu companion loans to the USFS Industrial Distribution
     Portfolio Loan are each evidenced by a separate pari passu note with a principal balance as of the cut-off date as follows: (i) an $89,754,335 note currently included in the COMM 2007-C9 Mortgage Trust Commercial
     Mortgage Pass-Through Certificates securitization ("COMM 2007-C9"), (ii) an
     $89,754,338 note currently owned by Citigroup Global Markets Realty Corp.,
     (iii) an $89,754,338 note currently owned by Morgan Stanley Mortgage
     Capital Holdings LLC, (iv) a $67,709,413 note currently included in the
     J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20
     securitization and (v) a $67,709,413 note currently owned by German
     American Capital Corporation (collectively, the "USFS INDUSTRIAL
     DISTRIBUTION PORTFOLIO COMPANION LOANS"). The USFS Industrial Distribution
     Portfolio Companion Loans will not be assets of the trust. The USFS
     Industrial Distribution Portfolio Loan and the USFS Industrial Distribution
     Portfolio Companion Loans are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage
     Pool--Split Loan Structure" and will be serviced pursuant to the terms of a pooling and servicing agreement entered into in connection with the COMM
     2007-C9 securitization.

     The USFS Industrial Distribution Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months. The USFS Industrial
     Distribution Portfolio Loan requires payments of interest only during its entire term. The scheduled maturity date is the payment date in August
     2017. Voluntary prepayment of the USFS Industrial Distribution Portfolio
     Loan is prohibited prior to the earlier of (i) the securitization closing date on which the USFS Industrial Distribution Portfolio Whole Loan has
     been securitized and (ii) the payment date in August 2008. Defeasance with
     United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -53-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

     the securitization closing date on which the USFS Industrial Distribution
     Portfolio Whole Loan has been securitized, until January 31, 2017.

o    THE PROPERTIES. The USFS Industrial Distribution Portfolio Properties
     consist of 37 warehouse distribution centers and one office building comprising approximately 9.0 million sf located in 25 states throughout the continental United States. The USFS Industrial Distribution Portfolio
     Properties were built between 1950 and 2001 and are used to service approximately 250,000 customers ranging from independent food service establishments to multi-national companies. The USFS Industrial
     Distribution Portfolio Properties are 100% leased to U.S. Foodservice, Inc.
     ("U.S. FOODSERVICE"), an affiliate of the borrower and the second largest food distributor in the United States, under a 20-year absolute triple net unitary master lease at an initial in-place rental rate of $5.82 psf. The
     USFS Industrial Distribution Portfolio Properties accounted for approximately 60% of U.S. Foodservice's 2006 Four Wall EBITDAR.

     Approximately 62% of the nrsf of each of the USFS Industrial Distribution
     Portfolio Properties is utilized for dry storage (includes office and dock space), approximately 17% of the nrsf is utilized for warehouse cooler storage and approximately 21% of nrsf is utilized for warehouse freezer storage. The USFS Industrial Distribution Portfolio Properties offer ceiling heights ranging from 14 feet to 40 feet, with an average of 30 feet, and have 2 to 67 dock doors with an average of 32 dock doors per property.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -54-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

     The following tables present certain information relating to the USFS
     Industrial Distribution Portfolio Properties:

                                                       ALLOCATED LOAN    APPRAISED        YEAR
         PROPERTY NAME                CITY/STATE           AMOUNT         VALUE(1)   BUILT/RENOVATED   NRSF(1)   OCCUPANCY
-------------------------------  --------------------  --------------  ------------  ---------------  ---------  ---------

15155 Northam Street             La Mirada, CA          $ 45,375,000   $ 60,500,000  1995/2000, 2005    436,739    100.0%
120 Longs Pond Road              Lexington, SC            27,750,000     37,000,000  1988/1992, 2004    504,627    100.0
7004 E. Hanna Avenue             Tampa, FL                23,700,000     31,600,000     1989/2006       336,634    100.0
1685 W. Cheyenne Avenue          North Las Vegas, NV      23,250,000     31,000,000       1997          307,790    100.0
7801 Statesville Road            Charlotte, NC            22,672,500     30,230,000     1992/1997       427,894    100.0
300 Lawrence Dr.                 Livermore, CA            21,525,000     28,700,000     1992/2002       330,250    100.0
4550 W. Buckeye Road             Phoenix, AZ              20,865,000     27,820,000     1989/1998       313,900    100.0
8024 Telegraph Road              Severn, MD               19,800,000     26,400,000     1989/1998       346,271    100.0
10211 North IH 35                Oklahoma City, OK        19,575,000     26,100,000     1999/2007       321,769    100.0
7598 NW 6th Avenue               Boca Raton, FL           18,750,000     25,000,000       1993          172,200    100.0
11994 Livingston Road            Manassas, VA             17,925,000     23,900,000   1985/various      287,080    100.0
1500 NC Hwy 39                   Zebulon, NC              16,762,500     22,350,000     1996/2007       394,065    100.0
28001 Napier Road                Wixom, MI                13,500,000     18,000,000       1999          286,800    100.0
11955 E. Peakview Ave.           Centennial, CO           12,825,000     17,100,000     1987/1998       381,032    100.0
12301 Cumberland Road            Fishers, IN              12,375,000     16,500,000       1998          229,062    100.0
1899 N U.S. Hwy 1                Ormond Beach, FL         11,625,000     15,500,000     1986-1998       202,143    100.0
222 Otrobando Ave. P.O. Box 103  Yantic (Norwich), CT     11,250,000     15,000,000  1950, 1995/1999    240,609    100.0
9605 54th Avenue North           Plymouth, MN             11,250,000     15,000,000       1986          219,530    100.0
W137 N9245 Highway 45            Menomonee Falls, WI      10,650,000     14,200,000     1982/1988       172,826    100.0
950 South Shiloh Road            Garland, TX              10,125,000     13,500,000     1989/2007       357,370    100.0
& 1992 Forest Lane
111 Alliant Drive                Houston, TX               9,900,000     13,200,000       2001          167,939    100.0
755 Pierce Road                  Clifton Park, NY          8,850,000     11,800,000     1986/1996       150,000    100.0
40 Fort Lewis Boulevard          Salem, VA                 8,850,000     11,800,000     1972/2002       356,178    100.0
8000 Bavaria Road                Twinsburg, OH             8,287,500     11,050,000     1991/2005       167,575    100.0
10410 S. 50th Place              Phoenix, AZ               7,620,000     10,160,000       1985           62,388    100.0
1 Quality Lane                   Streator, IL              7,275,000      9,700,000     1978/1995       155,100    100.0
2850 Selma Highway               Montgomery, AL            6,892,500      9,190,000     1965/1999       304,112    100.0
5445 Spellmire Drive             Cincinnati, OH            5,947,500      7,930,000       1988          203,958    100.0
1350/1400 N. 10th Street         Paducah, KY               5,568,750      7,425,000     1976/1998       155,994    100.0
1044/1045 Garden Street          Greensburg, PA            5,445,000      7,260,000     1956/2006       323,900    100.0
4601 32nd Ave S                  Grand Forks, ND           5,306,250      7,075,000     1994/2004       119,220    100.0
5353 Nathan Lane North           Plymouth, MN              4,181,250      5,575,000     1990/2007        79,855    100.0
125 Gardenville Parkway West     Cheektowaga, NY           3,975,000      5,300,000  1969-1998/2007     150,104    100.0
6315 John J Pershing Drive       Omaha, NE                 3,225,000      4,300,000     1990/2003       107,000    100.0
3500 Saratoga Ave                Bismarck, ND              2,887,500      3,850,000  1996/2005, 2006     65,800    100.0
333-340 North Claremont Avenue   Chicago, IL               2,700,000      3,600,000       1960           47,700    100.0
2575 Virginia Avenue             Hurricane, WV             2,700,000      3,600,000   1969/various      137,337    100.0
345 Kino Drive                   Tucson, AZ                1,230,000      1,640,000     1960/2001        19,346    100.0
                                                        ------------   ------------                   ---------    -----
TOTAL / WEIGHTED AVERAGE                                $472,391,250   $629,855,000                   9,042,097    100.0%
                                                        ============   ============                   =========    =====

----------
(1)  Construction for the expansion of the following properties are currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas,
     NV), 10211 North IH 35 (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC)
     and 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties, with the exception of the 1685
     West Cheyenne Avenue property (which has only recently commenced construction), include the expansion space. However, while any expansion space within the USFS Industrial Distribution Portfolio Properties provides additional collateral for the USFS Industrial Distribution Portfolio Loan,
     appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -55-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
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                                                % OF                              DRY
                                              PORTFOLIO                         STORAGE  COOLER  FREEZER  CEILING
                                   PROPERTY   FOUR WALL  2006 SALES              % OF     % OF     % OF    HEIGHT     BAY
       PROPERTY NAME                 TYPE    EBITDAR(1)     PSF         NRSF    NRSF(2)   NRSF    NRSF    (FEET)(3)  DOORS
-------------------------------  ----------  ----------  ----------  ---------  -------  ------  -------  ---------  -----

15155 Northam Street             Industrial     5.78%     $1,179.93    436,739     57%     15%      27%       40       57
120 Longs Pond Road              Industrial    11.14       1,204.24    504,627     50      16       35        40       56
7004 E. Hanna Avenue             Industrial     3.60         891.30    336,634     53      23       23        35       34
1685 W. Cheyenne Avenue          Industrial     4.32       1,255.98    307,790     65      16       19        30       46
7801 Statesville Road            Industrial     3.22       1,107.86    427,894     55      21       24        40       67
300 Lawrence Dr.                 Industrial     5.27       1,500.47    330,250     62      16       22        30       36
4550 W. Buckeye Road             Industrial     4.66       1,286.98    313,900     58      14       28        32       40
8024 Telegraph Road              Industrial     2.60       1,109.30    346,271     59      18       23        35       43
10211 North IH 35                Industrial     2.95         871.60    321,769     63      13       24        36       41
7598 NW 6th Avenue               Industrial     0.78         861.43    172,200     59      20       21        32       30
11994 Livingston Road            Industrial     3.29         870.44    287,080     59      21       20        43       42
1500 NC Hwy 39                   Industrial     6.66       1,082.52    394,065     64      13       23        40       47
28001 Napier Road                Industrial     1.91       1,192.35    286,800     59      21       20        35        7
11955 E. Peakview Ave.           Industrial     4.66         982.36    381,032     70      20       10        35       39
12301 Cumberland Road            Industrial     2.83         931.11    229,062     65      14       22        28       36
1899 N U.S. Hwy 1                Industrial     2.59       1,116.21    202,143     51      17       32        27       46
222 Otrobando Ave. P.O. Box 103  Industrial     0.86         741.90    240,609     81       6       13        44       39
9605 54th Avenue North           Industrial     3.03       1,318.02    219,530     70       6       24        30       25
W137 N9245 Highway 45            Industrial     0.37         591.92    172,826     57      19       24        30       22
950 South Shiloh Road
   & 1992 Forest Lane            Industrial     3.18         891.75    357,370     59      15       26        27       28
111 Alliant Drive                Industrial     0.91         854.43    167,939     54      27       19        34       29
755 Pierce Road                  Industrial     3.14       1,631.52    150,000     47      23       31        33       33
40 Fort Lewis Boulevard          Industrial     4.56         958.93    356,178     60      13       27        32       56
8000 Bavaria Road                Industrial     1.21       1,048.76    167,575     46      30       24        28       29
10410 S. 50th Place                Office      -4.22          NA        62,388     NA      NA       NA        NA       NA
1 Quality Lane                   Industrial     0.84       1,622.31    155,100     46      29       26        27       26
2850 Selma Highway               Industrial     5.61       1,440.65    304,112     62      10       27        38       55
5445 Spellmire Drive             Industrial     2.74       1,018.23    203,958     58      15       27        35       30
1350/1400 N. 10th Street         Industrial     1.37       1,077.68    155,994     63      18       19        36       22
1044/1045 Garden Street          Industrial     3.57         696.31    323,900     81       6       12        30       30
4601 32nd Ave S                  Industrial     2.13       1,207.46    119,220     22      23       22        31       11
5353 Nathan Lane North           Industrial      NA           NA        79,855    100       0        0        24        6
125 Gardenville Parkway West     Industrial     0.92         979.20    150,104     67       8       25        32       25
6315 John J Pershing Drive       Industrial     0.75       1,240.96    107,000     63      15       22        24       18
3500 Saratoga Ave                Industrial      NA           NA        65,800     64      22       14        31       12
333-340 North Claremont
   Avenue                        Industrial     1.07       2,217.80     47,700     40      47       13        14        4
2575 Virginia Avenue             Industrial     1.59         855.78    137,337     70       9       20        32       17
345 Kino Drive                   Industrial     0.23         410.09     19,346     54      41        5        16        2
                                              -----       ---------  ---------    ---     ---      ---       ---      ---
TOTAL / WEIGHTED AVERAGE                      100.0%      $1,058.18  9,042,097     62%     17%      21%       30       32
                                              =====       =========  =========    ===     ===      ===       ===      ===

----------
(1)  Four Wall EBITDAR is defined as earnings from operations (after deducting compensation payable directly or indirectly to employees in the nature of regular salaries, wages and bonuses), plus, to the extent deducted in determining such earnings: interest expense, income taxes, depreciation and amortization, any rental expense on real property, corporate-level overhead expense, royalty charges from affiliates, pre-opening expenses and restructuring expenses, provisions for impairments, closings and disposals, and any non-cash charges. Total 2006 Four Wall EBITDAR for the USFS
     Industrial Distribution Portfolio Properties was reported to equal approximately $473,736,454.

(2)  Dry Storage allocation includes dry storage, dock space and office space.

(3)  Ceiling height only applies to distribution space height.

o    THE MASTER LEASE. The sole tenant, U.S. Foodservice, is subject to a
     20-year absolute triple net unitary master lease (the "U.S. FOODSERVICE
     LEASE") expiring on July 31, 2027 at an initial NNN base rent of
     $52,585,051 and an average NNN base rent during the USFS Industrial
     Distribution Portfolio Whole Loan term of $55,214,304. The U.S. Foodservice
     Lease is structured with contractual rent increases of 10% on the fifth, tenth and fifteenth anniversary dates of the lease commencement date in
     July 2007. The contractual rent rate for the USFS Industrial Distribution
     Portfolio Properties was determined in accordance with the alternate use market rent for each USFS Industrial Distribution Portfolio Property as concluded by the appraisers. The U.S. Foodservice Lease does not contain any extension options or termination options. U.S. Foodservice is responsible for payments for all real estate taxes, insurance premiums, real estate operating expenses and capital expenditures. See "Risk
     Factors--Risks Related to the Underlying Mortgage Loans--Conflicts of
     Interest--Conflicts Where

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -56-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

     a Mortgage Loan Seller, Borrower or its Affiliate is a Tenant at the
     Mortgaged Property" in the prospectus supplement.

     The following table presents certain information relating to the U.S.
     Foodservice Lease:

                        BASE LEASE TERM SCHEDULE OF RENT

                           TOTAL NNN
YEAR             NRSF      BASE RENT    BASE RENT PSF
-----------   ---------   -----------   -------------
Years 1-5     9,042,097   $52,585,051       $5.82
Years 6-10    9,042,097   $57,843,556       $6.40
Years 11-15   9,042,097   $63,627,911       $7.04
Years 15-20   9,042,097   $69,990,703       $7.74

o    THE BORROWER. The borrower is USF Propco I, LLC, a single-purpose entity that is wholly owned by U.S. Foodservice. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the USFS Industrial Distribution Portfolio Whole Loan. U.S. Foodservice is
     the guarantor of certain non-recourse carve-outs under the USFS Industrial
     Distribution Portfolio Whole Loan.

o    HOLDBACK AND RESERVES. At origination, the borrower deposited $2,556,875 into a holdback account and will make disbursements from that account to pay for the costs of certain environmental testing and any resulting remediation. The holdback amount represents 125% of the environmental consultant's estimate of related costs. The holdback amount may be disbursed from time to time, provided that in no event may any environmental testing amount allocated for a specific USFS Industrial
     Distribution Portfolio Property be reduced to less than 20% of its original amount prior to the final disbursement.

     On September 1, 2007, the borrower deposited $4,382,088 (the amount equal to one month of base rent under the U.S. Foodservice Lease) into a reserve account, to be held as additional collateral for the USFS Industrial
     Distribution Portfolio Loan. The loan documents provide for monthly reserves for real estate taxes, insurance and ground rents from and after the occurrence of an event of default.

o    LOCKBOX AND CASH MANAGEMENT. The USFS Industrial Distribution Portfolio
     Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct U.S. Foodservice to pay its rents directly to a lender-controlled lockbox account, which amounts are then swept into a lender-controlled account. The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Provided no event of default under the USFS
     Industrial Distribution Portfolio Loan is continuing, all funds in the lockbox account in excess of the monthly debt service and all other amounts then due to the lender will be remitted to an account specified by the borrower on each day a payment of base rent under the U.S. Foodservice
     Lease is made to the lockbox account. During the continuance of an event of default under the USFS Industrial Distribution Portfolio Loan, after payment to reserve accounts, the lender may apply any funds in the lockbox account to the obligations of the borrowers under the USFS Industrial
     Distribution Portfolio Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The USFS Industrial Distribution Portfolio Properties
     are currently managed by U.S. Foodservice.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -57-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

o    RELEASE OF COLLATERAL. Provided no event of default is then continuing under the USFS Industrial Distribution Portfolio Loan, at any time beginning the earlier of (a) August 1, 2008 and (b) the securitization closing date on which the USFS Industrial Distribution Portfolio Whole Loan has been securitized, until the date that is two years from the securitization closing date on which the USFS Industrial Distribution
     Portfolio Whole Loan has been securitized, the borrower may obtain the release of one or more of the USFS Industrial Distribution Portfolio
     Properties from the liens of the loan documents in connection with the sale or transfer of the property for fair market value to a third party or any special purpose entity or affiliate thereof, provided that, among other things, (i) at the time of the release, borrower makes a prepayment of the
     USFS Industrial Distribution Portfolio Loan in an amount equal to the greater of (x) 90% of the net proceeds from the sale and (y) 110% of the portion of the USFS Industrial Distribution Portfolio Loan allocable to the released property, which prepayment must be accompanied by a yield maintenance premium, (ii) after giving effect to the release, the debt service coverage ratio of the remaining USFS Industrial Distribution
     Portfolio Properties is greater than or equal to the greater of (x) the debt service coverage ratio at origination and (y) 80% of the debt service coverage ratio immediately prior to the release, and (iii) after giving effect to the release, the loan-to-value ratio of the remaining USFS
     Industrial Distribution Portfolio Properties is equal to or less than the loan-to-value ratio at origination.

     Provided no event of default is then continuing under the USFS Industrial
     Distribution Portfolio Loan, at any time beginning two years from the date of securitization of the USFS Industrial Distribution Portfolio Whole Loan
     until January 31, 2017, the borrower may obtain the release of one or more of the USFS Industrial Distribution Portfolio Properties from the liens of the loan documents in connection with the sale or transfer of the property for fair market value to a third party or any special purpose entity or affiliate thereof, provided that, among other things, (i) at the time of the release, borrower delivers defeasance collateral in an amount equal to the greater of (x) 90% of the net proceeds from the sale and (y) 110% of the portion of the USFS Industrial Distribution Portfolio Loan allocable to the released property, (ii) after giving effect to the release, the debt service coverage ratio of the remaining USFS Industrial Distribution
     Portfolio Properties is greater than or equal to the greater of (x) the debt service coverage ratio at origination and (y) 80% of the debt service coverage ratio immediately prior to the release, (iii) after giving effect to the release, the loan-to-value ratio of the remaining USFS Industrial
     Distribution Portfolio Properties is equal to or less than the loan-to-value ratio at origination and (iv) each rating agency confirms in writing that the release will not cause the downgrade, withdrawal or qualification of the then current ratings of any of the series 2007-GG11 certificates.

     If the debt service coverage ratio or loan-to-value ratio requirements set forth above are not satisfied at the time of a release, the borrower may prepay (including payment of a yield maintenance premium) or defease, as applicable, a portion of the principal balance of the USFS Industrial
     Distribution Portfolio Loan equal to the amount that would be necessary in order for the requirements to be satisfied.

o    SUBSTITUTION OF COLLATERAL. Provided no event of default is then continuing under the USFS Industrial Distribution Portfolio Loan, the borrower may at any time substitute individual USFS Industrial Distribution Portfolio
     Properties with other qualified properties in connection with the sale or transfer of the released property for fair market value to a third party or any special purpose entity or affiliate thereof, subject to the requirements set forth in the loan agreement, including the following: (i)
     substitutions are limited to USFS Industrial Distribution Portfolio
     Properties whose aggregate release amounts do not exceed 30% of the USFS
     Industrial Distribution Portfolio Whole Loan, (ii) after giving effect to the substitution, the aggregate release amounts of the USFS Industrial
     Distribution Portfolio Properties located in any single state do not exceed
     30% of the USFS Industrial Distribution Portfolio Whole Loan, (iii) after giving effect to the substitution, the debt service coverage ratio of the
     USFS Industrial Distribution Portfolio Properties is greater than or equal to the greater of (x) the debt service coverage ratio at origination and
     (y) 80% of the debt service coverage ratio immediately prior to the substitution, (iv) after giving effect to the release, the loan-to-value ratio of the USFS

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -58-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

     Industrial Distribution Portfolio Properties is equal to or greater than the lesser of (x) the loan-to-value ratio at origination and (y) the loan-to-value ratio immediately prior to the substitution, and (v) each rating agency confirms in writing that the substitution will not cause the downgrade, withdrawal or qualification of the then current ratings of any of the series 2007-GG11 certificates.

     If the debt service coverage ratio or loan-to-value ratio requirements set forth above are not satisfied at the time of a substitution, the borrower may prepay (including payment of a yield maintenance premium) or defease, as applicable, a portion of the principal balance of the USFS Industrial
     Distribution Portfolio Loan equal to the amount that would be necessary in order for the requirements to be satisfied.

o    TERRORISM INSURANCE. The loan documents require the USFS Industrial
     Distribution Portfolio Properties to be insured against acts of terrorism in an amount equal to 110% of the portion of the USFS Industrial
     Distribution Portfolio Loan allocable to the USFS Industrial Distribution
     Portfolio Property with the largest allocated principal balance at any given time and having a deductible not greater than $500,000, as well as business interruption insurance covering the 18-month period from the occurrence of a casualty. The borrower may obtain terrorism insurance with lesser coverage or a greater deductible, on a blanket basis, if each rating agency confirms in writing that the insurance will not cause the qualification, withdrawal or qualification of the then current ratings of any of the series 2007-GG11 certificates. The maximum amount that the borrower is required to pay in terrorism insurance premiums is $200,000.
     The borrowers are permitted to maintain such terrorism coverage through a blanket policy. See "Risk Factors--Risks Related to the Underlying Mortgage
     Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates" in the
     prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -59-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 292 MADISON AVENUE
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -60-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 292 MADISON AVENUE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -61-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 292 MADISON AVENUE
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         New York, New York
Property Type                                                            Land(1)
Building NRSF(2)                                                         182,738
Percentage Leased as of July 20, 2007                                     100.0%
Year Built/Year Renovated(3)                                          1923 / NAP
Appraisal Value                                                      $80,000,000
Underwritten Occupancy                                                       NAP
Underwritten Revenues(4)                                              $4,436,459
Underwritten Total Expenses                                                   $0
Underwritten Net Operating Income (NOI)(4)                            $4,436,459
Underwritten Net Cash Flow (NCF)(4)                                   $4,436,459

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                       $59,098,946
Cut-off Date Principal Balance PSF(5)                                    $323.41
Percentage of Initial Mortgage Pool Balance                                 2.2%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.170%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     73.9%
LTV Ratio at Maturity                                                      73.9%
Underwritten DSCR on NOI(4)                                                1.20x
Underwritten DSCR on NCF(4)                                                1.20x

----------
(1)  The mortgage loan is secured by the borrower's fee simple interest in the land, but not the improvements.

(2)  Building NRSF represents the approximate square footage of the improvements to the land securing the 292 Madison Avenue Loan; the improvements are not part of the collateral securing the 292 Madison Avenue Loan.

(3)  Year Built/Year Renovated represent the years the improvements to the land were constructed and renovated.

(4)  Base revenues based on the average ground rent payments from years 11-20.
     The current DSCR based on the current rent payment of $2,450,000 per annum is 0.66x.

(5)  Based on Building NRSF of 182,738 sf.

o    THE LOAN. The mortgage loan (the "292 MADISON AVENUE LOAN") is evidenced by a note in the original principal amount of $59,098,946 and is secured by a first mortgage encumbering the fee interest in the property located at 292
     Madison Avenue in New York, New York (the "292 MADISON AVENUE PROPERTY").
     The 292 Madison Avenue Loan was originated by Goldman Sachs Commercial
     Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage
     Company. The 292 Madison Avenue Loan was originated on July 20, 2007 and represents approximately 2.2% of the initial mortgage pool balance and approximately 2.4% of the initial sub-pool 1 balance. The note evidencing the 292 Madison Avenue Loan had an original principal balance and has a principal balance as of the cut-off date of $59,098,946 and an interest rate of 6.17%. The proceeds of the 292 Madison Avenue Loan were used to acquire the 292 Madison Avenue Property.

     The 292 Madison Avenue Loan had an initial term of 120 months and has a remaining term of 118 months. The 292 Madison Avenue Loan requires payments of interest only until maturity. The scheduled maturity date is the payment date in August 2017. Voluntary prepayment of the 292 Madison Avenue Loan is prohibited prior to the payment date in May 2017. Defeasance with AAA-rated
     US government securities is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The 292 Madison Avenue Property is comprised of the fee interest in the land under a 26 story, 182,738 sf office building located at the southwest corner of East 41st Street and Madison Avenue in the Grand
     Central submarket of Manhattan. The building was constructed in 1923 and includes 7,000 sf of retail space.

     The fee interest in the 292 Madison Avenue Property is or will be indirectly owned by Gramercy Capital Corp. The borrower is the lessor under a ground lease of the 292 Madison Property, which has a 70-year term with no extension options, and Metropolitan 292 Madison Avenue Leasehold LLC is
     the lessee under such ground lease. The base rent payable by the lessee under the ground lease is $2,450,000/year for the first 30 months of the term and increases by 28.6% to $3,150,000/year for the next 30 months. The rent will then increase by 11.1% to $3,500,000/year in year six and continue to increase annually by 2.5% every year thereafter to
     $4,945,408/year in the 20th year of the lease. After the 20th year of the lease, base rent increases annually by 2.5% except that the base rent will be adjusted during the 21st, 31st, 41st, 51st and 61st lease years

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -62-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 292 MADISON AVENUE
--------------------------------------------------------------------------------

     of the term, to the greater of 1.025 times the preceding year's rent, or 6%
     of the fair market value of the unimproved land.

     The following table presents certain information relating to the ground lease tenant at the 292 Madison Avenue Property:

                                 TENANT SUMMARY

                                                                              % OF TOTAL    ANNUAL UNDERWRITTEN
                                                                ANNUAL          ANNUAL           BASE RENT
                                                    % OF     UNDERWRITTEN    UNDERWRITTEN  ($ PER BUILDING NRSF)     LEASE
          TENANT NAME            BUILDING NRSF(1)   NRSF   BASE RENT ($)(2)   BASE RENT             (3)           EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Metropolitan 292 Madison Avenue
   Leasehold, LLC                     182,738      100.0%     $4,436,459        100.0%             $24.28          7/31/2077
                                      -------      -----      ----------        -----              ------
TOTAL                                 182,738      100.0%     $4,436,459        100.0%             $24.28
                                      =======      =====      ==========        =====              ======

----------
(1)  Building NRSF represents the approximate square footage of the improvements to the land securing the 292 Madison Avenue Loan; such improvements are not part of the collateral securing the 292 Madison Avenue Loan.

(2)  Annual Underwritten Base Rent based on the average ground rent payments from years 11-20. The base rent payable by the lessee under the ground lease is $2,450,000/year for the first 30 months of the term and increases by 28.6% to $3,150,000 for the next 30 months. The rent will then increase by 11.1% to $3,500,000 in year six and continue to increase annually by
     2.5% every year thereafter to $4,945,408.32/year in the 20th year of the lease. After the 20th year of the lease, base rent increases annually by
     2.5% except that the base rent will be adjusted during the 21st, 31st,
     41st, 51st and 61st lease years of the term, to the greater of 1.025 times the preceding year's rent, or 6% of the fair market value of the unimproved land.

(3)  Based on Building NRSF of 182,738 sf.

o    THE BORROWER. The borrower is GKK 292 Madison LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 292 Madison Avenue Loan. As presently structured, upon completion of the reverse like kind exchange described below, the borrower will be indirectly owned by Gramercy Capital Corp., a national commercial real estate finance company organized as a real estate investment trust.

o    ESCROWS. During the continuance of a 292 Madison Avenue Trigger Period, the loan documents require the reserve of monthly escrows for real estate taxes and insurance premium, with all excess cash reserved as additional collateral for the 292 Madison Avenue Loan. A "292 MADISON AVENUE TRIGGER
     PERIOD" means (i) any period during the continuance of an event of default under the ground lease, and (ii) any period during which the ground lease is no longer in effect. In the place of an interest reserve, Gramercy
     Capital Corp. has provided a $4,428,530.29 letter of credit in respect of interest shortfalls. Over the term of the 292 Madison Avenue Loan, the borrower has the right to reduce the amount of the letter of credit to the amount that would then be in the interest reserve required by the loan documents had such reserve been held in cash. The borrower may also replace the letter of credit in whole or in part with a guaranty by SL Green Realty
     Corp. or Gramercy Capital Corp., provided that the guarantor has, and continues to maintain, a senior unsecured public or private letter debt rating from Moody's or S&P of BBB- (or the equivalent) or higher and is not rated below BBB- (or the equivalent) by any rating agency that rates it.

o    LOCKBOX AND CASH MANAGEMENT. The 292 Madison Avenue Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the ground lessee to pay its rent directly to a lender-controlled lockbox account. At the end of each business day, provided that there is no event of default under the 292 Madison Avenue Loan and no 292 Madison
     Avenue Trigger Period is ongoing, all funds in the lockbox account in excess of the monthly debt service due on the next payment date will be remitted to an account specified by the borrower. During the existence of a
     292 Madison Avenue Trigger Period, funds in the lockbox account will be applied to pay the monthly debt service and any required reserves under the loan documents, and any excess will remain in the lockbox as additional collateral for the 292 Madison Avenue Loan. During the continuance of an event of default under the 292 Madison Avenue Loan, the lender may

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -63-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 292 MADISON AVENUE
--------------------------------------------------------------------------------

     apply any funds in the lockbox account to the obligations of the borrower under the 292 Madison Avenue Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The 292 Madison Avenue Property is currently managed by S.L. Green Management Corp., an affiliate of the borrower, pursuant to a management agreement. Under the management agreement, the borrower pays a management fee in the amount of $295,494.73 per year, which amount is subordinate to the 292 Madison Avenue Loan and accrues, without triggering a default under the management agreement, if income from the 292 Madison
     Avenue Property is insufficient to make such payment. The lender may require the borrower to replace the property manager if an event of default under the 292 Madison Avenue Loan has occurred, as a result of fraud or willful misconduct of the property manager, or if the property manager becomes insolvent.

o    1031 EXCHANGE. The fee interest in the 292 Madison Avenue Property was acquired with a view to using such interest as part of a tax deferred like kind exchange under section 1031 of the Internal Revenue Code. The equity interests in the borrower are indirectly wholly-owned by CDECRE, LLC, an affiliate of Chicago Deferred Exchange Corporation, pursuant to an exchange accommodation agreement with Gramercy Capital Corp. These equity interests will be transferred to Gramercy Capital Corp. and/or its affiliates no later than January 16, 2008 in connection with the completion of the exchange.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The loan documents require that the borrower maintain
     (or cause to be maintained) coverage for terrorism in an amount equal to the full replacement cost of the 292 Madison Avenue Property. In the event that coverage for terrorism is not included as part the "all risk"
     insurance policy, the borrower will be required to maintain (or cause to be maintained) coverage for terrorism, in the form of stand alone coverage, in an amount equal to the full replacement cost of the 292 Madison Avenue
     Property. In addition, the borrower is required to maintain (or cause to be maintained) business interruption insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrower must maintain
     (or cause to be maintained) such terrorism coverage if the Terrorism Risk
     Insurance Act of 2002 ("TRIA") or a similar statute is in effect. If at any time TRIA or a similar statute is not in effect, coverage for terrorism is not included as part of the "all risk" insurance policy, and terrorism coverage is commercially available, the borrower is required to maintain
     (or cause to be maintained) such coverage, but is not required to pay a premium of more than 1.5 times the premium for the then-current property insurance premium payable with respect to the 292 Madison Avenue Property
     (less the portion of such premium that is allocable to terrorism insurance coverage). The borrower is permitted to maintain (or cause to be maintained) such terrorism coverage through a blanket policy. See "Risk
     Factors--Risks Relating to the Underlying Mortgage Loans - The Absence of
     the Inadequacy of Insurance Coverage on the Mortgaged Properties May
     Adversely Affect Payments on Your Certificates" in the prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -64-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

                                [PHOTO OMIITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -65-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

                                 [MAP OMIITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -66-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                       Milwaukee, Wisconsin
Property Type                                                        Hospitality
Size (Rooms)                                                                 483
Percentage Occupancy as of June 30, 2007                                   69.8%
Year Built / Renovated                                               1980 / 2007
Appraisal Value(1)                                                   $48,900,000
Underwritten Occupancy                                                     70.0%
Underwritten Revenues(2)                                             $24,327,055
Underwritten Total Expenses(2)                                       $18,033,295
Underwritten Net Oper. Income (NOI)                                   $6,293,760
Underwritten In Place Cash Flow (IPCF)(2)                             $4,688,377
Underwritten Net Cash Flow (NCF)(3)                                   $5,320,678

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                       $44,160,000
Cut-off Date Principal Balance PSF/Unit                               $91,428.57
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.949%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                        24 IO; 360 thereafter
Cut-off Date LTV Ratio(1)                                                  65.7%
LTV Ratio at Maturity (1)                                                  58.5%
Underwritten DSCR on NOI                                                   1.79x
Underwritten DSCR on IPCF(2)                                               1.34x
Underwritten DSCR on NCF(3)                                                1.52x

----------
(1)  The LTV presented for the Hyatt Regency Milwaukee Loan was calculated by dividing the cut-off principal balance of $44,160,000 by the sum of the as-is appraised value of $48,900,000 and the $18,358,000 letter of credit provided by the Hyatt Regency Milwaukee Borrower to be used for the Hyatt
     Regency Milwaukee PIP. Calculating the LTV ratio using the as-stabilized value of $73,200,000 (following the completion of the Hyatt Regency
     Milwaukee PIP) results in a 60.3% LTV. Calculating the LTV ratio using only the as-is value of $48,900,000 results in a 90.3% LTV.

(2)  IPCF is the Underwritten NOI based on the TTM RevPar of $75.54 through June
     2007.

(3)  NCF is the Underwritten NCF based on the appraiser's projected 2008-2009
     RevPar of $90.44. The appraiser's projections for increased cash flow were based on accounted for planned property renovations which include guestroom and bath renovations, lobby and restaurant upgrades, elevator enhancements, refurbishment of the building systems and window repair or replacement. The renovations will be funded by a letter of credit of $18,358,000 ($38,008 per key) that was pledged to lender at closing.

o    THE LOAN. The mortgage loan (the "HYATT REGENCY MILWAUKEE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a
     483-room full-service hotel located on 333 West Kilbourn Avenue in downtown
     Milwaukee, Wisconsin (the "HYATT REGENCY MILWAUKEE PROPERTY"). The Hyatt
     Regency Milwaukee Loan represents approximately 1.6% of the initial mortgage pool balance and 1.8% of the initial sub-pool 1 balance. The Hyatt
     Regency Milwaukee Loan was originated on August 29, 2007, had an original principal balance and a principal balance as of the cut-off date of
     $44,160,000, and an interest rate of 6.949% per annum. The DSCR and LTV on the Hyatt Regency Milwaukee Loan are 1.52x and 65.7%, respectively. The proceeds of the Hyatt Regency Milwaukee Loan were used to acquire the Hyatt
     Regency Milwaukee Property at a total cost of $62,683,000, which will be applied to a purchase price of $44,500,000, an $18,358,000 letter of credit pledged to lender for the completion of the Hyatt Regency Milwaukee PIP (as defined below) and loan closing costs in the amount of $165,206.

     The Hyatt Regency Milwaukee Loan has an initial term of 60 months and a remaining term of 59 months. The Hyatt Regency Milwaukee Loan is interest-only for the first 24 months and amortizes thereafter on a
     360-month schedule, with required monthly payments of $292,286.60. The scheduled maturity date is September 6, 2012. Voluntary prepayment of the
     Hyatt Regency Milwaukee Loan is prohibited prior to the payment date of
     June 6, 2012 and is permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from November 6, 2009.

o    THE PROPERTY. The Hyatt Regency Milwaukee Property is an AAA three-diamond resort lodging facility located on 333 West Kilbourn Avenue, between North
     Old World 3rd and 4th Streets, in Milwaukee, Wisconsin. Situated on a
     2.8-acre parcel of land, the 22-story hotel building features 483 guestrooms, four food and beverage facilities, a fitness center, a business center, and a gift shop. The Hyatt Regency Milwaukee Property also offers
     19,907 sf of meeting space within 19 meeting rooms. At 9,990 sf, the
     Regency Ballroom is one of Milwaukee's largest hotel ballrooms and was renovated in 2006. The Hyatt Regency Milwaukee Property has a 99-year lease agreement with respect to the independently owned 750-space parking garage located next to the hotel. According to the terms of the agreement, the garage is required to have parking available to overnight guests as well as a reserve of up to 400 spaces available upon 48-hour notice.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -67-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

     The Hyatt Regency Milwaukee Property was built in 1980 and has undergone renovations over the past five years, including the addition of a new business center, a fitness center and a gift shop, a meeting space renovation and minor upgrades throughout the Hyatt Regency Milwaukee
     Property. In addition, approximately $18,358,000 has been budgeted for a property-wide renovation (the "HYATT REGENCY MILWAUKEE PIP"), which is being secured by an $18,358,000 letter of credit from Sumitomo Mitsui
     Banking Corporation. The Hyatt Regency Milwaukee PIP will include window repair or replacement, elevator enhancements, lobby and restaurant upgrades, refurbishment of the building systems, and guestroom and bath renovations. Rooms will be renovated on a floor-by-floor basis. The layout of the hotel is designed in a "wing" format allowing for specific wings to be closed off during renovation without affecting other wings. The Hyatt
     Regency Milwaukee PIP is anticipated to be completed by year-end 2008. The
     Hyatt Regency Milwaukee Sponsor (as defined below) has guaranteed the lien-free completion of the Hyatt Regency Milwaukee PIP in the loan documents.

     The Hyatt Regency Milwaukee Property is subject to an operating lease between the Hyatt Regency Milwaukee Borrower, as landlord, and Noble I
     Milwaukee Op Co, LLC, a Delaware limited liability company, as tenant, which is a single-purpose bankruptcy remote entity affiliated with the borrower.

     The following table presents certain historical operating performance relating to the Hyatt Regency Milwaukee Property:

     YEAR       AVERAGE DAILY RATE   OCCUPANCY %   REVPAR
-------------   ------------------   -----------   ------
2004                  $102.10           61.2%      $62.48
2005                  $104.88           65.1%      $68.28
2006                  $108.06           69.3%      $74.89
TTM - 6/30/07         $108.22           69.8%      $75.54
Underwritten          $129.20           70.0%      $90.44

o    THE BORROWER. The borrower is Noble I Milwaukee, LLC (the "HYATT REGENCY
     MILWAUKEE BORROWER"), a single asset, single member, special purpose bankruptcy remote Delaware limited liability company with an independent director. Legal counsel to the Hyatt Regency Milwaukee Borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt
     Regency Milwaukee Loan. The sole managing member of the borrower is Noble I
     Milwaukee Manager, Inc., a Delaware corporation, a special purpose bankruptcy remote entity, with an independent director. Noble Hospitality
     Fund, LLC (the "HYATT REGENCY MILWAUKEE SPONSOR") controls the Hyatt
     Regency Milwaukee Borrower. The Noble Investment Group has invested
     $8,000,000 in the Hyatt Regency Milwaukee Sponsor, its third private equity fund which closed in February of 2007 with $310,000,000 in equity commitments. The investment platform is a "value-added" lodging acquisition, re-development and special purpose new development strategy with a primary focus on first-tier markets in the United States, Mexico and
     Canada. The Hyatt Regency Milwaukee Loan has the standard non-recourse carveout obligations which have been provided by the Hyatt Regency
     Milwaukee Sponsor.

o    ESCROWS. The Hyatt Regency Milwaukee Loan documents provides for upfront and ongoing reserves as follows:

     Tax and Insurance Reserve: The Hyatt Regency Milwaukee Loan documents provide for the escrows of real estate taxes and insurance, however, the obligation to maintain such reserves is conditionally waived for so long as no event of default has occurred under the loan documents and the borrower pays all taxes and insurance premiums before delinquency.

     Capital Expense/FF&E Reserve: On each payment date, the Hyatt Regency
     Milwaukee Borrower is required to deposit one-twelfth of (i) 2% of the annual gross revenues of the property from October 6, 2008 through
     September 6, 2010 and (ii) 4% of annual gross revenues of the property thereafter. Funds in this reserve account will be used for ongoing capital expenses at the Hyatt Regency Milwaukee Property.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -68-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

     The Hyatt Regency Milwaukee Loan documents also provide for the deposit of a reserve in the amount of $18,358,000 to be allocated against the costs of a planned renovation of the property in accordance with a property improvement program under a franchise agreement with Hyatt Corporation. The
     Hyatt Regency Milwaukee Borrower has posted a letter of credit in the amount of $18,358,000 in lieu of a cash deposit. As the renovation work progresses, the Hyatt Regency Milwaukee Borrower has the right, subject to lender's consent, to periodically reduce the amount available under the letter of credit to an amount equal to the cost of the remaining renovation work to be completed.

o    LOCKBOX AND CASH MANAGEMENT. The Hyatt Regency Milwaukee Loan requires a hard lockbox, which is already in-place. The Hyatt Regency Milwaukee Loan documents require that all rents payable under the operating lease shall be directly deposited into a clearing account. Additionally, any rents received by the borrower must be deposited into the clearing account within two business days after receipt. On a daily basis, funds from the clearing account are swept into a borrower-controlled account, unless a Hyatt
     Regency Cash Management Period is in effect. A "HYATT REGENCY CASH
     MANAGEMENT PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured, or (ii) the DSCR is less than 1.15x at any time after the second anniversary of the loan, until the DSCR is at least 1.15x for two consecutive calendar quarters. During the continuance of a Hyatt Regency
     Cash Management Period, all available cash after payment of debt service, any operating expenses payable by the borrower, and required reserves is required to be deposited into a lender-controlled account and held as additional cash collateral for the Hyatt Regency Milwaukee Loan and may be applied to prepay the Hyatt Regency Milwaukee Loan during the continuance of an event of default.

o    PROPERTY MANAGEMENT. The property manager for the Hyatt Regency Milwaukee
     Property is Noble Management Group, LLC, a Georgia limited liability company, under a management agreement between the operating tenant and the property manager. The property manager is an affiliate of the borrower and the operating tenant. The property manager receives (i) a management fee equal to 3% of the gross revenue and (ii) a monthly accounting fee of
     $3,500. The lender may replace the property manager if (i) an event of default is continuing under the loan, (ii) the property manager is in default under the management agreement, or (iii) the property manager acts with gross negligence, malfeasance or willful misconduct.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit mezzanine financing from an Approved Mezzanine Lender (as defined below) to the holder or holders of all of the direct and indirect ownership interests in the Hyatt
     Regency Milwaukee Borrower the proceeds of which shall be reinvested in the
     Hyatt Regency Milwaukee Property or which mezzanine financing is incurred in connection with a permitted transfer of the Hyatt Regency Milwaukee
     Property and assumption of the Hyatt Regency Milwaukee Loan; provided that the Approved Mezzanine Lender enters into an intercreditor agreement with lender, the borrower delivers written confirmation that the mezzanine loan will not have an adverse effect on any class of the GG11 certificates, at least 24 months has elapsed without any default having occurred under the
     Hyatt Regency Milwaukee Loan documents, and the approved mezzanine loan:
     (i) is in a principal amount which, when added to the principal amount of the Hyatt Regency Milwaukee Loan, does not exceed the lesser of (A) 70% of the "as-is" appraised value of the Hyatt Regency Milwaukee Property at the time the mezzanine loan is incurred as determined by an MAI appraiser selected by the lender, or (B) 70% of the sale price of the Hyatt Regency
     Milwaukee Property in connection with a permitted transfer and loan assumption; (ii) results in a minimum combined debt service coverage ratio of not less than 1.30x (taking into account both the mezzanine loan and the
     Hyatt Regency Milwaukee Loan), (iii) is secured only by a pledge of all or a portion of the direct and/or indirect ownership interests in the Hyatt
     Regency Milwaukee Borrower or any other collateral not mortgaged or pledged to the lender under the Hyatt Regency Milwaukee Loan; (iv) creates no obligations or liabilities on the part of the Hyatt Regency Milwaukee
     Borrower and results in no liens on any portion of the Hyatt Regency
     Milwaukee Property; (v) has a term expiring no later than the

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -69-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

     stated maturity date for the Hyatt Regency Milwaukee Loan; and (vi) is on terms and conditions reasonably acceptable to the lender under the Hyatt
     Regency Milwaukee Loan and evidenced by loan documents which have been reasonably approved by the lender under the Hyatt Regency Milwaukee Loan.
     An "APPROVED MEZZANINE LENDER" means any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company or institution substantially similar to any of the foregoing, provided in each case that such institution: (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $250,000,000, and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

o    TERRORISM INSURANCE. The Hyatt Regency Milwaukee Loan documents require the borrower to obtain and maintain terrorism insurance in an amount equal to
     100% of the full replacement cost of the Hyatt Regency Milwaukee Property, provided that such coverage is available as part of the "all risk" property coverage. In the event that terrorism insurance is not included as part of the "all risk" property policy, the borrower is nevertheless required to obtain coverage for terrorism (as stand alone coverage) in an amount equal to 100% of the full replacement cost of Hyatt Regency Milwaukee Property, subject to a premium cap in an amount equal to 150% of the aggregate insurance premiums payable with respect to all the property insurance coverage for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk
     Factors--Risks Related to the Underlying Mortgage Loans-- The Absence of or
     Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely
     Affect Payments on Your Certificates" in the prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -70-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -71-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -72-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         Richmond, Virginia
Property Type                                                             Office
Size (sf)                                                                187,190
Percentage Leased as of September 1, 2007                                 100.0%
Year Built/Renovated                                             1968/2002, 2007
Appraisal Value                                                      $44,000,000
Underwritten Occupancy                                                     96.0%
Underwritten Revenues                                                 $3,684,630
Underwritten Total Expenses                                           $1,598,541
Underwritten Net Operating Income (NOI)                               $2,086,089
Underwritten In Place Cash Flow (IPCF)(1)                             $1,950,735
Underwritten Net Cash Flow (NCF)(2)                                   $1,950,735

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                       $38,100,000
Cut-off Date Principal Balance PSF/Unit                                  $203.54
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                              6.21%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                        60 IO; 360 thereafter
Cut-off Date LTV Ratio(3)                                                  51.3%
LTV Ratio at Maturity(4)                                                   74.5%
Underwritten DSCR on NOI(3)                                                1.26x
Underwritten DSCR on NCF and IPCF(3)(5)                                    1.18x

----------
(1)  IPCF is the Underwritten NCF, which is based upon leases in place as of
     September 1, 2007.

(2)  NCF is the Underwritten NCF, which is based upon leases in place as of
     September 1, 2007.

(3)  The cut-off date LTV Ratio, the Underwritten DSCR on NOI and the
     Underwritten DSCR on NCF are based on the $38,100,000 financing reduced by the $15,545,000 earnout described under "Earnout" below. Based on the entire $38,100,000 (not reduced by the $15,545,000 earnout), the cut-off date LTV Ratio is 86.6%, the Underwritten DSCR on NOI would be 0.74x and the Underwritten DSCR on NCF would be 0.70x.

(4)  Based on the stabilized appraised value of $48,000,000, which the appraiser estimated that the property would achieve by May 1, 2008.

(5)  It is estimated that by July 1, 2008, Philip Morris will occupy and pay rent on 100% of the current square footage, as well as space currently used as common area in the multi-tenant buildout. Based on base rent of $13.35 per square foot for 222,057 net rentable square feet, the NCF would be
     $3,260,835 and the DSCR (based on the full loan amount of $38,100,000)
     would be 1.16x.

o    THE LOAN. The mortgage loan (the "ALCOA BUILDING LOAN") is evidenced by a note in the original principal amount of $38,100,000 and is secured by a first mortgage encumbering an office building in Richmond, Virginia (the
     "ALCOA BUILDING PROPERTY"). The Alcoa Building Loan was originated by
     Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The Alcoa Building Loan was originated on August 3, 2007 and represents approximately 1.4% of the initial mortgage pool balance and approximately 1.6% of the initial sub-pool 1 balance. The note evidencing the Alcoa Building Loan had an original principal balance and has a principal balance as of the cut-off date of $38,100,000 and an interest rate of 6.21%. The proceeds of the Alcoa Building Loan were used to refinance existing debt.

     The Alcoa Building Loan had an initial term of 120 months and has a remaining term of 118 months. The Alcoa Building Loan requires payments of interest only for 60 months and amortizes thereafter based on a 360-month schedule, with required payments of $233,597.96 beginning September 6,
     2012. The scheduled maturity date is the payment date in August 2017.
     Voluntary prepayment of the Alcoa Building Loan is prohibited until the payment date in May 2017. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The Alcoa Building Property is a Class A, seven-story suburban office building located within the Reynolds Crossing development in Richmond, Virginia. Reynolds Crossing is a mixed-use office park that will ultimately contain 300,000 square feet of Class A office buildings, a
     260-room Westin hotel and 215,000 square feet of retail/restaurant space.
     The Alcoa Building Property was built in 1968 and renovated in 2002 and
     2007. It is situated on a 6.928-acre site and continues to be 100.0%
     leased, although the tenancy is gradually converting from five tenants (as of September 1, 2007) to single tenancy by Philip Morris USA ("PHILIP
     MORRIS"), which conversion is estimated to be complete by July 2008. Each of the four remaining other tenants have executed termination agreements, and a portion of the space that Philip Morris occupies (all of floors 5 and
     6) was vacated on August 31, 2007 by another tenant pursuant to the terms of a termination agreement. Philip Morris has taken possession of and is paying rent on the recently vacated space as of September 1, 2007, and has commenced a $40 million planned renovation. The Alcoa Building Property includes an underground

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -73-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

     tunnel extending underneath Forest Avenue to Philip Morris' world headquarters. Philip Morris intends to remodel the Alcoa Building Property to match the finish and design of its world headquarters building.

     The following table presents certain information relating to the major tenants currently at the Alcoa Building Property as of September 1, 2007:

          LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                     % OF TOTAL      ANNUALIZED
                                                                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             CREDIT RATING                   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
     TENANT NAME         (FITCH/MOODY'S/S&P)(2)    NRSF      NRSF     BASE RENT      BASE RENT     ($ PER NRSF)    EXPIRATION
----------------------   ----------------------   -------   ------   ------------   ------------   -------------   ----------

Philip Morris              BBB+/Baa1/BBB+          73,692    39.4%     $1,306,429       44.4%         $17.73       2/01/2022
Alcoa                        A-/A2/BBB+            88,726    47.4%      1,125,933       38.3%          12.69       5/01/2008
Neurological                  NR/NR/NR
   Associates Inc.                                 11,276     6.0%        211,651        7.2%          18.77       12/01/2007
Commonwealth                  NR/NR/NR
   Dermatology PC                                   8,306     4.4%        199,427        6.8%          24.01       5/01/2008
Reynolds                      NR/NR/NR
   International
   Management Services                              5,190     2.8%         96,119        3.3%          18.52       5/31/2008
Vacant                                                  0     0.0%              0        0.0%           0.00
                                                  -------   -----      ----------      -----          ------
TOTAL ALL TENANTS                                 187,190   100.0%     $2,939,558      100.0%         $15.70
                                                  =======   =====      ==========      =====          ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

     Following the anticipated lease terminations and relocation of the four other remaining tenants, Philip Morris is expected to be the sole tenant at the Alcoa Building Property, paying rent on 100% of the space as well as space currently used as common area in the multi-tenant buildout. This conversion is expected to occur by July 1, 2008, and the following table presents certain information relating to the tenancy at the Alcoa Building
     Property after the Conversion Date (as defined below):

          LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                             % OF TOTAL     ANNUALIZED
                                                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                   CREDIT RATING                     % OF    UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
  TENANT NAME    (FITCH/MOODY'S/S&P)(2)    NRSF      NRSF      BASE RENT      BASE RENT    ($ PER NRSF)   EXPIRATION
-------------   -----------------------   -------   ------   ------------   ------------   ------------   ----------

Philip Morris    BBB+/Baa1/BBB+           222,057   100.0%    $2,964,461        100.0%        $13.35       2/01/2022
                                          -------   -----     ----------        -----         ------
TOTAL                                     222,057   100.0%    $2,964,461        100.0%        $13.35
                                          =======   =====     ==========        =====         ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

o    THE BORROWER. The borrower is 6603 Broad, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion with respect to the borrower in connection with the origination of the Alcoa Building Loan. The borrower is indirectly owned by Reynolds Office Property, LLC ("REYNOLDS"). In addition to the
     Alcoa Building Property, Reynolds owns an adjacent building and surrounding land totaling 72 acres, known as Reynolds Crossing. Reynolds is currently developing a Westin hotel and 2 office buildings at Reynolds Crossing, with estimated completion in May 2008. Randolph N. Reynolds, J.S. Reynolds,
     Robert G. Reynolds and Randolph N. Reynolds, Jr. (the "GUARANTORS") are
     joint and several guarantors of the non-recourse carve-outs and certain environmental obligations under the Alcoa Building Loan. In addition, the
     Guarantors are liable for the borrower's failure to perform its obligations under the tenant termination agreements; provided that the guaranty is limited to $2,800,000 and terminates when the borrower makes termination payments in the aggregate amount of $2,800,000.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -74-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

o    ESCROWS. At origination, the borrower deposited $54,604 into a reserve account to cover insurance premiums, $46,855 into a reserve account to cover real estate taxes and $3,700 into a reserve account to cover replacements and repairs, and is required to make monthly deposits into each reserve account. In addition, at origination, the borrower deposited
     $3,000 with the lender as security for payment of any transfer fees in connection with the letters of credit discussed below.

o    EARNOUT. At origination, the borrower delivered two letters of credit totaling $15,545,000, which will be disbursed over the first 21 months of the Alcoa Building Loan as the borrower completes certain tenant removals, tenant improvements and other capital items and at the satisfaction of the
     Philip Morris Release Condition. The "PHILIP MORRIS RELEASE CONDITION"
     means (i) lender's receipt of an estoppel certificate from Philip Morris, certifying that (A) the Conversion Date has occurred, (B) Philip Morris is in possession of the entirety of the Alcoa Building Property, is operating its business and has paid rent for at least one month, (C) any and all tenant improvement allowances, fees or payments then due and payable (other than exceptions under the lease) have been paid in full and (D) no default exists under the lease, and (ii) lender's receipt of a written request from the borrower requesting the release of the applicable letter of credit. The
     "CONVERSION DATE" means the date Philip Morris' space lease is converted to a lease for the entire Alcoa Building Property.

     One letter of credit is in the amount of $10,045,000, and may be reduced as follows: (i) a $700,000 reduction upon completion of certain parking improvements, (ii) a $2,800,000 reduction upon fulfillment of borrower's obligations associated with the termination of tenant Alcoa Inc.'s lease,
     (iii) a $420,000 reduction upon fulfillment of borrower's obligations associated with the termination of tenant Commonwealth Dermatology, P.C.'s lease, (iv) a $3,125,000 reduction upon satisfaction of the Philip Morris
     Release Condition and (v) a $3,000,000 reduction upon delivery of an estoppel certificate from Philip Morris certifying that the improvements payment under the lease has been paid in full and no default exists under the lease.

     The other letter of credit is in the amount of $5,500,000, and may be released by the lender following the satisfaction of the Philip Morris
     Release Condition, provided no event of default exists.

o    LOCKBOX AND CASH MANAGEMENT. The Alcoa Building Loan requires a springing lockbox. Upon the Alcoa Cash Management Activation Date, the borrower is required to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. On each business day that there is no event of default under the Alcoa Building Loan, all funds in the lockbox account in excess of the monthly debt service, deposits to the tax and insurance impound, deposits to the replacement escrow fund and all other amounts then due to the lender and cash management bank, will be remitted to an account specified by the borrower. During the continuance of an event of default under the Alcoa Building Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the
     Alcoa Building Loan in such order of priority as the lender may determine.
     The "ALCOA CASH MANAGEMENT ACTIVATION DATE" is the earliest of (i) the
     Conversion Date, (ii) May 31, 2009 and (iii) the occurrence of an event of default.

o    PROPERTY MANAGEMENT. The Alcoa Building Property is currently managed by
     Reynolds International Management Services, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the management agreement, the property manager is entitled to an annual management fee equal to 3% of the revenues from the Alcoa Building Property. In addition, for construction supervision services which it performs, the property manager will receive a construction supervision fee equal to 5% of the cost of renovations or tenant improvements. The lender may terminate the property manager if an event of default under the Alcoa Building Loan has occurred.

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -75-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o    TERRORISM INSURANCE. The loan documents require the Alcoa Building Property to be insured against acts of terrorism as part of its "all-risk" property coverage in an amount equal to 100% of the full replacement cost of the
     Alcoa Building Property. In addition, the borrower is required to maintain business income interruption insurance covering losses of income and rents derived from the Alcoa Building Property resulting from any risk or casualty (plus an extended period of indemnity for 18 months after restoration). See "Risk Factors--Risks Related to the Underlying Mortgage
     Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates" in the
     prospectus supplement.

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -76-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -77-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -78-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            3
Location (City/State)                                           Orlando, Florida
Property Type                                                             Office
Size (sf)                                                                269,832
Percentage Occupancy as of July 1, 2007                                    90.7%
Year Built                                                      1986, 1989, 1999
Appraisal Value                                                      $53,100,000
Underwritten Occupancy                                                     92.3%
Underwritten Revenues                                                 $6,354,855
Underwritten Total Expenses                                           $2,427,369
Underwritten Net Operating Income (NOI)                               $3,927,485
Underwritten In Place Cash Flow (IPCF)                                $3,511,191
Underwritten Net Cash Flow (NCF)                                      $3,636,811

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                       $37,400,000
Cut-off Date Principal Balance PSF                                       $138.60
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.332%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     70.4%
LTV Ratio at Maturity                                                      70.4%
Underwritten DSCR on NOI                                                   1.63x
Underwritten DSCR on NCF                                                   1.51x

----------
(1)  IPCF is the loan seller's Underwritten NCF, adjusted for in place leases and expenses and contractual rent steps through October 1, 2007, but giving no credit to rental growth expected to occur in future years.

(2)  NCF is the loan seller's Underwritten NCF, giving credit to contractual rent steps through December 1, 2008 and underwritten occupancy of 92.3%.
     There can be no assurance that the Research Park Portfolio Properties will attain or exceed the stated NCF.

o    THE LOAN. The mortgage loan (the "RESEARCH PARK PORTFOLIO LOAN") is evidenced by a note in the original principal amount of $37,400,000 and is secured by a first mortgage encumbering 5 office buildings located in
     Orlando, Florida (the "RESEARCH PARK PORTFOLIO PROPERTIES"). The Research
     Park Portfolio Loan was originated by Goldman Sachs Commercial Mortgage
     Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company.
     The Research Park Portfolio Loan was originated on August 14, 2007 and represents approximately 1.4% of the initial mortgage pool balance and approximately 1.5% of the initial sub-pool 1 balance. The note evidencing the Research Park Portfolio Loan had an original principal balance and has principal balance as of the cut-off date of $37,400,000 and an interest rate of 6.332%. The proceeds from the Research Park Portfolio Loan were used to acquire the Research Park Portfolio Properties.

o    The Research Park Portfolio Loan had an initial term of 60 months and has a remaining term of 59 months. The Research Park Portfolio Loan requires payments of interest only during its entire term. The scheduled maturity date is the payment date in September 2012. Voluntary prepayment of the
     Research Park Portfolio Loan is prohibited until the payment date in June
     2012. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of
     America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTIES. The Research Park Portfolio Properties consist of five buildings on three office properties located in Orlando, Florida. As of
     July 1, 2007, the Research Park Portfolio Properties were approximately
     90.7% occupied, including 59% occupied by credit rated tenants. The
     Research Park Portfolio Properties are one-, two- and four-story multi-tenant office buildings which form part of the Central Florida
     Research Park. The Central Florida Research Park is located north of the intersection of SR 408 (East-West Expressway) and SR 50 (East Colonial
     Drive) near the University of Central Florida's main campus and approximately 15 miles northeast of the Orlando CBD.

     The following table presents certain information relating to the Research
     Park Portfolio Properties:

                                        ALLOCATED LOAN                            OCCUPANCY
     PROPERTY NAME          LOCATION        AMOUNT       SIZE (SF)   YEAR BUILT   (LEASED)            LARGEST TENANT
-----------------------   -----------   --------------   ---------   ----------   ---------   -----------------------------

Research Commons          Orlando, FL   $20,014,518.60    129,424       1989        88.1%     GSA - U.S. Army PEO STRI
University Tech Center    Orlando, FL     9,788,071.58     81,652       1999        88.2%     University of Central Florida
Technology Point I & II   Orlando, FL     7,597,409.82     58,756    1986, 1989    100.0%     Advanced Systems Technology
                                        --------------    -------                   ----
TOTAL/WEIGHTED AVERAGE                  $37,400,000.00    269,832                   90.7%
                                        ==============    =======                   ====

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -79-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Research Park Portfolio Properties:

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                       % OF TOTAL       ANNUALIZED
                                                                         ANNUALIZED    ANNUALIZED   UNDERWRITTEN BASE
                                    CREDIT RATING       TENANT   % OF   UNDERWRITTEN  UNDERWRITTEN         RENT           LEASE
         TENANT NAME           (FITCH/MOODY'S/S&P)(2)    NRSF    NRSF    BASE RENT     BASE RENT       ($ PER NRSF)    EXPIRATION
-----------------------------  ----------------------  -------  ------  ------------  ------------  -----------------  ----------

GSA - U.S. Army PEO STRI            AAA/Aaa/AAA         65,044   24.1%   $1,626,100       32.0%          $25.00        12/31/2009
Anteon Corp/General Dynamics          A/A2/A            33,671   12.5%      973,812       19.1%           28.92            (3)
University of Central Florida        NR/NR/NR           36,672   13.6%      605,173       11.9%           16.50            (4)
Advanced Systems Technology          NR/NR/NR           34,514   12.8%      584,711       11.5%           16.94            (5)
Invivo Corporation                   A-/A3/A-           31,160   11.5%      493,574        9.7%           15.84         6/1/2010
GSA - U.S. Air Force                AAA/Aaa/AAA         28,756   10.7%      452,907        8.9%           15.75            (6)
The Titan Corporation (L-3)          NR/NR/NR            3,232    1.2%       84,743        1.7%           26.22        10/31/2007
NCI Information Systems              NR/NR/NR            3,321    1.2%       84,553        1.7%           25.46        11/30/2009
Morgan Research Corp                 NR/NR/NR            2,997    1.1%       77,742        1.5%           25.94         3/31/2009
Gleason Research Associates          NR/NR/NR            4,217    1.6%       71,689        1.4%           17.00         7/31/2012
TEN LARGEST TENANTS                                    243,584   90.3%   $5,055,004       99.4%          $20.75
                                                       -------  -----    ----------      -----           ------
Remaining Tenants                                        1,261    0.5%       30,264        0.6%           24.00
Vacant                                                  24,987    9.3%            0        0.0%            0.00
                                                       -------  -----    ----------      -----           ------
TOTAL ALL TENANTS                                      269,832  100.0%   $5,085,268      100.0%          $18.85
                                                       =======  =====    ==========      =====           ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Anteon Corp/General Dynamics has three leases expiring on 12/31/2008
     (33,671 sf).

(4)  University of Central Florida (UCF) has three leases expiring on 6/30/2012.
     The three UCF tenants are UCF - CAS (12,378 sf), UCF - Incubator Tech
     (12,208 sf), and UCF - Human Resources (12,086 sf).

(5)  Advanced Systems Technology has 2 leases, with one lease expiring on
     10/31/2007 (4,514 sf), and one lease expiring on 6/30/2011 with an early termination option of June 30, 2009, exercised upon 180 days written notice that the tenant has lost its government contract (30,000 sf).

(6)  GSA - U.S. Air Force has 2 leases, with one lease expiring on 9/30/2010
     (14,378 sf), and one lease expiring on 9/30/2011 (14,378 sf). Pursuant to each lease, the tenant has the right to cancel its lease at any time or for lack of appropriations.

     The following table presents certain information relating to the lease rollover schedule at the Research Park Portfolio Properties:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                  % OF TOTAL    ANNUALIZED
                                                                    ANNUALIZED    ANNUALIZED   UNDERWRITTEN
      YEAR ENDING       EXPIRING                     CUMULATIVE    UNDERWRITTEN  UNDERWRITTEN    BASE RENT
      DECEMBER 31         NRSF    % OF TOTAL NRSF  OF TOTAL NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)
----------------------  --------  ---------------  -------------  -------------  ------------  ------------

2007                       7,746         2.9%            2.9%      $   204,454        4.0%        $26.39
2008                      33,671        12.5%           15.3%          973,812       19.1%         28.92
2009                     102,623        38.0%           53.4%        2,283,659       44.9%         22.25
2010                      45,538        16.9%           70.3%          720,028       14.2%         15.81
2011                      14,378         5.3%           75.6%          226,454        4.5%         15.75
2012                      40,889        15.2%           90.7%          676,862       13.3%         16.55
2013                           0         0.0%           90.7%                0        0.0%          0.00
2014                           0         0.0%           90.7%                0        0.0%          0.00
2015                           0         0.0%           90.7%                0        0.0%          0.00
2016                           0         0.0%           90.7%                0        0.0%          0.00
2017 and Thereafter            0         0.0%           90.7%                0        0.0%          0.00
Vacant                    24,987         9.3%          100.0%                0        0.0%          0.00
                         -------       -----                        ----------      -----         ------
TOTAL/WEIGHTED AVERAGE   269,832       100.0%                       $5,085,268      100.0%        $18.85
                         =======       =====                        ==========      =====         ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrowers are three single-purpose, single-asset entities, G&I V Technology Point LLC, G&I V University Tech LLC and G&I V
     Research Commons LLC (collectively, the "RESEARCH PARK PORTFOLIO
     BORROWERS"). The Research Park Portfolio Borrowers are indirectly owned by
     G&I V Investment Research

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -80-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

     Park (90%) and Tower Realty (10%). G&I Investment Research Park is owned by
     DRA G & I Fund V Real Estate Investment Trust ("DRA REIT"). As of March 31,
     2007, DRA REIT owns 405 properties through joint venture partnerships, including 356 retail properties in the CARS Portfolio totaling 16.2 million square feet, 26 office properties totaling 10.6 million square feet and six land parcels and 12 multi-family properties with 4,052 units. DRA REIT is the guarantor under the non-recourse carve-outs and certain environmental obligations under the Research Park Portfolio Loan.

o    ESCROWS. At origination, the borrower paid to the lender $1,300,000 to be held for tenant improvement and leasing commission obligations. In addition, at origination, the borrower deposited $4,355 into a reserve account to cover replacements and repairs, and is required to make monthly deposits thereto. The loan documents provide for monthly reserves for real estate taxes and insurance during the occurrence of an event of default or a Research Park Cash Management Period, or when taxes or insurance, as applicable, are not paid in accordance with the loan documents.

o    RELEASE OF COLLATERAL. Any time after the second anniversary of the securitization closing date, the Research Park Portfolio Borrowers are permitted under the loan documents to obtain the release of any one of the
     Research Park Portfolio Properties, subject to the satisfaction of certain conditions, including among others: (i) only one release is permitted under the loan documents, (ii) the delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount for the Research Park Portfolio
     Property being released and (iii) after giving effect to the release, the debt service coverage ratio of the remaining properties is equal to or greater than the greater of (x) the debt service coverage ratio at origination and (y) the lesser of (A) the debt service coverage ratio immediately preceding the release and (B) the debt service coverage ratio at origination increased by 10%.

o    LOCKBOX AND CASH MANAGEMENT. The Research Park Portfolio Loan requires a hard lockbox, which is already in place. The loan documents require the
     Research Park Portfolio Borrowers to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents or other revenue received by or on behalf of the
     Research Park Borrowers or the property managers be deposited into such lender-controlled lockbox account within two business days after receipt.
     Funds in the lender-controlled lockbox will be swept to the borrower's operating account daily except during an event of default or a Research
     Park Cash Management Period. During a Research Park Cash Management Period,
     amounts in the lockbox account will be transferred to the lender to be applied to monthly debt service, deposits to the tax and insurance impound, deposits to the replacement escrow fund and all other amounts then due to the cash management bank. The lender will place any remaining funds into an escrow account, to be distributed as follows: (i) during an event of default, the lender may apply the funds to debt service at its sole discretion, (ii) during a Research Park Cash Management Period, the lender will distribute to the Research Park Portfolio Borrowers an amount equal to monthly operating expenses, plus emergency, capital, leasing or other expenses and (iii) upon the satisfaction of the mortgage, the lender will disburse any remaining funds to the Research Park Portfolio Borrowers.

     A "RESEARCH PARK CASH MANAGEMENT PERIOD" means (i) any period from (a) the conclusion of any 12-month period ending on the last day of the fiscal quarter during which net operating income is less than 85% of origination date net operating income, to (b) the conclusion of the second of any two
     12-month periods ending on the last day of consecutive fiscal quarters thereafter during each of which periods net operating income is at least
     85% of origination date net operating income or (ii) in the event a portion of the Research Park Portfolio Loan is converted to a mezzanine loan, the occurrence of an event of default under the mezzanine loan.

o    PROPERTY MANAGEMENT. Each of the Research Park Portfolio Properties is
     currently managed by Tower Realty Asset Management, Inc, an affiliate of the Research Park Portfolio Borrowers, pursuant to a management

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -81-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

     agreement. The property manager is entitled to an annual management fee equal to 3% of the gross revenue from the Research Park Portfolio
     Properties. In addition, for construction supervision services which it performs, the property manager will receive a construction supervision fee equal to 3% of the cost of renovations or tenant improvements. The lender may terminate the property manager if an event of default under the
     Research Park Portfolio Loan has occurred.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o    TERRORISM INSURANCE. The loan documents require the Research Park Portfolio
     Properties to be insured against acts of terrorism as part of its
     "all-risk" property coverage in an amount equal to 100% of the full replacement cost of the Research Park Portfolio Properties. In addition, the Research Park Portfolio Borrowers are required to maintain business income interruption insurance covering losses of income and rents derived from the Research Park Portfolio Properties resulting from any risk or casualty (plus an extended period of indemnity for 12 months after restoration). See "Risk Factors--Risks Related to the Underlying Mortgage
     Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates" in the
     prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -82-          [RBS Greenwich Capital LOGO]

                                     ANNEX C

                          MORTGAGE POOL CHARACTERISTICS

                                       C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROPERTY TYPES

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
                          MORTGAGED     PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
      PROPERTY TYPE      PROPERTIES    BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

Office                       32         797,244,861        29.7%         1.34        62.2%         61.8%          111        6.104%
Retail                       54         762,380,582        28.4%         1.32        69.1%         66.7%           93        5.919%
Industrial                   46         375,639,624        14.0%         1.66        59.8%         49.8%          116        6.269%
Land                         13         341,783,093        12.7%         1.19        72.6%         72.2%          117        6.247%
Multifamily                  19         249,774,000         9.3%         1.29        72.7%         72.3%          107        6.003%
Hospitality                   9         137,434,871         5.1%         1.41        65.0%         58.5%           93        6.770%
Other                         1          12,000,000         0.4%         1.26        72.7%         67.4%          119        7.390%
                         -----------------------------------------------------------------------------------------------------------
Self-Storage                180       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

                                                                                      WTD.          WTD.          WTD.
                                                           % OF                       AVG.          AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
                          MORTGAGED     PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
PROPERTY STATE           PROPERTIES    BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

New York                     10         979,373,561        36.4%         1.42        62.1%         56.8%          116        6.232%
Arizona                      11         382,985,150        14.3%         1.45        63.0%         62.8%           74        5.716%
California                   24         302,378,071        11.3%         1.27        66.9%         67.6%          114        6.111%
New Jersey                   23         178,184,147         6.6%         1.35        71.4%         70.3%          107        6.003%
Florida                      11         112,738,750         4.2%         1.38        70.8%         69.9%           87        6.238%
Virginia                     12         112,026,273         4.2%         1.29        65.0%         70.5%          106        6.103%
Texas                         9          63,330,250         2.4%         1.26        77.6%         75.6%          117        5.954%
North Carolina               11          57,880,790         2.2%         1.31        74.9%         69.9%          116        6.122%
Colorado                      6          55,888,250         2.1%         1.20        73.1%         71.5%          112        5.704%
Wisconsin                     3          47,966,500         1.8%         1.50        66.2%         59.5%           64        6.901%
Other States (1)             60         394,505,287        14.7%         1.26        72.9%         68.5%          112        6.277%
                         -----------------------------------------------------------------------------------------------------------
                            180       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes 24 states

CUT-OFF DATE PRINCIPAL BALANCES

                                                                                      WTD.         WTD.           WTD.
                                                           % OF                       AVG.         AVG.           AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
    RANGE OF CUT-OFF      MORTGAGE      PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
    DATE BALANCES ($)       LOANS      BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

   Less than 2,500,001        5          10,530,407         0.4%         1.22        72.0%         65.4%          118        6.358%
  2,500,001 - 5,000,000      28         100,165,993         3.7%         1.30        71.6%         66.4%          117        6.020%
  5,000,001 - 7,500,000      16         101,000,236         3.8%         1.23        73.4%         68.3%          114        6.235%
 7,500,001 - 10,000,000      17         149,059,440         5.5%         1.36        67.8%         62.7%          109        6.211%
 10,000,001 - 15,000,000     22         272,298,448        10.1%         1.26        74.2%         71.5%          109        6.196%
 15,000,001 - 20,000,000     13         224,084,147         8.3%         1.24        73.7%         72.1%          107        5.882%
 20,000,001 - 25,000,000      2          44,850,000         1.7%         1.10        75.4%         72.0%           87        5.801%
 25,000,001 - 50,000,000     12         385,810,000        14.4%         1.33        68.4%         68.2%           97        6.340%
 50,000,001 - 75,000,000      2         126,808,359         4.7%         1.41        74.5%         74.5%          118        6.284%
75,000,001 - 100,000,000      1          80,000,000         3.0%         1.14        61.3%         72.8%          120        6.099%
100,000,001 - 250,000,000     1         250,000,000         9.3%         1.78        52.6%         39.0%          119        6.280%
250,000,001 - 350,000,000     3         942,650,000        35.1%         1.37        62.5%         60.9%          101        6.008%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $22,026,697

                                       C-1

MORTGAGE RATES

                                                                                      WTD.          WTD.          WTD.
                                                           % OF                       AVG.          AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
        RANGE OF          MORTGAGE      PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
   MORTGAGE RATES (%)       LOANS      BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

    Less than 5.7499         16         486,516,660        18.1%         1.43        64.5%         63.8%           85        5.655%
     5.750 - 5.9999          25         291,447,611        10.8%         1.32        72.2%         69.5%          114        5.885%
     6.000 - 6.2499          43         911,696,169        33.9%         1.29        65.7%         65.1%          110        6.121%
     6.250 - 6.4999          21         759,674,561        28.3%         1.44        65.4%         60.0%          112        6.296%
     6.500 - 6.7499           6          87,762,029         3.3%         1.28        67.1%         61.8%          120        6.655%
     6.750 - 6.9999           9         127,910,000         4.8%         1.33        69.5%         63.3%           90        6.881%
     7.000 - 7.4999           2          22,250,000         0.8%         1.17        70.9%         65.5%          119        7.247%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MORTGAGE RATE IS 6.123%.

DEBT SERVICE COVERAGE RATIOS

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
                          MORTGAGE      PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
     RANGE OF DSCRS         LOANS      BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

     Less than 1.10           8          93,024,147         3.5%         1.06        75.5%         70.5%          116        6.202%
      1.10 - 1.1999          40         821,763,640        30.6%         1.17        71.6%         72.1%          112        6.202%
      1.20 - 1.2999          31         316,313,099        11.8%         1.25        73.2%         69.6%          102        6.167%
      1.30 - 1.3999          19         560,866,094        20.9%         1.38        62.1%         58.7%          116        6.121%
      1.40 - 1.4999          11         408,633,977        15.2%         1.47        62.7%         62.2%           79        5.719%
      1.50 - 1.7499           8         203,656,073         7.6%         1.58        68.6%         66.7%           93        6.345%
      1.75 - 1.9999           5         283,000,000        10.5%         1.79        52.7%         40.4%          119        6.250%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.36X.

                                       C-2

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                      WTD.          WTD.          WTD.
                                                           % OF                       AVG.          AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
    RANGE OF CUT-OFF      MORTGAGE      PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
   DATE LTV RATIOS (%)      LOANS      BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

     Less than 55.00          4         306,100,000        11.4%         1.71        52.2%         43.8%          119        6.263%
      55.01 - 60.00          10         458,764,226        17.1%         1.42        57.0%         53.2%          114        6.119%
      60.01 - 65.00          10         468,526,203        17.4%         1.39        61.3%         62.4%           84        5.792%
      65.01 - 70.00          22         256,048,796         9.5%         1.35        67.8%         64.2%          104        6.352%
      70.01 - 75.00          30         718,986,800        26.8%         1.25        72.7%         71.0%          112        6.248%
      75.01 - 80.00          39         383,231,005        14.3%         1.24        78.5%         75.9%          109        6.055%
      80.01 - 85.00           7          95,600,000         3.6%         1.17        81.7%         79.8%           89        6.048%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 66.4%.

MATURITY DATE LOAN-TO-VALUE RATIOS

                                                                                     WTD.          WTD.           WTD.
                                                           % OF                       AVG.          AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
 RANGE OF MATURITY DATE   MORTGAGE      PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
     LTV RATIOS (%)         LOANS      BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

     Less than 55.00         12         667,933,412        24.9%         1.55        55.3%         46.8%          118        6.196%
      55.01 - 60.00          14         192,759,790         7.2%         1.46        62.4%         58.4%           94        6.291%
      60.01 - 65.00          11         414,415,554        15.4%         1.39        62.8%         61.4%           79        5.744%
      65.01 - 70.00          26         294,136,916        10.9%         1.27        71.2%         67.2%          115        6.369%
      70.01 - 75.00          32         793,741,359        29.5%         1.24        71.4%         72.9%          113        6.178%
      75.01 - 80.00          24         276,270,000        10.3%         1.27        78.9%         78.3%          101        5.983%
      80.01 - 85.00           3          48,000,000         1.8%         1.14        82.2%         82.2%           82        6.115%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MATURITY DATE LTV RATIO IS 63.7%.

ORIGINAL TERMS TO MATURITY

                                                                                      WTD.          WTD.          WTD.
                                                           % OF                       AVG.          AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
 RANGE OF ORIGINAL TERMS  MORTGAGE      PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
  TO MATURITY (MONTHS)      LOANS      BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

         0 - 60              11         240,480,000         8.9%         1.32        72.1%         70.4%           58        6.369%
         61 - 96              5         363,250,000        13.5%         1.45        61.9%         61.6%           70        5.726%
        97 - 120            106       2,083,527,031        77.5%         1.35        66.5%         63.3%          118        6.164%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 108 MONTHS.

REMAINING TERMS TO MATURITY

                                                                                     WTD.          WTD.           WTD.
                                                           % OF                       AVG.          AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
RANGE OF REMAINING TERMS  MORTGAGE      PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
  TO MATURITY (MONTHS)      LOANS      BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

         0 - 60              11         240,480,000         8.9%         1.32        72.1%         70.4%           58        6.369%
         61 - 96              5         363,250,000        13.5%         1.45        61.9%         61.6%           70        5.726%
        97 - 120            106       2,083,527,031        77.5%         1.35        66.5%         63.3%          118        6.164%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 106 MONTHS.

                                       C-3

SEASONING

                                                                                      WTD.          WTD.          WTD.
                                                           % OF                       AVG.          AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
                          MORTGAGE      PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
   SEASONING (MONTHS)       LOANS      BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

         0 - 12             122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE SEASONING IS 2 MONTHS.

ORIGINAL AMORTIZATION TERMS

                                                                                      WTD.          WTD.          WTD.
                                                           % OF                       AVG.          AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
    RANGE OF ORIGINAL     NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
   AMORTIZATION TERMS     MORTGAGE      PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
        (MONTHS)            LOANS      BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

      Interest Only          54       1,599,782,359        59.5%         1.42        67.2%         65.0%          100        6.035%
        216 - 240             1           4,229,026         0.2%         1.16        55.6%         33.0%          118        6.130%
        241 - 360            67       1,083,245,646        40.3%         1.28        65.2%         61.9%          114        6.253%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 358 MONTHS.

REMAINING STATED AMORTIZATION TERMS

                                                                                      WTD.          WTD.          WTD.
                                                           % OF                       AVG.          AVG.          AVG.
                                        AGGREGATE         INITIAL                   CUT-OFF      MATURITY      REMAINING      WTD.
   RANGE OF REMAINING     NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
   AMORTIZATION TERMS     MORTGAGE      PRINCIPAL           POOL         AVG.         LTV           LTV         MATURITY    MORTGAGE
        (MONTHS)            LOANS      BALANCE ($)        BALANCE        DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

      Interest Only          54       1,599,782,359        59.5%         1.42        67.2%         65.0%          100        6.035%
        214 - 240             1           4,229,026         0.2%         1.16        55.6%         33.0%          118        6.130%
        241 - 360            67       1,083,245,646        40.3%         1.28        65.2%         61.9%          114        6.253%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 357 MONTHS.

                                       C-4

AMORTIZATION TYPES

                                                                                      WTD.          WTD.          WTD.
                                                           % OF                       AVG.          AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
                          MORTGAGE      PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
    AMORTIZATION TYPE       LOANS      BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

      Interest Only          54       1,599,782,359        59.5%         1.42        67.2%         65.0%          100        6.035%
   Interest Only, Then
       Amortizing            53         990,254,034        36.8%         1.28        65.3%         62.7%          114        6.247%
       Amortizing            15          97,220,638         3.6%         1.34        63.6%         52.6%          113        6.309%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031       100.0%         1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

LOCKBOXES
                                                           % OF
                                        AGGREGATE        INITIAL
                          NUMBER OF   CUT-OFF DATE       MORTGAGE
                          MORTGAGE      PRINCIPAL          POOL
    LOCKBOX TYPE            LOANS      BALANCE ($)       BALANCE
-----------------------------------------------------------------
Hard                         22       1,580,919,700        58.8%
Soft                          5         181,194,147         6.7%
Springing                     2          48,750,000         1.8%
-----------------------------------------------------------------

ESCROW TYPES
                                                           % OF
                                        AGGREGATE        INITIAL
                          NUMBER OF   CUT-OFF DATE       MORTGAGE
                          MORTGAGE      PRINCIPAL          POOL
ESCROW TYPE (1)             LOANS      BALANCE ($)       BALANCE
-----------------------------------------------------------------
TI/LC (2)                    47         483,366,592        25.0%
Real Estate Tax             103       2,072,210,639        77.1%
Insurance                    90       1,665,613,610        62.0%
Replacement Reserve          71         902,816,639        33.6%
-----------------------------------------------------------------

(1) Includes initial and ongoing reserves and escrows

(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by land, multifamily, hospitality, other (marina)
or self-storage properties.

PREPAYMENT PROVISION SUMMARY

                                                                                      WTD.          WTD.          WTD.
                                                           % OF                       AVG.          AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.         DATE         DATE         TERM TO       AVG.
                          MORTGAGE      PRINCIPAL          POOL          AVG.         LTV           LTV         MATURITY    MORTGAGE
     PREPAYMENT TYPE        LOANS      BALANCE ($)       BALANCE         DSCR        RATIO         RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

   Lockout/Defeasance       106       2,473,012,917       92.0%          1.36        65.8%         63.0%          107        6.125%
Lockout/Yield Maintenance    12         117,834,701        4.4%          1.24        73.3%         69.9%           85        6.046%
  Lockout/Defeasance or
    Yield Maintenance         3          76,409,413        2.8%          1.57        75.1%         75.0%          118        6.302%
   Defeasance or Yield
       Maintenance            1          20,000,000        0.7%          1.38        66.7%         66.7%          115        5.650%
                         -----------------------------------------------------------------------------------------------------------
                            122       2,687,257,031      100.0%          1.36        66.4%         63.7%          106        6.123%
------------------------------------------------------------------------------------------------------------------------------------

                                       C-5

PROPERTY TYPES

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
                          MORTGAGED     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
   PROPERTY TYPE         PROPERTIES    BALANCE ($)       BALANCE        DSCR         RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

Office                       32         797,244,861         32.7%        1.34        62.2%         61.8%          111       6.104%
Retail                       54         762,380,582         31.3%        1.32        69.1%         66.7%           93       5.919%
Industrial                   46         375,639,624         15.4%        1.66        59.8%         49.8%          116       6.269%
Land                         13         341,783,093         14.0%        1.19        72.6%         72.2%          117       6.247%
Hospitality                   9        137,434,871          5.6%        1.41        65.0%         58.5%           93       6.770%
Other                         1         12,000,000          0.5%        1.26        72.7%         67.4%          119       7.390%
Self-Storage                  6         11,000,000          0.5%        1.47        75.1%         72.1%           88       6.149%
                         -----------------------------------------------------------------------------------------------------------
                            161       2,437,483,031        100.0%        1.37        65.7%         62.8%          106       6.136%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
                          MORTGAGED     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
  PROPERTY STATE         PROPERTIES    BALANCE ($)       BALANCE        DSCR         RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

New York                    10          979,373,561         40.2%        1.42        62.1%         56.8%          116       6.232%
Arizona                     11          382,985,150         15.7%        1.45        63.0%         62.8%           74       5.716%
California                  21          275,228,071         11.3%        1.28        66.4%         67.3%          113       6.133%
New Jersey                  14           54,834,147          2.2%        1.30        73.3%         69.6%           82       6.116%
Florida                      8           75,864,750          3.1%        1.47        70.6%         70.6%           89       6.247%
Virginia                    11           89,526,273          3.7%        1.31        61.5%         68.4%          118       6.119%
Texas                        8           43,730,250          1.8%        1.30        77.1%         74.1%          117       5.952%
North Carolina              11           57,880,790          2.4%        1.31        74.9%         69.9%          116       6.122%
Colorado                     6           55,888,250          2.3%        1.20        73.1%         71.5%          112       5.704%
Wisconsin                    3           47,966,500          2.0%        1.50        66.2%         59.5%           64       6.901%
Other States (1)            58          374,205,287         15.4%        1.25        72.7%         68.0%          112       6.289%
                         -----------------------------------------------------------------------------------------------------------
                           161        2,437,483,031        100.0%        1.37        65.7%         62.8%          106       6.136%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Includes 24 states

CUT-OFF DATE PRINCIPAL BALANCES

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
RANGE OF CUT-OFF          MORTGAGED     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
DATE BALANCES ($)          LOANS       BALANCE ($)       BALANCE        DSCR         RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

   Less than 2,500,001        5          10,530,407         0.4%         1.22        72.0%         65.4%          118       6.358%
  2,500,001 - 5,000,000      25          90,015,993         3.7%         1.31        70.6%         65.2%          117       6.017%
  5,000,001 - 7,500,000      13          81,626,236         3.3%         1.24        73.4%         67.5%          113       6.283%
 7,500,001 - 10,000,000      15         130,959,440         5.4%         1.36        67.3%         61.9%          108       6.204%
 10,000,001 - 15,000,000     18         227,798,448         9.3%         1.26        74.4%         71.2%          108       6.231%
 15,000,001 - 20,000,000      9         149,934,147         6.2%         1.25        73.7%         71.3%          110       5.832%
 20,000,001 - 25,000,000      1          22,350,000         0.9%         0.99        71.8%         65.0%          117       5.560%
 25,000,001 - 50,000,000     10         324,810,000        13.3%         1.30        68.5%         68.3%           93       6.422%
 50,000,001 - 75,000,000      2         126,808,359         5.2%         1.41        74.5%         74.5%          118       6.284%
75,000,001 - 100,000,000      1          80,000,000         3.3%         1.14        61.3%         72.8%          120       6.099%
100,000,001 - 250,000,000     1         250,000,000        10.3%         1.78        52.6%         39.0%          119       6.280%
250,000,001 - 350,000,000     3         942,650,000        38.7%         1.37        62.5%         60.9%          101       6.008%
                         -----------------------------------------------------------------------------------------------------------
                            103       2,437,483,031       100.0%         1.37        65.7%         62.8%          106       6.136%
------------------------------------------------------------------------------------------------------------------------------------

THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $23,664,884

                                       C-6

MORTGAGE RATES

                                                                                      WTD.         WTD.          WTD.
                                                          % OF                        AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
   RANGE OF MORTGAGE      MORTGAGED     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
       RATES (%)           LOANS        BALANCE ($)      BALANCE        DSCR         RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

  Less than 5.7499           16         486,516,660        20.0%         1.43        64.5%         63.8%          85        5.655%
   5.750 - 5.9999            21         214,597,611         8.8%         1.29        74.0%         70.3%         113        5.892%
   6.000 - 6.2499            29         748,772,169        30.7%         1.30        63.5%         62.8%         112        6.139%
   6.250 - 6.4999            20         749,674,561        30.8%         1.44        65.5%         60.0%         112        6.294%
   6.500 - 6.7499             6          87,762,029         3.6%         1.28        67.1%         61.8%         120        6.655%
   6.750 - 6.9999             9         127,910,000         5.2%         1.33        69.5%         63.3%          90        6.881%
   7.000 - 7.4999             2          22,250,000         0.9%         1.17        70.9%         65.5%         119        7.247%
                         -----------------------------------------------------------------------------------------------------------
                            103       2,437,483,031       100.0%         1.37        65.7%         62.8%         106        6.136%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MORTGAGE RATE IS 6.136%.

DEBT SERVICE COVERAGE RATIOS

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
                          MORTGAGED     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
  RANGE OF DSCRS           LOANS       BALANCE ($)       BALANCE        DSCR         RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

  Less than 1.10              8          93,024,147         3.8%         1.06        75.5%         70.5%          116       6.202%
   1.10 - 1.1999             32         719,739,640        29.5%         1.17        71.4%         71.9%          113       6.231%
   1.20 - 1.2999             27         253,113,099        10.4%         1.26        72.2%         68.0%          103       6.188%
   1.30 - 1.3999             13         510,316,094        20.9%         1.38        60.7%         57.1%          116       6.130%
   1.40 - 1.4999             11         408,633,977        16.8%         1.47        62.7%         62.2%           79       5.719%
   1.50 - 1.7499              7         169,656,073         7.0%         1.55        70.6%         68.4%           88       6.448%
   1.75 - 1.9999              5         283,000,000        11.6%         1.79        52.7%         40.4%          119       6.250%
                         -----------------------------------------------------------------------------------------------------------
                            103       2,437,483,031       100.0%         1.37        65.7%         62.8%          106       6.136%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.37X.

                                       C-7

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
   RANGE OF CUT-OFF        MORTGAGE     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
   DATE LTV RATIOS (%)      LOANS       BALANCE ($)       BALANCE        DSCR         RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

   Less than 55.00            4         306,100,000        12.6%         1.71        52.2%         43.8%          119       6.263%
    55.01 - 60.00             9         424,764,226        17.4%         1.40        56.9%         52.7%          114       6.142%
    60.01 - 65.00             8         447,626,203        18.4%         1.40        61.1%         62.4%           82       5.773%
    65.01 - 70.00            21         250,048,796        10.3%         1.35        67.8%         64.0%          103       6.361%
    70.01 - 75.00            26         657,936,800        27.0%         1.25        72.8%         70.9%          113       6.272%
    75.01 - 80.00            29         259,107,005        10.6%         1.24        78.4%         74.9%          110       6.068%
    80.01 - 85.00             6          91,900,000         3.8%         1.17        81.7%         79.8%           88       6.050%
                         -----------------------------------------------------------------------------------------------------------
                            103       2,437,483,031       100.0%         1.37        65.7%         62.8%          106       6.136%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 65.7%.

MATURITY DATE LOAN-TO-VALUE RATIOS

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                          NUMBER OF   CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
    RANGE OF MATURITY     MORTGAGE      PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
   DATE LTV RATIOS (%)      LOANS       BALANCE ($)       BALANCE        DSCR         RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

    Less than 55.00          12         667,933,412        27.4%         1.55        55.3%        46.8%           118       6.196%
     55.01 - 60.00           12         148,759,790         6.1%         1.42        63.1%        58.4%            87       6.387%
     60.01 - 65.00           10         403,515,554        16.6%         1.40        62.8%        61.4%            78       5.737%
     65.01 - 70.00           25         288,136,916        11.8%         1.27        71.3%        67.2%           115       6.377%
     70.01 - 75.00           26         721,917,359        29.6%         1.25        71.3%        73.0%           114       6.195%
     75.01 - 80.00           16         162,920,000         6.7%         1.29        79.2%        78.2%            99       5.963%
     80.01 - 85.00            2          44,300,000         1.8%         1.13        82.3%        82.3%            79       6.124%
                         -----------------------------------------------------------------------------------------------------------
                            103       2,437,483,031       100.0%         1.37        65.7%        62.8%           106       6.136%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MATURITY DATE LTV RATIO IS 62.8%.

ORIGINAL TERMS TO MATURITY

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                           NUMBER OF  CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
 RANGE OF ORIGINAL TERMS   MORTGAGE     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
  TO MATURITY (MONTHS)       LOANS      BALANCE ($)       BALANCE        DSCR        RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

         0 - 60                9        197,980,000        8.1%         1.35         71.4%        69.4%           58        6.431%
         61 - 96               5        363,250,000       14.9%         1.45         61.9%        61.6%           70        5.726%
        97 - 120              89      1,876,253,031       77.0%         1.35         65.9%        62.4%          118        6.184%
                         -----------------------------------------------------------------------------------------------------------
                              103     2,437,483,031      100.0%         1.37         65.7%        62.8%          106        6.136%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 108 MONTHS.

REMAINING TERMS TO MATURITY

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                           NUMBER OF  CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
RANGE OF REMAINING TERMS   MORTGAGE     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
  TO MATURITY (MONTHS)       LOANS      BALANCE ($)       BALANCE        DSCR        RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

         0 - 60                9        197,980,000        8.1%         1.35         71.4%        69.4%           58        6.431%
         61 - 96               5        363,250,000       14.9%         1.45         61.9%        61.6%           70        5.726%
        97 - 120              89      1,876,253,031       77.0%         1.35         65.9%        62.4%          118        6.184%
                         -----------------------------------------------------------------------------------------------------------
                              103     2,437,483,031      100.0%         1.37         65.7%        62.8%          106        6.136%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 106 MONTHS.

                                       C-8

SEASONING

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                           NUMBER OF  CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
                           MORTGAGE     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
   SEASONING (MONTHS)        LOANS      BALANCE ($)       BALANCE        DSCR        RATIO        RATIO        (MONTHS)     RATE
------------------------------------------------------------------------------------------------------------------------------------

         0 - 12               103     2,437,483,031      100.0%         1.37         65.7%        62.8%          106        6.136%
                         -----------------------------------------------------------------------------------------------------------
                              103     2,437,483,031      100.0%         1.37         65.7%        62.8%          106        6.136%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE SEASONING IS 2 MONTHS.

ORIGINAL AMORTIZATION TERMS

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
    RANGE OF ORIGINAL      NUMBER OF  CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
   AMORTIZATION TERMS      MORTGAGE     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
        (MONTHS)             LOANS      BALANCE ($)       BALANCE        DSCR        RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

      Interest Only            38     1,370,782,359       56.2%         1.43         66.3%        63.7%          100        6.045%
        216 - 240               1         4,229,026        0.2%         1.16         55.6%        33.0%          118        6.130%
        241 - 360              64     1,062,471,646       43.6%         1.28         65.1%        61.8%          114        6.253%
                         -----------------------------------------------------------------------------------------------------------
                              103     2,437,483,031      100.0%         1.37         65.7%        62.8%          106        6.136%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 357 MONTHS.

REMAINING STATED AMORTIZATION TERMS

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
   RANGE OF REMAINING      NUMBER OF  CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
   AMORTIZATION TERMS      MORTGAGE     PRINCIPAL          POOL          AVG.        LTV           LTV         MATURITY    MORTGAGE
        (MONTHS)             LOANS      BALANCE ($)       BALANCE        DSCR        RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

      Interest Only            38     1,370,782,359       56.2%         1.43         66.3%        63.7%          100        6.045%
        214 - 240               1         4,229,026        0.2%         1.16         55.6%        33.0%          118        6.130%
        241 - 360              64     1,062,471,646       43.6%         1.28         65.1%        61.8%          114        6.253%
                         -----------------------------------------------------------------------------------------------------------
                              103     2,437,483,031      100.0%         1.37         65.7%        62.8%          106        6.136%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 357 MONTHS.

                                       C-9

AMORTIZATION TYPES

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                           NUMBER OF  CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
                           MORTGAGE     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
   AMORTIZATION TYPE         LOANS      BALANCE ($)       BALANCE        DSCR        RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

      Interest Only            38     1,370,782,359       56.2%         1.43         66.3%        63.7%          100        6.045%
   Interest Only, Then
       Amortizing              50       969,480,034       39.8%         1.28         65.2%        62.6%          114        6.246%
       Amortizing              15        97,220,638        4.0%         1.34         63.6%        52.6%          113        6.309%
                         -----------------------------------------------------------------------------------------------------------
                              103     2,437,483,031      100.0%         1.37         65.7%        62.8%          106        6.136%
------------------------------------------------------------------------------------------------------------------------------------

LOCKBOXES
                                                           % OF
                                        AGGREGATE         INITIAL
                           NUMBER OF  CUT-OFF DATE       MORTGAGE
                            MORTGAGE    PRINCIPAL           POOL
      LOCKBOX TYPE            LOANS    BALANCE ($)        BALANCE
-----------------------------------------------------------------
          Hard                 22     1,580,919,700       64.9%
          Soft                 5        181,194,147        7.4%
        Springing              2         48,750,000        2.0%
-----------------------------------------------------------------

ESCROW TYPES
                                                          % OF
                                        AGGREGATE         INITIAL
                           NUMBER OF  CUT-OFF DATE       MORTGAGE
                            MORTGAGE    PRINCIPAL           POOL
ESCROW TYPE (1)               LOANS    BALANCE ($)        BALANCE
-----------------------------------------------------------------
TI/LC (2)                      47       483,366,592       25.0%
Real Estate Tax                85     1,832,736,639       75.2%
Insurance                      81     1,545,689,610       63.4%
Replacement Reserve            65       841,742,639       34.5%
-----------------------------------------------------------------

(1) Includes initial and ongoing reserves and escrows

(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by land, hospitality, other (marina) or self-storage properties.

PREPAYMENT PROVISION SUMMARY

                                                                                      WTD.         WTD.          WTD.
                                                           % OF                       AVG.         AVG.          AVG.
                                        AGGREGATE        INITIAL                    CUT-OFF      MATURITY      REMAINING     WTD.
                           NUMBER OF  CUT-OFF DATE       MORTGAGE        WTD.        DATE          DATE         TERM TO      AVG.
                           MORTGAGE     PRINCIPAL          POOL          AVG.         LTV          LTV         MATURITY    MORTGAGE
   PREPAYMENT TYPE           LOANS      BALANCE ($)       BALANCE        DSCR        RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

   Lockout/Defeasance         89      2,265,738,917       93.0%         1.36         65.2%        62.2%          106        6.138%
  Lockout/Defeasance or
    Yield Maintenance          3         76,409,413        3.1%         1.57         75.1%        75.0%          118        6.302%
Lockout/Yield Maintenance     10         75,334,701        3.1%         1.27         72.1%        66.8%          101        6.028%
   Defeasance or Yield
       Maintenance             1         20,000,000        0.8%         1.38         66.7%        66.7%          115        5.650%
                         -----------------------------------------------------------------------------------------------------------
                             103      2,437,483,031      100.0%         1.37         65.7%        62.8%          106        6.136%
------------------------------------------------------------------------------------------------------------------------------------

                                      C-10

PROPERTY TYPES

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                           NUMBER        AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                             OF        CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
                         MORTGAGED       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
     PROPERTY TYPE       PROPERTIES     BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                 19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                           NUMBER        AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                             OF        CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
                         MORTGAGED       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
    PROPERTY STATE       PROPERTIES     BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

New Jersey                   9          123,350,000       49.4%         1.37        70.5%         70.5%          118        5.953%
Florida                      3           36,874,000       14.8%         1.20        71.1%         68.6%           85        6.221%
California                   3           27,150,000       10.9%         1.19        71.9%         70.8%          117        5.886%
Virginia                     1           22,500,000        9.0%         1.20        78.9%         78.9%           58        6.040%
Texas                        1           19,600,000        7.8%         1.18        78.7%         78.7%          116        5.960%
Georgia                      1           12,200,000        4.9%         1.34        76.3%         76.3%          112        6.070%
Oklahoma                     1            8,100,000        3.2%         1.40        80.0%         80.0%          119        6.050%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCES

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                         NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
   RANGE OF CUT-OFF       MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
   DATE BALANCES ($)       LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

  Less than 5,000,001        3           10,150,000        4.1%         1.29        80.2%         77.4%          116        6.047%
 5,000,001 - 7,500,000       3           19,374,000        7.8%         1.21        73.3%         71.6%          118        6.034%
 7,500,001 - 10,000,000      2           18,100,000        7.2%         1.33        71.7%         68.5%          120        6.261%
10,000,001 - 12,500,000      4           44,500,000       17.8%         1.23        73.5%         73.5%          116        6.019%
12,500,001 - 17,500,000      1           16,750,000        6.7%         1.18        70.5%         70.5%          117        5.830%
17,500,001 - 22,500,000      4           79,900,000       32.0%         1.21        75.8%         75.8%           85        6.032%
22,500,001 - 27,500,000      1           27,000,000       10.8%         1.26        79.4%         79.4%          118        6.000%
27,500,001 - 52,500,000      1           34,000,000       13.6%         1.69        58.3%         58.3%          118        5.830%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $13,146,000

                                      C-11

MORTGAGE RATES

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                         NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
       RANGE OF           MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
  MORTGAGE RATES (%)       LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

   Less than 5.9999          4           76,850,000       30.8%         1.40        67.2%         67.2%          117        5.868%
    6.000 - 6.2499          14          162,924,000       65.2%         1.24        75.8%         75.4%          102        6.040%
    6.250 - 6.4999           1           10,000,000        4.0%         1.27        64.9%         59.2%          120        6.432%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MORTGAGE RATE IS 6.003%.

DEBT SERVICE COVERAGE RATIOS

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                         NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
                          MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
    RANGE OF DSCRS         LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

    Less than 1.20           8          102,024,000       40.8%         1.18        73.5%         73.1%          105        5.995%
    1.20 - 1.2999            4           63,200,000       25.3%         1.24        77.1%         76.2%           97        6.083%
    1.30 - 1.3999            6           50,550,000       20.2%         1.33        75.6%         75.0%          116        6.034%
    1.60 - 1.8499            1           34,000,000       13.6%         1.69        58.3%         58.3%          118        5.830%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.29X.

                                      C-12

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                         NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
    RANGE OF CUT-OFF      MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
  DATE LTV RATIOS (%)      LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

     Less than 60.00         1           34,000,000       13.6%         1.69        58.3%         58.3%          118        5.830%
      60.01 - 65.00          2           20,900,000        8.4%         1.21        64.2%         61.5%          119        6.207%
      65.01 - 70.00          1            6,000,000        2.4%         1.33        69.8%         69.8%          118        6.000%
      70.01 - 75.00          4           61,050,000       24.4%         1.21        71.7%         71.7%           97        5.982%
      75.01 - 80.00         10          124,124,000       49.7%         1.24        78.5%         78.0%          106        6.026%
      80.01 - 85.00          1            3,700,000        1.5%         1.26        81.3%         81.3%          118        6.000%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 72.7%.

MATURITY DATE LOAN-TO-VALUE RATIOS

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
   RANGE OF MATURITY     NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
    DATE LTV RATIOS       MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
          (%)              LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

    Less than 60.00          2           44,000,000       17.6%         1.59        59.8%         58.5%          118        5.967%
     60.01 - 65.00           1           10,900,000        4.4%         1.17        63.6%         63.6%          118        6.000%
     65.01 - 70.00           1            6,000,000        2.4%         1.33        69.8%         69.8%          118        6.000%
     70.01 - 75.00           6           71,824,000       28.8%         1.21        72.8%         72.0%          100        6.010%
     75.01 - 80.00           8          113,350,000       45.4%         1.24        78.5%         78.5%          105        6.012%
     80.01 - 85.00           1            3,700,000        1.5%         1.26        81.3%         81.3%          118        6.000%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MATURITY DATE LTV RATIO IS 72.3%.

ORIGINAL TERMS TO MATURITY

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
   RANGE OF ORIGINAL     NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
   TERMS TO MATURITY      MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
       (MONTHS)            LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

       0 - 60                2           42,500,000       17.0%         1.19        75.4%         75.4%           57        6.079%
      61 - 120              17          207,274,000       83.0%         1.32        72.2%         71.6%          117        5.987%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 110 MONTHS.

REMAINING TERMS TO MATURITY

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
  RANGE OF REMAINING     NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
       TERMS TO           MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
   MATURITY (MONTHS)       LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

        0 - 60               2           42,500,000       17.0%         1.19        75.4%         75.4%           57        6.079%
      109 - 119             17          207,274,000       83.0%         1.32        72.2%         71.6%          117        5.987%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 107 MONTHS.

                                      C-13

SEASONING

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                         NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
                          MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
  SEASONING (MONTHS)       LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

        0 - 12              19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE SEASONING IS 3 MONTHS.

ORIGINAL AMORTIZATION TERMS

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
   RANGE OF ORIGINAL     NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
     AMORTIZATION         MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
    TERMS (MONTHS)         LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

    Interest Only           16          229,000,000       91.7%         1.30        72.8%         72.8%          106        5.976%
         360                 3           20,774,000        8.3%         1.24        72.3%         66.5%          118        6.297%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 360 MONTHS.

REMAINING STATED AMORTIZATION TERMS

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
  RANGE OF REMAINING     NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
     AMORTIZATION         MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
    TERMS (MONTHS)         LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

    Interest Only           16          229,000,000       91.7%         1.30        72.8%         72.8%          106        5.976%
         360                 3           20,774,000        8.3%         1.24        72.3%         66.5%          118        6.297%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 360 MONTHS.

                                      C-14

AMORTIZATION TYPES

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                         NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
                          MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
  AMORTIZATION TYPE        LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

     Interest Only          16          229,000,000       91.7%         1.30        72.8%         72.8%          106        5.976%
    Interest Only,
    Then Amortizing          3           20,774,000        8.3%         1.24        72.3%         66.5%          118        6.297%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

LOCKBOXES

                                                           % OF
                                         AGGREGATE       INITIAL
                         NUMBER OF     CUT-OFF DATE      MORTGAGE
                          MORTGAGE       PRINCIPAL         POOL
     LOCKBOX TYPE          LOANS        BALANCE ($)      BALANCE
------------------------------------------------------------------
         Hard                0                   --        0.0%
         Soft                0                   --        0.0%
------------------------------------------------------------------

ESCROW TYPES

                                                           % OF
                                         AGGREGATE       INITIAL
                         NUMBER OF     CUT-OFF DATE      MORTGAGE
                          MORTGAGE       PRINCIPAL         POOL
    ESCROW TYPE (1)        LOANS        BALANCE ($)      BALANCE
------------------------------------------------------------------
Real Estate Tax             18          239,474,000       95.9%
Insurance                    9          119,924,000       48.0%
Replacement Reserve          6           61,074,000       24.5%
------------------------------------------------------------------

(1) Includes initial and ongoing reserves and escrows

PREPAYMENT PROVISION SUMMARY

                                                                                    WTD.          WTD.           WTD.
                                                          % OF                      AVG.          AVG.           AVG.
                                         AGGREGATE      INITIAL                    CUT-OFF      MATURITY      REMAINING      WTD.
                         NUMBER OF     CUT-OFF DATE     MORTGAGE        WTD.        DATE          DATE         TERM TO       AVG.
                          MORTGAGE       PRINCIPAL        POOL          AVG.         LTV          LTV          MATURITY    MORTGAGE
    PREPAYMENT TYPE        LOANS        BALANCE ($)     BALANCE         DSCR        RATIO        RATIO         (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

  Lockout/Defeasance        17          207,274,000       83.0%         1.32        72.2%         71.6%          117        5.987%
     Lockout/Yield
      Maintenance            2           42,500,000       17.0%         1.19        75.4%         75.4%           57        6.079%
                         -----------------------------------------------------------------------------------------------------------
                            19          249,774,000      100.0%         1.29        72.7%         72.3%          107        6.003%
------------------------------------------------------------------------------------------------------------------------------------

                                      C-15

                                     ANNEX D

                                DECREMENT TABLES

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                   AT INDICATED CPR
                                          -----------------------------------------------------------------

              PAYMENT DATE                  0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100           100           100           100          100
October 10, 2008.....................          97            97            97            97           97
October 10, 2009.....................          92            92            92            92           92
October 10, 2010.....................          84            84            84            84           84
October 10, 2011.....................          73            73            73            73           73
October 10, 2012.....................           0             0             0             0            0
Weighted Average Life in Years.......        4.01          4.00          3.99          3.97         3.86

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                   AT INDICATED CPR
                                          -----------------------------------------------------------------

              PAYMENT DATE                  0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100           100            100          100          100
October 10, 2008.....................         100           100            100          100          100
October 10, 2009.....................         100           100            100          100          100
October 10, 2010.....................         100           100            100          100          100
October 10, 2011.....................         100           100            100          100          100
October 10, 2012.....................          66            66             66           66           66
October 10, 2013.....................           0             0              0            0            0
Weighted Average Life in Years.......        5.40          5.37           5.33         5.28         5.00

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                   AT INDICATED CPR
                                          -----------------------------------------------------------------

              PAYMENT DATE                  0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100           100             100         100          100
October 10, 2008.....................         100           100             100         100          100
October 10, 2009.....................         100           100             100         100          100
October 10, 2010.....................         100           100             100         100          100
October 10, 2011.....................         100           100             100         100          100
October 10, 2012.....................         100           100             100         100          100
October 10, 2013.....................         100           100             100         100          100
October 10, 2014.....................           0             0               0           0            0
Weighted Average Life in Years.......        6.75          6.74            6.73        6.70         6.50

                                       D-1

            PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                   AT INDICATED CPR
                                          -----------------------------------------------------------------

              PAYMENT DATE                  0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100           100            100          100          100
October 10, 2008.....................         100           100            100          100          100
October 10, 2009.....................         100           100            100          100          100
October 10, 2010.....................         100           100            100          100          100
October 10, 2011.....................         100           100            100          100          100
October 10, 2012.....................         100           100            100          100          100
October 10, 2013.....................          94            94             94           94           94
October 10, 2014.....................          67            67             67           67           67
October 10, 2015.....................          38            38             38           38           38
October 10, 2016.....................           7             7              6            4            0
October 10, 2017.....................           0             0              0            0            0
Weighted Average Life in Years.......        7.55          7.55           7.55         7.55         7.54

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                   AT INDICATED CPR
                                          -----------------------------------------------------------------

              PAYMENT DATE                  0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100           100            100          100          100
October 10, 2008.....................         100           100            100          100          100
October 10, 2009.....................         100           100            100          100          100
October 10, 2010.....................         100           100            100          100          100
October 10, 2011.....................         100           100            100          100          100
October 10, 2012.....................         100           100            100          100          100
October 10, 2013.....................         100           100            100          100          100
October 10, 2014.....................         100           100            100          100          100
October 10, 2015.....................         100           100            100          100          100
October 10, 2016.....................         100           100            100          100           99
October 10, 2017.....................           0             0              0            0            0
Weighted Average Life in Years.......        9.69          9.67           9.64         9.59         9.40

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1-A CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                          -----------------------------------------------------------------

             PAYMENT DATE                   0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100           100            100          100          100
October 10, 2008.....................         100           100            100          100          100
October 10, 2009.....................         100           100            100          100          100
October 10, 2010.....................         100           100            100          100          100
October 10, 2011.....................         100           100            100          100          100
October 10, 2012.....................          83            83             83           83           83
October 10, 2013.....................          83            83             83           83           83
October 10, 2014.....................          83            83             83           83           83
October 10, 2015.....................          83            83             83           83           83
October 10, 2016.....................          82            82             82           82           82
October 10, 2017.....................           0             0              0            0            0
Weighted Average Life in Years.......        8.85          8.83           8.82         8.80         8.59

                                       D-2

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                          -----------------------------------------------------------------

             PAYMENT DATE                   0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100           100            100          100          100
October 10, 2008.....................         100           100            100          100          100
October 10, 2009.....................         100           100            100          100          100
October 10, 2010.....................         100           100            100          100          100
October 10, 2011.....................         100           100            100          100          100
October 10, 2012.....................         100           100            100          100          100
October 10, 2013.....................         100           100            100          100          100
October 10, 2014.....................         100           100            100          100          100
October 10, 2015.....................         100           100            100          100          100
October 10, 2016.....................         100           100            100          100          100
October 10, 2017.....................           0             0              0            0            0
Weighted Average Life in Years.......        9.78          9.78           9.78         9.78         9.53

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                          -----------------------------------------------------------------

             PAYMENT DATE                   0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100           100            100          100          100
October 10, 2008.....................         100           100            100          100          100
October 10, 2009.....................         100           100            100          100          100
October 10, 2010.....................         100           100            100          100          100
October 10, 2011.....................         100           100            100          100          100
October 10, 2012.....................         100           100            100          100          100
October 10, 2013.....................         100           100            100          100          100
October 10, 2014.....................         100           100            100          100          100
October 10, 2015.....................         100           100            100          100          100
October 10, 2016.....................         100           100            100          100          100
October 10, 2017.....................           0             0              0            0            0
Weighted Average Life in Years.......        9.85          9.84           9.82         9.80         9.53

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                          -----------------------------------------------------------------

             PAYMENT DATE                   0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100           100            100          100          100
October 10, 2008.....................         100           100            100          100          100
October 10, 2009.....................         100           100            100          100          100
October 10, 2010.....................         100           100            100          100          100
October 10, 2011.....................         100           100            100          100          100
October 10, 2012.....................         100           100            100          100          100
October 10, 2013.....................         100           100            100          100          100
October 10, 2014.....................         100           100            100          100          100
October 10, 2015.....................         100           100            100          100          100
October 10, 2016.....................         100           100            100          100          100
October 10, 2017.....................           0             0              0            0            0
Weighted Average Life in Years.......        9.86          9.86           9.86         9.86         9.53

                                       D-3

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                          -----------------------------------------------------------------

             PAYMENT DATE                   0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100           100            100          100          100
October 10, 2008.....................         100           100            100          100          100
October 10, 2009.....................         100           100            100          100          100
October 10, 2010.....................         100           100            100          100          100
October 10, 2011.....................         100           100            100          100          100
October 10, 2012.....................         100           100            100          100          100
October 10, 2013.....................         100           100            100          100          100
October 10, 2014.....................         100           100            100          100          100
October 10, 2015.....................         100           100            100          100          100
October 10, 2016.....................         100           100            100          100          100
October 10, 2017.....................           0             0              0            0            0
Weighted Average Life in Years.......        9.86          9.86           9.86         9.86         9.54

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                          -----------------------------------------------------------------

             PAYMENT DATE                   0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100            100           100          100          100
October 10, 2008.....................         100            100           100          100          100
October 10, 2009.....................         100            100           100          100          100
October 10, 2010.....................         100            100           100          100          100
October 10, 2011.....................         100            100           100          100          100
October 10, 2012.....................         100            100           100          100          100
October 10, 2013.....................         100            100           100          100          100
October 10, 2014.....................         100            100           100          100          100
October 10, 2015.....................         100            100           100          100          100
October 10, 2016.....................         100            100           100          100          100
October 10, 2017.....................           0              0             0            0            0
Weighted Average Life in Years.......        9.86           9.86          9.86         9.86         9.61

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                          -----------------------------------------------------------------

             PAYMENT DATE                   0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100            100           100          100          100
October 10, 2008.....................         100            100           100          100          100
October 10, 2009.....................         100            100           100          100          100
October 10, 2010.....................         100            100           100          100          100
October 10, 2011.....................         100            100           100          100          100
October 10, 2012.....................         100            100           100          100          100
October 10, 2013.....................         100            100           100          100          100
October 10, 2014.....................         100            100           100          100          100
October 10, 2015.....................         100            100           100          100          100
October 10, 2016.....................         100            100           100          100          100
October 10, 2017.....................           0              0             0            0            0
Weighted Average Life in Years.......        9.86           9.86          9.86         9.86         9.61

                                       D-4

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                          -----------------------------------------------------------------

             PAYMENT DATE                   0 CPR         25 CPR        50 CPR       75 CPR       100 CPR
-------------------------------------     ---------      --------      --------     --------     ----------

Initial Date.........................         100            100           100          100          100
October 10, 2008.....................         100            100           100          100          100
October 10, 2009.....................         100            100           100          100          100
October 10, 2010.....................         100            100           100          100          100
October 10, 2011.....................         100            100           100          100          100
October 10, 2012.....................         100            100           100          100          100
October 10, 2013.....................         100            100           100          100          100
October 10, 2014.....................         100            100           100          100          100
October 10, 2015.....................         100            100           100          100          100
October 10, 2016.....................         100            100           100          100          100
October 10, 2017.....................           0              0             0            0            0
Weighted Average Life in Years.......        9.86           9.86          9.86         9.86         9.61

                                       D-5

                                     ANNEX E

                         FORM OF PAYMENT DATE STATEMENT

                                       E-1

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

135 S. LaSalle Street, Suite 1625                       SERIES 2007-GG11                                Prior Payment:          N/A

Chicago, IL 60603                                                                                       Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X
ADMINISTRATOR: SAVAS APOSTOLAKIS 312-904-7895                                                            Analyst:
savasapostolakis@abnamro.com                  REPORTING PACKAGE TABLE OF CONTENTS

-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------   -------------------------------------------------------   -------------------------------
                                                                                          Page(s)
                                                                                          -------   -------------------------------
Issue Id:                      xxxxxxxx   REMIC Certificate Report                                  Closing Date:        XX/XX/XXXX
                                          Bond Interest Reconciliation                              First Payment Date:  11/13/2007
Monthly Data File Name:                   Cash Reconciliation Summary                               Assumed Final
                  xxxxxxxx_YYYYMM_3.ZIP   15 Month Historical Loan Status Summary                     Payment Date:      XX/XX/XXXX
                                          15 Month Historical Payoff/Loss Summary                   -------------------------------
---------------------------------------   Historical Collateral Level Prepayment Report
                                          Delinquent Loan Detail
                                          Mortgage Loan Characteristics
                                          Loan Level Detail
                                          Specially Serviced Report
                                          Modified Loan Detail
                                          Realized Loss Detail
                                          Appraisal Reduction Detail
                                          -------------------------------------------------------

      -------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
      -------------------------------------------------------------------------------------------------------------------------
                                         ISSUER: GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
       UNDERWRITER: RBS GREENWICH CAPITAL, GOLDMAN SACHS & CO., CREDIT SUISSE, MERRILL LYNCH & CO., JP MORGAN, MORGAN STANLEY
                                        MASTER SERVICER: WACHOVIA BANK, NATIONAL ASSOCIATION
                                                SPECIAL SERVICER: LNR PARTNERS, INC.
                                   RATING AGENCIES: STANDARD & POOR'S RATINGS SERVICES/FITCH, INC
      -------------------------------------------------------------------------------------------------------------------------

                          ---------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ---------------------------------------------------------------------------------
                            LaSalle Web Site                                           www.etrustee.net

                            Master Servicer WebSites                                   www.wachovia.com

                            LaSalle Factor Line                                        (800) 246-5761
                          ---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

WAC:                                                                                                    Next Payment:    12/10/2007
WA Life Term:                                                                                           Record Date:     10/31/2007
WA Amort Term:
Current Index:                                       ABN AMRO ACCT:XXXXXX.X
Next Index:
                                                   REMIC CERTIFICATE REPORT

------------------------------------------------------------------------------------------------------------------------------------
                ORIGINAL      OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE     CLOSING    INTEREST      INTEREST    PASS-THROUGH
 CLASS       FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
 CUSIP         Per 1,000     Per 1,000  Per 1,000    Per 1,000      Per 1,000    Per 1,000   Per 1,000    Per 1,000     Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                    0.00          0.00       0.00         0.00           0.00         0.00        0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                --------------------------------
                                                                                Total P&I Payment 0.00
                                                                                --------------------------------

Notes: (1) N denotes notional balance not included in total  (2) Accrued Interest plus/minus Interest Adjustment minus
       Deferred Interest equals Interest Payment  (3) Estimated

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                                  BOND INTEREST RECONCILIATION

--------------------------------------------------------------------------------------------------------------------------------
                                                     Deductions                                  Additions
                                           -------------------------------  ----------------------------------------------------
         Accrual      Pass      Accrued               Deferred &               Prior      Int Accrual                  Other
       ------------  Through  Certificate  Allocable  Accretion   Interest  Int. Short-    on prior     Prepayment    Interest
Class  Method  Days   Rate     Interest      PPIS     Interest    Loss/Exp   falls Due   Shortfall (3)  Penalties   Proceeds (1)
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                     0.00       0.00        0.00      0.00         0.00           0.00        0.00          0.00
                              --------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                                                 Remaining
       Distributable  Interest  Current Period  Outstanding      Credit Support
        Certificate   Payment    (Shortfall)/    Interest    ----------------------
Class  Interest (2)    Amount      Recovery     Shortfalls   Original   Current (4)
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                          0.00                         0.00
-----------------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
     Distributable Interest of the bonds.

(2)  Accrued - Deductions + Additional Interest.

(3)  Where applicable.

(4)  Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
     (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                                  CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------   --------------------------------------  ------------------------------------------
               INTEREST SUMMARY                             PRINCIPAL SUMMARY                       SERVICING FEE SUMMARY
-----------------------------------------------   --------------------------------------  ------------------------------------------

Current Scheduled Interest                        SCHEDULED PRINCIPAL:                    Current Servicing Fees
Less Deferred Interest                            Current Scheduled Principal             Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int                  Advanced Scheduled Principal            Less Reduction for PPIS
Plus Gross Advance Interest                       --------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction                  Scheduled Principal                     ------------------------------------------
Less Other Interest Not Advanced                  --------------------------------------  Total Servicing Fees
Less Other Adjustment                             UNSCHEDULED PRINCIPAL:                  ------------------------------------------
-----------------------------------------------   Curtailments
Total                                             Advanced Scheduled Principal
-----------------------------------------------   Liquidation Proceeds
UNSCHEDULED INTEREST:                             Repurchase Proceeds
-----------------------------------------------   Other Principal Proceeds
Prepayment Penalties                              --------------------------------------
Yield Maintenance Penalties                       Total Unscheduled Principal
Other Interest Proceeds                           --------------------------------------
-----------------------------------------------   Remittance Principal
Total                                             --------------------------------------
-----------------------------------------------
                                                  --------------------------------------
-----------------------------------------------   Remittance P&I Due Trust
Less Fee Paid To Servicer                         --------------------------------------
Less Fee Strips Paid by Servicer
-----------------------------------------------   --------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER          Remittance P&I Due Certs
-----------------------------------------------   --------------------------------------
Special Servicing Fees
Workout Fees                                      --------------------------------------  ------------------------------------------
Liquidation Fees                                           POOL BALANCE SUMMARY                          PPIS SUMMARY
Interest Due Serv on Advances                     --------------------------------------  ------------------------------------------
Non Recoverable Advances                                                Balance    Count
                                                  --------------------------------------  Gross PPIS
Misc. Fees & Expenses                             Beginning Pool                          Reduced by PPIE
-----------------------------------------------   Scheduled Principal                     Reduced by Shortfalls in Fees
Plus Trustee Fees Paid by Servicer                Unscheduled                             Reduced by Other Amounts
-----------------------------------------------   Principal                               ------------------------------------------
                                                                                          PPIS Reducing Scheduled Interest
-----------------------------------------------   Deferred Interest                       ------------------------------------------
Total Unscheduled Fees & Expenses                 Liquidations                            PPIS Reducing Servicing Fee
-----------------------------------------------   Repurchases                             ------------------------------------------
                                                  --------------------------------------  PPIS Due Certificate
-----------------------------------------------   Ending Pool                             ------------------------------------------
Total Interest Due Trust                          --------------------------------------
-----------------------------------------------                                           ------------------------------------------
                                                                                          ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-----------------------------------------------                                           ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST                                                                           Principal   Interest
-----------------------------------------------                                           ------------------------------------------
Trustee Fee                                                                               Prior Outstanding
Fee Strips                                                                                Plus Current Period
Misc. Fees                                                                                Less Recovered
Interest Reserve Withholding                                                              Less Non Recovered
Plus Interest Reserve Deposit                                                             ------------------------------------------
-----------------------------------------------                                           Ending Outstanding
Total                                                                                     ------------------------------------------
-----------------------------------------------

-----------------------------------------------
Total Interest Due Certs
------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------    ------------------------------------------------------------------------------------------
                                               Delinquency Aging Categories
                ------------------------------------------------------------------------------------------
Distribution    Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure            REO
   Date         #      Balance    #       Balance    #        Balance    #      Balance    #       Balance
------------    ------------------------------------------------------------------------------------------

11/13/07

------------    ------------------------------------------------------------------------------------------

------------    -----------------------------------------------------------
                               Special Event Categories(1)
                -----------------------------------------------------------
Distribution      Modifications      Specially Serviced       Bankruptcy
   Date         #         Balance    #           Balance    #       Balance
------------    -----------------------------------------------------------

11/13/07

------------    -----------------------------------------------------------

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------   -----------------------------------------------------------------------------------------------------------------
Distribution   Ending Pool (1)     Payoffs (2)      Penalties     Appraisal Reduct. (2)   Liquidations (2)   Realized Losses (2)
   Date        #       Balance   #      Balance   #      Amount     #         Balance      #       Balance    #        Amount
------------   -----------------------------------------------------------------------------------------------------------------

11/13/07

------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------
Distribution   Remaining Term   Curr Weighted Avg.
   Date          Life Amort.     Coupon     Remit
------------   -----------------------------------

11/13/07

------------   -----------------------------------

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

----------------------   ----------------------------------------------------   ---------------------   ----------------------------
Disclosure    Payoff     Initial                             Payoff   Penalty   Prepayment   Maturity      Property       Geographic
 Control #    Period     Balance            Type             Amount   Amount       Date        Date          Type          Location
----------------------   ----------------------------------------------------   ---------------------   ----------------------------

----------------------   ----------------------------------------------------   ---------------------   ----------------------------

                                                        ---------------------
                                      CURRENT                 0         0

                                     CUMULATIVE
                                                        ---------------------

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                                     DELINQUENT LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
             Paid                  Outstanding   Out. Property                        Special
Disclosure   Thru    Current P&I       P&I        Protection         Advance         Servicer      Foreclosure   Bankruptcy    REO
Control #    Date      Advance     Advances**      Advances      Description (1)   Transfer Date      Date          Date      Date
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
A. P&I Advance -   1. P&I Advance -     3. P&I Advance -      5. Prepaid in Full   5. Prepaid in Full   7. P&I Advance     9. REO
   Loan in Grace      Loan delinquent      Loan delinquent                                                 (Foreclosure)
   Period             1 month              3 months or More

B. P&I Advance -     2. P&I Advance -    4. Matured Balloon/   6. Specially Serviced  6. Specially Serviced  9. P&I Advance (REO)
   Late Payment but     Loan delinquent     Assumed Scheduled
   < 1 month delinq     2 months            Payment

10. DPO    11. Modification
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                                 MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES
----------------------------------------------------------------    ----------------------------------------------------------------
                                                                       Current
   Current                                   Weighted Average         Mortgage                                  Weighted Average
  Scheduled   # of   Scheduled   % of     ----------------------      Interest   # of   Scheduled   % of     -----------------------
   Balance    Loans   Balance   Balance   Term  Coupon  DSCR            Rate     Loans   Balance   Balance   Term   Coupon  DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                     0          0     0.00%
                                                                    ----------------------------------------------------------------

                                                                    ----------------------------------------------------------------
                                                                    Minimum Mortgage Interest Rate 10.0000%

                                                                    Maximum Mortgage Interest Rate 10.0000%

                                                                                DISTRIBUTION OF REMAINING TERM (BALLOON)
                                                                    ----------------------------------------------------------------
                                                                      Balloon                                   Weighted Average
----------------------------------------------------------------     Mortgage    # of   Scheduled   % of     -----------------------
                  0          0     0.00%                               Loans     Loans   Balance   Balance   Term   Coupon  DSCR
----------------------------------------------------------------    ----------------------------------------------------------------
                                                                     0   to  60
Average Scheduled Balance                                           61   to  120
                                                                    121  to  180
Maximum Scheduled Balance                                           181  to  240
                                                                    241  to  360
Minimum Scheduled Balance

       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
----------------------------------------------------------------
   Fully
Amortizing                                   Weighted Average
 Mortgage     # of   Scheduled   % of     ----------------------
   Loans      Loans   Balance   Balance   Term  Coupon  DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------
                              Minimum Remaining Term                Minimum Remaining Term      0

                              Maximum Remaining Term                Maximum Remaining Term      0

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:

                                                        SERIES 2007-GG11                                Prior Payment:

                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                     ABN AMRO ACCT:XXXXXX.X

                                                 MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (CURRENT)                                         GEOGRAPHIC DISTRIBUTION
----------------------------------------------------------------    ----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of                               Geographic   # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   DSCR         Location    Loans   Balance   Balance   WAMM     WAC   DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------
                  0          0     0.00%
----------------------------------------------------------------

Maximum DSCR  0.000

Minimum DSCR  0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0                0.00%
----------------------------------------------------------------    ----------------------------------------------------------------
Maximum DSCR   0.00

Minimum DSCR   0.00

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:

                                                        SERIES 2007-GG11                                Prior Payment:

                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                     ABN AMRO ACCT:XXXXXX.X

                                                 MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                      DISTRIBUTION OF LOAN SEASONING
----------------------------------------------------------------    ----------------------------------------------------------------
 Property     # of   Scheduled   % of                               Number of    # of   Scheduled   % of
   Types      Loans   Balance   Balance   WAMM    WAC   DSCR          Years      Loans   Balance   Balance   WAMM     WAC   DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                  DISTRIBUTION OF YEAR LOANS MATURING
----------------------------------------------------------------    ----------------------------------------------------------------
Amortization  # of   Scheduled   % of                                            # of   Scheduled   % of
    Type      Loans   Balance   Balance   WAMM    WAC   DSCR             Year    Loans   Balance   Balance   WAMM    WAC    DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                         2003
                                                                         2004
                                                                         2005
                                                                         2006
                                                                         2007
                                                                         2008
                                                                         2009
                                                                         2010
                                                                         2011
                                                                         2012
                                                                         2013
                                                                    2014 & Longer
----------------------------------------------------------------    ----------------------------------------------------------------
                                                                                     0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                                       LOAN LEVEL DETAIL

---------------------------------------------------------------------------------------------------------------------------
                                              Operating             Ending                           Spec.        Loan
Disclosure        Property                    Statement  Maturity  Principal  Note  Scheduled  Mod.  Serv   ASER  Status
Control #    Grp    Type    State  DSCR  NOI     Date      Date     Balance   Rate     P&I     Flag  Flag   Flag  Code(1)
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                            W/Avg  0.00    0                               0                0
---------------------------------------------------------------------------------------------------------------------------

----------------------------------
                  Prepayment
Disclosure   ---------------------
Control #    Amount  Penalty  Date
----------------------------------

----------------------------------
                  0        0
----------------------------------

*     NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A.  P&I Adv -  in   1. P&I Adv -    3. P&I Adv -        5. Prepaid in   7. Foreclosure   9. REO    11. Modification
                  Grace Period       delinquent      delinquent          Full
                                     1 month         3+ months
              B.  P&I Adv -       2. P&I Adv -    4. Mat. Balloon/    6. Specially    8. Bankruptcy    10. DPO
                  < one month        delinquent      Assumed P&I         Servied
                  delinq             2 months
------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                           SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

----------------------   -------   -----------------------   -------------------------------------   -------------------------------
                          Loan             Balance                                    Remaining
Disclosure   Transfer    Status    -----------------------    Note     Maturity    ---------------         Property
Control #      Date      Code(1)    Scheduled    Actual      Rate       Date      Life    Amort.            Type           State
----------------------   -------   -----------------------   -------------------------------------   -------------------------------

----------------------   -------   -----------------------   -------------------------------------   -------------------------------

--------------------------------
                           NOI
   NOI         DSCR       Date
--------------------------------

--------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:  A. P&I Adv - in Grace   1. P&I Adv - delinquent  3. P&I Adv - delinquent   5. Prepaid in full   7. Foreclosure   9. REO
                          Period                  1 month                  3+ months

             B. P&I Adv - < one      2. P&I Adv - delinquent  4. Mat. Balloon/Assumed   6. Specially         8. Bankruptcy   10. DPO
                          month                   2 months                  P&I            Serviced
                          delinq

                                     11. Modification
------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

-----------------------------------------------------   ----------------------------------------------------------------------------
    Disclosure                  Resolution
    Control #                    Strategy                                                 Comments
-----------------------------------------------------   ----------------------------------------------------------------------------

-----------------------------------------------------   ----------------------------------------------------------------------------

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                                      MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                             Cutoff    Modified
Disclosure   Modification   Maturity   Maturity                                         Modification
Control #        Date         Date       Date                                           Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                                      REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds    Aggregate       Net        Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of      Liquidation  Liquidation     as a % of      Realized
Period  Control #     Date       Value     Balance   Proceeds  Sched Principal   Expenses *    Proceeds     Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                  0.00      0.00                          0.00         0.00                        0.00

CUMULATIVE                                     0.00      0.00                          0.00         0.00                        0.00
------------------------------------------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO                                   GREENWICH CAPITAL COMMERICAL FUNDING CORP.                   Statement Date:  11/13/2007

LaSalle Bank N.A.                                  COMMERCIAL MORTGAGE TRUST                            Payment Date:    11/13/2007

                                                        SERIES 2007-GG11                                Prior Payment:          N/A

                                                                                                        Next Payment:    12/10/2007
                                                                                                        Record Date:     10/31/2007

                                                     ABN AMRO ACCT:XXXXXX.X

                                                   APPRAISAL REDUCTION DETAIL

---------------------------  -----------------------------------------------------------------------------
Disclosure        Appraisal        Scheduled          AR          Current P&I
 Control #        Red. Date         Balance         Amount          Advance                 ASER
---------------------------  -----------------------------------------------------------------------------

---------------------------  -----------------------------------------------------------------------------

-----------------------------------------  ------------------------------  --------  ---------------------
                        Remaining Term                                                     Appraisal
Note    Maturity    ---------------------      Property                              ---------------------
Rate      Date       Life        Amort.         Type           State        DSCR      Value         Date
-----------------------------------------  ------------------------------  --------  ---------------------

-----------------------------------------  ------------------------------  --------  ---------------------

                                     ANNEX F

                       TERMS OF THE CLASS XP CERTIFICATES

Class XP Pass-Through Rate:

      The pass-through rate applicable to the class XP certificates for each payment date will equal the weighted average of the class XP strip rates at which interest accrues from time to time on the various components of the class
XP certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XP components immediately prior to the payment date). Each class XP component will be comprised of all or a designated portion of the principal balance of a specified class of principal balance certificates. If all or a designated portion of the principal balance of any class of principal balance certificates is identified in the table below as being part of the notional amount of the class XP certificates immediately prior to any payment date, then that principal balance (or designated portion thereof)
will represent one or more separate class XP components for purposes of calculating the pass-through rate of the class XP certificates. For each payment date through and including the payment date in  , the class XP strip rate for each class XP component will equal (x) the lesser of (1) the Weighted Average
Pool Pass-Through Rate for such payment date, and (2) the reference rate specified on Schedule F-1 hereto for such payment date, minus (y) the pass-through rate for the corresponding principal balance class of certificates related to such component (but in no event will any class XP strip rate be less than zero).

      After the payment date in  , the class XP certificates will cease to accrue interest and will have a 0% pass-through rate.

                                       F-1

Notional Amount of Class XP Certificates:

The notional amount of the class XP certificates will vary over time and, for each time period specified in the heading of the columns in the table below, the notional amount of the class XP certificates will be equal to the sum of the amounts set forth in such column.

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                                       F-2

                                  Schedule F-1

                          Class XP Reference Rates (%)

 INTEREST ACCRUAL PERIOD    MONTH OF PAYMENT DATE    CLASS XP REFERENCE RATE (%)
 -----------------------    ---------------------    ---------------------------

                                       F-3

                                     ANNEX G

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

   PERIOD                  MONTH OF PAYMENT DATE                  BALANCE ($)
   ------                  ---------------------                -------------
     1                         November 2007                    47,000,000.00
     2                         December 2007                    47,000,000.00
     3                          January 2008                    47,000,000.00
     4                         February 2008                    47,000,000.00
     5                           March 2008                     47,000,000.00
     6                           April 2008                     47,000,000.00
     7                            May 2008                      47,000,000.00
     8                           June 2008                      47,000,000.00
     9                           July 2008                      47,000,000.00
    10                          August 2008                     47,000,000.00
    11                         September 2008                   47,000,000.00
    12                          October 2008                    47,000,000.00
    13                         November 2008                    47,000,000.00
    14                         December 2008                    47,000,000.00
    15                          January 2009                    47,000,000.00
    16                         February 2009                    47,000,000.00
    17                           March 2009                     47,000,000.00
    18                           April 2009                     47,000,000.00
    19                            May 2009                      47,000,000.00
    20                           June 2009                      47,000,000.00
    21                           July 2009                      47,000,000.00
    22                          August 2009                     47,000,000.00
    23                         September 2009                   47,000,000.00
    24                          October 2009                    47,000,000.00
    25                         November 2009                    47,000,000.00
    26                         December 2009                    47,000,000.00
    27                          January 2010                    47,000,000.00
    28                         February 2010                    47,000,000.00
    29                           March 2010                     47,000,000.00
    30                           April 2010                     47,000,000.00
    31                            May 2010                      47,000,000.00
    32                           June 2010                      47,000,000.00
    33                           July 2010                      47,000,000.00
    34                          August 2010                     47,000,000.00
    35                         September 2010                   47,000,000.00
    36                          October 2010                    47,000,000.00
    37                         November 2010                    47,000,000.00
    38                         December 2010                    47,000,000.00
    39                          January 2011                    47,000,000.00
    40                         February 2011                    47,000,000.00
    41                           March 2011                     47,000,000.00
    42                           April 2011                     47,000,000.00
    43                            May 2011                      47,000,000.00
    44                           June 2011                      47,000,000.00
    45                           July 2011                      47,000,000.00

                                       G-1

   PERIOD                  MONTH OF PAYMENT DATE                  BALANCE ($)
   ------                  ---------------------                -------------
     46                         August 2011                     47,000,000.00
     47                        September 2011                   47,000,000.00
     48                         October 2011                    47,000,000.00
     49                        November 2011                    47,000,000.00
     50                        December 2011                    47,000,000.00
     51                         January 2012                    47,000,000.00
     52                        February 2012                    47,000,000.00
     53                          March 2012                     47,000,000.00
     54                          April 2012                     47,000,000.00
     55                           May 2012                      47,000,000.00
     56                          June 2012                      47,000,000.00
     57                          July 2012                      47,000,000.00
     58                         August 2012                     47,000,000.00
     59                        September 2012                   47,000,000.00
     60                         October 2012                    47,000,000.00
     61                        November 2012                    47,000,000.00
     62                        December 2012                    47,000,000.00
     63                         January 2013                    47,000,000.00
     64                        February 2013                    47,000,000.00
     65                          March 2013                     47,000,000.00
     66                          April 2013                     47,000,000.00
     67                           May 2013                      47,000,000.00
     68                          June 2013                      47,000,000.00
     69                          July 2013                      46,999,302.84
     70                         August 2013                     46,096,375.15
     71                        September 2013                   45,188,627.65
     72                         October 2013                    44,120,243.07
     73                        November 2013                    43,201,940.51
     74                        December 2013                    42,123,286.64
     75                         January 2014                    41,194,317.46
     76                        February 2014                    40,260,388.98
     77                          March 2014                     38,856,647.50
     78                          April 2014                     37,910,220.59
     79                           May 2014                      36,804,203.77
     80                          June 2014                      35,846,812.89
     81                          July 2014                      34,739,743.87
     82                         August 2014                     33,776,663.18
     83                        September 2014                   32,817,149.12
     84                         October 2014                    31,714,283.99
     85                        November 2014                    30,754,577.21
     86                        December 2014                    29,562,909.58
     87                         January 2015                    28,527,130.88
     88                        February 2015                    27,485,829.36
     89                          March 2015                     25,953,919.09
     90                          April 2015                     24,898,881.79
     91                           May 2015                      23,676,978.61
     92                          June 2015                      22,609,794.75
     93                          July 2015                      21,376,073.97
     94                         August 2015                     20,296,615.37

                                       G-2

   PERIOD                  MONTH OF PAYMENT DATE                  BALANCE ($)
   ------                  ---------------------                -------------
     95                        September 2015                   19,211,400.28
     96                         October 2015                    17,960,136.59
     97                        November 2015                    16,862,456.49
     98                        December 2015                    15,599,065.37
     99                         January 2016                    14,488,788.72
    100                        February 2016                    13,372,590.73
    101                          March 2016                     11,931,926.69
    102                          April 2016                     10,802,082.58
    103                           May 2016                       9,507,398.48
    104                          June 2016                       8,364,618.33
    105                          July 2016                       7,057,348.50
    106                         August 2016                      5,901,495.77
    107                        September 2016                    4,739,477.86
    108                         October 2016                     3,413,491.27
    109                        November 2016                     2,238,197.75
    110                        December 2016                       899,295.04
    111                         January 2017                             0.00

                                       G-3

                                     ANNEX H

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered Commercial Mortgage
Trust 2007-GG11, Commercial Mortgage Pass-Through Certificates, Series
2007-GG11, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A,
Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "Certain U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same day funds.

                                       H-1

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including October 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360-days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including October 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360-days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       H-2

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. PERSON") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "NON-U.S.
HOLDER") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                  Regulations (a "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute
                  form)--

                  (i)   stating the name, permanent residence address and
                        qualified intermediary employer identification number of
                        the qualified intermediary and the country under the
                        laws of which the qualified intermediary is created,
                        incorporated or governed,

                  (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required
                        under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                        Regulations,

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary
                        is not acting for its own account but is acting as a
                        qualified intermediary, and

                                       H-3

                  (iv)  providing any other information, certifications, or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information and certifications described in
                        section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (b)   if the intermediary is not a qualified intermediary (a
                  "NONQUALIFIED INTERMEDIARY"), a duly completed and executed
                  IRS Form W-8IMY (or any successor or substitute form)--

                  (i)   stating the name and permanent residence address of the
                        nonqualified intermediary and the country under the laws
                        of which the nonqualified intermediary is created,
                        incorporated or governed,

                  (ii)  certifying that the nonqualified intermediary is not acting for its own account,

                  (iii) certifying that the nonqualified intermediary has
                        provided, or will provide, a withholding statement that
                        is associated with the appropriate IRS Forms W-8 and W-9
                        required to substantiate exemptions from withholding on
                        behalf of such nonqualified intermediary's beneficial
                        owners, and

                  (iv)  providing any other information, certifications or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information, certifications, and statements
                        described in section 1.1441-1(e)(3)(iii) or (iv) of the
                        U.S. Treasury Regulations; or

      5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
            W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       H-4

                                   PROSPECTUS

            GREENWICH CAPITAL COMMERCIAL FUNDING CORP., THE DEPOSITOR
           MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES BY
                           SEPARATE ISSUING ENTITIES

      Our name is Greenwich Capital Commercial Funding Corp., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

------------------------------------------------------------------------------------------------------------------------------------
                   THE OFFERED CERTIFICATES:                                           THE TRUST ASSETS:

The offered certificates will be issuable in series. Each             The assets of each of our trusts will include--
series of offered certificates will--
                                                                            o   mortgage loans secured by first and junior liens
      o   have its own series designation,                                      on, or security interests in, various interests in
                                                                                commercial and multifamily real properties,
      o   consist of one or more classes with various payment
          characteristics,                                                  o   mortgage-backed securities that directly or
                                                                                indirectly evidence interests in, or are directly
      o   evidence beneficial ownership interests in a separate                 or indirectly secured by, those types of mortgage
          issuing entity that is a trust established by us, and                 loans, or

      o   be payable solely out of the related trust assets.                o   some combination of those types of mortgage loans
                                                                                and mortgage-backed securities.
The applicable prospectus supplement may provide that a
governmental agency or instrumentality will insure or guarantee       Trust assets may also include letters of credit, surety
payment on the offered certificates. Otherwise, payments on the       bonds, insurance policies, guarantees, reserve funds,
offered certificates will not be guaranteed or insured by             guaranteed investment contracts, interest rate exchange
anyone. Neither we nor any of our affiliates are responsible          agreements, interest rate cap, collar or floor agreements and
for making payments on the offered certificates if collections        currency exchange agreements.
on the related trust assets are insufficient.
------------------------------------------------------------------------------------------------------------------------------------

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. YOU MAY NOT PURCHASE THE OFFERED CERTIFICATES OF ANY SERIES UNLESS
YOU HAVE ALSO RECEIVED THE PROSPECTUS SUPPLEMENT FOR THAT SERIES. YOU SHOULD
CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS PROSPECTUS, AS
WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO
INVESTING.

--------------------------------------------------------------------------------
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                The date of this prospectus is February 12, 2007.

                                       ii

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state or other jurisdiction where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

      We have filed with the SEC a registration statement under the Securities
Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on
Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K), and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 100 F Street,
N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

      In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at
600 Steamboat Road, Greenwich, Connecticut 06830, attention: Paul D. Stevelman,
Esq., or by telephone at (203) 625-2700.

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE................................   Our name is Greenwich Capital Commercial Funding Corp., the depositor with respect to each series of offered certificates. We are a limited purpose
                                             Delaware corporation. Our principal offices are located at 600 Steamboat
                                             Road, Greenwich, Connecticut 06830. Our main telephone number is (203)
                                             625-2700. We are an indirect wholly owned subsidiary of The Royal Bank of
                                             Scotland Group plc and an affiliate of Greenwich Capital Financial
                                             Products, Inc., a sponsor and one of the mortgage loan sellers, and of
                                             Greenwich Capital Markets, Inc., one of the underwriters. See "Greenwich
                                             Capital Commercial Funding Corp."

THE SPONSORS..............................   Unless we state otherwise in the related prospectus supplement, Greenwich
                                             Capital Financial Products, Inc., which is our affiliate, will be a sponsor with respect to each series of offered certificates. Greenwich Capital
                                             Financial Products, Inc. maintains an office at 600 Steamboat Road,
                                             Greenwich, Connecticut 06830, and its telephone number is (203) 625-2700.
                                             If and to the extent that there are other sponsors with respect to any series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. See "The Sponsor."

THE SECURITIES BEING OFFERED..............   The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See
                                             "Rating."

                                             Each series of offered certificates will evidence beneficial ownership interests in a separate issuing entity that is a trust

                                        1

                                             established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE ISSUED
   WITH OTHER CERTIFICATES................   We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under
                                             "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS...................   In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                             o    the issuance of each series of offered certificates,

                                             o    the creation of and transfer of assets to the related trust, and

                                             o    the servicing and administration of those assets.

                                             The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the separate issuing entity that is a trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                             If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                             o    one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                                             o    one or more special servicers that will generally be responsible for servicing and administering those

                                        2

                                                  mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                             One or more primary servicers may also be a party to the governing document(s). The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any of our trusts.

                                             If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                             In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail.
                                             See "Description of the Governing Documents."

CHARACTERISTICS OF THE
   MORTGAGE ASSETS........................   The trust assets with respect to any series of offered certificates will, in general, include mortgage loans and/or interests in mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties.
                                             In particular, those properties may include:

                                             o    rental, cooperatively-owned, condominium or condominium conversion buildings with multiple dwelling units;

                                             o    retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                             o    office buildings;

                                             o    hospitality properties;

                                        3

                                             o    casino properties;

                                             o    health care-related facilities;

                                             o    industrial facilities;

                                             o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

                                             o    restaurants, taverns and other establishments involved in the food and beverage industry;

                                             o    manufactured housing communities, mobile home parks and recreational vehicle parks;

                                             o    recreational and resort properties;

                                             o    arenas and stadiums;

                                             o    churches and other religious facilities;

                                             o    parking lots and garages;

                                             o    mixed use properties;

                                             o    other income-producing properties; and/or

                                             o    unimproved land.

                                             The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                             o    may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                             o    may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                             o    may provide for no accrual of interest;

                                             o    may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                        4

                                             o    may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                             o    may permit the negative amortization or deferral of accrued interest;

                                             o    may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                             o    may permit defeasance and the release of real property collateral in connection with that defeasance;

                                             o    may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                             o    may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                             Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the
                                             United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                             We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.
                                             See "The Sponsor." We will identify in the related prospectus supplement any originator (other than any sponsor and/or its affiliates) that will be or is expected to be an originator of mortgage loans representing in excess of 10% of the related mortgage asset pool, by balance.

                                             Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. If so specified in the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure repayment of the

                                        5

                                             mortgage loans underlying a series of offered certificates. Otherwise, repayment of such mortgage loans will not be guaranteed by anyone. See
                                             "Description of the Trust Assets--Mortgage Loans."

                                             The trust assets with respect to any series of offered certificates may also include:

                                             o    mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

                                             o    certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie
                                                  Mae, Farmer Mac, or another federal or state governmental agency or instrumentality;

                                             provided that, each mortgage-backed security will evidence an interest in, or will be secured by a pledge of, multifamily and/or commercial mortgage loans.

                                             We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

                                             o    neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

                                             o    neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, issuing entity or underwriter of the related series of securities to be issued; and

                                             o    we would be free to publicly resell the mortgage-backed security without registration.

                                             See "Description of the Trust Assets--Mortgage-Backed Securities."

                                             In addition to the asset classes described above in this "Characteristics of the Mortgage Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other

                                        6

                                             asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

                                             If 10% or more of the pool assets in the aggregate are or will be located in any one state, we will describe in the related prospectus supplement any economic or other factors specific to such state that may materially impact those pool assets or the cash flows from those pool assets.

                                             We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                             In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.
                                             In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND REMOVAL OF
   MORTGAGE ASSETS........................   If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document
                                             (or the failure to deliver such document without material defect) may, under the circumstances described in the

                                        7

                                             related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage assets(s) that satisfy the criteria specified in the related prospectus supplement.

                                             If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                             o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                             o    other mortgage loans or mortgage-backed securities that--

                                                  1.   conform to the description of mortgage assets in this prospectus,
                                                       and

                                                  2.   satisfy the criteria set forth in the related prospectus
                                                       supplement.

                                             If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                                  1.   conform to the description of mortgage assets in this prospectus,
                                                       and

                                                  2.   satisfy the criteria set forth in the related prospectus
                                                       supplement.

                                             If so specified in the related prospectus supplement, if any mortgage loan in the specified trust fund becomes delinquent as to any balloon payment or becomes a certain number of days delinquent as specified in the related prospectus supplement as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non monetary event of default, then the related directing certificateholder, the special servicer or any other person specified in the related prospectus supplement may have the right, at its option, to purchase that underlying mortgage loan from the trust fund

                                        8

                                             at the price and on the terms described in the related prospectus supplement.

                                             No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                             Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

                                             If a series of offered certificates involves a prefunding period, then we will indicate in the related prospectus supplement, among other things, (i)
                                             the term or duration of the prefunding period and the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds and (ii) any limitation on the ability to add pool assets.

CHARACTERISTICS OF
   THE OFFERED CERTIFICATES...............   An offered certificate may entitle the holder to receive:

                                             o    a stated principal amount;

                                             o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                             o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                             o    payments of principal, with disproportionate, nominal or no payments of interest;

                                             o    payments of interest, with disproportionate, nominal or no payments of principal;

                                        9

                                             o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                             o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                  1.   faster and, in some cases, substantially faster, or

                                                  2.   slower and, in some cases, substantially slower,

                                             than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                             o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                             o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                             Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                             A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                             We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the

                                       10

                                             transaction structure or flow of funds. See "Description of the
                                             Certificates."

CREDIT SUPPORT AND REINVESTMENT,
   INTEREST RATE AND CURRENCY
   RELATED PROTECTION FOR
   THE OFFERED CERTIFICATES...............   Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                             o    guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                             o    interest rate exchange agreements, or interest rate cap, collar or floor agreements; or

                                             o    currency exchange agreements.

                                             We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                             See "Risk Factors," "Description of the Trust Assets" and "Description of
                                             Credit Support."

ADVANCES WITH RESPECT
   TO THE MORTGAGE ASSETS.................   If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                       11

                                             o    delinquent scheduled payments of principal and/or interest, other than balloon payments,

                                             o    property protection expenses,

                                             o    other servicing expenses, or

                                             o    any other items specified in the related prospectus supplement.

                                             Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See
                                             "Description of the Certificates--Advances."

                                             If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION......................   We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word "callable." In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                             o    all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                                             o    that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                             See "Description of the Certificates--Termination" in this prospectus.

FEDERAL INCOME TAX
   CONSEQUENCES...........................   Any class of offered certificates will constitute or evidence ownership of:

                                       12

                                             o    regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal
                                                  Revenue Code; or

                                             o    interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code.

                                             See  "Federal Income Tax Consequences."

CERTAIN ERISA
   CONSIDERATIONS.........................   If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "Certain ERISA Considerations."

LEGAL INVESTMENT..........................   If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                             amended. See "Legal Investment."

                                       13

                                  RISK FACTORS

      You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

      The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and

                                       14

multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors'
demand for commercial mortgage-backed securities, including--

      o     the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

      o     legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

      o     investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      o     investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

      The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

      Certain Classes of the Offered Certificates Are Subordinate to, and Are
Therefore Riskier than, One or More Other Classes of Certificates of the Same
Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will

                                       15

receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the certificates of the same series,

      o     the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

      o     the characteristics and quality of the mortgage loans in the related trust.

      The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

      Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of

                                       16

prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o     an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      o     a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      o     the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

      o     the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

                                       17

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o     vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

      o     be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while

                                       18

the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.
Additionally, the right of the master servicer or special servicer, as applicable, to receive interest on delinquency advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on delinquency advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      There is an Increased Risk of Default Associated with Balloon Payments.
Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing, which involve greater risk than fully amortizing loans. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments that were calculated based on a 30/360 schedule may have a small principal payment due at maturity. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      o     the fair market value and condition of the underlying real property;

      o     the level of interest rates;

                                       19

      o     the borrower's equity in the underlying real property;

      o     the borrower's financial condition;

      o     the operating history and occupancy level of the underlying real property;

      o     changes in zoning and tax laws;

      o     changes in competition in the relevant area;

      o     changes in rental rates in the relevant area;

      o     reductions in government assistance/rent subsidy programs;

      o     changes in governmental regulation and fiscal policy;

      o     prevailing general and regional economic conditions;

      o     the state of the fixed income and mortgage markets;

      o     the existence of any subordinate or mezzanine debt related to the property; and

      o     the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

      Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

      o     the sufficiency of the net operating income of the applicable real property;

                                       20

      o     the market value of the applicable real property at or prior to maturity; and

      o     the ability of the related borrower to refinance or sell the applicable real property.

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      The related prospectus supplement may specify that the mortgage loans underlying your offered certificates will be insured or guaranteed by a governmental entity or private mortgage insurer. Otherwise, such mortgage loans will not be insured or guaranteed by anyone.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of one-to-four family properties. This is because multifamily rental and commercial real estate lending involves larger loans to a single borrower or groups of related borrowers and, as described above, repayment is dependent upon the successful operation and value of the related real estate project. Net operating income on a multifamily or commercial real estate property can be volatile and may be insufficient to cover debt services on the loan at any given time.

      Many Risk Factors are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      o     the age, design and construction quality of the property;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     the characteristics of the neighborhood where the property is located;

      o     the proximity and attractiveness of competing properties;

      o     the existence and construction of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o     local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      o     demographic factors;

      o     customer tastes and preferences;

      o     retroactive changes in building codes;

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o     dependence upon a single tenant or a concentration of tenants in a particular business or industry;

                                       21

      o     the diversity of tenants and their industries;

      o     consumer confidence;

      o     changes or continued weakness in specific industry segments; and

      o     public perception of safety for customers and clients.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      o     an increase in interest rates, real estate taxes and other operating expenses;

      o     an increase in the capital expenditures needed to maintain the property or make improvements;

      o     a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      o     an increase in vacancy rates;

      o     a decline in rental rates as leases are renewed or replaced; and

      o     natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

            The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the rental rates at which leases are renewed or replaced;

      o     the percentage of total property expenses in relation to revenue;

      o     the ratio of fixed operating expenses to those that vary with revenues; and

      o     the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

                                       22

      o     to pay for maintenance and other operating expenses associated with the property;

      o     to fund repairs, replacements and capital improvements at the property; and

      o     to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

      Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

      o     an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      o     an increase in tenant payment defaults;

      o     a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      o     an increase in the capital expenditures needed to maintain the property or to make improvements; and

      o     a decline in the financial condition of a major or sole tenant.

      Various factors that will affect the operation and value of a commercial property include:

      o     the business operated by the tenants;

      o     the creditworthiness of the tenants; and

      o     the number of tenants.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease there would likely be an interruption of rental payments or of cash flow and the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants. This is so because:

      o     the financial effect of the absence of rental income may be severe;

      o     more time may be required to re-lease the space; and

      o     substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry. Similarly, concentrations of particular tenants among the mortgaged properties increase the possibility that financial problems with such tenants could affect the mortgage loans.

                                       23

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      o     the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

      o     an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      o     changes in interest rates;

      o     the availability of refinancing sources;

      o     changes in governmental regulations, licensing or fiscal policy;

      o     changes in zoning or tax laws; and

      o     potential environmental or other legal liabilities.

      Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      o     operating the property and providing building services;

                                       24

      o     managing operating expenses; and

      o     ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      o     maintain or improve occupancy rates, business and cash flow,

      o     reduce operating and repair costs, and

      o     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property. Additionally, in the case of some of the mortgage loans underlying the offered certificates, the related managers and borrowers may experience conflicts of interest in the management of the related real properties as a result of, among other things, affiliations between the borrower and the manager or the ownership or management of other real properties by the borrower or manager.

      Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

      Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      o     rental rates;

      o     location;

      o     type of business or services and amenities offered; and

      o     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      o     offers lower rents,

      o     has lower operating costs,

                                       25

      o     offers a more favorable location, or

      o     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      Various Types of Income-Producing Properties May Present Special Risks.
The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

      o     Health care-related facilities and casinos are subject to
            significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

      o     Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent
            stabilization laws and laws governing landlord/tenant relationships.

      o     Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the
            transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

      o     Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and
            self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

      o     Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      o     Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

      o     Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

      o     Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

      Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

                                       26

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

      o     the operation of all of the related real properties, and

      o     the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

      o     any adverse economic developments that occur in the locale, state or region where the properties are located;

      o     changes in the real estate market where the properties are located;

      o     changes in governmental rules and fiscal policies in the
            governmental jurisdiction where the properties are located; and

      o     acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

                                       27

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE OR MEZZANINE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL
DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

      Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt or to otherwise incur additional subordinate debt. In addition, some or all of the mortgage loans included in one of our trusts may permit the owner of the related borrower to pledge its equity interests in such borrower as security for mezzanine debt.

      Even if a mortgage loan prohibits further encumbrance of the related real property or the incurrence of additional subordinate or mezzanine debt, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt or its parent from incurring mezzanine debt.

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans or are mezzanine loans not directly secured by the mortgaged property), the trust is subjected to additional risks. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                       28

      Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS.

      Certain mortgage loans included in our trusts are each part of a loan group or split loan structure that includes one or more additional mortgaged loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "DESCRIPTION OF THE TRUST
ASSETS--Mortgage Loans--Loan Groups." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan group, or a group of holders of non-trust mortgage loans in a subject loan group (acting together), may be granted various rights and powers that affect the mortgage loan in that loan group that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan group, and/or (d) the right to replace the applicable special servicer (without cause)
with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholder for so doing.

      In addition, certain of mortgage loans included in our trusts that are part of a loan group will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan group. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF
THE GOVERNING DOCUMENTS--Servicing Mortgage Loans That Are Part of a Loan
Group."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured

                                       29

indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter a mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.
In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

      In its decisions in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. III. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to

                                       30

retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

      o     any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code, and

      o     any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

      These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

      There can be no assurance--

      o     as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      o     that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      o     that the results of the environmental testing were accurately evaluated in all cases;

      o     that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o     that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      o     tenants at the property, such as gasoline stations or dry cleaners,

      o     conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, or

      o     activities of third parties not related to borrowers.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or

                                       31

operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o     agents or employees of the lender are deemed to have participated in the management of the borrower, or

      o     the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers--

      o     any condition on the property that causes exposure to lead-based paint, and

      o     the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance,

                                       32

even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

            4.    was not able to pay its debts as they matured; and

      o     the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization or subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of the borrower. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      o     the related real property, or

      o     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

      o     the default is deemed to be immaterial,

      o     the exercise of those remedies would be inequitable or unjust, or

                                       33

      o     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of securities (which may include direct, non-callable United
States government securities) and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable.
If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

      o     war,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     wet or dry rot,

      o     vermin, and

      o     domestic animals.

                                       34

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

      Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

      The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and

                                       35

limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      o     breach of contract involving a tenant, a supplier or other party;

      o     negligence resulting in a personal injury, or

      o     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

      Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

                                       36

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

      Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code.
You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

      o     generally will not be reduced by losses from other activities,

      o     for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o     for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals,

      o     estates,

      o     trusts beneficially owned by any individual or estate, and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person or to partnerships that have any non-U.S. Persons as partners.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o     you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its
            participating organizations;

      o     you may have only limited access to information regarding your offered certificates;

                                       37

      o     you may suffer delays in the receipt of payments on your offered certificates; and

      o     your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

      The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

      In servicing the mortgage loans in any of our trusts, the related master servicer, primary servicer, sub-servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

      In addition, one of our affiliates may purchase certificates evidencing interests in one or more of the trusts.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       38

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

      We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund and the certificates of each series will be backed by the assets of the related trust fund. The assets of the trust will primarily consist of:

      o     various types of multifamily and/or commercial mortgage loans;

      o     pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

      o     a combination of mortgage loans and mortgage-backed securities of the types described above.

      In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

THE ORIGINATORS OF THE MORTGAGE LOANS

      We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be Greenwich Capital Financial Products, Inc. or another one of our affiliates.
See "The Sponsor." We will identify in the related prospectus supplement any originator (other than any sponsor and/or its affiliates) that will be or is expected to be an originator of mortgage loans representing in excess of 10% of the related mortgage asset pool, by aggregate principal balance.

      We will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

      Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. If so specified the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure those mortgage assets. Otherwise, these mortgage assets will not be guaranteed or insured by anyone.

MORTGAGE LOANS

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

                                       39

      o     rental, cooperatively-owned condominium or condominium conversion buildings with multiple dwelling units;

      o     retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops,
            convenience stores and gas stations;

      o     retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      o     office properties;

      o     hospitality properties, such as hotels, motels and other lodging facilities;

      o     casino properties;

      o     health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      o     industrial properties;

      o     warehouse facilities, mini-warehouse facilities and self-storage facilities;

      o     restaurants, taverns and other establishments involved in the food and beverage industry;

      o     manufactured housing communities, mobile home parks and recreational vehicle parks;

      o     recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

      o     arenas and stadiums;

      o     churches and other religious facilities;

      o     parking lots and garages;

      o     mixed use properties;

      o     other income-producing properties; and

      o     unimproved land.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

      o     a fee interest or estate, which consists of ownership of the property for an indefinite period,

      o     an estate for years, which consists of ownership of the property for a specified period of years,

      o     a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

      o     shares in a cooperative corporation which owns the property, or

                                       40

      o     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust.
The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

      o     first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to the payment of real estate taxes, and

      o     third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued; provided, however, that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In those cases, we will describe in the related prospectus supplement--

      o     the period of the delinquency,

      o     any forbearance arrangement then in effect,

      o     the condition of the related real property, and

      o     the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

      Loan Groups. Certain of the mortgage loans included in one of our trust funds may be part of a loan group. A loan group will generally consist of the particular mortgage loan or loans that

                                       41

we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan group is evidenced by a separate promissory note. The aggregate debt represented by the entire loan group, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties.
The mortgage loans constituting a particular loan group are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan group, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan group. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan group. "RISK FACTORS--With Respect to Certain
Mortgage Loans Included in Our Trusts, the Mortgage Property or Properties That
Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More
Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders
of Those Non-Trust Mortgage Loans May Conflict with Your Interests."

      A Discussion of the Various Types of Multifamily and Commercial Properties
That May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Default and Loss Considerations with Respect to Commercial and
Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

      o     the physical attributes of the property, such as its age,
            appearance, amenities and construction quality;

      o     the types of services offered at the property;

      o     the location of the property;

      o     the characteristics of the surrounding neighborhood, which may change over time;

      o     the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the property's reputation;

      o     the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

                                       42

      o     the existence or construction of competing or alternative
            residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

      o     the ability of management to respond to competition;

      o     the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

      o     adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o     state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

      o     the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

      o     the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

      o     the extent to which increases in operating costs may be passed through to tenants.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;

      o     require good cause for eviction;

      o     require disclosure of fees;

      o     prohibit unreasonable rules;

      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;

      o     limit the bases on which a landlord may increase rent; or

      o     prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

                                       43

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

      Condominium Properties. Some mortgage loans underlying the offered certificates will be secured by--

      o     the related borrower's interest in multiple units in a residential condominium project, and

      o     the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

      The management and operation of a condominium is generally controlled by the board of members representing the owners of the condominium units.
Generally, the consent of a majority of the voting board members is required for any action of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including the following:

      o     providing for maintenance and repair of the general common elements;

      o     determination and collection of general common charges (which may include insurance premiums, working capital, operating reserves and replacement reserve funds);

      o     employment of personnel; maintaining bank accounts;

      o     adopting rules and regulations relating to general common elements;

                                       44

      o     obtaining insurance; and

      o     repairing and restoring the property after a casualty.

      Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board generally has the right to control the use of casualty proceeds. Additionally, the condominium board determines the budget and the amount of the common area charges and assessments due from unit owners. The condominium board has discretion to make decisions affecting the entire mortgaged property. Thus, decisions made by the condominium board including common area charges and assessments to be paid by the unit owners, insurance to be maintained on the building and many other decisions affecting the maintenance of the mortgaged property will have a significant impact on the related mortgaged property. Although the condominium board must act in accordance with state and local laws relating to condominium units, there can be no assurance that the condominium board will always act in the best interests of the related borrower and the related mortgaged property.

      Condominium Conversion Properties. The payment of interest and the repayment of a mortgage loan secured by a condominium conversion property will depend upon the ability of the related borrower to sell condominium units, and on the pace and price at which condominium units are sold. Since most condominium conversion properties require some level of construction and re-development before condominium units may be sold (although condominium units may be "pre-sold" prior to completion of construction), the success of a condominium conversion property may also be affected by the amount of time and money required to complete the construction and re-development phase of the project.

      Unlike some operating properties, which may have a history of operating results that may be analyzed, each condominium conversion project is unique and must be evaluated based on its likelihood for success rather than its operating history. Accordingly, information regarding debt service coverage ratio with respect to such property may not presented in the prospectus supplement. The success of a condominium conversion project will be influenced by many of the same factors that affect operating properties, as well as by:

      o     the construction, re-development and conversion experience of the parties involved;

      o     the time to completion of, and potential cost of, construction and re-development;

      o     cost over-runs experienced in the construction phase of the project and the adequacy and reliability of funding for construction costs;

      o     the existence of a "completion guarantee" from a credit-worthy entity guaranteeing the completion of the construction phase of the property;

      o     the adequacy of reserves for debt service and other property expenses during the construction phase of the project;

      o     regulatory and other obstacles encountered in the condominium conversion process;

      o     the number of pre-sold condominium units and the percentage of such units that are purchased by "speculators" who are purchasing such units for re-sale (because such re-sales could potentially compete with sales of un-sold condominium units); and

                                       45

      o     the "absorption rate" of condominium units of the price, quality and character of the subject units in the markets where the condominium conversion property is located; and the developer's track record in successfully completing and marketing similar projects.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

      o     mortgage loan payments,

      o     real property taxes,

      o     maintenance expenses, and

      o     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders, and

      o     any rental income from units or commercial space that the
            cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

                                       46

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non tenant/shareholders.

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      o     shopping centers,

      o     factory outlet centers,

      o     malls,

      o     automotive sales and service centers,

      o     consumer oriented businesses,

      o     department stores,

      o     grocery stores,

      o     convenience stores,

      o     specialty shops,

      o     gas stations,

      o     movie theaters,

      o     fitness centers,

      o     bowling alleys,

      o     salons, and

      o     dry cleaners.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

      o     lower rents;

      o     grant a potential tenant a free rent or reduced rent period;

                                       47

      o     improve the condition of the property generally; or

      o     make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

      o     competition from other retail properties;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     perceptions regarding the safety of the surrounding area;

      o     demographics of the surrounding area;

      o     the strength and stability of the local, regional and national economies;

      o     traffic patterns and access to major thoroughfares;

      o     the visibility of the property;

      o     availability of parking;

      o     the particular mixture of the goods and services offered at the property;

      o     customer tastes, preferences and spending patterns; and

      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with

                                       48

respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.
In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

      Various factors will adversely affect the economic performance of an anchored retail property, including:

      o     an anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's lease;

      o     the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

      o     the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
            or

      o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o     factory outlet centers;

      o     discount shopping centers and clubs;

      o     catalogue retailers;

      o     television shopping networks and programs;

      o     internet web sites; and

      o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include:

      o     the number and quality of the tenants, particularly significant tenants, at the property;

      o     the physical attributes of the building in relation to competing buildings;

      o     the location of the property with respect to the central business district or population centers;

                                       49

      o     demographic trends within the metropolitan area to move away from or towards the central business district;

      o     social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      o     tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      o     local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

      o     the quality and philosophy of building management;

      o     access to mass transportation; and

      o     changes in zoning laws.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      o     rental rates;

      o     the building's age, condition and design, including floor sizes and layout;

      o     access to public transportation and availability of parking; and

      o     amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

      o     the cost and quality of labor;

      o     tax incentives; and

      o     quality of life matters, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      o     full service hotels;

                                       50

      o     resort hotels with many amenities;

      o     limited service hotels;

      o     hotels and motels associated with national or regional franchise chains;

      o     hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      o     other lodging facilities.

      Factors affecting the economic performance of a hospitality property include:

      o     the location of the property and its proximity to major population centers or attractions;

      o     the seasonal nature of business at the property;

      o     the level of room rates relative to those charged by competitors;

      o     quality and perception of the franchise affiliation;

      o     economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      o     the existence or construction of competing hospitality properties;

      o     nature and quality of the services and facilities;

      o     financial strength and capabilities of the owner and operator;

      o     the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

      o     increases in operating costs, which may not be offset by increased room rates;

      o     the property's dependence on business and commercial travelers and tourism; and

      o     changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the

                                       51

completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      o     the continued existence and financial strength of the franchisor;

      o     the public perception of the franchise service mark; and

      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license.
There can be no assurance that a new license could be obtained or that it could be obtained promptly.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      o     location, including proximity to or easy access from major population centers;

      o     appearance;

      o     economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      o     the existence or construction of competing casinos;

      o     dependence on tourism; and

      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      o     providing alternate forms of entertainment, such as performers and sporting events, and

      o     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

                                       52

      The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any jurisdiction that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties. Health-care related properties include

      o     hospitals;

      o     skilled nursing facilities;

      o     nursing homes;

      o     congregate care facilities; and

      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

      o     statutory and regulatory changes;

      o     retroactive rate adjustments;

      o     administrative rulings;

      o     policy interpretations;

      o     delays by fiscal intermediaries; and

      o     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      o     federal and state licensing requirements;

      o     facility inspections;

                                       53

      o     rate setting;

      o     reimbursement policies; and

      o     laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

      The value and operation of an industrial property depends on:

      o     the location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3.    accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o     the building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

                                       54

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8.    adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized
                  activities; and

      o     the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self storage property depends on--

      o     building design,

      o     location and visibility,

      o     tenant privacy,

      o     efficient access to the property,

      o     proximity to potential users, including apartment complexes or commercial users,

      o     services provided at the property, such as security,

      o     age and appearance of the improvements, and

      o     quality of management.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      o     competition from facilities having businesses similar to a particular restaurant or tavern;

      o     perceptions by prospective customers of safety, convenience, services and attractiveness;

      o     the cost, quality and availability of food and beverage products;

                                       55

      o     negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      o     changes in demographics, consumer habits and traffic patterns;

      o     the ability to provide or contract for capable management; and

      o     retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     market segment,

      o     product,

      o     price,

      o     value,

      o     quality,

      o     service,

      o     convenience,

      o     location, and

      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs,

      o     more favorable locations,

      o     more effective marketing,

      o     more efficient operations, or

      o     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there

                                       56

may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      o     actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

            2.    require renovation, refurbishment, expansion or other
                  expenditures;

      o     the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      o     the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for home sites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable

                                       57

tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

      o     location of the manufactured housing property;

      o     the number of comparable competing properties in the local market;

      o     the age, appearance and reputation of the property;

      o     the quality of management; and

      o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      o     multifamily rental properties,

      o     cooperatively-owned apartment buildings,

      o     condominium complexes, and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

                                       58

      In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the home site. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

      o     the location and appearance of the property;

      o     the appeal of the recreational activities offered;

      o     the existence or construction of competing properties, whether are not they offer the same activities;

      o     the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      o     geographic location and dependence on tourism;

      o     changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      o     seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      o     sensitivity to weather and climate changes; and

      o     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      o     sporting events;

      o     musical events;

      o     theatrical events;

                                       59

      o     animal shows; and/or

      o     circuses.

      The ability to attract patrons is dependent on, among others, the following factors:

      o     the appeal of the particular event;

      o     the cost of admission;

      o     perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      o     perceptions by prospective patrons of the safety of the surrounding area; and

      o     the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      o     the number of rentable parking spaces and rates charged;

      o     the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      o     the amount of alternative parking spaces in the area;

      o     the availability of mass transit; and

      o     the perceptions of the safety, convenience and services of the lot or garage.

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o     its location,

      o     its size,

                                       60

      o     the surrounding neighborhood, and

      o     local zoning laws.

      Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      o     the successful operation of the property, and

      o     its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

      o     the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      o     make the loan payments on the related mortgage loan,

      o     cover operating expenses, and

      o     fund capital improvements at any given time.

      Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

      o     some health care-related facilities,

      o     hotels and motels,

      o     recreational vehicle parks, and

      o     mini-warehouse and self-storage facilities,

                                       61

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      o     warehouses,

      o     retail stores,

      o     office buildings, and

      o     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      o     increases in energy costs and labor costs;

      o     increases in interest rates and real estate tax rates; and

      o     changes in governmental rules, regulations and fiscal policies.

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

      o     the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      o     the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

      o     the lender has greater protection against loss on liquidation following a borrower default.

      Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a

                                       62

multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o     the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      o     the income capitalization method, which takes into account the property's projected net cash flow; or

      o     a selection from the values derived from the foregoing methods.

            Each of these appraisal methods presents analytical difficulties.
            For example,

      o     it is often difficult to find truly comparable properties that have recently been sold;

      o     the replacement cost of a property may have little to do with its current market value; and

      o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
            capitalization rate and discount rate.

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

      We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance."

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      o     an original term to maturity of not more than approximately 40 years; and

      o     scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

                                       63

      o     provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      o     provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o     provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      o     be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;

      o     permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

      o     prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      o     the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o     the type or types of property that provide security for repayment of the mortgage loans;

      o     the earliest and latest origination date and maturity date of the mortgage loans;

      o     the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o     loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      o     the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      o     if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-

                                       64

            year U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index;

      o     information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o     debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      o     the geographic distribution of the properties securing the mortgage loans on a state-by-state (or other jurisdiction) basis.

      If 10% or more of the pool assets are or will be located in any one state, we will describe in the related prospectus supplement any economic or other factors specific to such state that may materially impact those pool assets or the cash flows from those pool assets.

      If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

MORTGAGE-BACKED SECURITIES

      The mortgage backed-securities underlying a series of offered certificates may include:

      o     mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      o     certificates issued and/or insured or guaranteed by Freddie Mac,
            Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

      o     neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

      o     neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, the issuing entity or underwriter of the related series of securities to be issued; and

      o     we would be free to publicly resell the mortgage-backed security without registration under that Act.

                                       65

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

      o     the initial and outstanding principal amount(s) and type of the securities;

      o     the original and remaining term(s) to stated maturity of the securities;

      o     the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      o     the payment characteristics of the securities;

      o     the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      o     a description of the related credit support, if any;

      o     the type of mortgage loans underlying the securities;

      o     the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      o     the terms and conditions for substituting mortgage loans backing the securities; and

      o     the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

      If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document (or the failure to deliver such document without a material defect) may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage assets(s) that satisfy the criteria specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, to purchase a defaulted mortgage loan from the trust fund at a price equal to its outstanding principal balance plus accrued interest thereon, or at its fair market value, subject to the conditions specified in that prospectus supplement. In addition, the master servicer or special servicer may be required to sell a defaulted mortgage loan.

                                       66

      No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

      Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

      If a series of offered certificates involves a prefunding period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding period and the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds and (ii) any limitation on the ability to add pool assets. Any prefunding period will not extend for more than one year from the date of issuance of the related certificates and the portion of the proceeds for the related prefunding account will not involve in excess of 50% of the proceeds of the offering of the related certificates.

UNDELIVERED MORTGAGE ASSETS

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

      The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the

                                       67

related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

      o     the subordination or one or more other classes of certificates of the same series;

      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;

      o     a guarantee; or

      o     a reserve fund.

      In the related prospectus supplement, we will describe the amount and terms of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

      o     interest rate exchange agreements;

      o     interest rate cap agreements;

      o     interest rate floor agreements;

      o     interest rate collar agreements; or

      o     currency exchange agreements.

      Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor.
Generally an interest rate collar agreement is a combination of an interest rate cap and interest rate floor agreement. Generally, a currency exchange agreement is a contract between two parties to exchange future payments in one currency for future payments in another currency. In the related prospectus supplement, we will describe any such agreements. If applicable, we will also identify any obligor under the agreements. The Depositor will not include in any trust fund any derivative agreement that could be used to create a non asset-backed product whose payment would be based primarily by reference to something other than the performance of the mortgage assets and other financial assets in the trust fund.

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                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

            The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates,

      o     the pass-through rate on your offered certificates,

      o     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

      A class of interest-bearing offered certificates may have a fixed, floating, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable, floating or adjustable, the method of determining the pass-through rate. Such interest rates may include, without limitation:

      o     a rate based on a specified portion of the interest on some or all of the related mortgage assets;

      o     a rate based on the weighted average of the interest rates for some or all of the related mortgage assets;

      o     a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series; and/or

      o     a rate based on a percentage or combination of any one or more of the foregoing rates.

Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

      If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivatives instrument to alter the payment characteristics of such assets.

                                       69

PAYMENT DELAYS

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

      o     the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      o     the dates on which any balloon payments are due; and

      o     the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      The rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors;
accordingly such rate cannot be predicted.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      o     whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

      o     when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered
            certificates.

      If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

                                       70

      o     be based on the principal balances of some or all of the mortgage assets, or a portion thereof, in the related trust,

      o     equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series, or

      o     be based on such other formula as may be specified in the related prospectus supplement.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      o     payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

      o     payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

      o     the availability of mortgage credit;

      o     the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

In general, those factors that increase--

      o     the attractiveness of selling or refinancing a commercial or multifamily property, or

      o     the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      o     prepayment lock-out periods, and

      o     requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

                                       71

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      o     to convert to a fixed rate loan and thereby lock in that rate, or

      o     to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property,

      o     meet cash flow needs or

      o     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

      o     the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      o     the relative importance of those factors,

      o     the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

      o     the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      o     scheduled amortization, or

      o     prepayments, including--

            1.    voluntary prepayments by borrowers, and

                                       72

            2.    involuntary prepayments resulting from liquidations,
                  casualties or condemnations and purchases of mortgage loans out of the related trust.

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

      o     the projected weighted average life of each class of those offered certificates with principal balances, and

      o     the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      o     to refinance the loan, or

      o     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be

                                       73

extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      o     the bankruptcy of the borrower, or

      o     adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

      o     limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o     provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o     provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

                                       74

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

      o     the number of foreclosures with respect to the underlying mortgage loans; and

      o     the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      o     a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      o     the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                       75

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

      We were incorporated in Delaware on November 18, 1999. We were organized, among other things, for the purposes of--

      o     acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

      o     acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

      o     forming pools of mortgage loans and mortgage-backed securities; and

      o     acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 600 Steamboat Road, Greenwich,
Connecticut 06830. Our telephone number is (203) 625-2700. We are an indirect wholly owned subsidiary of The Royal Bank of Scotland Group plc and an affiliate of Greenwich Capital Financial Products, Inc., a sponsor and one of the mortgage loan sellers, and of Greenwich Capital Markets, Inc., one of the underwriters.
There can be no assurance that at any particular time we will have any significant assets.

      The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the
Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

                                       76

                                   THE SPONSOR

GENERAL

      Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor of the series of securities offered by this prospectus. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich
Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland
Group plc. The Royal Bank of Scotland Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. GCFP is also an affiliate of Greenwich Capital Commercial Funding Corp., the depositor, and Greenwich Capital Markets, Inc., the underwriter. The principal offices of GCFP are located at 600 Steamboat Road, Greenwich, Connecticut 06830.
The main telephone number of GCFP is (203) 625-2700.

      The prospectus supplement for each series of securities will identify and describe any co-sponsors for the related series.

GCFP'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

      GCFP has been engaged in commercial mortgage lending since its formation.
The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

            o     Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office retail, hospitality, multifamily, residential,
                  healthcare, self storage and industrial properties. These
                  loans are GCFP's principal loan product and are primarily
                  originated for the purpose of securitization.

            o     Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real
                  estate properties. These loans are primarily originated for securitization, though in certain cases only a senior
                  participation interest in the loan is intended to be
                  securitized.

            o     Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by GCFP and are sold in individual loan sale transactions.

      In general, GCFP does not hold the loans it originates until maturity. As of December 31, 2005, GCFP had a portfolio of commercial mortgage loans in excess of $3.3 billion of assets.

      As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating

                                       77

agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

      Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to servicer the mortgage loans in the securitization transactions.

      GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on December 31, 2005, GCFP was the sponsor of 22 commercial mortgage-backed securitization transactions.
Approximately $20.1 billion of the mortgage loans included in those transactions were originated by GCFP. The following table sets forth information with respect to originations and securitizations of fixed rate commercial and multifamily mortgage loans by GCFP for the two years ending on December 31, 2005:

                           FIXED RATE COMMERCIAL LOANS

--------------------------------------------------------------------------------
                TOTAL GCFP FIXED RATE LOANS        TOTAL GCFP FIXED RATE LOANS
                         ORIGINATED                        SECURITIZED
  YEAR                 (APPROXIMATE)                      (APPROXIMATE)
--------------------------------------------------------------------------------
  2005                  $7.3 billion                       $7.0 billion
--------------------------------------------------------------------------------
  2004                  $4.3 billion                       $2.7 billion
--------------------------------------------------------------------------------

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

--------------------------------------------------------------------------------
               TOTAL GCFP FLOATING RATE LOANS     TOTAL GCFP FLOATING RATE LOANS
                         ORIGINATED                        SECURITIZED
  YEAR                 (APPROXIMATE)                      (APPROXIMATE)
--------------------------------------------------------------------------------
  2005                  $2.0 billion                       $0.8 billion
--------------------------------------------------------------------------------
  2004                  $2.4 billion                       $0.9 billion
--------------------------------------------------------------------------------

UNDERWRITING STANDARDS

      General. GCFP originates commercial mortgage loans from its headquarters in Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore,
Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.
All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

      Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

      Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the

                                       78

analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review, money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a staff member of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

      Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan is greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

      Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

      Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

      Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties.
Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

      Debt Service Coverage Ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan to value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived

                                       79

using a stressed capitalization rate is considered. The Debt Service Coverage
Ratio is based upon the Underwritten Net Cash Flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan to value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

      Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

            o     Taxes--Typically an initial deposit and monthly escrow
                  deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this
                  escrow requirement under certain circumstances.

            o     Insurance--If the property is insured under an individual
                  policy (i.e., the property is not covered by a blanket
                  policy), typically an initial deposit and monthly escrow
                  deposits equal to 1/12th of the annual property insurance
                  premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this
                  escrow requirement under certain circumstances.

            o     Replacement Reserves--Replacement reserves are generally
                  calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus 2 years. GCFP relies on information provided by an independent engineer to make this determination. GCFP may
                  waive this escrow requirement under certain circumstances.

            o     Completion Repair/Environmental Remediation--Typically, a
                  completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan,
                  GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

            o     Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term.
                  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be
                  associated with re-leasing the space occupied by such
                  tenants.]

      Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

                                       80

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      o     have the same series designation;

      o     were issued under the same Governing Documents; and

      o     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      o     a stated principal amount, which will be represented by its principal balance;

      o     interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus
            supplement;

      o     specified, fixed or variable portions of the interest, principal or other amounts received on all or certain of the related mortgage assets;

      o     payments of principal, with disproportionate, nominal or no payments of interest;

      o     payments of interest, with disproportionate, nominal or no payments of principal;

      o     payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

      o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
            outstanding on one or more other classes of certificates of the same series;

      o     payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

                                       81

      o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

            2.    slower and, in some cases, substantially slower,

            than the rate at which payments or other collections of principal are received on the related mortgage assets;

      o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

      o     payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

      o     payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

      o     payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

      o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on

                                       82

transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

      o     the periodic payment date for that series, and

      o     the record date as of which certificateholders entitled to payments on any particular payment date will be established.

      All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

      o     by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

      o     by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing

                                       83

rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. With respect to any floating rate certificates, interest may be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be a standard index that measures interest in debt transactions, and will not be a commodities or securities index.

      Interest may accrue with respect to any offered certificate on the basis of:

      o     a 360-day year consisting of 12 30-day months,

      o     the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      o     the actual number of days elapsed during each relevant period in a normal calendar year, or

      o     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

      o     based on the principal balances of some or all of the mortgage assets, or a portion thereof, in the related trust,

      o     equal to the total principal balances of all, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series, or

      o     be based on such other formula as may be specified in the related prospectus supplement.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including

                                       84

shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      o     payments of principal actually made to the holders of that class,
            and

      o     if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      Generally, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

                                       85

ALLOCATION OF LOSSES AND SHORTFALLS

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      o     by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      o     by establishing a priority of payments among those classes.

      See "Description of Credit Support."

ADVANCES

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

      o     delinquent payments of principal and/or interest, other than balloon payments,

      o     property protection expenses,

      o     other servicing expenses, or

      o     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      o     subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

      o     any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      o     periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

                                       86

      o     at any other times and from any sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REQUESTS FILED WITH THE SEC

      All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include
(but are not limited to):

            o     Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund,
                  including as Exhibits to the Form 8-K of the agreements or other documents specified in the related prospectus
                  supplement, if applicable;

            o     Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time frame specified in
                  Form 8-K related to the type of event;

            o     Reports on Form 10-D (Asset-Backed Issuer Distribution
                  Report), containing the distribution and pool performance
                  information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

            o     Report on Form 10-K (Annual Report), containing the items
                  specified in Form 10-K with respect to a fiscal year and
                  filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of
1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is

                                       87

not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

      The trustee on behalf of any trust fund will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

      On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

      o     the payments made on that payment date with respect to the applicable class of offered certificates, and

      o     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      o     that calendar year, or

      o     the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

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VOTING RIGHTS

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      o     with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment,"
            or

      o     as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

      The trust for each series of offered certificates will terminate and cease to exist following:

      o     the final payment or other liquidation of the last mortgage asset in that trust; and

      o     the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

      Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word
"callable."

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

      If we specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner,

                                       89

and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream.  DTC is:

      o     a limited-purpose trust company organized under the New York Banking
            Law,

      o     a "banking corporation" within the meaning of the New York Banking
            Law,

      o     a member of the Federal Reserve System,

      o     a "clearing corporation" within the meaning of the New York Uniform
            Commercial Code, and

      o     a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

      It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the

                                       90

Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries,
Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry

                                       91

certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the
DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

                                       92

      o     governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

      o     the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related payment date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      Issuance of Definitive Certificates. Generally, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      o     we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor;

      o     we elect, at our option, to notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, upon notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination; or

      o     after the occurrence of an Event of Default under the pooling and servicing agreement, certificateholders representing a majority in principal amount of the offered certificates of any class then outstanding advise DTC through Participants in writing that the continuation of book-entry system through DTC (or a successor thereto) is no longer in the best interest of such
            certificateholders.

      Upon the occurrence of any of these events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated

                                       93

party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates. The related prospectus supplement may specify other events upon which definitive certificates may be issued.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

      If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, primary servicer, sub-servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Greenwich Capital Commercial Funding Corp."

ASSIGNMENT OF MORTGAGE ASSETS

      At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to

                                       94

be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

      o     in the case of a mortgage loan--

            1.    the address of the related real property,

            2.    the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
                  information,

            3.    the remaining term to maturity,

            4.    if the mortgage loan is a balloon loan, the remaining
                  amortization term, and

            5.    the outstanding principal balance; and

      o     in the case of a mortgage-backed security--

            1.    the outstanding principal balance, and

            2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

      We will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

      o     the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
            Governing Document for that series;

      o     the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

      o     in the case of a mortgage loan--

            1.    the enforceability of the related mortgage note and mortgage,

            2.    the existence of title insurance insuring the lien priority of the related mortgage, and

            3.    the payment status of the mortgage loan.

                                       95

      We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.

      Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

      The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      o     maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related real properties are properly insured;

      o     attempting to collect delinquent payments;

      o     supervising foreclosures;

      o     negotiating modifications;

      o     responding to borrower requests for partial releases of the encumbered real property, easements, consents to alteration or demolition and similar matters;

                                       96

      o     protecting the interests of certificateholders with respect to senior lienholders;

      o     conducting inspections of the related real properties on a periodic or other basis;

      o     collecting and evaluating financial statements for the related real properties;

      o     managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o     maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      o     mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      o     mortgage loans as to which there is a material non-monetary default;

      o     mortgage loans as to which the related borrower has--

            1.    entered into or consented to bankruptcy, appointment of a
                  receiver or conservator or similar insolvency proceeding, or

            2.    become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

      o     real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any

                                       97

corrective action or the need for additional initiatives. The time within which a special servicer can--

      o     make the initial determination of appropriate action,

      o     evaluate the success of corrective action,

      o     develop additional initiatives,

      o     institute foreclosure proceedings and actually foreclose, or

      o     accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      o     performing property inspections and collecting, and

      o     evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      o     continuing to receive payments on the mortgage loan,

      o     making calculations with respect to the mortgage loan, and

      o     making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      The master servicer for your series, or another party specified in the prospectus supplement, will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN GROUP

      Certain of the mortgage loans that are included in one of our trusts will be part of a loan group as described under "Description of the Trust
Assets--Mortgage Loans--Loan Groups." With respect to certain of those mortgage loans, the entire loan group may be serviced under the

                                       98

Governing Document for our trust and, in that event (a) the servicers under the
Governing Document will have to service the loan group with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan group and (b) the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan group, including the mortgage loan in our trust. With respect to other mortgage loans in one of our trusts that are part of a loan group, the entire loan group may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan group and, in that event (a) our servicer and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and (b) the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan group, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage Loans
Included in Our Trusts, the Mortgaged Property or Properties that Secure the
Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage
Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust
Mortgage Loans May Conflict with Your Interests."

SUB-SERVICERS

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, the master servicer or special servicer will generally remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing
Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

      Generally, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

      If a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      o     that mortgage-backed security will be registered in the name of the related trustee or its designee;

      o     the related trustee will receive payments on that mortgage-backed security; and

      o     subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

                                       99

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

      No master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

      o     the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal, qualification or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      o     a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

      o     willful misfeasance, bad faith or gross negligence in the
            performance of obligations or duties under the Governing Document for any series of offered certificates, or

      o     reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

      o     specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

      o     incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

      o     incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of

                                       100

            obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

      o     the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      o     either--

            1.    that party is specifically required to bear the expense of the action, or

            2.    the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
                  reimbursed under the Governing Document for the affected
                  series of offered certificates.

      However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity--

      o     into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

      o     resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

      o     succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer and/or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

      We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

                                       101

AMENDMENT

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

            1.    to cure any ambiguity;

            2.    to correct, modify or supplement any provision in the
                  Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related
                  prospectus supplement;

            3.    to add any other provisions with respect to matters or
                  questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

            4.    to the extent applicable, to relax or eliminate any
                  requirement under the Governing Document imposed by the
                  provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

            5.    to relax or eliminate any requirement under the Governing
                  Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are
                  amended or clarified so as to allow for the relaxation or
                  elimination of that requirement;

            6.    to comply with any requirements imposed by the Internal
                  Revenue Code or any final, temporary or, in some cases,
                  proposed regulation, revenue ruling, revenue procedure or
                  other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited
                  transaction or reduce the incidence of any tax that would
                  arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing
                  Document;

            7.    to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

            8.    to otherwise modify or delete existing provisions of the
                  Governing Document.

      However, no such amendment of the Governing Document for any series of offered certificates, that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

                                       102

      o     reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

      o     adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

      o     significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates
            representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

      o     modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o     modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

      Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

      The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of offered certificates will not--

      o     make any representation as to the validity or sufficiency of those certificates, the related Governing Document (other than as to its being a valid obligation of such trustee) or any underlying mortgage asset or related document, or

      o     be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

                                       103

      If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

      The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related
Governing Document.

      No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

      No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of

                                       104

offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. The trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

      o     the subordination of one or more other classes of certificates of the same series;

      o     the use of letters of credit, surety bonds, insurance policies, guarantees or guaranteed investment contracts;

      o     the establishment of one or more reserve funds; or

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

      o     the nature and amount of coverage under that credit support;

      o     any conditions to payment not otherwise described in this
            prospectus;

      o     any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

                                       105

      o     the material provisions relating to that credit support.

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

LETTERS OF CREDIT

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or

                                       106

sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

RESERVE FUNDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

CASH FLOW AND DERIVATIVES AGREEMENTS

      If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap, collar or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations

                                       107

in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to permit issuance of fixed or floating rate classes of certificates. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. Generally an interest rate collar agreement is a combination of an interest rate cap and interest rate floor agreement. The trust fund may also include currency exchange agreements, which limit the exposure of the trust fund to changes in currency exchange rates. Generally, a currency exchange agreement is a contract between two parties to exchange future payments in one currency for future payments in another currency. The specific provisions of these types of agreements will be described in the related prospectus supplement. The Depositor will not include in any trust fund any cash flow or derivative agreement that could be used to create a security whose payment is not based primarily by reference to the performance of the mortgage assets in the trust fund.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage
Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in

                                       108

this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage,

      o     the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

      o     in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage--

      o     a mortgagor, who is the owner of the encumbered interest in the real property, and

      o     a mortgagee, who is the lender.

      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor,

      o     the trustee to whom the real property is conveyed, and

      o     the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

                                       109

      o     the express provisions of the related instrument,

      o     the law of the state in which the real property is located,

      o     various federal laws, and

      o     in some deed of trust transactions, the directions of the
            beneficiary.

INSTALLMENT CONTRACTS

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents

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are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent, or

      o     unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALITY

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

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      Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings, and

      o     nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o     all parties having a subordinate interest of record in the real property, and

      o     all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

      Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

      o     alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      o     require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o     require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      o     limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

            1.    a failure to adequately maintain the mortgaged property, or

            2.    an impermissible further encumbrance of the mortgaged
                  property.

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      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions, or

      o     found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
            constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o     a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      o     notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

            In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale, and

      o     send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o     the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

      o     the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

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      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security, and

      o     to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

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      One Action Rule. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, in the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply
(and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

      o     requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

      o     permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

      o     contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      In a recent decision by the United States Court of Appeals for the Seventh
Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir.
2003)) the court ruled with respect

                                       115

to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code
(11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.
Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a
lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear"
sale under Section 363(f) of the Bankruptcy Code would not be authorized
(including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy
Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Doe, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the Governing Documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

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BANKRUPTCY LAWS

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o     reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the
            then-current value of the property and the outstanding balance of the loan;

      o     reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      o     extend or shorten the term to maturity of the loan;

      o     permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      o     permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

                                       117

      o     past due rent,

      o     accelerated rent,

      o     damages, or

      o     a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

      o     assume the lease and either retain it or assign it to a third party,
            or

      o     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

      o     the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

      o     unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination

                                       118

and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called
"secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      o     it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices,
            or

      o     assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      o     impose liability for releases of or exposure to asbestos-containing materials, and

      o     provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain
Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

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      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

      o     first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to real estate taxes;

      o     third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o     last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

      o     the borrower may have difficulty servicing and repaying multiple loans;

      o     if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o     if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o     the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

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APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest above an annual rate of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected

                                       122

mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

      o     banks,

      o     insurance companies, and

      o     foreign investors.

      Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

                                       123

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o     given with respect to events that have occurred at the time the advice is rendered, and

      o     is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax
Consequences."

      The following discussion addresses securities of two general types:

      o     REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or
            REMIC, election under Sections 860A through 860G of the Internal
            Revenue Code; and

      o     grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

      The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

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REMICS

      General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

      o     the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

      o     those offered certificates will represent--

            1.    regular interests in the REMIC, or

            2.    residual interests in the REMIC.

      Any and all offered certificates representing interests in a REMIC will be either--

      o     REMIC regular certificates, representing regular interests in the
            REMIC, or

      o     REMIC residual certificates, representing residual interests in the
            REMIC.

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

      o     "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
            the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

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      In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans--

      o     collections on mortgage loans held pending payment on the related offered certificates, and

      o     any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

      It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                       126

      Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

      o     whether the related REMIC certificates will be "real estate assets"
            within the meaning of Section 856(c)(5)(B) of the Internal Revenue
            Code,

      o     whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
            Internal Revenue Code, and

      o     whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
            Code.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things,
REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not
adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related

                                       127

prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

      o     a single fixed rate,

      o     a "qualified floating rate,"

      o     an "objective rate,"

      o     a combination of a single fixed rate and one or more "qualified floating rates,"

      o     a combination of a single fixed rate and one "qualified inverse floating rate," or

      o     a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

      Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

                                       128

      In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

      o     the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2.    the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            1.    the numerator of which is the amount of the principal payment,
                  and

            2.    the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the applicable Treasury regulations.

                                       129

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      o     the sum of:

            1.    the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC
                  regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2.    the payments made on that certificate during the accrual
                  period of amounts included in the stated redemption price, over

      o     the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

      The adjusted issue price of a REMIC regular certificate is:

      o     the issue price of the certificate, increased by

      o     the total amount of original issue discount previously accrued on the certificate, reduced by

      o     the amount of all prior payments of amounts included in its stated
            redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

      o     assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o     using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o     taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

                                       130

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

      o     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

      o     the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

      The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of holders of REMIC regular certificates to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue

                                       131

interest after the last record date. The proposed regulations are limited to
REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the
Federal Register.

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o     in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

      o     in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below.

      Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" above. This treatment would result in

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discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

      o     on the basis of a constant yield method,

      o     in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

      o     in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated

                                       133

interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the
Internal Revenue Code.

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      o     the purchase price paid for your offered certificate, and

      o     the payments remaining to be made on your offered certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

      Realized Losses. Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o     you will not be entitled to deduct a loss under Section 166 of the
            Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

      o     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

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      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--Prohibited Transactions Tax and Other Taxes"
below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the
Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC." Holders of
REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

      o     other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

      o     unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

                                       135

      o     excess inclusions,

      o     residual interests without significant value, and

      o     noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

      Taxable Income of the REMIC. The taxable income of a REMIC will equal:

      o     the income from the mortgage loans and other assets of the REMIC;
            plus

      o     any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

            1.    the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                  issuance, on any class of REMIC certificates constituting
                  regular interests in the REMIC, whether offered or not,

            2.    amortization of any premium on the mortgage loans held by the
                  REMIC,

            3.    bad debt losses with respect to the mortgage loans held by the
                  REMIC, and

            4.    except as described below in this "--Taxable Income of the
                  REMIC" subsection, servicing, administrative and other
                  expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it

                                       136

holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See
"--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

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      o     the amount paid for that REMIC residual certificate,

      o     increased by, amounts included in the income of the holder of that
            REMIC residual certificate, and

      o     decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

      o     through distributions,

      o     through the deduction of any net losses of the REMIC, or

      o     upon the sale of its REMIC residual certificate. See
            "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in

                                       138

income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o     the daily portions of REMIC taxable income allocable to that certificate, over

      o     the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

      o     the issue price of the certificate, increased by

      o     the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

      o     any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o     will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

                                       139

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however,
            "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax:

      o     excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

      o     alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

      o     regulated investment companies,

      o     common trusts, and

      o     some cooperatives.

      The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

      o     the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o     the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                                       140

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

      o     from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

      o     from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

      o     from the prospective transferee, stating that it will not cause income from the REMIC residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or of any other
            U.S. Person, and

      o     from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      The Treasury has issued final regulations that, in addition to the affidavits above, require, in order to receive safe harbor protection against possible disregard of a transfer, that either:

      (1)   the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

            o     the present value of any consideration given to the transferee to acquire the interest,

            o     the present value of the expected future distributions on the interest, and

            o     the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates
                  losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate, currently 35%, or, in certain circumstances, the alternative minimum tax rate. Further, present values are computed using a discount rate equal to the short-term Federal rate set forth in
Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

      (2)   o     the transferee is a domestic C corporation (other than a
                  corporation exempt from taxation or a regulated investment company or real estate investment trust) that

                                       141

                  meets certain gross and net asset tests (generally, $100
                  million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years),

            o     the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer, and

            o     the facts and circumstances known to the transferor on or
                  before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual
                  interest will not be paid by the transferee.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

      We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

      See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

      Transfers of REMIC Residual Certificates to Investors That are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code and to United States partnerships that have (or are permitted under their related partnership agreements to have) any non-United
States persons as partners (either directly or indirectly, other than through a
U.S. corporation) will be prohibited under the related Governing Documents.

      If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a
non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

      o     the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

                                       142

      o     the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

      If the non-U.S. Person transfers the REMIC residual certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling and Servicing Agreement will prohibit transfer of a Class R or Class LR Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which
(other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

      Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

      then--

      o     an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

      o     the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
            Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

                                       143

      o     3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

      o     80% of the amount of itemized deductions otherwise allowable for such year.

      Such limitations will be phased out beginning in 2006 and eliminated in
2010.

      Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

      We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

      o     the cost of the certificate to that certificateholder, increased by

      o     income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

      o     payments on the certificate received by that certificateholder and by amortized premium and realized losses allocated to the
            certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and

                                       144

Distributions." Except as described below in this "--Sales of REMIC
Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

      In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

      o     the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

      o     the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held

                                       145

by the seller, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

      o     reacquires that same REMIC residual certificate,

      o     acquires any other residual interest in a REMIC, or

      o     acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

      o     the disposition of a non-defaulted mortgage loan,

      o     the receipt of income from a source other than a mortgage loan or other permitted investments,

      o     the receipt of compensation for services, or

      o     the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

                                       146

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal
Revenue Code.

      Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so, and

      o     the tax arises out of a breach of that person's obligations under the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

      o     the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

                                       147

      o     events that have occurred up to the time of the transfer,

      o     the prepayment assumption, and

      o     any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

      o     the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

      o     as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o     the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
            Disqualified Organization, and

      o     the highest marginal federal income tax rate imposed on
            corporations.

      A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

      o     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

      o     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

      If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     the residual interests in the entity are not held by Disqualified
            Organizations, and

      o     the information necessary for the application of the tax described in this prospectus will be made available.

                                       148

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

      As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income,

      o     deductions

      o     gains,

      o     losses, and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

                                       149

      o     corporations,

      o     trusts,

      o     securities dealers, and

      o     various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

      o     30 days after the end of the quarter for which the information was requested, or

      o     two weeks after the receipt of the request.

      Reporting with respect to REMIC residual certificates, including--

      o     income,

      o     excess inclusions,

      o     investment expenses, and

      o     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 28%, which rate will be increased to 31%
after 2010 unless the recipient of these payments:

      o     is a United States person and provides IRS Form W-9 with the correct taxpayer identification number;

      o     is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a United
            States person; or

                                       150

      o     can be treated as an exempt recipient within the meaning of Treasury
            Regulations Section 1.6049-4(c)(1)(ii).

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

      o     a foreign person, and

      o     not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, and nominee or otherwise as an agent for the beneficial owner of a REMIC Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      For these purposes, a foreign person is anyone other than a U.S. Person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original

                                       151

issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors, or

      o     if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

      o     foreign persons, or

      o     U.S. Persons, if classified as a partnership under the Internal
            Revenue Code, unless all of their beneficial owners are U.S.
            Persons.

GRANTOR TRUSTS

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

      A grantor trust certificate may be classified as either of the following types of certificate:

      o     a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

      o     a grantor trust strip certificate representing ownership of all or a portion of the difference between--

            1.    interest paid on the mortgage loans constituting the related grantor trust, minus

            2.    the sum of:

      o     normal administration fees, and

      o     interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

                                       152

      A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

      o     "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,
            but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

      o     "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section
            860G(a)(3) of the Internal Revenue Code; and

      o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

      Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      o     consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
            7701(a)(19)(C)(v) of the Internal Revenue Code,

      o     consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,
            and

      o     the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section
            856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

      The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Internal Revenue Code.

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      Taxation of Owners of Grantor Trust Fractional Interest Certificates

      General. Holders of a particular series of grantor trust fractional interest certificates generally:

      o     will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o     will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

      Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      o     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

      o     a class of grantor trust strip certificates is issued as part of the same series, or

      o     we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

                                       154

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

      o     a master servicer,

      o     a special servicer,

      o     any sub-servicer, or

      o     their respective affiliates.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

      o     the treatment of some stripped bonds as market discount bonds, and

      o     de minimis market discount.

      See "--Market Discount" below.

      Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

      See "--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

      o     the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
            "--Sales of Grantor Trust Certificates," and

      o     the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any

                                       155

payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

      With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

      Section 1272(a)(6) applies to any "pool of debt instruments the yield on which may be affected by reason of prepayments." The precise application of
Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate,
            or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

                                       156

      Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o     there is no original issue discount or only a de minimis amount of original issue discount, or

      o     the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

      o     0.25% of the stated redemption price, and

      o     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

      In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between:

                                       157

      o     the stated redemption price of the mortgage loans, and

      o     their issue price.

      For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section
1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

                                       158

      o     the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      o     the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

      o     the issue price of the mortgage loan, increased by

      o     the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

      o     the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      o     in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated
            redemption price, or

      o     in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable

                                       159

to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
above.

      Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

      o     on the basis of a constant yield method,

      o     in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

      o     in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

      Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

                                       160

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

      o     be allocated among the payments of stated redemption price on the mortgage loan, and

      o     be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Market Discount" above.

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Taxation of
Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules
Apply," no regulations or published rulings under Section 1286 of the Internal
Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.
Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

                                       161

      o     the price paid for that grantor trust strip certificate by you, and

      o     the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

      o     an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

      See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply" above.

      As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal
Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption.
It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

      o     conditions at the time of the first sale of the grantor trust strip certificate or,

      o     with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

      If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

      o     the prepayment assumption we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

                                       162

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

      o     the amount realized on the sale or exchange of a grantor trust certificate, and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal:

      o     its cost, increased by

      o     any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

      o     any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally

                                       163

will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

                                       164

      On January 24, 2006, the Service published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under
Treasury Regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December
31, 2007.

      Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

      Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                       165

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, and the
Internal Revenue Code impose various requirements on--

      o     ERISA Plans, and

      o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other
ERISA Plans are invested.

      Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this
"Certain ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue
Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

      o     investment prudence and diversification, and

      o     compliance with the investing ERISA Plan's governing the documents.

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

      The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

      o     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

                                       166

PLAN ASSET REGULATIONS

      An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations, as
modified by Section 3(42) of ERISA, provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both
ERISA Plans and entities deemed to include plan assets because of investments in such entities by ERISA Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

            1.    those with discretionary authority or control over the assets of the entity,

            2.    those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

            3.    those who are affiliates of the persons described in the
                  preceding clauses 1. and 2.

      In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing ERISA Plan is any person who--

      o     has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

      o     provides investment advice with respect to the assets of that ERISA
            Plan for a fee.

      If the mortgage and other assets included in one of our trusts are ERISA
Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      o     deemed to be a fiduciary with respect to the investing ERISA Plan,
            and

      o     subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

      The Plan Asset Regulations provide that where an ERISA Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that ERISA
Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations

                                       167

include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie
Mae, Fannie Mae and Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

      In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing ERISA Plan.

      If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

      If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

      o     Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

      o     Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

      o     Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and
            Parties in Interest;

      o     Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
            "qualified professional asset manager;"

      o     Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

      o     Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
            "in-house asset manager."

      We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

                                       168

UNDERWRITER'S EXEMPTION

      It is expected that Greenwich Capital Markets, Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 90-59 to Greenwich
Capital Markets, Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

      o     the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

      o     the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Greenwich Capital
            Markets, Inc. or any person affiliated with Greenwich Capital
            Markets, Inc., such as particular classes of the offered
            certificates.

      The related prospectus supplement will state whether PTE 90-59 is or may be available with respect to any offered certificates underwritten by Greenwich
Capital Markets, Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

      The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption
95-60 for the purchase and holding of offered certificates by an insurance company general account.

      Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA
Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section
401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

                                       169

CONSULTATION WITH COUNSEL

      If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

      o     consider your general fiduciary obligations under ERISA, and

      o     consult with your legal counsel as to--

            1.    the potential applicability of ERISA and Section 4975 of the
                  Internal Revenue Code to that investment, and

            2.    the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

      An ERISA Plan that is exempt from federal income taxation under Section
501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a
REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

      If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage
related securities are legal investments for entities--

      o     that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

      o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

      o     were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

      o     evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and

                                       170

            commercial structure, which loans had been originated by the types of originators specified in SMMEA.

      Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

      Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

      o     federal credit unions may invest in mortgage related securities; and

      o     national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24 (Seventh),

subject in each case to regulations that the applicable federal regulatory authority may prescribe.

      The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss.
1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security"
and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

                                       171

      The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss.
703.140.

      The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying" and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets.
Except as to the status of some classes of offered certificates as mortgage related securities, we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

      o     the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      o     SMMEA has been overridden in any State relevant to you.

                                       172

                                 USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

            1.    by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

            2.    by placements by us with institutional investors through
                  dealers; and

            3.    by direct placements by us with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in

                                       173

connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o     the obligations of the underwriters will be subject to various conditions precedent,

      o     the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

      o     in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by
Cadwalader, Wickersham & Taft LLP.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

                                       174

      o     whether the price paid for those certificates is fair;

      o     whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o     the yield to maturity or, if they have principal balances, the average life of those certificates;

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      o     the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o     the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o     if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

      "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "Disqualified Organization" means:

      o     the United States,

      o     any State or political subdivision of the United States,

      o     any foreign government,

                                       175

      o     any international organization,

      o     any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
            Revenue Code or the Freddie Mac,

      o     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o     any organization described in Section 1381(a)(2)(C) of the Internal
            Revenue Code.

      "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code.

      "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

      "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

      "Fannie Mae" means the Federal National Mortgage Association.

      "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Freddie Mac" means the Federal Home Loan Mortgage Association.

      "Ginnie Mae" means the Government National Mortgage Association.

      "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

                                       176

      "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

      "NCUA" means the National Credit Union Administration.

      "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "OCC" means the Office of the Comptroller of the Currency.

      "OTS" means the Office of Thrift Supervision.

      "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

      "Pass-Through Entity" means any:

      o     regulated investment company,

      o     real estate investment trust,

      o     trust,

      o     partnership, or

      o     other entities described in Section 860E(e)(6) of the Internal
            Revenue Code.

      "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

      "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

      "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

      "SEC" means the Securities and Exchange Commission.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SPA" means standard prepayment assumption.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                       177

      "U.S. Person" means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o     an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o     a trust as to which--

            1.    a court in the United States is able to exercise primary
                  supervision over the administration of the trust, and

            2.    one or more United States persons have the authority to
                  control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                       178

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GCCFC
2007-GG11 Annex A RED.xls" and is a Microsoft Excel 97(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A and
Annex B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

__________________________

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

Free Writing Prospectus

Important Notice About the Offered Certificates	S-4
Important Notice Relating to Automatically Generated Email Disclaimers	S-4
Important Notice About the Information Contained in this Free Writing Prospectus	S-4
European Economic Area	S-5
United Kingdom	S-5
Hong Kong, Japan and Singapore	S-6
Summary of Prospectus Supplement	S-8
Risk Factors	S-43
Capitalized Terms Used in this Prospectus Supplement	S-70
Forward-Looking Statements	S-70
The Sponsors, Mortgage Loan Sellers and Originators	S-71
The Depositor	S-78
The Issuing Entity	S-78
The Servicers	S-79
The Trustee	S-85
Significant Obligors	S-89
Descreption of the Mortgage Pool	S-89
Servicing Under the Pooling and Servicing Agreement	S-118
Description of the Offered Certificates	S-149
Yield and Maturity Considerations	S-172
Legal Proceedings	S-177
Use of Proceeds	S-177
Certain Legal Aspects	S-177
Federal Income Tax Consequences	S-179
Certain ERISA Considerations	S-181
Legal Investment	S-184
Legal Matters	S-185
Ratings	S-185
Glossary	S-187
ANNEX A — Certain Characteristics of the Underlying Mortgage Loans	A-1
ANNEX B — Structural and Collateral Term Sheet	B-1
ANNEX C — Mortgage Pool Characteristics	C-1
ANNEX D — Decrement Tables	D-1
ANNEX E — Form of Payment Date Statement	E-1
ANNEX F — Terms of the Class XP Certificates	F-1
ANNEX G — Class A-AB Planned Principal Balance	G-1
ANNEX H — Global Clearance, Settlement and Tax Documentation Procedures	H-1
Prospectus
Important Notice About the Information Presented in this Prospectus	iii
Available Information; Incorporation by Reference	iii
Summary of Prospectus	1
Risk Factors	14
Capitalized Terms Used in this Prospectus	38
Description of the Trust Assets	39
Yield and Maturity Considerations	69
Greenwich Capital Commercial Funding Corp.	76
The Sponsor	77
Description of the Certificates	81
Description of the Governing Documents	94
Description of Credit Support	105
Legal Aspects of Mortgage Loans	108
Federal Income Tax Consequences	123
State and Other Tax Consequences	165
Certain ERISA Considerations	166
Legal Investment	170
Use of Proceeds	173
Method of Distribution	173
Legal Matters	174
Rating	174
Glossary	175

$2,475,635,000
(Approximate)

Greenwich Capital Commercial Funding Corp.

(as Depositor)

Commercial Mortgage Trust 2007-GG11

(as Issuing Entity)

Commercial Mortgage Pass-Through
Certificates, Series 2007-GG11
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F

FREE WRITING PROSPECTUS

Goldman, Sachs & Co.

Credit Suisse
JPMorgan
Merrill Lynch & Co.
Morgan Stanley

October 9, 2007